EXHIBIT II.(1)
English Summary
of
Registration Statement
Relating to Exchange Offer
for
Common Stock of LG Card Co., Ltd.
by
Shinhan Financial Group Co., Ltd.*

*	In accordance with Regulation S-T Rule 311(f), a paper copy under cover of Form SE of an unabridged Korean language document has been submitted concurrently with this Form CB.

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Explanatory Note

1. Summary of Stock Swap

2. About the Companies
(1) Shinhan Financial Group Co., Ltd.
(2) LG Card Co., Ltd.
(3) Shinhan Financial Group’s Wholly-Owned subsidiaries
1) Shinhan Bank
2) Shinhan Card Co., Ltd.
3) Good Morning Shinhan Securities Co., Ltd.
4) Shinhan Life Insurance Co., Ltd.
5) Shinhan Capital Co., Ltd.
6) Shinhan Credit Information Co., Ltd.
7) Shinhan Private Equity Co., Ltd.

3. Appendix: Financial Statements
Appendix 1) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Financial Group as of and for the 3 months ended March 31, 2007
Appendix 2) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Financial Group as of and for the year ended December 31, 2006
Appendix 3) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Financial Group as of and for the year ended December 31, 2005
Appendix 4) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Financial Group as of and for the year ended December 31, 2004
Appendix 5) Financial Statements (under Korean GAAP) of LG Card as of and for the 3 months ended March 31, 2007
Appendix 6) Financial Statements (under Korean GAAP) of LG Card as of and for the year ended December 31, 2006
Appendix 7) Financial Statements (under Korean GAAP) of LG Card as of and for the year ended December 31, 2005
Appendix 8) Financial Statements (under Korean GAAP) of LG Card as of and for the year ended December 31, 2004
Appendix 9) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Bank as of and for the year ended December 31, 2006
Appendix 10) Non-consolidated Financial Statements (under Korean GAAP) of Chohung Bank as of and for the year ended December 31, 2005
Appendix 11) Non-consolidated Financial Statements (under Korean GAAP) of Chohung Bank as of and for the year ended December 31, 2004
Appendix 12) Financial Statements (under Korean GAAP) of Shinhan Card as of and for the year ended December 31, 2006
Appendix 13) Financial Statements (under Korean GAAP) of Shinhan Card as of and for the year ended December 31, 2005
Appendix 14) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Card as of and for the year ended December 31, 2004
Appendix 15) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Capital as of and for the year ended December 31, 2006
Appendix 16) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Capital as of and for the year ended December 31, 2005
Appendix 17) Non-consolidated Financial Statements (under Korean GAAP) of Shinhan Capital as of and for the year ended December 31, 2004

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Appendix 18) Non-consolidated Financial Statements (under Korean GAAP) of Good Morning Shinhan Securities as of and for the year ended March 31, 2007
Appendix 19) Non-consolidated Financial Statements (under Korean GAAP) of Good Morning Shinhan Securities as of and for the year ended March 31, 2006
Appendix 20) Non-consolidated Financial Statements (under Korean GAAP) of Good Morning Shinhan Securities as of and for the year ended March 31, 2005
Appendix 21) Financial Statements (under Korean GAAP) of Shinhan Life Insurance as of and for the year ended March 31, 2007
Appendix 22) Financial Statements (under Korean GAAP) of Shinhan Credit Information as of and for the year ended December 31, 2006
Appendix 23) Financial Statements (under Korean GAAP) of Shinhan Private Equity as of and for the year ended December 31, 2006
Explanatory Note
•	On May 28, 2007, Shinhan Financial Group (“SFG”) filed a Stock Swap Report with the Financial Supervisory Service of the Republic of Korea (“Korea”) pursuant to the Securities and Exchange Act of Korea. This is a summary of the Stock Swap Report translated into English. Non-material or previously disclosed information are omitted or abridged.

•	The financial information in this report has been prepared in accordance with accounting principles generally accepted in Korea.

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1. Summary of Stock Swap
Purpose of Stock Swap
-	Shinhan Financial Group, a financial holding company under the Financial Holding Company Act, has acquired 78.6% equity interest in LG Card Co., Ltd. on 23 March 2007, making LG Card Co., Ltd. its subsidiary, and wishes to complete a full-range of finance industry portfolio covering banks, credit cards, securities, and insurance to provide comprehensive financial services to its customers.

-	The contemplated stock swap is a comprehensive stock swap permitted under the Commercial Code, whereby Shinhan Financial Group’s partial subsidiary LG Card Co., Ltd. will become a wholly owned subsidiary of Shinhan Financial Group, and is undertaken to accomplish the Group’s strategic objective of providing comprehensive financial services and to create synergy in a more efficient way.
Method of Stock Swap
Stock Swap
- Stock Swap
* The contemplated stock swap by Shinhan Financial Group will involve a small scale stock swap pursuant to Article 360-10 of the Commercial Code.
Outline of the Parties to the Stock Swap

Company becoming the	Name	Shinhan Financial Group

Wholly-owning	Address	120 2-ga Taepyungro, Jung-gu, Seoul, Korea

parent company	Representative director	Eung Chan Ra; In Ho Lee

	Corporate form	Listed corporation

Company becoming the	Name	LG Card Co., Ltd.

wholly-owned	Address	6-1 5-ga Namdaemoonro, Jung-gu, Seoul

subsidiary	Representative director	Jong Ho Lee

	Corporate form	Listed corporation

Existing wholly-owned	Name	Shinhan Bank Co., Ltd.

subsidiary	Address	120 2-ga Taepyungro, Jung-gu, Seoul, Korea

	Representative director	Sang Hoon Shin

	Corporate form	Other

Existing wholly-owned	Name	Shinhan Card Co., Ltd.

subsidiary	Address	14 1-ga Namdaemoonro, Jung-gu, Seoul

	Representative director	Sung Kyun Hong

	Corporate form	Other

Existing wholly-owned	Name	Good Morning Shinhan Securities Co., Ltd.

subsidiary	Address	23-2 Yoido-dong, Yeongdeungpo-gu, Seoul

	Representative director	Dong Girl Lee

	Corporate form	Other

Existing wholly-owned	Name	Shinhan Life Insurance Co., Ltd.

subsidiary	Address	14 1-ga Namdaemoonro, Jung-gu, Seoul

	Representative director	Dong Woo Han

	Corporate form	Other

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Existing wholly-owned	Name	Shinhan Capital Co., Ltd.

subsidiary	Address	530-1 Gozan-dong, Danwon-gu, Ansan, Kyeonggi-do

	Representative director	Do Hee Han

	Corporate form	Other

Existing wholly-owned	Name	Shinhan Credit Information Co., Ltd.

subsidiary	Address	938-16 Doksan-dong, Geumchon-gu, Seoul

	Representative director	Pan Am Lee

	Corporate form	Other

Existing wholly-owned	Name	Shinhan Private Equity Co., Ltd.

subsidiary	Address	226 1-ga Shinmunro, Jongro-gu, Seoul

	Representative director	Jin Yeong Lee

	Corporate form	Other

Scheme of the Stock Swap
Address of Wholly-Owning Parent Company/Wholly-Owned Subsidiary
-	Wholly-Owning Parent Company:

Name: Shinhan Financial Group

Address: 120 Taepyungro 2-ga, Jung-gu, Seoul, Korea

-	Wholly-Owned Subsidiary:

Name: LG Card Co., Ltd.

Address: 6-1 5-ga Namdaemoonro, Jung-gu, Seoul
Change of the Articles of Incorporation of Wholly-Owning Parent Company N/A
Change of Authorized Shares of Wholly-Owning Parent Company

(Unit: share, KRW Million)
	Class	Before stock swap	After stock swap

Number of authorized shares		1,000,000,000	1,000,000,000

Number of issued and outstanding shares	Common stocks	381,567,614	404,354,063

	Redeemable preferred stocks	68,757,169	59,440,377

	Convertible, redeemable preferred stocks	14,721,000	14,721,000

	Total	465,045,783	478,515,440

Capital		2,389,313	2,503,245

Capital reserve		7,877,765	9,010,160

Note:
1.	Capital and capital reserve before the stock swap are based on the figure as of end of March 2007. The par value per share of Shinhan Financial Group is 5000 Korean Won. The difference between the product of outstanding shares multiplied by par value (2,325,229 million Korean Won) and the amount of capital (64,084 million Korean Won) is due to the redemption of 12,816,792 redeemable preferred shares on August 2006 (the number of outstanding shares decreases by the number of shares redeemed but the amount of capital does not).

2.	The number of outstanding shares after the stock swap is calculated by adding the number of new shares issued through the stock swap to the number of outstanding shares.
-	The new shares to be issued with respect to the stock swap are common stocks, assuming a maximum number of 22,786,449 shares.

-	The maximum number of shares corresponds to 5% of the total outstanding shares (5% of 455,728,991 shares, which is the total number of outstanding shares as of end of March 2007 (465,045,783 shares) less the number

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of redeemable preferred shares to be redeemed in August 2007 (9,316,792 shares)).

-	The actual number of new shares issued with respect to the stock swap may be subject to change depending on the outcome of the tender offer for the shares of LG Card Co., Ltd. scheduled before the stock swap (The stocks to be exchanged by stock swap are the stocks held by the shareholders of LG Card Co., Ltd. other than Shinhan Financial Group as of the day before the stock swap, and therefore, the number of actual new shares to be issued is expected to decrease, depending on the tender offer).

-	Major terms of the tender offer to be made by Shinhan Financial Group are as follows:
*	Target shares: registered common stocks of LG Card Co., Ltd.

*	Offered number of shares to be purchased: 17,892,082 shares.
•	If the number of shares tendered by the shareholders accepting the tender offer is less than the offered number of shares to be purchased, all shares tendered will be purchased.

•	If the number of shares tendered by shareholders accepting the tender offer exceeds the offered number of shares to be purchased, the shares tendered will be purchased pro rata, and the number of exceeding shares will not be purchased.
*	Offered purchase price: 46,392 Korean Won per share.

*	Purchase period: 14 June 2007 (Thursday) – 3 July (Tuesday) 20 days.

*	Announcement of tender offer and Submission of tender offer application: 12 June 2007 (Monday) proposed date.

*	For details on the tender offer, please see the 28 May 2007 announcement by Shinhan Financial Group “Investment in other company (voluntary disclosure)” and the “tender offer application” to be submitted on 12 June 2007.
3.	The increased amount of capital after the stock swap will be calculated by multiplying the par value of 5,000 Korean Won by the maximum number of shares (22,786,449 shares) to be issued following share swap.

4.	The increased amount of capital reserve after the stock swap will be calculated by deducting the amount of increased capital from the acquisition cost for the LG Card Co, Ltd. shares acquired in the stock swap (increased amount of equity capital) and deducting other amounts as required by the accounting standards.
-	In the above table, the increased amount of capital (KRW 5,000 x 22,786,449 shares) will be deducted from the acquisition cost (KRW 54,696 x 22,786,449) resulting from multiplying the per share exchange price of 54,696 Korean Won for each share of Shinhan Financial Group by the number of newly issued shares in the stock swap.

-	Such amount may be subject to change depending on the stock price of Shinhan Financial Group’s shares and actual number of shares to be issued at the time of stock swap.
Stock Price
Par value: 5,000 Korean Won per share.
New Share Issuance to Shareholders of the Wholly-Owned Subsidiary
-	Shinhan Financial Group will issue 0.84932 registered common share for each registered common share of LG Card Co., Ltd. held by shareholders of LG Card Co., Ltd. other than Shinhan Financial Group (“Stock Swap Shareholders”) as of 17:00 of the last day for surrender of stock certificate for the stock swap (20 September 2007).

-	For any fractional share, Shinhan Financial Group will pay the Stock Swap Shareholders an amount in cash equal to the closing price on the first day of listing of the new shares of Shinhan Financial Group issued through the stock swap.
Grants for Shareholders of Wholly-Owned Subsidiary
N/A
Treasury Stocks of the Parties to the Stock Swap

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Before stock
swap
	Class		(percentage)	Remarks

Company becoming the wholly-owned parent company	Treasury stocks	Common	—

		Preferred	—

	Stocks issued by the company becoming a wholly owned subsidiary	Common	98,517,316
(78.6%)

		Preferred	—

Company	Treasury stock	Common	—
becoming a		Preferred	—
Wholly owned	Stocks issued by the company becoming the	Common	—
subsidiary	wholly- owned parent company	Preferred	—
Existing wholly	Stocks issued by the	Common	4,865,435	Held by Shinhan Bank
owned subsidiaries	wholly-owned parent company		(1.3%)

		Preferred	—

Note:
1.	As of 27 May 2007.

2.	As of 27 May, Shinhan Financial Group, the wholly-owning parent company of LG Card Co., Ltd., holds 98,517,316 shares in LG Card Co., Ltd. This number may be subject to change depending on the outcome of the tender offer for the shares in LG Card Co., Ltd., which is expected to occur before the stock swap.
-	The shares in LG Card Co., Ltd. held by Shinhan Financial Group as of the day preceding the stock swap are excluded from the target shares for the stock swap.

-	Major terms of the tender offer to be undertaken by Shinhan Financial Group are as follows:
*	Target shares: registered common stocks of LG Card Co., Ltd.

*	Offered number of shares to be purchased: 17,892,082 shares.
•	If the number of shares tendered by the shareholders accepting the tender offer is less than the offered number of shares to be purchased, all shares tendered will be purchased.

•	If the number of shares tendered by the shareholders accepting the tender offer exceeds the offered number of shares to be purchased, the shares tendered will be purchased pro rata, and the number of exceeding shares will not be purchased.
*	Offered purchase price: 46,392 Korean Won per share.

*	Purchase period: 14 June 2007 (Thursday) – 3 July (Tuesday) 20 days.

*	Announcement of tender offer and Submission of tender offer application: 12 June 2007 (Monday) proposed date.

*	For details on the tender offer, please see the 28 May 2007 announcement by Shinhan Financial Group “Investment in other company (voluntary disclosure)” and the “tender offer application” to be submitted on 12 June 2007.
3.	The rate of shareholding in Shinhan Financial Group by the current wholly-owned subsidiary Shinhan Bank is based on the number of common stocks (the shareholding rate based on the total outstanding shares is 1.0%).
-	Shinhan Bank acquired the above shares in Shinhan Financial Group when its treasury shares that had been acquired by exercise of appraisal rights by the dissenting shareholders in the stock swap of 22 June 2004 between Shinhan Financial Group and former Chohung Bank (which merged into Shinhan Bank as of 1 April 2006) were converted into common shares of Shinhan Financial Group. Pursuant to the Financial Holding Company Act, these shares must be disposed of within three years from the day of stock swap (stock acquisition date), and Shinhan Bank plans to dispose of these shares by 22 June 2007.
4.	The current wholly-owned subsidiary Shinhan Bank holds 8,960,005 common shares in LG Card Co., Ltd. These shares will be disposed of by cash purchase by Shinhan Financial Group (including tender offer), or by Shinhan Bank participating in the stock swap, as will be further determined by consultation between Shinhan Financial Group and Shinhan Bank.
Disposal of Treasury Stocks
(1)	Treasury Stocks Held by Shinhan Financial Group and LG Card Co., Ltd.: N/A because none held.

(2)	Shares in LG Card Co., Ltd. Held by Shinhan Financial Group: Planned to be held continuously (not subject to contemplated stock swap)

(3)	4,865,435 shares in Shinhan Financial Group held by Shinhan Bank, the current wholly-owned subsidiary, are planned to be disposed of by 22 June 2007, according to the requirement under the Financial Holding Company Act.

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(4)	Shinhan Bank, the current wholly-owned subsidiary, holds 8,960,005 common shares in LG Card Co., Ltd., which will be disposed of by cash purchase by Shinhan Financial Group (including tender offer), or by Shinhan Bank participating in the stock swap, as will be further determined by consultation between Shinhan Financial Group and Shinhan Bank.

(5)	LG Card Co., Ltd., which will become a wholly-owned subsidiary as a result of the contemplated stock swap, may acquire treasury stocks if dissenting shareholders exercise their appraisal rights. Such treasury stocks will be converted into common stocks of Shinhan Financial Group, which will become the wholly-owning parent company as a result of the stock swap. These shares must be disposed of within three years from the day of stock swap (acquisition date) pursuant to the Financial Holding Company Act. They are planned to be disposed of at the appropriate time and in the appropriate manner, depending on their future stock price (the number of such shares cannot be estimated at present).
Maximum Amount of Dividend (Including Quarterly Dividend) until the Day of Stock Swap
N/A
Names and Profiles of Directors and Auditors (Including Members of the Audit Committee) of the Wholly-Owning Parent Company
—	N/A

—	The term of the directors and members of the audit committee appointed before the contemplated stock swap remains the same.
* Persons becoming directors and auditor of the wholly-owning parent company resulting from the stock swap according to Article 360-13 of the Commercial Code, who are appointed before the stock swap, retire at the closing of the general meeting of shareholders for the first settlement term after the stock swap, unless otherwise specified in the stock swap agreement.
Schedule for the Stock Swap

Action	Date
Execution of third party valuation agreement (or hiring a third party evaluator)	Not applicable
Board resolution	28 May 2007 (Monday)
Execution of stock swap agreement	28 May 2007 (Monday)
Submission of stock swap report	28 May 2007 (Monday)
Determination of shareholders entitled to vote at the shareholders meeting to approve the stock swap (applicable to LG Card Co., Ltd. only)	9 July 2007 (Monday)
General meeting of shareholders (applicable to LG Card Co., Ltd. only)	13 August 2007 (Monday)
Appraisal demand period (applicable to LG Card Co., Ltd. only)	From 13 August 2007 (Monday) to 3 September 2007 (Monday)
Notice of cancellation of stock certificates of the company becoming a wholly-owned subsidiary	14 August 2007 (Tuesday)
Day of stock swap	21 September 2007 (Friday)
Other actions
-   Notice by Shinhan Financial Group of the stock swap: 11 June 2007 (Monday).
-   Record date for determining shareholders of Shinhan Financial Group entitled to dissent: 13 June 2007 (Wednesday).
-   Period for shareholders of Shinhan Financial Group to notify their dissent to the stock swap; until 25 June 2007 (two weeks following notice of the stock swap).
-   Period of closing the shareholders’ list of Shinhan Financial Group: 14 June 2007 (Thursday) to 20 June 2007 (Wednesday)
-   Period of closing the shareholders’ list of LG Card Co., Ltd.: 10 July, 2007 (Tuesday) to 16 July 2007 (Monday)

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Note:
1.	The contemplated stock swap will be executed pursuant to Articles 360-2 through 360-14 of the Commercial Code and with respect to Shinhan Financial Group, in the manner of small-scale stock swap pursuant to Article 360-10.

2.	No third party evaluation agreement will be entered into for the stock swap, because the exchange ratio will be calculated based on market value according to the Securities and Exchange Act.

3.	The date of Board resolution is the date of Board resolution of Shinhan Financial Group and LG Card Co., Ltd.

4.	The record date for determining shareholders entitled to vote on the stock swap, the date of shareholders meeting to approve the stock swap and the appraisal demand period apply only to LG Card Co., Ltd.

5.	Because with respect to Shinhan Financial Group, the stock swap will be executed in the manner of a small-scale stock swap pursuant to Article 360-10 of the Commercial Code, the Board resolution will replace the shareholders’ approval and no appraisal right to the dissenting shareholders will be granted.
—	Accordingly, notice of the stock swap will be made within two weeks from the execution of the stock swap agreement.

—	If shareholders holding at least 20/100 of the total outstanding shares of Shinhan Financial Group notify of their dissent, the small-scale stock swap will not be undertaken in compliance with Article 360-10 of the Commercial Code.
6.	The above schedule may be subject to change in the course of consultation with the financial supervisory authorities and related bodies.
Board Resolutions or Major Terms of the Stock Swap Agreement
(1) Stock Swap Agreement
This Stock Swap Agreement is made and entered into by and between Shinhan Financial Group (“Shinhan Financial”) and LG Card Co., Ltd. (“LG Card”) to undertake in good faith a stock swap upon the terms and conditions set forth herein and in accordance with Articles 360-2 through 360-14 of the Commercial Code.
Article 1 (Purpose)
The purpose of this Agreement is to transfer the shares in LG Card held by shareholders other than Shinhan Financial (“Stock Swap Shareholders”) to Shinhan Financial on the date set forth in Article 7 hereof (the “Stock Swap Date”) and issue new shares in Shinhan Financial, so that said shareholders may become shareholders of Shinhan Financial.
Article 2 (Allocation of New Shares)
Shinhan Financial shall allocate 0.84932 registered common share of Shinhan Financial for each registered common share of LG Card held by the Stock Swap Shareholders as at 17:00 of the last day of the period for surrendering the share certificates for the stock swap (20 September 2007). For any fractional share, Shinhan Financial will pay the Stock Swap Shareholders an amount in cash equal to the closing price on the first day of listing of the new shares of Shinhan Financial issued through the stock swap.
Article 3 (Issuance of New Shares)
The shares that Shinhan Financial will issue for the stock swap are registered common shares in the number equal to the product of multiplying (i) the total number of LG Card registered common shares held by the Stock Swap Shareholders as at 17:00 of the last day of the share certificate surrender period

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for the stock swap (20 September 2007) by (ii) the stock exchange ratio of 0.84932 as set forth in Article 2, provided that the total number of such new shares shall not exceed 22,786,449 shares.
Article 4 (Increased Amount of Capital and Capital Reserves)
1) The increased amount of capital after the stock swap will be calculated by multiplying the par value of 5,000 Korean Won by the total number of new shares to be issued by Shinhan Financial pursuant to Article 3.
2) The increased amount of capital reserve after the stock swap will be calculated by deducting the total amount of increased capital pursuant to Paragraph (1) from the acquisition cost for the LG Card shares acquired by Shinhan Financial through the stock swap (determined according to company’s accounting standards) and deducting other amounts as required by the accounting standards.
Article 5 (Stock Swap Procedures)
In accordance with Article 360-10 of the Commercial Code, Shinhan Financial shall effect the stock swap by Board approval, which will replace a shareholders’ resolution required under Article 360-3(1) of the Commercial Code.
Article 6 (Date of General Shareholders’ Meeting)
A general shareholders meeting of LG Card to approve this Agreement shall be held on 13 August 2007.
Article 7 (Stock Swap Date)
The Stock Swap Date shall be 21 September 2007.
Article 8 (Term of Directors and Audit Committee Members)
The term of the directors and audit committee members of Shinhan Financial who were appointed before the stock swap shall be the same as the previous term.
Article 9 (Costs and Taxes)
Any and all costs and taxes incurred by or imposed on each party in connection with the stock swap shall be borne by that party.
Article 10 (Conditions Precedent)
The stock swap hereunder is conditional upon satisfaction of the following conditions on the Stock Swap Date in Article 7:
1.	The total number of new shares to be issued by Shinhan Financial for the stock swap in accordance with Article 3 hereof shall not exceed 5% of the total number of issued and outstanding shares of Shinhan Financial;

2.	Shareholders of Shinhan Financial holding 20/100 of the total number of issued and outstanding shares of Shinhan Financial shall have not dissented to the stock swap; and

3.	LG Card shall have obtained approval of the shareholders pursuant to Article 6 hereof.
Article 11 (Applicable Laws and Regulations)
Any matters not specifically contained herein shall be determined in accordance with the Financial Holding Company Act, the Securities and Exchange Act, and the Commercial Code.

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(2)	Other Important Board Resolutions

1)	Redemption of redeemable preferred stocks of Shinhan Financial:
—	Redeemed stocks: 9,316,792 shares of Class 2 redeemable preferred stocks (issued on 19 August 2003)

—	Total amount of redemption: 172,811,836,286 Korean Won (18,548.427 Korean Won per share)

—	Date of redemption: 20 August 2007 (Monday)
2)	Tender Offer by Shinhan Financial for LG Card Stocks:
—	Stocks subject to the tender offer: registered common stocks of LG Card

—	Number of offered shares for purchase: 17,892,082 shares
•	If the number of shares tendered by the shareholders accepting the tender offer is less than the offered number of shares to be purchased, all shares tendered will be purchased.

•	If the number of shares tendered by the shareholders accepting the tender offer exceeds the offered number of shares to be purchased, the shares tendered will be purchased pro rata, and the number of exceeding shares will not be purchased.
—	Offered purchase price: 46,392 Korean Won per share.

—	Purchase period: 14 June 2007 (Thursday) — 3 July (Tuesday) 20 days.

—	Announcement of tender offer and Submission of tender offer application: 12 June 2007 (Monday) proposed date.

—	For details on the tender offer, please see the 28 May 2007 announcement by Shinhan Financial Group “Investment in other company (voluntary disclosure)” and the “tender offer application” to be submitted on 12 June 2007.
3)	Business Transfer between LG Card and Shinhan Card:
—	By Board resolution, LG Card entered into a business transfer agreement with Shinhan Card Co., Ltd. (“Shinhan Card”) On 28 May 2007 to acquire all assets (trademarks and other intellectual property, good will and trade name etc.) and assume all rights and obligations to liabilities of Shinhan Card.

—	The business transfer will be finally decided by shareholders’ approval at the general shareholders meeting of each party to be held on 13 August 2007 and will be consummated on 1 October 2007.

—	For details on the business transfer, see the business transfer report to be submitted by LG Card on 28 May 2007.
4) Establishment of overseas local subsidiary by Shinhan Bank, Shinhan Financial Group’s wholly-owned bank subsidiary
-   Local subsidiary: Local subsidiary in Cambodia and China
-   Local subsidiary in Cambodia: “Shinhan Khmer Bank,” to be established in June 2007
* Capital: Expecting approximately KRW 11.4 billion worth in local currency
-   Local subsidiary in China: “Shinhan Bank (China) Ltd.,” to be established in      November 2007
* Capital: Expecting approximately KRW 120 billion worth in local currency
-   Shinhan Financial Group will further disclose details upon incorporation of indirect subsidiaries
Stock Exchange Ratio and Basis of Calculation
Stock Exchange Ratio
Share swap ratio: 0.84932

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* 0.84932 registered common share of Shinhan Financial Group (par value 5,000 Korean Won) for each registered common share of LG Card Co., Ltd. (par value 5,000 Korean Won).
Basis of Calculation
(1) Outline For stock swap of listed corporation Shinhan Financial Group and listed corporation LG Card Co., Ltd., the stock exchange ratio is based on the price calculated by the reference stock price method pursuant to Article 190-2 of the Securities and Exchange Act, and Articles 84-7 and 36-12 of its Enforcement Decree.
(2) Exchange Ratio
The stock swap price shall be the lower of  and ‚ which are calculated based on the day (27 May 2007) preceding the earlier of the day of Board resolution and the day of execution of the stock swap agreement (for the contemplated stock swap, both days are 28 May 2007).
	The arithmetic mean of the volume-weighted average closing price for the last one month, the volume-weighted average closing price for the last one week and the latest closing price.

‚	The latest closing price
—	The stock exchange ratio is calculated based on the price calculated as set forth above.

—	Statement of stock exchange ratio calculation
A. Exchange Ratio

	Shinhan Financial	LG Card	Remarks
Swap price	54,696 Won	46,454 Won
Exchange ratio	1	0.84932
Note) The above ratio is calculated down to the sixth decimal place.
Summary of Opinion of Third Party Valuator
N/A. No third party evaluation agreement will be entered into for the stock swap, because the exchange ratio will be calculated based on market value according to the Securities and Exchange Act.
Appraisal Rights
Outline
(1) Wholly-Owning Parent Company (Shinhan Financial Group)
—	Appraisal right not applicable because the stock swap will be effected in the manner of small-scale stock swap pursuant to Article 360-10 of the Commercial Code.

—	If shareholders of Shinhan Financial Group holding at least 20/100 of total outstanding shares of Shinhan Financial Group notify of their dissent to the stock swap, the stock swap cannot be undertaken.
(2) Wholly-Owned Subsidiary (LG Card Co., Ltd.)
—	Legal authority: Article 360-5 of the Commercial Code and Article 191 of the Securities and Exchange Act.

—	Shareholders of LG Card Co., Ltd., who dissent to the company’s board of directors’ resolution approving the stock swap, may exercise their appraisal rights only if they have notified in writing to LG Card Co., Ltd. their objection to the Board resolution before the meeting of shareholders.

—	Demand for appraisal of shares must be made in writing, specifying the type and number of dissenting shares, within 20 days from the date of approval at the shareholders’ meeting.

—	LG Card Co., Ltd., the party to the stock swap, must purchase the dissenting shares within one month

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from the last day of the period for demanding appraisal.

—	The purchase price for the shares shall be determined upon consultation between the shareholder and the corporation, provided that if no agreement can be reached on the purchase price, the purchase price for the shares shall be determined pursuant to Article 191(3) of the Securities and Exchange Act and Article 84-9(2) of its Enforcement Decree, by calculating the amount equal to the arithmetic mean of the volume-weighted average closing price for the two months, one month, and one week before the day immediately preceding the day of Board resolution for the stock swap.

—	If the relevant corporation or at least 30/100 of the dissenting shares disagrees with the purchase price calculated as set forth above, the Financial Supervisory commission may adjust the purchase price. In such case, application for adjustment of the purchase price must be made by ten days before the last day of share purchase.
Shareholders Eligible for Appraisal
—	Pursuant to Article 360-5 of the Commercial Code and Article 191 of the Securities and Exchange Act, shareholders of LG Card Co., Ltd. who are listed on the respective corporation’s shareholders list as of 9 July 2007 (Monday), the record date for determining the shareholders eligible to vote on the stock swap at the shareholders meeting, are entitled to exercise appraisal rights, if they have notified in writing their dissent to the Board’s resolution for the stock swap before the day of shareholders resolution and have submitted a written appraisal demand form within 20 days from the day of shareholders’ approval of the stock swap, and have continuously owned the shares from the record date to the day of exercise of the appraisal right.

—	No appraisal right is given to re-purchased shares.
Estimated Purchase Price

Company’s Offering Price (Won)	KRW 45,416 per share

Basis of Calculation	- Pursuant to Article 84-9 of the Enforcement Decree of the Securities and Exchange Act, the price is determined at the arithmetic mean of the volume-weighted average price for the two months, one month, and one week before the day preceding the day of Board resolution.

- Common Shares of LG Card Co., Ltd.
* Volume-weighted average price for 2 months (A): KRW 43,885
* Volume-weighted average price for 1 month (B): KRW 45,510
* Volume-weighted average price for 1 week (C): KRW 46,852
Estimated Purchase Price
(The arithmetic mean of A, B, and C): KRW 45,416
Consequence of failure in agreeing on the purchase price	Pursuant to Article 191(3) of the Securities and Exchange Act, if the corporation concerned or any stockholder holding 30/100 or more of the dissenting shares object to the purchase price above, they may file an application for adjustment of the purchase price with the Financial Supervisory Commission, in which case the purchase price may be adjusted.

Ţ Adjustment of Purchase Price (Article 95 of the Regulations on Securities Issuance and Disclosure)

(1) In the event of adjustment of the purchase price by the Financial Supervisory Commission pursuant to Article 191 Item (3) of the Securities and Exchange

20

Act, the purchase price shall be determined as follows:

1. If the stock price index as of the expiration date of the appraisal demand period is higher than the stock price index as of the date of Board resolution:

a.   If the standard adjusted price calculated based on the following formula on the basis of the price calculated pursuant to Article 84-9(2) Item 1 of the Decree (“Base Purchase Price”) is higher than the stock price of the corporation concerned as of the expiration date of the appraisal demand period (“Market Price”), the higher of the Base Purchase Price and the Market Price:

Standard adjusted price = Base Purchasing Price x (stock price index as of the expiration date of the appraisal demand period /stock price index as of the Board resolution date)

b. If the standard adjusted price is lower than the Market Price, the standard adjusted price.

2. If the stock price index on the expiration date of the appraisal demand period is lower than the stock price index on the date of Board resolution:

a. If the standard adjusted price is higher than the Market Price, the standard adjusted price;

b. If the standard adjusted price is lower than the Market Price, the lower of the Base Purchase Price and the Market Price.

(2) In applying Paragraph (1), the stock price index as of the day of Board resolution or the expiration date of the appraisal demand period refers to the arithmetic average of the industry-specific stock price index of the concerned corporation (the industry-specific stock price index published by the Korea Exchange) for the seven trading days starting from the day of Board resolution on the merger, business transfer, or stock swap, or the expiry date of the appraisal demand period. Market Price refers to the trading volume-weighted average price of the concerned corporation’s stocks on the Stock Market or the KOSDAQ Market for the same period (based on the closing price).

In applying the industry-specific stock price index, if the number of corporations comprising the relevant industry is less than ten as of the expiration date of the appraisal demand period, or if the total market value of the corporation concerned is not less than 10/100 of the total market value of the industry, or if it is difficult to calculate the stock price index of the industry, the composite stock price index shall be the basis of calculation.

(3) Application for adjustment of the purchase price according to Paragraph (1) shall be made by ten days before the last day of share purchase.
Note: The estimated purchase price above applies only to LG Card Co., Ltd.
Procedure, Method, Period and Place for Appraisal
(1) Appraisal Procedure and Method
1) Notice of dissent to Board resolution
—	Shareholders of LG Card Co., Ltd. who object to the contemplated stock swap must notify the concerned corporation in writing of their objection before the day preceding the day of the meeting of the shareholders to approve the stock swap. Shareholders in street name who hold the shares through

21

securities firms may notify through such securities firms, in which case such notice of dissent must be made by two to three business days before the shareholders meeting, taking into account the processing time of the securities firms. (Details should be confirmed by the relevant securities firm).
* The securities firms must collect the notices of dissent of the dissenting shareholders in street name and notify the Korea Securities Depository by the day preceding the shareholders meeting, whereupon the Korea Securities Depository shall notify the concerned corporation of the dissent on behalf of the dissenting shareholders in street name on the day preceding the shareholders meeting.
2) Exercise of Appraisal Right
—	If the stock swap agreement is approved at the meetings of shareholders of LG Card Co., Ltd., only the shareholders who have notified of their dissent according to the above procedure may demand appraisal in writing within 20 days from the day of shareholders approval.

—	Place of exercise of appraisal right for shareholders of LG Card Co., Ltd.

a. Shareholders on the shareholders list: LG Card Co., Ltd.
(6-2 5-ga Namdaemoonro, Jung-gu, Seoul)
b. Shareholders in street name: The respective securities firm. Shareholders in street name who hold the shares through securities firms may demand appraisal through the securities firms, in which case demand for appraisal must be made by one to two business days before the expiry date of the appraisal demand period, taking into account the processing time of the securities firms. (Details should be confirmed by the relevant securities firm).
*	The securities firms must collect the appraisal demands of the shareholders in street name and notify the Korea Securities Depository thereof.
(2) Period
—	Pursuant to Article 360-5 of the Commercial Code and 191(2) of the Securities and Exchange Act, the appraisal demand period shall be 20 days from the day of the meeting of shareholders.

—	Appraisal demand period: 13 August 2007 (Monday) — 3 September 2007 (Monday)
* Shareholders in street name may demand appraisal through the securities firms where their shares are deposited, in which case the demand for appraisal must be made by one or two business days before the expiry date of the appraisal demand period, taking into account the processing time of the securities firms. (Details should be confirmed by the securities firm).
Others
(1) Details of appraisal rights and purchase price relating to LG Card Co., Ltd.
—	Financing of the share purchase: Own funds or loans

—	Day of payment: 17 September 2007 (Monday) (proposed date)

—	Method of payment

*	Shareholders on the shareholders list: cash payment or remittance to reported account

*	Shareholders in street name: remittance to the shareholders securities firm account

—	The purchase price and other matters relating to the appraisal right exercise may be subject to change if necessary in the course of consultation with the shareholders and related bodies.
Change of Largest Shareholder, Satisfaction of Requirements for Stock Swap, Matters Necessary for Investor Protection
Listing and Trading of Shares Issued at the Stock Swap

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The date of issue of new shares resulting from the stock swap is 9 October 2007 (Tuesday) and the expected day of listing is 9 October 2007, subject to change depending on the consultation with related bodies.
Change of Largest Shareholder and Major Shareholders Resulting from Stock Swap
(1) Largest Shareholder and Major Shareholders of Wholly-Owning Parent company after the Stock Swap (if not backdoor listing)
(Unit: Shares, %)

Shareholder	Shareholder’s			Shareholding
Classification	Name	Type	Number of Shares	percentage

Largest Shareholder, etc.	BNP Paribas S.A.	Common Shares	20,124,272	4.98

		Preferred Shares	—

	BNP Paribas	Common Shares	13,557,832	3.35

	Luxemburg	Preferred Shares	—

	BNP Paribas	Common Shares	900,628	0.22

	Arbitrage SNC	Preferred Shares	—

	Total	Common Shares	34,582,732	8.55

		Preferred Shares	—	—

Note:
1.	The above shareholding percentage was calculated by adding the maximum number of common shares to be issued in the stock swap (22,786,449 shares) to the number of common shares before the stock swap.
2.	The actual shareholding percentage after the stock swap may be subject to change depending on the number of common shares actually issued.
(2) Largest Shareholder and Major Shareholders before the Stock Swap (if not backdoor listing)
Shinhan Financial Group
(Unit: Shares, %)

Shareholder	Shareholder’s			Shareholding
Classification	Name	Type	Number of Shares	percentage

Largest Shareholder, etc.	BNP Paribas S.A.	Common Shares	20,124,272	5.27

		Preferred Shares	—	—

	BNP Paribas	Common Shares	13,557,832	3.55

	Luxembourg	Preferred Shares	—	—

	BNP Paribas	Common Shares	900,628	0.24

	Arbitrage SNC	Preferred Shares	—	—

	Total	Common Shares	34,582,732	9.06

		Preferred Shares	—	—

Note:
1.	Since Shinhan Financial Group has no preferred shares with revived voting rights, the above shareholding percentage is based on the number of common shares.
2.	Shinhan Financial Group has no major shareholder within the meaning of the Securities and Exchange Act.
LG Card Co., Ltd.
(Unit: Shares, %)

				Shareholding
Shareholder	Shareholder Name	Type	Number of Shares	percentage

Largest Shareholder, etc.	Shinhan Financial	Common Shares	98,517,316	78.58

	Group	Preferred Shares	—	—

	Shinhan Bank	Common Shares	8,960,005	7.15

		Preferred Shares	—	—

	Total	Common Shares	107,477,321	85.73

		Preferred Shares	—	—

Note:

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1, LG Card Co., Ltd. has not issued any preferred share and the shareholding percentage is based on the number of common shares.
2.	LG Card Co., Ltd. has no major shareholder within the meaning of the Securities and Exchange Act.
(3) Change of Largest Shareholder and Major Shareholder (in case of backdoor listing)
Not applicable, because the contemplated stock swap does not qualify as backdoor listing under the Regulations on Securities Listing (Article 80).
Other Matters for Investor Protection
(1) Conditions to Stock Swap
Successful consummation of the stock swap is conditional upon satisfaction of the following conditions.
1.	The total number of new shares to be issued by Shinhan Financial Group for the stock swap in accordance with Article 3 of the Agreement shall not exceed 5% of the total number of issued and outstanding shares of Shinhan Financial Group;

2.	Shareholders of Shinhan Financial Group holding 20/100 of the total number of issued and outstanding shares of Shinhan Financial shall have not dissented to the stock swap; and

3.	LG Card Co., Ltd. shall have obtained approval of the shareholders pursuant to Article 6 of the Agreement.
(2) Satisfaction of Conditions to Stock Swap by the Stock Market or the KOSDAQ Market
Not applicable, because the contemplated stock swap does not qualify as backdoor listing under the Regulations on Securities Listing (Article 80).
(3)	Lock up of New Shares Issued in the Stock Swap to the Largest Shareholder of the Party to the Stock Swap
N/A
(4) Independence of Valuator

N/A
(5) Other Matters for Investment Decision
1) Shinhan Financial Group’s (“SFG”) tender offer of LG Card shares
Shares: Registered common shares of LG Card
Expected no. of Shares to be purchased: 17,892,082 shares
*If number of shares applied for tender offer is less than the above amount, SFG will purchase all applied shares
*If number of shares applied for tender offer exceeds the above amount, SFG will proportionally divide and purchase only the above amount, and not purchase the exceeding number of shares
Purchase price: KRW 46,392 per share
Purchase period: June 14, 2007 (Thurs.) ~ July 3, 2007 (Tues.) (For 20 days)
*Tender offer notification and filing of tender offer report: June 12, 2007 (Tues.) (expected)
For further details on the tender offer please refer to the tender offer report to be filed on June 12, 2007.
2) Business transfer/assumption of Shinhan Card and LG Card
-Through BOD resolution on May 28, 2007, LG Card decided to assume all assets (including trademarks and other intellectual property, goodwill and trade name, etc.), liabilities, and contracts (including all rights and duties stated in the contract) of Shinhan Card. Co., Ltd
-The business transfer will be confirmed on August 13, 2007, following an extraordinary shareholders’ meeting of both companies. Business transfer is expected to take place on October 1, 2007.

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2. About the Companies
(1) Shinhan Financial Group Co. Ltd

1. Introduction of the Group
2. Business Results
3. Independent Auditor
4. Directors, Executive Officers and Employees
5. Activities of Board of Directors and Sub-committees
6. Market Price Information of Our Common Shares and ADRs
1. Introduction of the Group
Company History in 2007
▪ March 2007: LG Card joined Shinhan Financial Group as subsidiary
Principal Subsidiaries under Korean Law as of May 15, 2007
Direct Subsidiaries

Subsidiaries	Ownership by SFG
Shinhan Bank	100.0%
LG Card 1) 2)	85.7%
Good Morning Shinhan Securities	100.0%
Shinhan Life Insurance	100.0%
Shinhan Card	100.0%
Shinhan Capital	100.0%
Shinhan BNP Paribas ITMC	50.0%
Jeju Bank 2)	62.4%
SH&C Life Insurance	50.0%
Shinhan Macquarie Financial Advisory	51.0%
Shinhan Credit Information	100.0%
Shinhan Private Equity	100.0%

1)	LG Card joined Shinhan Financial Group as a subsidiary on March 23, 2007.

Of total LG Card’s common shares, Shinhan Financial Group and Shinhan Bank own 78.6% and 7.1% respectively.

2)	Jeju Bank and LG Card are currently listed on the Korea Exchange.

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Indirect subsidiaries held through direct subsidiaries
(As of May 15, 2007)

		Ownership by
Direct Subsidiaries	Indirect Subsidiaries	the Parent
Shinhan Bank	Shinhan Data System	100.0%
	Shinhan Finance Ltd.(Hong Kong) 1)	100.0%
	SH Asset Management	79.8%
	Shinhan Asia Limited	100.0%
	Shinhan Bank America	100.0%
	Shinhan Bank Europe GmbH	100.0%
	Shinhan Vina Bank	50.0%
	CHB Valuemeet 2001 year 1st Securitization	50.0%
	CHB Valuemeet 2001 year 2nd Securitization	50.0%
	CHB Valuemeet 2002 year 1st Securitization	50.0%
Good Morning	Good Morning Shinhan Securities Europe	100.0%
Shinhan Securities	Good Morning Shinhan Securities USA	100.0%
Shinhan Private Equity	Shinhan NPS Private Equity Fund 1st	5.0	% 2)

1)	On November 1, 2006, Shinhan Finance Limited, Shinhan Financial Group’s indirect subsidiary, was transferred to a branch of Shinhan Bank. The liquidation process is currently taking place and is expected to be finalized during the first half of 2007.

2)	Shinhan Financial Group and its subsidiaries currently own 36.7% of Shinhan NPS Private Equity Fund 1st.
Number of Shares by Type
Number of issued and outstanding shares of the Group as of March 31, 2007

Types of Shares	Number of Shares
Common Shares	381,567,614
Redeemable Preferred Shares	68,757,169
Redeemable Convertible Preferred Shares	14,721,000
Total	465,045,783
Employee Stock Ownership Plan (ESOP)
     (1) Contribution to ESOA (Employee Stock Ownership Association)

		Contribution
Employee		Amount
Accounts	Contribution Date	(KRW)	Contributor	Objective
Contributed by relevant companies	March 23, 2007	2,049,000,000	Shinhan Card	Stock Purchase
	March 27, 2007	611,500,000	Shinhan Capital	Stock Purchase
Sub-total		2,660,500,000
Contributed by employees	—	—	—	—
Sub-total		—	—	—
Total		2,660,500,000

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     (2) Changes in ESOA Share Ownership
(As of March 31, 2007, Unit: shares)

		Beginning
		Balance			Ending Balance
	Share type	(Jan. 1, 2007)	Increase	Decrease	(March 31, 2007)
Association Accounts	Common Shares	1,939,973	—	424,169	1,515,804
Employee Accounts	Common Shares	2,786,962	340,062	102,940	3,024,084

Total	—	4,726,935	340,062	527,109	4,539,888

* Subsequent events: On April 3, 2007 Shinhan Bank contributed 548,134 SFG common shares. Additionally on April 13, 2007, 37,007 shares and 11,069 shares were purchased respectively for Shinhan Card and Shinhan Capital.
     (3) ESOA Share Ownership per each company
(As of March 31, 2007, Unit: shares)

Company	Association Accounts	Employee Accounts	Total Balance
Shinhan Financial Group	31,274	23,831	55,105
Shinhan Bank	1,466,123	2,859,122	4,325,245
Good Morning Shinhan Securities	—	20,363	20,363
Shinhan Capital	18,407	22,997	41,404
Shinhan Card	—	37,891	37,891
Shinhan Life Insurance	—	55,223	55,223
SH&C Life Insurance	—	1,126	1,126
Shinhan Credit Information	—	1,074	1,074
Shinhan Data System	—	2,457	2,457

Total	1,515,804	3,024,084	4,539,888

2. Business Results
Operational Results
(KRW million)

	2007 1Q	2006	2005
	(Jan. 1~March 31)	(Jan. 1~Dec.31)	(Jan. 1~Dec.31)
Operating Revenue	1,015,411	2,003,752	1,718,950
Gain using the equity method of accounting	952,272	1,917,268	1,618,314
Interest income	61,994	79,151	95,812
Gain on Foreign Currency Transaction	749	5,838	3,451
Other income	396	1,495	1,373
Operating Expense	78,229	182,889	158,321
Loss using the equity method of accounting	—	—	1,047
Interest Expense	62,647	129,644	114,544
Loss on Foreign Currency Transaction	749	5,838	3,449
Commission Expense	19	269	124
SG&A Expense	14,814	47,138	39,157
Operating Income	937,182	1,820,863	1,560,629

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Source and Use of Funds
Source of Funds
(KRW million)

	2007 1Q		2006		2005
	(Jan. 1~March 31)		(Jan. 1~Dec.31)		(Jan. 1~Dec.31)
	Average	Ratio	Average	Ratio	Average	Ratio
	Balance 1)	(%)	Balance 1)	(%)	Balance 1)	(%)
Stockholders’ Equity	11,435,040	74.41	10,376,235	76.70	8,463,137	77.36
Capital Stock	2,214,469	14.41	2,170,758	16.05	2,100,646	19.20
Capital Surplus	5,063,631	32.95	4,360,100	32.23	3,846,957	35.16
Capital Adjustment	32,858	0.21	25,520	0.19	11,475	0.10
Comprehensive Income	945,718	6.15	840,704	6.21	345,178	3.16
Retained Earnings	3,178,364	20.68	2,979,153	22.02	2,158,881	19.73
Liabilities	3,933,221	25.59	3,152,497	23.30	2,477,425	22.64
Borrowings	3,329,521	21.66	2,769,824	20.47	2,230,681	20.39
Other liabilities	603,700	3.93	382,673	2.83	246,744	2.26

Total	15,368,261	100.00	13,528,732	100.00	10,940,562	100.00

1)	The Average Balance was calculated by averaging the ending balance of each quarter.
Use of Funds
(KRW million)

	2007 1Q		2006		2005
	(Jan. 1~March 31)		(Jan. 1~Dec.31)		(Jan. 1~Dec.31)
	Average	Ratio	Average	Ratio	Average	Ratio
	Balance 1)	(%)	Balance 1)	(%)	Balance 1)	(%)
Investments on equity stock	13,472,737	87.67	11,646,253	86.09	9,060,179	82.82
Shinhan Bank	9,243,279	60.15	8,997,565	66.50	7,591,397	69.39
LG Card	1,347,676	8.77	—	—	—	—
Shinhan Card	766,857	4.99	639,038	4.72	197,754	1.81
Good Morning Shinhan Securities	1,022,428	6.65	943,203	6.97	867,403	7.93
Shinhan Life Insurance	783,896	5.10	768,599	5.68	147,558	1.35
Shinhan Capital	176,769	1.15	170,264	1.26	139,108	1.27
Jeju Bank	69,403	0.45	66,809	0.49	57,606	0.53
Shinhan Credit Information	9,486	0.06	9,179	0.07	8,198	0.07
Shinhan Private Equity	9,364	0.06	8,987	0.07	9,300	0.09
Shinhan BNP Paribas ITMC	24,629	0.16	24,152	0.18	23,139	0.21
SH&C Life Insurance	17,770	0.12	17,322	0.13	14,879	0.14
Shinhan Macquarie FA	1,180	0.01	1,135	0.01	1,641	0.01
E-Shinhan	—	—	—	—	2,197	0.02
Loans	1,224,366	7.97	1,299,633	9.61	1,667,537	15.24
Fixed Assets	858	0.01	959	0.01	1,296	0.01
Cash Deposit in bank	501,410	3.26	422,201	3.12	177,313	1.62
Other Assets	168,890	1.10	159,686	1.18	34,237	0.31

Total	15,368,261	100.00	13,528,732	100.00	10,940,562	100.00

1)	The Average Balance was calculated by averaging the ending balances of each quarter.

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Other Financial Information
Group BIS Ratio
(KRW million)

2007 1Q (E)
Aggregate Amount of Equity Capital (A)	12,842,440
Risk-Weighted Assets (B)	140,273,878
BIS Ratio (A/B) 1)	9.16%

1)	Following amendments in the Financial Holding Company Guidelines of the Financial Supervisory Commission, the Group BIS Ratio, rather than the Requisite Capital Ratio, is used as an index for measuring capital adequacy, beginning FY2007.
Won Liquidity Ratio
(KRW million)

	2007 1Q	2006	2005
Won Assets due within 3 months (A)	487,895	605,415	341,547
Won Liabilities due within 3 months (B)	460,022	248,661	332,746
Won Liquidity Ratio (A/B) 1)	106.06%	243.47%	102.65%

1)	Under the guidelines issued by the Financial Supervisory Commission, we, at the holding company level, are required to maintain a Won liquidity ratio of not less than 100%.
Liabilities to Equity Ratio
(KRW million)

	2007 1Q	2006	2005
Liabilities (A)	6,228,731	3,642,106	2,325,114
Equity (B)	15,431,036	11,361,526	10,137,017
Liabilities to Equity Ratio (A/B)	40.36%	32.06%	22.94%
Capital Adequacy Ratio and Other Ratios of Certain Subsidiaries
     (1) BIS Capital Adequacy Ratio (%)1)

	2007 1Q	2006	2005
Shinhan Bank 2)	11.93	12.01	10.94
Jeju Bank	11.37	11.26	11.71

1)	The BIS Capital Adequacy Ratio is computed in accordance with the guidelines issued by the Financial Supervisory Commission for commercial banks. Under these guidelines, commercial banks are required to maintain a minimum capital adequacy ratio of 8%.

2)	The integrated Shinhan Bank was launched on April 1, 2006 and the figure for 2005 is of pre-merger Chohung Bank, the surviving entity.
     (2) Net Capital Ratio (%)

	Mar. 31 2007	Mar. 31 2006	Mar. 31 2005
Good Morning Shinhan Securities	451.69	558.60	629.22

* Net Capital Ratio is computed in accordance with the guidelines issued by the Financial Supervisory Commission for securities investment trust businesses. Under these guidelines, Good Morning Shinhan Securities is required to maintain a minimum net capital ratio of 100%.
     (3) Solvency Margin Ratio (%)

	Mar. 31 2007	Mar. 31 2006	Mar. 31 2005
Shinhan Life Insurance	224.7	230.8	204.9

* Under the guidelines issued by the Financial Supervisory Commission, Shinhan Life Insurance is required to maintain a minimum solvency margin ratio of 100%.

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     (4) Adjusted Equity Capital Ratio (%)

	2007 1Q	2006	2005
LG Card	36.60	34.25	25.55
Shinhan Card	14.97	17.47	17.68

* The Adjusted Equity Capital Ratio represents the ratio of total adjusted shareholder’s equity to total adjusted assets and is computed in accordance with the guidelines issued by the Financial Supervisory Commission for credit card companies. Under these guidelines, Shinhan Card and LG Card are required to maintain a minimum adjusted equity capital ratio of 8%.
Non- Performing Loans of Certain Subsidiaries 1)
     (1) Non- Performing Loans
(KRW million)

	March 31,2007		Dec. 31, 2006		Dec. 31, 2005
	Balance of	NPL to total	Balance of	NPL to total	Balance of	NPL to total
	NPL	Loans (%)	NPL	Loans (%)	NPL	Loans (%)
Shinhan Bank 2)	759,150	0.63	729,655	0.62	531,349	1.15
Jeju Bank	12,970	0.65	13,120	0.74	16,287	1.15
LG Card 3)	456,079	5.66	493,236	6.05	544,705	8.22
Shinhan Card 3)	87,399	2.81	111,770	3.50	33,420	2.71

	March 31,2007		March 31, 2006		March 31, 2005
	Balance of	NPL to total	Balance of	NPL to total	Balance of	NPL to total
	NPL	Loans (%)	NPL	Loans (%)	NPL	Loans (%)
GMS Securities 3)	25,888	2.54	26,943	5.68	30,745	11.77

1)	Non-performing loans of banks are defined as those loans are past due more than 90 days or those are placed on non-accrual status according to the guidelines of the Financial Supervisory Commission.

2)	Figures for 2005 are of pre-merger Chohung Bank, the surviving entity.

3)	Under the guidelines of the Financial Supervisory Commission, every securities brokerage company and credit card company shall classify its loans into five categories: “normal,” “precautionary,” “substandard,” “doubtful” and “estimated loss.” Under the Group’s internal measures, non-performing loans of Good Morning Shinhan Securities, Shinhan Card, and LG Card includes loans classified as “substandard,” “doubtful,” and “estimated loss.”

30

(2) Loan Loss Allowances & Write-offs for the period
(KRW million)

			Jan. 1, 2007~	Jan. 1, 2006~	Jan. 1, 2005~
			Mar. 31, 2007	Dec. 31, 2006	Dec. 31, 2005

Shinhan Bank	Loan Loss	Domestic	1,964,255	1,911,843	905,000

	Allowance	Overseas	60,798	59,758	27,600

		Total	2,025,053	1,971,601	932,600

	Write-offs		55,853	160,636	571,500

Jeju Bank	Loan Loss	Domestic	27,772	26,313	25,329

	Allowance	Overseas	—	—	—

		Total	27,772	26,313	25,329

	Write-offs		622	8,325	19,145

LG Card	Loan Loss	Domestic	774,188	894,173	911,739

	Allowance	Overseas	—	—	—

		Total	774,188	894,173	911,739

	Write-offs		115,025	533,403	1,528,629

Shinhan Card	Loan Loss	Domestic	133,078	148,724	46,269

	Allowance	Overseas	—	—	—

		Total	133,078	148,724	46,269

	Write-offs		31,765	179,351	117,583

			Apr. 1, 2006~	Apr. 1, 2005~	Apr. 1, 2004~
			Mar. 31, 2007	Mar. 31, 2006	Mar. 31, 2005

GM	Loan Loss	Domestic	30,776	28,900	30,900

Shinhan	Allowance	Overseas	—	—	—

Securities		Total	30,776	28,900	30,900

	Write-offs		1,117	2,300	1,900

3. Independent Auditor
Audit Opinion for the last 3 years

	2007 1Q	FY 2006	FY 2005
Audit Opinion	—	Unqualified	Unqualified
Compensation to the Independent Auditor for Audit and Review Services
     The following is a description of the fees for audit and review services performed by our independent auditor for the last three years in connection with our financial statements prepared in accordance with generally accepted accounting principles in Korea.

		Payment		Working
Year	Auditor	(KRW mil.)	Details	hours

2007 1Q	KPMG Samjong Accounting Corp.	341 (annual)	Review/Audit of Financial Statements	670 hours
	KPMG Samjong Accounting Corp.	399	Review of Financial Statements related to accounting treatment of LG Card acquisition	—
2006	KPMG Samjong Accounting Corp.	304	Review/Audit of Financial Statements	3,150 hours
2005	KPMG Samjong Accounting Corp.	288	Review/Audit of Financial Statements	3,073 hours

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4. Directors, Executive Officers and Employees
Directors and Executive Officers
1) Executive Directors
     Our executive directors are as follows as of May 15, 2007:

Name	Date of Birth	Position	Service Term

Eung Chan Ra	Nov. 25, 1938	Chairman of BOD	3 years starting from March 20, 2007
Board Steering Committee member

In Ho Lee	Nov. 2, 1943	President & CEO	2 years starting from March 20, 2007
Board Steering Committee member

2) Non-Executive Directors
     Currently, 13 non-executive directors are in office, of which 12 members are outside directors, nominated by our Outside Director Recommendation Committee and appointed pursuant to the approval of general shareholders’ meeting on March 20, 2007.
     Our non-executive directors are as follows:

Outside
Name	Date of Birth	Director	Sub-Committees	Service Term

Sang Hoon Shin	July 1, 1948	X	—	1 year starting from March 20, 2007

Si Jong Kim	Apr. 16, 1937	O	—	1 year starting from March 20, 2007

Young Woo Kim	May 1, 1952	O	Audit Committee member	1 year starting from March 20, 2007

Byung Hun Park	Sept. 10, 1928	O	Board Steering Committee member	1 year starting from March 20, 2007

Yong Woong Yang	Aug. 4, 1948	O	—	1 year starting from March 20, 2007

Haeng Nam Chung	Mar. 15.1941	O	—	1 year starting from March 20, 2007

Young Hoon Choi	Nov. 8, 1928	O	—	1 year starting from March 20, 2007

Philippe Reynieix	Jun. 24, 1949	O	Risk Management Committee member	1 year starting from March 20, 2007

Board Steering Committee member
Risk Management Committee member
Pyung Joo Kim	Feb. 6, 1939	O	Compensation Committee member	1 year starting from March 20, 2007

Board Steering Committee member
Risk Management Committee member
Shee Yul Ryoo	Sept. 5, 1938	O	Compensation Committee member	1 year starting from March 20, 2007

Audit Committee member
Yoon Soo Yoon	Mar. 5, 1946	O	Compensation Committee member	1 year starting from March 20, 2007

Audit Committee member
Sang Yoon Lee	Sept. 13, 1942	O	Compensation Committee member	1 year starting from March 20, 2007

Audit Committee Head
Sung Bin Chun	Jan. 21, 1953	O	Compensation Committee member	1 year starting from March 20, 2007

For personal profiles of the outside directors, please refer to our Form 6-K filed on February 21, 2007.
3) Executive Officers
In addition to the executive directors, we currently have the following executive officers:

Name	Date of Birth	Position	In charge of

Jae Woo Lee	July 2, 1950	Chief Operating Officer	General Affairs Team, Public Relations Team, and Human Resources Team

Byung Jae Cho	Jan. 6, 1951	Chief Financial Officer	Finance Planning Team, Risk Management Team, and Investor Relations Team

32

Name	Date of Birth	Position	In charge of

Jin Won Suh	April 20, 1951	Chief Strategy Officer	Strategic Planning Team, Future Strategy & Management Team, and Information & Technology Planning Team,

Jae Woon Yoon	July 22, 1951	Group Synergy Officer	Joint Procurement Team, Synergy Management Team, and Audit & Compliance Team

Stock Options (as of May 15, 2007)

		Number of Changes
		No. of	No. of Exercised	No. of Cancelled	No. of Exercisable
Guarantee		Granted Options	Options	Options	Options
Granted in 2002	Management, Head of Department	864,576	429,052	0	435,524
Granted in 2003	Management, Head of Department	1,020,416	501,198	11,600	507,618
Granted in 2004	Management, Head of Department	1,258,923	361,384	15,200	882,339
Granted in 2005	Management, Head of Department, Outside Directors	2,620,331	0	251,300	2,369,031
Granted in 2006	Management, Head of Department, Outside Directors	3,296,200	0	166,800	3,129,400
Granted in 2007	Management, Head of Department, Outside Directors	1,301,050	0	0	1,301,050

	Total	10,361,496	1,291,634	444,900	8,624,962

Employees
(As of March 31, 2007)

			Total Salaries and wages	Average Payment
	Number of		paid in 1Q 2007	per person
	Employees	Average length of Service	(KRW million)	(KRW million)

Male	83	2 yrs 6 mths	1,657	20
Female	18	2 yrs 11 mths	147	8
Total	101	2 yrs 9 mths	1,804	18

Directors and Officers Liability Insurance (for SFG and subsidiaries)

Name of Insurance	Insurance Premium	Insured Amount	Insurance Period
Directors and Officers Liability Insurance	KRW 592 mil. (annual)	Up to KRW 50 bil.	April 1, 2007~ March 31, 2008

*	Of the total insurance premium (KRW 592 mil.), KRW 121 mil. was paid by SFG, and the remaining amount, by its subsidiaries

33

5. Activities of Board of Directors and sub-committees during 2007 1Q
1) Meetings of Board of Directors

Date	Agenda

Feb. 2, 2007	1. Approval of FY2006 Financial Statements and Business Report	Approved

	2. Appointment of Outside Director Recommendation Committee members	Approved
- Eung Chan Ra, Byung Hun Park, Shee Yul Ryoo, Sang Yoon Lee, Yoon Soo Yoon (5 persons)

Feb. 15, 2007	1. Convocation of General Shareholders’ Meeting for the 6th FY	Approved
- General Shareholders’ Meeting for the 6th FY to be held on March 20, 2007

	2. Approval of Director Remuneration Pool	Approved
- Same as the previous year

	3. Grant of Stock Options to Executives and Employees of the Company and Its Subsidiaries	Approved
- Approval for stock option grant up to the limit of 1,459,550 shares

	4. PU Assignment to Executives	Approved
- To grant 168,200 units to 6 executives
* Value per one unit = KRW 54,560 on grant date (March 20, 2007)

	5. Cancellation of Granted Stock Options	Approved
- A total of 343,000 stock options cancelled (3 companies, 131 persons)

	6. Corporate Bond Issuance	Approved
- The 41st issuance of corporate bond (KRW 100bil.) scheduled to be issued in March 2007

Mar. 20, 2007	1. Appointment of Representative Directors	Approved
- Eung Chan Ra as Chairman, In Ho Lee as President & CEO

	2. Appointment of Sub-Committee Members	Approved
- Appointment of committee members

	3. Compensation for Directors	Approved
- Same as the previous year

	4. Fifth Amendment to the “Guidelines on Personal Credit Date Provision and Use”	Approved
- Inclusion of LG Card in the list of companies to share company information

	5. Incorporation of GM-Shinhan Securities’ Hong Kong Affiliate as Indirect Subsidiary	Approved
- Establishment of Good Morning Shinhan Securities’ third local subsidiary

	6. Issuance of Corporate Bonds	Approved
- KRW100bil. for 41st issuance, KRW 200bil. for 42nd issuance

2) Board Steering Committee

Date	Agenda

Feb. 2, 2007	1. Appointment of Outside Director Recommendation Committee	Approved
- Eung Chan Ra, Byung Hun Park, Shee Yul Ryoo, Sang Yoon Lee, Yoon Soo Yoon (5 persons)

Feb. 15, 2007	1. Recommendation for directors who are not outside directors	Approved
- Eung Chan Ra, In Ho Lee, Sang Hoon Shin (3 persons)

	2. Recommendation of Audit Committee members	Approved
- Sang Yoon Lee, Yoon Soo Yoon, Sung Bin Chun, Young Woo Kim (4 persons)

	3. Deliberation on stock option grant to outside directors with professional expertise	Approved
- 10,000 stock options per person, up to 50,000 stock options in total

3) Risk Management Committee

Date	Agenda

Feb. 15, 2007	1. Group’s Minimum Equity Capital Ratios and Risk Limits for 2007	—
	* Reporting Item: Status of the Group¡¯s Capital Adequacy Ratios and Risk Limit Management by Risk Type during 4Q 2006	Approved

34

4) Meetings of Audit Committee

Date	Agenda

Feb. 15, 2007	1. Audit Results for the 6th Fiscal Year	Approved
- Confirmation of Audit Results for the 6th FY and Submission of Audit Report

	2. Evaluation of the Internal Monitoring System	Approved

	3. Evaluation of the Operation Status of the Internal Accounting Control System for the Year 2006	Approved
- The internal accounting control system has been efficiently planned and properly operated.

	4. Evaluation of the Internal Monitoring System	Approved
- The internal monitoring system is properly operated

	5. Approval of audit plans for 2007	Approved
- Approval of 2007 audit plans for Shinhan Financial Group and subsidiaries

	6. Ratification of the Company and its Subsidiaries’ Non-audit Contracts	Approved
1) Tax consulting (Shinhan Financial Group-Samjung)
2) Internal auditing management system (SH&C Life Insurance-Samjung)
3) Income Tax Advisory, Tax Adjustment (5 companies including Good Morning Shinhan
Securities – Samjung)

	7. Auditing Results of the 5th Annual Shareholders’ Meeting	Approved
- Results found to be appropriate

April 18, 2007	1. Appointment of Audit Committee Head	Approved
- Head: Sung Bin Chun

	2. Approval of K-GAAP audit remuneration	Approved

	3. Audit contract related to accounting treatment related to LG Card	Approved
- Approved contract with Samjung

	4. Ratification of the Company and its Subsidiaries’ Non-audit Contracts	Approved
- Audit of reports filed to Hong Kong’s local Financial Authorities (Shinhan Bank’s Hong Kong Branch — Samjung)

5) Meetings of Outside Director Recommendation Committee

Date	Agenda

Feb. 14, 2007	1. Appointment of Outside Director Recommendation Committee head	Approved
- Head: Byung Hun Park

	2. Recommendation of outside director candidates	Approved
- Outside Directors: Byung Hun Park, Si Jong Kim, Yong Woong
Yang, Haeng Nam Chung, Young Hoon Choi, Young Woo Kim, Reynieix (7 persons)
- Outside Directors with professional expertise: Shee Yul Ryoo, Yoon Soo Yoon, Sang Yoon Lee, Pyung Joo Kim, Sung Bin Chun (5 persons)

6) Compensation Committee

Date	Agenda

Feb. 14, 2007	1. 2006 Evaluation and Compensation results for the Management	Approved

	2. 2007 Evaluation and Compensation Scheme for the Management	Approved

	3. Setting 2007 Group KPI Target and MBO of the Management	Approved

	4. 2007 Stock Options granted to the Management	Approved

	5. Grant of PU(Performance Unit) to management	Approved

35

6. Market Price Information of our Common Shares and ADRs
Common Share Traded on the Korea Exchange
(KRW, number of shares)

		Nov. 2006	Dec. 2006	Jan. 2007	Feb. 2007	Mar. 2007	Apr. 2007
Price per share	High	46,900	48,500	49,900	57,800	57,100	56,600
	Low	43,100	44,000	45,450	51,500	51,800	52,100
Trading Volume		26,887,343	22,774,048	23,229,216	48,203,956	24,411,554	27,055,056

American Depositary Shares traded on the New York Stock Exchange
Shinhan Financial Group listed its American Depositary Shares on the New York Stock Exchange on September 16, 2003.
(USD, number of shares)

		Nov. 2006	Dec. 2006	Jan. 2007	Feb. 2007	Mar. 2007	Apr. 2007
Price per share	High	100.49	106.00	106.73	123.65	122.39	122.75
	Low	90.09	95.80	96.75	110.25	106.99	112.16
Trading Volume		418,500	505,200	575,100	896,200	694,800	511,500

(2) LG Card Co., Ltd.

1. Introduction of the Company
2. Business Results
3. Condensed Financial Statements
4. Independent Auditor’s Opinions
5. Directors and Executive Officers
6. Share Ownership Information
7. Other Important Information
1. Introduction of the Company
LG Card is the largest credit card company in terms of assets and number of users established in Nov. 20, 1987 and incorporated as a subsidiary of Shinhan Financial Group in Mar. 23, 2007..
- No. of registered common shares : 125,369,403 shares
- Paid in Capital : KRW 626,847,015,000
- 85.7% owned by Shinhan Financial Group(including shares held by Shinhan Bank)
2. Business Results
- Market Share

	LG	Samsung	Kookmin	Others	Total

1Q 2007	16.60%	13.50%	15.10%	54.80%	100.00%
FY2006	17.20%	14.30%	15.10%	53.40%	100.00%
FY2005	16.50%	15.50%	16.60%	51.40%	100.00%

36

- Member & Merchant

	March 2007	December 2006	December 2005

No. of Members (thousand)	10,564	10,438	9,835
No. of Merchant (million)	4.46	4.35	3.93
- Sales by product(as of December 2006)
(KRW billion)

Credit Card	58,537
Loans	411
Installments Finance	1,337
Lease	351
Sum	60,636
- BIS Ratio : 34.25% as of Dec. 2006
- Non Performing Loans ratio : 4.77%
3. Condensed Financial Statements
(KRW Billion)

	1Q2007	FY2006
Assets
Cash & Deu from Banks	584	599
Securities	148	283
Credit Card	6,007	5,979
Loans	261	495
Installment Finance	857	801
Lease	625	576
Trust	1,164	1,425
Fixed Assets	50	53
Other Assets	1,088	476
Loan loss allowance	-915	-1,032
Total Assets	9,868	9,656

Liabilities
Borrowings	4,593	5,230
Other Liabilities	1,392	1,405
Total Liabilities	5,986	6,635

Total Stockholders’ Equity	3,883	3,021

Operating Revenue	722	2,736
Operating Income	345	1,218
Continuing Operations Income Before Income Tax	865	1,194
Net Income	865	1,194

37

4. Audit Opinion
Audit Opinion for the last 3 years

	2007 1Q	FY 2006	FY 2005
Audit Opinion	—	Unqualified	Unqualified
5. Directors and Executive Officers
Our Directors and non-executive officers are as follows

Position	Name	Date of Birth	Job description

Representative Director	Jong Ho Lee	Dec. 25, 1948	—
Outside Director	In Ho Lee	Nov. 02, 1943	Outside Director
Outside Director	Jae Woo Lee	July 02, 1950	Outside Director
Outside Director	Young IL Cho	Aug. 05, 1943	Outside Director
Outside Director	Sang Yong Park	Feb. 21, 1951	Outside director recommendation committee member
Outside Director	Sang Ho Sohn	Feb. 13, 1957	Outside director recommendation committee member
Vice President	Hong Gyu Kang	Jan. 16, 1953	General supporting
Vice President	Soo Ik Park	July 14, 1953	Planning
Stock Options (as of March, 2007)

No. of Options Granted	No. of Options Exercised	No. of Options Exercisable
250,000	—	250,000
6. Share Ownership Information (as of Mar. 2007)
Major Shareholders

	No. of shares held	Ownership %
Shinhan Financial Group	98,517,316	78.6%
Shinhan Bank	8,960,005	7.1%
7. Other Important Information
- Contingent Liabilities related to legal proceeding : 23 cases, 15,500 million won

38

(3) Shinhan Financial Group’s Wholly-Owned Subsidiaries
1) Shinhan Bank

1.	Introduction of the company

2.	Business Results

3.	Condensed Financial Statements

4.	Independent Auditor’s Opinions

5.	Directors and Executive Officers

6.	Other Important Information
1. Introduction of the Company
Shinhan Bank is a second largest commercial bank in terms of assets in Korea. The Bank was established on Apr. 1st, 2006 through the integration of former Shinhan Bank(established in July 1982) and former Chohung Bank(established in Feb. 1897), which is the surviving entity of the new Bank.
- No. of common shares issued and outstanding : 1,505,615,506
- Paid in Capital : 7,528,078 million
- 100% owned by Shinhan Financial Group
- No. of Branches (as of Dec. 2006) : 1,025 (Domestic Br. 1,007, Overseas Br. 18)
2. Business Results
- Operating Revenue : Bank Account : 55,449 million won, Trust Account 3,945 million won
- BIS Ratio : 12.01% as of Dec. 2006
- Non Performing Loans ratio : 0.63%
- Substandard and below Loans ratio : 0.75%
- De-listed from the Korea Stock Exchange in June 2004
-	Pursuant to the terms of the Split-Merger Agreement, effective on April 3rd, 2006, former Chohung Bank’s credit card division spun-off from the bank and merged into Shinhan Card.
3. Condensed Financial Statements
(KRW Million )

	1Q 2007	FY2006
Assets
Cash & Deu from Banks	6,622,443	9,012,559
Securities	27,713,916	23,660,184
Loans	116,629,083	112,715,269
Fixed Assets	2,224,308	2,198,966
Other Assets	8,709,495	6,620,082
Total Assets	161,899,245	154,207,060

Liabilities
Deposits	96,291,204	93,202,495
Borrowings	42,290,610	38,790,789
Other Liabilities	13,373,522	12,546,408
Total Liabilities	151,955,336	144,539,692

39

	1Q 2007	FY2006
Stockholders’ Equity
Capital Stock	7,528,078	7,528,078
Capital Surplus	—	—
Capital Adjustment	—	(-)71,304
Accumulated other Comprehensive income	1,397,154	1,648,160
Retained Earnings	1,018,677	562,434
Total Stockholders’ Equity	9,943,909	9,667,368

Operating Revenue	5,544,919	13,709,187
Operating Expenses	4,403,900	11,821,300
Operating Income	1,141,019	1,887,887
Continuing Operating Income Before Income Tax	1,135,212	1,942,879
Net Income	827,829	1,431,147
4. Independent Auditor’s Opinions
Audit Opinion for the last 3 years

	2007 1Q	FY 2006	FY 2005
Audit Opinion	—	Unqualified	Unqualified
5. Directors and Executive Officers
Our Directors and non-executive officers are as follows

Position	Name	Date of Birth	Job description

CEO	Sang Hoon Shin	July 01, 1948	—
Standing Auditor	Jae Ho Cho	Aug. 17, 1951	Audit Department
Outside Director	In Ho Lee	Nov. 02, 1943	—
Outside Director	Jae Woo Lee	July. 02, 1950	Audit committee member
Outside Director	Kap Young Jeong	Aug. 22, 1951	Outside director recommendation committee member
Outside Director	Kyung Suh Park	Oct. 02,1958	Outside director recommendation committee member
Outside Director	Sang Rock Seo	Sept. 10, 1940	Chief Audit Committee member
Outside Director	Jae Ha Park	Nov. 25, 1957	Outside director recommendation committee member
Executive vice President	Hong Hee Chae	May 23, 1949	Corporate Division
Executive vice President	Baek Soon Lee	Oct.08, 1952	Retail Division
Executive vice President	Sang Young Oh	June 03, 1953	Risk Management Group
Executive vice President	Chang Seong Moon	June 03, 1950	Special Division
Executive vice President	Hyu Won Lee	July 10, 1953	Investment Banking
Executive vice President	Sang Woon Choi	Mar. 16, 1952	Planning Department
Executive vice President	Eun Sik Kim	June 27, 1952	IT Group
Executive vice President	Won Suck Choi	Mar.07, 1953	Management Supporting Group
Executive vice President	Shin Seong Kang	Apr. 10, 1953	Treasury/Internal Business
Executive vice President	Yun Seok Kong	July 01, 1955	Trust Division
Executive vice President	Nam Lee	May 14, 1954	PB Division
Executive vice President	Chang Kee Hur	Mar. 20, 1955	Credit Analysis &Assessment department

40

Directors and Executive Officers
- Sub Committees of BOD

Name of Committees	Members
Audit Committee	Sang Rock Seo, Jae Ho Cho, Jae Woo Lee
Risk Management Committee	Kap Young Jeong, Kyung Suh Park, Jae Ha Park
Outside Director Recommendation Committee	Kap Young Jeong, Kyung Suh Park, Sang Rock Seo, Jae Ha Park
Audit Committee member Recommendation Committee	In Ho Lee, Jae Woo Lee, Kap Young Jeong, Kyung Suh Park, Sang Rock Seo, Jae Ha Park

Stock Options (as of March, 2007)

No. of options Granted	No. of options Exercised	No. of options Exercisable
389,022	231,499	157,523
6. Other Important Information
(1)	Contingent Liabilities related to legal proceedings : 46 cases, 132,966 million won

(2)	Other contingent Liabilities

(KRW Million)
Guarantees	6,983,509
Unused Credit Line	66,187,213
2) Shinhan Card Co., Ltd.

1. Introduction of the Company
2. Business Results
3. Financial Statements
4. Independent Auditor’s Opinion
5. Directors and Executive Officers
1. Introduction of the Company
Company History
▪	On June 4, 2002, the credit card division of Shinhan Bank was spun off and established as our wholly owned subsidiary.

▪	Effective as of April 3, 2006, the credit card division of Chohung Bank was split off and merged into Shinhan Card.

▪	Rated BBB+ from S&P and Fitch on May 2, 2007
Business Objectives
▪	Credit card business pursuant to the regulation on supervision of Credit Specialized Financial Business

▪	Tele-marketing, Insurance agent, Travel tour related services

41

▪	Exchange of foreign currency

▪	Issuance of credit card and etc.
2. Business Results
Income Statement Highlights

(KRW million)
	2007 1Q	2006	2005
	(Jan. 1~March 31)	(Jan. 1~Dec.31)	(Jan. 1~Dec.31)
Operating Revenue	252,820	835,619	419,288
Interest Income	87,815	287,990	171,918
Commission Income	138,680	459,361	140,905
Revenue from Asset Backed Securities	19,363	84,538	104,248
Other income	6,962	3,730	2,217
Operating Expense	175,579	648,157	358,566
Interest Expenses	33,097	117,391	62,127
Loan Loss Provision	0	92,021	86,177
Commission Expense	105,191	311,973	152,130
SG&A Expense	35,989	117,698	56,455
Other Expense	1,302	9,074	1,677
Number of credit cardholder

(thousands)
	March 2007	Dec. 2006	Dec. 2005
Corporate	87	85	27
Individual	5,340	5,172	2,505
Total	5,427	5,257	2,532
Merchants	3,201	3,107	2,934
Branches

(thousands)
		Operating
	Headquarters	Promotion Center	Agency	Total
Seoul	1	2	10	13
Others	0	4	17	21
Total	1	6	27	34
Sales Volume

(KRW 100 million)
	2007 1Q	2006	2005
Lum-sum	41,437	153,646	137,085
Installments	9,965	37,208	15,817
Cash Advances	17,833	77,592	35,034
Total	69,235	268,446	187,936
Funding

(KRW million)
	March 2007	Dec. 2006	Dec. 2005
Short-term Borrowings	328,847	336,072	222,328
Long-term Borrowings	442,778	607,534	957,528
Financial Debenture	2,013,068	1,518,579	37,094
Other Liabilities	438,198	353,942	135,108
Total Shareholders’ Equity	658,079	484,583	200,803
Total	3,880,965	3,300,710	1,552,861

42

Lending

	(KRW million)
	March 2007	Dec. 2006	Dec. 2005
Advances on credit card	1,876,451	1,541,276	558,581
Cash advance	791,477	651,003	114,072
Card Loans	536,047	460,120	228,437
Other Assets	676,990	648,311	651,771
Total	3,880,965	3,300,710	1,552,861
Adjusted Equity Capital Ratio

	(KRW billion)
	March 2007	Dec. 2006	Dec. 2005
Total adjusted shareholders’ equity (A)	550.0	643.7	294.1
Total adjusted assets (B)	3,674.6	3,683.7	1,663.7
Adjusted Equity Capital Ratio (A/B)	14.97%	17.47%	17.68%
Credit Ratings

(KRW billion)
Rated Date	Long-term Ratings	Rating Agency
May 2nd 2007	BBB+	S&P
May 2nd 2007	BBB+	Fitch
3. Financial Statements
Loan Loss Reserve

(KRW million)
		Loans
		Outstanding	Loan Loss	LLR ratio
		Balance (A)	Reserve (B)	(B/A)

March 2007	Advances on Credit Card	1,943,307	58,796	3.03%

	Cash Advances	616,371	21,195	3.44%

	Card Loans	553,935	50,700	9.15%

	Trust Assets	374,488	21,918	5.85%

	Other Assets	19,232	372	1.93%

	Total	3,507,333	152,981	4.36%

Dec. 2006	Advances on Credit Card	2,046,342	60,984	2.98%

	Cash Advances	617,367	21,202	3.43%

	Card Loans	526,891	64,125	12.17%

	Trust Assets	320,429	21,492	6.71%

	Other Assets	19,101	425	2.22%

	Total	3,530,130	168,228	4.77%

Dec. 2005	Advances on Credit Card	848,750	31,055	3.66%

	Cash Advances	129,851	3,706	2.85%

	Card Loans	255,731	11,267	4.41%

	Trust Assets	314,359	21,053	6.70%

	Other Assets	17,732	319	1.80%

	Total	1,566,423	67,400	4.30%

43

4. Independent Auditor’s Opinions
Audit Opinion for the last 3 years

	2007 1Q	FY 2006	FY 2005
Audit Opinion	—	Unqualified	Unqualified

5. Directors and Executive Officers
Directors (as of March 2007)

Outside
Name	Date of Birth	Director	Sub-Committees

Sung Kyun Hong	Dec. 19, 1947	X	President & CEO
Chairman of Outside director recommendation Committee

Audit Committee member
In Sup Kim	Aug. 11, 1953	X	Risk Management Committee member
Outside director recommendation Committee member

Sang Woo Kim	Aug. 18, 1945	O	—

Jae Woo Lee	July 2, 1950	O	Audit Committee Head
Outside director recommendation Committee member

Audit Committee member
Jae Woon Yoon	July 22, 1951	O	Risk Management Committee member
Outside director recommendation Committee member

Taek Soo Han	Aug. 21, 1950	O	—

Seong Won Kim	May 7, 1951	O	Deputy CEO of Management Support Division

Doo Hwan Jun	July 8, 1953	O	Deputy CEO of Business & Sales Division

Hee Geon Kim	May 9, 1958	O	Deputy CEO of Business Support Division

Chun Kuk Lee	Mar. 31, 1957	O	Deputy CEO of Marketing Strategy Division

Stock Options (as of May 15, 2007)

		Number of Changes
		No. of	No. of Exercised	No. of Cancelled	No. of Exercisable
Guarantee		Granted Options	Options	Options	Options
Granted in 2002	Management, Head of Department	4,919	2,459	0	2,460
Granted in 2003	Management, Head of Department	9,967	6,645	0	3,322
Granted in 2004	Management, Head of Department	73,928	30,484	0	43,444
Granted in 2005	Management, Head of Department,	107,899	0	0	107,899
Granted in 2006	Management, Head of Department,	121,140	0	0	121,140
Granted in 2007	Management, Head of Department,	69,100	0	0	69,100
	Total	386,953	39,588	0	347,365

44

3) Good Morning Shinhan Securities Co., Ltd.

1. Introduction of the Company
2. Business Results
3. Financial Statements
4. Independent Auditor’s Opinion
5. Directors and Executive Officers
1. Introduction of the Company
Company History
▪	April 1973 Established as ‘Hyoseong Securities Co., Ltd.’

▪	April 1984 Changed Corporate Identity to Ssangyong Investment & Securities as Ssangyong Group

▪	May 1999 Changed Corporate Identity to ‘Good Morning Securities Co., Ltd.’

▪	Aug. 2002 Declared a New Corporate Identity of Good Morning Shinhan Securities Co., Ltd.

▪	Dec. 2004 Completed small scale share swap and became 100% wholly owned subsidiary of Shinhan Financial Group

▪	Jan. 2005 Delisted from the Korea Stock Exchange

▪	Jan. 2007 Additional capital injection of W300 billion from Shinhan Financial Group
2. Business Results
Operating Revenue
(KRW million)

	Operating	Ratio
	Revenue	(%)
Commission Income	324,884	23.0
Interest Income	129,164	9.1
Dividends	6,890	0.5
Gains on sales of trading securities	91,861	6.5
Gains on valuation of trading securities	14,737	1.0
Gains on transactions of hybrid securities	76,783	5.4
Gains on valuation of trading securities sold	3,451	0.2
Gains on transactions of hybrid securities sold	454,662	32.2
Gains on valuation of reserve for claims of customers’ deposits	3,698	0.3
Gain on derivatives transactions	307,956	21.8
Other operating income	0	0.0
Total	1,414,085	100.0
Branches

	Branches	Small branches	BIB*	Total
Seoul	37	6	19	62
Others	43	2	9	54
Total	80	8	28	116

*	co-located in bank branch

45

Funding
(KRW million)

	March 2007	March 2006	March 2005
- Total Shareholders’ Equity	879,566	710,972	658,503
Capital Stock	851,245	796,998	796,998
Retained earnings	66,628	26,332	808
Capital surplus	(38,307)	(112,358)	(139,303)
- Customers’ deposits	526,351	632,031	475,425
- Customers’ deposits for futures trading	202,849	229,599	231,346
- Customers’ deposits for subscriptions	7,397	24,161	42,290
- Other deposits	1,240	905	626
- Corporate debts issued	0	329	77,981
- Borrowings	229,953	230,573	155,224
- Insurance and Long-term Borrowings	136,849	70,000	11,507
- Reserve and provisions	6,045	4,917	4,842
- Others	1,858,049	1,383,942	1,188,828
Total	4,471,385	3,619,322	3,058,442
Lending
(KRW million)

	March 2007	March 2006	March 2005
Trading Securities	383,538	222,528	118,569
Trading Bonds	1,159,373	740,393	672,727
Trading Beneficiary Certificates	8,805	5,285	18,452
Certificates of Deposits	10,463	76	15,082
Broker’s loans	399,084	331,070	189,067
Guarantee trading deposits for futures	6,481	9,858	13,056
Foreign Assets	1,842	2,189	3,866
Fixed Assets	426,096	422,066	432,855
Deposits for Securities Funds	707,412	854,790	764,646
Call Loans	6,557	3,999	25,636
Deposits	31,811	25,620	35,556
Cash	2	3	3
Others	1,729,005	100,445	768,927
Total	4,471,385	3,619,322	3,058,442
Capital Adequacy Ratio
(KRW million)

	March 2007	March 2006	March 2005
Net operating capital (A)	715,448	594,226	534,753
Amount at risk (B)	158,393	106,337	84,987
Capital Adequacy Ratio (A/B)	451.7%	558.6%	629.2%

46

3. Financial Statements
Loan Loss Reserve
(KRW million)

		Loans	Loan Loss	LLR ratio
		Outstanding	Reserve (B)	(B/A)
		Balance (A)

March 2007	Broker’s loans	450,930	2,255	0.50%

	Short-term loans	450,267	2,251	0.50%

	Receivables	67,546	2,018	2.99%

	Accrued Income	17,628	1,646	9.34%

	Long-term loans	11,242	107	0.95%

	Advances for customers	17,692	17,632	99.66%

	Dishonored bonds	4,868	4,868	100.01%

	Total	1,020,173	30,777	3.02%

March 2006	Broker’s loans	306,902	1,521	0.50%

	Short-term loans	44,800	224	0.50%

	Receivables	79,596	3,494	4.39%

	Accrued Income	9,117	1,595	17.49%

	Long-term loans	12,057	116	0.96%

	Advances for customers	16,617	16,351	98.40%

	Dishonored bonds	5,584	5,584	100.00%

	Total	474,673	28,885	6.09%

March 2005	Broker’s loans	150,174	751	0.50%

	Short-term loans	20	10	50.00%

	Receivables	58,694	2,357	4.01%

	Accrued Income	11,706	1,984	16.95%

	Long-term loans	14,333	505	3.52%

	Advances for customers	18,011	17,643	97.96%

	Dishonored bonds	8,279	7,740	93.49%

	Total	261,217	30,990	11.86%

4. Independent Auditor’s Opinions
Audit Opinion for the last 3 years

	FY2006	FY2005	FY2004
Audit Opinion	Unqualified	Unqualified	Unqualified

47

5. Directors and Executive Officers
Directors (as of March 2007)

Outside
Name	Date of Birth	Director	Sub-Committees

Woo Keun Lee	Apr. 22, 1942	X	Chairman of Board of Directors

Dong Girl Lee	Jan. 1, 1948	X	President & CEO Outside director recommendation Committee member

Ki Seung Jung	Mar. 26, 1954	X	Audit Committee member

Jae Woon Yoon	July 22, 1951	O	Outside director recommendation Committee member Compensation Committee member

Hyung Tae Kim	July 7, 1961	O	Outside director recommendation Committee member Risk Management Committee member Compensation Committee member

Kyung Ho Kim	Dec. 21, 1954	O	Risk Management Committee member Outside director recommendation Committee member Audit Committee member

Jae Kyu Ahn	Feb. 24, 1946	O	Compensation Committee member Risk Management Committee member Audit Committee member

Seok Joong Kim	Feb. 1, 1958	X	Senior Executive Vice President (Head of Research Center)

Jin Kook Lee	July 16, 1956	X	Senior Executive Vice President (Head of Retail Business Group)

Yoo Shinh Jung	Oct. 23, 1959	X	Senior Executive Vice President (Head of Wholesale Business Group)

Seung Hee Hyun	Oct. 15, 1960	X	Senior Executive Vice President (Head of Corporate Support & Operation Group)

4) Shinhan Life Insurance Co., Ltd.

1. Introduction of the Company
2. Business Results
3. Financial Statements
4. Independent Auditor’s Opinion
5. Directors and Executive Officers
6. Other Important Information
1. Introduction of the Company
Purpose of Business

To provide insurance services and asset management services under the Korean Insurance Law
Company History
▪	January 1990: Shinhan Life Insurance was established (Paid-in capital KRW 10 billion)

▪	March 1991:Total asset exceeded KRW 100 billion

▪	December 1995: Total asset exceeded 1 trillion

▪	December 2004: Total asset exceeded KRW 4 trillion

▪	December 2005: Joined Shinhan Financial Group as a subsidiary

▪	December 2006: Total asset exceeded KRW 6 trillion

48

Number of Shares and Major Shareholders

Number of Shares	Shareholder	Percentage of Total Shares
40,000,000	Shinhan Financial Group	100%
Dividends

	March 2006	March 2005	March 2004
Net Income ( KRW million)	123,587	101,904	92,984
EPS (KRW)	3,090	2,548	2,325
Cash Dividends (KRW million)	30,000	20,000	10,000
Dividends per Share (KRW)	750	500	250
2. Business Results
Total assets of Shinhan Life Insurance marked KRW 6.4851 trillion as end of March, 2007, an 1.1865 trillion increase YoY. In its fiscal year 2006, Shinhan Life Insurance earned KRW 123.6 billion of net income, a record high earning since its establishment. Solvency margin ratio is kept at 224.7% as of the March, 2007, showing sound financial stability.
3. Financial Statements
(KRW Million)

	March 2006	March 2005	March 2004	March 2003	March 2002
[Cash & Due from Bank]	489,809	420,870	188,504	50,608	20,244
[Securities]	2,734,353	2,276,283	1,914,077	1,763,914	1,318,778
[Loans]	1,593,334	1,298,055	1,107,361	689,233	436,933
[Fixed Assets]	19,796	16,188	16,123	12,995	13,239
[Other Assets]	948,716	845,868	741,584	595,129	483,833
[Special Account Asset]	699,112	441,335	248,545	210,923	240,198
Total Asset	6,485,120	5,298,599	4,216,194	3,322,802	2,513,225
[Policy Reserve]	5,117,847	4,235,774	3,452,812	2,732,984	2,029,874
[Equity Adjustments for Policyholders]	6,626	5,624	2,706	—	—
[Other Liabilities]	196,658	260,901	259,768	237,940	267,917
[Separate Account Liabilities]	699,112	441,335	248,545	210,923	240,198
Total Liabilities	6,020,243	4,943,634	3,963,831	3,181,847	2,537,989
[Stockholders’ Equity]	200,000	200,000	200,000	200,000	200,000
[Capital Surplus]	19	19	—	5,160	4,432
[Retained Earnings]	242,495	139,209	47,605	(-)50,539	(-)151,676
[Capital Adjustment]	22,363	15,737	4,758	(-)13,666	(-)77,520
Total Stockholders’ Equity	464,877	354,965	252,363	140,955	(-)24,764
Gross Sales	2,406,189	2,124,567	1,825,403	1,694,013	1,208,165
Operating Revenue	152,855	132,403	133,707	138,323	120,845
Ordinary Income	168,300	140,133	132,092	131,911	107,034
Net Income	123,587	101,904	92,984	96,705	86,333

49

4. Independent Auditor’s Opinions
Audit Opinion for the last 3 years

	March 2006	March 2005	March 2004
Auditor	Samjong KPMG Account Corp.	Samjong KPMG Account Corp.	Hanyoung Ernst & Young Accounting Corp.
Audit Opinion	Unqualified	Unqualified	Unqualified

5. Directors and Executive Officers
Directors and Executive Officers
1)	Executive Directors

Our executive directors are as follows:

Name	Date of Birth	Position
Dong Woo Han	48.11.10	CEO
Seung Choo Kang	48.10.26	Deputy President
2)	Outside Directors

Our outside directors are as follows:

Name	Date of Birth	Position
Jae Woo Lee	50.07.02	Outside Director
Hwa Nam Kim	45.12.07	Outside Director
Sang Kyun Lee	36.06.02	Outside Director
Jung Bo Lee	44.01.07	Outside Director
     Committees

	No. of
	members	Member
Audit Committee	3	Jae Woo Lee / Hwa Nam Kim / Seung Choo Kang
Outside Director Recommendation Committees	2	Dong Woo Han / Jae Woo Lee
Risk Management Committee	3	Jung Bo Lee / Sang Kyun Lee / Seung Choo Kang
Deputy Presidents

Our deputy presidents are as follows:

Name	Date of Birth	Position
Byung Chan Lee	55.01.06	Deputy President
Keun Jong Lee	55.09.03	Deputy President
Young Chul Bae	48.05.10	Deputy President
Sam Suck Rho	57.06.04	Deputy President
Ki Won Kim	60.01.13	Deputy President

50

6. Other Important Information
There are currently 33 legal cases in progress. In 24 cases, Shinhan Life Insurance is a defendant, and total amount involved in these 24 cases are KRW 1.462 billion. In the remaining 9 cases, Shinhan Life Insurance is a plaintiff, and total amount of money involved in these 9 cases are KRW 0.493 billion.
5) Shinhan Capital Co., Ltd.

1. Introduction of the Company
2. Business Results
3. Financial Statements
4. Independent Auditor’s Opinion
5. Directors and Executive Officers
1. Introduction of the Company
Purpose of Business

Leasing and loan business under the Korean Financial Law
Company History
▪	April 1991: Shinhan Lease was established (Paid-in capital KRW 20 billion)

▪	May 1999: Changed name to Shinhan Capital

▪	September 2001: Joined Shinhan Financial Group as a subsidiary
Number of Shares and Major Shareholders

Number of Shares	Shareholder	Percentage of Total Shares
12,250,000	Shinhan Financial Group	100%
Dividends

	2006	2005
Net Income (KRW million)	48,284	36,742
EPS (KRW)	3,942	2,999
Cash Dividends (KRW million)	15,313	15,313
Dividends per Share (KRW)	1,250	1,250
2. Business Results
In 2006, Shinhan Capital worked closely with other subsidiaries of Shinhan Financial Group and concentrated mainly on loan businesses such as ship financing and leasing. Also, Shinhan Capital made significant progress in CRC investment and real estate related project financing. As a result, Shinhan

51

Capital’s factoring assets count for KRW 1.2734 trillion, and CRC assets reached KRW 361.7 billion. Shinhan Capital is maintaining 10.64% of BIS ratio as the end of December, 2006.
3. Financial Statements
(KRW Million)

	2006	2005	2004	2003
[Current Assets]	1,335,882	734,175	556,004	311,464
• Quick Assets	1,335,882	734,175	556,004	311,464
[Lease Assets]	423,024	523,900	677,725	771,062
[Rental Assets]	—	—	—	—
[New Technology Finance Assets]	8,994	1,395	895	895
[Fixed Assets]	180,595	141,359	86,305	70,486
• Investment Assets	179,560	140,707	85,561	69,704
• Premises and Equipment	1,035	652	744	782
• Intangible Assets	—	—	—	—
Total Assets	1,948,495	1,400,829	1,320,929	1,153,907
[Current Liabilities]	734,485	395,466	466,634	337,511
[Fixed Liabilities]	1,029,052	856,428	734,948	714,172
Total Liabilities	1,763,537	1,251,895	1,201,582	1,051,683
[Capital Stock]	80,000	80,000	80,000	80,000
[Capital Surplus]	—	—	—	—
• Capital Reserve	—	—	—	—
• Other Reserve	—	—	—	—
[Retained Earnings]	95,621	62,650	37,908	22,853
[Capital Adjustment]	9,336	6,284	1,439	(-)628
Total Stockholders’ Equity	184,957	148,934	119,347	102,224
Gross Sales	199,615	222,439	221,072	145,355
Operating Revenue	33,831	55,852	33,308	29,271
Ordinary Income	48,284	36,742	23,056	15,755
Net Income	48,284	36,742	23,056	15,755
4. Independent Auditor’s Opinion
Audit Opinion for the last 4 years

	2006	2005	2004	2003
Auditor	Samjong KPMG Accounting Corp	Samjong KPMG Accounting Corp	Samjong KPMG Accounting Corp	Samjong KPMG Accounting Corp
Audit Opinion	Unqualified	Unqualified	Unqualified	Unqualified

52

5. Directors and Executive Officers
1)	Executive Officers

Our executive officers are as follows:

Name	Date of Birth	Position
Do Hui Han	1953.10.20	CEO
Seung Keun Oh	1957.8.10	Deputy President
Young Soo Paek	1949.05.31	Auditor
2)	Non-Executive Directors

Our non-executive directors are as follows:

Name	Date of Birth	Position
Byung Jae Cho	1950.07.02	Non-executive Director
Jae Woon Yoon	1945.12.07	Non-executive Director
6) Shinhan Credit Information Co., Ltd.

1. Introduction of the Company
2. Business Results
3. Financial Statements
4. Independent Auditor’s Opinion
5. Directors and Executive Officers
1. Introduction of the Company
Purpose of Business

Debt collection and credit research business under the Korean law
Company History
▪	July 2002: Shinhan Credit Information was established

▪	June 2003: Joined Shinhan Financial Group as a subsidiary
Number of Shares and Major Shareholders

Number of Shares	Shareholder	Percentage of Total Shares
600,000	Shinhan Financial Group	100%
Dividends

	2006	2005
Net Income (KRW million)	2,810	2,384
EPS (KRW)	4,683	3,973
Cash Dividends (KRW million)	—	1,800
Dividends per Share (KRW)	—	—

53

2. Business Results
In 2006, Shinhan Credit Information marked KRW 2.8 billion of net income. Its ratio of operating profits to net sales recorded 13.3%, which is very high compared to its peers. Collection continued to be the main source of the revenue.
3. Financial Statements
(KRW Million)

	2006	2005	2004	2003
[Current Assets]	9,678	7,908	5,595	6,831
• Quick Assets	9,678	7,908	5,595	6,831
• Inventory Assets	—	—	—	—
[Fixed Assets]	3,694	4,167	3,632	6,757
• Investment Assets	3,173	3,265	2,780	3,543
• Premises and Equipment	291	565	615	2,519
• Intangible Assets	230	337	237	695
Total Assets	13,372	12,075	9,227	13,588
[Current Liabilities]	2,519	2,415	2,106	3,585
[Fixed Liabilities]	598	414	259	6,141
Total Liabilities	3,117	2,829	2,365	9,726
[Stockholders’ Equity]	3,000	3,000	3,000	3,000
[Capital Surplus]	—	—	—	—
• Capital Reserve	—	—	—	—
• Other Reserve	—	—	—	—
[Retained Earnings]	7,255	6,246	3,862	862
[Capital Adjustment]	—	—	—	—
Total Stockholders’ Equity	10,255	9,246	6,862	3,862
Gross Sales	26,587	23,963	29,367	25,557
Operating Revenue	3,530	3,352	395	1,248
Ordinary Income	3,860	3,304	610	1,096
Net Income	2,810	2,384	3,000	741
4. Audit Opinion
Audit Opinion for the last 4 years

	2006	2005	2004	2003
Auditor	Samjong KPMG Accounting Corp.	Samjong KPMG Accounting Corp.	Samjong KPMG Accounting Corp.	Samjong KPMG Accounting Corp.
Audit Opinion	Unqualified	Unqualified	Unqualified	Unqualified

54

5. Directors and Executive Officers
1)	Executive Officers

Our executive officers are as follows:

Name	Date of Birth	Position
Pan Am Lee	53.02.17	CEO
Kang Mo Lee	55.09.28	Auditor
2)	Non-Executive Directors

Our non-executive directors are as follows:

Name	Date of Birth	Position
Jae Woon Yoon	45.12.07	Non-Executive Director
Hee Geon Kim	58.05.09	Non-Executive Director
7) Shinhan Private Equity Co., Ltd.

1. Introduction of the Company
2. Business Results
3. Financial Statements
4. Independent Auditor’s Opinion
5. Directors and Executive Officers
1. Introduction of the Company
Purpose of Business

Private Equity investment related business under the Korean Financial Law
Company History
▪	December 2004: Shinhan Private Equity was established (Paid-in capital KRW 20 billion)

▪	August 2005: Shinhan NPS Private Equity Fund 1st was launched
Number of Shares and Major Shareholders

Number of Shares	Shareholder	Percentage of Total Shares
2,000,000	Shinhan Financial Group	100%
Dividends

No dividends were paid out since establishment.
2. Business Results
Shinhan Private Equity continued managing Shinhan NPS Private Equity Fund 1st in 2006. It realized KRW 0.74  billion of operating revenue as of March 31, 2007. Its main source of the revenue is a 1% yearly management fee of the fund.

55

3. Financial Statements
(KRW Million)

	2007 1Q	2006
[Current Assets]	1,994.7	3,005.1
[Fixed Assets]	8,972.4	7,808.2
• Investment Assets	8,812.7	7,635.8
• Premises and Equipment	156.3	168.8
• Intangible Assets	3.4	3.6
Total Assets	10,967.1	10,813.3
[Current Liabilities]	252.2	270.4
[Fixed Liabilities]	88.5	48.8
Total Liabilities	340.7	319.2
[Stockholders’ Capital]	10,000.0	10,000.0
[Retained Earnings Before Appropriation]	626.5	494.0
[Capital Adjustment]	—	—
Total Stockholders’ Equity	10,626.5	10,494.0
Operating Revenue	739.7	3,729.2
Operating Expense	591.2	1,906.2
Operating Income	148.5	1,823.0
Ordinary Income	171.5	2,072.0
Net Income	132.5	1,675.6
4. Independent Auditor’s Opinion
Audit Opinion for the last 2 years

	2006	2005
Auditor	Samjong KPMG Accounting Corp.	Samjong KPMG Accounting Corp.
Audit Opinion	Unqualified	Unqualified

5. Directors and Executive Officers
1)	Executive Officers

Our executive officer is as follows:

Name	Date of Birth	Position
Jin Yeong Lee	60.10.12	CEO
2)	Non-Executive auditor

Our non-executive auditor is as follows:

Name	Date of Birth	Position
Jin Won Suh	50.04.20	Auditor

56

3)	Non-Executive Directors

Our non-executive directors are as follows:

Name	Date of Birth	Position
Byung Jae Cho	51.01.06	Non-Executive Director
Hyu Won Lee	53.07.01	Non-Executive Director

57

(Appendix 1)
SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Financial Statements
(Unaudited)
March 31, 2007
(With Independent Accountants’ Review Report Thereon)

Independent Accountants’ Review Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:
We have reviewed the accompanying non-consolidated balance sheet of Shinhan Financial Group Co., Ltd. (the “Company”) as of March 31, 2007 and the related non-consolidated statements of income and cash flows for the three-month periods ended March 31, 2007 and 2006 and changes in stockholders’ equity for the three-month period ended March 31, 2007. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to issue a report on these financial statements based on our review.
We conducted our reviews in accordance with the Review Standards for Semiannual Financial Statements established by the Securities and Futures Commission of the Republic of Korea. These Standards require that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review consists principally of inquiries of company personnel and analytical procedures applied to financial data and, thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.
Based on our reviews, nothing has come to our attention that causes us to believe that the non-consolidated financial statements referred to above are not presented fairly, in all material respects, in accordance with accounting principles generally accepted in the Republic of Korea.
The non-consolidated balance sheet of the Company as of December 31, 2006 and the related non-consolidated statements of income, appropriation of retained earnings and cash flows for the year then ended, which are not accompanying this report were audited by us and our report thereon, dated February 15, 2007 expressed an unqualified opinion. The accompanying non-consolidated balance sheet of the Company as of December 31, 2006, presented for comparative purposes, is not different from that audited by us in all material respects.
The accompanying non-consolidated financial statements have been translated into United States dollars solely for the convenience of the reader. We have reviewed the translation and, nothing has come to our attention to suggest that the non-consolidated financial statements expressed in Korean Won have not been translated into dollars on the basis set forth in note 2(b) to the non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:

As discussed in note 2(a) to the non-consolidated financial statements, accounting principles and review standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations, cash flows and changes in stockholders’ equity in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to review such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are intended solely for use by those knowledgeable in Korean accounting principles and review standards and their application in practice.
As discussed in note 4 to the non-consolidated financial statements, the Company acquired 98,517,316 shares (78.6%) of the outstanding shares of LG Card Co., Ltd. at ~~W~~67,770 per share through a tender offer on March 19, 2007. Additionally, LG Card Co., Ltd. became a subsidiary of the Company on March 23, 2007.
As discussed in note 11 to the non-consolidated financial statements, the Company recorded assets and interest income resulting from related party transactions as of March 31, 2007 and December 31, 2006 and for three-month periods ended March 31, 2007 and 2006.
KPMG Samjong Accounting Corp.
Seoul, Korea
April 27, 2007

This report is effective as of April 27, 2007, the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above review report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Balance Sheets
March 31, 2007 and December 31, 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2007		2006	2007	2006
Assets

Cash and due from banks (note 11)	~~W~~	460,416	468,561	$489,648	498,310
Equity method investment securities (note 3)		20,014,778	12,775,892	21,285,524	13,587,038
Loans, net of allowance for loan losses (notes 5, 11 and 12)		1,100,292	1,179,147	1,170,150	1,254,011
Property and equipment (note 6)		693	776	737	826
Other assets (notes 7, 11 and 12)		83,587	579,255	88,895	616,034

Total assets	~~W~~	21,659,766	15,003,631	$23,034,954	15,956,219

Liabilities and Stockholders’ equity

Liabilities:

Borrowings (notes 8 and 12)	~~W~~	718,821	185,072	$764,459	196,822
Debentures (note 9)		5,088,504	3,421,826	5,411,575	3,639,079
Retirement and severance benefits (note 11)		1,077	783	1,145	833
Other liabilities (notes 10, 11 and 12)		420,328	34,424	447,015	36,610

Total liabilities		6,228,730	3,642,105	6,624,194	3,873,344

Stockholders’ equity:

Capital stock of ~~W~~5,000 par value (note 13)

Common stock		1,907,838	1,907,838	2,028,967	2,028,967

Authorized - 1,000,000,000 shares Issued and outstanding - 381,567,614 shares

Preferred stock		481,475	262,920	512,044	279,613

Issued and outstanding - 83,478,169 shares in 2007 - 39,767,169 shares in 2006

Capital surplus		7,877,765	4,360,082	8,377,928	4,636,906
Retained earnings (note 14)		3,956,407	3,387,960	4,207,602	3,603,063
Capital adjustments (note 15)		53,853	44,491	57,272	47,316
Accumulated other comprehensive income (notes 3 and 20)		1,153,698	1,398,235	1,226,947	1,487,010

Total stockholders’ equity		15,431,036	11,361,526	16,410,760	12,082,875

	~~W~~	21,659,766	15,003,631	$23,034,954	15,956,219

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Income
Quarters ended March 31, 2007 and 2006
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2007		2006	2007	2006
Operating revenue:

Gain from equity method investment securities (notes 3 and 24)	~~W~~	952,272	492,930	$1,012,732	524,226
Interest income (note 11)		61,994	20,749	65,930	22,066
Gain on foreign currency transaction		749	2,597	797	2,762
Other		396	479	421	509

Total operating revenue		1,015,411	516,755	1,079,880	549,563

Operating expense:

Loss from equity method investment securities (notes 3 and 24)		—	184	—	196
Interest expense		62,647	29,008	66,625	30,850
Loss from foreign currency transaction		749	2,597	797	2,762
Fees and commission		19	83	20	88
General and administrative expenses (notes 11 and 17)		14,814	11,584	15,754	12,321

Total operating expense		78,229	43,456	83,196	46,217

Operating income		937,182	473,299	996,684	503,346

Non-operating income, net		22,662	79	24,100	80

Income before income taxes		959,844	473,378	1,020,784	503,426

Income taxes (note 18)		—	—	—	—

Net income	~~W~~	959,844	473,378	$1,020,784	503,426

Earnings per share in Won and U.S. dollars (note 19)	~~W~~	2,416	1,286	$2.57	1.37

Diluted earnings per share in Won and U.S. dollars (note 19)	~~W~~	2,353	1,212	$2.50	1.29

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statement of Changes in Stockholders’ Equity
Quarter ended March 31, 2007
(In millions of Won and thousands of U.S. dollars)

	Won							U.S. dollars (note 2(b))
					Accumulated						Accumulated
					other						other
	Capital		Capital	Capital	comprehensive	Retained		Capital	Capital	Capital	comprehensive	Retained
	stock		surplus	adjustments	income	earnings	Total	stock	surplus	adjustments	income	earnings	Total
Balance at January 1, 2007	~~W~~	2,170,758	4,360,082	44,491	1,398,235	3,387,960	11,361,526	$2,308,580	4,636,905	47,316	1,487,010	3,603,063	12,082,874
Preferred stock issuance		218,555	3,517,683	—	—	—	3,736,238	232,431	3,741,023	—	—	—	3,973,454
Net income		—	—	—	—	959,844	959,844	—	—	—	—	1,020,785	1,020,785
Dividends paid		—	—	—	—	(392,238)	(392,238)	—	—	—	—	(417,141)	(417,141)
Change in retained earnings of subsidiaries		—	—	—	—	841	841	—	—	—	—	895	895
Changes in capital adjustments		—	—	—	(244,537)	—	(244,537)	—	—	—	(260,063)	—	(260,063)
Stock option		—	—	9,362	—	—	9,362	—	—	9,956	—	—	9,956

Balance at March 31, 2007	~~W~~	2,389,313	7,877,765	53,853	1,153,698	3,956,407	15,431,036	$2,541,011	8,377,928	57,272	1,226,947	4,207,602	16,410,760

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Cash Flows
Quarters ended March 31, 2007 and 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2007		2006	2007	2006
Cash flows from operating activities:

Net income	~~W~~	959,844	473,378	$1,020,784	503,426

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation		93	151	99	161
Amortization		76	72	81	77
Reversal of allowance for loan losses		(396)	(479)	(421)	(509)
Provision for retirement and severance benefits		409	283	435	301
Gain from equity method investment securities, net		(952,272)	(492,746)	(1,012,732)	(524,030)
Stock compensation costs		6,345	3,468	6,748	3,688
Other, net		857	561	911	597
Changes in assets and liabilities:
Decrease (increase) in other assets		(15,791)	229	(16,794)	243
Increase in other liabilities		8,470	4,420	9,009	4,702
Retirement and severance benefits paid		(296)	(309)	(315)	(329)
Increase in deposit for severance benefit insurance		182	18	193	19

Net cash provided by (used in) operating activities		7,521	(10,954)	7,998	(11,654)

Cash flows from investing activities:

Cash provided by investing activities:

Collection of loans		130,000	293,140	138,254	311,751
Proceeds from disposal of property and equipment		—	29	—	31
Decrease in advance payments		519,256	—	552,224	—
Dividends received from equity method investment securities		459,990	445,524	489,195	473,811

		1,109,246	738,693	1,179,673	785,593

Cash used in investing activities:

Purchase of equity method investment securities		(6,980,783)	—	(7,423,996)	—
Loan originations		(50,000)	(200,000)	(53,175)	(212,699)
Purchase of property and equipment		(10)	(49)	(10)	(52)
Decrease in other liabilities		—	(20,596)	—	(21,904)

		(7,030,793)	(220,645)	(7,477,181)	(234,655)

Net cash provided by (used in) investing activities		(5,921,547)	518,048	(6,297,508)	550,938

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Cash Flows, Continued
Quarters ended March 31, 2007 and 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2007		2006	2007	2006
Cash flows from financing activities:

Cash provided by financing activities:

Proceeds from borrowings		653,000	100,000	694,459	106,349
Proceeds from debentures		1,800,000	200,000	1,914,283	212,698
Proceeds from issuance of preferred stock		3,749,962	—	3,988,048	—

		6,202,962	300,000	6,596,790	319,047

Cash used in financing activities:

Repayment of borrowings		(120,000)	(20,188)	(127,619)	(21,470)
Repayment of debentures		(130,000)	(270,000)	(138,254)	(287,142)
Debentures issuance cost paid		(4,180)	(950)	(4,445)	(1,010)
Dividends paid		(41,177)	(38,172)	(43,791)	(40,596)
Stock issuance cost paid		(1,724)	—	(1,833)	—

		(297,081)	(329,310)	(315,942)	(350,218)

Net cash provided by (used in) financing activities		5,905,881	(29,310)	6,280,848	(31,171)

Net increase (decrease) in cash and due from banks		(8,145)	477,784	(8,662)	508,113

Cash and due from banks at beginning of period		468,561	64,374	498,310	68,461

Cash and due from banks at end of period	~~W~~	460,416	542,158	$489,648	576,574

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(1)	General Description of the Company

Shinhan Financial Group Co., Ltd. (the “Company”) was incorporated on September 1, 2001 through a business combination involving exchange of the Company’s common stock with the former shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan BNP Paribas Investment Trust Management Co., Ltd.. The Company was formed with ~~W~~1,461,721 million of initial capital stock for the purpose of providing management services and financing to affiliate companies. The Company’s shares were listed on the Korea Exchange on September 10, 2001.

On September 16, 2003, the Company’s American depository shares were listed on the New York Stock Exchange.

As of March 31, 2007, the Company had nine subsidiaries and three joint ventures, and its capital stock consisted of ~~W~~1,907,838 million in common stock and ~~W~~481,475 million in preferred stock.

Details of its subsidiaries and joint ventures were as follows:
a.	Subsidiaries

(a)	Shinhan Bank (formerly Chohung Bank)

Chohung Bank was established on October 1, 1943 through the merger of Han Sung Bank, established on February 19, 1897, and Dong Il Bank, established on August 8, 1906, to engage in commercial banking and trust operations.

The credit card division of Chohung Bank was merged with Shinhan Card Co., Ltd. on April 1, 2006. Additionally, on April 1, 2006, Shinhan Bank merged with Chohung Bank (excluding the card division of Chohung Bank). Chohung Bank was the surviving legal entity. After the merger, Chohung Bank changed its name to Shinhan Bank.

As of March 31, 2007, Shinhan Bank operated through 910 domestic branches, 97 depositary offices and 14 overseas branches, and its capital stock amounted to ~~W~~7,528,078 million.

(b)	LG Card Co., Ltd.

LG Card Co., Ltd. (“LG Card”) was incorporated on December 17, 1985, under the name of Express Credit Card Corporation to provide credit card services. LG Card merged with Goldstar Factoring Corporation and LG Financing Corporation on June 1, 1988 and January 1, 1998, respectively, and at September 1, 2001, changed its name to LG Card. LG Card provides several services such as credit card services, factoring, installment financing and leasing, under the Specialized Credit Financial Business Act. LG Card was listed on the Korea Exchange on April 22, 2002.

On March 19, 2007, the Company acquired 78.6% of the outstanding shares of LG Card through a tender offer. As of March 31, 2007, LG Card had 4.46 million franchise accounts, 67 branches and 10.56 million credit card holders, and its capital stock amounted to ~~W~~626,847 million.

2

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(1)	General Description of the Company, Continued
(c)	Good Morning Shinhan Securities Co., Ltd.

Good Morning Shinhan Securities Co., Ltd. (“Good Morning Shinhan Securities”) was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services and became a wholly owned subsidiary in August 17, 2004 through a tender offer and share exchange. As of March 31, 2007, it operated through 77 branches and its capital stock amounted to ~~W~~1,096,998 million (including ~~W~~19,117 million of preferred stock).

(d)	Shinhan Life Insurance Co., Ltd.

Shinhan Life Insurance Co., Ltd. (“Shinhan Life Insurance”) was incorporated in January 1990 under the laws of the Republic of Korea to engage in life insurance and related businesses and became a wholly owned subsidiary as of December 31, 2005. As of March 31, 2007, Shinhan Life Insurance operated through 131 branches and its capital stock amounted to ~~W~~200,000 million.

(e)	Shinhan Card Co., Ltd.

Shinhan Card Co., Ltd. (“Shinhan Card”) was established on June 1, 2002 under the Specialized Credit Financial Business Act through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is principally engaged in credit card services, factoring, consumer loans and installment financing. As of March 31, 2007, Shinhan Card had 3.20 million franchise accounts and 7.59 million credit card holders, and its capital stock amounted to ~~W~~358,886 million.

(f)	Shinhan Capital Co., Ltd.

Shinhan Capital Co., Ltd. (“Shinhan Capital”) was incorporated on April 19, 1991 to engage in the leasing and rental business. It changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Shinhan Capital’s capital stock as of March 31, 2007 amounted to ~~W~~80,000 million.

(g)	Jeju Bank

Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in commercial banking and the trust business and listed its shares on the Korea Exchange on December 28, 1972. Jeju Bank’s capital stock as of March 31, 2007 amounted to ~~W~~77,644 million.

(h)	Shinhan Credit Information Co., Ltd.

Shinhan Credit Information Co., Ltd. (“Shinhan Credit Information”) was established on July 8, 2002 to engage in the business of debt collection services and credit research. Shinhan Credit Information’s capital stock as of March 31, 2007 amounted to ~~W~~3,000 million.

(i)	Shinhan Private Equity, Inc.

Shinhan Private Equity, Inc. (“Shinhan PE”) was established on December 8, 2004 to provide financial advisory services and operating assistance to domestic and overseas private equity funds. Shinhan PE’s capital stock as of March 31, 2007 amounted to ~~W~~10,000 million.

3

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(1)	General Description of the Company, Continued
b.	Joint Ventures

(a)	Shinhan BNP Paribas Investment Trust Management Co., Ltd.

On August 1, 1996, Shinhan Investment Trust Management Co., Ltd. was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Under the joint venture agreement on October 2002, with BNP Paribas Asset Management Group, Shinhan Investment Trust Management Co., Ltd. was renamed Shinhan BNP Paribas Investment Trust Management Co., Ltd. (“Shinhan BNP Paribas ITMC”). Shinhan BNP Paribas ITMC’s capital stock as of March 31, 2007 amounted to ~~W~~40,000 million.

(b)	SH&C Life Insurance Co., Ltd.

SH&C Life Insurance Co., Ltd. (“SH&C Life Insurance”) was established on October 1, 2002 to engage in the insurance business and other related business under the joint venture agreement with Cardif SA. SH&C Life Insurance’s capital stock as of March 31, 2007 amounted to ~~W~~30,000 million.

(c)	Shinhan Macquarie Financial Advisory Co., Ltd.

On August 1, 2001, Shinhan Macquarie Financial Advisory Co., Ltd. (“Shinhan Macquarie”) was incorporated to engage in the business of financial advisory services and cross border leasing under the joint venture agreement with Macquarie International Holdings Ltd. Shinhan Macquarie’s capital stock as of March 31, 2007 amounted to ~~W~~1,000 million.

4

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(1)	General Description, Continued

Details of ownership as of March 31, 2007 and December 31, 2006 were as follows:

		2007		2006
			Ownership		Ownership
		Number of	percentage	Number of	percentage
Investor	Investee	shares	(%)	shares	(%)
Subsidiaries:

Shinhan Financial Group	Shinhan Bank	1,505,615,506	100.00	1,505,615,506	100.00
	LG Card	98,517,316	78.6	—	—
	Good Morning Shinhan Securities	219,399,664	100.00	159,399,664	100.00
	Shinhan Life Insurance	40,000,000	100.00	40,000,000	100.00
	Shinhan Card	71,777,256	100.00	71,777,256	100.00
	Shinhan Capital	12,250,000	100.00	12,250,000	100.00
	Jeju Bank	9,692,369	62.40	9,692,369	62.40
	Shinhan Credit Information	600,000	100.00	600,000	100.00
	Shinhan PE	2,000,000	100.00	2,000,000	100.00
Shinhan Bank	Shinhan Financial Group	6,613,569	(*)1.70	7,129,967	1.90
	LG Card	8,960,005	7.10	—	—

Joint ventures:

Shinhan Financial Group	Shinhan BNP Paribas ITMC	4,000,001	50.00	4,000,001	50.00
	SH&C Life Insurance	3,000,001	50.00	3,000,001	50.00
	Shinhan Macquarie	102,000	51.00	102,000	51.00

(*)	ownership percentage of common stock

5

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Financial Statements Presentation

The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended solely for use by those who are informed in Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English from the Korean language non-consolidated financial statements.

Certain information included in the Korean language non-consolidated financial statements, but not required for a fair presentation of the Company’s financial position, results of operations, cash flows or changes in stockholders’ equity, is not presented in the accompanying non-consolidated financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~940.30 to US$1, the basic exchange rate on March 31, 2007. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Application of the Statements of Korean Financial Accounting Standards

Effective January 1, 2007, the Company has adopted Statements of Korea Accounting Standards (the “SKAS”) No. 21 “Preparation and Presentation of Financial Statements”, No. 22 “Share-based Payment”, No. 23 “Earning per Share” and No. 101 “Financial Holding Company”. Except for the adoption of the aforementioned accounting standards, the accounting policies were consistently applied for the non-consolidated financial statements both as of and for the three month period ended March 31, 2007 and as of and for the year ended December 31, 2006.

(d)	Allowance for Loan Losses

Allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection.

6

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(e)	Equity Method Investment Securities

Equity securities held for investment in companies in which the Company is able to exercise significant control over the investees are accounted for using the equity method.

Under the equity method, the Company’s initial investment is recorded at cost and is subsequently increased or decreased to reflect the Company’s share of the net asset of investee. Any excess in the Company’s acquisition cost over the Company’s share of the investee’s identifiable net assets is considered as goodwill (negative goodwill) and amortized by the straight-line method over a reasonable period, generally less than 20 years. The amortization of goodwill is recorded against the equity income of affiliates. When events or circumstances indicate that the carrying amount may not be recoverable, the Company reviews goodwill for impairment.

Under the equity method, the Company does not record its share of loss of the investee when such loss would make the Company’s investment in such entity less than zero. If the Company holds preferred stock or long-term debt issued by the investee, the Company’s share of loss of the investee is recorded until such investment is reduced to zero.

Investments are reduced when dividends are declared by shareholders’ meeting of the respective investee companies.

(f)	Interests in Joint Ventures

Investments in jointly controlled entities are accounted for using the equity method.

(g)	Property and Equipment

Property and equipment are stated at cost. Assets acquired through exchange, investment in kind or donation are recorded at their fair value.

Depreciation is computed by the declining-balance method using rates based on the useful lives of the respective assets or using the straight-line method over the estimated useful lives of the assets as follows:

Descriptions	Depreciation method	Useful lives
Vehicles	Declining-balance	Five years
Furniture, fixtures and other	„	„
Leasehold improvement	Straight-line	„
Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense as incurred.
(h)	Intangible Assets

Intangible assets comprised of software and development costs are stated at cost less accumulated amortization and impairment losses. Intangible assets are amortized using the straight-line method over five years.

7

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(i)	Income Taxes

Income tax on the income includes both current and deferred taxes. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted at the balance sheet date. Deferred tax is recognized in the statement of income except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner in which the carrying amount of assets and liabilities will be realized or settled, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(j)	Discount (Premium) on Debentures

Discount (premium) on debentures issued, which represents the difference between the face value and issuance price of debentures, is amortized using the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(k)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current salary rates and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees’ severance benefits trust where the employees have a vested interest in the deposit with the insurance company (or the bank) in trust. The deposit for severance benefits held in trust is, therefore, reflected in the accompanying non-consolidated balance sheets as a reduction of the liability for retirement and severance benefits.

(l)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet dates with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~940.30 and ~~W~~929.60 to US$1, the rates of exchange on March 31, 2007,and December 31, 2006, respectively, that are permitted by Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

8

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(m)	Share-based Payment

In a share-based payment transaction the Company receives goods or services and pays for those goods or services either in shares or in other equity instruments. Goods or services received in a share-based payment transaction are generally measured at fair value and recognized as an expense and capital adjustment. However, in case fair value of goods or services are not available, the share-based payment transactions are measured by reference to the fair value of the equity instruments granted. For cash-settled share-based payment transactions the services received and the liability incurred are measured at the fair value of the liability at grant date. And at each reporting date, the fair value of the liability is remeasured with any changes in fair value recognized in profit or loss for the period. For the transactions when there is a choice of cash or equity settlement by the Company or the counterparty, the transaction is accounted for according to the substance of the transaction.

For the share-based payment prior to December 31, 2006, compensation costs are allocated over the service period and recognized as an expense and a capital adjustment for the equity-settled share-based payment and as an expense and a liability for the cash-settled share-based payment, respectively.

(n)	Provision, Contingent Assets and Contingent Liabilities

Provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, a provision is recorded at the present value of the expenditures expected to be required to settle the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

(o)	Use of Estimates

The preparation of non-consolidated financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the non-consolidated financial statements and related notes to non-consolidated financial statements. Actual results could differ from those estimates.

9

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(3)	Equity Method Investment Securities
Details of equity method investment securities as of March 31, 2007 and December 31, 2006 were as follows:

	2007						(in millions of Won)
			Acquisition	Equity
	Beginning		and	method	Retained	Capital	Ending
Investees	balance		dividend, net	gain	earnings	adjustments	balance
Subsidiaries:

Shinhan Bank	~~W~~	9,724,729	(301,122)	802,902	841	(247,266)	9,980,084
LG Card		—	6,683,743	54,814	—	(177)	6,738,380
Good Morning Shinhan Securities		979,853	306,556	10,862	—	(1,007)	1,296,264
Shinhan Life Insurance		793,204	—	18,727	—	2,342	814,273
Shinhan Card		957,830	(143,555)	46,447	—	(179)	860,543
Shinhan Capital		187,782	(15,312)	10,188	—	1,653	184,311
Jeju Bank		69,316	—	4,403	—	22	73,741
Shinhan Credit Information		10,255	—	542	—	—	10,797
Shinhan PE		10,492	—	132	—	—	10,624

		12,733,461	6,530,310	949,017	841	(244,612)	19,969,017

Joint venture companies:

Shinhan BNP Paribas ITMC		24,790	—	1,698	—	1	26,489
SH&C Life Insurance		17,612	—	72	—	74	17,758
Shinhan Macquarie		29	—	1,485	—	—	1,514

		42,431	—	3,255	—	75	45,761

	~~W~~	12,775,892	6,530,310	952,272	841	(244,537)	20,014,778

The market value of LG Card and Jeju Bank shares owned by the Company were ~~W~~4,241,170 million and ~~W~~80,350 million, respectively, as of March 31, 2007 using the quoted market price (LG Card : ~~W~~43,050 per share, Jeju Bank : ~~W~~8,290 per share) at that date.
Changes in goodwill (negative goodwill) for the quarter ended March 31, 2007 were as follows:

				(in millions of Won)
	Beginning			Amortization	Ending
	balance		Increase	(reversal)	balance
Shinhan Bank	~~W~~	653,805	—	15,323	638,482
LG Card		—	3,736,289	22,240	3,714,049
Good Morning Shinhan Securities		93,526	—	4,251	89,275
Shinhan Life Insurance		372,742	—	10,451	362,291
Shinhan Card		320,572	—	7,513	313,059
Jeju Bank		(3,600)	—	(171)	(3,429)

	~~W~~	1,437,045	3,736,289	59,607	5,113,727

10

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(3)	Equity Method Investment Securities, Continued

							(in millions of Won)
	2006
			Acquisition	Equity
	Beginning		and	method	Retained	Capital	Ending
Investees	balance		dividend, net	gain	Earnings	Adjustments	balance
Subsidiaries:

Shinhan Bank	~~W~~	8,751,516	(955,218)	1,500,460	(3,277)	431,248	9,724,729
Good Morning Shinhan Securities		900,138	—	74,753	(101,458)	106,420	979,853
Shinhan Life Insurance		737,788	(20,000)	64,980	(301)	10,737	793,204
Shinhan Card		221,449	526,806	208,052	—	1,523	957,830
Shinhan Capital		151,789	(15,313)	48,255	—	3,051	187,782
Jeju Bank		60,770	—	9,405	—	(859)	69,316
Shinhan Credit Information		9,263	(1,800)	2,792	—	—	10,255
Shinhan PE		8,741	—	1,751	—	—	10,492

		10,841,454	(465,525)	1,910,448	(105,036)	552,120	12,733,461

Joint ventures:

Shinhan BNP Paribas ITMC		24,103	(3,600)	4,288	—	(1)	24,790
SH&C Life Insurance		15,513	—	1,776	—	323	17,612
Shinhan Macquarie		1,289	(2,016)	756	—	—	29

		40,905	(5,616)	6,820	—	322	42,431

	~~W~~	10,882,359	(471,141)	1,917,268	(105,036)	552,442	12,775,892

The market value of Jeju Bank shares owned by the Company was ~~W~~73,274 million as of December 31, 2006 using the quoted market price (~~W~~7,560 per share) at that date.
Changes in goodwill (negative goodwill) for the year ended December 31, 2006 were as follows:

				(in millions of Won)
	Beginning			Amortization	Ending
	balance		Increase	(reversal)	balance
Shinhan Bank	~~W~~	1,065,725	(343,112)	68,808	653,805
Good Morning Shinhan Securities		110,530	—	17,004	93,526
Shinhan Life Insurance		414,545	—	41,803	372,742
Shinhan Card		—	343,112	22,540	320,572
Jeju Bank		(4,285)	—	(685)	(3,600)

	~~W~~	1,586,515	—	149,470	1,437,045

11

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(4)	Acquisition of LG Card
(a) On March 19, 2007, the Company acquired 98,517,316 shares (78.6%) of the outstanding shares of LG Card at ~~W~~67,770 per share through a tender offer. Additionally, LG Card became a subsidiary of the Company on March 23, 2007. The CEO of LG Card is Jong-Ho, Lee, and the Company applied purchase method of accounting for the acquisition.
The condensed financial informations of LG Card as of December 31, 2006 and acquisition date were as follows:

			(in millions of Won)
	As of
	December 31, 2006		Acquisition date
Assets	~~W~~	9,645,482	9,913,238
Liabilities		6,624,912	6,127,002

Stockholders’ equity		3,020,570	3,786,236

Operating revenue		2,703,398	422,308
Operating expense		1,512,216	167,055

Operating income		1,191,182	255,253
Income before income taxes		1,191,138	212,490
Net income	~~W~~	1,193,679	768,638

(b) Details of goodwill related to the acquisition of LG Card were as follows:

	(in millions of Won)
Consideration given	~~W~~	6,683,743
Fair value of net assets		2,947,454

Goodwill	~~W~~	3,736,289

12

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(5)	Loans
(a) Loans as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	Won
	2007		2006
Loans in Won	~~W~~	1,040,000	1,120,000
Loans in foreign currencies		65,821	65,072

		1,105,821	1,185,072
Less: allowance for loan losses		(5,529)	(5,925)

	~~W~~	1,100,292	1,179,147

(b) Details of loans as of March 31, 2007 and December 31, 2006 were as follows:
(in millions of Won)

		2007			2006
		Interest			Interest
	Borrower	rate (%)	Amount		rate (%)	Amount
Loans in Won	Shinhan Card	4.49~6.28	~~W~~	400,000	4.49~6.28	~~W~~	450,000
	Shinhan Capital	4.33~8.12		470,000	4.33~8.12		500,000
	Good Morning Shinhan Securities	5.25~5.64		170,000	5.25~5.64		170,000

			~~W~~	1,040,000		~~W~~	1,120,000

Loans in foreign currencies	Shinhan Capital	3M Libor+ 0.25~0.90		65,821	3M Libor+0.38		65,072

			~~W~~	1,105,821		~~W~~	1,185,072

Allowance for loan losses				(5,529)			(5,925)

			~~W~~	1,100,292		~~W~~	1,179,147

13

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(5)	Loans, Continued
(c)	The maturities of loans as of March 31, 2007 and December 31, 2006 were as follows:

			(in millions of Won)
			Loans
	Loans		in foreign
At March 31, 2007	in Won		currencies	Total
Due in three months or less	~~W~~	20,000	37,612	57,612
Due after three months through six months		20,000	—	20,000
Due after six months through 12 months		120,000	—	120,000
Due after one year through three years		610,000	28,209	638,209
Thereafter		270,000	—	270,000

	~~W~~	1,040,000	65,821	1,105,821

			(in millions of Won)
			Loans
	Loans		in foreign
At December 31, 2006	in Won		currencies	Total
Due in three months or less	~~W~~	150,000	—	150,000
Due after three months through six months		20,000	37,184	57,184
Due after six months through 12 months		40,000	—	40,000
Due after one year through three years		690,000	27,888	717,888
Thereafter		220,000	—	220,000

	~~W~~	1,120,000	65,072	1,185,072

14

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(6)	Property, plant and equipment
Property, plant, equipment as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	Won
	2007		2006
Property, plant and equipment:

Vehicles	~~W~~	261	261
Furniture and fixtures		1,419	1,416
Leasehold improvements		1,733	1,728

		3,413	3,405
Less: accumulated depreciation		(2,720)	(2,629)

	~~W~~	693	776

(7)	Other Assets

Other assets as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	Won
	2007		2006
Security deposits paid	~~W~~	9,915	9,915
Software		835	910
Account receivables		45,778	37,907
Accrued income		7,732	8,016
Advance payments		610	519,328
Prepaid expenses		12,899	1,023
Prepaid income taxes		3,997	346
Other		1,821	1,810

	~~W~~	83,587	579,255

15

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(8)	Borrowings
(a)	Borrowings as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	Won
	2007		2006
Borrowings in Won	~~W~~	653,000	120,000
Borrowings in foreign currencies		65,821	65,072

	~~W~~	718,821	185,072

(b)	Details of borrowings as of March 31, 2007 and December 31, 2006 were as follows:

			(in millions of Won)
Issue date	Maturity date	Interest rate (%)	2007		2006
Borrowings in Won:

January 08, 2007	April 02, 2007	5.47	~~W~~	7,000	—
February 08, 2007	April 02, 2007	5.56		20,000	—
March 21, 2007	April 02, 2007	5.54		36,000	—
March 30, 2007	April 02, 2007	5.54		10,000	—
December 21, 2006	March 30, 2009	5.34		—	36,000
December 26, 2006	March 29, 2007	4.92		—	84,000
February 21, 2007	July 2, 2007	5.15		180,000	—
February 21, 2007	October 1, 2007	5.18		200,000	—
March 29, 2007	October 1, 2007	5.15		200,000	—

				653,000	120,000

Borrowings in foreign currencies:

July 15, 2004	June 15, 2007	3M Libor+0.7		37,612	37,184
December 29, 2006	December 29, 2009	3M Libor+0.25		28,209	27,888

				65,821	65,072

			~~W~~	718,821	185,072

16

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(8)	Borrowings, Continued
(c)	The maturities of borrowings as of March 31, 2007 and December 31, 2006 were as follows:

	(in millions of Won)
	Borrowings		Borrowings in
At March 31, 2007	in Won		foreign currencies	Total
Due in three months or less	~~W~~	73,000	37,612	110,612
Due after three months through six months		180,000	—	180,000
Due after six months through 12 months		400,000	—	400,000
Due after one year through three years		—	28,209	28,209

	~~W~~	653,000	65,821	718,821

	(in millions of Won)
	Borrowings		Borrowings in
At December 31, 2006	in Won		foreign currencies	Total
Due in three months or less	~~W~~	84,000	—	84,000
Due after three months through six months		—	37,184	37,184
Due after six months through 12 months		—	—	—
Due after one year through three years		36,000	27,888	63,888

	~~W~~	120,000	65,072	185,072

17

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(9)	Debentures
(a)	Debentures as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	Won
	2007		2006
Debentures in Won	~~W~~	5,100,000	3,430,000
Less: discount on debentures		(11,496)	(8,174)

	~~W~~	5,088,504	3,421,826

(b)	Details of debentures as of March 31, 2007 and December 31, 2006 were as follows:

(in millions of Won)
Issue date	Maturity date	Interest rate (%)	2007		2006
Unsecured debentures in Won:

April 04, 2002	April 04, 2007	7.47	~~W~~	20,000	20,000
May 20, 2002	May 20, 2007	7.25		20,000	20,000
July 29, 2002	July 29, 2007	6.30		20,000	20,000
November 21, 2002	November 21, 2007	5.88		20,000	20,000
December 16, 2002	December 16, 2007	5.96		20,000	20,000
June 24, 2003	June 24, 2008	5.69		30,000	30,000
July 24, 2003	July 24, 2008	5.87		20,000	20,000
March 24, 2004	March 24, 2007	4.76		—	30,000
March 24, 2004	March 24, 2009	5.11		20,000	20,000
June 25, 2004	June 25, 2009	4.93		50,000	50,000
July 08, 2004	July 08, 2009	4.81		100,000	100,000
January 31, 2005	January 31, 2008	4.21		30,000	30,000
January 31, 2005	January 31, 2010	4.59		70,000	70,000
March 18, 2005	March 18, 2007	4.13		—	100,000
March 18, 2005	March 18, 2008	4.23		50,000	50,000
May 09, 2005	May 09, 2008	3.99		50,000	50,000
June 29, 2005	June 29, 2008	4.01		50,000	50,000
June 29, 2005	June 29, 2010	4.28		150,000	150,000
September 14, 2005	September 14, 2008	4.77		70,000	70,000
September 14, 2005	September 14, 2010	5.18		110,000	110,000
December 16, 2005	December 16, 2008	5.34		40,000	40,000
December 16, 2005	December 16, 2010	5.65		60,000	60,000
January 24, 2006	January 24, 2009	5.24		100,000	100,000
February 27, 2006	February 27, 2009	5.07		100,000	100,000

18

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(9)	Debentures, Continued

(in millions of Won)
Issue date	Maturity date	Interest rate (%)	2007		2006
April 24, 2006	April 24, 2009	5.09		200,000	200,000
June 28, 2006	June 28, 2009	5.25		220,000	220,000
June 28, 2006	June 28, 2011	5.42		130,000	130,000
June 28, 2006	June 28, 2013	5.52		50,000	50,000
June 29, 2006	September 29, 2009	5.24		100,000	100,000
June 29, 2006	September 29, 2009	5.32		100,000	100,000
July 31, 2006	July 31, 2011	5.16		100,000	100,000
September 26, 2006	September 26, 2009	4.81		50,000	50,000
September 26, 2006	September 26, 2011	4.91		50,000	50,000
November 29, 2006	November 29, 2009	4.99		250,000	250,000
November 29, 2006	November 29, 2011	5.06		100,000	100,000
November 29, 2006	November 29, 2013	5.16		150,000	150,000
December 27, 2006	December 27, 2009	5.05		250,000	250,000
December 27, 2006	December 27, 2011	5.17		100,000	100,000
December 27, 2006	December 27, 2013	5.24		150,000	150,000
December 22, 2006	December 22, 2008	5.35		100,000	100,000
January 24, 2007	January 23, 2009	5.33		300,000	—
January 25, 2007	January 25, 2010	5.25		250,000	—
January 25, 2007	January 25, 2012	5.29		100,000	—
January 25, 2007	January 25, 2014	5.40		150,000	—
February 23, 2007	August 23, 2009	5.09		500,000	—
February 23, 2007	February 23, 2010	5.09		250,000	—
February 23, 2007	February 23, 2012	5.12		100,000	—
February 23, 2007	February 23, 2014	5.27		150,000	—

				5,100,000	3,430,000
Discount on debentures				(11,496)	(8,174)

			~~W~~	5,088,504	3,421,826

19

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(9)	Debentures, Continued
(c)	The maturities of debentures as of March 31, 2007 and December 31, 2006 were as follows:

	(in millions of Won)
	2007		2006
Due in three months or less	~~W~~	40,000	130,000
Due after three months through six months		20,000	40,000
Due after six months through 12 months		120,000	60,000
Due after one year through three years		3,270,000	1,980,000
Thereafter		1,650,000	1,220,000

	~~W~~	5,100,000	3,430,000

(10)	Other Liabilities

Other liabilities as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	Won
	2007		2006
Withholding taxes	~~W~~	10,379	561
Dividends payable		352,681	1,619
Accounts payable		23,682	329
Accrued expenses		33,586	31,915

	~~W~~	420,328	34,424

20

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(11)	Related Party Transactions
(a)	Details of transactions

Significant transactions with the related parties for the quarters ended March 31, 2007 and 2006 were as follows:

	(In millions of Won)
Revenue earned	Expense incurred	Account	2007		2006
Shinhan Financial Group	Shinhan Bank	Interest income	~~W~~	26,148	1,521
„	Good Morning Shinhan Securities	Interest income		2,338	922
„	Shinhan Card	Interest income		5,777	9,510
„	Shinhan Capital	Interest income		7,682	8,121
„	Jeju Bank	Interest income		—	674

			~~W~~	41,945	20,748

Shinhan Bank	Shinhan Financial Group	Rental income	~~W~~	35	—

(b)	Account balances

Significant balances with the related parties as of March 31, 2007 and December 31, 2006 were as follows:

	(In millions of Won)
Creditor	Debtor	Account	2007		2006
Shinhan Financial Group	Shinhan Bank	Due from banks	~~W~~	79,929	2,627
„	”	Security deposits		9,915	9,915
„	”	Account receivables		34,560	28,675
„	”	Accrued income		84	171
„	”	Deposit for severance benefit		1,051	1,233
„	Good Morning Shinhan Securities	Loans in Won		170,000	170,000
„	”	Account receivables		5,571	4,581
„	”	Accrued income		1,578	1,569
„	Shinhan Life Insurance	Account receivables		1,496	1,159
„	Shinhan Card	Loans in Won		400,000	450,000
„	”	Account receivables		2,396	2,043
„	”	Accrued income		3,164	3,285
„	Shinhan Capital	Loans in Won		470,000	500,000
„	”	Loans in foreign currency		65,821	65,072
„	”	Account receivables		1,321	1,102
„	”	Accrued income		2,905	2,990
„	Shinhan Credit Information	Account receivables		311	251

			~~W~~	1,250,102	1,244,673

Shinhan Card	Shinhan Financial Group	Account payables	~~W~~	144	209

21

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(11)	Related Party Transactions, Continued
(c)	The guarantees and acceptances provided between the related parties as of March 31, 2007 were as follows:

	(in millions of Won)
			Amount
Creditor	Debtor	Account	guaranteed
Shinhan Financial Group	SH&C Life Insurance	Guarantees for loans	~~W~~	3,500
(d)	Compensation of key management personnel for the three-month periods ended March 31, 2007 and 2006 was as follows:

	(in millions of Won)
	2007		2006
Short-term salaries	~~W~~	1,133	1,553
Share-based payment		6,066	3,277
Long-term salaries		101	—

	~~W~~	7,300	4,830

(12)	Assets and Liabilities Denominated in Foreign Currency

Assets and liabilities denominated in foreign currency as of March 31, 2007 and December 31, 2006 were as follows:

	(in millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2007	2006	2007		2006
Assets:
Loans	$70,000	70,000	~~W~~	65,821	65,072
Other assets	531	551		500	513

	$70,531	70,551	~~W~~	66,321	65,585

Liabilities:
Borrowings	$70,000	70,000	~~W~~	65,821	65,072
Other liabilities	514	534		484	496

	$70,514	70,534	~~W~~	66,305	65,568

22

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(13)	Capital Stock
(a)	As of March 31, 2007 and December 31, 2006, details of preferred stock issued by the Company were as follows:

		Predetermined
	Number of	dividend rate
	shares	(%) (*)	Redeemable period
Redeemable preferred stock:
Series 2	9,316,792	4.04	August 19, 2005 - August 18, 2007
Series 3	9,316,792	4.04	August 19, 2006 - August 18, 2008
Series 4	9,316,792	4.04	August 19, 2007 - August 18, 2009
Series 5	9,316,793	4.04	August 19, 2008 - August 18, 2010
Series 7	2,433,334	7.46	July 19, 2008 - August 18, 2008
Series 8	66,666	7.86	July 19, 2010 - August 18, 2010
Series 10 (**)	28,990,000	7.00	January 25, 2012 - January 24, 2027

	68,757,169

Convertible redeemable preferred stock:
Series 11 (***)	14,721,000	3.25	January 25, 2012 - January 24, 2027

	83,478,169

(*)	Based on issue price

(**)	The Company maintains the right to redeem the whole or part of Series 10 redeemable preferred stock within the redeemable period.

(***)	Details with respect to the conversion right were as follows:
Conversion period : January 26, 2008—January 25, 2012
Conversion ratio : One common stock per one preferred stock
Conversion price : ~~W~~57,806
Series 1 and Series 6 of redeemable preferred stocks of 9,316,792 shares and 3,500,000 shares, respectively, were redeemed on August 21, 2006 for ~~W~~172,831 million and ~~W~~525,033 million, respectively. Therefore, capital stock amount differs from the total par value of outstanding capital stocks.

23

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(13)	Capital Stock, Continued
(b)	Details of changes in capital stock for the three-month period ended March 31, 2007 and the year ended December 31, 2006 were as follows:

	(in millions of Won, except shares)
	Number of	Capital		Preferred	Capital
	shares	stock		stock	Surplus
Balance at January 1, 2006	434,151,575	~~W~~	1,796,037	374,721	4,360,112
Preferred stock converted into common stock	—		111,801	(111,801)	(30)
Redemption of redeemable preferred stock	(12,816,792)		—	—	—

Balance at December 31, 2006	421,334,783	~~W~~	1,907,838	262,920	4,360,082
Issuance of preferred stock	43,711,000		—	218,555	3,517,683

Balance at March 31, 2007	465,045,783	~~W~~	1,907,838	481,475	7,877,765

(c)	Details of preferred stock to be redeemed by appropriations of retained earnings as of March 31, 2007 were as follows:

	(in millions of Won, except shares and price per share)
			Redemption
	Number of		price		Redemption
	shares	Redemption date	per share		amount
Series 2 redeemable preferred stock	9,316,792	August 18, 2007	~~W~~	18,548	~~W~~	172,812
(14)	Retained Earnings

Retained earnings as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	2007		2006
Legal reserve	~~W~~	580,200	396,928
Other reserve		172,812	—
Retained earnings before appropriation		3,203,395	2,991,032

	~~W~~	3,956,407	3,387,960

The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net income as legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders’ approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

24

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(15)	Capital Adjustment

Capital adjustments as of March 31, 2007 and December 31, 2006 were stock options.

(16)	Share-based Payment
(a)	Details of cash-settled share-based payment granted as of March 31, 2007 were as follows:

		1st grant		2nd grant		3rd grant
Grant date		May 22, 2002		May 15, 2003		March 25, 2004
Exercise price in Won	~~W~~	18,910	~~W~~	11,800	~~W~~	21,595
Number of shares granted		1,004,200		1,156,300		1,301,600
Vesting period		Within four		Within four		Within three
		years after		years after		years after
		two years		two years		two years
		from grant date		from grant date		from grant date
Changes in number of shares granted:
Balance at January 1, 2007		607,065		723,613		1,141,423
Exercised		136,216		134,735		169,684
Balance at March 31, 2007		470,849		585,878		971,739

25

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(16)	Share-based Payment, Continued
(b)	Details of share-based payment with the choice of settlement by the Company as of March 31, 2007 were as follows:

		4th grant		5th grant		6th grant
Grant date		March 30, 2005		March 21, 2006		March 20, 2007
Exercise price in Won	~~W~~	28,006	~~W~~	38,829	~~W~~	54,560
Number of shares granted		2,695,200		3,296,200		1,301,050
Vesting period		Within four		Within four		Within four
		years after		years after		years after
		three years		three years		three years
		from grant date		from grant date		from grant date
Conditions:
Service period		Two years from grant date		Two years from grant date		Two years from grant date
Market performance
Management		Increase rate of		Increase rate of		Increase rate of
		stock price and		stock price and		stock price and
		Target ROE		Target ROE		Target ROE

						Achievement of
Employee		Net income for		Net income for		target ROE
		two years		two years		for three years

Changes in number of shares granted:
Outstanding at January 1, 2007		2,381,090		3,098,069		—
Granted		—		—		1,301,050
Canceled or forfeited		12,059		1,531		—
Exercised		—		—		—
Outstanding at March 31, 2007		2,369,031		3,096,538		1,301,050
Exercisable at March 31, 2007		—		—		—

Assumptions used to determine the fair value of options:
Risk-free interest rate		4.07%		5.02%		4.69%
Expected exercise period		5 years		5 years		5 years
Expected stock price volatility		17.92%		13.43%		17.14%
Expected dividend yield		0%		0%		1.65%
Weighted average fair value	~~W~~	11,201	~~W~~	16,668	~~W~~	16,571
The Company maintains the right to choose cash or equity settlement in respect of share-based payment. For the fourth and fifth stock-based payment granted, compensation costs are allocated over the service period and recognized as an expense and a capital adjustment. For the 6th stock-based payment, pursuant to newly applied SKAS No. 22, the Company recognized compensation costs as an expense and a liability.

26

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(16)	Share-based Payment, Continued
(c)	Changes in stock compensation costs for the three-month period ended March 31, 2007 were as follows:

		(in millions of Won)
		Employee of
		Shinhan
Stock options		Financial
granted	Stock compensation cost	Group		Subsidiaries	Total
1st	Recorded at beginning of the period	~~W~~	4,316	16,598	20,914
	Incurred during the period		1,080	3,731	4,821
	To be recorded in subsequent periods		—	—	—

2nd	Recorded at beginning of the period		6,845	24,883	31,728
	Incurred during the period		1,335	4,382	5,717
	To be recorded in subsequent periods		—	—	—

3rd	Recorded at beginning of the period		7,328	23,727	31,055
	Incurred during the period		2,378	6,671	9,049
	To be recorded in subsequent periods		—	—	—

4th	Recorded at beginning of the period		3,548	20,283	23,831
	Incurred during the period		470	2,235	2,705
	To be recorded in subsequent periods		—	—	—

5th	Recorded at beginning of the period		3,036	17,624	20,660
	Incurred during the period		1,021	5,636	6,657
	To be recorded in subsequent periods		3,604	20,692	2,296

6th	Recorded at beginning of the period		—	—	—
	Incurred during the period		61	293	354
	To be recorded in subsequent periods		3,585	17,621	21,206
For the 4th and 5th stock options granted, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, stock compensation costs have been recorded as account payables by the subsidiaries and as account receivables by the Company in the amount of ~~W~~45,655 million as of March 31, 2007.

27

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(17)	General and Administrative Expenses

Details of general and administrative expenses for the quarters ended March 31, 2007 and 2006 were as follows:

	(in millions of Won)
	Won
	2007		2006
Salaries	~~W~~	9,590	7,082
Provision for retirement and severance benefits		409	283
Other employees benefits		383	559
Rental		52	119
Entertainment		225	212
Depreciation		93	151
Amortization		76	72
Taxes and dues		81	46
Advertising		3	12
Fees and commission		3,175	2,379
Other		727	669

	~~W~~	14,814	11,584

(18)	Income Taxes
(a)	The Company is subject to income taxes based on taxable income, which result in a normal tax rate of 27.5%. For the quarters ended March 31, 2007 and 2006, the Company recognized no income tax expense.

(b)	The reconciliation of income for financial reporting purposes and taxable income for the three-month periods ended December 31, 2007 and 2006 was as follows:

	(in millions of Won)
	2007		2006
Net income before income tax expense	~~W~~	959,844	473,378
Permanent difference		(710,055)	(466,938)
Temporary difference		(252,869)	(9,327)

Taxable income (loss)	~~W~~	(3,080)	(2,887)

28

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(18)	Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences and tax effects for the quarter ended March 31, 2007 and the year ended December 31, 2006 were as follows:

	(in millions of Won)
	2007
	Beginning				Ending
	balance (*1)		Increase	Decrease	balance
Temporary differences:

Equity method investment securities	~~W~~	(3,805,978)	(953,113)	(704,526)	(4,054,565)
Retirement and severance benefits		1,209	355	182	1,382
Deposit for severance benefit insurance		(1,209)	(24)	(182)	(1,051)
Stock options		44,491	9,362	—	53,853
Other		(21,756)	(7,709)	6,267	(35,732)

Total temporary differences		(3,783,243)	(951,129)	(698,259)	(4,036,113)
Unrealizable temporary differences (*2)		3,794,238			4,034,597

Net temporary differences	~~W~~	10,995			(1,516)

Tax effects of temporary differences		3,024			(417)

Tax effects of tax loss carryforwards		14,011			21,356

Net tax effects	~~W~~	17,035			20,939

Tax effects recorded in financial statements	~~W~~	—			—

(*1)	Amount resulting from prior year tax return is reflected in the current period.

(*2)	Unrealizable temporary differences as of March 31, 2007 were comprised of ~~W~~4,042,672 million related to equity method income less ~~W~~8,075 million related to stock options.
The net tax effects of ~~W~~20,939 million as of March 31, 2007 were not recognized as deferred tax assets due to uncertainty of realization.

29

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(18)	Income Taxes, Continued

	(in millions of Won)
	2006
	Beginning				Ending
	balance (*1)		Increase	Decrease	balance
Temporary differences:

Equity method investment securities	~~W~~	(3,427,679)	(2,469,710)	(2,091,411)	(3,805,978)
Retirement and severance benefits		828	544	163	1,209
Accrued income		(299)		(299)	—
Deposit for severance benefit insurance		(828)	(544)	(163)	(1,209)
Stock option		17,163	35,866	8,538	44,491
Other		(7,098)	(21,166)	(6,508)	(21,756)

Total temporary differences		(3,417,913)	(2,455,010)	(2,089,680)	(3,783,243)

Unrealizable temporary differences(*2)		3,421,190			3,794,238

Net temporary differences	~~W~~	3,277			10,995

Tax effects of temporary differences		901			3,024

Tax effects of tax loss carryforwards		5,133			14,011

Net tax effects	~~W~~	6,034			17,035

Tax effects recorded in financial statements	~~W~~	—			—

(*1)	Amount resulting from prior year tax return is reflected in the current period.

(*2)	Unrealizable temporary differences as of December 31, 2006 were comprised of ~~W~~3,800,822 million related to equity method income less ~~W~~6,584 million related to stock options.
The net tax effects of ~~W~~17,035 million as of December 31, 2006 were not recognized as deferred tax assets due to uncertainty of realization.

30

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(19)	Earnings Per Share
(a)	Earnings per share

Earnings per common share is calculated by dividing net income less preferred stock dividend requirement by the weighted average number of shares of common stock outstanding. The Company’s earnings per share for the quarters ended March 31, 2007 and 2006 were as follows:

(in millions of Won, except per share)
	2007		2006
Net income for year	~~W~~	959,844	473,378
Less: dividends on preferred stock		55,317	26,377

Net income available for common stock		904,527	447,001
Weighted average number of common shares outstanding		374,451,509	347,597,116

Earnings per share in Won	~~W~~	2,416	1,286

(b)	Diluted earnings per share

Details of diluted earnings per share due to dilutive effect for the quarters ended March 31, 2007 and 2006 were as follows:

(in millions of Won, except per share)
	2007		2006
Net income available for common stock	~~W~~	904,527	447,001
Add: dividends on convertible preferred stock		5,001	2,014
stock compensation costs		—	256

Diluted net earnings		909,528	449,271
Weighted average number of common shares outstanding		386,518,181	370,547,750

Diluted earnings per share in Won	~~W~~	2,353	1,212

(c)	Securities applicable to common shares

		Number of shares
	Convertible period	to be issued
Stock options	March 21, 2010 - March 20, 2014	1,301,050

31

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(20)	Accumulated Other Comprehensive Income
(a)	Accumulated other comprehensive income as of March 31, 2007 and December 31, 2006 consisted of the following:

	(in millions of Won)
	2007		2006
Gain on equity securities under the equity method	~~W~~	1,159,072	1,403,453
Loss from equity securities under the equity method		(5,374)	(5,218)

	~~W~~	1,153,698	1,398,235

(b)	Comprehensive income for the quarters ended March 31, 2007 and 2006 were as follows:

	(in millions of Won)
	2007		2006
Net income	~~W~~	959,844	473,378
Other comprehensive income
Gain on equity securities under the equity method		(244,381)	(29,688)
Loss from equity securities under the equity method		(156)	(139)

Comprehensive income	~~W~~	715,307	443,551

(21)	Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the quarters ended March 31, 2007 and 2006 were as follows:

(in millions of Won, except per share)
	2007		2006
Changes in capital adjustments due to application of the equity method	~~W~~	244,537	29,827
Changes in retained earnings due to application of the equity method		841	4,703
Stock options recorded as accounts receivable		7,871	3,352
Retained earnings recorded as dividends payable		392,239	385,049
Redemption of preferred shares recorded as accounts payable		—	697,807
Retained earnings appropriated as legal reserve		356,084	173,207
Recognition of accounts payable related to equity method investment securities		9,517	—
Stock issuance cost recorded as accounts payable		12,000	—

32

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(22)	Condensed Financial Statements of Subsidiaries and Joint Ventures
(a)	Balance sheets

The condensed balance sheets of subsidiaries and joint ventures as of March 31, 2007 and December 31, 2006 were as follows:

			(in millions of Won)
	2007
Subsidiaries	Total assets		Total liabilities	Total stockholders’ equity
Shinhan Bank	~~W~~	161,899,245	151,955,336	9,943,909
LG Card		9,868,373	5,985,568	3,882,805
Good Morning Shinhan Securities		5,460,457	4,291,076	1,169,381
Shinhan Life Insurance		6,485,120	6,020,243	464,877
Shinhan Card		3,553,088	3,007,604	545,484
Shinhan Capital		2,349,813	2,168,179	181,634
Shinhan BNP Paribas ITMC		63,200	10,225	52,975
Jeju Bank		2,642,322	2,503,261	139,061
SH&C Life Insurance		1,113,789	1,071,517	42,272
Shinhan Macquarie		24,418	21,391	3,027
Shinhan Credit Information		13,991	3,193	10,798
Shinhan PE		10,967	341	10,626

	~~W~~	193,484,783	177,037,934	16,446,849

			(in millions of Won)
	2006
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Shinhan Bank	~~W~~	154,207,060	144,539,692	9,667,368
Good Morning Shinhan Securities		4,126,940	3,278,324	848,616
Shinhan Life Insurance		6,225,865	5,795,398	430,467
Shinhan Card		3,558,415	2,923,408	635,007
Shinhan Capital		1,948,495	1,763,537	184,958
Shinhan BNP Paribas ITMC		60,227	10,650	49,557
Jeju Bank		2,470,751	2,338,463	132,288
SH&C Life Insurance		991,359	950,396	40,963
Shinhan Macquarie		11,500	11,444	56
Shinhan Credit Information		13,372	3,117	10,255
Shinhan PE		10,813	319	10,494

	~~W~~	173,624,797	161,614,748	12,010,049

33

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(22)	Condensed Financial Statements of Subsidiaries and Joint Venture Companies, Continued
(b)	Statements of Income

Condensed statements of income of subsidiaries and joint ventures for the quarters ended March 31, 2007 and 2006 were as follows:

	(in millions of Won)
	2007
	Operating		Operating	Operating	Ordinary
Subsidiaries	revenue		expense	income (loss)	income	Net income
Shinhan Bank	~~W~~	6,570,652	5,429,633	1,141,019	1,135,212	827,829
LG Card		727,980	376,993	344,987	345,417	865,397
Good Morning Shinhan Securities		379,935	348,103	31,832	35,465	21,771
Shinhan Life Insurance		630,511	594,189	36,322	43,663	32,067
Shinhan Card		252,820	175,578	77,242	75,282	54,210
Shinhan Capital		60,690	46,351	14,339	14,185	10,335
Shinhan BNP Paribas ITMC		10,575	5,889	4,686	4,695	3,397
Jeju Bank		46,919	37,660	9,259	9,059	6,739
SH&C Life Insurance		15,271	15,414	(143)	2,975	1,164
Shinhan Macquarie		13,522	9,309	4,213	4,098	2,971
Shinhan Credit Information		6,582	5,931	651	744	542
Shinhan PE		740	591	149	171	132

	~~W~~	8,710,197	7,045,641	1,664,556	1,670,966	1,826,554

	(in millions of Won)
	2006
	Operating		Operating	Operating	Ordinary	Net income
Subsidiaries	revenue		expense	income (loss)	income (loss)	(loss)
Shinhan Bank	~~W~~	1,934,566	1,616,883	317,683	367,025	228,099
Chohung Bank		2,330,087	2,053,667	276,420	272,090	200,865
Good Morning Shinhan Securities		221,423	187,271	34,152	34,426	25,074
Shinhan Life Insurance		547,677	512,909	34,768	41,161	30,013
Shinhan Card		107,174	82,634	24,540	24,080	16,506
Shinhan Capital		65,439	45,882	19,557	26,128	21,215
Shinhan BNP Paribas ITMC		5,663	2,510	3,153	3,152	2,260
Jeju Bank		33,999	29,531	4,468	5,348	5,244
SH&C Life Insurance		14,627	16,247	(1,620)	1,448	2,044
Shinhan Macquarie		13,885	6,845	7,040	7,622	4,988
Shinhan Credit Information		5,857	5,294	563	637	468
Shinhan PE		740	958	(218)	(171)	(261)

	~~W~~	5,281,137	4,560,631	720,506	782,946	536,515

34

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(23)	Financing and Operating Status of the Company, Subsidiaries and Joint Ventures
(a)	The financing status of the Company and its subsidiaries as of March 31, 2007 and December 31, 2006 were as follows:

	(in millions of Won)
	2007
	Deposits		Borrowings	Debentures (*)	Total
Shinhan Financial Group	~~W~~	—	718,821	5,088,504	5,807,325
Shinhan Bank		96,291,204	16,526,985	25,763,624	138,581,813
LG Card		—	411,017	4,182,412	4,593,429
Good Morning Shinhan Securities		850,255	1,674,039	—	2,524,294
Shinhan Card		—	681,800	2,013,538	2,695,338
Shinhan Capital		—	1,292,647	712,214	2,004,861
Jeju Bank		2,166,947	106,420	113,590	2,386,957

	~~W~~	99,308,406	21,411,729	37,873,882	158,594,017

	(in millions of Won)
	2006
	Deposits		Borrowings	Debentures (*)	Total
Shinhan Financial Group	~~W~~	—	185,072	3,421,826	3,606,898
Shinhan Bank		93,202,495	14,578,285	24,212,505	131,993,285
Good Morning Shinhan Securities		696,417	1,004,364	—	1,700,781
Shinhan Card		—	1,340,800	1,282,370	2,623,170
Shinhan Capital		—	1,065,250	535,351	1,600,601
Jeju Bank		2,044,629	76,357	55,260	2,176,246

	~~W~~	95,943,541	18,250,128	29,507,312	143,700,981

(*)	Net of discount on debentures

35

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(23)	Financing and Operating Status of the Company, Subsidiaries and Joint Ventures, Continued
(b)	The operating status of the Company, subsidiaries and joint ventures as of March 31, 2007 and December 31, 2006 were as follows:

	(in millions of Won)
	2007
				Cash and due
	Loans (*)		Securities	from banks	Total
Shinhan Financial Group	~~W~~	1,100,292	20,014,778	460,416	21,575,486
Shinhan Bank		116,629,084	27,713,916	6,622,443	150,965,443
LG Card		6,808,429	147,734	584,191	7,540,354
Good Morning Shinhan Securities		907,886	3,326,486	739,538	4,973,910
Shinhan Life Insurance		1,593,334	2,734,353	489,809	4,817,496
Shinhan Card		2,954,585	27,169	2,760	2,984,514
Shinhan Capital		2,009,575	202,286	45,541	2,257,402
Shinhan BNP Paribas ITMC		96	5,288	44,504	49,888
Jeju Bank		1,969,934	447,969	106,931	2,524,834
SH&C Life Insurance		22,413	59,152	7,116	88,681
Shinhan Macquarie		—	—	8,990	8,990
Shinhan Credit Information		—	—	7,735	7,735
Shinhan PE		—	8,152	1,981	10,133

	~~W~~	133,995,628	54,687,283	9,121,955	197,804,866

	(in millions of Won)
	2006
				Cash and due
	Loans (*)		Securities	from banks	Total
Shinhan Financial Group	~~W~~	1,179,147	12,775,892	468,561	14,423,600
Shinhan Bank		112,715,269	23,660,184	6,300,607	142,676,060
Good Morning Shinhan Securities		517,973	2,261,021	850,853	3,629,847
Shinhan Life Insurance		1,553,913	2,657,757	394,052	4,605,722
Shinhan Card		3,037,672	27,165	3,553	3,068,390
Shinhan Capital		1,571,532	201,995	70,060	1,843,587
Shinhan BNP Paribas ITMC		81	5,230	53,331	58,642
Jeju Bank		1,743,811	391,312	85,177	2,220,300
SH&C Life Insurance		16,751	49,260	1,675	67,686
Shinhan Macquarie		—	—	8,510	8,510
Shinhan Credit Information		—	—	7,315	7,315
Shinhan PE		—	6,975	3,527	10,502

	~~W~~	122,336,149	42,036,791	8,247,221	172,620,161

(*)	Net of allowance for loan losses and present value discounts

36

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(24)	Contribution by Subsidiaries and Joint Ventures to the Company’s Net Income

Effects under the equity method on the Company’s net income for the quarters ended March 31, 2007 and 2006 were as follows:

	(in millions of Won, except ratio)
	2007			2006
	Amount		Ratio (%)	Amount		Ratio (%)
Gain (loss) from equity method on:
Shinhan Bank	~~W~~	802,902	84.31	~~W~~	407,132	82.62
LG Card		54,814	5.75		—	0.00
Good Morning Shinhan Securities		10,862	1.14		20,720	4.21
Shinhan Life Insurance		18,727	1.97		19,295	3.92
Shinhan Card		46,447	4.88		16,006	3.25
Shinhan Capital		10,188	1.07		21,351	4.33
Shinhan BNP Paribas ITMC		1,698	0.18		1,130	0.23
Jeju Bank		4,403	0.46		3,354	0.68
SH&C Life Insurance		72	0.01		1,022	0.21
Shinhan Macquarie		1,485	0.16		2,469	0.50
Shinhan Credit Information		542	0.06		451	0.09
Shinhan PE		132	0.01		(184)	(0.04)

		952,272	100.00		492,746	100.00

Other income		85,800			23,904
Other expense		(78,228)			(43,272)

Net income for year	~~W~~	959,844		~~W~~	473,378

37

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
March 31, 2007
(Unaudited)
(25)	Allowance for Loan Losses of the Company, Subsidiaries and Joint Ventures

Changes in the allowance for loan losses of the Company, its subsidiaries and joint ventures for the quarter ended March 31, 2007 and the year ended December 31, 2006 were as follows:

			(in millions of Won)
	2007
	Beginning		Increase	Ending
	balance		(decrease)	balance
Shinhan Financial Group	~~W~~	5,925	(396)	5,529
Shinhan Bank		1,706,730	59,800	1,766,530
LG Card		1,031,823	(116,673)	915,150
Good Morning Shinhan Securities		29,510	1,267	30,777
Shinhan Life Insurance		19,817	534	20,351
Shinhan Card		148,073	4,908	152,981
Shinhan Capital		31,340	1,795	33,135
Shinhan BNP Paribas ITMC		24	9	33
Jeju Bank		26,313	1,458	27,771
SH&C Life Insurance		44	—	44
Shinhan Macquarie		1	125	126

	~~W~~	2,999,600	(47,173)	2,952,427

			(in millions of Won)
	2006
	Beginning		Increase	Ending
	balance		(decrease)	balance
Shinhan Financial Group	~~W~~	7,420	(1,495)	5,925
Shinhan Bank		1,572,829	133,901	1,706,730
Good Morning Shinhan Securities		27,256	2,254	29,510
Shinhan Life Insurance		17,740	2,077	19,817
Shinhan Card		67,400	80,673	148,073
Shinhan Capital		30,373	967	31,340
Shinhan BNP Paribas ITMC		18	6	24
Jeju Bank		25,146	1,167	26,313
SH&C Life Insurance		46	(2)	44
Shinhan Macquarie		3	(2)	1
Shinhan Credit Information		1	(1)	—

	~~W~~	1,748,232	219,545	1,967,777

(Appendix 2)
SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Financial Statements
December 31, 2006 and 2005
(With Independent Auditors’ Report Thereon)

KPMG Samjong Accounting Corp.

10th Floor, Star Tower, 737 Yeoksam-dong	Tel. 82-2-2112-0100

Gangnam-gu, Seoul 135-984	Fax. 82-2-2112-0101

Republic of Korea	www.kr.kpmg.com
Independent Auditors’ Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:
We have audited the accompanying non-consolidated balance sheets of Shinhan Financial Group Co., Ltd. (the “Company”) as of December 31, 2006 and 2005 and the related non-consolidated statements of income, appropriation of retained earnings and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations, appropriation of its retained earnings, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying non-consolidated financial statements as of and for the years ended December 31, 2006 and 2005 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the non-consolidated financial statements expressed in Korean Won have been translated into dollars on the basis set forth in note 2(b) to the non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in note 1 to the non-consolidated financial statements, the credit card division of Chohung Bank was merged with Shinhan Card Co., Ltd. on April 1, 2006. Additionally, on April 1, 2006, Shinhan Bank merged with Chohung Bank (excluding the card division of Chohung Bank). Chohung Bank was the surviving legal entity. After the merger, Chohung Bank changed its name to Shinhan Bank.
As discussed in note 1 to the non-consolidated financial statements, on December 20, 2006, the Company entered into an agreement to acquire 78.6% of the outstanding shares of LG Card at ~~W~~67,770 per share through a tender offer.

As discussed in note 2(a) to the non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are intended solely for use by those knowledgeable in Korean accounting principles and auditing standards and their application in practice.
As discussed in note 12 to the non-consolidated financial statements, the Company recorded assets and interest income resulting from related party transactions as of December 31, 2006 and 2005 and for the years then ended.
KPMG Samjong Accounting Corp.
Seoul, Korea
February 15, 2007

This report is effective as of February 15, 2007, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Balance Sheets
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Assets

Cash and due from banks (notes 3 and 12)	~~W~~	468,561	64,374	$504,046	69,249
Equity method investment securities (notes 4 and 23)		12,775,892	10,882,359	13,743,429	11,706,496
Loans, net of allowance for loan losses (notes 5, 12 and 13)		1,179,147	1,476,630	1,268,445	1,588,457
Fixed assets (note 6)		1,686	2,290	1,814	2,464
Other assets (notes 7, 12 and 13)		578,345	36,478	622,144	39,240

Total assets	~~W~~	15,003,631	12,462,131	$16,139,878	13,405,906

Liabilities and Stockholders’ equity

Liabilities:

Borrowings (notes 8 and 13)	~~W~~	185,072	156,098	$199,088	167,919
Debentures (note 9)		3,421,826	2,126,043	3,680,966	2,287,051
Retirement and severance benefits (notes 10 and 12)		783	552	843	593
Other liabilities (notes 11, 12 and 13)		34,424	42,421	37,030	45,634

Total liabilities		3,642,105	2,325,114	3,917,927	2,501,197

Stockholders’ equity:

Capital stock of ~~W~~5,000 par value (note 14)

Common stock		1,907,838	1,796,037	2,052,321	1,932,054

Authorized - 1,000,000,000 shares
Issued and outstanding - 381,567,614 shares in 2006 - 359,207,313 shares in 2005

Preferred stock		262,920	374,721	282,831	403,099

Issued and outstanding - 39,767,169 shares in 2006 - 74,944,262 shares in 2005

Capital surplus		4,360,082	4,360,112	4,690,278	4,690,310
Retained earnings (note 15)		3,387,960	2,743,192	3,644,535	2,950,938
Capital adjustments (notes 4, 16 and 17)		1,442,726	862,955	1,551,986	928,308

Total stockholders’ equity		11,361,526	10,137,017	12,221,951	10,904,709

	~~W~~	15,003,631	12,462,131	$16,139,878	13,405,906

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Income
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Operating revenue:

Gain from equity method investment securities (notes 4 and 25)	~~W~~	1,917,268	1,618,314	$2,062,466	1,740,871
Interest income (note 12)		79,151	95,812	85,145	103,069
Other		1,495	1,373	1,608	1,477

Total operating revenue		1,997,914	1,715,499	2,149,219	1,845,417

Operating expense:

Loss from equity method investment securities (notes 4 and 25)		—	1,047	—	1,126
Interest expense		129,644	114,544	139,462	123,218
Fees and commission (note 12)		269	124	289	133
General and administrative expenses (notes 12 and 18)		47,138	39,157	50,708	42,122

Total operating expense		177,051	154,872	190,459	166,599

Operating income		1,820,863	1,560,627	1,958,760	1,678,818

Non-operating income, net		11,855	133	12,752	141

Income before income taxes		1,832,718	1,560,760	1,971,512	1,678,959

Income taxes (note 19)		—	—	—	—

Net income	~~W~~	1,832,718	1,560,760	$1,971,512	1,678,959

Earnings per share in Won and U.S. dollars (note 20)	~~W~~	4,776	4,360	$5.14	4.69

Diluted earnings per share in Won and U.S. dollars (note 20)	~~W~~	4,776	4,109	$5.14	4.42

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Appropriation of Retained Earnings
For the years ended December 31, 2006 and 2005
Date of Appropriation for 2006: March 20, 2007
Date of Appropriation for 2005: March 21, 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Unappropriated retained earnings:

Balance at beginning of year	~~W~~	1,263,407	1,036,573	$1,359,087	1,115,075
Changes in retained earnings of equity method investments (note 4)		(105,037)	(77,863)	(112,992)	(83,760)
Redemption of preferred shares (note 14)		(56)	—	(60)	—
Net income		1,832,718	1,560,760	1,971,512	1,678,959

		2,991,032	2,519,470	3,217,547	2,710,274

Appropriation of retained earnings:

Legal reserve (note 15)		183,272	173,208	197,151	186,325
Redemption of preferred shares (note 14)		172,812	697,807	185,899	750,653
Dividends (note 21)		392,239	385,049	421,944	414,209

		748,323	1,256,064	804,994	1,351,187

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	2,242,709	1,263,407	$2,412,553	1,359,087

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Cash Flows
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Cash flows from operating activities:

Net income	~~W~~	1,832,718	1,560,760	$1,971,513	1,678,963

Adjustments to reconcile net income to net cash (used in) operating activities:

Depreciation		562	652	605	701
Amortization		295	115	317	124
Reversal of allowance for loan losses		(1,495)	(1,373)	(1,608)	(1,477)
Provision for retirement and severance benefits		973	740	1,047	796
Gain from equity method investment securities, net		(1,917,268)	(1,617,267)	(2,062,466)	(1,739,745)
Stock compensation costs		12,670	7,431	13,630	7,994
Loss from disposition of equity method investment securities		—	845	—	909
Other, net		2,410	2,345	2,593	2,523
Changes in assets and liabilities:
Decrease in other assets		825	869	887	935
Increase (decrease) in other liabilities		3,381	(40,947)	3,638	(44,047)
Retirement and severance benefits paid		(337)	(137)	(363)	(147)
Increase in deposit for severance benefit insurance		(405)	(274)	(435)	(295)

Net cash used in operating activities		(65,671)	(86,241)	(70,642)	(92,766)

Cash flows from investing activities:

Cash provided by investing activities:

Disposition of equity method investment securities		—	381,502	—	410,393
Collection of loans		743,140	632,543	799,419	680,446
Proceeds from disposal of fixed assets		69	36	75	39
Refund of security deposits		167	—	177	—
Dividends received from equity method investment securities		471,142	4,846	506,822	5,213

		1,214,518	1,018,927	1,306,493	1,096,091

Cash used in investing activities:

Purchase of equity method investment securities		—	(368,311)	—	(396,204)
Loan originations		(450,000)	(360,000)	(484,079)	(387,264)
Purchase of fixed assets		(323)	(914)	(348)	(983)
Increase in other assets		(519,318)	(2)	(558,647)	(2)
Decrease in other liabilities		(20,596)	(2,241)	(22,156)	(2,411)

		(990,237)	(731,468)	(1,065,230)	(786,864)

Net cash provided by investing activities		224,281	287,459	241,263	309,227

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Cash Flows, Continued
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Cash flows from financing activities:

Cash provided by financing activities:

Proceeds from borrowings		702,000	409,255	755,164	440,248
Proceeds from debentures		2,300,000	780,000	2,474,182	839,071
Proceeds from disposition of treasury stock		—	536	—	577

		3,002,000	1,189,791	3,229,346	1,279,896

Cash used in financing activities:

Repayment of borrowings		(667,188)	(405,381)	(717,715)	(436,081)
Repayment of debentures		(1,000,000)	(601,314)	(1,075,731)	(646,851)
Debentures issuance cost paid		(6,627)	(2,971)	(7,129)	(3,196)
Dividends paid		(384,715)	(347,542)	(413,850)	(373,862)
Acquisition of treasury stock		—	(474)	—	(517)
Stock issuance cost paid		(29)	(98)	(31)	(105)
Redemption of preferred shares		(697,864)	—	(750,714)	—

		(2,756,423)	(1,357,780)	(2,965,170)	(1,460,612)

Net cash provided by (used in) financing activities		245,577	(167,989)	264,176	(180,716)

Net increase in cash and due from banks		404,187	33,229	434,797	35,745

Cash and due from banks at beginning of year		64,374	31,145	69,249	33,504

Cash and due from banks at end of year	~~W~~	468,561	64,374	$504,046	69,249

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(1)	General Description of the Company

Shinhan Financial Group Co., Ltd. (the “Company”) was incorporated on September 1, 2001 through a business combination involving exchange of the Company’s common stock with the former shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan BNP Paribas Investment Trust Management Co., Ltd.. The Company was formed with ~~W~~1,461,721 million of initial capital stock for the purpose of providing management services and financing to affiliate companies. The Company’s shares were listed on the Korea Exchange on September 10, 2001.

On September 16, 2003, the Company’s American depository shares were listed on the New York Stock Exchange.

As of December 31, 2006, the Company had eight subsidiaries and three joint ventures, and its capital stock consisted of ~~W~~1,907,838 million in common stock and ~~W~~262,920 million in preferred stock.

On December 20, 2006, the Company entered into an agreement to acquire 78.6% of the outstanding shares of LG Card at ~~W~~67,770 per share through a tender offer. The Company provided ~~W~~518,300 million of deposits to secure the agreement.

Details of its subsidiaries and joint ventures were as follows:
a.	Subsidiaries

(a)	Shinhan Bank (formerly Chohung Bank)

Chohung Bank was established on October 1, 1943 through the merger of Han Sung Bank, established on February 19, 1897, and Dong Il Bank, established on August 8, 1906, to engage in commercial banking and trust operations.

The credit card division of Chohung Bank was merged with Shinhan Card Co., Ltd. on April 1, 2006. Shinhan Card Co., Ltd. issued 41,207,856 shares of common stock in consideration. Additionally, on April 1, 2006, Shinhan Bank merged with Chohung Bank (excluding the card division of Chohung Bank) through acquisition of the remaining 20% equity interest. Chohung Bank was the surviving legal entity. In connection with the merger, Chohung Bank issued 828,505,540 shares of common stock in consideration. After the merger, Chohung Bank changed its name to Shinhan Bank.

As of December 31, 2006, Shinhan Bank operated through 917 domestic branches, 87 depositary offices and 13 overseas branches, and its capital stock amounted to ~~W~~7,528,078 million.

(b)	Good Morning Shinhan Securities Co., Ltd.

Good Morning Shinhan Securities Co., Ltd. (“Good Morning Shinhan Securities”) was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services and became a wholly owned subsidiary in August 17, 2004 through a tender offer and share exchange. As of December 31, 2006, it operated through 80 branches and its capital stock amounted to ~~W~~796,998 million (including ~~W~~19,117 million of preferred stock).

2

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(1)	General Description of the Company, Continued
(c)	Shinhan Life Insurance Co., Ltd.

Shinhan Life Insurance Co., Ltd. (“Shinhan Life Insurance”) was incorporated in January 1990 under the laws of the Republic of Korea to engage in life insurance and related businesses and became a wholly owned subsidiary as of December 31, 2005. As of December 31, 2006, Shinhan Life Insurance operated through 120 branches and its capital stock amounted to ~~W~~200,000 million.

(d)	Shinhan Card Co., Ltd.

Shinhan Card Co., Ltd. (“Shinhan Card”) was established on June 1, 2002 under the Specialized Credit Financial Business Act through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is principally engaged in credit card services, factoring, consumer loans and installment financing. As of December 31, 2006, Shinhan Card had 3.11 million franchise accounts and 7.16 million credit card holders, and its capital stock amounted to ~~W~~358,886 million.

(e)	Shinhan Capital Co., Ltd.

Shinhan Capital Co., Ltd. (“Shinhan Capital”) was incorporated on April 19, 1991 to engage in the leasing and rental business. It changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Shinhan Capital’s capital stock as of December 31, 2006 amounted to ~~W~~80,000 million.

(f)	Jeju Bank

Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in commercial banking and the trust business and listed its shares on the Korea Exchange on December 28, 1972. Jeju Bank’s capital stock as of December 31, 2006 amounted to ~~W~~77,644 million.

(g)	Shinhan Credit Information Co., Ltd.

Shinhan Credit Information Co., Ltd. (“Shinhan Credit Information”) was established on July 8, 2002 to engage in the business of debt collection services and credit research. Shinhan Credit Information’s capital stock as of December 31, 2006 amounts to ~~W~~3,000 million.

(h)	Shinhan Private Equity, Inc.

Shinhan Private Equity, Inc. (“Shinhan PE”) was established on December 8, 2004 to provide financial advisory services and operating assistance to domestic and overseas private equity funds. Shinhan PE’s capital stock as of December 31, 2006 amounts to ~~W~~10,000 million.

3

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(1)	General Description of the Company, Continued
b.	Joint Ventures

(a)	Shinhan BNP Paribas Investment Trust Management Co., Ltd.

On August 1, 1996, Shinhan Investment Trust Management Co., Ltd. was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Under the joint venture agreement on October 2002, with BNP Paribas Asset Management Group, Shinhan Investment Trust Management Co., Ltd. was renamed Shinhan BNP Paribas Investment Trust Management Co., Ltd. (“Shinhan BNP Paribas ITMC”). Shinhan BNP Paribas ITMC’s capital stock as of December 31, 2006 amounted to ~~W~~40,000 million.

(b)	SH&C Life Insurance Co., Ltd.

SH&C Life Insurance Co., Ltd. (“SH&C Life Insurance”) was established on October 1, 2002 to engage in the insurance business and other related business under the joint venture agreement with Cardif SA. SH&C Life Insurance’s capital stock as of December 31, 2006 amounted to ~~W~~30,000 million.

(c)	Shinhan Macquarie Financial Advisory Co., Ltd.

On August 1, 2001, Shinhan Macquarie Financial Advisory Co., Ltd. (“Shinhan Macquarie”) was incorporated to engage in the business of financial advisory services and cross border leasing under the joint venture agreement with Macquarie International Holdings Ltd. Shinhan Macquarie’s capital stock as of December 31, 2006 amounted to ~~W~~1,000 million.

4

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(1)	General Description, Continued

Details of ownership as of December 31, 2006 and 2005 were as follows:

		2006		2005
			Ownership		Ownership
		Number of	percentage	Number of	percentage
Investor	Investee	shares	(%)	shares	(%)
Subsidiaries:

Shinhan Financial Group	Shinhan Bank	1,505,615,506	100.00	933,324,364	100.00
	Good Morning Shinhan Securities	159,399,664	100.00	159,399,664	100.00
	Shinhan Life Insurance	40,000,000	100.00	40,000,000	100.00
	Shinhan Card	71,777,256	100.00	30,569,400	100.00
	Shinhan Capital	12,250,000	100.00	12,250,000	100.00
	Jeju Bank	9,692,369	62.40	9,692,369	62.40
	Shinhan Credit Information	600,000	100.00	600,000	100.00
	Shinhan PE	2,000,000	100.00	2,000,000	100.00
Shinhan Bank	Shinhan Financial Group	7,129,967	(*)1.90	11,406,522	(*)3.20
Good Morning Shinhan Securities	Shinhan Financial Group	—	—	203,675	(*)0.10

Joint ventures:

Shinhan Financial Group	Shinhan BNP Paribas ITMC	4,000,001	50.00	4,000,001	50.00
	SH&C Life Insurance	3,000,001	50.00	3,000,001	50.00
	Shinhan Macquarie	102,000	51.00	102,000	51.00

(*)	ownership percentage of common stock

5

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Financial Statements Presentation

The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended solely for use by those who are informed in Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English from the Korean language non-consolidated financial statements.

Certain information included in the Korean language non-consolidated financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying non-consolidated financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~929.60 to US$1, the basic exchange rate on December 31, 2006. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Application of the Statements of Korean Financial Accounting Standards

Effective January 1, 2006, the Company has adopted Statements of Korea Accounting Standards (the “SKAS”) No. 18 “Interests in Joint Ventures", No. 19 “Leases” and No. 20 “Related Party Disclosures". In addition, according to application of an interpretation in 2006, valuation gain (loss) on available-for-sale securities which was recorded in subsidiaries’ capital adjustment account at the time of acquisition is transferred to valuation gain (loss) of equity method investment securities in the statement of income at the time the available-for-sale securities are sold. Except for the adoption of the aforementioned accounting standards, the accounting policies were consistently applied for the non-consolidated financial statements as of and for the years ended December 31, 2006 and 2005. Certain accounts of the non-consolidated financial statements as of and for the year ended December 31, 2005 were reclassified to conform to the current period’s presentation for comparative purposes, resulting in a decrease in retained earnings and an increase in unrealized gain on equity method investment securities by ~~W~~215,432 million, respectively.

(d)	Allowance for Loan Losses

Allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection.

6

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(e)	Equity Method Investment Securities

Equity securities held for investment in companies in which the Company is able to exercise significant control over the investees are accounted for using the equity method.

Under the equity method, the Company’s initial investment is recorded at cost and is subsequently increased or decreased to reflect the Company’s share of the net asset of investee. Any excess in the Company’s acquisition cost over the Company’s share of the investee’s identifiable net assets is considered as goodwill (negative goodwill) and amortized by the straight-line method over a reasonable period, generally less than 20 years. The amortization of goodwill is recorded against the equity income of affiliates. When events or circumstances indicate that the carrying amount may not be recoverable, the Company reviews goodwill for impairment.

Under the equity method, the Company does not record its share of loss of the investee when such loss would make the Company’s investment in such entity less than zero. If the Company holds preferred stock or long-term debt issued by the investee, the Company’s share of loss of the investee is recorded until such investment is reduced to zero.

Investments are reduced when dividends are declared by shareholders’ meeting of the respective investee companies.

(f)	Interests in Joint Ventures

Investments in jointly controlled entities are accounted for using the equity method.

(g)	Fixed Assets
i)	Property and equipment

Property and equipment are stated at cost. Assets acquired through exchange, investment in kind or donation are recorded at their fair value.

Depreciation is computed by the declining-balance method using rates based on the useful lives of the respective assets or using the straight-line method over the estimated useful lives of the assets as follows:

Descriptions	Depreciation method	Useful lives
Vehicles	Declining-balance	Five years
Furniture, fixtures and other	”	”
Leasehold improvement	Straight-line	”
Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense as incurred.

ii)	Intangible Assets

Intangible assets comprised of software and development costs are stated at cost less accumulated amortization and impairment losses. Intangible assets are amortized using the straight-line method over five years.

7

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(h)	Income Taxes

Income tax on the income includes both current and deferred taxes. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted at the balance sheet date. Deferred tax is recognized in the statement of income except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner in which the carrying amount of assets and liabilities will be realized or settled, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(i)	Discount (Premium) on Debentures

Discount (premium) on debentures issued, which represents the difference between the face value and issuance price of debentures, is amortized using the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(j)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current salary rates and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees’ severance benefits trust where the employees have a vested interest in the deposit with the insurance company (or the bank) in trust. The deposit for severance benefits held in trust is, therefore, reflected in the accompanying non-consolidated balance sheets as a reduction of the liability for retirement and severance benefits.

(k)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet dates with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~929.60 and ~~W~~1,013.0 to US$1, the rates of exchange on December 31, 2006 and 2005, respectively, that are permitted by Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

8

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(l)	Stock Options

The stock option program allows the Company’s employees to acquire Company shares for a specified price at specified times. The option exercise price is generally fixed at below the market price of the underlying shares at the grant date. The Company values equity-settled stock options based upon an option pricing model under the fair value method and recognizes an expense and capital adjustment over the period in which the options vest. When the options are exercised, equity is increased by the amount of the proceeds received equal to the exercise price. However, compensation cost for cash-settled stock options is measured at market price of the Company stock as of each period end and is recognized as an expense and a liability over the service period.

(m)	Provision, Contingent Assets and Contingent Liabilities

Provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, a provision is recorded at the present value of the expenditures expected to be required to settle the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

(n)	Use of Estimates

The preparation of non-consolidated financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the non-consolidated financial statements and related notes to non-consolidated financial statements. Actual results could differ from those estimates.

9

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(3)	Cash and Due from Banks

As of December 31, 2006 and 2005, ~~W~~5.5 million of cash and due from banks was restricted for guarantee deposits on bank accounts.

(4)	Equity Method Investment Securities

Detail of equity method investment securities as of December 31, 2006 and 2005 are as follows:

	2006						(in millions of Won)
			Acquisition	Equity
	Beginning		and	method	Retained	Capital	Ending
Investees	balance		dividend, net	gain	earnings	adjustments	balance
Subsidiaries:

Shinhan Bank	~~W~~	8,751,516	(955,218)	1,500,460	(3,278)	431,249	9,724,729
Good Morning Shinhan Securities		900,138	—	74,753	(101,458)	106,420	979,853
Shinhan Life Insurance		737,788	(20,000)	64,980	(301)	10,737	793,204
Shinhan Card		221,449	526,806	208,052	—	1,523	957,830
Shinhan Capital		151,789	(15,313)	48,255	—	3,051	187,782
Jeju Bank		60,770	—	9,405	—	(859)	69,316
Shinhan Credit Information		9,263	(1,800)	2,792	—	—	10,255
Shinhan PE		8,741	—	1,751	—	—	10,492

		10,841,454	(465,525)	1,910,448	(105,037)	552,121	12,733,461

Joint venture companies:

Shinhan BNP Paribas ITMC		24,103	(3,600)	4,288	—	(1)	24,790
SH&C Life Insurance		15,513	—	1,776	—	323	17,612
Shinhan Macquarie		1,289	(2,016)	756	—	—	29

		40,905	(5,616)	6,820	—	322	42,431

	~~W~~	10,882,359	(471,141)	1,917,268	(105,037)	552,443	12,775,892

Changes in goodwill (negative goodwill) for the year ended December 31, 2006 were as follows:

				(in millions of Won)
	Beginning		Increase	Amortization	Ending
	balance		(decrease)	(reversal)	balance
Shinhan Bank	~~W~~	1,065,725	(343,112)	68,808	653,805
Good Morning Shinhan Securities		110,530	—	17,004	93,526
Shinhan Life Insurance		414,545	—	41,803	372,742
Shinhan Card		—	343,112	22,540	320,572
Jeju Bank		(4,285)	—	(685)	(3,600)

	~~W~~	1,586,515	—	149,470	1,437,045

The market value of Jeju Bank shares owned by the Company was ~~W~~73,274 million as of December 31, 2006 using the quoted market price (~~W~~7,560 per share) at that date.

10

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4)	Equity Method Investment Securities, Continued

						(in millions of Won)
	2005
			Acquisition	Equity
	Beginning		and	method	Retained	Capital	Ending
Investees	balance		dividend, net	gain (loss)	Earnings	Adjustments	balance
Subsidiaries:

Shinhan Bank	~~W~~	4,125,253	(367,210)	826,156	(1,590)	(82,638)	4,499,971
Chohung Bank		2,891,019	220,714	606,537	(47,663)	580,938	4,251,545
Good Morning Shinhan Securities		843,500	—	74,629	(30,311)	12,320	900,138
Shinhan Life Insurance		—	730,432	2,565	—	4,791	737,788
Shinhan Card		168,708	—	52,741	—	—	221,449
Shinhan Capital		122,525	(12,000)	36,418	—	4,846	151,789
Jeju Bank		53,036	—	7,825	(30)	(61)	60,770
e-Shinhan(*)		2,887	(2,861)	—	—	(26)	—
Shinhan Credit Information		6,862	—	2,401	—	—	9,263
Shinhan PE		9,788	—	(1,047)	—	—	8,741

		8,223,578	569,075	1,608,225	(79,594)	520,170	10,841,454

Joint ventures:

Shinhan BNP Paribas ITMC		22,810	(2,400)	3,725	1,732	(1,764)	24,103
SH&C Life Insurance		14,614	—	2,680	—	(1,781)	15,513
Shinhan Macquarie		1,098	(2,446)	2,637	—	—	1,289

		38,522	(4,846)	9,042	1,732	(3,545)	40,905

	~~W~~	8,262,100	564,229	1,617,267	(77,862)	516,625	10,882,359

(*)	E-shinhan was liquidated at November 24, 2005.
Changes in goodwill (negative goodwill) for the year ended December 31, 2005 were as follows:

					(in millions of Won)
	Beginning			Amortization	Ending
	balance		Increase	(reversal)	balance
Chohung Bank	~~W~~	922,468	220,714	77,457	1,065,725
Good Morning Shinhan Securities		127,534	—	17,004	110,530
Shinhan Life Insurance		—	418,029	3,484	414,545
Jeju Bank		(4,970)	—	(685)	(4,285)

	~~W~~	1,045,032	638,743	97,260	1,586,515

The market value of Jeju Bank shares owned by the Company was ~~W~~68,816 million as of December 31, 2005 using the quoted market price (~~W~~7,100 per share) at that date.

11

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5)	Loans
(a)	Loans as of December 31, 2006 and 2005 consisted of the following:

			(in millions of Won)
	Won
	2006		2005
Loans in Won	~~W~~	1,120,000	1,340,000
Loans in foreign currencies		65,072	70,910
Privately placed bonds		—	73,140

		1,185,072	1,484,050
Less: allowance for loan losses		(5,925)	(7,420)

	~~W~~	1,179,147	1,476,630

(b)	Details of loans as of December 31, 2006 and 2005 were as follows:

						(in millions of Won)
		2006			2005
		Interest			Interest
	Borrower	rate (%)	Amount		rate (%)	Amount
Loans in Won	Shinhan Card	4.49~6.28	~~W~~	450,000	4.49~6.28	~~W~~	750,000
	Shinhan Capital	4.33~8.12		500,000	4.33~8.12		500,000
	Good Morning Shinhan Securities	5.25~5.64		170,000	5.25		70,000
	Jeju Bak			—	6.43		20,000

				1,120,000			1,340,000

Loans in foreign currencies	Shinhan Capital	3M Libor+0.38		65,072	3M Libor+0.38		70,910

Privately placed bonds	Shinhan Bank			—	7.42		50,000
	Jeju Bank			—	8.14		23,140

				—			73,140

			~~W~~	1,185,072		~~W~~	1,484,050

Allowance for loan losses				(5,925)			(7,420)

			~~W~~	1,179,147		~~W~~	1,476,630

12

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5)	Loans, Continued
(c)	The maturities of loans as of December 31, 2006 and 2005 were as follows:

			(in millions of Won)
			Loans
	Loans		in foreign
At December 31, 2006	in Won		currencies	Total
Due in 3 months or less	~~W~~	130,000	—	130,000
Due after 3 months through 6 months		20,000	37,184	57,184
Due after 6 months through 12 months		60,000	—	60,000
Due after 1 year through 3 years		690,000	27,888	717,888
Thereafter		220,000	—	220,000

	~~W~~	1,120,000	65,072	1,185,072

				(in millions of Won)
			Loans	Privately
	Loans		in foreign	placed
At December 31, 2005	in Won		currencies	bonds	Total
Due in 3 months or less	~~W~~	270,000	—	—	270,000
Due after 3 months through 6 months		250,000	—	—	250,000
Due after 6 months through 12 months		130,000	30,390	—	160,390
Due after 1 year through 3 years		430,000	40,520	73,140	543,660
Thereafter		260,000	—	—	260,000

	~~W~~	1,340,000	70,910	73,140	1,484,050

13

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(6)	Fixed Assets

Fixed assets as of December 31, 2006 and 2005 consisted of the following:

			(in millions of Won)
	Won
	2006		2005
Property and equipment:

Vehicles	~~W~~	261	391
Furniture and fixtures		1,416	1,391
Leasehold improvements		1,728	1,704

		3,405	3,486
Less: accumulated depreciation		(2,629)	(2,286)

		776	1,200

Intangible assets		910	1,090

	~~W~~	1,686	2,290

(7)	Other Assets

Other assets as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	Won
	2006		2005
Security deposits paid	~~W~~	9,915	10,082
Accounts receivable (note 12)		37,907	14,809
Accrued income (note 12)		8,016	8,466
Advance payments		519,328	10
Prepaid expenses		1,023	724
Prepaid income taxes		346	577
Other		1,810	1,810

	~~W~~	578,345	36,478

14

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(8)	Borrowings
(a)	Borrowings as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	Won
	2006		2005
Borrowings in Won	~~W~~	120,000	85,188
Borrowings in foreign currencies		65,072	70,910

	~~W~~	185,072	156,098

(b)	Details of borrowings as of December 31, 2006 and 2005 were as follows:

			(in millions of Won)
Issue date	Maturity date	Interest rate (%)	2006		2005
Borrowings in Won:

September 30, 2005	January 03, 2006	4.18	~~W~~	—	20,000
December 28, 2005	April 03, 2006	4.31		—	65,000
March 23, 2005	March 23, 2006	6M +1.05		—	188
December 21, 2006	March 30, 2009	5.34		36,000	—
December 26, 2006	March 29, 2007	4.92		84,000	—

				120,000	85,188

Borrowings in foreign currencies:

December 30, 2003	December 30, 2006	3M Libor+0.7		—	30,390
July 15, 2004	June 15, 2007	3M Libor+0.7		37,184	40,520
December 29, 2006	December 29, 2009	3M Libor+0.25		27,888	—

				65,072	70,910

			~~W~~	185,072	156,098

15

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(8)	Borrowings, Continued
(c)	The maturities of borrowings as of December 31, 2006 and 2005 were as follows:

			(in millions of Won)
	Borrowings		Borrowings in
At December 31, 2006	in Won		foreign currencies	Total
Due in 3 months or less	~~W~~	84,000	—	84,000
Due after 3 months through 6 months		—	37,184	37,184
Due after 6 months through 12 months		—	—	—
Due after 1 year through 3 years		36,000	27,888	63,888

	~~W~~	120,000	65,072	185,072

			(in millions of Won)
	Borrowings		Borrowings in
At December 31, 2005	in Won		foreign currencies	Total
Due in 3 months or less	~~W~~	20,188	—	20,188
Due after 3 months through 6 months		65,000	—	65,000
Due after 6 months through 12 months		—	30,390	30,390
Due after 1 year through 3 years		—	40,520	40,520

	~~W~~	85,188	70,910	156,098

16
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(9) Debentures
     (a) Debentures as of December 31, 2006 and 2005 consisted of the following:

(in millions of Won)
	Won
	2006		2005
Debentures in Won	~~W~~	3,430,000	2,130,000
Less: discount on debentures		(8,174)	(3,957)

	~~W~~	3,421,826	2,126,043

     (b) Details of debentures as of December 31, 2006 and 2005 were as follows:

(in millions of Won)
Issue date	Maturity date	Interest rate (%)	2006		2005
Unsecured debentures in Won:

December 21, 2001	December 21, 2006	7.12	~~W~~	—	50,000
April 04, 2002	April 04, 2007	7.47		20,000	20,000
May 20, 2002	May 20, 2007	7.25		20,000	20,000
July 29, 2002	July 29, 2007	6.30		20,000	20,000
November 21, 2002	November 21, 2007	5.88		20,000	20,000
December 16, 2002	December 16, 2007	5.96		20,000	20,000
January 24, 2003	January 24, 2006	5.19		—	70,000
February 26, 2003	February 26, 2006	4.99		—	200,000
April 23, 2003	April 23, 2006	5.47		—	100,000
May 23, 2003	May 23, 2006	5.29		—	100,000
June 24, 2003	June 24, 2006	5.43		—	150,000
June 24, 2003	June 24, 2008	5.69		30,000	30,000
July 24, 2003	July 24, 2006	5.55		—	30,000
July 24, 2003	July 24, 2008	5.87		20,000	20,000
October 24, 2003	October 24, 2006	4.63		—	100,000
December 23, 2003	December 23, 2006	5.35		—	200,000
March 24, 2004	March 24, 2007	4.76		30,000	30,000
March 24, 2004	March 24, 2009	5.11		20,000	20,000
June 25, 2004	June 25, 2009	4.93		50,000	50,000
July 08, 2004	July 08, 2009	4.81		100,000	100,000
January 31, 2005	January 31, 2008	4.21		30,000	30,000
January 31, 2005	January 31, 2010	4.59		70,000	70,000
March 18, 2005	March 18, 2007	4.13		100,000	100,000

17

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(9) Debentures, Continued

(in millions of Won)
Issue date	Maturity date	Interest rate (%)	2006		2005
March 18, 2005	March 18, 2008	4.23		50,000	50,000
May 09, 2005	May 09, 2008	3.99		50,000	50,000
June 29, 2005	June 29, 2008	4.01		50,000	50,000
June 29, 2005	June 29, 2010	4.28		150,000	150,000
September 14, 2005	September 14, 2008	4.77		70,000	70,000
September 14, 2005	September 14, 2010	5.18		110,000	110,000
December 16, 2005	December 16, 2008	5.48		40,000	40,000
December 16, 2005	December 16, 2010	5.74		60,000	60,000
January 24, 2006	January 24, 2009	5.24		100,000	—
February 27, 2006	February 27, 2009	5.07		100,000	—
April 24, 2006	April 24, 2009	5.09		200,000	—
June 28, 2006	June 28, 2009	5.25		220,000	—
June 28, 2006	June 28, 2011	5.42		130,000	—
June 28, 2006	June 28, 2013	5.52		50,000	—
June 29, 2006	September 29, 2009	5.24		100,000	—
June 29, 2006	September 29, 2009	5.32		100,000	—
July 31, 2006	July 31, 2011	5.16		100,000	—
September 26, 2006	September 26, 2009	4.81		50,000	—
September 26, 2006	September 26, 2011	4.91		50,000	—
November 29, 2006	November 29, 2009	4.99		250,000	—
November 29, 2006	November 29, 2011	5.06		100,000	—
November 29, 2006	November 29, 2013	5.16		150,000	—
December 22, 2006	December 22, 2008	5.35		100,000	—
December 27, 2006	December 27, 2009	5.05		250,000	—
December 27, 2006	December 27, 2011	5.17		100,000	—
December 27, 2006	December 27, 2013	5.24		150,000	—

				3,430,000	2,130,000
	Discount on debentures			(8,174)	(3,957)

			~~W~~	3,421,826	2,126,043

18

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(9) Debentures, Continued
(c) The maturities of debentures as of December 31, 2006 and 2005 were as follows:

(in millions of Won)
	2006		2005
Due in 3 months or less	~~W~~	130,000	270,000
Due after 3 months through 6 months		40,000	350,000
Due after 6 months through 12 months		60,000	380,000
Due after 1 year through 3 years		1,980,000	570,000
Thereafter		1,220,000	560,000

	~~W~~	3,430,000	2,130,000

(10) Retirement and Severance Benefits
Changes in retirement and severance benefits for the years ended December 31, 2006 and 2005 were as follows:

(in millions of Won)
	Won
	2006		2005
Estimated severance liability at beginning of year	~~W~~	1,379	776
Provision		973	740
Payment		(337)	(137)

Estimated severance liability at end of year		2,015	1,379
Less: deposit for severance benefit insurance (note 12)		(1,232)	(827)

Net balance at end of year	~~W~~	783	552

(11) Other Liabilities
Other liabilities as of December 31, 2006 and 2005 consisted of the following:

(in millions of Won)
	Won
	2006		2005
Withholding taxes	~~W~~	561	491
Dividends payable		1,619	1,284
Accounts payable		329	20,990
Accrued expenses		31,915	19,656

	~~W~~	34,424	42,421

19

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(12)	Related Party Transactions
(a)	Details of transactions

Significant transactions with the related parties for the years ended December 31, 2006 and 2005 were as follows:

(In millions of Won)
Revenue earned	Expense incurred	Account	2006		2005
Shinhan Financial Group	Shinhan Bank	Interest income	~~W~~	3,019	5,356
”	Good Morning Shinhan Securities	Interest income		6,035	3,375
”	Shinhan Card	Interest income		32,103	52,710
”	Shinhan Capital	Interest income		31,273	32,537
”	Jeju Bank	Interest income		999	1,834

			~~W~~	73,429	95,812
Shinhan Bank	Shinhan Financial Group	Rental income	~~W~~	33	68
”	Good Morning Shinhan Securities	Interest income		728	191
”	”	Fee and commission income		—	21
”	”	Rental income		799	323
”	Shinhan Life Insurance	Gain on derivatives		394	188
”	”	Rental income		2,490	150
”	”	Interest income		5,005	265
”	”	Fee and commission income		518	2,306
”	Shinhan Card	Interest income		1,922	3,046
”	”	Fee and commission income		80,384	35,557
”	”	Rental income		1,948	895
”	”	Gain on derivatives		1,634	—
”	Shinhan Capital	Interest income		46	1,297
”	”	Gain on redemption of debentures		—	476
”	”	Rental income		489	336
”	”	Gain on derivatives		1,449	2,811
”	Jeju Bank	Interest income		130	4
”	Shinhan Credit Information	Rental income		134	273
”	SH&C Life Insurance	Fee and commission income		15,847	42,467
”	Shinhan BNP Paribas ITMC	Fee and commission income		679	588

20

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(12) Related Party Transactions, Continued

(In millions of Won)
Revenue earned	Expense incurred	Account	2006		2005
Good Morning Shinhan Securities	Shinhan Bank	Interest income	~~W~~	315	467
”	”	Rental income		129	301
”	Shinhan Life Insurance	Rental income		28	5
”	”	Fee and commission income		57	—
”	Shinhan Card	Rental income		435	313
”	”	Fee and commission income		106	350
”	Shinhan BNP Paribas ITMC	Rental income		255	212
”	SH&C Life Insurance	Fee and commission income		—	5
Shinhan Life Insurance	Shinhan Bank	Insurance income		221	245
”	”	Gain on derivatives		3,980	595
”	”	Interest income		941	14
”	”	Fee and commission income		365	—
”	Good Morning Shinhan Securities	Insurance income		14	—
”	”	Fee and commission income		4	—
”	SH&C Life Insurance	Fee and commission income		1	—
Shinhan Card	Shinhan Bank	Interest income		197	2
”	”	Fee and commission income		755	1,004
”	Good Morning Shinhan Securities	Interest income		4	—
”	Jeju Bank	Fee and commission income		335	275
”	”	Interest income		3	—
”	SH&C Life Insurance	Fee and commission income		5,023	4,902
”	Shinhan Life Insurance	Fee and commission income		363	—
Shinhan Capital	Shinhan Bank	Interest income		3,935	3,300
”	”	Gain on derivatives		1,020	4,329
”	Shinhan Card	Fee and commission income		—	1
Shinhan BNP Paribas ITMC	Shinhan Bank	Interest income		195	429
”	Shinhan Life Insurance	Interest income		31	—
”	Jeju Bank	Interest income		28	—
Jeju Bank	Shinhan Bank	Interest income		5	22
”	Shinhan Life Insurance	Fee and commission income		6	25
”	”	Rental Income		6	—
”	SH&C Life Insurance	Fee and commission income		119	384
SH&C Life Insurance	Shinhan Bank	Interest income		5	12
”	Shinhan Life Insurance	Interest income		6	—

21

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(12) Related Party Transactions, Continued

(In millions of Won)
Revenue earned	Expense incurred	Account	2006		2005
e-Shinhan	Shinhan Card	Fee and commission income		—	93
”	Shinhan Financial Group	Fee and commission income		—	63
Shinhan Macquarie	Shinhan Bank	Interest income		297	180
Shinhan Credit Information	Shinhan Bank	Fee and commission income		7,173	10,035
”	”	Interest income		134	67
”	Good Morning Shinhan Securities	Fee and commission income		41	52
”	Shinhan Life Insurance	Fee and commission income		42	36
”	Shinhan Card	Fee and commission income		12,888	7,419
”	Shinhan Capital	Fee and commission income		54	80
”	Jeju Bank	Fee and commission income		140	101
”	Shinhan Financial Group	Fee and commission income		4	—
Shinhan PE	Shinhan Bank	Interest income		828	199

				155,117	126,779

			~~W~~	228,546	222,591

(b) Account balances
Significant balances with the related parties as of December 31, 2006 and 2005 were as follows:

(In millions of Won)
Creditor	Debtor	Account	2006		2005
Shinhan Financial Group	Shinhan Bank	Due from banks	~~W~~	2,627	64,371
”	”	Security deposits		9,915	9,915
”	”	Privately placed bonds		—	50,000
”	”	Account receivables		28,675	12,208
”	”	Accrued income		171	155
”	”	Deposit for severance benefit		1,232	827
”	Good Morning Shinhan Securities	Loans in Won		170,000	70,000
”	”	Account receivables		4,581	725
”	”	Accrued income		1,569	619
”	Shinhan Card	Loans in Won		450,000	750,000
”	”	Account receivables		2,043	758
”	”	Accrued income		3,285	4,336
”	Shinhan Capital	Loans in Won		500,000	500,000
”	”	Loans in foreign currency		65,072	70,910
”	”	Account receivables		1,102	562

22

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(12) Related Party Transactions, Continued

(In millions of Won)
Creditor	Debtor	Account	2006		2005
Shinhan Financial Group	Shinhan Capital	Accrued income	~~W~~	2,990	3,156
”	Jeju Bank	Privately placed bonds		—	23,140
”	”	Loans in Won		—	20,000
”	”	Accrued income		—	200
”	Shinhan Credit Information	Account receivables		251	112
”	Shinhan Life Insurance	Account receivables		1,159	—

			~~W~~	1,244,672	1,581,994

Shinhan Bank	Good Morning Shinhan Securities	Accrued income	~~W~~	—	6
”	”	Guarantee deposits		8,562	5,223
”	Shinhan Life Insurance	Accrued income		1,105	2,299
”	”	Loans		—	47,000
”	”	Deposits for severance benefits		103,531	66,921
”	”	Derivative assets		360	277
”	Shinhan Card	Accrued income		31	6,578
”	”	Call loan		10,800	35,500
”	”	Derivative assets		1,676	—
”	Shinhan Capital	Loans		—	1,271
”	”	Derivative assets		1,494	116
”	Shinhan BNP Paribas ITMC	Account receivables		133	136
”	SH&C Life Insurance	Accrued income		396	3,314
”	Jeju Bank	Loans		13,575	—
”	”	Accrued income		87	—
Good Morning Shinhan Securities	Shinhan Bank	Due from banks		8,339	8,947
”	”	Guarantee deposits		20,573	11,968
”	”	Accrued income		114	145
”	Shinhan Life Insurance	Deposits for severance benefits		481	268
”	”	Accrued income		1	—
”	Shinhan Card	Account receivables		—	63
Shinhan Life Insurance	Shinhan Bank	Due from banks		2,947	3,749
”	”	Prepaid expense		—	56
”	”	Derivative assets		7	50
”	”	Retirement trust		5,123	1,127
”	”	Guarantee deposits		8,320	7,472
”	”	Securities		54,738	2,479
”	”	Accrued income		789	3

23

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(12) Related Party Transactions, Continued

(In millions of Won)
Creditor	Debtor	Account	2006		2005
Shinhan Life Insurance	Jeju Bank	Due from banks	~~W~~	22	14
”	Good Morning Shinhan Securities	Guarantee deposits		173	—
Shinhan Card	Shinhan Financial Group	Account receivables		209	309
”	Shinhan Bank	Cash and due from banks		2,237	5,080
”	”	Guarantee deposits		3,306	1,189
”	”	Account receivables		6,574	6,578
”	”	Derivative assets		42	—
”	”	Deposits for severance benefits		3,513	—
”	Good Morning Shinhan Securities	Guarantee deposits		5,911	4,635
”	”	Account receivables		824	691
”	Shinhan Life Insurance	Deposits for severance benefits		1,717	1,016
”	Shinhan BNP Paribas ITMC	Account receivables		66	55
”	SH&C Life Insurance	Account receivables		60	100
”	”	Accrued income		394	408
”	Shinhan Credit Information	Account receivables		81	56
”	Shinhan Capital	Account receivables		52	42
Shinhan Capital	Shinhan Bank	Short-term financial instruments		51,260	79,985
”	”	Derivative assets		45	3,524
”	”	Account receivables		216	370
”	”	Guarantee deposits		508	292
”	”	Securities		—	3
”	”	Deposits for severance benefits		977	614
Shinhan BNP Paribas ITMC	Shinhan Bank	Cash and due from banks		4,732	9,020
”	”	Accrued income		57	187
”	Shinhan Life Insurance	Deposits for severance benefits		404	303
”	Good Morning Shinhan Securities	Guarantee deposits		4,976	3,496
Jeju Bank	SH&C Life Insurance	Accrued income		2	23
”	Shinhan Life Insurance	Accrued income		15	25
SH&C Life Insurance	Shinhan Bank	Cash and cash equivalents		2,091	1,067
”	”	Accrued income		—	2
”	Shinhan Life Insurance	Deposits for severance benefits		139	130
”	Jeju Bank	Cash and cash equivalents		2	—
Shinhan Macquarie	Shinhan Bank	Cash and cash equivalents		8,510	9,318
”	”	Accrued income		26	31
Shinhan Credit Information	Shinhan Bank	Cash and cash equivalents		2,674	2,034
”	”	Bond purchased under resale agreement		2,032	1,000

24

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2006 and 2005
(12) Related Party Transactions, Continued

(In millions of Won)
Creditor	Debtor	Account	2006		2005
Shinhan Credit Information	Shinhan Bank	Account receivables	~~W~~	613	936
”	”	Guarantee deposits		822	1,320
”	Good Morning Shinhan Securities	Account receivables		2	—
”	Shinhan Card	Account receivables		1,411	669
”	Jeju Bank	Account receivables		23	14
”	”	Guarantee deposits		60	60
”	Shinhan Life Insurance	Accrued income		1	1
Shinhan PE	Shinhan Bank	Cash and cash equivalents		3,071	6,967
”	”	Accrued income		—	7
”	”	Deposits for severance benefits		—	16

				353,032	346,554

			~~W~~	1,597,704	1,928,548

(c)	The guarantees and acceptances provided between the related parties as of December 31, 2006 were as follows:

(in millions of Won)
Creditor	Debtor	Account	Amount guaranteed
Shinhan Financial Group	SH&C Life Insurance	Guarantees for loans	~~W~~	3,500
Shinhan Bank	Shinhan Card	Guarantees in foreign currencies		465
”	Shinhan Capital	Guarantees for Letter of credit		3,017

			~~W~~	6,982

(d)	Compensation of key management personnel for the year ended December 31, 2006 was as follows:

(in millions of Won)
	Total
	compensation
Short-term salaries	~~W~~	6,138
Share-based benefits		12,242

	~~W~~	18,380

25

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(13) Assets and Liabilities Denominated in Foreign Currency
Assets and liabilities denominated in foreign currency as of December 31, 2006 and 2005 were as follows:

(in millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2006	2005	2006		2005
Assets:
Loans	$70,000	70,000	~~W~~	65,072	70,910
Other assets	551	388		513	393

	$70,551	70,388	~~W~~	65,585	71,303

Liabilities:
Borrowings	$70,000	70,000	~~W~~	65,072	70,910
Other liabilities	534	371		496	376

	$70,534	70,371	~~W~~	65,568	71,286

26

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(14) Capital Stock
(a)	As of December 31, 2006 and 2005, details of preferred stock issued by the Company were as follows:

		Predetermined
	Number of	dividend rate
	shares	(%) (*)	Redeemable period
Redeemable preferred stock:
Series 2	9,316,792	4.04	August 19, 2005 - August 18, 2007
Series 3	9,316,792	4.04	August 19, 2006 - August 18, 2008
Series 4	9,316,792	4.04	August 19, 2007 - August 18, 2009
Series 5	9,316,793	4.04	August 19, 2008 - August 18, 2010
Series 7	2,433,334	7.46	July 19, 2008 - August 18, 2008
Series 8	66,666	7.86	July 19, 2010 - August 18, 2010

	39,767,169

(*)	Based on issue price
Series 1 and Series 6 of redeemable preferred stocks of 9,316,792 shares and 3,500,000 shares, respectively, were redeemed on August 21, 2006 for ~~W~~172,831 million and ~~W~~525,033 million, respectively. Therefore, capital stock amount differs from the total par value of outstanding capital stocks.
(b)	Details of changes in capital stock for the years ended December 31, 2006 and 2005 were as follows:

(in millions of Won, except shares)
	Number of	Capital		Preferred	Capital
	shares	stock		stock	surplus
Balance at January 1, 2005	416,623,575	~~W~~	1,596,595	486,523	3,718,623
Share exchange	17,528,000		87,640	—	641,427
Preferred stock converted into common stock	—		111,802	(111,802)	—
Disposition of treasury stock	—		—	—	62

Balance at December 31, 2005	434,151,575	~~W~~	1,796,037	374,721	4,360,112
Preferred stock converted into common stock	—		111,801	(111,801)	(30)
Redemption of preferred stock	(12,816,792)		—	—	—

Balance at December 31, 2006	421,334,783	~~W~~	1,907,838	262,920	4,360,082

27
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(14)	Capital Stock, Continued
(c)	Details of preferred stock redeemed (to be redeemed) by appropriations of retained earnings as of December 31, 2006 and 2005 were as follows:
(in millions of Won, except shares and price per share)

	Number of		Redemption price
At December 31, 2006	shares	Redemption date	per share		Redemption amount
Series 2 redeemable preferred stock	9,316,792	August 18, 2007	~~W~~	18,548	~~W~~	172,812
(in millions of Won, except price per share)

	Number of		Redemption price
At December 31, 2005	shares	Redemption date	per share		Redemption amount
Series 1 redeemable preferred stock	9,316,792	August 21, 2006	~~W~~	18,550	~~W~~	172,831
Series 6 redeemable preferred stock	3,500,000	August 21, 2006		150,009		525,033

	12,816,792				~~W~~	697,864

(15)	Retained Earnings

Retained earnings as of December 31, 2006 and 2005 consisted of the following:
(in millions of Won)

	2006		2005
Legal reserve	~~W~~	396,928	223,722
Retained earnings before appropriation		2,991,032	2,519,470

	~~W~~	3,387,960	2,743,192

The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net income as legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders’ approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(16)	Capital Adjustment

Capital adjustments as of December 31, 2006 and 2005 consisted of the following:
(in millions of Won)

	2006		2005
Unrealized gain on equity method investment securities	~~W~~	1,403,453	850,368
Unrealized loss on equity method investment securities		(5,218)	(4,576)
Stock options (note 17)		44,491	17,163

	~~W~~	1,442,726	862,955

28
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(17)	Stock Options
(a)	Details of stock options granted as of December 31, 2006 were as follows:

	1st grant	2nd grant	3rd grant	4th grant	5th grant
Grant date	May 22, 2002	May 15, 2003	March 25, 2004	March 30, 2005	March 21, 2006
Options granted	1,004,200	1,156,300	1,301,600	2,695,200	3,296,200
Options forfeited or exercised	379,135	432,687	160,177	314,110	198,131

Options outstanding	625,065	723,613	1,141,423	2,381,090	3,098,069
Type of stock options	Cash-settled	Cash-settled	Cash-settled	Cash-settled or	Cash-settled or
	options	options	options	equity-settled	equity-settled
				options	options
Exercise price in Won	~~W~~18,910	~~W~~11,800	~~W~~21,595	~~W~~28,006	~~W~~38,829
Vesting period	Within four	Within four	Within three	Within four	Within four
	years after	years after	years after	years after	years after
	two years	two years	two years	three years	three years
	from grant date	from grant date	from grant date	from grant date	from grant date
Forfeited period	After six	After six	After five	After seven	After seven
	years from	years from	years from	years from	years from
	grant date	grant date	grant date	grant date	grant date
Assumptions used to determine the fair value of options:

Risk-free interest rate	—	—	—	4.07%	5.02%
Expected exercise period	—	—	—	5 years	5 years
Expected stock price volatility	—	—	—	17.92%	13.43%
Expected dividend yield	—	—	—	—	—
Weighted average fair value	—	—	—	~~W~~11,201	~~W~~16,668
With respect to the stock options granted on March 25, 2004, the Company decided to pay the difference between the market price and the exercise price in cash for the year ended December 31, 2006 and determined to apply the intrinsic value method to those stock options. As a result, stock options compensation cost included in capital adjustment decreased by ~~W~~8,538 million (decrease in accounts receivable of ~~W~~6,508 million and increase in accrued expenses of ~~W~~2,030 million).

29
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(17)	Stock Options, Continued
(b)	Changes in stock compensation costs for the year ended December 31, 2006 were as follows:
(in millions of Won)

		Employee of
		Shinhan
Stock options		Financial
granted	Stock compensation cost	Group		Subsidiaries	Total
1st	Recorded at beginning of the period	~~W~~	2,934	12,144	15,078
	Incurred during the period		713	1,122	1,835
	To be recorded in subsequent periods		—	—	—

2nd	Recorded at beginning of the period		4,334	19,053	23,387
	Incurred during the period		899	1,019	1,918
	To be recorded in subsequent periods		—	—	—

3rd	Recorded at beginning of the period		2,030	6,508	8,538
	Incurred during the period		5,241	14,957	20,198
	To be recorded in subsequent periods		—	—	—

4th	Recorded at beginning of the period		767	7,858	8,625
	Incurred during the period		2,781	12,425	15,206
	To be recorded in subsequent periods		423	2,417	2,840

5th	Recorded at beginning of the period		—	—	—
	Incurred during the period		3,036	17,624	20,660
	To be recorded in subsequent periods		4,552	26,427	30,979
For the 4th and 5th stock options granted, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, stock compensation costs have been recorded as long-term payables by the subsidiaries and as accounts receivable by the Company in the amount of ~~W~~ 37,811 million and ~~W~~ 14,365 million as of December 31, 2006 and 2005, respectively.

30
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(18)	General and Administrative Expenses

Details of general and administrative expenses for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won)

	Won
	2006		2005
Salaries	~~W~~	29,133	22,813
Provision for retirement and severance benefits		973	740
Other employees benefits		1,202	1,607
Rental		568	520
Entertainment		939	782
Depreciation		562	652
Amortization		295	115
Taxes and dues		2,453	2,209
Advertising		44	15
Fees and commission		8,484	6,034
Other		2,485	3,670

	~~W~~	47,138	39,157

(19)	Income Taxes
(a)	The Company is subject to income taxes based on taxable income, which result in a normal tax rate of 27.5%. For the years ended December 31, 2006 and 2005, the Company recognized no income tax expense.

(b)	The reconciliation of income for financial reporting purposes and taxable income for the years ended December 31, 2006 and 2005 was as follows:
(in millions of Won)

	2006		2005
Net income before income tax expense	~~W~~	1,832,718	1,560,760
Permanent difference		(1,499,672)	298,095
Temporary difference		(365,330)	(1,878,068)

Taxable income (loss)	~~W~~	(32,284)	(19,213)

31
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(19)	Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won)

	2006
	Beginning				Ending
	balance (*1)		Increase	Decrease	balance
Temporary differences:
Equity method investment securities	~~W~~	(3,427,679)	(2,469,710)	(2,091,411)	(3,805,978)
Retirement and severance benefits		828	544	163	1,209
Accrued income		(299)	—	(299)	—
Deposit for severance benefit insurance		(828)	(544)	(163)	(1,209)
Stock options		17,163	35,866	8,538	44,491
Other		(7,098)	(21,166)	(6,508)	(21,756)

Total temporary differences		(3,417,913)	(2,455,010)	(2,089,680)	(3,783,243)

Unrealizable temporary differences (*2)		3,421,190			3,794,238

Net temporary differences	~~W~~	3,277			10,995

Tax effects of temporary differences		901			3,024

Tax effects of tax loss carryforwards		5,133			14,011

Net tax effects	~~W~~	6,034			17,035

Tax effects recorded in financial statements	~~W~~	—			—

(*1)	Amount resulting from prior year tax return is reflected in the current period.

(*2)	Unrealizable temporary differences as of December 31, 2006 were comprised of ~~W~~3,800,822 million related to equity method income less ~~W~~6,584 million related to stock options.
The net tax effects of ~~W~~17,035 million as of December 31, 2006 were not recognized as deferred tax assets due to uncertainty of realization.

32
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(19)	Income Taxes, Continued
(in millions of Won)

	2005
	Beginning				Ending
	balance (*1)		Increase	Decrease	balance
Temporary differences:

Equity method investment securities	~~W~~	(1,371,425)	(2,050,871)	5,383	(3,427,679)
Retirement and severance benefits		466	499	137	828
Accrued income		(299)	(299)	(299)	(299)
Deposit for severance benefit insurance		(466)	(509)	(147)	(828)
Stock option		8,842	12,715	4,942	16,615
Other		(6,204)	(4,249)	(3,355)	(7,098)

Total temporary differences		(1,369,086)	(2,042,714)	6,661	(3,418,461)

Unrealizable temporary differences(*2)		1,369,044			3,421,737

Net temporary differences	~~W~~	(42)			3,276

Tax effects of temporary differences		(11)			901

Tax effects of tax loss carryforwards		—			5,284

Net tax effects	~~W~~	(11)			6,185

Tax effects recorded in financial statements	~~W~~	—			—

(*1)	Amount resulting from prior year tax return is reflected in the current period.

(*2)	Unrealizable temporary differences as of December 31, 2005 were comprised of ~~W~~3,423,986 million related to equity method income less ~~W~~2,249 million related to stock options.
The net tax effects of ~~W~~6,185 million as of December 31, 2005 were not recognized as deferred tax assets due to uncertainty of realization.
(d)	Effective income tax rate for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except tax rate)

	2006		2005
Net income before income tax expense	~~W~~	1,832,718	1,560,760
Income tax expense		—	—

Effective income tax rate (%)		—	—

33
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(20)	Earnings Per Share
(a)	Earnings per share

Earnings per common share is calculated by dividing net income less preferred stock dividend requirement by the weighted average number of shares of common stock outstanding. The Company’s earnings per share for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except per share)

	2006		2005
Net income for year	~~W~~	1,832,718	1,560,760
Less: extraordinary gain		—	—
dividends on preferred stock		55,245	106,972

Net income available for common stock		1,777,473	1,453,788
Weighted average number of common shares outstanding		372,168,522	333,424,457

Earnings per share in Won	~~W~~	4,776	4,360

(b)	Diluted earnings per share

Details of diluted earnings per share due to dilutive effect for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except per share)

	2006		2005
Net income available for common stock	~~W~~	1,777,473	1,453,788
Add: dividends on convertible preferred stock		—	8,169

Diluted net earnings		1,777,473	1,461,957
Weighted average number of common shares outstanding		372,168,522	355,784,758

Diluted earnings per share in Won	~~W~~	4,776	4,109

(c)	Securities applicable to common shares

		Number of shares
	Convertible period	to be issued
Stock options	March 30, 2008 - March 30, 2012	2,381,090
Stock options	March 21, 2009 - March 21, 2013	3,098,069

		5,479,159

(d)	Earnings per share for each quarters ended December 31, 2006 were as follows:
(in Won)

	1st quarter		2nd quarter	3rd quarter	4th quarter
Earnings per share	~~W~~	1,286	1,586	1,331	681
Diluted earnings per share		1,212	1,496	1,331	681

34
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(21)	Dividends
(a)	Dividends for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except per share)

	2006
	Common		Preferred
	shares		shares	Total
Total number of share issued and outstanding		381,567,614	39,767,169	421,334,783
Shares excluded (*)		7,129,967	—	7,129,967

		374,437,647	39,767,169	414,204,816
Face value per share in Won		5,000	5,000	5,000
Dividend per share in Won (rate per share) (**)	~~W~~	900(8%)	1,389(27.78%)	947(18.94%)

Dividends	~~W~~	336,994	55,245	392,239

(*)	Dividends on shares held by subsidiaries as of December 31, 2006 are not paid.

(**)	A weighted average amount was applied for dividends per share on preferred stock as follows:
(in millions of Won, except per share)

	Number of	Dividends per share	Dividend rate
	shares	in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 2	9,316,792	730.67	14.61	6,807
Series 3	9,316,792	”	”	6,807
Series 4	9,316,792	”	”	6,807
Series 5	9,316,793	”	”	6,808
Series 7	2,433,334	11,190.00	223.80	27,230
Series 8	66,666	11,790.00	235.80	786

	39,767,169			55,245

35
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(21)	Dividends, Continued
(in millions of Won, except per share)

	2005
	Common		Preferred
	shares		shares	Total
Total number of share issued and outstanding		359,207,313	74,944,262	434,151,575
Shares excluded (*)		11,610,197	—	11,610,197

		347,597,116	74,944,262	422,541,378
Face value per share in Won		5,000	5,000	5,000
Dividend per share in Won (rate per share) (**)	~~W~~	800 (16%)	1,427 (28.55%)	911 (18.23%)

Dividends	~~W~~	278,077	106,972	385,049

(*)	Dividends on shares held by subsidiaries as of December 31, 2005 are not paid.

(**)	A weighted average amount was applied for dividends per share on preferred stock as follows:
(in millions of Won, except per share)

	Number of	Dividends per share	Dividend rate
	shares	in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 1	9,316,792	730.67	14.61	6,807
Series 2	9,316,792	”	”	6,807
Series 3	9,316,792	”	”	6,807
Series 4	9,316,792	”	”	6,807
Series 5	9,316,793	”	”	6,808
Series 6	3,500,000	10,500.00	210.00	36,750
Series 7	2,433,334	11,190.00	223.80	27,230
Series 8	66,666	11,790.00	235.80	787

	52,583,961			98,803

Redeemable convertible preferred stock:

Series 9	22,360,301	365.34	7.31	8,169

	74,944,262			106,972

36
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(21)	Dividends, Continued
(b)	Payout ratios for the years ended December 31, 2006 and 2005 were calculated as follows:
(in millions of Won, except payout ratio)

	2006				2005
	Common shares		Preferred shares	Total	Common shares	Preferred shares	Total
Dividends in Won	~~W~~	336,994	55,245	392,239	278,077	106,972	385,049
Net earning in Won		1,777,473	55,245	1,832,718	1,453,788	106,972	1,560,760

Payout ratios (%)		18.96		21.40	19.13		24.67

(c)	Dividend yields on common shares for the years ended December 31, 2006 and 2005 were calculated as follows:
(in Won, except dividends yields)

	2006		2005
Dividends per share in Won	~~W~~	900	800
Average stock price in Won		47,900	41,620

Dividends yields (%)		1.88	1.92

(22)	Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except per share)

	2006		2005
Acquisition of equity method investment securities through shares exchange	~~W~~	—	730,432
Contingent consideration recorded as accounts payable		—	20,596
Changes in capital adjustments due to application of the equity method		552,443	561,625
Changes in retained earnings due to application of the equity method		105,037	77,862
Stock options recorded as accounts receivable		27,328	8,157

37
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(23)	Condensed Financial Statements of Subsidiaries and Joint Ventures
(a)	Balance sheets

The condensed balance sheets of subsidiaries and joint ventures as of December 31, 2006 and 2005 were as follows:
(in millions of Won)

	2006
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Shinhan Bank	~~W~~	154,207,060	144,539,692	9,667,368
Good Morning Shinhan Securities		4,126,940	3,278,324	848,616
Shinhan Life Insurance		6,225,865	5,795,398	430,467
Shinhan Card		3,558,415	2,923,408	635,007
Shinhan Capital		1,948,495	1,763,537	184,958
Shinhan BNP Paribas ITMC		60,227	10,650	49,577
Jeju Bank		2,470,751	2,338,463	132,288
SH&C Life Insurance		991,359	950,396	40,963
Shinhan Macquarie		11,500	11,444	56
Shinhan Credit Information		13,372	3,117	10,255
Shinhan PE		10,813	319	10,494

	~~W~~	173,624,797	161,614,748	12,010,049

(in millions of Won)

	2005
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Shinhan Bank	~~W~~	75,641,968	71,042,501	4,599,467
Chohung Bank		66,609,526	62,783,304	3,826,222
Good Morning Shinhan Securities		3,882,713	3,122,337	760,376
Shinhan Life Insurance		5,129,302	4,810,804	318,498
Shinhan Card		1,532,291	1,314,592	217,699
Shinhan Capital		1,400,829	1,251,895	148,934
Shinhan BNP Paribas ITMC		53,437	5,233	48,204
Jeju Bank		2,051,202	1,931,693	119,509
SH&C Life Insurance		708,175	677,150	31,025
Shinhan Macquarie		11,848	9,320	2,528
Shinhan Credit Information		12,073	2,810	9,263
Shinhan PE		8,826	85	8,741

	~~W~~	157,042,190	146,951,724	10,090,466

38
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(23)	Condensed Financial Statements of Subsidiaries and Joint Venture Companies, Continued
(b)	Statements of Income

Condensed statements of income of subsidiaries and joint ventures for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won)

	2006
	Operating
Subsidiaries	Operating revenue		Operating expense	income (loss)	Ordinary income	Net income
Shinhan Bank	~~W~~	14,868,003	13,160,836	1,707,167	2,309,904	1,659,246
Good Morning Shinhan Securities		1,255,573	1,138,720	116,853	134,102	96,190
Shinhan Life Insurance		2,323,355	2,172,054	151,301	165,798	121,534
Shinhan Card		831,888	639,083	192,805	184,258	232,092
Shinhan Capital		199,615	165,783	33,832	62,571	48,284
Shinhan BNP Paribas ITMC		26,189	13,456	12,733	12,123	8,576
Jeju Bank		147,339	133,560	13,779	15,305	14,155
SH&C Life Insurance		52,964	59,128	(6,164)	9,793	9,295
Shinhan Macquarie		17,782	16,068	1,714	2,388	1,562
Shinhan Credit Information		26,587	23,057	3,530	3,860	2,810
Shinhan PE		3,729	1,906	1,823	2,072	1,676

	~~W~~	19,753,024	17,523,651	2,229,373	2,902,174	2,195,420

(in millions of Won)

	2005
				Operating	Ordinary income	Net income
Subsidiaries	Operating revenue		Operating expense	income (loss)	(loss)	(loss)
Shinhan Bank	~~W~~	6,163,895	5,223,326	940,569	1,065,978	774,422
Chohung Bank		7,310,666	6,667,084	643,582	696,062	756,505
Good Morning Shinhan Securities		901,888	786,179	115,709	121,052	87,240
Shinhan Life Insurance (*)		255,037	242,153	12,884	8,587	6,047
Shinhan Card		417,071	356,902	60,169	58,416	54,241
Shinhan Capital		222,439	166,587	55,852	52,326	36,742
Shinhan BNP Paribas ITMC		19,579	9,442	10,137	10,302	7,450
Jeju Bank		130,394	119,520	10,874	10,800	11,118
SH&C Life Insurance		49,150	50,743	(1,593)	6,467	5,359
Shinhan Macquarie		24,490	16,547	7,943	8,152	5,646
Shinhan Credit Information		23,966	20,590	3,376	3,328	2,401
Shinhan PE		880	2,176	(1,296)	(1,147)	(1,047)

	~~W~~	15,519,455	13,661,249	1,858,206	2,040,323	1,746,124

(*)	For the one month period ended December 31, 2005.

39
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(24)	Financing and Operating Status of the Company, Subsidiaries and Joint Ventures
(a)	The financing status of the Company and its subsidiaries as of December 31, 2006 and 2005 were as follows:
(in millions of Won)

	2006
	Deposits		Borrowings	Debentures (*)	Total
Shinhan Financial Group	~~W~~	—	185,072	3,421,826	3,606,898
Shinhan Bank		93,202,495	14,578,285	24,212,505	131,993,285
Good Morning Shinhan Securities		696,417	1,004,364	—	1,700,781
Shinhan Card		—	1,340,800	1,282,370	2,623,170
Shinhan Capital		—	1,065,250	535,351	1,600,601
Jeju Bank		2,044,629	76,357	55,260	2,176,246

	~~W~~	95,943,541	18,250,128	29,507,312	143,700,981

(in millions of Won)

	2005
	Deposits		Borrowings	Debentures (*)	Total
Shinhan Financial Group	~~W~~	—	156,098	2,126,043	2,282,141
Shinhan Bank		43,996,904	9,096,330	12,327,937	65,421,171
Chohung Bank		41,404,815	5,788,793	7,848,891	55,042,499
Good Morning Shinhan Securities		913,795	829,425	—	1,743,220
Shinhan Life Insurance		—	47,000	—	47,000
Shinhan Card		—	1,025,500	179,544	1,205,044
Shinhan Capital		—	721,885	345,201	1,067,086
Jeju Bank		1,681,985	89,689	35,000	1,806,674

	~~W~~	87,997,499	17,754,720	22,862,616	128,614,835

(*) Net of discount on debentures

40
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(24)	Financing and Operating Status of the Company, Subsidiaries and Joint Ventures, Continued
(b)	The operating status of the Company, subsidiaries and joint ventures as of December 31, 2006 and 2005 were as follows:
(in millions of Won)

	2006
				Cash and due from
	Loans (*)		Securities	banks	Total
Shinhan Financial Group	~~W~~	1,179,147	12,775,892	468,561	14,423,600
Shinhan Bank		112,715,269	23,660,184	6,300,607	142,676,060
Good Morning Shinhan Securities		517,973	2,261,021	850,853	3,629,847
Shinhan Life Insurance		1,553,913	2,657,757	394,052	4,605,722
Shinhan Card		3,037,672	27,165	3,553	3,068,390
Shinhan Capital		1,571,532	201,995	70,060	1,843,587
Shinhan BNP Paribas ITMC		81	5,230	53,331	58,642
Jeju Bank		1,743,811	391,312	85,177	2,220,300
SH&C Life Insurance		16,751	49,260	1,675	67,686
Shinhan Macquarie		—	—	8,510	8,510
Shinhan Credit Information		—	—	7,315	7,315
Shinhan PE		—	6,975	3,527	10,502

	~~W~~	122,336,149	42,036,791	8,247,221	172,620,161

(in millions of Won)

	2005
				Cash and due from
	Loans (*)		Securities	banks	Total
Shinhan Financial Group	~~W~~	1,476,630	10,882,359	64,374	12,423,363
Shinhan Bank		55,191,023	13,289,065	2,301,465	70,781,553
Chohung Bank		44,648,308	10,644,933	2,171,777	57,465,018
Good Morning Shinhan Securities		302,457	2,161,569	921,164	3,385,190
Shinhan Life Insurance		1,377,904	2,034,360	421,028	3,833,292
Shinhan Card		1,479,533	414	5,876	1,485,823
Shinhan Capital		1,061,971	131,623	115,388	1,308,982
Shinhan BNP Paribas ITMC		620	10,307	34,098	45,025
Jeju Bank		1,416,748	348,658	108,971	1,874,377
SH&C Life Insurance		372	48,023	23,031	71,426
Shinhan Macquarie		—	—	9,318	9,318
Shinhan Credit Information		—	—	6,011	6,011
Shinhan PE		—	846	6,967	7,813

	~~W~~	106,955,566	39,552,157	6,189,468	152,697,191

(*)	Net of allowance for loan losses and present value discounts

41
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(25)	Contribution by Subsidiaries and Joint Ventures to the Company’s Net Income

Effects under the equity method on the Company’s net income for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except ratio)

	2006			2005
	Amount		Ratio (%)	Amount		Ratio (%)
Gain (loss) from equity method on:
Shinhan Bank	~~W~~	1,500,460	78.26	~~W~~	606,537	37.50
Shinhan Bank (formerly)		—	—		826,156	51.08
Good Morning Shinhan Securities		74,753	3.90		74,629	4.61
Shinhan Life Insurance		64,980	3.39		2,565	0.16
Shinhan Card		208,052	10.85		52,741	3.26
Shinhan Capital		48,255	2.52		36,418	2.25
Shinhan BNP Paribas ITMC		4,288	0.22		3,725	0.23
Jeju Bank		9,405	0.49		7,825	0.48
SH&C Life Insurance		1,776	0.09		2,680	0.17
Shinhan Macquarie		756	0.04		2,637	0.16
Shinhan Credit Information		2,792	0.15		2,401	0.15
Shinhan PE		1,751	0.09		(1,047)	(0.06)

		1,917,268	100.00		1,617,267	100.00

Other income		98,339			101,628
Other expense		(182,889)			(158,135)

Net income for year	~~W~~	1,832,718		~~W~~	1,560,760

42
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26)	Allowance for Loan Losses of the Company, Subsidiaries and Joint Ventures

Changes in the allowance for loan losses of the Company, its subsidiaries and joint ventures for the years ended December 31, 2006 and 2005 were as follows:
(in millions of Won)

	2006
			Increase	Ending
	Beginning balance		(decrease)	balance
Shinhan Financial Group	~~W~~	7,420	(1,495)	5,925
Shinhan Bank		1,572,829	133,901	1,706,730
Good Morning Shinhan Securities		27,256	2,254	29,510
Shinhan Life Insurance		17,740	2,077	19,817
Shinhan Card		67,400	80,673	148,073
Shinhan Capital		30,373	967	31,340
Shinhan BNP Paribas ITMC		18	6	24
Jeju Bank		25,146	1,167	26,313
SH&C Life Insurance		46	(2)	44
Shinhan Macquarie		3	(2)	1
Shinhan Credit Information		1	(1)	—

	~~W~~	1,748,232	219,545	1,967,777

(in millions of Won)

	2005
			Increase	Ending
	Beginning balance		(decrease)	balance
Shinhan Financial Group	~~W~~	8,794	(1,374)	7,420
Shinhan Bank		743,506	(59,949)	683,557
Chohung Bank		1,006,721	(117,449)	889,272
Good Morning Shinhan Securities		29,416	(2,160)	27,256
Shinhan Life Insurance		—	17,740	17,740
Shinhan Card		47,831	19,569	67,400
Shinhan Capital		27,021	3,352	30,373
Shinhan BNP Paribas ITMC		13	5	18
Jeju Bank		32,145	(6,999)	25,146
SH&C Life Insurance		15	31	46
Shinhan Macquarie		53	(50)	3
Shinhan Credit Information		—	1	1

	~~W~~	1,895,515	(147,283)	1,748,232

43
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(27)	Financial Performance

Financial performance for the quarters ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except earnings per share)

	Quarter ended		Quarter ended
	December 31, 2006		December 31, 2005
Operating revenue	~~W~~	321,231	491,922
Operating income		268,744	449,827
Net income		268,916	449,157
Net earnings per share in Won		681	1,258

Independent Accountants’ Review Report on Internal Accounting Control System
English translation of a Report Originally Issued in Korean
To the President of
Shinhan Financial Group Co., Ltd.:
We have reviewed the accompanying Report on the Operations of Internal Accounting Control System (“IACS”) of Shinhan Financial Group Co., Ltd (the “Company”) as of December 31, 2006. The Company’s management is responsible for designing and maintaining effective IACS and for its assessment of the effectiveness of IACS. Our responsibility is to review management’s assessment and issue a report based on our review. In the accompanying report of management’s assessment of IACS, the Company’s management stated: “Based on the assessment on the operations of the IACS, the Company’s IACS has been effectively designed and is operating as of December 31, 2006, in all material respects, in accordance with the IACS Framework issued by the Internal Accounting Control System Operation Committee.”
We conducted our review in accordance with IACS Review Standards, issued by the Korean Institute of Certified Public Accountants. Those Standards require that we plan and perform the review to obtain assurance of a level less than that of an audit as to whether Report on the Operations of Internal Accounting Control System is free of material misstatement. Our review consists principally of obtaining an understanding of the Company’s IACS, inquiries of company personnel about the details of the report, and tracing to related documents we considered necessary in the circumstances. We have not performed an audit and, accordingly, we do not express an audit opinion.
A company’s IACS is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, however, IACS may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Based on our review, nothing has come to our attention that Report on the Operations of Internal Accounting Control System as of December 31, 2006 is not prepared in all material respects, in accordance with IACS Framework issued by the Internal Accounting Control System Operation Committee.
This report applies to the Company’s IACS in existence as of December 31, 2006. We did not review the Company’s IACS subsequent to December 31, 2006. This report has been prepared for Korean regulatory purposes, pursuant to the External Audit Law, and may not be appropriate for other purposes or for other users.

KPMG Samjong Accounting Corp.
Seoul, Korea
February 15, 2007
Notice to Readers
This report is annexed in relation to the audit of the non-consolidated financial statements as of and for the year ended December 31, 2006 and the review of internal accounting control system pursuant to Article 2-3 of the Act on External Audit for Stock Companies of the Republic of Korea.

Report on the Operations of Internal Accounting Control System
To the Board of Directors and Audit Committee of
Shinhan Financial Group Co., Ltd.:
I, as the Internal Accounting Control Officer (“IACO”) of Shinhan Financial Group Co., Ltd. (the “Company”), have assessed the status of the design and operations of the Company’s internal accounting control system (“IACS”) for the year ended December 31, 2006.
The Company’s management including IACO is responsible for the design and operations of its IACS. I, as the IACO, have assessed whether the IACS has been effectively designed and is operating to prevent and detect any error or fraud which may cause any misstatement of the financial statements, for the purpose of establishing the reliability of financial reporting and the preparation of financial statements for external purposes. I, as the IACO, applied the IACS Framework for the assessment of design and operations of the IACS.
Based on the assessment of the operations of the IACS, the Company’s IACS has been effectively designed and is operating as of December 31, 2006, in all material respects, in accordance with the IACS Framework issued by the Internal Accounting Control System Operation Committee.
Lee, In Ho, Chief Executive Officer
Cho, Byung Jae, Internal Accounting Control Officer
February 9, 2007

(Appendix 3)
SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Financial Statements
December 31, 2005 and 2004
(With Independent Auditors’ Report Thereon)

KPMG Samjong Accounting Corp.

10th Floor, Star Tower, 737 Yeoksam-dong	Tel. 82-2-2112-0100

Gangnam-gu, Seoul 135-984	Fax. 82-2-2112-0101

Republic of Korea	www.kr.kpmg.com
Independent Auditors’ Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholders Shinhan Financial Group Co., Ltd.:
We have audited the accompanying non-consolidated balance sheets of Shinhan Financial Group Co., Ltd. (the “Company”) as of December 31, 2005 and 2004 and the related non-consolidated statements of income, appropriation of retained earnings and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations, the changes in its retained earnings, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying non-consolidated financial statements as of and for the years ended December 31, 2005 and 2004 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the non-consolidated financial statements expressed in Korean Won have been translated into dollars on the basis set forth in note 2(b) to the non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in Note 1 to the non-consolidated financial statements, on December 30, 2005, Chohung Bank reached an agreement to merge Shinhan Bank with the merge ratio of 1:3.8678. Under the terms of the agreement, the merger will be consummated on April 1, 2006 and the newly merged bank will change its name to Shinhan Bank. Additionally, on December 30, 2005, Chohung Bank entered into an agreement to spin off its credit card operation and merge with Shinhan Card Co., Ltd. Each share of Chohung Bank will converted into 0.9809 shares of Shinhan Card Co., Ltd. on April 1, 2006.
Furthermore, e-Shinhan Inc. was liquidated at November 24, 2005.
KPMG Samjong Accounting Corp., a corporation established under Korean law, is a member of KPMG International, a Swiss association.

As discussed in Note 2(a) to the non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.
As discussed in Note 2 (d) to the non-consolidated financial statements, the Company acquired all of the outstanding shares of Shinhan Life Insurance Co., Ltd. in exchange for consideration of 0.4382 shares of common stock of the Company for each outstanding common share of Shinhan Life Insurance Co., Ltd. on December 13, 2005.
As discussed in Note 12 to the non-consolidated financial statements, the Company recorded assets and interest income from related party transactions as of and for the year ended December 31, 2005.
As discussed in Note 14(a) to the non-consolidated financial statements, regarding the acquisition of shares in Chohung Bank in 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the “KDIC”) to pay contingent consideration to the KDIC at the maximum amount of ~~W~~652,284 million related to Asset Indemnity Payment, ~~W~~166,516 million related to General Indemnity Payment and additional Earn Out Payment based on earnings of Chohung Bank in future periods. The Company made adjustments to reflect the General Indemnity Payment of ~~W~~166,516 million in 2004 and the Asset Indemnity Payment of ~~W~~220,714 million as additions to goodwill. Other contingent considerations were not included in the acquisition cost for the amount was not determinable.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 26, 2006

This report is effective as of January 26, 2006, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Balance Sheets
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Assets
Cash and due from banks (note 3)	~~W~~	64,374	31,145	$63,548	30,745
Securities (notes 4 and 14)		10,882,359	8,262,100	10,742,704	8,156,071
Loans (notes 5 and 13)		1,476,630	1,749,955	1,457,680	1,727,498
Fixed assets (note 6)		2,290	2,164	2,260	2,136
Other assets (notes 7 and 13)		36,478	26,949	36,010	26,603

	~~W~~	12,462,131	10,072,313	$12,302,202	9,943,053

Liabilities and Stockholders’ equity

Liabilities:

Borrowings (notes 8 and 13)	~~W~~	156,098	154,380	$154,095	152,399
Debentures (notes 9 and 13)		2,126,043	1,948,102	2,098,759	1,923,101
Retirement and severance benefits (note 10)		552	224	545	221
Other liabilities (notes 11 and 13)		42,421	222,337	41,877	219,484

Total liabilities		2,325,114	2,325,043	2,295,276	2,295,205

Stockholders’ equity:

Capital stock of ~~W~~5,000 par value (note 15)

Common stock		1,796,037	1,596,595	1,772,988	1,576,106
Authorized - 1,000,000,000 shares Issued and outstanding - 359,207,313 shares in 2005 Issued and outstanding - 319,319,011 shares in 2004
Preferred stock		374,721	486,523	369,912	480,279

Issued and outstanding - 74,944,262 shares in 2005 Issued and outstanding - 97,304,564 shares in 2004
Capital surplus		4,360,112	3,718,623	4,304,157	3,670,901
Retained earnings (note 16)		2,958,624	1,608,185	2,920,655	1,587,547
Capital adjustments (notes 4, 17 and 18)		647,523	337,345	639,214	333,016

Total stockholders’ equity		10,137,017	7,747,271	10,006,926	7,647,849

Commitments and contingencies (note 14)

	~~W~~	12,462,131	10,072,313	$12,302,202	9,943,053

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Income
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Operating revenue:
Gain from equity method (notes 4 and 27)	~~W~~	1,789,621	1,108,952	$1,766,654	1,094,721
Interest income		95,812	114,264	94,583	112,798
Other		1,373	931	1,355	919

		1,886,806	1,224,147	1,862,592	1,208,438

Operating expense:
Loss from equity method (notes 4 and 27)		1,047	212	1,033	209
Interest expense		114,545	122,967	113,075	121,389
Fees and commission		124	235	122	232
General and administrative expenses(note 19)		39,157	24,224	38,655	23,914

		154,873	147,638	152,885	145,744

Operating income		1,731,933	1,076,509	1,709,707	1,062,694

Non-operating income (expense):

Loss from disposition of equity method investment securities		(845)	—	(834)	—
Other, net		979	(9,182)	966	(9,064)

		134	(9,182)	132	(9,064)

Income before income taxes		1,732,067	1,067,327	1,709,839	1,053,630

Income taxes (note 20)		—	17,032	—	16,814

Net income	~~W~~	1,732,067	1,050,295	$1,709,839	1,036,816

Ordinary income and net earnings per share in Won and U.S. dollars (note 21)	~~W~~	4,874	3,197	$4.81	3.16

Diluted ordinary income and net earnings per share in Won and U.S. dollars (note 21)	~~W~~	4,591	2,820	$4.53	2.78

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Appropriation of Retained Earnings
For the years ended December 31, 2005 and 2004
Date of Appropriation for 2005: March 21, 2006
Date of Appropriation for 2004: March 30, 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Unappropriated retained earnings:
Balance at beginning of year	~~W~~	1,036,573	504,585	$1,023,270	498,110
Changes in retained earnings of subsidiaries (note 4)		(33,738)	(65,387)	(33,305)	(64,548)
Net income		1,732,067	1,050,295	1,709,839	1,036,816

		2,734,902	1,489,493	2,699,804	1,470,378

Appropriation of retained earnings:
Legal reserve		173,207	105,030	170,984	103,682
Redemption of preferred shares (note 15)		697,807	—	688,852	—
Dividends (note 22)		385,049	347,890	380,107	343,425

		1,256,063	452,920	1,239,943	447,107

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	1,478,839	1,036,573	$1,459,861	1,023,271

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Cash Flows
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from operating activities:

Net income	~~W~~	1,732,067	1,050,295	$1,709,839	1,036,816

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation		652	652	644	644
Amortization		115	111	114	110
Reversal of Allowance for loan losses		(1,373)	(931)	(1,355)	(919)
Provision for retirement and severance benefit		740	505	730	499
Gain from equity method, net		(1,788,574)	(1,108,740)	(1,765,621)	(1,094,512)
Stock compensation costs		7,431	610	7,336	602
Loss from disposition of equity method investment securities		845	—	834	—
Decrease in other assets		869	15,797	857	15,594
Increase (decrease) in other liabilities		(40,947)	24,657	(40,422)	24,341
Retirement and severance benefit paid		(137)	(259)	(135)	(256)
Increase in deposit for severance benefit insurance		(274)	(22)	(270)	(22)
Other, net		2,345	3,088	2,316	3,049

Net cash used in operating activities		(86,241)	(14,237)	(85,133)	(14,054)

Cash flows from investing activities:

Cash provided by investing activities:

Decrease in equity method investment securities		381,502	—	376,606	—
Decrease in loans		632,543	214,060	624,425	211,313
Decrease in fixed assets		36	—	36	—
Decrease in other assets		—	8	—	7
Dividends received		4,846	256,536	4,784	253,244

		1,018,927	470,604	1,005,851	464,564

Cash used in investing activities:
Increase in equity method investment securities		(368,311)	(111,894)	(363,585)	(110,458)
Increase in loans		(360,000)	(46,036)	(355,380)	(45,445)
Purchase of fixed assets		(914)	(915)	(902)	(904)
Increase in other assets		(2,243)	(798)	(2,214)	(787)

		(731,468)	(159,643)	(722,081)	(157,594)

Net cash provided by investing activities		287,459	310,961	283,770	306,970

SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Statements of Cash Flows, Continued
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from financing activities:

Cash provided by financing activities:

Increase in borrowings		409,255	411,036	404,003	405,761
Increase in debentures		780,000	200,000	769,990	197,433
Proceeds from disposition of treasury stock		536	381	529	376

		1,189,791	611,417	1,174,522	603,570

Cash used in financing activities:

Decrease in borrowings		(405,381)	(409,000)	(400,179)	(403,751)
Decrease in debentures		(601,314)	(230,000)	(593,597)	(227,048)
Debentures issuance cost paid		(2,971)	(921)	(2,933)	(909)
Dividends paid		(347,542)	(242,105)	(343,082)	(238,998)
Acquisition of treasury stock		(474)	(323)	(468)	(319)
Stock issuance cost paid		(98)	—	(97)	—

		(1,357,780)	(882,349)	(1,340,356)	(871,025)

Net cash used in financing activities		(167,989)	(270,932)	(165,834)	(267,455)

Net increase in cash and cash equivalents		33,229	25,792	32,803	25,461

Cash and cash equivalents at beginning of year		31,145	5,353	30,745	5,284

Cash and cash equivalents at end of year	~~W~~	64,374	31,145	$63,548	30,745

See accompanying notes to non-consolidated financial statements.

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements
December 31, 2005 and 2004
(1)	General Description of the Company

Shinhan Financial Group Co., Ltd. (the “Company”) was incorporated on September 1, 2001 by way of the transfer of all issued shares owned by shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan Investment Trust Management Co., Ltd. to the Company. The Company was formed for the purpose of providing management services and financing to affiliated companies with ~~W~~1,461,721 million of initial capital stock and the Company’s shares were listed on the Korea Exchange on September 10, 2001.

On September 16, 2003, the Company’s American depository shares were listed on the New York Stock Exchange.

On December 30, 2005, Chohung Bank reached an agreement to merge Shinhan Bank with the merge ratio of 1:3.8678. Under the terms of the agreement, the merger will be consummated on April 1, 2006 and the newly merged bank will change its name to Shinhan Bank. Additionally, on December 30, 2005, Chohung Bank entered into an agreement to spin off its credit card operation and merge with Shinhan Card Co., Ltd. Each share of Chohung Bank will converted into 0.9809 shares of Shinhan Card Co., Ltd. on April 1, 2006.

Furthermore, e-Shinhan was liquidated at November 24, 2005.

As of December 31, 2005, the Company has 12 subsidiaries and its capital stock consists of ~~W~~1,796,037 million in common stock and ~~W~~374,721 million in preferred stock. Details of its subsidiaries are as follows:
(a)	Shinhan Bank

Shinhan Bank was established on September 15, 1981 to engage in commercial banking and trust operations. Shinhan Bank operates through 407 branches and 162 automated teller machine locations and Shinhan Bank’s capital stock amounts to ~~W~~1,224,034 million as of December 31, 2005.

(b)	Chohung Bank

Chohung Bank was established on October 1, 1943 through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. The shares of Chohung Bank were listed on the Korea Exchange on June 3, 1956, and Chohung Bank operates through 453 domestic branches, 84 depositary offices and four overseas branches and Chohung Bank’s capital stock amounts to ~~W~~3,595,592 million as of December 31, 2005. Chohung Bank was delisted from the Korea Exchange on July 2, 2004.

(c)	Good Morning Shinhan Securities Co., Ltd.

Good Morning Shinhan Securities Co., Ltd. (“Good Morning Shinhan Securities”) was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services. As of December 31, 2005, it operates through 77 branches and Good Morning Shinhan Securities’s capital stock amounts to ~~W~~796,998 million (including ~~W~~19,117 million of preferred stock).

 2
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(1)	General Description of the Company, Continued
(d)	Shinhan Life Insurance Co., Ltd.

Shinhan Life Insurance Co., Ltd. (“Shinhan Life Insurance”) was incorporated in January 1990 under the laws of the Republic of Korea to engage in life insurance and related businesses. As of December 31, 2005, Shinhan Life Insurance operates through 112 branches and its capital stock amounts to ~~W~~200,000 million.

The Company acquired all of the outstanding shares of Shinhan Life Insurance Co., Ltd. In exchange for consideration of 0.4382 shares of common stock of the Company for each outstanding common share of Shinhan Life Insurance Co., Ltd. on December 13, 2005.

(e)	Shinhan Card Co., Ltd.

Shinhan Card Co., Ltd. (“Shinhan Card”) was established on June 1, 2002 under the Credit Specialty Finance Business Law through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is engaged principally in credit card services, factoring, consumer loan and installment financing. As of December 31, 2005, Shinhan Card holds 2.93 million franchise accounts and 3.47 million credit card holders, and Shinhan Card’s capital stock amounts to ~~W~~152,847 million.

(f)	Shinhan Capital Co., Ltd.

Shinhan Capital Co., Ltd. (“Shinhan Capital”) was incorporated on April 19, 1991 to engage in the leasing and rental business and it changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Shinhan Capital’s capital stock as of December 31, 2005 amounts to ~~W~~80,000 million.

(g)	Shinhan BNP Paribas Investment Trust Management Co., Ltd.

On August 1, 1996, Shinhan BNP Paribas Investment Trust Management Co., Ltd. (“Shinhan BNP Paribas ITMC”) was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Shinhan BNP Paribas ITMC’s capital stock as of December 31, 2005 amounts to ~~W~~40,000 million.

(h)	Jeju Bank

Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust business and listed its shares on the Korea Exchange on December 28, 1972. Jeju Bank’s capital stock as of December 31, 2005 amounts to ~~W~~77,644 million.

(i)	SH&C Life Insurance Co., Ltd.

SH&C Life Insurance Co., Ltd. (“SH&C Life Insurance”) was established on October 1, 2002 to engage in the insurance business and other related business. SH&C Life Insurance’s capital stock as of December 31, 2005 amounts to ~~W~~30,000 million.

 3
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(1)	General Description of the Company, Continued
(j)	Shinhan Macquarie Financial Advisory Co., Ltd.

Shinhan Macquarie Financial Advisory Co., Ltd. (“Shinhan Macquarie”) was incorporated on August 1, 2001 to engage in the business of financial advisory services and cross border leasing. Shinhan Macquarie’s capital stock as of December 31, 2005 amounts to ~~W~~1,000 million.

(k)	Shinhan Credit Information Co., Ltd.

Shinhan Credit Information Co., Ltd. (“Shinhan Credit Information”) was established on July 8, 2002 to engage in the business of debt collection services and credit research. Shinhan Credit Information’s capital stock as of December 31, 2005 amounts to ~~W~~3,000 million.

(l)	Shinhan Private Equity

Shinhan Private Equity, Inc. (“Shinhan PE”) was established on December 16, 2004 to provide financial advisory services and operating assistance to domestic and overseas private equity funds. Shinhan PE’s capital stock as of December 31, 2005 amounts to ~~W~~10,000 million.
Ownerships of the Company’s subsidiaries as of December 31, 2005 and 2004 are as follows:

		2005		2004
			Ownership		Ownership
		Number of	percentage	Number of	percentage
Investor	Investee	shares	(%)	shares	(%)
The Company	Shinhan Bank	214,205,935	100.0	244,806,782	100.0
	Chohung Bank	719,118,429	100.0	719,118,429	100.0
	Good Morning Shinhan Securities	159,399,664	100.0	159,399,664	100.0
	Shinhan Life Insurance	40,000,000	100.0	—	—
	Shinhan Card	30,569,400	100.0	30,569,400	100.0
	Shinhan Capital	12,250,000	100.0	16,000,000	100.0
	Shinhan BNP Paribas ITMC	4,000,001	50.0	4,000,001	50.0
	Jeju Bank	9,692,369	62.4	9,692,369	62.4
	SH&C Life Insurance	3,000,001	50.0	3,000,001	50.0
	e-Shinhan	—	—	415,495	73.7
	Shinhan Macquarie	102,000	51.0	102,000	51.0
	Shinhan Credit Information	600,000	100.0	600,000	100.0
	Shinhan PE	2,000,000	100.0	2,000,000	100.0
Shinhan Bank	The Company	2,420,955	0.7	—	—
Chohung Bank	The Company	8,985,567	2.5	8,985,567	2.8
Good Morning Shinhan Securities	The Company	203,675	0.1	1,444	—

 4
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Financial Statements Presentation

The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying non-consolidated financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,013.0 to US$1, the basic exchange rate on December 31, 2005. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Application of the Statements of Korean Financial Accounting Standards

The Company has adopted Statements of Korea Accounting Standards (the “SKAS”) No. 16 (“Income Taxes of Accounting") and No. 17 (“Provision, Contingent Liabilities and Contingent Assets"), effective from the first fiscal year beginning after December 31, 2004. In addition, the Company has adopted SKAS No. 15 (“The Equity Method of Accounting”), with encouraged earlier application at the year ended December 31, 2004. Except for the adoption of aforementioned accounting standards, the same accounting policies are applied for the non-consolidated financial statements both as of and for the years ended December 31, 2005 and 2004.

(d)	Allowance for Loan Losses

Allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection.

 5
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(e)	Equity Method Investment Securities

Equity securities held for investment in companies in which the Company is able to exercise significant control over the investees are accounted for using the equity method.

Under the equity method, the Company’s initial investment is recorded at cost and is subsequently increased to reflect the Company’s share of the investee income and reduced to reflect the Company’s share of the investee losses or dividends received. Any excess in the Company’s acquisition cost over the Company’s share of the investee’s identifiable net assets is considered as goodwill (negative goodwill) and amortized by the straight-line method over a reasonable period, generally less than 20 years. The amortization of goodwill is recorded against the equity income of affiliates. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews the goodwill amount for any impairment.

Under the equity method, the Company does not record its share of loss of an affiliate company when such loss would make the Company’s investment in such entity less than zero. If the Company holds preferred stock or long-term debt issued by the affiliate, the Company’s share of loss of the affiliate remains recorded until such investment is reduced to zero.

(f)	Fixed Assets
i)	Tangible Assets

Tangible assets are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, where normal maintenance and repairs are charged to expense when incurred.

The depreciation method and useful lives of tangible assets are as follows:

Descriptions	Depreciation method	Useful lives
Vehicles	Declining-balance	Five years
Furniture, fixtures and other	”	”
Leasehold improvement	Straight-line	”
ii)	Intangible Assets

Intangible assets are stated at acquisition cost less amortization computed using the straight-line method over five years.

 6
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(g)	Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(h)	Discount on Debentures

Discount on debentures issued, which represents the difference between the face value of debentures issued and the issuance price of debentures, is amortized on the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(i)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

(j)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet dates, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,013.0 and ~~W~~1,043.80 to US$1, the rates of exchange on December 31, 2005 and 2004, respectively, that are permitted by the Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

 7
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(k)	Stock Options

The stock option program allows the Company’s employees to acquire shares of the Company or to be compensated for the market price difference. In case of stock grant type, the Company values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options vest. In case of price compensation type, the Company recognizes the compensation expense as an expense and a liability over the period in which the options vest.

(l)	Provision

Provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. The Company recognizes the reimbursement as a separate asset when it is virtually certain that reimbursement will be received if the Company settles the obligation. In such cases, the expense relating to a provision is presented net of the amount recognized for a reimbursement.

(m)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

 8
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(3)	Cash and Due from Banks

As of December 31, 2005 and 2004, ~~W~~5.5 million and ~~W~~2.5 million of cash and due from banks is restricted for guarantee deposits on bank accounts, respectively.

(4)	Securities

Securities as of December 31, 2005 and 2004 consist solely of equity method investment securities and details are as follows:

	(in millions of Won)
	2005
			Acquisition	Equity
	Beginning		and	method	Retained	Capital	Ending
Subsidiaries	balance		dividend, net	gain (loss)	earnings	adjustments	balance
Shinhan Bank	~~W~~	4,125,253	(367,210)	826,156	(1,590)	(82,638)	4,499,971
Chohung Bank		2,891,019	220,714	777,844	(1,807)	363,775	4,251,545
Good Morning Shinhan Securities		843,500	—	74,629	(30,311)	12,320	900,138
Shinhan Life Insurance		—	730,432	2,565	—	4,791	737,788
Shinhan Card		168,708	—	52,741	—	—	221,449
Shinhan Capital		122,525	(12,000)	36,418	—	4,846	151,789
Shinhan BNP Paribas ITMC		22,810	(2,400)	3,725	—	(32)	24,103
Jeju Bank		53,036	—	7,825	(30)	(61)	60,770
SH&C Life Insurance		14,614	—	2,680	—	(1,781)	15,513
e-Shinhan		2,887	(2,861)	—	—	(23)	—
Shinhan Macquarie		1,098	(2,446)	2,637	—	—	1,289
Shinhan Credit Information		6,862	—	2,401	—	—	9,263
Shinhan PE		9,788	—	(1,047)	—	—	8,741

	~~W~~	8,262,100	564,229	1,788,574	(33,738)	301,194	10,882,359

Effective year 2005, Shinhan Bank and Chohung Bank have provided an allowance for possible losses on unused loan commitments. Additionally, effective year 2005, Shinhan Bank and Chohung Bank have provided an allowance for possible losses on outstanding guarantees, which are classified as normal and precautionary, and contingent guarantees. As a result of aforementioned accounting changes, other allowance of Shinhan Bank and Chohung Bank increased by ~~W~~99,547 million and ~~W~~107,555 million, respectively, and allowance for guarantees and acceptances of Shinhan Bank and Chohung Bank increased by ~~W~~12,578 million and ~~W~~8,309 million, respectively as of December 31, 2005.

 9
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4)	Securities, Continued

The changes in goodwill (negative goodwill) for the year ended December 31, 2005 are as follows:

	(in millions of Won)
	Beginning			Amortization	Ending
	balance		Increase	(reversal)	balance
Chohung Bank	~~W~~	922,468	220,714	77,457	1,065,725
Good Morning Shinhan Securities		127,534	—	17,004	110,530
Shinhan Life Insurance		—	418,029	3,484	414,545
Jeju Bank		(4,970)	—	(685)	(4,285)

	~~W~~	1,045,032	638,743	97,260	1,586,515

The market values of the shares of Jeju Bank owned by the Company are ~~W~~68,816 million as of December 31, 2005 (~~W~~7,100 per share).

	(in millions of Won)
	2004
			Acquisition	Equity
	Beginning		and	method	Retained	Capital	Ending
Subsidiaries	balance		dividend, net	gain (loss)	earnings	adjustments	balance
Shinhan Bank	~~W~~	2,946,530	(244,807)	683,687	(1,353)	741,196	4,125,253
Chohung Bank		1,861,649	308,202	378,026	(10,204)	353,346	2,891,019
Good Morning Shinhan Securities		546,872	292,116	7,992	(53,800)	50,320	843,500
Shinhan Card		163,136	—	5,572	—	—	168,708
Shinhan Capital		105,448	(8,000)	23,009	—	2,068	122,525
Shinhan BNP Paribas ITMC		22,486	(2,000)	2,279	—	45	22,810
Jeju Bank		48,713	—	5,216	(38)	(855)	53,036
SH&C Life Insurance		13,021	—	187	—	1,406	14,614
e-Shinhan		2,725	—	162	—	—	2,887
Shinhan Macquarie		1,843	(1,730)	977	8	—	1,098
Shinhan Credit Information		1,969	1,529	1,845	—	1,519	6,862
Shinhan PE		—	10,000	(212)	—	—	9,788

	~~W~~	5,714,392	355,310	1,108,740	(65,387)	1,149,045	8,262,100

The changes in goodwill (negative goodwill) for the year ended December 31, 2004 are as follows:

	(in millions of Won)
	Beginning		Increase	Amortization	Ending
	balance		(decrease)	(reversal)	balance
Chohung Bank	~~W~~	820,239	166,516	64,287	922,468
Good Morning Shinhan Securities		144,538	—	17,004	127,534
Jeju Bank		(5,655)	—	(685)	(4,970)

	~~W~~	959,122	166,516	80,606	1,045,032

 10
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(5)	Loans
(a)	Loans as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Loans in Won	~~W~~	1,340,000	1,550,000	$1,322,804	1,530,109
Loans in foreign currencies		70,910	135,609	70,000	133,869
Privately placed bonds		73,140	73,140	72,201	72,201

		1,484,050	1,758,749	1,465,005	1,736,179
Less: allowance for loan losses		(7,420)	(8,794)	(7,325)	(8,681)

	~~W~~	1,476,630	1,749,955	$1,457,680	1,727,498

(b)	Details of loans as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	Borrower	Interest rate (%)	2005		2004
Loans in Won	Shinhan Card	4.49 - 6.28	~~W~~	750,000	1,050,000
	Shinhan Capital	4.33 - 8.12		500,000	500,000
	Good Morning Shinhan Securities	5.25		70,000	—
	Jeju Bak	6.43		20,000	—

				1,340,000	1,550,000

Loans in foreign currencies	Shinhan Capital	Libor+0.9		70,910	135,609

Privately placed bonds	Shinhan Bank	7.42		50,000	50,000
	Jeju Bank	8.14		23,140	23,140

				73,140	73,140

			~~W~~	1,484,050	1,758,749

 11
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(5) Loans, Continued
     (c) The maturities of loans as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
			Loans
	Loans		in foreign	Privately
At December 31, 2005	in Won		currencies	placed bonds	Total
Due in 3 months or less	~~W~~	270,000		—	270,000
Due after 3 months through 6 months		250,000	—	—	250,000
Due after 6 months through 12 months		130,000	30,390	—	160,390
Due after 1 year through 3 years		430,000	40,520	73,140	543,660
Thereafter		260,000	—	—	260,000

	~~W~~	1,340,000	70,910	73,140	1,484,050

	(in millions of Won)
			Loans
	Loans		in foreign	Privately
At December 31, 2004	in Won		currencies	placed bonds	Total
Due in 3 months or less	~~W~~	180,000	31,314	—	211,314
Due after 3 months through 6 months		160,000	—	—	160,000
Due after 6 months through 12 months		230,000	31,229	—	261,229
Due after 1 year through 3 years		760,000	73,066	3,140	836,206
Thereafter		220,000	—	70,000	290,000

	~~W~~	1,550,000	135,609	73,140	1,758,749

 12
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(6) Fixed Assets
     Fixed assets as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Property and equipment:
Vehicles	~~W~~	391	425	$386	420
Furniture and fixtures		1,391	1,168	1,373	1,153
Other		1,704	1,493	1,682	1,473

		3,486	3,086	3,441	3,046
Less: accumulated depreciation		(2,286)	(1,784)	(2,257)	(1,761)

		1,200	1,302	1,184	1,285

Intangible assets:
Other		1,090	862	1,076	851

	~~W~~	2,290	2,164	$2,260	2,136

As of December 31, 2005 and 2004, the Company maintains insurance policies covering loss and liability arising from automobile accidents.
(7) Other Assets
     Other assets as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Guarantee deposits paid	~~W~~	10,082	7,840	$9,953	7,740
Accounts receivable		14,809	6,234	14,619	6,154
Accrued income		8,466	11,044	8,357	10,902
Prepaid expenses		724	12	715	12
Prepaid income taxes		577	—	570	—
Other		1,820	1,819	1,796	1,795

	~~W~~	36,478	26,949	$36,010	26,603

 13
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(8) Borrowings
     (a) Borrowings as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Borrowings in Won	~~W~~	85,188	50,000	$84,095	49,358
Borrowings in foreign currencies		70,910	104,380	70,000	103,041

	~~W~~	156,098	154,380	$154,095	152,399

     (b) The maturities of borrowings as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2005	in Won		currencies	Total
Due in 3 months or less	~~W~~	20,188	—	20,188
Due after 3 months through 6 months		65,000	—	65,000
Due after 6 months through 12 months		—	30,390	30,390
Due after 1 year through 3 years		—	40,520	40,520

	~~W~~	85,188	70,910	156,098

	(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2004	in Won		currencies	Total
Due in 3 months or less	~~W~~	—	31,314	31,314
Due after 3 months through 6 months		—	—	—
Due after 6 months through 12 months		50,000	—	50,000
Due after 1 year through 3 years		—	73,066	73,066

	~~W~~	50,000	104,380	154,380

 14
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(9) Debentures
     (a) Debentures as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Debentures in Korean Won	~~W~~	2,130,000	1,920,000	$2,102,665	1,895,360
Debentures in foreign currencies		—	31,314	—	30,912

		2,130,000	1,951,314	2,102,665	1,926,272
Less: discount on debentures		(3,957)	(3,212)	(3,906)	(3,171)

	~~W~~	2,126,043	1,948,102	$2,098,759	1,923,101

     (b) The maturities of debentures as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	Debentures in		Debentures in
At December 31, 2005	Korean Won		foreign currencies	Total
Due in 3 months or less	~~W~~	270,000	—	270,000
Due after 3 months through 6 months		350,000	—	350,000
Due after 6 months through 12 months		380,000	—	380,000
Due after 1 year through 3 years		570,000	—	570,000
Thereafter		560,000	—	560,000

	~~W~~	2,130,000	—	2,130,000

	(in millions of Won)
	Debentures in		Debentures in
At December 31, 2004	Korean Won		foreign currencies	Total
Due in 3 months or less	~~W~~	180,000	—	180,000
Due after 3 months through 6 months		160,000	—	160,000
Due after 6 months through 12 months		230,000	31,314	261,314
Due after 1 year through 3 years		1,130,000	—	1,130,000
Thereafter		220,000	—	220,000

	~~W~~	1,920,000	31,314	1,951,314

 15
SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(10)	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Estimated severance liability at beginning of year	~~W~~	776	530	$766	523
Provision		740	505	730	499
Payment		(137)	(259)	(135)	(256)

Estimated severance liability at end of year		1,379	776	1,361	766
Less: deposit for severance benefit insurance		(827)	(552)	(816)	(545)

Net balance at end of year	~~W~~	552	224	$545	221

(11)	Other Liabilities

Other liabilities as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Withholding taxes	~~W~~	491	464	$485	458
Dividends payable		1,284	937	1,267	925
Accounts payable		20,990	180,979	20,721	178,657
Accrued expenses		19,656	14,627	19,404	14,439
Income tax payable		—	25,330	—	25,005

	~~W~~	42,421	222,337	$41,877	219,484

16

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(12)	Related Party Transactions
(a)	Details of transactions

Significant transactions with the related parties for the years ended December 31, 2005 and 2004 are as follows:

		(in millions of Won)
Revenue earned by	Expense incurred by	2005		2004
Shinhan Financial Group	Shinhan Bank	~~W~~	5,356	4,352
„	Good Morning Shinhan Securities		3,375	5,941
„	Shinhan Card		52,710	63,146
„	Shinhan Capital		32,537	39,066
„	Jeju Bank		1,834	1,759

			95,812	114,264
Shinhan Bank	Shinhan Financial Group		68	32
„	Chohung Bank		17,814	2,390
„	Good Morning Shinhan Securities		444	2,490
„	Shinhan Life Insurance		1,219	—
„	Shinhan Card		37,927	39,862
„	Shinhan Capital		4,350	3,425
„	Jeju Bank		4	75
„	Shinhan Credit Information		270	244
„	SH&C Life Insurance		15,942	12,677
„	Shinhan BNP Paribas ITMC		588	—
Chohung Bank	Shinhan Bank		17,513	7,687
„	Shinhan Life Insurance		1,690	—
Chohung Bank	Shinhan Capital		570	812
„	Shinhan Card		1,571	1,047
„	Good Morning Shinhan Securities		91	51
„	SH&C Life Insurance		26,525	12,565
„	Shinhan Credit Information		3	—
Good Morning Shinhan Securities	Shinhan Bank		583	833
„	Shinhan Life Insurance		5	—
„	Chohung Bank		185	411
„	Shinhan Card		663	866
„	Shinhan BNP Paribas ITMC		212	204
„	SH&C Life Insurance		5	15
Shinhan Life Insurance	Shinhan Bank		695	—
„	Chohung Bank		159	—

17

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(12)	Related Party Transactions, Continued

		(in millions of Won)
Revenue earned by	Expense incurred by	2005		2004
Shinhan Card	Shinhan Bank		309	156
„	Chohung Bank		697	—
„	Good Morning Shinhan Securities		—	6
„	Jeju Bank		275	—
„	SH&C Life Insurance		4,902	3,980
„	Shinhan Credit Information		—	35
Shinhan Capital	Shinhan Bank		6,575	3,679
„	Chohung Bank		1,054	4,523
„	Shinhan Card		1	—
Shinhan BNP Paribas ITMC	Shinhan Bank		377	446
„	Chohung Bank		52	—
Jeju Bank	Shinhan Bank		6	3
„	Chohung Bank		16	13
„	Shinhan Life Insurance		25	—
„	SH&C Life Insurance		384	182
SH&C Life Insurance	Shinhan Bank		10	1,227
„	Chohung Bank		2	—
„	Jeju Bank		—	1
Shinhan Macquarie	Shinhan Bank		180	22
e-Shinhan	Shinhan Bank		—	700
„	Shinhan Card		93	—
„	Shinhan Financial Group		63	179
„	Good Morning Shinhan Securities		—	100
„	Chohung Bank		—	600
Shinhan Credit Information	Shinhan Bank		3,134	2,878
„	Chohung Bank		6,968	3,816
„	Good Morning Shinhan Securities		52	13
„	Shinhan Life Insurance		36	—
„	Shinhan Card		7,419	8,333
„	Shinhan Capital		80	113
„	Jeju Bank		101	203
Shinhan PE	Shinhan Bank		199	—

			162,106	116,894

		~~W~~	257,918	231,158

18

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued

December 31, 2005 and 2004
(12)	Related Party Transactions, Continued
(b)	Account balances

Significant balances with the related parties as of December 31, 2005 and 2004 are as follows:

		(in millions of Won)
Creditor	Debtor	2005		2004
Shinhan Financial Group	Shinhan Bank	~~W~~	133,982	94,948
„	Chohung Bank		3,494	—
„	Good Morning Shinhan Securities		71,344	—
„	Shinhan Card		755,094	1,056,661
„	Shinhan Capital		574,628	640,348
„	Jeju Bank		43,340	23,326
„	Shinhan Credit Information		112	89

			1,581,994	1,815,372

Shinhan Bank	Chohung Bank		12,913	21,919
„	Good Morning Shinhan Securities		5,223	5,753
„	Shinhan Life Insurance		78,707	—
„	Shinhan Card		42,078	9,974
„	Shinhan Capital		1,271	64,133
„	SH&C Life Insurance		595	1,199
„	Shinhan BNP Paribas ITMC		136	—
Chohung Bank	Shinhan Bank		397	8,373
„	Good Morning Shinhan Securities		6	—
„	Shinhan Life Insurance		37,790	—
„	Shinhan Capital		116	732
„	SH&C Life Insurance		2,719	1,956
Good Morning Shinhan Securities	Shinhan Bank		15,739	13,387
„	Chohung Bank		5,321	9,270
„	Shinhan Life Insurance		268	—
„	SH&C Life Insurance		—	1
„	Shinhan Card		63	—
Shinhan Life Insurance	Shinhan Bank		11,502	—
„	Jeju Bank		14	—
„	Chohung Bank		3,434	—
Shinhan Card	Shinhan Financial Group		309	—
„	Shinhan Bank		12,847	1,616
„	Chohung Bank		—	1
„	Good Morning Shinhan Securities		5,326	4,635
„	Shinhan Life Insurance		1,016	—

19

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(12)	Related Party Transactions, Continued

		(in millions of Won)
Creditor	Debtor	2005		2004
Shinhan Card	Shinhan BNP Paribas ITMC		55	—
„	SH&C Life Insurance		508	431
„	Shinhan Credit Information		56	—
„	Shinhan Capital		42	—
Shinhan Capital	Shinhan Bank		81,264	75,398
„	Chohung Bank		3,524	9,320
Shinhan BNP Paribas ITMC	Shinhan Bank		9,207	12,986
„	Shinhan Life Insurance		303	—
„	Good Morning Shinhan Securities		3,496	3,496
Jeju Bank	SH&C Life Insurance		23	26
„	Shinhan Life Insurance		25	—
SH&C Life Insurance	Shinhan Bank		507	856
„	Chohung Bank		562	873
„	Shinhan Life Insurance		130	—
e-Shinhan	Shinhan Bank		—	2,837
Shinhan Macquarie	Shinhan Bank		9,349	4,027
Shinhan Credit Information	Shinhan Bank		4,629	3,341
„	Chohung Bank		661	435
„	Good Morning Shinhan Securities			-1
„	Shinhan Card		669	702
„	Jeju Bank		74	71
Shinhan PE	Shinhan Bank		6,990	9,412

			359,864	267,161

		~~W~~	1,941,858	2,082,533

(c)	Guarantees and acceptances

The guarantees and acceptances provided between the related parties as of December 31, 2005 are as follows:

			(in millions of Won)
Creditor	Debtor	Account	Amount guaranteed
Shinhan Financial Group	Good Morning Shinhan Securities	Lease guarantee	~~W~~	50,000
”	SH&C Life Insurance	Guarantees for loans		7,000
Shinhan Bank	Shinhan Capital	Letter of credit		12,880
”	Shinhan Finance	Guarantees for loans		2,238
Chohung Bank	Chohung Finance	Guarantees for letter of credit		3,596

			~~W~~	75,714

20

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(13)	Assets and Liabilities Denominated in Foreign Currency

Assets and liabilities denominated in foreign currency as of December 31, 2005 and 2004 are as follows:

		(in millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2005	2004	2005		2004
Assets:
Loans	$70,000	129,919	~~W~~	70,910	135,609
Other assets	388	853		393	890

	$70,388	130,772	~~W~~	71,303	136,499

Liabilities:
Borrowings	$70,000	100,000	~~W~~	70,910	104,380
Debentures	—	30,000		—	31,314
Discount on debentures	—	(20)		—	(21)
Other liabilities	371	791		376	825

	$70,371	130,771	~~W~~	71,286	136,498

(14)	Commitments and Contingencies

On July 9, 2003, the Company made an agreement with the KDIC to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, in accordance with the agreement, the Company would be required to pay contingent consideration to the KDIC in relation to the earnings in the future and changes in fair value of assets and liabilities of Chohung Bank and the details are as follows:
▪	Asset Indemnity Payment

Amount	:	~~W~~652,284 million — asset indemnity amount for corporate loans, returned KAMCO loans and credit card loans
Payment date	:	earlier of 60 days after the date asset indemnity is determined as of June 30, 2005 or the date as agreed on
Interest	:	4.3% per annum
▪	General Indemnity Payment

Amount	:	~~W~~166,516 million (may be offset by any amounts due and payable by the KDIC to the Company in connection with the breach of representation or warranty)
Payment date	:	the second anniversary date of cash portion closing date
Interest	:	4.3% per annum
▪	Earn Out Payment

Amount	:	20% of the total excess amount, which means net income of Chohung Bank for fiscal years of 2004, 2005 and 2006 in excess of ~~W~~1,800 billion
Payment date	:	within 30 days after the date excess amount is determined for the fiscal year of 2006
The Company made adjustments to reflect the General Indemnity Payment of ~~W~~166,516 million in 2004 and the Asset Indemnity Payment of ~~W~~220,714 million as additions to goodwill. Other contingent considerations were not included in the acquisition cost, for the amount was not determinable.

21

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(15)	Capital Stock
(a)	Details of preferred stock issued by the Company are as follows:

		Predetermined
	Number of	dividend rate
	shares	(%) (*)	Redeemable period
Redeemable preferred stock:
Series 1	9,316,792	4.04	August 19, 2004 - August 18, 2006
Series 2	9,316,792	4.04	August 19, 2005 - August 18, 2007
Series 3	9,316,792	4.04	August 19, 2006 - August 18, 2008
Series 4	9,316,792	4.04	August 19, 2007 - August 18, 2009
Series 5	9,316,793	4.04	August 19, 2008 - August 18, 2010
Series 6	3,500,000	7.00	July 19, 2006 - August 18, 2006
Series 7	2,433,334	7.46	July 19, 2008 - August 18, 2008
Series 8	66,666	7.86	July 19, 2010 - August 18, 2010

	52,583,961
Redeemable convertible preferred stock:
Series 9 (**)	22,360,301	2.02	August 19, 2006 - August 18, 2008

	74,944,262

(*)	Based on issue price

(**)	Convertible period : August 19, 2004 — August 18, 2007

Conversion ratio : 1 common share to 1 preferred share

Conversion price in Won : ~~W~~18,086
(b)	Details of changes in capital stock for the years ended December 31, 2005 and 2004 are as follows:

		(in millions of Won, except shares)
	Number of	Capital		Preferred	Capital
	shares	stock		stock	surplus
Balance at January 1, 2004	391,705,864	~~W~~	1,472,007	486,523	3,316,380
Share exchange	24,917,711		124,588	—	402,184
Disposition of treasury stock	—		—	—	59

Balance at December 31, 2004	416,623,575	~~W~~	1,596,595	486,523	3,718,623

Share exchange	17,528,000		87,640	—	641,427
Preferred stock converted into common stock	—		111,802	(111,802)	—
Disposition of treasury stock	—		—	—	62

Balance at December 31, 2005	434,151,575	~~W~~	1,796,037	374,721	4,360,112

22

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(15)	Capital Stock, Continued
(c)	Details of preferred stock to be redeemed by appropriations of retained earnings

			(in millions of Won, except price per share)
	Number of		Redemption price
	shares	Redemption date	per share		Redemption amount
Series 1 redeemable preferred stock	9,316,792	August 18, 2006	~~W~~	18,544.423		172,774
Series 6 redeemable preferred stock	3,500,000	August 18, 2006		150,009.411		525,033

	12,816,792				~~W~~	697,807

(*)	Redemption amount was calculated assuming that such redeemable preferred stock would be redeemed at the maturity date with agreed dividends yields (4.04 percent for Series 1 and 0.01 percent for Series 6); therefore actual amount may be different at the date of actual redemption.
(16)	Retained Earnings

Retained earnings as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Legal reserve	~~W~~	223,722	118,692	$220,851	117,169
Retained earnings before appropriation		2,734,902	1,489,493	2,699,804	1,470,378

	~~W~~	2,958,624	1,608,185	$2,920,655	1,587,547

The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net income as legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders’ approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(17)	Capital Adjustment

Capital adjustments as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Unrealized gain on equity method investment securities	~~W~~	634,936	383,098	$626,788	378,182
Unrealized loss on equity method investment securities		(4,576)	(53,932)	(4,517)	(53,240)
Stock options (note 18)		17,163	8,179	16,943	8,074

	~~W~~	647,523	337,345	$639,214	333,016

23

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(18)	Stock Options
(a)	Details of stock options as of December 31, 2005 and 2004 are as follows:

Grant date		March 30, 2005		March 25, 2004		May 15, 2003		May 22, 2002
Options granted		2,695,200 options		1,301,600 options		1,156,300 options		1,004,200 options
Options expired to date		690,979 options		52,995 options		344,716 options		309,557 options

Options outstanding		2,004,221 options		1,248,605 options		811,584 options		694,643 options
Type of stock options		Stock grant		Stock grant		Price		Price
		or price		or price		compensation		compensation
		compensation		compensation
Exercise price in Won	~~W~~	28,006	~~W~~	21,595	~~W~~	11,800	~~W~~	18,910
Exercise period		Within four years		Within three years		Within four years		Within four years
		after three years		after two years		after two years		after two years
		from grant date		from grant date		from grant date		from grant date
Forfeited period		After seven years		After five years		After six years		After six years
		from grant date		from grant date		from grant date		from grant date
Assumptions used to determine the fair value of options:
Risk-free interest rate		4.07%		4.39%		—		—
Expected exercise period		5 years		3.5 years		—		—
Expected stock price volatility		17.92%		19.85%		—		—
Expected dividend yield		—		—		—		—
Expected ratios of no-exercise		—		—		—		—
Weighted average fair value	~~W~~	11,201	~~W~~	7,696		—		—
(b)	Changes in stock compensation costs for the year ended December 31, 2005 are as follows:

				(in millions of Won)
		Personnel of
Grant date	Stock compensation cost	The Company		Subsidiaries	Total
March 30, 2005	Recorded at beginning of the period	~~W~~	—	—	—
	Incurred during the period		767	7,858	8,625
	To be recorded in subsequent periods		1,272	12,553	13,825

March 25, 2004	Recorded at beginning of the period		935	2,850	3,785
	Incurred during the period		1,095	3,658	4,753
	To be recorded in subsequent periods		386	685	1,071

May 15, 2003	Recorded at beginning of the period		1,035	3,360	4,395
	Incurred during the period		3,299	15,693	18,992
	To be recorded in subsequent periods		—	—	—

May 22, 2002	Recorded at beginning of the period		664	2,384	3,048
	Incurred during the period		2,270	9,760	12,030
	To be recorded in subsequent periods		—	—	—
For stock options granted at March 30, 2005 and March 25, 2004, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, stock compensation costs have been recorded as long-term payables by the subsidiaries and as accounts receivable by the Company.

24

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(19)	General and Administrative Expenses

Details of general and administrative expenses for the years ended December 31, 2005 and 2004 are as follows:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Salaries	~~W~~	22,813	13,363	$22,520	13,192
Provision for retirement and severance benefits		740	505	730	499
Other employees benefits		1,607	866	1,587	855
Rental		520	497	513	491
Entertainment		782	663	772	654
Depreciation		652	652	644	644
Amortization		115	111	114	110
Taxes and dues		2,209	835	2,181	824
Advertising		15	28	14	27
Fees and commission		6,034	3,600	5,957	3,554
Other		3,670	3,104	3,623	3,064

	~~W~~	39,157	24,224	$38,655	23,914

(20)	Income Taxes
(a)	The Company is subject to income taxes based on taxable income, which result in the normal tax rate of 27.5%.

In December 2003, the Korean government reduced the corporate income tax rate (including resident tax) beginning in 2005. Specifically, effective from January 1, 2005, the income tax rate is reduced from 29.7% to 27.5%.

The components of income tax expense for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005		2004
Current income tax expense	~~W~~	—	17,032
Changes in deferred tax arising from temporary differences		—	—

Income tax expense	~~W~~	—	17,032

25

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(20)	Income Taxes, Continued
(b)	The reconciliation of accounting income and taxable income for the years ended December 31, 2005 and 2004 is as follows:

	(in millions of Won)
	2005		2004
Net income before income tax expense	~~W~~	1,732,067	1,067,327
Permanent difference		298,095	696,831
Temporary difference		(2,049,376)	(1,706,751)

Taxable income(loss)	~~W~~	(19,214)	57,407

(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2005 and 2004 are as follows:

				(in millions of Won)
	2005
	Beginning				Ending
	balance (*)		Increase	Decrease	balance
Temporary differences:
Securities	~~W~~	(1,041,921)	(1,749,990)	5,408	(2,797,319)
Retirement and severance benefits		466	499	137	828
Accrued income		(299)	(299)	(299)	(299)
Deposit for severance benefit insurance		(466)	(509)	(147)	(828)
Other	6		7,269	6	7,269
		(1,042,214)	(1,743,030)	5,105	(2,790,349)
Unrealizable temporary differences on gain from equity method		1,042,173			2,793,626

Net temporary differences	~~W~~	(41)			3,277

Tax effects of temporary differences		(11)			901
Tax effects of tax loss carryforwards		—			5,284

Net tax effects	~~W~~	(11)			6,185

Tax effects recorded in financial statements	~~W~~	—			—

Net tax effects ~~W~~6,185 million as of December 31, 2005 are not recognized as deferred tax assets due to uncertainty of realization.

26

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(20)	Income Taxes, Continued

				(in millions of Won)
	2004
	Beginning				Ending
	balance (*)		Increase	Decrease	balance
Temporary differences:
Securities	~~W~~	12,199	91,066	—	103,265
Retirement and severance benefits		251	215	—	466
Gain from equity method		(268,310)	(1,108,740)	(256,536)	(1,120,514)
Accrued income		(11,334)	(299)	(11,334)	(299)
Deposit for severance benefit insurance		(251)	(215)	—	(466)
Other	10		—	6	5
		(267,435)	(1,017,973)	(267,864)	(1,017,543)
Unrealizable temporary differences on gain from equity method		263,171			1,017,503

Net temporary differences	~~W~~	(4,264)			(40)

Tax effects of temporary differences		(1,172)			(11)
Tax effects of tax loss carryforwards		13,706			—

Net tax effects	~~W~~	12,534			(11)

Tax effects recorded in financial statements	~~W~~	—			—

(*)	Amount resulting from prior year tax return is reflected in the current year.
(d)	Effective income tax rate for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won, except tax rate)
	2005		2004
Net income before income tax expense	~~W~~	1,732,067	1,067,327
Income tax expense	~~W~~	—	17,032

Effective income tax rate (%)		—	1.60%

27

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(21)	Earnings Per Share
(a)	Earnings per share

Earnings per common share is calculated by dividing net income less preferred stock dividend requirement by the weighted average number of shares of common stock outstanding. The Company’s ordinary income and net earnings per share for the years ended December 31, 2005 and 2004 are computed as follows:

	(in millions of Won, except per share)
	2005		2004
Net income for year	~~W~~	1,732,067	1,050,295
Less: extraordinary gain		—	—
dividends on preferred stock		106,972	115,141

Ordinary income available for common stock		1,625,095	935,154
Weighted average number of common shares outstanding (**)		333,424,457	292,467,357

Ordinary income per share in Won		4,874	3,197

Net earnings per share in Won	~~W~~	4,874	3,197

(**)	Shares held by subsidiaries are considered.
(b)	Diluted earnings per share

For the year ended December 31, 2005, if convertible preferred stock and stock options were exercised, 25,613,127 shares of common stock would be issued, and if preferred stock were converted into common stock on issue date, weighted average number of common shares outstanding would be 355,784,758.

Details of diluted ordinary/net earnings per share due to dilutive effect for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won, except per share)
	2005		2004
Ordinary income available for common stock	~~W~~	1,625,095	935,154
Add: dividends on convertible preferred stock		8,169	16,338
stock compensation costs		—	583

Diluted ordinary income/net earnings		1,633,264	952,075
Weighted average number of common shares outstanding		355,784,758	337,600,441

Diluted ordinary income per share in Won	~~W~~	4,591	2,820

Net earnings per share in Won	~~W~~	4,591	2,820

28

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(21)	Earnings Per Share, Continued
(c)	Securities applicable to common shares

		Number of shares
	Convertible period	to be issued
Redeemable convertible preferred stock	August 19, 2004 - August 18, 2007	22,360,301
Stock options	May 15, 2005 - June 15, 2009	1,248,605
Stock options	March 26, 2006 - March 25, 2009	2,004,221

		25,613,127

(d)	Ordinary income per share and net earnings per share for each quarters ended December 31, 2005 are as follows:

					(in Won)
	1st quarter		2nd quarter	3rd quarter	4th quarter
Ordinary income and net earnings per share	~~W~~	1,159	1,423	1,219	1,309
Diluted ordinary income and net earnings per share		1,023	1,257	1,077	1,253

29

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(22)	Dividends
(a)	Dividends for the years ended December 31, 2005 and 2004 are as follow:

	(in millions of Won, except per share)
	2005
	Common		Preferred
	shares		shares	Total
Total number of share issued and outstanding		359,207,313	74,944,262	434,151,575
Shares excluded (*)		11,610,197	—	11,610,197

		347,597,116	74,944,262	422,541,378
Face value per share in Won		5,000	5,000	5,000
Dividend per share in Won (rate per share) (**)	~~W~~	800 (16%)	1,427 (28.55%)	911 (18.23%)

Dividends	~~W~~	278,077	106,972	385,049

(*)	Dividends on shares held by subsidiaries as of December 31, 2005 are not paid.

(**)	Dividends per share on preferred stock are weighted average amount and details are as follows:

		(in millions of Won, except per share)
	Number of	Dividends per share	Dividend rate
	shares	in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 1	9,316,792	730.67	14.61	6,807
Series 2	9,316,792	„	„	6,807
Series 3	9,316,792	„	„	6,807
Series 4	9,316,792	„	„	6,807
Series 5	9,316,793	„	„	6,808
Series 6	3,500,000	10,500.00	210.00	36,750
Series 7	2,433,334	11,190.00	223.80	27,230
Series 8	66,666	11,790.00	235.80	787

	52,583,961			98,803
Redeemable convertible preferred stock:
Series 9	22,360,301	365.34	7.31	8,169

	74,944,262			106,972

30

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(22)	Dividends, Continued

	(in millions of Won, except per share)
	2004
	Common		Preferred
	shares		shares	Total
Total number of share issued and outstanding		319,319,011	97,304,564	416,623,575
Shares excluded (*)		8,987,011	—	8,987,011

		310,332,000	97,304,564	407,636,564
Face value per share in Won		5,000	5,000	5,000
Dividend per share in Won (rate per share) (**)	~~W~~	750 (15%)	1,183 (23.66%)	853 (17.06%)

Dividends	~~W~~	232,749	115,141	347,890

(*)	Dividends on shares held by subsidiaries as of December 31, 2004 are not paid.

(**)	Dividends per share on preferred stock are weighted average amount and details are as follows:

		(in millions of Won, except per share)
	Number of	Dividends per share	Dividend rate
	shares	in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 1	9,316,792	730.67	14.61	6,807
Series 2	9,316,792	„	„	6,807
Series 3	9,316,792	„	„	6,807
Series 4	9,316,792	„	„	6,807
Series 5	9,316,793	„	„	6,808
Series 6	3,500,000	10,500.00	210.00	36,750
Series 7	2,433,334	11,190.00	223.80	27,230
Series 8	66,666	11,790.00	235.80	786

	52,583,961			98,802
Redeemable convertible preferred stock:
Series 9	44,720,603	365.34	7.31	16,339

	97,304,564			115,141

31

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(22)	Dividends, Continued
(b)	Payout ratios for the years ended December 31, 2005 and 2004 are calculated as follows:

					(in millions of Won, except payout ratio)
	2005				2004
	Common shares		Preferred shares	Total	Common shares	Preferred shares	Total
Dividends in Won	~~W~~	278,077	106,972	385,049	232,749	115,141	347,890
Net earning in Won	~~W~~	1,625,095	106,972	1,732,067	935,154	115,141	1,050,295

Payout ratios (%)		17.11		22.23	24.89		33.12

(c)	Dividend yields on common shares for the years ended December 31, 2005 and 2004 are calculated as follows:

	(in Won, except dividends yields)
	2005		2004
Dividends per share in Won	~~W~~	800	750
Stock price in Won at the balance sheet date	~~W~~	41,620	22,840

Dividends yields (%)		1.92	3.28

(23)	Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won, except per share)
	2005		2004
Acquisition of equity method investment securities through shares exchange	~~W~~	730,432	526,798
Contingent consideration recorded as accounts payable		20,596	166,516
Changes in capital adjustments due to application of the equity method		301,194	956,022
Changes in retained earnings due to application of the equity method		33,738	65,387
Stock options recorded as accounts receivable		8,157	1,393

32

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(24)	Condensed Financial Statements of Subsidiaries
(a)	Balance sheets

Condensed balance sheets of subsidiaries as of December 31, 2005 and 2004 are as follows:

				(in millions of Won)
	2005
Subsidiaries	Total assets		Total liabilities	Total stockholders’ equity
Shinhan Bank	~~W~~	75,641,968	71,042,501	4,599,467
Chohung Bank		66,609,526	62,783,304	3,826,222
Good Morning Shinhan Securities		3,882,713	3,122,337	760,376
Shinhan Life Insurance		5,129,302	4,810,804	318,498
Shinhan Card		1,532,291	1,314,592	217,699
Shinhan Capital		1,400,829	1,251,895	148,934
Shinhan BNP Paribas ITMC		53,437	5,233	48,204
Jeju Bank		2,051,202	1,931,693	119,509
SH&C Life Insurance		708,175	677,150	31,025
Shinhan Macquarie		11,848	9,320	2,528
Shinhan Credit Information		12,073	2,810	9,263
Shinhan PE		8,826	85	8,741

	~~W~~	157,042,190	146,951,724	10,090,466

				(in millions of Won)
	2004
Subsidiaries	Total assets		Total liabilities	Total stockholders’ equity
Shinhan Bank	~~W~~	70,125,920	66,000,578	4,125,342
Chohung Bank		65,389,100	62,778,172	2,610,928
Good Morning Shinhan Securities		2,956,183	2,277,868	678,315
Shinhan Card		1,469,925	1,306,467	163,458
Shinhan Capital		1,320,929	1,201,582	119,347
Shinhan BNP Paribas ITMC		49,463	3,845	45,618
Jeju Bank		1,872,414	1,763,877	108,537
SH&C Life Insurance		286,304	257,077	29,227
e-Shinhan		4,813	893	3,920
Shinhan Macquarie		11,307	9,154	2,153
Shinhan Credit Information		9,228	2,366	6,862
Shinhan PE		9,844	57	9,787

	~~W~~	143,505,430	135,601,936	7,903,494

33

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(24)	Condensed Financial Statements of Subsidiaries, Continued
(b)	Statements of Earnings

Condensed statements of earnings of subsidiaries for the years ended December 31, 2005 and 2004 are as follows:

						(in millions of Won)
	2005
				Operating	Ordinary income	Net income
Subsidiaries	Operating revenue		Operating expense	income (loss)	(loss)	(loss)
Shinhan Bank	~~W~~	6,163,895	5,223,326	940,569	1,065,978	774,422
Chohung Bank		7,310,666	6,667,084	643,582	696,062	756,505
Good Morning Shinhan Securities		901,888	786,179	115,709	121,052	87,240
Shinhan Life Insurance		255,037	242,153	12,884	8,587	6,047
Shinhan Card		417,071	356,902	60,169	58,416	54,241
Shinhan Capital		222,439	166,587	55,852	52,326	36,742
Shinhan BNP Paribas ITMC		19,579	9,442	10,137	10,302	7,450
Jeju Bank		130,394	119,520	10,874	10,800	11,118
SH&C life Insurance (*)		49,150	50,743	(1,593)	6,467	5,359
Shinhan Macquarie		24,490	16,547	7,943	8,152	5,646
Shinhan Credit Information		23,966	20,590	3,376	3,328	2,401
Shinhan PE		880	2,176	(1,296)	(1,147)	(1,047)

	~~W~~	15,519,455	13,661,249	1,858,206	2,040,323	1,746,124

(*)	For the one month period ended December 31, 2005 reflected.

					(in millions of Won)
	2004
				Operating	Ordinary income	Net income
Subsidiaries	Operating revenue		Operating expense	income (loss)	(loss)	(loss)
Shinhan Bank	~~W~~	5,917,768	4,881,890	1,035,878	1,201,938	844,113
Chohung Bank		6,782,762	6,459,908	322,854	267,736	265,238
Good Morning Shinhan Securities		658,328	614,709	43,619	44,113	43,576
Shinhan Card		423,829	417,407	6,422	5,822	5,822
Shinhan Capital		221,072	187,764	33,308	32,738	23,056
Shinhan BNP Paribas ITMC		13,950	7,402	6,548	6,551	4,557
Jeju Bank		131,659	123,982	7,676	7,366	6,334
SH&C life Insurance		36,489	37,850	(1,362)	182	373
e-Shinhan		3,487	3,293	194	220	220
Shinhan Macquarie		14,556	11,633	2,923	3,098	1,984
Shinhan Credit Information		29,367	28,972	395	610	3,000
Shinhan PE		—	212	(212)	(212)	(212)

	~~W~~	14,233,267	12,775,022	1,458,243	1,570,162	1,198,061

34

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(25)	Financing and Operating Status of the Company and Subsidiaries
(a)	The financing status of the Company and its subsidiaries as of December 31, 2005 and 2004 are as follows:

				(in millions of Won)
	2005
	Deposits		Borrowings	Debentures (*)	Total
Shinhan Financial Group	~~W~~	—	156,098	2,126,043	2,282,141
Shinhan Bank		43,996,904	9,096,330	12,327,937	65,421,171
Chohung Bank		41,404,815	5,788,793	7,848,891	55,042,499
Good Morning Shinhan Securities		913,795	829,425	—	1,743,220
Shinhan Life Insurance		—	47,000	—	47,000
Shinhan Card		—	1,025,500	179,544	1,205,044
Shinhan Capital		—	721,885	345,201	1,067,086
Jeju Bank		1,681,985	89,689	35,000	1,806,674

	~~W~~	87,997,499	17,754,720	22,862,616	128,614,835

(*)	Net of discount on debentures

				(in millions of Won)
	2004
	Deposits		Borrowings	Debentures (*)	Total
The Company	~~W~~	—	154,380	1,948,102	2,102,482
Shinhan Bank		40,668,095	9,164,921	10,835,048	60,668,064
Chohung Bank		41,313,073	5,057,559	7,115,575	53,486,207
Good Morning Shinhan Securities		614,473	290,508	—	904,981
Shinhan Card		—	1,232,500	—	1,232,500
Shinhan Capital		—	805,718	195,595	1,001,313
Jeju Bank		1,527,788	83,871	35,000	1,646,659
Shinhan Macquarie		—	6,471	—	6,471

	~~W~~	84,123,429	16,795,928	20,129,320	121,048,677

(*)	Net of discount on debentures

35

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(25)	Financing and Operating Status of the Company and Subsidiaries, Continued
(b)	The operating status of the Company and its subsidiaries as of December 31, 2005 and 2004 are as follows:

				(in millions of Won)
	2005
				Cash and due from
	Loans (*)		Securities	banks	Total
The Company	~~W~~	1,476,630	10,882,359	64,374	12,423,363
Shinhan Bank		55,191,023	13,289,065	2,301,465	70,781,553
Chohung Bank		44,648,308	10,644,933	2,171,777	57,465,018
Good Morning Shinhan Securities		302,457	2,161,569	921,164	3,385,190
Shinhan Life Insurance		1,377,904	2,034,360	421,028	3,833,292
Shinhan Card		1,479,533	414	5,876	1,485,823
Shinhan Capital		1,061,971	131,623	115,388	1,308,982
Shinhan BNP Paribas ITMC		620	10,307	34,098	45,025
Jeju Bank		1,416,748	348,658	108,971	1,874,377
SH&C Life Insurance		372	48,023	23,031	71,426
Shinhan Macquarie		—	—	9,318	9,318
Shinhan Credit Information		—	—	6,011	6,011
Shinhan PE		—	846	6,967	7,813

	~~W~~	106,955,566	39,552,157	6,189,468	152,697,191

(*)	Net of allowance for loan losses and present value discounts

				(in millions of Won)
	2004
				Cash and due from
	Loans (*)		Securities	banks	Total
The Company	~~W~~	1,749,955	8,262,100	31,145	10,043,200
Shinhan Bank		51,028,772	11,706,747	2,386,837	65,122,356
Chohung Bank		41,586,846	11,499,243	1,754,215	54,840,304
Goodmorning Shinhan Securities		141,635	1,852,357	636,049	2,630,041
Shinhan Card		790,320	1,643	880	792,843
Shinhan Capital		993,143	77,548	103,405	1,174,096
Shinhan BNP Paribas ITMC		454	20,101	22,198	42,753
Jeju Bank		1,366,068	303,688	31,574	1,701,330
SH&C Life Insurance		294	56,819	2,704	59,817
e-Shinhan		36	74	2,832	2,942
Shinhan Macquarie		—	—	4,027	4,027
Shinhan Credit Information		—	—	4,213	4,213
Shinhan PE		—	—	9,412	9,412

	~~W~~	97,657,523	33,780,320	4,989,491	136,427,334

(*)	Net of allowance for loan losses and present value discounts

36

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(26)	Contribution of Subsidiaries to the Company’s Net Income

Effects under the equity method on the Company’s net income for the years ended December 31, 2005 and 2004 are as follows:

				(in millions of Won, except ratio)
	2005			2004
	Amount		Ratio (%)	Amount		Ratio (%)
Gain (loss) from equity method on:
Shinhan Bank	~~W~~	826,156	46.19	~~W~~	683,687	61.66
Chohung Bank		777,844	43.49		378,026	34.10
Good Morning Shinhan Securities		74,629	4.17		7,992	0.72
Shinhan Life Insurance		2,565	0.14		—	—
Shinhan Card		52,741	2.95		5,572	0.50
Shinhan Capital		36,418	2.04		23,009	2.08
Shinhan BNP Paribas ITMC		3,725	0.21		2,278	0.21
Jeju Bank		7,825	0.44		5,216	0.47
SH&C Life Insurance		2,680	0.15		187	0.02
e-Shinhan		—	—		162	0.01
Shinhan Macquarie		2,637	0.15		977	0.09
Shinhan Credit Information		2,401	0.13		1,846	0.17
Shinhan PE		(1,047)	(0.06)		(212)	(0.02)

		1,788,574	100.00		1,108,740	100.00

Other income		101,629			134,183
Other expense		(158,136)			(192,628)

Net income for year	~~W~~	1,732,067		~~W~~	1,050,295

37

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(27)	Allowance for Loan Losses of the Company and its Subsidiaries

Changes in allowance for loan losses of the Company and its subsidiaries for the years ended December 31, 2005 and 2004 are as follows:

			(in millions of Won)
	2005
			Increase	Ending
	Beginning balance		(decrease)	balance
The Company	~~W~~	8,794	(1,374)	7,420
Shinhan Bank		743,506	(59,949)	683,557
Chohung Bank		1,006,721	(117,449)	889,272
Good Morning Shinhan Securities		29,416	(2,160)	27,256
Shinhan Life Insurance			17,740	17,740
Shinhan Card		47,831	19,569	67,400
Shinhan Capital		27,021	3,352	30,373
Shinhan BNP Paribas ITMC		13	5	18
Jeju Bank		32,145	(6,999)	25,146
SH&C Life Insurance		15	31	46
e-Shinhan		8	12	20
Shinhan Macquarie		53	(50)	3
Shinhan Credit Information		—	1	1

	~~W~~	1,895,523	(147,271)	1,748,252

			(in millions of Won)
	2004
			Increase	Ending
	Beginning balance		(decrease)	balance
The Company	~~W~~	9,725	(931)	8,794
Shinhan Bank		866,428	(122,922)	743,506
Chohung Bank		1,686,350	(679,629)	1,006,721
Good Morning Shinhan Securities		43,048	(13,632)	29,416
Shinhan Card		118,609	(70,778)	47,831
Shinhan Capital		17,899	9,122	27,021
Shinhan BNP Paribas ITMC		14	(1)	13
Jeju Bank		35,270	(3,125)	32,145
SH&C Life Insurance		1	14	15
e-Shinhan		8	—	8
Shinhan Macquarie		98	(45)	53
Shinhan Credit Information		36	(36)	—

	~~W~~	2,777,486	(881,963)	1,895,523

38

SHINHAN FINANCIAL GROUP CO., LTD.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(28)	Financial Performance

Financial performance for the quarters ended December 31, 2005 and 2004 are as follows:

	(in millions of Won, except earnings per share)
	Quarter ended		Quarter ended
	December 31, 2005		December 31, 2004
Operating revenue	~~W~~	508,957	314,541
Operating income		466,862	282,648
Net income		466,192	255,714
Net earnings per share in Won		1,309	753
(29)	Effective Date for Financial Statements

The accompanying non-consolidated financial statements are to be approved at the Board of Directors’ meeting on February 6, 2006.

(Appendix 4)
     SHINHAN FINANCIAL GROUP CO., LTD.
Non-Consolidated Financial Statements
December 31, 2004 and 2003
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:
We have audited the accompanying non-consolidated balance sheets of Shinhan Financial Group Co., Ltd. (the “Company”) as of December 31, 2004, and 2003, and the related non-consolidated statements of income, appropriation of retained earnings and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations, the changes in its retained earnings and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying non-consolidated financial statements as of and for the years ended December 31, 2004 and 2003 have been translated into United States dollars solely for the convenience of the reader and on the basis set forth in Note 2(b) to the non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in note 2(a) to the non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.
As described in Note 1(a) to the non-consolidated financial statements, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company for ~~W~~627,339 million (~~W~~21,000 per share), through after-hour block trading.

As described in Note 1(b) to the non-consolidated financial statements, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange, at the Board of Directors’ Meeting held on April 12, 2004, and provided a tender offer for 3.77% of shares in Chohung Bank at ~~W~~3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who were against the share exchange, were entitled for a right to sell their shares at ~~W~~3,067 per share from May 25, 2004 to June 3, 2004, with a resolution of an extraordinary shareholders’ meeting of Chohung Bank held on May 24, 2004, and the remaining shares were subject to share exchange, at the exchange ratio of 0.1354 share in the Company to each Chohung Bank share, on June 22, 2004. As a result, the Company’s percentage of ownership increased to 100% and Chohung Bank became a wholly-owned subsidiary of the Company. Upon the acquisition of 66,363,126 shares in Chohung Bank from shareholders, who were against the share exchange, Chohung Bank became the shareholder of the Company with 8,985,567 shares of common stock in the Company.
As described in Note 1(c) to the non-consolidated financial statements, the Company decided to incorporate Goodmorning Shinhan Securities as a wholly owned subsidiary of the Company through tender offer and share exchange, at the Board of Directors’ Meeting held on September 17, 2004. Pursuant to the resolution, the Company provided a tender offer for 11.99% of preferred shares in Goodmorning Shinhan Securities at ~~W~~2,500 per from September 24, 2004 to October 13, 2004, and the Company purchased 8.95% of preferred shares at the market and through over the counter trading during the period. Additionally, the Company purchased 27.26% of preferred shares in Goodmorning Shinhan Securities at ~~W~~2,495 per share in cash, which shares were held by Goodmorning Shinhan Securities, and with respect to the remaining shares, one share of common and preferred stock of Goodmorning Shinhan Securities were exchanged for 0.1633 share and 0.0977 share in the Company, respectively, on December 23, 2004. As a result, the Company’s percentage of ownership increased to 100% and Goodmorning Shinhan Securities became a wholly-owned subsidiary of the Company.
As described in Note 1(k) to the non-consolidated financial statements, on April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information Co., Ltd. from LSH Holdings LLC. As a result, on March 21, 2004, Shinhan Credit Information Co., Ltd. became a wholly- owned subsidiary of the Company.
As described in Note 1(l) to the non-consolidated financial statements, on December 16, 2004, the Company incorporated Shinhan Private Equity (“Shinhan PE”), which is engaged in providing financial advisory services and operating assistance to domestic and overseas private equity funds.
As described in Note 2(c) and 24 to the non-consolidated financial statements, effective January 1, 2004, Company has adopted Statements of Korean Financial Accounting Standards (the “SKAS”) No. 10 “Inventories”, No. 12 “Construction-type Contracts” and No. 13 “Troubled Debt Structuring”, in addition, the Company has adopted SKAS No. 15 “Equity Method of Accounting”, effective from the first fiscal year beginning after December 31, 2004 with encouraged earlier application. As a result, the effect from application of those accounting standards was to decrease investment securities accounted for by the equity method and capital adjustments by ~~W~~226,808 million and ~~W~~227,622 million, and increase retained earnings and net income by ~~W~~814 million and ~~W~~1,007 million, respectively, as of December 31, 2004. Additionally, non-consolidated financial statements as of and for the year ended December 31, 2003, which are presented for comparative purposes, were retroactively restated, as a result, investment securities accounted for by the equity method, retained earnings and capital adjustments decrease by ~~W~~594,146 million, ~~W~~1,821 million and ~~W~~593,139 million, respectively, as of December 31, 2003.
As described in Note 4 to the non-consolidated financial statements, as of December 31, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities) in the total amounts of ~~W~~173,848 million and ~~W~~164,090 million, respectively, which had been provided to LG Card Co., Ltd., an entity that has been under control by creditor banks due to its liquidity crisis. For those loans, Shinhan Bank and Chohung Bank provided ~~W~~13,661 million and ~~W~~14,764 million, respectively, of allowance for loan losses as of December 31, 2004. Actual losses on those loans might differ materially from management’s assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method. In addition, for the year ended December 31, 2004, Shinhan Bank and Chohung Bank provided ~~W~~81,000 million and ~~W~~73,400 million, respectively, of additional loans, and converted ~~W~~162,300 million and ~~W~~147,100 million, respectively, of loans to equity shares.

As described in Note 4 to the non-consolidated financial statements, as of December 31, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities and guarantees and acceptances) amounting to ~~W~~357,295 million and ~~W~~252,237 million, respectively, which had been provided to SK Networks Co., Ltd. The debtor company has been under control by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea. For those loans, Shinhan Bank and Chohung Bank provided ~~W~~31,025 million and ~~W~~18,744 million, respectively, of allowance for loan losses as of December 31, 2004. Actual losses on those loans might differ materially from management’s assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method.
As described in Note 12 to the non-consolidated financial statements, the Company recorded ~~W~~1,814,820 million of assets (representing 18.0% of non-consolidated total assets) as of December 31, 2004 and ~~W~~114,264 million of operating revenue (representing 9.3% of non-consolidated total operating revenue) for the year ended December 31, 2004 through its related party transactions.
As described in Note 14(a) to the non-consolidated financial statements, on July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the “KDIC“) to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Pursuant to the agreement, the Company would be required to pay contingent consideration to the KDIC at the maximum amount of ~~W~~652,284 million related to Asset Indemnity Payment, ~~W~~166,516 million related to General Indemnity Payment and additional Earn Out Payment based on earnings of Chohung Bank in future periods. As regards General Indemnity, eligibility of most of indemnifiable items, as provided for in a stock purchase agreement, expired during the year ended December 31, 2004. As for the remaining such items, indemnification appeared unlikely as of December 31, 2004. Accordingly, the Company made adjustment to reflect the aforementioned General Indemnity Payment as an addition to goodwill. The other two contingent considerations are not included in the acquisition cost, for the amount is not determinable.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 27, 2005

This report is effective as of January 27, 2005, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Shinhan Financial Group Co., Ltd.
Non-Consolidated Balance Sheets
December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Assets
Cash and due from banks (notes 3 and 12)	~~W~~	31,145	5,353	$29,838	5,128
Securities (note 4)		8,262,439	5,714,392	7,915,730	5,474,604
Loans (notes 5, 12 and 13)		1,749,955	1,935,180	1,676,523	1,853,976
Fixed assets (note 6)		2,164	2,020	2,074	1,936
Other assets (notes 7, 12 and 13)		26,949	43,340	25,818	41,521

	~~W~~	10,072,652	7,700,285	$9,649,983	7,377,165

Liabilities and Stockholders’ equity

Liabilities:

Borrowings (notes 8 and 13)	~~W~~	154,380	165,868	$147,902	158,908
Debentures (notes 9 and 13)		1,948,102	1,980,543	1,866,356	1,897,435
Retirement and severance benefits (note 10)		224	—	215	—
Other liabilities (notes 11 and 13)		222,337	30,464	213,007	29,186

Total liabilities		2,325,043	2,176,875	2,227,480	2,085,529

Stockholders’ equity:

Capital stock of ~~W~~5,000 par value (note 15)
Common stock		1,596,595	1,472,007	1,529,599	1,410,239
Authorized - 1,000,000,000 shares
Issued and outstanding - 319,319,011 shares in 2004 294,401,300 shares in 2003
Preferred stock		486,523	486,523	466,107	466,107
Issued and outstanding - 97,304,564 shares
Capital surplus		3,718,623	3,316,380	3,562,582	3,177,218
Retained earnings (note 16)		1,608,185	865,391	1,540,702	829,077
Capital adjustments (notes 4 and 17)		337,683	(616,891)	323,513	(591,005)

Total stockholders’ equity		7,747,609	5,523,410	7,422,503	5,291,636

Commitments and contingencies (note 14)

	~~W~~	10,072,652	7,700,285	$9,649,983	7,377,165

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.
Non-Consolidated Statements of Income
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Operating revenue:
Gain from equity method (notes 4 and 28)	~~W~~	1,108,952	519,287	$1,062,418	497,497
Interest income (note 12)		114,264	97,787	109,469	93,683
Other		931	—	892	—

		1,224,147	617,074	1,172,779	591,180

Operating expense:

Loss from equity method (notes 4 and 28)		212	129,886	203	124,436
Interest expense		122,967	92,616	117,807	88,730
Fees and commission expense		235	4,962	225	4,754
General and administrative expenses (note 19)		24,224	23,902	23,208	22,898

		147,638	251,366	141,443	240,818

Operating income		1,076,509	365,708	1,031,336	350,362

Non-operating income (expense):

Loss from disposition of available-for-sale securities		—	(1,725)	—	(1,653)
Loss from disposition of securities accounted for by equity method		—	(166)	—	(159)
Foreign currency related gain, net		15	1	14	1
Donation		(13)	(34)	(12)	(33)
Other, net		(9,184)	(796)	(8,799)	(762)

		(9,182)	(2,720)	(8,797)	(2,606)

Earnings before income taxes		1,067,327	362,988	1,022,539	347,756

Income taxes (note 20)		17,032	—	16,317	—

Net income	~~W~~	1,050,295	362,988	$1,006,222	347,756

Ordinary income and net earnings per share in Won and U.S. dollars (note 21)	~~W~~	3,197	1,063	$3.06	1.02

Diluted ordinary income and net earnings per share in Won and U.S. dollars (note 21)	~~W~~	2,820	1,022	$2.70	0.98

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.
Non-Consolidated Statements of Appropriation of Retained Earning
For the years ended December 31, 2004 and 2003
Date of Appropriation for 2003: March 25, 2004
Date of Appropriation for 2004: March 30, 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Unappropriated retained earnings:

Balance at beginning of year	~~W~~	504,585	432,569	$483,412	414,418
Changes in retained earnings of subsidiaries (note 4)		(65,387)	(10,848)	(62,643)	(10,393)
Cumulative effect of accounting changes (note 24)		—	(1,787)	—	(1,712)
Net income		1,050,295	362,988	1,006,222	347,756

		1,489,493	782,922	1,426,991	750,069

Appropriation of retained earnings:

Legal reserve		105,030	36,223	100,623	34,703
Dividends (note 22)		347,890	242,114	333,291	231,954

		452,920	278,337	433,914	266,657

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	1,036,573	504,585	$993,077	483,412

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.
Non-Consolidated Statements of Cash Flows
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash flows from operating activities:

Net income	~~W~~	1,050,295	362,988	$1,006,222	347,756

Adjustments to reconcile net income to net cash used in operating activities:

Gain from equity method, net		(1,108,740)	(389,401)	(1,062,215)	(373,061)
Provision for retirement and severance benefit		505	140	484	134
Depreciation expense		652	568	625	544
Amortization expense		111	109	106	104
Provision for loan losses		—	5,879	—	5,632
Interest expense		3,097	2,492	2,967	2,387
Loss from disposition of available-for-sale securities		—	1,725	—	1,653
Loss from disposition of investment securities accounted for by equity method		—	166	—	159
Foreign currency related gain, net		(9)	—	(8)	—
Decrease (increase) in other assets		15,797	(21,526)	15,134	(20,623)
Increase in other liabilities		24,657	23,510	23,623	22,524
Retirement and severance benefit paid		(259)	(180)	(248)	(172)
Increase in deposit for severance benefit insurance		(22)	(198)	(21)	(189)
Other, net		(321)	1,381	(308)	1,323

Net cash used in operating activities		(14,237)	(12,347)	(13,639)	(11,829)

Cash flows from investing activities:

Cash provided by investing activities:

Proceeds from disposition of available-for-sale securities		—	2	—	1
Proceeds from disposition of investment securities accounted for by the equity method		—	1,529	—	1,465
Decrease in loans		214,060	—	205,078	—
Disposition of fixed assets		8	29	7	28
Dividends received		256,536	186,896	245,771	179,053

		470,604	188,456	450,856	180,547

Cash used in investing activities:

Purchase of investment securities accounted for by the equity method		(111,894)	(1,128,423)	(107,199)	(1,081,072)
Increase in loans		(46,036)	(1,176,009)	(44,104)	(1,126,661)
Purchase of fixed assets		(915)	(993)	(877)	(951)
Increase in other assets		(798)	(1,105)	(764)	(1,058)

		(159,643)	(2,306,530)	(152,944)	(2,209,742)

Net cash provided by (used in) investing activities		310,961	(2,118,074)	297,912	(2,029,195)

Shinhan Financial Group Co., Ltd.

Non-Consolidated Statements of Cash Flows, Continued

For the years ended December 31, 2004 and 2003

(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash flows from financing activities:

Cash provided by financing activities:

Increase in borrowings		411,036	130,009	393,788	124,554
Increase in debentures		200,000	1,250,000	191,608	1,197,547
Issuance of common shares		—	27,648	—	26,488
Issuance of preferred shares		—	900,000	—	862,234
Proceeds from disposition of treasury stock		381	—	365	—

		611,417	2,307,657	585,761	2,210,823

Cash used in financing activities:

Decrease in borrowings		(409,000)	—	(391,838)	—
Decrease in debentures		(230,000)	—	(220,349)	—
Issuance cost on debentures paid		(921)	(3,871)	(882)	(3,709)
Issuance cost on shares issued		—	(21,608)	—	(20,701)
Dividends paid		(242,105)	(157,017)	(231,946)	(150,428)
Acquisition of treasury stock		(323)	—	(309)	—

		(882,349)	(182,496)	(845,324)	(174,838)

Net cash provided by (used in) financing activities		(270,932)	2,125,161	(259,563)	2,035,985

Net increase (decrease) in cash and cash equivalents		25,792	(5,260)	24,710	(5,039)

Cash and cash equivalents at beginning of year		5,353	10,613	5,128	10,167

Cash and cash equivalents at end of year	~~W~~	31,145	5,353	$29,838	5,128

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements
December 31, 2004 and 2003
(1)	General Description of the Company

Shinhan Financial Group Co., Ltd. (the “Company”) was incorporated on September 1, 2001 by way of the transfer of all issued shares owned by shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan Investment Trust Management Co., Ltd. to the Company. The Company was formed for the purpose of providing management services and financing to affiliated companies with ~~W~~1,461,721 million of initial capital stock and the Company’s shares were listed on the Korea Stock Exchange on September 10, 2001.

On September 16, 2003, the Company’s American depository shares were listed on the New York Stock Exchange.

As of December 31, 2004, the Company has 12 subsidiaries and its capital stock consists of ~~W~~1,596,595 million in common stock and ~~W~~486,523 million in preferred stock. Details of its subsidiaries are as follows:
(a)	Shinhan Bank

Shinhan Bank was established on September 15, 1981 to engage in commercial banking and trust operations. Shinhan Bank operates through 380 branches and 162 automated teller machine locations and its capital stock amounts to ~~W~~1,224,034 million as of December 31, 2004.

Additionally, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company for ~~W~~627,339 million (~~W~~21,000 per share), through after-hour block trading.

(b)	Chohung Bank

Chohung Bank was established on October 1, 1943 through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. The shares of Chohung Bank were listed on the Korea Stock Exchange on June 3, 1956, and Chohung Bank operates through 450 domestic branches, 82 depositary offices and 6 overseas branches and its capital stock amounts to ~~W~~3,595,592 million as of December 31, 2004.

On July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the “KDIC”) to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, the Company’s percentage of ownership increased to 81.15% through additional equity acquisition for ~~W~~200,000 million on December 30, 2003.

Additionally, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange, at the Board of Directors’ Meeting held on April 12, 2004, and provided a tender offer for 3.77% of shares in Chohung Bank at ~~W~~3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who were against the share exchange, were entitled for a right to sell their shares at ~~W~~3,067 per share from May 25, 2004 to June 3, 2004, with a resolution of an extraordinary shareholders’ meeting of Chohung Bank held on May 24, 2004, and the remaining shares were subject to share exchange, at the exchange ratio of 0.1354 share in the Company to each Chohung Bank share, on June 22, 2004. As a result, the Company’s percentage of ownership increased to 100% and Chohung Bank became a wholly-owned subsidiary of the Company. Upon the acquisition of 66,363,126 shares in Chohung Bank from shareholders, who were against the share exchange, Chohung Bank became the shareholder of the Company with 8,985,567 shares of common stock in the Company.

2

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(1)	General Description of the Company, Continued
(c)	Goodmorning Shinhan Securities Co., Ltd.

Goodmorning Shinhan Securities Co., Ltd. (“Goodmorning Shinhan Securities”) was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services. Its shares were listed on the Korea Stock Exchange on December 19, 1986. As of December 31, 2004, it operates through 79 branches and its capital stock amounts to ~~W~~796,998 million (including ~~W~~19,117 million of preferred stock).

Additionally, the Company decided to incorporate Goodmorning Shinhan Securities as a wholly owned subsidiary of the Company through tender offer and share exchange, at the Board of Directors’ Meeting held on September 17, 2004. Pursuant to the resolution, the Company provided a tender offer for 11.99% of preferred shares in Goodmorning Shinhan Securities at ~~W~~2,500 per share from September 24, 2004 to October 13, 2004, and the Company purchased 8.95% of preferred shares at the market and through over the counter trading during the period. Additionally, the Company purchased 27.26% of preferred shares in Goodmorning Shinhan Securities at ~~W~~ 2,495 per share in cash, which shares were held by Goodmorning Shinhan Securities, and with respect to the remaining shares, one share of common and preferred stock of Goodmorning Shinhan Securities were exchanged for 0.1633 share and 0.0977 share in the Company, respectively, on December 23, 2004. As a result, the Company’s percentage of ownership increased to 100% and Goodmorning Shinhan Securities became a wholly-owned subsidiary of the Company.

(d)	Shinhan Card Co., Ltd.

Shinhan Card Co., Ltd. (“Shinhan Card”) was established on June 1, 2002 under the Credit Specialty Finance Law through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is engaged principally in credit card services, factoring, consumer loan and installment financing. As of December 31, 2004, Shinhan Card holds 2.51 million franchise accounts and 3 million credit card holders, and its capital stock amounts to ~~W~~152,847 million.

(e)	Shinhan Capital Co., Ltd.

Shinhan Capital Co., Ltd. (“Shinhan Capital”) was incorporated on April 19, 1991 to engage in the leasing and rental business and it changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Its capital stock as of December 31, 2004 amounts to ~~W~~80,000 million.

(f)	Shinhan BNP Paribas Investment Trust Management Co., Ltd.

On August 1, 1996, Shinhan BNP Paribas Investment Trust Management Co., Ltd. (“Shinhan BNP Paribas ITMC”) was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Additionally, on October 24, 2002, the Company sold to BNP Paribas Asset Management Group 3,999,999 shares (50% of total outstanding shares less 1 share) of Shinhan Investment Trust Management Co., Ltd., which was renamed to Shinhan BNP Paribas ITMC. Its capital stock as of December 31, 2004 amounts to ~~W~~40,000 million.

3

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(1)	General Description of the Company, Continued
(g)	Jeju Bank

Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust business and listed its shares on the Korea Stock Exchange on December 28, 1972. On April 4, 2002, Jeju Bank became one of the subsidiaries of the Company through acquiring a 51% share from the KDIC. Additionally, the Company’s percentage of ownership increased to 62% with the acquisition of additional common shares for ~~W~~20,177 million on July 5, 2002 and its capital stock as of December 31, 2004 amounts to ~~W~~77,644 million.

(h)	SH&C Life Insurance Co., Ltd.

SH&C Life Insurance Co., Ltd. (“SH&C Life Insurance”) was established on October 1, 2002 to engage in the insurance business and other related business. Its capital stock as of December 31, 2004 amounts to ~~W~~30,000 million.

(i)	e-Shinhan Inc.

e-Shinhan Inc. (“e-Shinhan”) was incorporated on February 21, 2001 to engage in the business of internet brokerage service and comprehensive management services on customer accounts. Its capital stock as of December 31, 2004 amounts to ~~W~~2,820 million.

(j)	Shinhan Macquarie Financial Advisory Co., Ltd.

Shinhan Macquarie Financial Advisory Co., Ltd. (“Shinhan Macquarie”) was incorporated on August 1, 2001 to engage in the business of financial advisory services and cross border leasing. Its capital stock as of December 31, 2004 amounts to ~~W~~1,000 million.

(k)	Shinhan Credit Information Co., Ltd.

Shinhan Credit Information Co., Ltd. (“Shinhan Credit Information”) was established on July 8, 2002 as a wholly-owned subsidiary of the Company to engage in the business of debt collection services and credit research. Its capital stock as of December 31, 2004 amounts to ~~W~~3,000 million.

On April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information from LSH Holdings LLC. As a result, the Company’s percentage of ownership increased to 100% and Shinhan Credit Information will become a wholly-owned subsidiary of the Company.

(l)	Shinhan Private Equity

Shinhan Private Equity (“Shinhan PE”) was established on December 16, 2004 to provide financial advisory services and operating assistance to domestic and overseas private equity funds. Its capital stock as of December 31, 2004 amounts to ~~W~~10,000 million.

4

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(1)	General Description of the Company, Continued

Ownerships of the Company’s subsidiaries as of December 31, 2004 and 2003 are as follows:

		2004		2003
			Ownership		Ownership
		Number of	percentage	Number of	percentage
Investor	Investee	shares	(%)	shares	(%)
The Company	Shinhan Bank	244,806,782	100.0	244,806,782		100.0
	Chohung Bank	719,118,429	100.0	583,570,144		81.2
	Goodmorning Shinhan Securities	159,399,664	100.0	94,084,384	(*)	59.4
	Shinhan Card	30,569,400	100.0	30,569,400		100.0
	Shinhan Capital	16,000,000	100.0	16,000,000		100.0
	Shinhan BNP Paribas ITMC	4,000,001	50.0	4,000,001		50.0
	Jeju Bank	9,692,369	62.4	9,692,369		62.4
	SH&C Life Insurance	3,000,001	50.0	3,000,001		50.0
	e-Shinhan	415,495	73.7	415,495		73.7
	Shinhan Macquarie	102,000	51.0	102,000		51.0
	Shinhan Credit Information	600,000	100.0	306,000		51.0
	Shinhan PE	2,000,000	100.0	—		—
Shinhan Bank	The Company	—	—	29,873,359	(**)	10.2
Chohung Bank	The Company	8,985,567	2.9	—		—
Goodmorning Shinhan Securities	The Company	1,444	—	—		—

(*)	Outstanding shares; that is, less 1,047,213 shares of treasury stock.

(**)	Preferred stocks are excluded and 10.2% (29,873,295 shares) of shares in Shinhan Bank were sold for ~~W~~627,339 million (at ~~W~~21,000 per share) on March 3, 2004 through after-hour block trading.
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Financial Statements Presentation

The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

5

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,043.80 to US$1, the basic exchange rate on December 31, 2004. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Application of the Statements of Korean Financial Accounting Standards

Effective January 1, 2004, Company has adopted Statements of Korean Financial Accounting Standards (the “SKAS”) No. 10 “Inventories”, No. 12 “Construction-type Contracts” and No. 13 “Troubled Debt Structuring”. In addition, the Company has adopted SKAS No. 15 “The Equity Method of Accounting”, effective from the first fiscal year beginning after December 31, 2004 with encouraged earlier application. Except for the adoption of aforementioned accounting standards, the same accounting policies are applied for the non-consolidated financial statements both as of and for the years ended December 31, 2004 and 2003.

(d)	Allowance for Loan Losses

Allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection.

(e)	Investments in Securities

Upon acquisition, the Company classifies certain debt and equity securities into one of the three categories: held-to-maturity, available-for-sale, or trading securities. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

6

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(f)	Investment Securities Accounted for by the Equity Method

Investments in affiliated companies with the Company’s ownership of 20% or more or over which the Company has significant management control are stated at an amount as determined using the equity method.

Under the equity method, the Company’s initial investment is recorded at cost and is subsequently increased to reflect the Company’s share of the investee income and reduced to reflect the Company’s share of the investee losses or dividends received. Any excess in the Company’s acquisition cost over the Company’s share of the investee’s identifiable net assets is considered as goodwill (negative goodwill) and amortized by the straight-line method over a reasonable period, generally less than 20 years. The amortization of goodwill is recorded against the equity income of affiliates. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews the goodwill amount for any impairment.

Under the equity method, the Company does not record its share of loss of an affiliate company when such loss would make the Company’s investment in such entity less than zero. If the Company holds preferred stock or long-term debt issued by the affiliate, the Company’s share of loss of the affiliate remains recorded until such investment is reduced to zero.

(g)	Fixed Assets
i)	Tangible Assets

Tangible assets are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, where normal maintenance and repairs are charged to expense when incurred.

The depreciation method and useful lives of tangible assets are as follows:

Descriptions	Depreciation method	Useful lives
Vehicles	Declining-balance	Five years
Furniture, fixtures and other	”	”
Leasehold improvement	Straight-line	”
ii)	Intangible Assets

Intangible assets are stated at acquisition cost less amortization computed using the straight-line method over five years.
(h)	Discount on Debentures

Discount on debentures issued, which represents the difference between the face value of debentures issued and the issuance price of debentures, is amortized on the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

7

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(i)	Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(j)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

(k)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,043.80 and ~~W~~1,197.80 to US$1, the rates of exchange on December 31, 2004 and 2003, respectively, that are permitted by the Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

8

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(l)	Stock Options

The stock option program allows the Company’s employees to acquire shares of the Company or to be compensated for the market price difference. In case of stock grant type, the Company values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options vest. In case of price compensation type, the Company recognizes the compensation expense as an expense and a liability over the period in which the options vest.

(m)	Contingent Liabilities

Contingent losses are generally recognized as a liability when probable and reasonably estimable.

(n)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.
(3)	Cash and Due from Banks

As of December 31, 2004 and 2003, ~~W~~2.5 million of cash and due from banks is restricted for guarantee deposits on bank accounts.

9

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities

Securities as of December 31, 2004 and 2003 consist solely of investment securities accounted for by the equity method and details are as follows:

	(in millions of Won)
	2004
			Acquisition
			and	Equity
	Beginning		dividend,	method	Retained	Capital	Ending
Subsidiaries	balance		net	gain (loss)	earnings	adjustments	balance
Shinhan Bank	~~W~~	2,946,530	(244,807)	683,687	(1,353)	741,535	4,125,592
Chohung Bank		1,861,649	(*) 308,202	378,026	(10,204)	353,346	2,891,019
Goodmorning Shinhan Securities		546,872	(*) 292,116	7,992	(53,800)	50,320	843,500
Shinhan Card		163,136	—	5,572	—	—	168,708
Shinhan Capital		105,448	(8,000)	23,009	—	2,068	122,525
Shinhan BNP Paribas ITMC		22,486	(2,000)	2,279	—	45	22,810
Jeju Bank		48,713	—	5,216	(38)	(855)	53,036
SH&C Life Insurance		13,021	—	187	—	1,406	14,614
e-Shinhan		2,725	—	162	—	—	2,887
Shinhan Macquarie		1,843	(1,730)	977	8	—	1,098
Shinhan Credit Information		1,969	1,529	1,845	—	1,519	6,862
Shinhan PE		—	10,000	(212)	—	—	9,788

	~~W~~	5,714,392	355,310	1,108,740	(65,387)	1,149,384	8,262,439

(*)	Additional goodwill through additional equity acquisition, ~~W~~248,736 million for Chohung Bank and ~~W~~55,375 million for Goodmorning Shinhan Securities, is included.
As of December 31, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities) in the total amounts of ~~W~~173,848 million and ~~W~~164,090 million, respectively, which had been provided to LG Card Co., Ltd., an entity that has been under control by creditor banks due to its liquidity crisis. For those loans, Shinhan Bank and Chohung Bank provided ~~W~~13,661 million and ~~W~~14,764 million, respectively, of allowance for loan losses as of December 31, 2004. Actual losses on those loans might differ materially from management’s assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method. In addition, for the year ended December 31, 2004, Shinhan Bank and Chohung Bank provided ~~W~~81,000 million and ~~W~~73,400 million, respectively, of additional loans, and converted ~~W~~162,300 million and ~~W~~147,100 million, respectively, of loans to equity shares.

As of December 31, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities and guarantees and acceptances) amounting to ~~W~~357,295 million and ~~W~~252,237 million, respectively, which had been provided to SK Networks Co., Ltd. The debtor company has been under control by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea. For those loans, Shinhan Bank and Chohung Bank provided ~~W~~31,025 million and ~~W~~18,744 million, respectively, of allowance for loan losses as of December 31, 2004. Actual losses on those loans might differ materially from management’s assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method.

10

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities, Continued

The changes in goodwill (negative goodwill) for the year ended December 31, 2004 are as follows:

	(in millions of Won)
	Beginning		Increase	Amortization	Ending
	balance		(decrease)	(reversal)	balance
Chohung Bank	~~W~~	820,239	166,516	64,287	922,468
Goodmorning Shinhan Securities		144,538	—	17,004	127,534
Jeju Bank		(5,655)	—	(685)	(4,970)

	~~W~~	959,122	166,516	80,606	1,045,032

The market values of the shares of Jeju Bank owned by the Company are ~~W~~34,117 as of December 31, 2004 (~~W~~3,520 per share).

	(in millions of Won)
	2003
			Acquisition
			and	Equity
	Beginning		dividend,	method	Retained	Capital	Ending
Subsidiaries	balance		net	gain (loss)	earnings	adjustments	balance
Shinhan Bank	~~W~~	2,474,864	(182,592)	476,273	937	177,048	2,946,530
Chohung Bank		—	(*) 2,031,471	(42,712)	621	(127,731)	1,861,649
Goodmorning Shinhan Securities		531,566	—	8,787	(12,342)	18,861	546,872
Shinhan Card		247,460	—	(84,324)	—	—	163,136
Shinhan Capital		76,458	—	26,204	—	2,786	105,448
Shinhan BNP Paribas ITMC		22,581	(1,000)	917	(37)	25	22,486
Jeju Bank		47,386	(2,423)	5,116	—	(1,366)	48,713
SH&C Life Insurance		14,630	—	(1,684)	—	75	13,021
e-Shinhan		3,892	—	(1,166)	(1)	—	2,725
Shinhan Macquarie		423	—	1,446	(26)	—	1,843
Shinhan Credit Information		3,121	(1,696)	544	—	—	1,969

	~~W~~	3,422,381	1,843,760	389,401	(10,848)	69,698	5,714,392

(*)	~~W~~26,513 million of additional goodwill through additional equity acquisition is included.
The changes in goodwill (negative goodwill) for the year ended December 31, 2003 are as follows:

	(in millions of Won)
	Beginning balance		Increase (decrease)	Amortization (reversal)	Ending balance
Chohung Bank	~~W~~	—	840,245	20,006	820,239
Goodmorning Shinhan Securities		161,542	—	17,004	144,538
Jeju Bank		(6,340)	—	(685)	(5,655)

	~~W~~	155,202	840,245	36,325	959,122

11

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(5)	Loans
(a)	Loans as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Loans in Won	~~W~~	1,550,000	1,637,200	$1,484,959	1,568,500
Loans in foreign currencies		135,609	107,705	129,918	103,185
Privately placed bonds		73,140	200,000	70,071	191,608

		1,758,749	1,944,905	1,684,948	1,863,293
Less: allowance for loan losses		(8,794)	(9,725)	(8,425)	(9,317)

	~~W~~	1,749,955	1,935,180	$1,676,523	1,853,976

(b)	Details of loans as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	Borrower	Interest rate (%)	2004		2003
Loans in Won	Shinhan Card	4.95 - 6.28%	~~W~~	1,050,000	1,100,000
”	Shinhan Capital	5.22 - 8.12%		500,000	537,200

				1,550,000	1,637,200
Loans in foreign currencies	Shinhan Capital	Libor+0.9 - 1.2		135,609	107,705
Privately placed bonds	Shinhan Bank	7.42		50,000	50,000
”	Goodmorning Shinhan Securities	6.23		—	130,000
”	Jeju Bank	8.14		23,140	20,000

				73,140	200,000

				1,758,749	1,944,905
Less: allowance for loan losses				(8,794)	(9,725)

			~~W~~	1,749,955	1,935,180

12

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(5)	Loans, Continued
(c)	The maturities of loans as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
			Loans
	Loans		in foreign	Privately
At December 31, 2004	in Won		currencies	placed bonds	Total
Due in 3 months or less	~~W~~	180,000	31,314	—	211,314
Due in 6 months or less		160,000	—	—	160,000
Due after 6 months through 12 months		230,000	31,229	—	261,229
Due after 1 years through 3 years		760,000	73,066	3,140	836,206
Thereafter		220,000	—	70,000	290,000

	~~W~~	1,550,000	135,609	73,140	1,758,749

	(in millions of Won)
			Loans
	Loans		in foreign	Privately
At December 31, 2003	in Won		currencies	placed bonds	Total
Due in 3 months or less	~~W~~	—	—	—	—
Due in 6 months or less		90,000	—	—	90,000
Due after 6 months through 12 months		97,200	—	130,000	227,200
Due after 1 years through 3 years		1,220,000	107,705	—	1,327,705
Thereafter		230,000	—	70,000	300,000

	~~W~~	1,637,200	107,705	200,000	1,944,905

13

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(6)	Fixed Assets

Fixed assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Property and equipment:
Vehicles	~~W~~	425	391	$407	375
Furniture and fixtures		1,168	993	1,119	951
Leasehold improvements and other		1,493	1,404	1,431	1,345

		3,086	2,788	2,957	2,671
Less: accumulated depreciation		(1,784)	(1,182)	(1,709)	(1,132)

		1,302	1,606	1,248	1,539

Intangible assets:

Other		862	414	826	397

	~~W~~	2,164	2,020	$2,074	1,936

As of December 31, 2004, the Company maintains insurance policies covering loss and liability arising from automobile accidents.

(7)	Other Assets

Other assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Guarantee deposits paid	~~W~~	7,840	7,840	$7,511	7,511
Accounts receivable		6,234	7,612	5,973	7,293
Accrued income		11,044	11,334	10,581	10,858
Advance payments		10	10	9	9
Prepaid expenses		12	1,667	11	1,597
Prepaid income taxes		—	13,867	—	13,285
Other		1,809	1,010	1,733	968

	~~W~~	26,949	43,340	$25,818	41,521

14

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(8)	Borrowings
(a)	Borrowings as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Borrowings in Won	~~W~~	50,000	94,000	$47,902	90,056
Borrowings in foreign currencies		104,380	71,868	100,000	68,852

	~~W~~	154,380	165,868	$147,902	158,908

(b)	The maturities of borrowings as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2004	in Won		currencies	Total
Due in 3 months or less	~~W~~	—	31,314	31,314
Due in 6 months or less		—	—	—
Due after 6 months through 12 months		50,000	—	50,000
Due after 1 years through 3 years		—	73,066	73,066
Thereafter		—	—	—

	~~W~~	50,000	104,380	154,380

	(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2003	in Won		currencies	Total
Due in 3 months or less	~~W~~	—	—	—
Due in 6 months or less		90,000	—	90,000
Due after 6 months through 12 months		4,000	—	4,000
Due after 1 years through 3 years		—	71,868	71,868
Thereafter		—	—	—

	~~W~~	94,000	71,868	165,868

15

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(9)	Debentures
(a)	Debentures as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Korean Won debentures	~~W~~	1,920,000	1,950,000	$1,839,433	1,868,174
Foreign currency debentures		31,314	35,934	30,000	34,426

		1,951,314	1,985,934	1,869,433	1,902,600
Less: discount on debentures		(3,212)	(5,391)	(3,077)	(5,165)

	~~W~~	1,948,102	1,980,543	$1,866,356	1,897,435

(b)	The maturities of debentures as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	Korean Won		Foreign currency
At December 31, 2004	debentures		debentures	Total
Due in 3 months or less		180,000	—	180,000
Due in 6 months or less	~~W~~	160,000	—	160,000
Due after 6 months through 12 months		230,000	31,314	261,314
Due after 1 years through 3 years		1,130,000	—	1,130,000
Thereafter		220,000	—	220,000

	~~W~~	1,920,000	31,314	1,951,314

	(in millions of Won)
	Korean Won		Foreign currency
At December 31, 2003	debentures		debentures	Total
Due in 3 months or less	~~W~~	—	—	—
Due in 6 months or less		—	—	—
Due after 6 months through 12 months		230,000	—	230,000
Due after 1 years through 3 years		1,590,000	35,934	1,625,934
Thereafter		130,000	—	130,000

	~~W~~	1,950,000	35,934	1,985,934

16

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(10)	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Estimated severance liability at beginning of year	~~W~~	530	570	$508	546
Provision		(259)	(180)	(248)	(172)
Payment		505	140	484	134

Estimated severance liability at end of year		776	530	744	508
Less: deposit for severance benefit insurance		(552)	(530)	(529)	(508)

Net balance at end of year	~~W~~	224	—	$215	—

(11)	Other Liabilities

Other liabilities as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Withholding taxes	~~W~~	464	1,176	$445	1,127
Dividends payable		937	928	897	889
Accounts payable		180,980	14,492	173,386	13,884
Accrued expenses		14,627	12,189	14,013	11,678
Income tax payable		25,329	—	24,266	—
Unearned revenue		—	1,679	—	1,608

	~~W~~	222,337	30,464	$213,007	29,186

17

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(12)	Related Party Transactions
(a)	Details of transactions

Significant transactions with the related parties for the years ended December 31, 2004 and 2003 are as follows:

			(in millions of Won)
Revenue earned	Expense incurred	Account	2004		2003
The Company	Shinhan Bank	Interest income	~~W~~	4,352	4,340
”	Goodmorning Shinhan Securities	Interest income		5,941	8,099
”	Shinhan Card	Interest income		63,146	54,006
”	Shinhan Capital	Interest income		39,066	29,714
”	Jeju Bank	Interest income		1,759	1,628

				114,264	97,787

Shinhan Bank	The Company	Rental income		32	—
”	Chohung Bank	Interest income		54	—
”	”	Gain on derivatives		2,277	1,838
”	”	Rental income		59	—
”	Goodmorning Shinhan Securities	Interest income		2,237	3,121
”	”	Rental income		253	29
”	Shinhan Card	Interest income		3,463	4,445
”	”	Fees and commission income		35,516	57,941
”	”	Rental income		883	859
”	Shinhan Capital	Interest income		2,529	3,136
”	”	Rental income		309	309
”	”	Gain on derivatives		587	361
”	Jeju Bank	Interest income		75	237
”	Shinhan Credit Information	Rental income		244	—
”	SH&C Life Insurance	Fees and commission income		12,677	2,723
Chohung Bank	Shinhan Bank	Interest income		316	996
”	”	Gain on derivatives		7,208	139
”	”	Rental income		163	—
”	Shinhan Capital	Interest income		80	—
”	”	Gain on derivatives		732	—
”	Shinhan Card	Interest income		1,047	—
”	Goodmorning Shinhan Securities	Interest income		47	26
”	”	Fees and commission income		4	—
”	SH&C Life Insurance	Fees and commission income		12,565	744
Goodmorning Shinhan Securities	Shinhan Bank	Interest income		532	1,391
”	”	Rental income		301	—
”	”	Fees and commission income		—	466

18

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(12)	Related Party Transactions, Continued

			(in millions of Won)
Revenue earned	Expense incurred	Account	2004		2003
Goodmorning Shinhan Securities	Chohung Bank	Interest income		411	136
”	Shinhan Card	Rental income		294	242
”	”	Fees and commission income		572	—
”	Shinhan BNP Paribas ITMC	Rental income		204	201
”	SH&C Life Insurance	Fees and commission income		15	—
Shinhan Card	Shinhan Bank	Interest income		69	7
”	”	Fees and commission income		87	29
”	Goodmorning Shinhan Securities	Fees and commission income		6	—
”	Jeju Bank	Fees and commission income		—	81
”	SH&C Life Insurance	Fees and commission income		3,980	338
”	Shinhan Credit Information	Fees and commission income		35	—
Shinhan Capital	Shinhan Bank	Interest income		1,463	437
”	”	Gain on derivatives		2,216	1,111
”	Chohung Bank	Interest income		642	690
”	”	Gain on derivatives		3,881	—
Shinhan BNPParibas ITMC	Shinhan Bank	Interest income		446	393
Jeju Bank	Shinhan Bank	Interest income		3	99
”	Chohung Bank	Interest income		13	—
”	SH&C Life Insurance	Fees and commission income		182	—
SH&C Life Insurance	Shinhan Bank	Interest income		207	498
”	”	Insurance income		1,020	514
”	Jeju Bank	Insurance income		1	—
e-Shinhan	Shinhan Bank	Interest income		65	132
”	”	Fees and commission income		635	—
”	Shinhan Card	Fees and commission income		—	22
”	The Company	Fees and commission income		179	62
”	Goodmorning Shinhan Securities	Fees and commission income		100	—
”	Chohung Bank	Fees and commission income		600	—
Shinhan Macquarie	Shinhan Bank	Interest income		22	—
Shinhan Credit Information	”	Fees and commission income		2,804	2,614
”	”	Interest income		74	35
”	Chohung Bank	Fees and commission income		3,816	—
”	Goodmorning Shinhan Securities	Fees and commission income		13	31
”	Shinhan Card	Fees and commission income		8,333	8,646
”	Shinhan Capital	Fees and commission income		113	61
”	Jeju Bank	Fees and commission income		203	623

				116,894	95,763

			~~W~~	231,158	193,550

19

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(12)	Related Party Transactions, Continued
(b)	Account balances

Significant balances with the related parties as of December 31, 2004 and 2003 are as follows:

			(in millions of Won)
Creditor	Debtor	Account	2004		2003
The Company	Shinhan Bank	Due from banks	~~W~~	31,145	5,327
”	”	Loans		50,000	50,000
”	”	Other assets		13,251	14,644
”	Goodmorning Shinhan Securities	Loans		—	130,000
”	”	Other assets		—	134
”	Shinhan Card	Loans		1,050,000	1,100,000
”	”	Other assets		6,661	6,541
”	Shinhan Capital	Loans		635,609	644,905
”	”	Other assets		4,739	5,066
”	Jeju Bank	Loans		23,140	20,000
”	”	Other assets		186	186
”	Shinhan Credit Information	Other assets		89	38

				1,814,820	1,976,841

Shinhan Bank	Chohung Bank	Securities		21,332	132,708
”	”	Other assets		587	797
”	Goodmorning Shinhan Securities	Loans		—	30,000
”	”	Other assets		5,753	4,418
”	Shinhan Card	Loans		7,500	28,500
”	”	Other assets		2,474	87
”	Shinhan Capital	Loans		63,823	75,933
”	”	Derivative assets		—	97
”	”	Other assets		310	136
”	Jeju Bank	Loans		—	3,140
”	”	Other assets		—	561
”	SH&C Life Insurance	Other assets		1,199	1,455
Chohung Bank	Shinhan Bank	Securities		—	96,515
”	”	Other assets		8,373	4,324
”	Shinhan Capital	Loans		732	392
”	SH&C Life Insurance	Other assets		1,956	—
Goodmorning Shinhan Securities	Shinhan Bank	Due from banks		5,640	53,064
”	”	Other assets		7,747	6,791
”	Chohung Bank	Due from banks		7,195	2,011
”	”	Other assets		2,075	8
”	SH&C Life Insurance	Other assets		1	—

20

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(12)	Related Party Transactions, Continued

			(in millions of Won)
Creditor	Debtor	Account	2004		2003
Shinhan Card	The Company	Other assets		—	906
”	Shinhan Bank	Cash and due from banks		427	102
”	”	Other assets		1,189	1,189
”	Chohung Bank	Cash and due from banks		1	—
”	Goodmorning Shinhan Securities	Other assets		4,635	4,635
”	SH&C Life Insurance	Other assets		431	338
Shinhan Capital	The Company	Other assets		—	773
”	Shinhan Bank	Short-term financial instruments		72,105	58,231
”	”	Other assets		3,293	2,341
”	Chohung Bank	Securities		5,743	6,714
”	”	Other assets		3,577	173
Shinhan BNP Paribas ITMC	Shinhan Bank	Cash and due from banks		12,626	4,436
”	”	Other assets		360	105
”	Goodmorning Shinhan Securities	Other assets		3,496	3,496
Jeju Bank	Shinhan Bank	Other assets		—	561
”	SH&C Life Insurance	Other assets		26	—
SH&C Life Insurance	Shinhan Bank	Cash and cash equivalents		853	33,563
”	”	Other assets		3	46
”	Chohung Bank	Cash and cash equivalents		873	—
e-Shinhan	Shinhan Bank	Cash and cash equivalents		980	2,158
”	”	Other assets		7	—
”	”	Loans		1,850	—
Shinhan Macquarie	Shinhan Bank	Cash and cash equivalents		4,027	1,187
Shinhan Credit Information	Shinhan Bank	Cash and cash equivalents		900	1,686
”	”	Other assets		1,041	1,146
”	Chohung Bank	Other assets		435	—
”	Goodmorning Shinhan Securities	Other assets		1	—
”	Shinhan Card	Other assets		702	892
”	Jeju Bank	Other assets		71	161
Shinhan PE	Shinhan Bank	Cash and cash equivalents		9,412	—

				265,761	565,776

			~~W~~	2,080,581	2,542,617

21

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(12)	Related Party Transactions, Continued
(c)	Guarantees and acceptances

The guarantees and acceptances provided between the related parties as of December 31, 2004 are as follows:

(in millions of Won)
			Amount
Creditor	Debtor	Account	guaranteed
The Company	Goodmorning Shinhan Securities	Lease guarantee	~~W~~	50,000
Shinhan Bank	Shinhan Capital	Letter of credit		13,601
”	Shinhan Finance	Guarantees for loans		11,515
Chohung Bank	Chohung Finance	Guarantees for letter of credit		731

			~~W~~	75,847

(13)	Assets and Liabilities Denominated in Foreign Currency

Assets and liabilities denominated in foreign currency as of December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2004	2003	2004		2003
Assets:
Loans	$129,919	89,919	~~W~~	135,609	107,705
Other assets	853	426		890	510

	$130,772	90,345	~~W~~	136,499	108,215

Liabilities:
Borrowings	$100,000	60,000	~~W~~	104,380	71,868
Debentures	30,000	30,000		31,314	35,934
Discount on debentures	(20)	(51)		(21)	(60)
Other liabilities	791	382		825	457

	$130,771	90,331	~~W~~	136,498	108,199

22

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(14)	Commitments and Contingencies
(a)	Acquisition of Chohung Bank

On July 9, 2003, the Company made an agreement with the KDIC to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, in accordance with the agreement, the Company would be required to pay contingent consideration to the KDIC in relation to the earnings in the future and changes in fair value of assets and liabilities of Chohung Bank and the details are as follows:
▪	Asset Indemnity Payment

Amount	:	~~W~~652,284 million — asset indemnity amount for corporate loans, returned KAMCO loans and credit card loans

Payment date	:	earlier of 60 days after the date asset indemnity is determined as of June 30, 2005 or the date as agreed on

Interest	:	4.3% per annum
▪	General Indemnity Payment

Amount	:	~~W~~166,516 million (may be offset by any amounts due and payable by the KDIC to the Company in connection with the breach of representation or warranty)

Payment date	:	the second anniversary date of cash portion closing date

Interest	:	4.3% per annum
▪	Earn Out Payment

Amount	:	20% of the total excess amount, which means net income of Chohung Bank for fiscal years of 2004, 2005 and 2006 in excess of ~~W~~1,800 billion

Payment date	:	within 30 days after the date excess amount is determined for the fiscal year of 2006
As regards General Indemnity, eligibility of most of indemnifiable items, as provided for in a stock purchase agreement, expired during the year ended December 31, 2004. As for the remaining such items, indemnification appeared unlikely as of December 31, 2004. Accordingly, the Company made adjustment to reflect the aforementioned General Indemnity Payment as an addition to goodwill. The other two contingent considerations are not included in the acquisition cost, for the amount is not determinable.

(b)	Indemnification on contingent loss

Pursuant to the sale agreement of 50% shares in Shinhan ITMC, entered into between BNP Paribas Asset Management Group and the Company, the Company agreed to compensate BNP Paribas Asset Management Group for contingent loss arising from lawsuit in which Bumin Mutual Savings Bank filed against Shinhan BNP Paribas ITMC totaling ~~W~~100 million. As of December 31, 2004, the lawsuit is in the first trial however, the ultimate outcome of this lawsuit cannot be presently determined.

23

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(15)	Capital Stock
(a)	The Company issued new preferred stock for the year ended December 31, 2003, and the details are as follows:

		Predetermined
	Number of	dividend rate
	Shares	(%) (*)	Redeemable period
Redeemable preferred stock:
Series 1	9,316,792	4.04	August 19, 2004 - August 18, 2006
Series 2	9,316,792	4.04	August 19, 2005 - August 18, 2007
Series 3	9,316,792	4.04	August 19, 2006 - August 18, 2008
Series 4	9,316,792	4.04	August 19, 2007 - August 18, 2009
Series 5	9,316,793	4.04	August 19, 2008 - August 18, 2010
Series 6	3,500,000	7.00	July 19, 2006 - August 18, 2006
Series 7	2,433,334	7.46	July 19, 2008 - August 18, 2008
Series 8	66,666	7.86	July 19, 2010 - August 18, 2010

	52,583,961

Redeemable convertible preferred stock:
Series 9 (**)	44,720,603	2.02	August 19, 2006 - August 18, 2008

	97,304,564

(*)	Based on issue price

(**)	Convertible period	:	August 19, 2004 — August 18, 2007
	Conversion ratio	:	1 common share to 1 preferred share
	Conversion price in Won	:	~~W~~18,086
Details of changes in capital stock for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Number of shares	Capital stock	Capital surplus
Balance at beginning of the period	391,705,864	1,958,530	3,316,380
Share exchange	24,917,711	124,588	402,184
Disposition of treasury stock	—	—	59

Balance at end of the year	416,623,575	2,083,118	3,718,623

	(in millions of Won)
	2003
	Number of shares	Capital stock	Capital surplus
Balance at beginning of the year	292,361,125	1,461,806	1,976,625
Redeemable preferred stock issued:
Series 1 to 5	46,583,961	232,920	237,784
Series 6 to 8	6,000,000	30,000	855,530
Redeemable convertible preferred stock issued:
Series 9	44,720,603	223,603	228,271
Common stock issued	1,864,065	9,320	18,183
Share exchange	176,110	881	(13)

Balance at end of the year	391,705,864	1,958,530	3,316,380

24

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(16)	Retained Earnings

Retained earnings as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Legal reserve	~~W~~	118,692	82,469	$113,711	79,008
Retained earnings before appropriation		1,489,493	782,922	1,426,991	750,069

	~~W~~	1,608,185	865,391	$1,540,702	829,077

The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net income as legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders’ approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(17)	Capital Adjustment

Capital adjustments as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Unrealized gain on investment securities accounted for by the equity method	~~W~~	383,437	13,871	$367,347	13,289
Unrealized loss on investment securities accounted for by the equity method		(53,932)	(640,388)	(51,669)	(613,516)
Stock options (note 18)		8,178	9,626	7,835	9,222

	~~W~~	337,683	(616,891)	$323,513	(591,005)

25

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(18)	Stock Options
(a)	Details of stock options as of December 31, 2004 and 2003 are as follows:

(in Won)
Grant date	March 25, 2004	May 15, 2003	May 22, 2002
Shares granted	1,301,600 shares	1,156,300 shares	1,004,200 shares
Share expired or exercise to date	64,421 shares	157,868 shares	139,610 shares

Shares outstanding	1,237,179 shares	998,432 shares	864,590 shares
Type of stock options	Stock grant or price compensation	Stock grant or price compensation	Price compensation
Exercise price	~~W~~21,595	~~W~~11,800	~~W~~18,910
Exercise period	Within three years	Within four years	Within four years
	after two years	after two years	after two years
	from grant date	from grant date	from grant date
Forfeited period	After five years	After six years	After six years
	from grant date	from grant date	from grant date
Assumptions used to determine the fair value of options:
Risk-free interest rate	4.39%	4.25%	—
Expected exercise period	3.5 years	4 years	—
Expected stock price volatility	19.85%	22.11%	—
Expected dividend yield	0%	0%	—
Expected ratios of no-exercise	0%	0%	—
Weighted average fair value	~~W~~7,696	~~W~~5,292	—
With respect to the stock options granted on May 22, 2002, the Company decided to pay the difference between the market price and the exercise price in cash for the year ended December 31, 2004. As a result, the Company determined to apply the intrinsic value method to those stock options, stock options, accounts receivable and stock compensation costs decreased by ~~W~~7,694 million, ~~W~~6,113 million and ~~W~~1,581 million, respectively, for the year ended December 31, 2004.

26

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(18)	Stock Options, Continued
(b)	Changes in stock compensation costs for the year ended December 31, 2004 are as follows:

		(in millions of Won)
		Personnel of
Grant date	Stock compensation cost	The Company		Subsidiaries	Total
March 25, 2004	Recorded at beginning of the period	~~W~~	—	—	—
	Incurred during the period		935	2,850	3,785
	To be recorded in subsequent periods		1,394	4,343	5,737

May 15, 2003	Recorded at beginning of the period		442	1,489	1,931
	Incurred during the period		593	1,871	2,464
	To be recorded in subsequent periods		213	676	889

May 22, 2002	Recorded at beginning of the period		1,581	6,113	7,694
	Incurred during the period		(917)	(3,730)	(4,647)
	To be recorded in subsequent periods		—	—	—
For stock options granted at March 25, 2004 and May 15, 2003, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, stock compensation costs have been recorded as long-term payables by the subsidiaries and as accounts receivable by the Company.
(19)	General and Administrative Expenses

Details of general and administrative expenses for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Salaries and wages	~~W~~	13,363	9,821	$12,802	9,409
Provision for retirement and severance benefits		505	140	484	134
Other employees benefits		866	601	830	576
Rental		497	142	476	136
Entertainment		663	1,455	635	1,394
Depreciation		652	568	625	544
Amortization		111	109	106	104
Bad debts		—	5,879	—	5,632
Taxes and dues		835	361	800	346
Advertising		28	22	27	21
Fees and commission		3,600	1,374	3,449	1,316
Other		3,104	3,430	2,974	3,286

	~~W~~	24,224	23,902	$23,208	22,898

27

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(20)	Income Taxes
(a)	The Company is subject to income taxes based on taxable earnings, which results in the normal tax rate of 29.7%.

The Korean government reduced the corporate income tax rate beginning in 2005. Specifically, effective from January 1, 2005, the income tax rate will be reduced from 29.7% to 27.5%. As a result, the statutory income tax rate of 29.7% is applied for deferred income tax assets (liabilities) that will be realized before 2005 and statutory income tax rate of 27.5% is applied for deferred income tax assets (liabilities) that will be realized after 2004, reflecting the corporate tax rate cut from 2005.

The components of income taxes for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Current income taxes	~~W~~	17,032	—

Changes in deferred taxes:
temporary differences		—	—

	~~W~~	17,032	—

(b)	The reconciliation of accounting income and taxable income for the years ended December 31, 2004 and 2003 is as follows:

				(in millions of Won)
	Temporary difference			Permanent difference
Description	2004		2003	2004	2003
Additions:
Dividends received	~~W~~	256,536	186,896	—	—
Accrued income earned in prior year		11,334	4,332	—	—
Investment securities accounted for by the equity method		—	10,848	956,752	—
Retirement and severance benefits		215	—	—	—
Entertainment expense in excess of tax limit		—	—	569	1,434
Retained earnings		91,066	—	834	—
Other		—	20	48,326	1,415

		359,151	202,096	1,006,481	2,849

Deductions:
Dividends received		—	—	217,640	186,058
Investment securities accounted for by the equity method		956,643	—	26,513	10,848
Retained earnings		—	—	65,497	20
Accrued income earned in current period		299	11,334	—	—
Deposit for retirement and severance benefits insurance		215	198	—	—
Gain from equity method		1,108,740	388,641	—	—
Other		5	—	—	—

		2,065,902	400,173	309,650	196,926

	~~W~~	(1,706,751)	(198,077)	696,831	(194,077)

28

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(20)	Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Beginning				Ending
	balance (*)		Increase	Decrease	balance
Temporary differences:
Securities	~~W~~	12,199	91,066	—	103,265
Retirement and severance benefits		251	215	—	466
Gain from equity method		(268,310)	(1,108,740)	(256,536)	(1,120,514)
Accrued income		(11,334)	(299)	(11,334)	(299)
Deposit for severance benefit insurance		(251)	(215)	—	(466)
Other		10	—	6	5

		(267,435)	(1,017,973)	(267,864)	(1,017,543)

Unrealizable temporary differences on gain from equity method		263,171			1,017,503

Net temporary differences	~~W~~	(4,264)			(40)

Tax effects of temporary differences		(1,172)			(11)
Tax effects of tax loss carryforwards		13,706			—

Net tax effects	~~W~~	12,534			(11)

Tax effects recorded in financial statements	~~W~~	—			—

(*)	Amount resulting from prior year tax return is reflected in the current year.

29

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(20)	Income Taxes, Continued

	(in millions of Won)
	2003
	Beginning				Ending
	balance		Increase	Decrease	balance
Deductible temporary differences:
Securities	~~W~~	1,351	10,848	—	12,199
Retirement and severance benefits		342	—	—	342

		1,693	10,848	—	12,541

Taxable temporary differences:
Gain from equity method		203,714	388,641	186,896	405,459
Accrued income		4,332	11,334	4,332	11,334
Deposit for severance benefit insurance		332	198	—	530
Other		4	—	20	(16)

		208,382	400,173	191,248	417,307

Net		(206,689)	(389,325)	(191,248)	(404,766)

Unrealizable temporary differences on gain from equity method		191,135			386,200

Net temporary differences	~~W~~	(15,554)			(18,566)

Tax effects of temporary differences		(4,619)			(5,106)
Tax effects of tax loss carryforwards		6,295			13,706

Net tax effects	~~W~~	1,676			8,600

Tax effects recorded in financial statements (*)	~~W~~	—			—

(*)	Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards which are not recognized as deferred taxes, is ~~W~~49,842 million, with the tax benefit maturity of ~~W~~5,553 million in 2006, ~~W~~14,363 million in 2007 and ~~W~~29,926 million in 2008.
(d)	Effective tax rates for the years ended December 31, 2004 and 2003 are as follows:

(in millions of Won, except income tax rate)
	2004		2003
Earnings before income taxes	~~W~~	1,067,327	362,988
Income taxes	~~W~~	17,032	—

Effective income tax rate (%)		1.60	—

30

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(21)	Earnings Per Share
(a)	Earnings per share

Earnings per common share is calculated by dividing net income less preferred stock dividend requirement by the weighted average number of shares of common stock outstanding. The Company’s ordinary income and net earnings per share for the years ended December 31, 2004 and 2003 are computed as follows:

(in millions of Won, except share)
	2004		2003 (*)
Net income for year	~~W~~	1,050,295	362,988
Less: extraordinary gain (loss)		—	—
dividends on preferred stock		115,141	83,397

Ordinary income available for common stock		935,154	279,591
Weighted average number of common shares outstanding (**)		292,467,357	262,983,207

Ordinary income per share in Won	~~W~~	3,197	1,063

Net earnings per share in Won	~~W~~	3,197	1,063

(*)	The effect arising from the adoption of SKAS No. 15 “The Equity Method of Accounting” is reflected.

(**)	Shares held by subsidiaries are considered.
(b)	Diluted earnings per share

For the year ended December 31, 2004, if convertible preferred stock and stock options were exercised, 46,956,214 shares of common stock would be issued, and if preferred stock were converted into common stock on issue date, weighted average number of common shares outstanding would be 337,600,441.

Details of diluted ordinary/net earnings per share due to dilutive effect for the years ended December 31, 2004 and 2003 are as follows:

(in millions of Won, except share)
	2004		2003
Ordinary income available for common stock	~~W~~	935,154	279,591
Add: dividends on convertible preferred stock		16,338	6,043
stock compensation costs		583	—

Diluted ordinary income/net earnings		952,075	285,634
Weighted average number of common shares outstanding		337,600,441	279,523,704

Diluted ordinary income per share in Won	~~W~~	2,820	1,022

Diluted net earnings per share in Won	~~W~~	2,820	1,022

(*)	The effect arising from the adoption of SKAS No. 15 “The Equity Method of Accounting” is reflected.

(**)	Shares held by subsidiaries are considered.

31

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(21)	Earnings Per Share, Continued
(c)	Securities applicable to common shares

		Number of shares
	Convertible period	to be issued
Redeemable convertible preferred stock	August 19, 2004 - August 18, 2007	44,720,603
Stock options	May 15, 2005 - June 15, 2009	998,432
Stock options	March 26, 2006 - March 25, 2009	1,237,179

		46,956,214

(d)	(Diluted) earnings per share for each quarters in 2004 are as follows:

	(in Won)
	Quarter ended
	March 31,		June 30,	September 30,	December 31,
	2004		2004	2004	2004
Earnings per share in Won	~~W~~	429	1,003	984	753
Diluted earnings per share in Won		381	881	867	669

32

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(22)	Dividends
(a)	Dividends for the years ended December 31, 2004 and 2003 are calculated as follow:

	(in millions of Won, except per share)
	2004
	Common		Preferred
	shares		shares	Total
Total number of share issued and outstanding		319,319,011	97,304,564	416,623,575
Shares excluded (*)		8,987,011	—	8,987,011

		310,332,000	97,304,564	407,636,564

Face value per share in Won		5,000	5,000	5,000
Dividend per share in Won (rate per share) (**)	~~W~~	750 (15%)	1,183 (23.66%)	853 (17.06%)

Dividends	~~W~~	232,749	115,141	347,890

(*)	Dividends on shares held by subsidiaries as of December 31, 2004 are not paid.

(**)	Dividends per share on preferred stock are weighted average amount and details are as follows:

	(in millions of Won, except per share)
	Number of	Dividends per	Dividend rate
	shares	share in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 1	9,316,792	730.674	14.61	6,807
Series 2	9,316,792	”	”	6,807
Series 3	9,316,792	”	”	6,807
Series 4	9,316,792	”	”	6,807
Series 5	9,316,793	”	”	6,808
Series 6	3,500,000	10,500	210.00	36,750
Series 7	2,433,334	11,190	223.80	27,230
Series 8	66,666	11,790	235.80	786

	52,583,961			98,802

Redeemable convertible preferred stock:
Series 9	44,720,603	365.337	7.31	16,339

	97,304,564			115,141

33

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(22)	Dividends, Continued

	(in millions of Won, except per share)
	2003
	Common		Preferred
	shares		shares	Total
Total number of share issued and outstanding		294,401,300	97,304,564	391,705,864
Shares excluded (*)		(29,873,359)	—	(29,873,359)

		264,527,941	97,304,564	361,832,505

Face value per share in Won		5,000	5,000	5,000
Dividend per share in Won (rate per share) (**)	~~W~~	600 (12%)	857(17.14%)	669 (13.38%)

Dividends	~~W~~	158,717	83,397	242,114

(*)	Dividends on shares held by subsidiaries as of December 31, 2003 are not paid.

(**)	Dividends per share on preferred stock are weighted average amount and details are as follows:

	(in millions of Won, except per share)
	Number of	Dividends per	Dividend rate
	shares	share in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 1	9,316,792	270	5.40	2,518
Series 2	9,316,792	270	5.40	2,518
Series 3	9,316,792	270	5.40	2,518
Series 4	9,316,792	270	5.40	2,518
Series 5	9,316,793	270	5.40	2,518
Series 6	3,500,000	10,500	210.0	36,750
Series 7	2,433,334	11,190	223.8	27,229
Series 8	66,666	11,790	235.8	786

	52,583,961			77,355

Redeemable convertible preferred stock:
Series 9	44,720,603	135	2.70	6,042

	97,304,564			83,397

34

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(22)	Dividends, Continued
(b)	Payout ratios for the years ended December 31, 2004 and 2003 are calculated as follows:

	(in millions of Won, except payout ratio)
	Common		Preferred		Common	Preferred
	shares		shares	Total	shares	shares	Total
Dividends in Won	~~W~~	232,749	115,141	347,890	158,717	83,397	242,114
Net earning in Won	~~W~~	(*)935,154	115,141	1,050,295	279,591	83,397	362,988

Payout ratios (%)		24.89		33.12	56.77		66.70
(c)	Dividend yields on common shares for the years ended December 31, 2004 and 2003 are calculated as follows:

(in Won, except dividends yields)
	2004		2003
Dividends per share in Won	~~W~~	750	600
Stock price in Won at the balance sheet date (*)	~~W~~	22,840	18,513

Dividends yields (%)		3.28	3.24
(23)	Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Acquisition of investment securities accounted for by the equity method through shares exchange	~~W~~	526,798	929,559
Contingent liabilities recorded as accounts payable		166,516	—
Changes in capital adjustments due to application of the equity method		956,022	69,698
Changes in retained earnings due to application of the equity method		65,387	10,848
Stock options recorded as accounts receivable		1,393	5,241
Changes in unrealized gain on available-for-sale securities		—	668
Amortization charged to retained earnings due to accounting change		—	20
Shares exchange		—	881

35

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(24)	Application of New Accounting Standards

Effective January 1, 2004, Company has adopted Statements of Korean Financial Accounting Standards (the “SKAS”) No. 10, 12 and 13, in addition, the Company has adopted SKAS No. 15, effective from the first fiscal year beginning after December 31, 2004 with encouraged earlier application. As a result, the effect from application of those accounting standards was to decrease investment securities accounted for by the equity method and capital adjustments by ~~W~~226,808 million and ~~W~~227,622 million, and increase retained earnings and net income by ~~W~~814 million and ~~W~~1,821 million, respectively, as of December 31, 2004. Additionally, non-consolidated financial statements as of and for the year ended December 31, 2003, which are presented for comparative purposes, were retroactively restated, as a result, investment securities accounted for by the equity method, retained earnings and capital adjustments decrease by ~~W~~594,146 million, ~~W~~1,007 million and ~~W~~593,139 million, respectively, as of December 31, 2003.

If the Company adopted the aforementioned accounting standards retroactively to prior years, the following amounts would be changed:

	(in millions of Won)
	2003		2002	2001
Investment securities accounted for by the equity method	~~W~~	5,714,392	3,622,124	3,277,296
Net income		362,988	602,163	220,763
Net earnings per share		1,063	2,294	875
Capital adjustments		(616,892)	(468,713)	(394,810)
(25)	Financial Performance

Financial performance for the quarters ended December 31, 2004 and 2003 are as follows:

(in millions of Won, except net earnings per share)
	Quarter ended December 31,
	2004		2003 (*)
Operating revenue	~~W~~	314,541	141,207
Operating income		282,648	106,422
Net income		255,714	104,756
Net earnings per share in Won		753	132

(*)	Financial performance for the quarter ended December 31, 2003 reflected the adoption of new accounting standards, as presented in Note 24.

36

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(26)	Condensed Financial Statements of Subsidiaries
(a)	Balance sheets

Condensed balance sheets of subsidiaries as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Shinhan Bank	~~W~~	70,125,920	66,000,578	4,125,342
Chohung Bank		65,389,100	62,778,172	2,610,928
Goodmorning Shinhan Securities		2,956,183	2,277,868	678,315
Shinhan Card		1,469,925	1,306,467	163,458
Shinhan Capital		1,320,929	1,201,582	119,347
Shinhan BNP Paribas ITMC		49,463	3,845	45,618
Jeju Bank		1,872,414	1,763,877	108,537
SH&C Life Insurance		286,304	257,077	29,227
e-Shinhan		4,813	893	3,920
Shinhan Macquarie		11,307	9,154	2,153
Shinhan Credit Information		9,228	2,366	6,862
Shinhan PE		9,844	57	9,787

	~~W~~	143,505,430	135,601,936	7,903,494

	(in millions of Won)
	2003
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Shinhan Bank	~~W~~	70,066,189	66,550,821	3,515,368
Chohung Bank		59,227,864	57,289,224	1,938,640
Goodmorning Shinhan Securities		2,928,017	2,290,044	637,973
Shinhan Card		1,778,191	1,620,555	157,636
Shinhan Capital		1,153,907	1,051,683	102,224
Shinhan BNP Paribas ITMC		47,461	2,489	44,972
Jeju Bank		1,785,961	1,682,328	103,633
SH&C Life Insurance		114,012	87,970	26,042
e-Shinhan		3,924	225	3,699
Shinhan Macquarie		11,255	7,642	3,613
Shinhan Credit Information		13,588	9,726	3,862

	~~W~~	137,130,369	130,592,707	6,537,662

37

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(26)	Condensed Financial Statements of Subsidiaries, Continued
(b)	Statements of Earnings

Condensed statements of earnings of subsidiaries for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Operating		Operating	Operating	Ordinary	Net income
Subsidiaries	revenue		expense	income (loss)	income (loss)	(loss)
Shinhan Bank	~~W~~	5,917,768	4,881,890	1,035,878	1,201,938	844,113
Chohung Bank		6,782,762	6,459,908	322,854	267,736	265,238
Goodmorning Shinhan Securities (*)		658,328	614,709	43,619	44,113	43,576
Shinhan Card		423,829	417,407	6,422	5,822	5,822
Shinhan Capital		221,072	187,764	33,308	32,738	23,056
Shinhan BNP Paribas ITMC (*)		13,950	7,402	6,548	6,551	4,557
Jeju Bank		131,659	123,982	7,676	7,366	6,334
SH&C life Insurance (*)		36,489	37,850	(1,362)	182	373
e-Shinhan		3,487	3,293	194	220	220
Shinhan Macquarie (*)		14,556	11,633	2,923	3,098	1,984
Shinhan Credit Information		29,367	28,972	395	610	3,000
Shinhan PE		—	212	(212)	(212)	(212)

	~~W~~	14,233,267	12,775,022	1,458,243	1,570,162	1,198,061

(*)	For the period from January 1, 2004 to December 31, 2004 reflected.

	(in millions of Won)
	2003
	Operating		Operating	Operating	Ordinary	Net income
Subsidiaries	revenue		expense	income (loss)	income (loss)	(loss)
Shinhan Bank	~~W~~	4,851,995	4,180,640	671,355	685,756	476,023
Chohung Bank		5,416,552	6,103,681	(687,129)	(918,764)	(968,940)
Goodmorning Shinhan Securities (*)		649,701	619,693	30,008	68,616	35,813
Shinhan Card		431,863	506,606	(74,743)	(90,063)	(89,824)
Shinhan Capital		145,355	116,084	29,271	22,565	15,755
Shinhan BNP Paribas ITMC (*)		12,728	10,604	2,124	2,629	1,834
Jeju Bank		137,162	137,005	157	727	4,751
SH&C life Insurance (*)		44,986	47,478	(2,492)	(3,369)	(3,369)
e-Shinhan		1,714	3,361	(1,647)	(1,583)	(1,583)
Shinhan Macquarie (*)		11,454	7,816	3,638	3,804	2,559
Shinhan Credit Information		25,557	24,309	1,248	1,096	741

	~~W~~	11,729,067	11,757,277	(28,210)	(228,586)	(526,240)

(*)	For the period from January 1, 2003 to December 31, 2003 reflected.

38

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(27)	Financing and Operating Status of the Company and Subsidiaries
(a)	The financing status of the Company and its subsidiaries as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Deposits		Borrowings	Debentures (*)	Total
The Company	~~W~~	—	154,380	1,948,102	2,102,482
Shinhan Bank		40,668,095	9,164,921	10,835,048	60,668,064
Chohung Bank		41,313,073	5,057,559	7,115,575	53,486,207
Goodmorning Shinhan Securities		614,473	290,508	—	904,981
Shinhan Card		—	1,232,500	—	1,232,500
Shinhan Capital		—	805,718	195,595	1,001,313
Jeju Bank		1,527,788	83,871	35,000	1,646,659
Shinhan Macquarie		—	6,471	—	6,471

	~~W~~	84,123,429	16,795,928	20,129,320	121,048,677

(*)	Net of discount on debentures

	(in millions of Won)
	2003
	Deposits		Borrowings	Debentures (*)	Total
The Company	~~W~~	—	165,868	1,980,543	2,146,411
Shinhan Bank		41,991,839	10,621,963	9,115,997	61,729,799
Chohung Bank		40,030,091	5,711,922	6,424,165	52,166,178
Goodmorning Shinhan Securities		1,032,769	657,838	161,000	1,851,607
Shinhan Card		—	1,318,182	259,991	1,578,173
Shinhan Capital		—	787,433	114,814	902,247
Jeju Bank		1,438,284	83,299	35,000	1,556,583

	~~W~~	89,492,983	19,346,505	18,091,510	121,930,998

(*)	Net of discount on debentures

39

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(27)	Financing and Operating Status of the Company and Subsidiaries, Continued
(b) The operating status of the Company and its subsidiaries as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
				Cash and due
	Loans (*)		Securities	from banks	Total
The Company	~~W~~	1,749,955	8,250,648	31,145	10,031,748
Shinhan Bank		51,028,772	11,706,747	2,386,837	65,122,356
Chohung Bank		41,586,846	11,499,243	1,754,215	54,840,304
Goodmorning Shinhan Securities		1,001,505	1,852,357	636,049	3,489,911
Shinhan Card		790,320	1,643	880	792,843
Shinhan Capital		993,143	77,548	103,405	1,174,096
Shinhan BNP Paribas ITMC		454	20,101	22,198	42,753
Jeju Bank		1,366,068	303,688	31,574	1,701,330
SH&C Life Insurance		294	56,819	2,704	59,817
e-Shinhan		36	74	2,832	2,942
Shinhan Macquarie		—	—	4,027	4,027
Shinhan Credit Information		—	—	4,213	4,213
Shinhan PE		—	—	9,412	9,412

	~~W~~	98,517,393	33,768,868	4,989,491	137,275,752

(*)	Net of allowance for loan losses and present value discounts

	(in millions of Won)
	2003
				Cash and due
	Loans (*)		Securities	from banks	Total
The Company	~~W~~	1,935,180	6,308,538	5,353	8,249,071
Shinhan Bank		47,783,925	15,592,202	2,697,780	66,073,907
Chohung Bank		42,701,666	9,208,341	548,249	52,458,256
Goodmorning Shinhan Securities		397,354	1,020,131	1,154,647	2,572,132
Shinhan Card		1,058,667	682,841	3,886	1,745,394
Shinhan Capital		899,140	54,388	58,232	1,011,760
Shinhan BNP Paribas ITMC		176	680	29,498	30,354
Jeju Bank		1,326,103	243,024	21,122	1,590,249
SH&C Life Insurance		44	38,650	38,511	77,205
e-Shinhan		36	107	2,160	2,303
Shinhan Macquarie		—	—	1,187	1,187
Shinhan Credit Information		—	—	1,691	1,691

	~~W~~	96,102,291	33,148,902	4,562,316	133,813,509

(*)	Net of allowance for loan losses and present value discounts

40

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(28)	Contribution of Subsidiaries to the Company’s Net Income

Effects under the equity method on the Company’s net income for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won, except ratio)
	2004			2003
	Amount		Ratio (%)	Amount		Ratio (%)
Gain (loss) from equity method on:
Shinhan Bank	~~W~~	683,687	61.66	~~W~~	476,273	122.31
Chohung Bank		378,026	34.10		(42,711)	(10.97)
Goodmorning Shinhan Securities		7,992	0.72		8,787	2.26
Shinhan Card		5,572	0.50		(84,324)	(22)
Shinhan Capital		23,009	2.08		26,204	6.73
Shinhan BNP Paribas ITMC		2,278	0.21		917	0.24
Jeju Bank		5,216	0.47		5,116	1.31
SH&C Life Insurance		187	0.02		(1,684)	(0.43)
e-Shinhan		162	0.01		(1,166)	(0.30)
Shinhan Macquarie		977	0.09		1,446	0.37
Shinhan Credit Information		1,846	0.17		544	0.14
		(212)	(0.02)		—	—

		1,108,740	100.00		389,402	100.00

Other income		134,183			98,210
Other expense		(192,628)			(124,624)

Net income for year	~~W~~	1,050,295		~~W~~	362,988

41

Shinhan Financial Group Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(29)	Allowance for Loan Losses of the Company and its Subsidiaries

Changes in allowance for loan losses of the Company and its subsidiaries for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Beginning balance		Increase (decrease)	Ending balance
The Company	~~W~~	9,725	(931)	8,794
Shinhan Bank		866,428	(122,922)	743,506
Chohung Bank		1,686,350	(679,629)	1,006,721
Goodmorning Shinhan Securities		43,048	(13,632)	29,416
Shinhan Card		118,609	(70,778)	47,831
Shinhan Capital		17,899	9,122	27,021
Shinhan BNP Paribas ITMC		14	(1)	13
Jeju Bank		35,270	(3,125)	32,145
SH&C Life Insurance		1	14	15
e-Shinhan		8	—	8
Shinhan Macquarie		98	(45)	53
Shinhan Credit Information		36	(36)	—

	~~W~~	2,777,486	(881,963)	1,895,523

	(in millions of Won)
	2003
	Beginning balance		Increase (decrease)	Ending balance
The Compnay	~~W~~	3,846	5,879	9,725
Shinhan Bank		565,844	300,584	866,428
Chohung Bank (**)		1,604,607	81,743	1,686,350
Goodmorning Shinhan Securities (*)		87,442	(44,394)	43,048
Shinhan Card		96,074	22,535	118,609
Shinhan Capital (*)		33,787	(15,888)	17,899
Shinhan BNP Paribas ITMC		8	6	14
Jeju Bank (*) (**)		29,318	5,952	35,270
SH&C Life Insurance		—	1	1
e-Shinhan		1	7	8
Shinhan Macquarie		22	76	98
Shinhan Credit Information		—	36	36

	~~W~~	2,420,949	356,537	2,777,486

(*)	~~W~~12,952 million of additional allowance for loan losses is included in beginning balance.

(**)	~~W~~28,170 million of additional allowance for loan losses is included in ending balance.
(30)	Effective Date for Financial Statements

The accompanying non-consolidated financial statements are to be approved at the Board of Directors’ meeting on February 2, 2005.

     (Appendix 5)
LG CARD CO., LTD.
Financial Statements
(Unaudited)
March 31, 2007 and 2006
(With Independent Accountants’ Review Report Thereon)

LG CARD CO., LTD.
Non-Consolidated Balance Sheets
March 31, 2007 and December 31, 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2(a))
	2007		2006	2007	2006
Assets

Cash and due from banks	~~W~~	584,191	599,445	$621,282	637,505
Securities		147,734	282,932	157,114	300,895
Credit card assets, net		5,309,124	5,233,404	5,646,202	5,565,675
Loans, net		252,342	481,606	268,363	512,183
Installment financing assets, net		831,875	727,340	884,691	773,519
Lease assets, net		619,908	549,236	659,266	584,107
Trust assets, net		1,007,613	1,278,574	1,071,587	1,359,751
Property and equipment, net		50,064	53,320	53,243	56,705
Other assets		1,065,522	450,150	1,133,172	478,730

Total assets	~~W~~	9,868,373	9,656,007	$10,494,920	10,269,070

Liabilities and Stockholders’ Equity

Liabilities:

Borrowings	~~W~~	411,016	922,572	$437,111	981,146
Debentures, net		4,182,412	4,307,664	4,447,955	4,581,159
Retirement and severance benefits		33,732	26,891	35,874	28,598
Other liabilities		1,358,408	1,378,310	1,444,654	1,465,819

Total liabilities		5,985,568	6,635,437	6,365,594	7,056,722

Stockholders’ equity:

Common stock		626,847	626,847	666,646	666,646
Capital surplus		1,378,030	1,378,030	1,465,522	1,465,522
Capital adjustments		3,149	(188,202)	3,349	(200,150)
Accumulated other comprehensive income		6,445	10,216	6,854	10,864
Retained earnings		1,868,334	1,193,679	1,986,955	1,269,466

Total stockholders’ equity		3,882,805	3,020,570	4,129,326	3,212,348

Commitments and contingencies		—	—	—	—

Total liabilities and stockholders’ equity	~~W~~	9,868,373	9,656,007	$10,494,920	10,269,070

LG CARD CO., LTD.
Non-Consolidated Statements of Income
Quarters ended March 31, 2007 and 2006
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2(a))
	2007		2006	2007	2006
Operating revenues:

Interest income:
Interest on due from banks	~~W~~	2,526	1,398	$2,686	1,487
Interest and dividends on securities		405	391	431	415
Interest on credit card assets		198,836	196,085	211,460	208,535
Interest on loans		6,210	9,968	6,604	10,601
Interest on installment financing assets		23,410	18,397	24,896	19,565
Interest on financing lease assets		7,262	2,743	7,723	2,917

		238,649	228,982	253,800	243,520
Fee and commission Income		246,947	228,193	262,626	242,681
Asset securitization income		116,584	175,568	123,986	186,715
Gain on foreign currency transaction		1,466	1,389	1,559	1,477
Reversal of allowance for doubtful accounts		73,408	18,211	78,069	19,367
Gain on disposition of securities		12,902	6,156	13,721	6,547
Reversal of impairment loss on held-to-maturity securities		—	7,855	—	8,354
Others		32,024	45,469	34,057	48,356

Total operating revenues		721,980	711,823	767,818	757,017

Operating expenses:
Interest expenses		67,763	85,181	72,065	90,589
Loss on disposition of available-for-sale securities		—	2	—	2
Impairment loss on available-for-sale securities		391	1,226	416	1,304
Impairment loss on held-to-maturity securities		37,336	—	39,706	—
Loss on sale of loans		—	39	—	42
Loss on foreign currency transaction		1,666	318	1,772	338
Fee and commission expense		121,972	135,617	129,716	144,227
Selling and administrative expenses		141,243	134,356	150,211	142,886
Others		6,623	212	7,043	226

Total operating expenses		376,994	356,951	400,929	379,614

Operating income		344,986	354,872	366,889	377,403

Non-operating income, net		430	(1,296)	457	(1,378)

Income before income taxes		345,416	353,576	367,346	376,025

Income taxes		(519,981)	—	(552,995)	—

Net income	~~W~~	865,397	353,576	$920,341	376,025

Earnings per share in Won and U.S. dollars	~~W~~	6,903	2,820	$7,341	2,999

LG CARD CO., LTD.
Non-Consolidated Statements of Cash Flows
Quarters ended March 31, 2007 and 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2(a))
	2007		2006	2007	2006
Cash flows from operating activities:

Net income	~~W~~	865,397	353,576	$920,341	376,025

Adjustments to reconcile net income to net cash provided by(used in) operating activities:
Depreciation and amortization		25,415	30,353	27,029	32,280
Provision for retirement and severance benefits		8,059	5,210	8,571	5,541
Stock option expense		610	610	649	649
Loss on foreign currency transaction, net		1,442	—	1,534	—
Gain on disposition of available-for-sale securities, net		(12,902)	(6,154)	(13,721)	(6,545)
Impairment loss on available-for-sale securities		390	1,226	415	1,304
Impairment loss on held-to-maturity securities		37,336	—	39,706	—
Gain on dispositon of property and equipment, net		(3)	(24)	(3)	(26)
Gain on valuation of derivatives, net		(226)	—	(240)	—
Interest expenses		9,327	8,669	9,919	9,219
Reversal of impairment loss on held-to-maturity securities		—	(7,855)	—	(8,354)
Reversal of allowance for doubtful accounts		(73,408)	(18,211)	(78,069)	(19,367)
Others, net		13,326	18,313	14,172	19,476
Changes in assets and liabilities:
Decrease (increase) in credit card assets		229,622	(572,592)	244,201	(608,946)
Decrease in loans		234,298	102,431	249,174	108,934
Increase in installment financing assets		(55,452)	(48,058)	(58,973)	(51,109)
Increase in lease assets		(58,723)	(77,775)	(62,451)	(82,713)
Decrease in trust assets		70,123	260,512	74,575	277,052
Increase in other assets		(638,778)	(121,838)	(679,334)	(129,574)
Retirement and severance benefits paid		(1,363)	(716)	(1,450)	(761)
Decrease(increase) in deposit of severance benefits		144	(58)	153	(62)
Increase (decrease) in other liabilities		(53,929)	114,264	(57,353)	121,519

Net cash provided by operating activities		600,705	41,883	638,845	44,542

LG CARD CO., LTD.
Non-Consolidated Statements of Cash Flows, Continued
Quarters ended March 31, 2007 and 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2(a))
	2007		2006	2007	2006
Cash flows from investing activities:
Proceeds from due from banks		50,598	—	53,810	—
Disposition of securities		15,152	6,487	16,114	6,899
Proceeds from guarantee deposits		197,131	3,352	209,647	3,565
Disposition of property and equipment		11	77	12	82
Collection of other assets		14,030	26,443	14,921	28,122
Acquisition of due from banks		—	(6,172)	—	(6,564)
Acquisition of available-for-sale securities		—	(323)	—	(344)
Increase in guarantee deposits		(195,573)	(2,801)	(207,990)	(2,979)
Acquisition of property and equipment		(361)	(14,311)	(385)	(15,220)

Net cash provided by investing activities		80,988	12,752	86,129	13,561

Cash flows from financing activities:

Proceeds from borrowings		299,720	884,192	318,749	940,330
Proceeds from debentures		680,000	503,643	723,173	535,619
Repayment of borrowings		(434,300)	(1,127,233)	(461,874)	(1,198,801)
Repayment of debentures		(1,191,769)	(345,787)	(1,267,435)	(367,741)

Net cash used in financing activities		(646,349)	(85,185)	(687,387)	(90,593)

Net increase (decrease) in cash and cash equivalents		35,344	(30,550)	37,587	(32,490)

Cash and cash equivalents at beginning of period		497,044	408,151	528,602	434,065

Cash and cash equivalents at end of period	~~W~~	532,388	377,601	$566,189	401,575

LG CARD CO., LTD.
Non-Consolidated Statement of Changes in Stockholders’ Equity
Quarter ended March 31, 2007
(In millions of Won and thousands of U.S. dollars)

	Won							U.S. dollars (note 2(a))
					Accumulated						Accumulated
					other						other
	Capital		Capital	Capital	comprehensive	Retained		Capital	Capital	Capital	comprehensive	Retained
	stock		surplus	adjustments	income	earnings	Total	stock	surplus	adjustments	income	earnings	Total
Balance at January 1, 2007	~~W~~	626,847	1,378,030	(188,202)	10,216	1,193,679	3,020,570	$666,646	1,465,522	(200,150)	10,864	1,269,466	3,212,348
Appropriation of discount on stock issuance		—	—	113,886	—	(113,886)	—	—	—	121,117	—	(121,117)	—
Appropriation of interest on debt to be converted to equity		—	—	76,749	—	(76,749)	—	—	—	81,622	—	(81,622)	—
Appropriation of loss on disposition of treasury stock		—	—	106	—	(106)	—	—	—	113	—	(113)	—

Retained earnings after appropriation		—	—	—	—	1,002,938	—	—	—	—	—	1,066,614	—
Net income for the period		—	—	—	—	865,397	865,397	—	—	—	—	920,341	920,341
Stock option		—	—	609	—	—	609	—	—	647	—	—	647
Unrealized gain(losses) on available-for-sale securities		—	—	—	(3,720)	—	(3,720)	—	—	—	(3,956)	—	(3,956)
Unrealized loss on equity securities by the equity method		—	—	—	(50)	—	(50)	—	—	—	(53)	—	(53)
Loss on valuation of derivatives		—	—	—	(1)	—	(1)	—	—	—	(1)	—	(1)

Balance at March 31, 2007	~~W~~	626,847	1,378,030	3,148	6,445	1,868,335	3,882,805	$666,646	1,465,522	3,349	6,854	1,986,955	4,129,326

(Appendix 6)
LG CARD CO., LTD.
Financial Statements
December 31, 2006 and 2005

LG CARD CO., LTD.
Index
December 31, 2006 and 2005

Samil PricewaterhouseCoopers

Samil PricewaterhouseCoopers
Kukje Center Building
191 Hankangro 2ga, Yongsanku
Seoul 140-702, KOREA
(Yongsan P.O. Box 266, 140-600)
Report of Independent Auditors
To the Board of Directors and Shareholders of
LG CARD CO., LTD.
We have audited the accompanying balance sheets of LG CARD CO., LTD. (the “Company”) as of December 31, 2006 and 2005, and the related statements of income, appropriation of retained earning(disposition of accumulated deficit) and cash flows for the years then ended, expressed in Korean won. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LG CARD CO., LTD. as of December 31, 2006 and 2005, and the results of its operations, the changes in its retained earning(accumulated deficit) and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
Samil PricewaterhouseCoopers is the Korean member firm of PricewaterhouseCoopers. PricewaterhouseCoopers refers to the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

As discussed in Note 1 to the financial statements, the Company’s creditor financial institutions led by The Korean Development Bank made a contract to sell their shares to Shinhan Financial Group Co., Ltd. on December 20, 2006.
As discussed in Note 2 to the financial statements, the Company changed its method of estimation bad debt allowance for revolving card receivables.
Accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in conformity with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea. In addition, the procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those who are informed about Korean accounting principles or auditing standards and their application in practice.
Seoul, Korea
March 10, 2007
This report is effective as of March 10, 2007, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

2

LG CARD CO., LTD.
Balance Sheets
December 31, 2006 and 2005

(in millions of Korean won)	2006		2005
Assets
Current assets
Cash and cash equivalents (Notes 21 and 31)	~~W~~	497,044	~~W~~	408,151
Short-term financial instruments (Note 3)		101,872		7,000
Short-term available-for-sale securities (Note 4)		2		3
Short-term held-to-maturity securities (Note 4)		90,000		—
Short-term loans receivable, net (Notes 12 and 31)		250,869		699,034
Other accounts receivable, net		216,704		235,866
Accrued income, net (Note 31)		42,707		43,626
Advance payments		71,180		74,265
Prepaid expenses		4,524		22,927
Other		3		31,159

Total current assets		1,274,905		1,522,031

Financing assets
Credit card receivables, net (Notes 6, 10 and 15)		3,220,109		1,655,531
Installment receivables, net (Notes 7, 10 and 15)		727,340		590,533
Loans receivable, net (Notes 8, 10 and 15)		2,233,506		2,119,158
Lease, net (Notes 9 and 15)		549,237		343,613
Trust assets, net (Notes 10 and 11)		1,278,574		2,389,680

		8,008,766		7,098,515

Premises and equipment, net (Note 13)		53,321		55,874
Long-term financial instruments (Note 3)		529		529
Long-term available-for-sale securities (Notes 4 and 15)		58,626		50,565
Long-term held-to-maturity securities (Notes 4 and 15)		133,391		204,459
Equity-method investments (Note 5)		912		2,089
Long-term loans receivable, net (Note 12)		30,379		50,038
Guarantee deposits		70,635		77,796
Derivative assets (Note 23)		1,564		1,148
Intangible assets, net (Note 14)		12,345		21,135
Other		109		55

		361,811		463,688

Total assets	~~W~~	9,645,482	~~W~~	9,084,234

LG CARD CO., LTD.
Balance Sheets
December 31, 2006 and 2005

(in millions of Korean won)	2006		2005
Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings (Note 16)		545,901		1,353,923
Short-term debentures, net (Note 16)		145,974		1,008,414
Other accounts payable		749,649		511,715
Accrued expenses (Note 31)		77,366		126,509
Withholdings		94,528		158,546
Current maturities of long-term debts, net (Note 16)		1,392,034		1,687,607
Others		282,338		214,190

Total current liabilities		3,287,790		5,060,904

Long-term debentures, net (Notes 17 and 18)		2,454,362		1,360,173
Convertible bonds, net (Notes 17 and 18)		353,601		334,274
Bonds with warrants, net (Notes 17 and 18)		319,772		304,681
Long-term borrowings, net (Note 18)		18,592		85,441
Guarantee deposits for lease		19,071		14,363
Accrued severance benefits, net (Note 20)		26,891		20,856
Derivative liabilities (Note 23)		2,588		12,722
Other long-term liabilites (Note 19)		142,245		84,295

Total liabilities		6,624,912		7,277,709

Commitments and contingencies (Note 22)
Shareholders’ equity
Common stock (Notes 1 and 24)		626,847		626,847
Capital surplus (Note 24)
Surplus from capital reduction		1,371,331		2,820,812
Other capital surplus		6,699		9,240

		1,378,030		2,830,052

Retained earnings(accumulated deficit) (Note 24)
Unappropriated retained earnings(Undisposed accumulated deficit)		1,193,679		(1,449,481)

Capital adjustments
Gain on valuation of available-for-sale
securities, net (Note 4)
securities, net (Note 4)		10,920		1,005
Gain on valuation of equity-method investments (Note 5)		211		350
Loss on valuation of derivatives, net (Note 23)		(916)		(11,574)
Interest on debt to be converted into equity (Note 24)		(76,749)		(76,749)
Discount on stock issuance (Note 24)		(113,886)		(113,886)
Loss on disposition of treasury stocks (Note 24)		(106)		(106)
Stock options (Note 25)		2,540		68

		(177,986)		(200,893)

Total shareholders’ equity		3,020,570		1,806,525

Total liabilities and shareholders’ equity	~~W~~	9,645,482	~~W~~	9,084,234

The accompanying notes are an integral part of these financial statements.

2

LG CARD CO., LTD.
Statements of Income
Years Ended December 31, 2006 and 2005

(in millions of Korean won, except per share amounts)	2006		2005
Operating revenue

Credit card income	~~W~~	1,115,544	~~W~~	890,941
Installment financing income		102,621		84,093
Credit financing income		610,147		625,938
Lease income		84,047		57,687
Interest income (Note 31)		21,022		20,335
Asset securitization income		596,738		832,425
Others		173,279		218,293

		2,703,398		2,729,712

Operating expenses
Interest expenses (Note 31)		325,970		397,858
Selling and administrative expenses (Notes 29 and 30)		1,186,246		1,083,420

		1,512,216		1,481,278

Operating income		1,191,182		1,248,434

Non-operating income(expenses)
Interest income from loans to employees		4		16
Gain(loss) on disposal of premises and equipment, net		(51)		7
Gain on valuation of equity-method investments (Note 5)		56		980
Gain on disposal of available-for-sale securities, net		24,048		91
Loss on disposal of held-to-maturity securities, net		—		(3,454)
Impairment losses on available-for-sale securities (Note 4)		(1,246)		(12,466)
Recovery of impairment loss on held-to-maturity securities (Note 4)		18,942		16,110
Donations (Note 32)		(30,330)		(145)
Gain(loss) on disposal of receivables, net (Note 22)		(107)		122,602
Others, net		(11,360)		(9,102)

		(44)		114,638

Income before income tax benefit		1,191,138		1,363,073

Income tax benefit (Note 26)		(2,541)		—

Net income	~~W~~	1,193,679	~~W~~	1,363,073

Per share data (In Korean won) (Note 27)
Ordinary income per share	~~W~~	9,521	~~W~~	11,077

Earnings per share	~~W~~	9,521	~~W~~	11,077

The accompanying notes are an integral part of these financial statements.

3

LG CARD CO., LTD.
Statements of Appropriations of Retained Earnings(Dispositions of Accumulated Deficit)
Years Ended December 31, 2006 and 2005
(Dates of Appropriation(disposition) : March 26, 2007 and March 8, 2006 for the years ended December 31, 2006 and 2005, respectively

(in millions of Korean won)	2006		2005
Retained earnings before appropriation(accumulated deficit before disposition)

Unappropriated retained earnings(undisposed accumulated deficit) carried over from prior year	~~W~~	—	~~W~~	(2,812,554)

Net income		1,193,679		1,363,073

		1,193,679		(1,449,481)

Disposition of deficit

Transfer from the surplus earned from capital reduction		—		1,449,481

Appropriations of retained earnings

Discount on stock insurance		113,886		—

Interest of debt to be swapped for equity		76,750		—

Losses on sale of treasury stock		106		—

		190,742		—

Unappropriated retained earnings carried forward to subsequent year	~~W~~	1,002,937	~~W~~	0

The accompanying notes are an integral part of these financial statements

4

LG CARD CO., LTD.
Statements of Cash Flows
Years Ended December 31, 2006 and 2005

(in millions of Korean won)	2006		2005
Cash flows from operating activities
Net income	~~W~~	1,193,679	~~W~~	1,363,073

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization		119,612		90,143
Provision for severance benefits		21,087		21,815
Stock option expense		2,472		68
Bad debt expense		118,966		125,259
Foreign exchange gain		(634)		(216)
Gain on disposal of available-for-sale securities, net		(24,048)		(91)
Impairment losses on available-for-sale securities		1,246		12,466
Loss on disposal of held-to-maturity securities, net		—		3,454
Loss(gain) on disposal of premises and equipment, net		51		(7)
Loss on valuation of derivatives, net		538		—
Loss on disposal of derivatives, net		—		1,592
Interest expenses, net		33,730		23,669
Gain on valuation of equity-method investments		(56)		(980)
Recovery of impairment loss on held-to-maturity		(18,941)		(16,110)
Others, net		39,434		20,855

		293,457		281,919

Changes in operating assets and liabilities
Decrease(increase) in other accounts receivable		6,432		(69,226)
Decrease(increase) in accrued income		(1,626)		117,508
Decrease(increase) in advance payments		3,085		(1,114)
Decrease in prepaid expenses		18,403		13,153
Decrease in other current assets		31,157		19,987
Increase in credit card receivables		(1,759,789)		(1,395,041)
Increase in installment receivables		(166,258)		(110,298)
Decrease in loans receivable		139,692		21,590
Increase in leases		(312,680)		(253,044)
Decrease in trust assets		1,057,420		148,709
Increase in other accounts payable		237,934		192,975
Decrease in withholdings		(64,018)		(40,749)
Decrease in accrued expenses		(49,142)		(23,034)
Increase(decrease) in other current liabilities		66,667		(10,818)
Increase(decrease) in guarantee deposits for lease		4,928		(550)
Decrease in derivative assets		—		21,517
Decrease in derivative liabilites		—		(26,770)
Decrease other long-term liabilities		(50,193)		(35,434)
Payments of severance benefits		(14,994)		(18,771)

		(852,982)		(1,449,410)

Net cash provided by operating activities		634,154		195,582

5

LG CARD CO., LTD.
Statements of Cash Flows
Years Ended December 31, 2006 and 2005

(in millions of Korean won)	2006		2005
Cash flows from investing activities
Proceeds from short-term financial instruments		2,500		44,018
Disposal of available-for-sale securities		29,213		11,150
Disposal of held-to-maturity securities		10		692,111
Disposal of equity-method investments		1,097		2,404
Proceeds from long-term financial instruments		—		3
Collection of short-term loans		448,197		—
Collection of long-term loans		26,964		1,595
Proceeds from guarantee deposits		18,571		30
Disposal of premises and equipment		109		171
Acquisition of short-term financial instruments		(97,372)		(7,100)
Short-term loans granted		—		(72,546)
Acquisition of available-for-sale securities		(323)		(34,501)
Increase in guarantee deposits		(11,366)		(4,394)
Acquisition of premises and equipment		(23,271)		(23,978)
Acquisition of long-term financial instruments		—		(2)

Net cash provided by investing activities		394,329		608,960

Cash flows from financing activities
Proceeds from short-term borrowings		2,724,798		2,048,550
Proceeds from issuance of short-term debentures		145,886		371,940
Proceeds from long-term borrowings		19,218		—
Proceeds from issuance of debentures		2,127,034		937,720
Proceeds from stocks issuance		—		995,551
Disposal of treasury stocks		—		510
Repayment of short-term borrowings		(3,532,819)		(2,894,814)
Repayment of short-term debentures		(1,008,700)		(65,000)
Repayment of current maturities of long-term debts		(1,415,007)		(1,912,899)
Repayment of long-term borrowings		—		(1,112)
Repayment of long-term debentures		—		(155,089)
Acquisition of treasury stocks		—		(535)

Net cash used in financing activities		(939,590)		(675,177)

Net increase in cash and cash equivalents		88,893		129,364
Cash and cash equivalents
Beginning of year		408,151		278,787

End of the year	~~W~~	497,044	~~W~~	408,151

The accompanying notes are an integral part of these financial statements.

6

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
1.	The Company
LG CARD CO., LTD. (the “Company”) was incorporated on December 17, 1985, under the name of Express Credit Card Corporation to provide credit card services. At September 1, 2001, the name of the Company was changed to LG CARD CO., LTD. after several name changes. The Company provides several services such as credit card services, factoring, installment financing and leasing, under the Act for Financial Companies Specializing in Loan Business. The Company was listed on the Korea Stock Exchange on April 22, 2002.
The Company merged with Goldstar Factoring Corporation and LG Financing Corporation on June 1, 1988 and January 1, 1998, respectively. As of December 31, 2006, the Company has 70 branch offices, approximately 4.4 million merchants and 10.4 million active credit cardholders.
The Company is under the joint management control by its creditor financial institutions led by The Korea Development Bank as of December 31, 2006, in accordance with the agreement made on February 6, 2004, to implement its business rehabilitation plan.
As of December 31, 2006, the Company’s capital stock amounts to ~~W~~626,847 million and the Company is authorized to issue two billion shares of common stock with a par value of ~~W~~5,000 per share. About 80.8% of its shares are mainly owned by The Korea Development Bank and other creditor financial institutions. On December 20, 2006, the creditor financial institutions made an agreement to sell their 98,517 thousand shares of the Company to Shinhan Financial Group Co., Ltd. for ~~W~~6,677 billion (~~W~~67,770 per share) through tender-offer method, after the approval of Fair Trade Commission and Financial Supervisory Commission.
2.	Summary of Significant Accounting Policies
The significant accounting policies followed by the Company in the preparation of its financial statements for are summarized below.
Basis of Financial Statement Presentation
The Company maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language(Hangul) in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English from the Korean language financial statements. Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations, or cash flows is not presented in the accompanying financial statements.

7

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Application of the Statements of Korean Financial Accounting Standards
The Korean Accounting Standards Board has published a series of Statements of Korean Financial Accounting Standards (“SKFAS”), which will gradually replace the existing financial accounting standards established by the Korean Financial Supervisory Commission. As SKFAS Nos. 15 through 17 became effective for the Company on January 1, 2005, the Company adopted these Standards in its financial statements covering periods beginning January 1, 2005.
And as SKFAS Nos. 18 through 20 became effective for the Company on January 1, 2006, the Company adopted these Standards in its financial statements for the year ended December 31, 2006.
Accounting Estimates
The preparation of the financial statements requires management to make estimates and assumptions that affect amounts reported therein. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates.
Revenue Recognition
The Company recognizes fees and interest income from cardholders on an accrual basis. However, the Company recognizes service charges and interest income from delinquent cardholders on a cash basis.
The Company adopts the revenue recognition policy for its supplementary revenue arising from loans provided, such as handling charges, in accordance with Interpretation 2002-9 of the financial accounting standards established by the Securities and Futures Commission. Accordingly, the supplementary revenue is recognized using the effective interest rate method over the loan period from January 1, 2003.
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts based on historical collection experience and the aggregate estimated collectibility of the receivables. Analysis of collectibility for certain terms is applied for long-term receivables including rescheduled loans while analysis of roll-rate for certain terms is applied for the other assets.
According to Interpretation 2004-6 of the financial reporting standards established by the Financial Supervisory Service, as the data representing delinquency roll rate for more than one year of revolving card receivables became available during the year ended December 31, 2006, the Company changed the estimation method of bad debt allowance for revolving card receivables from estimating based on the historical loss experience of other assets to estimating based on loss rate calculated from the analysis of delinquency roll rate of revolving card receivables.
The change of estimation method is to reflect the actual state of revolving card receivables and economic conditions more accurately. According to the change, bad debt allowance for revolving card asset as of December 31, 2006, increased by ~~W~~46,556 million compared with the allowance estimated based on the previous method.
Securities
The Company accounts for equity and debt securities under the provision of SKFAS No. 8, Investments in Securities. This statement requires investments in equity and debt securities to be classified into three categories: trading, available-for-sale and held-to-maturity.

8

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Securities are initially carried at cost, including incidental expenses, with cost being determined using the moving-average method. Debt securities, which the Company has the intent and ability to hold to maturity, are generally carried at cost, adjusted for the amortization of discounts or premiums. Premiums and discounts on debt securities are amortized over the term of the debt using the effective interest method. Trading and available-for-sale securities are carried at fair value, except for non-marketable securities, classified as available-for-sale securities, which are carried at cost. Non-marketable debt securities are carried at a value using the present value of future cash flows, discounted at a reasonable interest rate determined considering the credit ratings provided by independent credit rating agencies.
Unrealized valuation gains or losses on trading securities are charged to operations and those resulting from available-for-sale securities are charged to capital adjustment, the accumulated amount of which shall be charged to operations when the related securities are sold, or when an impairment loss on the securities is recognized. Impairment losses are recognized in the statement of income when the recoverable amounts are less than the acquisition cost of securities or adjusted cost of debt securities for the amortization of discounts or premiums.
Equity-Method Investments
Investments in equity securities of companies, over which the Company exercises a significant control or influence, are recorded using the equity method of accounting. Under the equity method, the Company records changes in its proportionate ownership in the book value of the investee in current operations, as capital adjustments or as adjustments to retained earnings, depending on the nature of the underlying change in the book value of the investee.
The Company discontinues the application of the equity method of accounting for investments in equity method investees when the book value of the investments becomes zero or below as a result of reflecting the Company’s share in the accumulated losses of the investee. The Company resumes the application of the equity method when there are changes in its proportionate ownership in the book value of the investees, as a result of the subsequent changes in its proportionate net income of the investees less its cumulative proportionate net losses not recognized during the periods when the equity method was suspended.
The Company assesses the potential impairment of equity-method investments when there is significant difference between book value and the estimated realizable value. The book value of the investments is reduced to its estimated realizable value by recording an impairment loss charged to current operations and presenting it as a reduction from the said book value. However, any recovery of the impaired investments is recorded in current operations and should not exceed the carrying amount of the investments before impairment.
Difference of initial purchase price over the Company’s initial proportionate ownership in the net book value of the investee is amortized over the relevant period, not to exceed 20 years, using the straight-line method and the amortization is charged to current operations. Any excess of the initial proportionate ownership over the purchase price is recognized as income on straight-line basis over the remaining weighted average useful life of the identifiable acquired depreciable asset or at the date of purchasing, depending on the nature of the excess, not related to the losses or expenses expected to occur in the future.
Unrealized profit arising from between the Company and the equity-method investees is eliminated considering the percentage of ownership.

9

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Foreign currency financial statements of equity method investees are translated into Korean won using the exchange rate in effect as of the balance sheet date for assets and liabilities, and annual average exchange rate for income and expenses. Any resulting translation gain or loss is included in the capital adjustment account, a component of shareholders’ equity.
Lease
The Company accounts for lease transactions as capital leases, for leases that transfer substantially all of the benefits and risks of ownership of the lease asset to the lessee. The Company recognizes the amount equivalent to the net investment in the lease asset as capital lease receivable. The costs incurred during lease inception process are recognized as capital lease receivable.
The lease payments received are recognized as collection of capital lease receivable and interest income, determined using the effective interest rate. The estimated non-guaranteed residual value used during determination of gross lease investment is subject to regular review, and if the estimated non-guaranteed residual value decreases, the related capital lease receivable is adjusted and charged to expense.
The Company classifies lease transactions as operating lease which is a lease other than a finance lease. In case of operating lease, the lease assets are recognized as tangible or intangible assets depending on the nature of the lease assets. The costs incurred during lease inception process are also recognized as part of other capital lease cost, and are charged to expense over the lease term.
In case of operating lease, the annual minimum lease payments, less guaranteed residual value, are recognized as income on a constant basis over the lease term, unless another reasonable basis is used.
The operating lease assets are depreciated using the same depreciation method used for other similar assets held by the Company. The Company also reviews any possible impairment on the lease asset in accordance with the generally accepted accounting principles in Korea.
Premises and Equipment, and Related Depreciation
Premises and equipment are stated at cost, which includes acquisition cost, production cost and other costs required to prepare the asset for its intended use. It also includes the present value of the estimated cost of dismantling and removing the asset, and restoring the site after the termination of the asset’s useful life, provided it meets the criteria for recognition of provisions.
Depreciation is computed using the declining-balance method over the following estimated useful lives of the assets, except for buildings which are depreciated using the straight-line method:

	1.1.1	Estimated Useful Lives
Buildings		40 years
Computers		4 years
Vehicles		4 years
Others		4 years
Routine maintenance and repairs are charged to expense as incurred. Expenditures, which enhance the value or extend the useful life of the related assets, are capitalized.

10

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
The Company assesses the potential impairment of premises and equipment when there is evidence that events or changes in circumstances have made the recovery of an asset’s carrying value unlikely. The carrying value of the asset is reduced to its estimated realizable value by recording an impairment loss charged to current operations and presenting it as a reduction from the said carrying value. However, any recovery of the impaired asset is recorded in current operations and should not exceed the carrying amount of the asset before impairment.
Intangible Assets
Intangible assets, consisting of industrial property rights, software costs and other intangible assets are stated at cost, net of accumulated amortization. Amortization is computed using the straight-line method over a period of five years.
Research and development costs are charged to current operations when incurred and are included in operating expenses. Costs incurred in developing new products or technologies, which can be clearly defined and measured, and having probable future economic benefits, are capitalized as development costs. Other development costs are charged as normal development expense in the period incurred. Capitalized development costs are amortized over their economic lives, not to exceed 20 years, using the straight-line method.
Restructuring of Debts
When the Company disposes of assets or issues stocks to redeem debts, and if the fair value of those assets or stocks is less than the book value of the debts to be redeemed, the Company recognizes the difference as gain on restructuring of debts, and recognizes the difference between the fair value and the book value of the asset as gain on disposal. In addition, the debts agreed to be converted into equity but not executed immediately, are recorded as debts for equity conversion in capital adjustments.
The value of the debt for equity conversion is determined as the fair value of the stocks to be issued and the difference between the fair value of the stocks to be issued and the book value of the debt to be redeemed is recorded as gain on debt restructuring. When the fair value of non-marketable equity securities can be measured reliably, the debt for equity conversion is recorded at the book value of the debts to be redeemed and no gain on restructuring of debts is recognized.
If debts are restructured through reduction of the principal and interest rate, the difference between the present value of the agreed future cash flow discounted by the effective interest rate and the book value of the debts is recorded as discount on the debts and gain on debt restructuring.
Impairment Loss
An impairment loss related to assets, other than marketable securities, investment securities, restructured receivables and assets for which present value discounts are applied, are included in current operations when there are declines in fair value arising from obsolescence, physical damage or significant decline in market value. Subsequent recovery is recorded as non-operating income up to the original book value of the related assets.
Premiums and Discounts on Debentures
The Company accounts for the difference between the face amount and issued amount of debentures as premiums or discounts on debentures.
Premiums or discounts on debentures are amortized using the effective interest rate method over the term of the debentures and the resulting amortization is recorded as interest expense.

11

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Convertible bonds
The Company accounts for the difference between the issue price and the present value of the convertible bond, discounted at the effective interest rate of general debentures, as consideration for convertible rights, which is credited to capital surplus. The face value of the bond is reduced by the convertible right adjustment and increased by redemption premiums.
The conversion right adjustment is amortized using the effective interest rate method over the term of the convertible bond and the resulting amortization is recorded as interest expense.
Bonds with Warrants
The Company accounts for the difference between the issue price and the present value of the bond with warrants, discounted at the effective interest rate of general debentures, as consideration for stock warrants, which is credited to capital surplus. The face value of the bond is reduced by the stock warrants adjustment and increased by redemption premiums.
The stock warrants adjustment is amortized using the effective interest rate method over the term of the convertible bond and the resulting amortization is recorded as interest expense.
Foreign Currency Translation
Monetary assets and liabilities denominated in foreign currencies are translated into Korean won at the exchange rate in effect at the balance sheet date (~~W~~929.6 : US$1 as of December 31, 2006, ~~W~~1,013 : US$1 as of December 31, 2005), and the resulting translation gains and losses are recognized in current operations.
Accrued Severance Benefits
Employees and directors with more than one year of service are entitled to receive a lump-sum payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the balance sheet date. For the year ended December 31, 2006, actual payments of severance benefits amounted to ~~W~~3,330 million (2005: ~~W~~8,359 million).
Accrued severance benefits are funded at approximately 65.1% as of December 31, 2006 (2005: 64.8%), through a group severance insurance plan and are presented as a deduction from accrued severance benefits.
The Company has made deposits to the National Pension Fund in accordance with National Pension Funds Law. The use of the deposit is restricted to the payment of severance benefits. Accordingly, accrued severance benefits in the accompanying balance sheet are presented net of this deposit.
Income Taxes
The Company recognizes deferred income taxes for anticipated future tax consequences resulting from temporary differences between amounts reported for financial reporting and income tax purposes. Deferred tax assets and liabilities are computed on such temporary differences by applying enacted statutory tax rates applicable to the years when such differences are expected to reverse. Deferred tax assets are recognized when it is almost certain that such deferred tax assets will be realized. The total income tax provision includes the current tax expense under applicable tax regulations and the change in the balance of deferred tax assets and liabilities during the period.

12

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Deferred income tax assets(liabilities) for temporary differences are classified into current assets(current liabilities) or investments(non-current liabilities) according to the classification of the assets(liabilities) on balance sheet, to which the temporary differences are related. For temporary differences that are not related to the assets(liabilities) on balance sheet, the deferred income tax assets(liabilities) are classified into current or non-current assets (liabilities) according to the expected reversal date of the temporary differences.
Derivatives
All derivative instruments are accounted for at fair value with the resulting valuation gain or loss recorded as an asset or liability. If the derivative instrument is not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change. Fair value hedge accounting is applied to a derivative instrument with the purpose of hedging the exposure to changes in the fair value of an asset or a liability or a firm commitment (hedged item) that is attributable to a particular risk.
The gain or loss, both on the hedging derivative instrument and on the hedged item attributable to the hedged risk, is reflected in current operations. Cash flow hedge accounting is applied to a derivative instrument with the purpose of hedging the exposure to variability in expected future cash flows of an asset or a liability or a forecasted transaction that is attributable to a particular risk. The effective portion of the gain or loss on a derivative instrument designated as a cash flow hedge is recorded as a capital adjustment and the ineffective portion is recorded in current operations. The effective portion of the gain or loss recorded as a capital adjustment is reclassified to current operations in the same period during which the hedged forecasted transaction affects earnings. If the hedged transaction results in the acquisition of an asset or the incurrence of a liability, the gain or loss recognized as a capital adjustment is added to or deducted from the asset or the liability.
Provisions
The Company recognizes a liability of uncertain timing or amount as a provision when the Company has a present obligation, which is legal or constructive, as a result of past event and an outflow of resource required to settle the obligation are generally probable and reasonably estimable. Such a provision is recorded at the present value of expected expenditures, if there is the material difference between the nominal value and the present value of the liability. The Company provides a membership reward services and compensation services for cardholders’ losses from unauthorized charges. Estimated expenses to be incurred in relation to these services for cardholders are accounted for as other current liabilities and other long-term liabilities in the balance sheet.
Present Value Discount
Assets and liabilities arising from long-term installment transactions are stated at present value. The resulting present value discount is amortized using the effective interest rate method over the contract term and is recorded as interest income or expense.

13

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
3.	Restricted Financial Instruments

Details of restricted deposits as of December 31, 2006 and 2005, are as follows:

(in millions of Korean won)	2006		2005		Remarks
Short-term financial instruments	~~W~~	97,972	~~W~~	100	Pledged as collaterals for impairment of receivables, borrowings and others
Long-term financial instruments		28		28	Deposited for checking accounts

	~~W~~	98,000	~~W~~	128

Additionally, deposits for severance benefit insurance are restricted to use with respect to the payment of severance benefits to employees.
4.	Investment Securities

Investment securities as of December 31, 2006 and 2005, consist of the following:

	Current				Non-Current
(in millions of Korean won)	2006		2005		2006		2005
Available-for-sale securities	~~W~~	2	~~W~~	3	~~W~~	58,626	~~W~~	50,565
Held-to-maturity securities		90,000		—		133,391		204,459
Equity-method investments		—		—		912		2,089

	~~W~~	90,002	~~W~~	3	~~W~~	192,929	~~W~~	257,113

Available-for-sale securities as of December 31, 2006 and 2005, consist of the following:
Current Investment Securities

(in millions of Korean won)	Acquisition Cost				Book Value				Fair Value
	2006		2005		2006		2005		2006		2005
Non-marketable equity securities	~~W~~	2	~~W~~	3	~~W~~	2	~~W~~	3	~~W~~	2	~~W~~	3

14

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Non-Current Investment Securities

	Percentage of
	Ownership	Acquisition Cost				Book Value				Fair Value
(in millions of Korean won)	(%)	2006		2005		2006		2005		2006		2005
Marketable equity securities(Listed)
Korea Ratings Corporation	1.3	~~W~~	360	~~W~~	360	~~W~~	1,062	~~W~~	930	~~W~~	1,062	~~W~~	930
Korea Information Service Inc.	1.0		498		498		1,112		933		1,112		933
Korea Cyber Payment[4]	1.5		510		510		280		510		280		418
Huneed Technologies	—		1		1		—		1		—		1

			1,369		1,369		2,454		2,374		2,454		2,282

Non-marketable equity securities(Unlisted)
Kihyup Technology Banking Corp. [5]	3.4		1,000		1,000		1,000		1,000		1,232		1,142
MIRAE Credit Information Service Corp.	19.0		570		570		3,236		3,236		3,380		3,261
Global Technology Investment, Ltd.	16.7		2,279		5,774		—		2,034		—		3,504
Korea Credit-Card Electronic- Settlement Service Co., Ltd.	12.7		819		819		546		546		566		566
Epion Technologies Corp.	3.3		500		500		69		69		69		69
Mondex Korea Co., Ltd.	0.7		150		150		—		—		—		—
VCash Co., Ltd.	2.6		420		420		—		—		—		—
A-cash Inc.	19.7		1,976		1,976		—		—		—		—
DIZZOCOM Inc.	1.9		800		800		—		—		—		—
M Power sys Co., Ltd.[1]	10.0		20		20		—		20		—		9
Global Credit&Information [5]	10.0		400		400		400		400		530		477
Mybi. Co., Ltd.	0.7		300		300		—		—		56		69
SMARTRO Co., Ltd.	2.0		900		900		—		—		190		47
Sangyoun Tech Co., Ltd. [5]	0.1		2		2		2		2		1		2
MasterCard Inc. [3]	0.2		6,615		16,133		16,012		4,750		16,012		3,121
Korea Smart Card Co., Ltd.[1,2]	4.4		1,628		1,628		402		1,628		402		1,268
JIFA	2.1		61		61		—		—		—		—
Daewoo Motor Co., Ltd.	—		44		44		—		—		—		—
Korea Personal Credit Co., Ltd. [5]	9.0		4,500		4,500		4,500		4,500		4,500		4,048
Bad Bank Harmony Preferred shares	—		—		—		—		—		—		—
Bad Bank Harmony Deferred shares	—		—		—		—		—		—		—

			22,984		35,997		26,167		18,185		26,938		17,583

Debt securities
Korea Development Bank			5		6		5		6		5		6
Credipia 2005-3			30,000		30,000		30,000		30,000		30,000		30,000

			30,005		30,006		30,005		30,006		30,005		30,006

		~~W~~	54,358	~~W~~	67,372	~~W~~	58,626	~~W~~	50,565	~~W~~	59,397	~~W~~	49,871

[1]	Since the decline in the net asset value of the investees was determined to be irrecoverable, the differences between book values and net asset values of the investees totaling ~~W~~1,246 million were recorded as impairment loss on available-for-sale securities.

[2]	These collateralized securities are restricted from disposal.

15

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

[3]	MasterCard Inc. reallocated its shares to its member-stockholder including the Company at the point of initial public offering. As a result of reallocation, the Company received 426,551 Class B shares and sold 251,665 of the shares at US$ 39 per share. The Company valued 174,886 Class B shares using the fair market value of Class A shares. The Class B shares may be exchanged for Class A after four years from listing date.

[4]	Evaluated at market price because the security was registered on KOSDAQ in 2006.

[5]	Acquisition costs were used for the valuation of non-marketable securities whose fair values could not be reasonably determined.
Held-to-maturity securities as of December 31, 2006 and 2005, consist of the following:
Current Securities

	Annual
(in millions of	Interest Rate	Acquisition Cost				Book Value
Korean won)	(%)	2006		2005		2006		2005
Asset-backed Securities (Subordinated bonds)
Credipia 28th	15.0	~~W~~	90,000	~~W~~	—	~~W~~	90,000	~~W~~	—

Non-Current Securities

	Annual
(in millions of	Interest Rate	Acquisition Cost				Book Value
Korean won)	(%)	2006		2005		2006		2005
Asset-backed Securities (Subordinated bonds)
Credipia 28th	15.0	~~W~~	—	~~W~~	90,000	~~W~~	—	~~W~~	90,000
Credipia 35th	30.0		82,063		82,063		82,063		82,063
Sangroksu 1st1	—		154,288		154,298		51,328		32,396

		~~W~~	236,351	~~W~~	326,361	~~W~~	133,391	~~W~~	204,459

[1]	While impairment losses had been recognized prior to 2005 due to significant difference between book value and estimated realizable value, recovery of investments due to improved collectibility of securitized assets, amounting to ~~W~~18,942 million, was recorded in operations for the year ended December 31, 2006.
Total interest income from debt securities for the year ended December 31, 2006, is ~~W~~1,584 million (2005: ~~W~~34,477 million).

16

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
The maturities of held-to-maturity securities as of December 31, 2006 and 2005, are as follows:

(in millions of Korean won)	2006		2005
Maturity
Due in one year or less	~~W~~	90,000	~~W~~	—
Due after one year through five years		133,391		204,459

	~~W~~	223,391	~~W~~	204,459

Changes in the gain(loss) on valuation of available-for-sale securities accounted for as capital adjustment for the years ended December 31, 2006 and 2005, are as follows:

	2006
	Beginning		Increase				Ending
(in millions of Korean won)	balance		(decrease)		Disposal		balance
Korea Ratings Corporation	~~W~~	570	~~W~~	(61)	~~W~~	—	~~W~~	509
Korea Information Service Inc.		436		9		—		445
MasterCard Inc.		—		10,197		—		10,197
Huneed Technologies		(1)		—		—		(1)
Korea Cyber Payment		—		(230)		—		(230)

	~~W~~	1,005	~~W~~	9,915	~~W~~	—	~~W~~	10,920

	2005
	Beginning		Increase				Ending
(in millions of Korean won)	balance		(decrease)		Disposal		balance
Korea Ratings Corporation	~~W~~	312	~~W~~	258	~~W~~	—	~~W~~	570
Korea Information Service Inc.		440		(4)		—		436
Hynix Semiconductor Inc.		35		—		35		—
Huneed Technologies		(1)		—		—		(1)
Daewoo Motor Co., Ltd.		(42)		—		(42)		—
Global Technology Investment, Ltd.		(291)		—		(291)		—

	~~W~~	453	~~W~~	254	~~W~~	(298)	~~W~~	1,005

17

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
5.	Equity-method Investment

Equity-method investment as of December 31, 2006 and 2005, mainly consists of the following:

	Percentage of
	Ownership	Acquisition Cost				Book Value
(in millions of Korean won)	(%)	2006		2005		2006		2005
High Technology Investment, Ltd.	28.6	~~W~~	1,005	~~W~~	3,446	~~W~~	912	~~W~~	2,089

Changes in equity-method investment for the years ended December 31, 2006 and 2005, are as follows:

	2006
							Decrease in
	Beginning		Valuation		Capital		capital		Ending
(in millions of Korean won)	book value		gain		reduction		adjustment		book value
High Technology Investment, Ltd.	~~W~~	2,089	~~W~~	56	~~W~~	(1,094)	~~W~~	(139)	~~W~~	912

	2005
							Decrease in
	Beginning		Valuation		Capital		capital		Ending
(in millions of Korean won)	book value		gain		reduction		adjustment		book value
High Technology Investment, Ltd.	~~W~~	3,530	~~W~~	980	~~W~~	(2,401)	~~W~~	(20)	~~W~~	2,089

The equity method of accounting is applied based on the most recent available financial statements of the investee.
Changes in the gain on valuation of equity-method investment, which are accounted for as capital adjustment, for the years ended December 31, 2006 and 2005, are as follows:

	2006
	Beginning					Ending
(in millions of Korean won)	Balance		Decrease		Disposal	Balance
High Technology Investment, Ltd.	~~W~~	350	~~W~~	(139)	—	~~W~~	211

18

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

	2005
	Beginning					Ending
(in millions of Korean won)	Balance		Decrease		Disposal	Balance
High Technology Investment, Ltd.	~~W~~	370	~~W~~	(20)	—	~~W~~	350

The summarized financial information on the equity-method investee as of and for the years ended December 31, 2006 and 2005, is as follows:

	2006
(in millions of Korean won)	Assets		Liabilities		Sales		Net income
High Technology Investment, Ltd. [1]	~~W~~	3,195	~~W~~	4	~~W~~	70	~~W~~	60

	2005
(in millions of Korean won)	Assets		Liabilities		Sales		Net income
High Technology Investment, Ltd. [1]	~~W~~	7,315	~~W~~	4	~~W~~	60	~~W~~	3,827

[1]	Based on the financial statements as of and for the six-month periods ended September 30, 2006 and 2005, since the financial statements of investee as of December 31, 2006 and 2005, were not available.
6.	Credit Card Receivables

Credit card receivables as of December 31, 2006 and 2005, consist of the following:

(in millions of Korean won)	2006		2005
Lump-sum purchases [1]	~~W~~	1,120,515	~~W~~	566,050
Installment purchases [2]		985,326		488,187
Revolving [4]		508,510		229,371
Cash advances [3]		777,416		475,223

		3,391,767		1,758,831
Less : Allowance for doubtful accounts (Note 10)		(171,658)		(103,300)

	~~W~~	3,220,109	~~W~~	1,655,531

[1]	The Company provides merchants with financing by purchasing their accounts receivable from cardholders with lump-sum payment terms and imposes service charges of a certain rate on merchants. Lump-sum payments are collected from the credit cardholders on the agreed payment date.

[2]	The Company provides merchants with financing by purchasing their accounts receivable from cardholders with installment payment terms and collects payments in installment from the credit cardholders over an agreed period ranging from two to 24 months. The Company imposes service charges on merchants for these payments and charges interest ranging from 10.9% to 21.9% per annum on the outstanding installment balances of credit cardholders.

19

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

[3]	The Company provides credit cardholders with cash advances, up to certain amount per month and collects interests ranging from 9.9% to 26.9 % per annum from credit cardholders over the term of the cash advances, approximately 45 days and service charges approximately 0.6% of cash advances on the cardholders at the time of service.

[4]	Receivables on revolving credit cards are the outstanding balances after partial payments at the settlement ratio that the member requested. The members could set up the ratio of the settlement in the range of 5% to 100% and the Company charges commission at annual interest rates of 7.9% to 21.9% and 9.9% to 26.9% for revolving lump-sum purchases and revolving cash advances, respectively.
As of December 31, 2006, credit card receivables amounting to ~~W~~27,609 million are pledged as collaterals for the Company’s borrowings (Note 15).
7.	Installment Receivables

In accordance with the Act for Financial Companies Specializing in Loan Business, the Company provides installment financing on purchases of products and services. As of December 31, 2006, the Company provides installment financing on purchases of durable goods, automobiles and others at annual interest rates of 15% to 23% over an agreed period ranging from three to 36 months on durable goods, and 5.5% to 26% over an agreed period ranging from three to 60 months on automobiles.

The Company collects service charges at a maximum of 1.5% from merchants. Service charges and interest from delinquent loan receivables are accounted for as installment financing income.

Certain amounts provided by merchants to the Company to ensure repayment of installment financing are accounted for as guarantee deposits received. In addition, the Company is provided with third-party guarantees or collaterals for installment financing services, depending on the credit rating of debtors.

As of December 31, 2006, installment receivables amounting to ~~W~~159,712 million (2005: ~~W~~377,403 million) are pledged as collaterals for the Company’s borrowings (Note 15).

8.	Loans Receivable

Loans receivable classified as financial assets as of December 31, 2006 and 2005, consist of the following:

(in millions of Korean won)	2006		2005
Card loans [1]	~~W~~	1,583,989	~~W~~	1,140,134
Rewritten loans [2]		805,265		1,155,391
Others [3]		471,004		575,436

		2,860,258		2,870,961
Less : Allowance for doubtful accounts (Note 10)		(596,642)		(727,964)
Deferred supplementary revenue		(30,110)		(23,839)

	~~W~~	2,233,506	~~W~~	2,119,158

20

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

[1]	Under the terms of loan agreement made with credit cardholders, the Company provides cardholders with loans of up to ~~W~~30 million with maturities ranging from two to 36 months at an annual interest rate of 9.0% to 25.8%.

[2]	Rewritten loans are delinquent receivables converted into loans, with loan period of less than six years except for credit recovery loans which have loan period of less than ten years. The rewritten loans of the Company consist of loans that are to be repaid in equal installments without grace period after the conversion into rewritten loans and loans that are to be repaid in equal installments after a deferment of six months or one year, except for interest. Interest rates of the rewritten loans are determined based on the credit ratings of debtors.

[3]	Other loans consist of general loans, loans for working capital and others. It also includes the loans converted from the cash advances and others, which can be repaid with two to 48-month terms or with a monthly minimum payment of a certain ratio to the balances of the loans.
As of December 31, 2006 and 2005, loans receivable amounting to ~~W~~442,097 million (2005: ~~W~~1,334,422 million) are pledged as collaterals for the Company’s borrowings (Note 15).
9.	Leases

Lease assets are mostly machinery, office equipment and medical equipment, with lease terms approximately between 18 and 120 months. The general terms of lease contracts are as follows:

The capital lease agreements are non-cancelable, and the lessee has the option to return the equipment to the Company at the end of the lease term, to renew the lease, or to purchase the equipment at a pre-determined price.

Operating leases can be cancelled under the terms of agreement and the lease term expires with the cancellation of lease agreements.

The Company possesses the ownership of the leased assets during the lease term and leased assets are insured against fire and other casualty losses, with the Company as the beneficiary of the insurance benefits.

The Company determines the lease payments by adding certain margin rates to the standard interest rates on the costs used for the acquisition of leased assets.

Operating lease assets as of December 31, 2006 and 2005, consist of the following:

General lease assets

(in millions of Korean won)	2006		2005
Manufacturing	~~W~~	3,321	~~W~~	10,029
Wholesale and retail		480		—
Communication		2,589		1,607
Others		1,486		3,306

		7,876		14,942
Less : Accumulated depreciation		(5,139)		(9,576)

	~~W~~	2,737	~~W~~	5,366

Auto lease assets

21

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

(in millions of Korean won)	2006		2005
Automobile	~~W~~	188,029	~~W~~	193,951
Less : Accumulated depreciation		(116,823)		(39,702)

	~~W~~	71,206	~~W~~	154,249

As of December 31, 2006, details of gross investment in capital lease and present value of minimum lease payment receivables for each of the following periods are as follows:
General lease assets

			Present value of
	Gross investments		minimum lease
(in millions of Korean won)	in capital lease		payments receivables
Within one year	~~W~~	71,243	~~W~~	63,399
Between one year through five years		112,342		91,629
Over five years		5,158		3,228

	~~W~~	188,743	~~W~~	158,256

     Auto lease assets

			Present value of
	Gross investments		minimum lease
(in millions of Korean won)	in capital lease		payments receivables
Within one year	~~W~~	103,381	~~W~~	86,663
Between one year through five years		268,646		251,544

	~~W~~	372,027	~~W~~	338,207

Future minimum lease payment receivables under operating lease as of December 31, 2006, are as follows:

(in millions of Korean won)	General lease		Auto lease		Total
Within one year	~~W~~	2,516	~~W~~	56,609	~~W~~	59,125
Between one year through five years		2,395		86,631		89,026

	~~W~~	4,911	~~W~~	143,240	~~W~~	148,151

22

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Changes in operating lease assets for the year ended December 31, 2006, are as follows:

(in millions of	Beginning										Accumulated
Korean won)	balance		Acquisition		Disposal		Depreciation		Ending balance		depreciation
General lease	~~W~~	5,366	~~W~~	1,652	~~W~~	422	~~W~~	3,858	~~W~~	2,737	~~W~~	5,139
Auto lease		154,249		59		2,525		80,577		71,206		116,823

Total	~~W~~	159,615	~~W~~	1,711	~~W~~	2,947	~~W~~	84,435	~~W~~	73,943	~~W~~	121,961

As of December 31, 2006, total lease contracts that are entered into but not yet executed amounted to ~~W~~35,691 million (2005: ~~W~~37,606 million), of which ~~W~~4,016 million (2005: ~~W~~4,072 million) was paid and accounted for as lease rentals paid in advance.
As of December 31, 2006, outstanding guarantees of ~~W~~1,190 million are provided by financial institutions to the Company in connection with lease assets.
As of December 31, 2005, lease assets amounting to ~~W~~3,995 million are pledged as collateral for the Company’s borrowings (Note 15).
10.	Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts based on historical collection experience and the aggregate estimated collectibility of the receivables. Analysis of collectibility for certain terms is applied for long-term receivables including rewritten loans while analysis of roll-rate for certain terms is applied for the other assets.

Allowance for doubtful accounts provided by the Company as of December 31, 2006 and 2005, are as follows:

	2006
							Provision
(in millions of Korean won)	Acquisition cost		Allowance		Book value		ratio (%)
Credit card receivables	~~W~~	3,391,767	~~W~~	171,658	~~W~~	3,220,109	5.06
Installment receivables		801,044		73,704		727,340	9.20
Loans receivable		2,860,258		596,642		2,263,616	20.86
Trust assets		1,425,036		146,461		1,278,575	10.28
Others		1,143,779		53,883		1,089,896	4.71

	~~W~~	9,621,884	~~W~~	1,042,348	~~W~~	8,579,536

23

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

(in millions of Korean won)	2005
							Provision
	Acquisition cost		Allowance		Book value		ratio (%)
Credit card receivables	~~W~~	1,758,831	~~W~~	103,300	~~W~~	1,655,531	5.87
Installment receivables		645,254		54,721		590,533	8.48
Loans receivable		2,870,961		727,964		2,142,997	25.36
Trust assets		2,673,647		283,967		2,389,680	10.62
Others		1,398,149		25,973		1,372,176	1.86

	~~W~~	9,346,842	~~W~~	1,195,925	~~W~~	8,150,917

11.	Asset Securitization

The Company has transferred some of its receivables to special purpose companies (“SPC”), pursuant to the Asset Securitization Law, with recourse. As of December 31, 2006, the outstanding balance of sold receivables excluding trust assets is ~~W~~2,870,459 million.

Under the terms of the asset transfer agreement, the Company is liable for any unqualified receivables. In asset securitization through trust, transferees can demand the Company to transfer the additional assets in case the transferred assets are below the agreed minimum amount.

As prescribed by the asset transfer agreement and other contracts, SPC has the obligation of early redemption of the asset-backed securities in certain cases, such as when outstanding balance of securitized assets at the last date of settlement period is less than the agreed amount or when portfolio profitability ratio is less than primary cost ratio.

The Company has entered into an agreement with the trust companies to provide asset management services for the transferred assets. Under the agreement, the Company provides various services such as billing for payment, collecting, and dealing with delinquencies, and receives service fees from the SPCs or trust companies.

12.	Loans Receivable

Short-term and long-term loans receivable as of December 31, 2006 and 2005, consist of the following:

(in millions of Korean won)	2006		2005
Short-term loans
Call loans	~~W~~	100,000	~~W~~	702,000
Others		152,130		546
Less : Allowance for doubtful accounts		(1,261)		(3,512)

	~~W~~	250,869	~~W~~	699,034

Long-term loans
Loans to employees stock ownership plan	~~W~~	40,506	~~W~~	67,470
Less : Allowance for doubtful accounts		(10,127)		(17,432)

	~~W~~	30,379	~~W~~	50,038

24

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
13.	Premises and Equipment

Changes in premises and equipment for the years ended December 31, 2006 and 2005, are as follows:

		2006
											Construction-
(in millions of Korean won)	Land		Buildings		Computers		Vehicles		Others		in-progress		Total
Beginning balance	~~W~~	5,460	~~W~~	8,236	~~W~~	35,960	~~W~~	8	~~W~~	4,169	~~W~~	2,041	~~W~~	55,874
Acquisition		911		140		5,900		73		2,267		13,980		23,271
Disposal		—		—		(78)		(6)		(75)		—		(159)
Reclassification		15,804		—		—		—		—		(15,804)		—
Depreciation		—		(266)		(22,301)		(34)		(3,064)		—		(25,665)

Ending balance	~~W~~	22,175	~~W~~	8,110	~~W~~	19,481	~~W~~	41	~~W~~	3,297	~~W~~	217	~~W~~	53,321

Accumulated depreciation	~~W~~	—	~~W~~	2,612	~~W~~	208,723	~~W~~	32	~~W~~	33,455	~~W~~	—	~~W~~	244,822

		2005
											Construction-
(in millions of Korean won)	Land		Buildings		Computers		Vehicles		Others		in-progress		Total
Beginning balance	~~W~~	5,193	~~W~~	7,554	~~W~~	48,871	~~W~~	16	~~W~~	4,212	~~W~~	—	~~W~~	65,846
Acquisition		267		931		17,432		—		3,307		2,041		23,978
Disposal		—		—		(55)		—		(109)		—		(164)
Depreciation		—		(249)		(30,288)		(8)		(3,241)		—		(33,786)

Ending balance	~~W~~	5,460	~~W~~	8,236	~~W~~	35,960	~~W~~	8	~~W~~	4,169	~~W~~	2,041	~~W~~	55,874

Accumulated depreciation	~~W~~	—	~~W~~	2,346	~~W~~	218,185	~~W~~	74	~~W~~	51,329	~~W~~	—	~~W~~	271,934

As of December 31, 2006, the value of land as determined by the local government in Korea for property tax assessment purpose, amounted to ~~W~~17,118 million (2005: ~~W~~8,120 million).
As of December 31, 2006, certain premises and equipment are insured against fire casualty losses for up to approximately ~~W~~335,430 million. Cash and securities are also insured against theft.

25

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
14.	Intangible Assets

Changes in intangible assets for the years ended December 31, 2006 and 2005, are as follows:

	2006
	Industrial		Development
(in millions of Korean won)	property		cost		Others		Total
Beginning balance	~~W~~	115	~~W~~	20,333	~~W~~	687	~~W~~	21,135
Acquisition		—		—		—		—
Amortization		(40)		(8,574)		(176)		(8,790)

Ending balance	~~W~~	75	~~W~~	11,759	~~W~~	511	~~W~~	12,345

Accumulated amortization	~~W~~	123	~~W~~	22,538	~~W~~	366	~~W~~	23,027

	2005
	Industrial		Development
(in millions of Korean won)	property		cost		Others		Total
Beginning balance	~~W~~	154	~~W~~	28,907	~~W~~	862	~~W~~	29,923
Acquisition		—		—		—		—
Amortization		(39)		(8,574)		(175)		(8,788)

Ending balance	~~W~~	115	~~W~~	20,333	~~W~~	687	~~W~~	21,135

Accumulated amortization	~~W~~	83	~~W~~	13,964	~~W~~	190	~~W~~	14,237

Amortization for the years ended December 31, 2006 and 2005, are recorded as operating expense.
Details of the significant intangible asset as of December 31, 2006, are as follows:

(in millions of Korean won)
				Residual
Account	Description	Book value		period
Development cost	New operating system development	~~W~~	10,661	18 months

26

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
15.	Pledged Assets

Pledged assets for the Company’s liabilities as of December 31, 2006 and 2005, are summarized as follows:

(in millions of Korean won)	2006
			Secured
Pledged asset	Bailout		borrowings		Total
Credit card receivables	~~W~~	27,609	~~W~~	—	~~W~~	27,609
Installment receivables		159,712		—		159,712
Loans receivable		442,094		3		442,097

Total	~~W~~	629,415	~~W~~	3	~~W~~	629,418

(in millions of Korean won)	2005
			Secured
Pledged asset	Bailout		borrowings		Total
Installment receivables	~~W~~	377,347	~~W~~	56	~~W~~	377,403
Loans receivable		1,333,472		950		1,334,422
Lease assets		—		3,995		3,995

Total	~~W~~	1,710,819	~~W~~	5,001	~~W~~	1,715 ,820

Pledged assets for other party as of December 31, 2006, are as follows:

(in millions of Korean won)
Beneficiary	Assets pledged	Book value		Date of pledging	Pledgee
Korea Smart Card, Co., Ltd.	Available-for-sale securities	~~W~~	402	December 29, 2004	Kookmin Bank

27

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
16.	Short-term Borrowings and Current Maturities of Long-term Debts

Short-term borrowings as of December 31, 2006 and 2005, consist of the following:

	Annual
(in millions of Korean won)	Interest rate (%)	2006		2005
Short-term borrowings

Commercial papers	4.8 ~ 5.45	~~W~~	545,901	~~W~~	1,353,923

Short-term debentures	4.9 ~ 5.17		146,000		1,008,700
Less: Discounts on debentures			(26)		(286)

			145,974		1,008,414

Current maturities of long-term debts

Debentures	4.51 ~ 6.4		1,034,200		504,740
Borrowings	5.5		22,906		22,918
Borrowings(Secured borrowings) [1]	7.0		23		6,886
Bailout (1st) [1]	5.5		272,650		1,090,600
Bailout (2nd)	5.5		62,500		62,500

			1,392,279		1,687,644
Less: Discounts on debentures			(245)		(37)

			1,392,034		1,687,607

		~~W~~	2,083,909	~~W~~	4,049,944

[1]	As of December 31, 2006, certain financing assets are pledged as collaterals for these borrowings (Note 15).

28

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
17.	Debentures

Debentures as of December 31, 2006 and 2005, consist of the following:

		Annual
(in millions of Korean won)	Maturity	Interest rate (%)	2006		2005
Debentures
Debentures	2007.1.18 ~ 2009.12.22	4.51 ~ 6.4	~~W~~	3,490,200	~~W~~	1,865,940
Less: Current maturities				(1,034,200)		(504,740)
Discounts				(1,638)		(1,027)

			~~W~~	2,454,362	~~W~~	1,360,173

Details of convertible bond as of December 31, 2006 and 2005, are as follows:

		Annual
		Interest rate
(in millions of Korean won)	Maturity	(%)	2006		2005
Non-guaranteed subordinated convertible bond	2009.01.21	3.0	~~W~~	299,670	~~W~~	299,670
Add: Redemption premium [1]				99,001		99,001
Less: Conversion right adjustment				(43,416)		(62,033)
Discounts				(1,654)		(2,364)

			~~W~~	353,601	~~W~~	334,274

[1]	The Company is scheduled to redeem the convertible bonds at 133.04% (8% of guaranteed rate of return) of the principal amount at maturity if the conversion rights have not been exercised within the conversion period.
The initial value of the convertible bond at issuance amounted to ~~W~~300,000 million but decreased by ~~W~~330 million due to conversion in 2003.
Major terms of the convertible bond are as follows:

Conversion period:	From three months after issue date to one month before redemption date

Conversion stock:	Common stock with par value of ~~W~~5,000 per share

Number of shares converted:	18,575 shares

Number of shares not converted:	147,207 shares

Adjustment of conversion price:	The conversion price is adjusted in case of stock issuances without consideration, stock dividends, or stock issuances at a price lower than the market price.

Special arrangement:	In case of bankruptcy, claims to the principal of the convertible bond have a lower priority than all non-guaranteed, non-subordinated claims, but have a higher priority over claims of common and preferred stock shareholders and bondholders where special agreements inferior to convertible bonds apply.

29

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

Conversion during the fiscal year:	Regarded as converted at the beginning of the year

Conversion price as of December 31, 2006:	~~W~~ 2,035,704 per share
Details of bond with stock warrants as of December 31, 2006 and 2005, are as follows:

		Annual
		Interest rate
(in millions of Korean won)	Maturity	(%)	2006		2005
Bond with stock warrant	2009.02.12	3.0	~~W~~	282,665	~~W~~	282,665
Add: Redemption premium				73,015		73,015
Less: Stock warrants adjustment				(34,568)		(49,097)
Discounts				(1,340)		(1,902)

			~~W~~	319,772	~~W~~	304,681

The Company is scheduled to repay the bond at 125.83% (7% of guaranteed rate of return) of the principal amount at maturity if the warrant has not been exercised within the exercise period.
The initial value of bond with stock warrants at issuance amounted to ~~W~~300,000 million but decreased by ~~W~~17,335 million due to exercise of the warrants in 2003.
Major terms of the bond with stock warrants are as follows:

Exercise period of the warrants:	From three months after issue date to one month before redemption date

Stock to be issued:	Common stock with par value of ~~W~~5,000 per share

Payment method for stock:	Cash or bond redemption

Number of shares issued upon exercise of the warrants:	1,179,249 shares

Number of shares to be issued upon exercise of the warrants:	142,157 shares

Adjustment of exercise price:	The exercise price is adjusted in case of stock issuances without consideration, stock dividends, or stock issuances at a price lower than the market price.

Special arrangement:	In case of bankruptcy, claims on the principal of the bonds with warrants have a lower priority than all non-guaranteed, non-subordinated claims, but have a higher priority over claims of common and preferred stock shareholders and bondholders where special agreements inferior to bonds with warrants apply.

Exercise of warrants during the fiscal year:	Considered as exercised at the beginning of the year

Exercise price as of December 31, 2006:	~~W~~1,988,393 per share

30

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
18.	Long-term Borrowings

Long-term borrowings as of December 31, 2006 and 2005, consist of the following:

(in millions of Korean won)
	Annual
	Interest Rate (%)	2006		2005
General borrowings	5.5	~~W~~	22,906	~~W~~	45,836
Foreign currency borrowings of US$20 million	Libor(3M)+0.795		18,592		—
Bailout(1st) [1]	5.5		272,650		1,090,600
Bailout(2nd)	5.5		62,500		125,000
Secured borrowings[2]	7.0		23		6,909

			376,671		1,268,345
Less: Current maturities			(358,079)		(1,182,904)

		~~W~~	18,592	~~W~~	85,441

[1]	As of December 31, 2006, certain financing assets are pledged as collaterals for these borrowings (Note 15).

[2]	As of December 31, 2006, certain financing assets are pledged as collaterals for these borrowings relating to the direct transfer of financing assets to financial institutions (Note 15).
The annual maturities of long-term debts including debentures as of December 31, 2006, are as follows:

(in millions of Korean won)
			Convertible		Bonds with		Long-term
Period	Debentures		Bonds		Warrants		Borrowings		Total
2008.01.01- 2008.12.31	~~W~~	1,135,000	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	1,135,000
2009.01.01- 2009.12.31		1,321,000		299,670		282,665		18,592		1,921,927

	~~W~~	2,456,000	~~W~~	299,670	~~W~~	282,665	~~W~~	18,592	~~W~~	3,056,927

31

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
19.	Provision for Membership Reward Program

The Company provides membership rewards for cardholders, the future estimated expenses of which are accounted for as liabilities in the balance sheet.

Changes in provision of membership reward program for the years ended December 31, 2006 and 2005, are as follows:

(in millions of Korean won)	2006		2005
Beginning balance	~~W~~	81,891	~~W~~	54,843
Decrease		(50,743)		(37,988)
Increase		90,350		65,036

Ending balance	~~W~~	121,498	~~W~~	81,891

20.	Accrued Retirement and Severance Benefits

Changes in accrued retirement and severance benefits for the years ended December 31, 2006 and 2005, are as follows:

(in millions of Korean won)	2006		2005
Beginning balance	~~W~~	63,184	~~W~~	48,195
Payment		(3,330)		(8,359)
Provision for severance berefits		21,129		23,348
Other		(99)		—

		80,884		63,184
Less: Severance insurance deposit		(52,647)		(40,963)
Deposit with the National Pension Fund		(1,346)		(1,365)

	~~W~~	26,891	~~W~~	20,856

32

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
21.	Foreign Currency Denominated Assets

Monetary assets and liabilities denominated in foreign currencies as of December 31, 2006 and 2005, other than the accounts presented in Note 18, are as follows:

(in millions of Korean won, foreign currencies in thousands)
	Foreign currencies				Korean won equivalent
(b) Account	2006		2005		2006		2005
Cash and cash equivalents	US$	2,675	US$	84	~~W~~	2,487	~~W~~	85
	JP¥ 29,818		JP¥ 111,416			233		958
22.	Commitments and Contingencies

As of December 31, 2006 and 2005, in the normal course of business, the Company has provided seven blank notes, as collaterals to creditors and guarantors.

The Company has entered into membership agreements with MasterCard International Inc. on July 28, 1988, JCB International Co., Ltd on October 1, 1997, and Visa International Service Association on December 1, 1997. In accordance with the agreements, the Company has provided card services under the name of LG Master Card, LG JCB Card and LG Visa Card.

The Company has entered into installment financing agreements with a number of manufacturers and agencies.

The Company has entered into agreements with 21 banks including Hana Bank, seven value- added network companies including Hannet Co., Ltd. and the Ministry of Information and Communication of the Republic of Korea, for credit card services.

As of December 31, 2006, the Company has bank overdraft agreements for borrowings of up to ~~W~~612,000 million with six banks including The Korea Development Bank. In addition, the Company has agreement with several banks including Woori Bank relative to opening of letters of credit amounting to US$ 40 million, of which US$ 6.7 million has been utilized. The Company has an agreement with several financial institutions including Shinhan Bank in relation to discount of notes up to ~~W~~420,000 million.

With respect to the certain lease contracts, the Company entered into an agreement stipulating that the provider of lease assets should repurchase those lease assets at the Company’s request in case of the cancellation of lease contracts with lessees.

As of December 31, 2006, the Company has received guarantees of ~~W~~104,868 million from Seoul Guarantee Insurance Co., Ltd. for the required court deposit and discharge of payment.

The Company sold certain written-off receivables amounting to ~~W~~2,357 billion to Heemangmoa SPC in 2005, guaranteed by 4,905 shares of Hanmaeum Financial Institution’s preferred stocks and short-term deposit.

33

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
On May 17, 2005, the Company entered into an incentive agreement which is effective from 2005 to 2007 with the LG Card labor union for the purpose of motivating and increasing employee productivity. Under the terms of this agreement, the Company is obligated to pay certain portion of excess profit over ordinary profit goal as an incentive. Total incentive payable for the three years is less than ~~W~~65.2 billion. The Company recorded incentive expense amounting to ~~W~~19.5 billion for the year ended December 31, 2006 (2005: ~~W~~45.7 billion).

As of December 31, 2006, the Company is named either as a defendant or a plaintiff in various legal claims and proceedings. In 2006, the Company lost a lawsuit relating to unfair dismissal and appealed the decision. As of December 31, 2006, the Company has accrued ~~W~~14,680 million as reserve for losses from the said case and other claims. The Company’s management believes that, although the outcome of these cases is uncertain, their ultimate resolution will not have a material adverse impact on the Company’s operations or financial position.

23.	Derivatives

As of December 31, 2006, the Company has entered into interest rate swap and currency swap contract, amounting to US$ 20 million, with Busan Bank to hedge the fluctuation risk of future cash flows and fair values related to foreign currency borrowings.

Details of interest rate swap contracts outstanding as of December 31, 2006, to hedge the fluctuation risk of the future cash flows related to borrowings are as follows:

(in millions of Korean won)
Financial institution	Contract Amount		Exercise Date
The Korea Development Bank	~~W~~	20,000	2007.03.29
Korea Exchange Bank		38,000	2007.09.17
Standard Chartered First Bank Korea		5,000	2007.02.08
Standard Chartered First Bank Korea		25,000	2007.03.06
Standard Chartered First Bank Korea		30,000	2009.03.06
Standard Chartered First Bank Korea		12,000	2007.04.06
Standard Chartered First Bank Korea		50,000	2009.06.16
Morgan Stanley		10,400	2007.03.06
National Agricultural Cooperative Federation		50,000	2009.04.20
Shinhan Bank		80,000	2009.05.26
Shinhan Bank		50,000	2008.01.13
Shinhan Bank		40,000	2009.08.18
Shinhan Bank		10,000	2009.09.08
Shinhan Bank		100,000	2008.09.08
Kyoungnam Bank		50,000	2009.09.29

	~~W~~	570,400

34

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Details of the valuation of derivative instruments as of December 31, 2006, are as follows:

	Derivative		Derivative		Capital
(in millions of Korean won)	assets		liabilities		adjustment
Currency swap (liabilities)	~~W~~	—	~~W~~	578	~~W~~	(40)
Interest rate swaps (assets)		1,564		—		1,134
Interest rate swaps (liabilities)		—		2,010		(2,010)

	~~W~~	1,564	~~W~~	2,588	~~W~~	(916)

Gain on valuation of ~~W~~860 million and loss on valuation of ~~W~~1,891 million on interest rate swaps are expected to be charged to operations within 12 months from December 31, 2006.

24.	Capital Stock

As of December 31, 2006, the Company is authorized to issue 2 billion shares of common stock with a par value of ~~W~~5,000 per share. As of December 31, 2006 and 2005, issued common stocks are 125,369,403 shares.

As part of the business rehabilitation, the Company increased its capital by ~~W~~1,000 billion at issue price per share of ~~W~~5,800 on January 28, 2005, through public offering pursuant to the resolutions of the Board of Directors on December 31, 2004, and the creditor financial institutions committee on January 3, 2005. The proceeds were used to redeem ~~W~~195 billion and ~~W~~500 billion of debt, owed to the creditor financial institutions and LG Group, respectively. For the above increase in capital, the Company issued 172,414 thousand of common shares.

Pursuant to the resolutions of the creditor financial institutions committee on January 3, 2005 and shareholders on February 24, 2005, the Company reduced its capital without consideration by the ratio of 81.8% on March 7, 2005. Consequently, the number of common stocks was reduced by 564,162 thousand shares and ~~W~~2,821 billion of gain from capital reduction was recorded as capital surplus.

Changes in common stock for the years ended December 31, 2006 and 2005, are as follows:

	2006
				Surplus from
	Number of	Common		capital		Discount on
(in millions of Korean won)	shares	stock		reduction		stock issuance
Beginning	125,369,403	~~W~~	626,847	~~W~~	2,820,812	~~W~~	(113,886)
Disposition of deficit	—		—		(1,449,481)	—

Ending	125,369,403	~~W~~	626,847	~~W~~	1,371,331	~~W~~	(113,886)

35

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

	2005
				Surplus from
	Number of	Common		capital		Discount on
(in millions of Korean won)	shares	stock		reduction		stock issuance
Beginning	517,117,922	~~W~~	2,585,590	~~W~~	1,699,800	~~W~~	(247,368)
Issuance of common stock	172,413,795		862,069		—		137,931
Stock issuance cost	—		—		—		(4,449)
Capital reduction without consideration	(564,162,314)		(2,820,812)		2,820,812		—
Disposition of deficit	—		—		(1,699,800)		—

Ending	125,369,403	~~W~~	626,847	~~W~~	2,820,812	~~W~~	(113,886)

Additional paid-in-capital of ~~W~~133,482 million, excluding stock issuance costs of ~~W~~4,449 million, incurred upon the issuance of new stocks with consideration on January 28, 2005, was offset against discount on stock issuance.
Details of capital surplus and retained earnings used in dispositions of accumulated deficit for the years ended December 31, 2006, 2005 and 2004, are as follows:

(in millions of Korean won)	2006		2005		2004
Legal reserve	~~W~~	—	~~W~~	—	~~W~~	41,358
Reserve for business rationalization		—		—		989
Reserve for research and development		—		—		140,000
Reserve for business development		—		—		385,000
Reserve for loss from investment and borrowings		—		—		1,099
Gain from merger		—		4,445		—
Surplus from capital reduction		1,449,481		1,699,800		—

	~~W~~	1,449,481	~~W~~	1,704,245	~~W~~	568,446

As of December 31, 2006, ~~W~~76,749 million of interest on debt to be converted into equity is recorded as capital adjustments, and will be offset against retained earnings.
Treasury stock
For the year ended December 31, 2005, the Company sold its common stocks acquired for capital reduction and recorded ~~W~~106 million loss on disposal of treasury stocks as capital adjustment. This loss on disposal of treasury stock will be offset against retained earnings.

36

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
25. Stock Options
On December 21, 2005, pursuant to the resolution of shareholders, the Company granted stock options to its directors and executive officers. Details of stock option plan are as follows:

Stock to be issued:	Common stock with par value of ~~W~~5,000 per share

Settlement method:	Cash settlement or treasury stock settlement to be determined by the board of directors when exercised

No. of stock option granted	250,000 shares

Exercise price as of December 31, 2006:	~~W~~47,788 per share

Exercise period of stock option:	Within two years from three years after grant date

Requirement of stock option:	Should remain in the Company’s employ for two years after grant date

Adjustment of exercise price:	The exercise price is adjusted in case of stock issuances without consideration, stock dividends and others.
Compensation cost recognized for the year ended December 31, 2006, amounted to ~~W~~2,472 million (2005: ~~W~~68 million) and future compensation cost related to stock option plan amounts to ~~W~~2,404 million.
Primary assumptions used to determine compensation cost under fair value method as follows:

A. Risk-free interest rate:	The interest rate of government bonds as of the grant date

B. Expected exercise period:	Four years from the grant date

C. Volatility of the underlying stock price:	42.28%

D. Expected dividend rate:	Nil
26. Income Taxes
Details of income tax benefit for the years ended December 31, 2006 and 2005, consists of:

(in millions of Korean won)	2006		2005
Current income taxes	~~W~~	—	~~W~~	—
Changes in deferred income taxes		4,660		—
Income tax directly deducted from capital surplus		(7,201)		—

	~~W~~	(2,541)	~~W~~	—

37

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Details of income tax directly deducted from capital surplus in 2006, are as follows:

	Temporary		Deferred income
	difference		tax liability
Gain on valuation of available-for-sale securities	~~W~~	(15,380)	~~W~~	(4,230)
Gain on valuation of interest swaps		(1,564)		(430)
Consideration for conversion rights		(2,608)		(718)
Consideration for stock warrants		(6,632)		(1,823)

	~~W~~	(26,184)	~~W~~	(7,201)

The income for tax purposes for the years ended December 31, 2006 and 2005, is calculated as follows:

(in millions of Korean won)	2006				2005
Income before income taxes			~~W~~	1,191,138			~~W~~	1,363,073

Add:
Temporary differences	~~W~~	1,221,401			~~W~~	1,416,122
Others		44,059		1,265,460		15,111		1,431,233

Deduct:
Temporary differences		1,061,432				2,339,631
Others		793		(1,062,225)		572		(2,340,203)

Income for tax purposes			~~W~~	1,394,373			~~W~~	453,103

38

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Changes in temporary differences and loss carryforwards for the years ended December 31, 2006 and 2005, are as follows:

	2006
	Beginning						Ending
(in millions of Korean won)	balance		Increase		Decrease		balance
Temporary difference
Donations	~~W~~	4,812	~~W~~	8,751	~~W~~	4,812	~~W~~	8,751
Reserve for technology development		(5,661)		—		(5,661)		—
Depreciation		13		—		—		13
Available-for-sale securities		325,950		317,882		325,615		318,217
Held-to-maturity securities		121,901		102,959		121,901		102,959
Accrued income		3		4		3		4
Provision for membership reward		78,927		121,498		78,927		121,498
Redemption premium on convertible bond		99,001		—		—		99,001
Redemption premium on bond with stock warrant		73,015		—		—		73,015
Conversion rights adjustment		(62,033)		(43,415)		(62,033)		(43,415)
Stock warrant adjustment		(49,097)		(34,568)		(49,097)		(34,568)
Equity-method investment		1,707		883		1,707		883
Allowance for doubtful accounts		414,004		495,202		414,004		495,202
Others		25,513		44,790		23,839		46,464

		1,028,055		1,013,986		854,017		1,188,024

Loss carryforwards		3,423,807		—		1,687,573		1,736,234

	~~W~~	4,451,862	~~W~~	1,013,986	~~W~~	2,541,590	~~W~~	2,924,258

39

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

	2005
	Beginning								Ending
(in millions of Korean won)	balance		Adjustments[1]		Increase		Decrease		balance
Temporary difference
Donations	~~W~~	4,074	~~W~~	—	~~W~~	4,812	~~W~~	4,074	~~W~~	4,812

Reserve for technology development		(21,428)		—		—		(15,767)		(5,661)
Depreciation		5,767		—		—		5,754		13
Available-for-sale securities		313,375		109		325,615		313,149		325,950
Held-to-maturity securities		(126,254)		366,478		121,901		240,224		121,901
Derivatives		3,662		—		—		3,662		—
Reserve for loss from investment and loans		(1,100)		1,100		—		—		—
Accrued income		(98,989)		—		3		(98,989)		3
Provision for membership reward		52,785		—		78,927		52,785		78,927
Redemption premium on convertible bond		99,001		—		—		—		99,001
Redemption premium on bond with stock warrant		73,015		—		—		—		73,015
Conversion rights adjustment		(79,188)		—		(62,033)		(79,188)		(62,033)
Stock warrant adjustment		(62,576)		—		(49,097)		(62,576)		(49,097)
Equity-method investment		8,932		(681)		1,707		8,251		1,707
Allowance for doubtful accounts		—		1,396,835		414,004		1,396,835		414,004
Others		16,646		—		25,013		16,146		25,513

		187,722		1,763,841		860,852		1,784,360		1,028,055

Loss carryforwards		5,562,160		(1,684,250)		—		454,103		3,423,807

	~~W~~	5,749,882	~~W~~	79,591	~~W~~	860,852	~~W~~	2,238,463	~~W~~	4,451,862

1	Includes adjustments on the difference between audit report and tax return due to the changes after issuance of report.

40

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
As of December 31, 2006, temporary differences and loss carryforwards which are not recognized as deferred tax assets consist of the following:

(in millions of Korean won)	Amount
Accumulated temporary differences	~~W~~	1,188,024
Loss carryforwards[1]		1,736,234

	~~W~~	2,924,258

[1]	Expiring in 2008 to 2009 in accordance with the Korean Corporation Tax Law.
As of December 31, 2006, ~~W~~804,171 million of income tax effects relevant to accumulated temporary differences and loss carryforwards are not recognized as deferred tax assets due to uncertainty of their realization. These unrecognized deferred tax assets may be recognized as deferred tax assets depending on future income.
The statutory income tax rate, including resident tax surcharges, applicable to the Company for the years ended December 31, 2006 and 2005, is 27.5%. The effective tax rate of the Company was not calculated since the Company did not incur any income tax expense.
27. Earnings Per Share
Basic earnings per share is computed by dividing net income allocated to common stock by the weighted average number of common shares outstanding during the year. Basic ordinary income per share is computed by dividing ordinary income allocated to common stock as adjusted by extraordinary gains or losses and net of related income taxes, by the weighted average number of common shares outstanding during the year.
Basic ordinary income per share and basic earnings per share for the years ended December 31, 2006 and 2005, is calculated as follows:

(in Korean won)	2006		2005
Ordinary income (A)	~~W~~	1,193,679,248,019	~~W~~	1,363,073,174,793
Weighted average number of common shares outstanding during the period (B) [1]	125,369,403 shares		123,049,141 shares

Basic ordinary income per share (A/B)	~~W~~	9,521	~~W~~	11,077

[1]	The weighted average number of common shares outstanding the years ended December 31, 2006 and 2005, are calculated as follows:

41

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005

	2006
	Number of	Number of Days	Weighted Number
	Shares Issued	Outstanding	of Shares
Beginning	125,369,403	365	45,759,832,095

Total		365	45,759,832,095

Weighted average number of common shares outstanding:
45,759,832,095 shares ÷ 365 days = 125,369,403 shares

	2005
			Number of	Weighted
	Number of	Adjustment	Days	Number
	Shares Issued	Rate	Outstanding	of Shares
Beginning	517,117,922	(1-0.818)	27	2,538,578,880
Debt to equity conversion	689,531,717	(1-0.818)	38	4,764,037,314
Capital reduction without consideration and acquisition of treasury stocks	125,352,135		29	3,635,211,915
Disposal of treasury stocks	125,369,403		271	33,975,108,213

Total			365	44,912,936,322

Weighted average number of common shares outstanding:
44,912,936,322 shares ÷ 365 days = 123,049,141 shares
Diluted Earnings Per Share
Diluted earnings per share and diluted ordinary income per share are similarly computed by using the weighted average number of common shares outstanding, adjusted for the effects of diluted securities such as convertible bonds and net income and ordinary income were adjusted for expenses, net of related income taxes, on diluted securities in calculating diluted earnings and ordinary income.
Since the convertible securities outstanding for the years ended December 31, 2006 and 2005, did not have any dilutive effects, the Company did not calculate diluted ordinary income per share and diluted earnings per shares.

42

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
Details of dilutive potential shares as of December 31, 2006, are as follows:

				Number of shares
(in millions of Korean won)	Amount		Exercise period	to be issued
Convertible bonds	~~W~~	299,670	2003.10.21 - 2008.12.12	147,207 shares
Bonds with warrants		282,665	2003.11.12 - 2009.01.12	142,157 shares
Stock options		—	2008.12.21 - 2010.12.20	250,000 shares
28. Operating Results for the Final Interim Period
Significant operating results for the three-month periods ended December 31, 2006 and 2005, are as follows:

(in millions of Korean won, except per share amount)	2006		2005
Operating revenue	~~W~~	658,716	~~W~~	698,422
Operating income		275,443		239,416

Net income		244,450		228,117
Basic ordinary income per share and basic earnings per shares	~~W~~	1,950	~~W~~	1,820

Diluted ordinary income per share and diluted earnings per shares	~~W~~	1,950	~~W~~	1,820

43

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
29. Selling and Administrative Expenses
Selling and administrative expenses for the years ended December 31, 2006 and 2005, consist of the follows:

(in millions of Korean won)	2006		2005
Salaries and wages	~~W~~	201,183	~~W~~	180,725
Stock option expense		2,472		68
Provision for severance benefits		21,087		21,815
Other employee benefits		38,916		27,707
Travel		1,062		1,048
Communications		35,008		38,520
Utilities		14,748		13,973
Vehicles		2,001		1,734
Supplies		17,768		19,854
Taxes and dues		16,235		11,905
Rent		19,937		18,435
Depreciation		110,823		81,355
Amortization		8,789		8,789
Insurance		962		1,206
Repairs and maintenance		87		89
Entertainment		1,192		1,309
Advertising		37,683		26,419
Transportation		686		672
Publications		961		1,011
Service fees		449,438		376,465
Compensation for losses		3,787		4,855
Training		1,423		1,227
Bad debt expenses		118,966		125,259
Collection fees for receivables		28,074		34,492
Credit rating service fees		50,604		78,613
Miscellaneous expenses on the lease of assets		584		887
Foreign exchange loss		1,086		3,227
Loss on valuation of derivatives		538		—
Loss on derivative transactions		88		1,760
Other expenses		58		1

	~~W~~	1,186,246	~~W~~	1,083,420

44

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
30. Value Added Information
Details of accounts included in computation of value added for the years ended December 31, 2006 and 2005, are as follows:

(in millions of Korean won)	2006		2005
Salaries and wages	~~W~~	201,183	~~W~~	180,725
Provision for severance benefits		21,087		21,815
Other employee benefits		38,916		27,707
Rent		19,937		18,435
Depreciation		110,823		81,355
Taxes and dues		16,235		11,905

	~~W~~	408,181	~~W~~	341,942

31. Related Party Transactions
Significant transactions which occurred in the ordinary course of business with related companies for the years ended December 31, 2006 and 2005, and the related accounts balances outstanding as of December 31, 2006 and 2005, are summarized as follows:

	2006
	Interest		Interest
(in millions of Korean won)	income		expenses		Receivables[1]		Payables[2]
The Korea Development Bank	~~W~~	6,605	~~W~~	9,475	~~W~~	50,019	~~W~~	102,471

	2005
	Interest		Interest
(in millions of Korean won)	income		expenses		Receivables[1]		Payables[2]
The Korea Development Bank	~~W~~	9,532	~~W~~	20,564	~~W~~	740,988	~~W~~	284,534

[1]	Includes bank deposit, short-term loans receivable and accrued income and provision ratio for receivables is 0.5%.

[2]	Includes borrowings and accrued expenses.
Compensation of key management for the year ended December 31, 2006, are summarized as follows:

(in millions of Korean won)	Amount
Short-term benefits	~~W~~	7,471
Post-employment benefits		897
Share-based payments		2,472

Total	~~W~~	10,786

45

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2006 and 2005
The key management includes executive and non-executive directors who are responsible for planning, operating, and control of the Company’s activities.
32. Donations
Donations for the years ended December 31, 2006 and 2005, consist of following:

(in millions of Korean won)	2006		2005
Welfare facilities	~~W~~	140	~~W~~	68
Others		30,190		77

	~~W~~	30,330	~~W~~	145

33. Supplemental Cash Flow Information
Major transactions not involving an inflow or outflow of cash and cash equivalents for the years ended December 31, 2006 and 2005, are as follows:

(in millions of Korean won)	2006		2005
Reclassification of short-term financial instruments from long-term financial instruments	~~W~~	—	~~W~~	2,000
Reclassification of long-term held-to-maturity securities to current maturities		90,000		—
Write-off financing assets		532,578		1,532,742
Gain on valuation of derivatives		416		18,880
Loss on valuation of derivatives		10,672		1,806
Unrealized gain on of available-for-sale securities		14,375		218
Unrealized loss on of available-for-sale securities		230		42
Reclassification of advance payment on lease assets to operating lease assets		1,606		1,900
Reclassification of advance payment on lease assets to finance lease accounts receivable		68,099		65,789
Reclassification of construction in progress to land		15,804		—
Reclassification of long-term borrowings to current maturities		1,196,618		1,687,644
Renewal of matured bonds		—		964,900
Renewal of matured borrowings		—		1,262,548
Renewal of bonds and borrowings		—		505,399
Disposition of accumulated deficit		1,449,481		1,704,244
34. Approval of Financial Statements
The December 31, 2006 financial statements of the Company were approved by the Board of Directors on January 30, 2007.

46

LG CARD CO., LTD.
Index
December 31, 2006 and 2005
Report of Independent Accountants’
Review of Internal Accounting Control System
To the President of
LG CARD CO., LTD.
We have reviewed the accompanying management’s report on the operations of the Internal Accounting Control System (“IACS”) of LG CARD CO., LTD. (the “Company”) as of December 31, 2006. The Company’s management is responsible for designing and operating IACS and for its assessment of the effectiveness of IACS. Our responsibility is to review the management’s report on the operations of the IACS and issue a report based on our review. The management’s report on the operations of the IACS of the Company states that “based on its assessment of the operations of the IACS as of December 31, 2006, the Company’s IACS has been designed and is operating effectively as of December 31, 2006, in all material respects, in accordance with the IACS standards established by the Internal Accounting Control System Operations Committee (IACSOC) of the Korea Listed Companies Association.”
Our review was conducted in accordance with the IACS review standards established by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform, in all material respects, the review of management’s report on the operations of the IACS to obtain a lower level of assurance than an audit. A review is to obtain an understanding of a company’s IACS and consists principally of inquiries of management and, when deemed necessary, a limited inspection of underlying documents, which is substantially less in scope than an audit.
A company’s IACS is a system to monitor and operate those policies and procedures designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the Republic of Korea. Because of its inherent limitations, IACS may not prevent or detect a material misstatement of the financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Based on our review, nothing has come to our attention that causes us to believe that management’s report on the operations of the IACS, referred to above, is not presented fairly, in all material respects, in accordance with the IACS standards established by IACSOC.
Our review is based on the Company’s IACS as of December 31, 2006, and we did not review management’s assessment of its IACS subsequent to December 31, 2006. This report has been prepared pursuant to the Acts on External Audit for Stock Companies in Korea and may not be appropriate for other purposes or for other users.
Samil PricewaterhouseCoopers
March 10, 2007

47

LG CARD CO., LTD.
Index
December 31, 2006 and 2005
Report on the Operations of the Internal Accounting Control System
To the Board of Directors and Audit Committee of
LG CARD CO., LTD.
I, as the Internal Accounting Control Officer (“IACO”) of LG CARD CO., LTD.(“the Company”), assessed the status of the design and operations of the Company’s internal accounting control system (“IACS”) for the year ended December 31, 2006.
The Company’s management including IACO is responsible for designing and operating IACS. I, as the IACO, assessed whether the IACS has been effectively designed and is operating to prevent and detect any error or fraud which may cause any misstatement of the financial statements, for the purpose of establishing the reliability of financial reporting and the preparation of financial statements for external purposes. I, as the IACO, applied the IACS standard for the assessment of design and operations of the IACS.
Based on the assessment on the operations of the IACS, the Company’s IACS has been effectively designed and is operating as of December 31, 2006, in all material respects, in accordance with the IACS standards.
January 30, 2007
Lee, Jong-ho
Internal Accounting Control Officer
Park, Hae-choon
Chief Executive Officer and President

48

LG CARD CO., LTD.
Index
December 31, 2005 and 2004
(Appendix 7)
LG CARD CO., LTD.
Financial Statements
December 31, 2005 and 2004

LG CARD CO., LTD.
Index
December 31, 2005 and 2004

Page(s)
Report of Independent Auditors	1-2

Financial Statements

Balance Sheets	3-4

Statements of Income	5

Statements of Disposition of Accumulated Deficit	6

Statements of Cash Flows	7-8

Notes to Financial Statements	9-49

Report on the Review of Internal Accounting Control System	50-51

Samil PricewaterhouseCoopers
Samil PricewaterhouseCoopers
Kukje Center Building
191 Hankangro 2ga, Yongsanku
Seoul 140-702, KOREA
(Yongsan P.O. Box 266, 140-600)
Report of Independent Auditors
To the Board of Directors and Shareholders of
LG CARD CO., LTD.
We have audited the accompanying balance sheet of LG CARD Co., Ltd. (the “Company”) as of December 31, 2005, and the related statements of income and disposition of accumulated deficit and cash flow for the year then ended, expressed in Korean won. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of and for year ended December 31, 2004, presented herein for comparative purposes, were audited by Samjong Accounting Corp., whose report dated February 1, 2005, expressed an unqualified opinion on those financial statements.
We conducted our audit in conformity with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements as of and for the year ended December 31, 2005 referred to above present fairly, in all material respects, the financial position of LG CARD Co., Ltd. as of December 31, 2005, and the results of its operations, the changes in its accumulated deficit and its cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of Korea.
Samil PricewaterhouseCoopers is the Korean member firm of PricewaterhouseCoopers. PricewaterhouseCoopers refers to the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

As discussed in Note 1 to the financial statements, the Company is under the joint management control by its creditor financial institutions led by The Korea Development Bank as of December 31, 2005, in accordance with the agreement made on February 6, 2004, to implement its business rehabilitation plan.
As discussed in Note 35 to the financial statements, the Company is under the business rehabilitation plan which contains a short-term funding plan for its operating activities. The business rehabilitation plan can be altered if such short-term funding is not available. The Company’s financial statements reflect the management’s evaluation on its economic environment which can affect the Company’s financial status. However, actual results may differ from the management’s evaluation and such differences can be significant.
As discussed in Note 23 to the financial statements, as part of its business rehabilitation, the Company increased its capital by ~~W~~1,000 billion at issue price per share of ~~W~~5,800 on January 28, 2005, through public offering pursuant to the resolutions of the Board of Directors on December 31, 2004, and the creditor financial institutions committee on January 3, 2005. The proceeds were used to redeem ~~W~~195 billion and ~~W~~500 billion of debts, owed to the creditor financial institutions and LG Group, respectively. For the above increase in capital, the Company issued 172,414 thousand common shares. In addition, pursuant to the resolutions of the creditor financial institutions committee on January 3, 2005 and shareholders on February 24, 2005, the Company reduced its capital without consideration by the ratio of 81.8% on March 7, 2005. Due to the capital reduction, total number of shares decreased by 564,162 thousand and a surplus from capital reduction of ~~W~~2,821 billion was recorded.
Accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in conformity with accounting principles and practices generally accepted in countries and jurisdictions other than the Republic of Korea. In addition, the procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those who are informed about Korean accounting principles or auditing standards and their application in practice.
Seoul, Korea
January 20, 2006

This report is effective as of January 20, 2006, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

LG CARD CO., LTD.
Balance Sheets
December 31, 2005 and 2004

(in millions of Korean won)	2005		2004
Assets
Current assets
Cash and cash equivalents (Notes 20 and 31)	~~W~~	408,151	~~W~~	278,787
Short-term financial instruments (Notes 3 and 14)		7,000		41,918
Short-term available-for-sale securities (Note 4)		3		11,006
Short-term held-to-maturity securities (Notes 4 and 14)		—		695,531
Short-term loans receivable, net (Notes 11 and 31)		699,034		626,850
Other accounts receivable, net		235,866		167,423
Accrued income, net		43,626		160,551
Advance payments		74,265		80,484
Prepaid expenses		22,927		36,079
Other		31,159		51,147

Total current assets		1,522,031		2,149,776

Financing assets
Credit card receivables, net (Notes 6 and 8)		1,655,532		649,443
Installment receivables, net (Notes 7, 8 and 14)		590,533		531,247
Loans receivable, net (Notes 8 and 14)		2,119,158		2,093,863
Lease, net (Notes 9 and 14)		343,612		129,133
Trust assets, net (Notes 8, 10 and 14)		2,389,680		2,222,312

		7,098,515		5,625,998

Premises and equipment, net (Note 12)		55,875		65,846
Long-term financial instruments (Note 3)		529		2,530
Long-term available-for-sale securities (Notes 4 and 14)		50,565		28,034
Long-term held-to-maturity securities (Notes 4 and 14)		204,459		188,383
Equity-method investments (Note 5)		2,089		3,530
Long-term loans receivable, net (Note 11)		50,038		51,799
Guarantee deposits		77,796		66,108
Derivative assets (Note 22)		1,148		5,376
Intangible assets, net (Note 13)		21,134		29,923
Other investments		55		55

		463,688		441,584

Total assets	~~W~~	9,084,234	~~W~~	8,217,358

LG CARD CO., LTD.
Balance Sheets
December 31, 2005 and 2004

(in millions of Korean won)	2005		2004
Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings (Note 15)	~~W~~	1,353,923	~~W~~	3,913,899
Short-term debentures, net (Note 15)		1,008,414		309,990
Other accounts payable		511,715		318,740
Accrued expenses (Note 31)		126,509		149,543
Withholdings		158,546		199,295
Current maturities of long-term debts, net (Note 15)		1,687,607		1,912,583
Other current liabilities		214,190		222,241

Total current liabilities		5,060,904		7,026,291

Long-term debentures, net (Notes 16 and 17)		1,360,173		763,890
Convertible bond, net (Notes 16 and 17)		334,274		316,465
Bond with warrants, net (Notes 16 and 17)		304,681		290,680
Long-term borrowings, net (Note 17)		85,441		264,615
Guarantee deposits for lease		14,363		14,915
Accrued severance benefits, net (Note 19)		20,856		16,279
Derivative liabilities (Note 22)		12,722		37,686
Other long-term liabilites (Note 18)		84,295		56,285

Total liabilities		7,277,709		8,787,106

Commitments and contingencies (Note 21)		—		—

Shareholders’ equity
Common stock (Notes 1 and 23)		626,847		2,585,590

Capital surplus (Note 23)
Surplus from capital reduction		2,820,812		1,699,800
Other capital surplus		9,240		13,685

		2,830,052		1,713,485

Accumulated deficit (Note 23)
Undisposed accumulated deficit		(1,449,481)		(4,516,799)

Capital adjustments
Gain on valuation of available-for-sale securities, net (Note 4)		1,005		453
Gain on valuation of equity-method investments (Note 5)		350		370
Loss on valuation of derivatives, net (Note 22)		(11,574)		(28,649)
Interest from debt to equity conversion (Note 23)		(76,749)		(76,749)
Discount on stock issuance (Note 23)		(113,886)		(247,368)
Loss on disposition of treasury stocks (Note 23)		(106)		(81)
Stock option(Note 24)		68		—

		(200,893)		(352,024)

Total shareholders’ equity		1,806,525		(569,748)

Total liabilities and shareholders’ equity	~~W~~	9,084,234	~~W~~	8,217,358

The accompanying notes are an integral part of these financial statements.

LG CARD CO., LTD.
Statements of Income
Years Ended December 31, 2005 and 2004

(in millions of Korean won, except per share amounts)	2005		2004
Operating revenue
Credit card income	~~W~~	890,941	~~W~~	838,560
Installment financing income		84,093		120,431
Credit financing income		625,938		811,171
Lease income		57,687		50,557
Interest income (Note 31)		20,335		36,331
Asset securitization income		832,425		1,437,833
Others		218,293		137,386

		2,729,712		3,432,269

Operating expenses
Interest expense (Note 31)		397,858		736,300
Selling and administrative expenses (Notes 29 and 30)		1,083,420		3,542,852

		1,481,278		4,279,152

Operating income(loss)		1,248,434		(846,883)

Non-operating income (expenses)
Interest income from loans to employees		16		663
Gain on disposal of premises and equipment, net		7		83
Gain(loss) on valuation of equity-method investments (Note 5)		980		(488)
Gain on disposal of available-for-sale securities		91		31
Gain on disposal of trading securities		—		38,277
Loss on disposal of held-to-maturity securities, net		(3,454)		(105,507)
Impairment losses on available-for-sale securities (Note 4)		(12,466)		(1,617)
Reversal of impairment loss on held-to-maturity securities (Note 4)		16,110		126,253
Donations (Note 32)		(145)		(43)
Gain(loss) on disposal of receivables, net (Note 21)		122,602		—
Others, net		(9,102)		(4,308)

		114,638		53,344

Ordinary income(loss)		1,363,073		(793,539)

Extraordinary gain (Notes 23 and 25)		—		711,939

Income(loss) before income taxes		1,363,073		(81,600)

Income tax expense (Note 26)		—		—

Net income(loss)	~~W~~	1,363,073	~~W~~	(81,600)

Per share data (In Korean won) (Note 27)
Ordinary income(loss) per share	~~W~~	11,077	~~W~~	(21,190)

Earnings(loss) per share	~~W~~	11,077	~~W~~	(3,856)

The accompanying notes are an integral part of these financial statements.

LG CARD CO., LTD.
Statements of Disposition of Accumulated Deficit
Years Ended December 31, 2005 and 2004
(Dates of Disposition : March 8, 2006 and March 28, 2005
for the years ended December 31, 2005 and 2004, respectively

(in millions of Korean won)	2005		2004
Accumulated deficit before disposition
Undisposed accumulated deficit carried over from prior year	~~W~~	(2,812,554)	~~W~~	(4,435,198)
Net income(loss)		1,363,073		(81,600)

		(1,449,481)		(4,516,799)

Disposition of deficit
Transfer from other capital surplus		—		4,445
Transfer from the surplus earned from capital reduction		1,449,481		1,699,800

		1,449,481		1,704,245

Undisposed accumulated deficit carried forward to subsequent year	~~W~~	—	~~W~~	(2,812,554)

LG CARD CO., LTD.
Statements of Cash Flows
Years Ended December 31, 2005 and 2004

(in millions of Korean won)	2005		2004
Cash flows from operating activities
Net income(loss)	~~W~~	1,363,073	~~W~~	(81,600)

Adjustments to reconcile net income(loss) to net cash provided by operating activities
Depreciation and amortization		90,144		91,351
Provision for severance benefits		21,815		15,267
Stock option expense		68		—
Bad debt expense		125,259		2,580,443
Foreign exchange gain, net		(216)		(18,022)
Impairment losses on available-for-sale securities		12,466		1,617
Loss on disposal of held-to-maturity securities, net		3,454		105,507
Gain on disposal of premises and equipment, net		(7)		(83)
Loss on valuation of derivatives, net		—		4,242
Loss on disposal of derivatives, net		1,592		47,412
Interest expenses, net		23,669		33,404
Loss(gain) on valuation of equity-method investments		(980)		488
Reversal of impairment loss on held-to-maturity		(16,110)		(126,253)
Others, net		20,764		(901,414)

		281,919		1,833,959

Changes in operating assets and liabilities
Decrease(increase) in other accounts receivable		(69,226)		123,224
Decrease in accrued income		117,508		60,265
Increase in advance payments		(1,114)		(54,047)
Decrease(increase) in prepaid expenses		13,153		(9,304)
Decrease(increase) in other current assets		19,987		(12,017)
Increase in credit card receivables		(1,395,041)		(1,156,700)
Decrease(increase) in installment receivables		(110,298)		501,029
Decrease in loans receivable		21,590		42,942
Decrease(increase) in leases		(253,044)		17,696
Decrease(increase) in trust assets		148,709		(386,684)
Collection of written-off receivables		—		130,871
Increase in other accounts payable		192,975		28,819
Decrease in withholdings		(40,749)		(327,154)
Decrease in accrued expenses		(23,034)		(172,816)
Increase(decrease) in other current liabilities		(10,818)		20,958
Increase(decrease) in guarantee deposits for lease		(550)		9,087
Decrease in derivative assets		21,517		—
Decrease in derivative liabilites		(26,770)		—
Decrease in other long-term liabilities		(35,434)		(653)
Payments of severance benefits		(18,771)		(7,715)

		(1,449,410)		(1,192,199)

Net cash provided by operating activities		195,582		560,160

LG CARD CO., LTD.
Statements of Cash Flows
Years Ended December 31, 2005 and 2004

(in millions of Korean won)	2005		2004

Cash flows from investing activities
Proceeds from short-term financial instruments	~~W~~	44,018	~~W~~	683,401
Disposal of trading securities		—		337,156
Disposal of available-for-sale securities		11,150		293,788
Disposal of held-to-maturity securities		692,111		437,029
Disposal of equity-method investments		2,404		—
Proceeds from long-term financial instruments		3		1,233,488
Decrease in derivative assets		—		14,281
Proceeds from collection of long-term loans		1,595		19,589
Decrease in long-term receivables		—		1,195
Proceeds from guarantee deposits		30		69,678
Disposal of premises and equipment		171		1,062
Decrease in other investment assets		—		18
Acquisition of short-term financial instruments		(7,100)		(656,245)
Acquisition of trading securities		—		(216,006)
Increase in short-term loans		(72,546)		(268,934)
Acquisition of available-for-sale securities		(34,501)		(267,504)
Increase in guarantee deposits		(4,394)		(10,533)
Acquisition of premises and equipment		(23,978)		(6,288)
Increase of other investments		—		(1,498)
Acquisition of intangible assets		—		(17,599)
Acquisition of long-term financial instruments		(2)		(911,400)

Net cash provided by investing activities		608,960		734,678

Cash flows from financing activities
Proceeds from short-term borrowings		2,048,550		12,872,919
Proceeds from issuance of short-term debentures		371,940		299,788
Proceeds of current maturities of long-term debts		—		101,902
Proceeds from long-term borrowings		—		316,768
Proceeds from issuance of debentures		937,720		—
Proceeds from stocks issuance		995,551		—
Disposal of treasury stocks		510		—
Repayment of short-term borrowings		(2,894,814)		(11,981,274)
Repayment of short-term debentures		(65,000)		(702,913)
Repayment of current maturities of long-term debts		(1,912,899)		(2,036,131)
Repayment of long-term borrowings		(1,112)		(55,066)
Repayment of long-term debentures		(155,089)		—
Stock issuance expenses		—		(17,617)
Decrease in derivative debts		—		(61,693)
Interest expense on liabilities converted into capital		—		(76,749)
Acquisition of treasury stocks		(535)		—

Net cash used in financing activities		(675,177)		(1,340,066)

Cash and cash equivalents
Beginning of the year		278,787		324,015

End of the year	~~W~~	408,151	~~W~~	278,787

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
1. The Company
LG CARD CO., LTD. (the “Company”) was incorporated on December 17, 1985, under the name of Express Credit Card Corporation to provide credit card services. At September 1, 2001, the name of the Company was changed to LG CARD CO., LTD. after several name changes. The Company provides several services such as credit card services, factoring, installment financing and leasing, under the Act for Financial Companies Specializing in Loan Business. The Company was listed on the Korea Stock Exchange on April 22, 2002.
The Company merged with Goldstar Factoring Corporation and LG Financing Corporation on June 1, 1988 and January 1, 1998, respectively. As of December 31, 2005, the Company has 63 branch offices, approximately 3.9 million merchants and 19.9 million credit card holders.
The Company is under the joint management control by its creditor financial institutions led by The Korea Development Bank as of December 31, 2005, in accordance with the agreement made on February 6, 2004, to implement its business rehabilitation plan. Additionally, on January 15, 2004, the Company received an approval from the Fair Trade Commission on its breakaway from the LG Group.
As of December 31, 2005, the Company’s capital stock amounts to ~~W~~626,847million and its shares are mainly owned by Korea Development Bank and other creditor financial institutions, with 81.9% of ownership. The 88% of the stocks which are owned by Korea Development Bank and other creditor financial institutions are restricted for disposition until the termination of the sale of the Company.
2. Summary of Significant Accounting Policies
The significant accounting policies followed by the Company in the preparation of its financial statements for are summarized below.
Basis of Financial Statement Presentation
The Company maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language(Hangul) in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English from the Korean language financial statements. Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations, or cash flows is not presented in the accompanying financial statements.

9

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Application of the Statements of Korean Financial Accounting Standards
The Korean Accounting Standards Board has published a series of Statements of Korean Financial Accounting Standards (“SKFAS”), which will gradually replace the existing financial accounting standards established by the Korean Financial Supervisory Commission. As SKFAS Nos. 15 through 17 became effective for the Company on January 1, 2005, the Company adopted these Standards in its financial statements as of and for the year ended December 31, 2005.
Accounting Estimates
The preparation of the financial statements requires management to make estimates and assumptions that affect amounts reported therein. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates.
Revenue Recognition
The Company recognizes fees and interest income from cardholders on an accrual basis. However, the Company recognizes service charges and interest income from delinquent cardholders on a cash basis.
The Company adopts the revenue recognition policy for its supplementary revenue arising from loans provided, such as handling charges, in accordance with Interpretation 2002-9 of the financial accounting standards established by the Securities and Futures Commission. Accordingly, the supplementary revenue is recognized using the effective interest rate method over the loan period starting January 1, 2003.
Cash and Cash Equivalents
The Company considers cash on hand, bank deposits and highly liquid marketable securities with original maturities of three months or less to be cash and cash equivalents.
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts based on historical collection experience and the aggregate estimated collectibility of the receivables. Analysis of collectibility for certain terms is applied for long-term receivables including rescheduled loans while analysis of roll-rate for certain terms is applied for the other assets.
Securities
The Company accounts for equity and debt securities under the provision of SKFAS No. 8, Investments in Securities. This statement requires investments in equity and debt securities to be classified into three categories: trading, available-for-sale and held-to-maturity.
Securities are initially carried at cost, including incidental expenses, with cost being determined using the moving-average method. Debt securities, which the Company has the intent and ability to hold to maturity, are generally carried at cost, adjusted for the amortization of discounts or premiums. Premiums and discounts on debt securities are amortized over the term of the debt using the effective interest method. Trading and available-for-sale securities are carried at fair value, except for non-marketable securities, classified as available-for-sale securities, which are carried at cost. Non-marketable debt securities are carried at a value using the present value of future cash flows, discounted at a reasonable interest rate determined considering the credit ratings provided by independent credit rating agencies.

10

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Unrealized valuation gains or losses on trading securities are charged to operations and those resulting from available-for-sale securities are charged to capital adjustment, the accumulated amount of which shall be charged to operations when the related securities are sold, or when an impairment loss on the securities is recognized. Impairment losses are recognized in the statement of income when the recoverable amounts are less than the acquisition cost of securities or adjusted cost of debt securities for the amortization of discounts or premiums.
Equity-Method Investments
Investments in equity securities of companies, over which the Company exercises a significant control or influence are recorded using the equity method of accounting. Under the equity method, the Company records changes in its proportionate ownership in the book value of the investee in current operations, as capital adjustments or as adjustments to retained earnings, depending on the nature of the underlying change in the book value of the investee.
The Company discontinues the application of the equity method of accounting for investments in equity method investees when the book value of the investments becomes zero or below as a result of reflecting the Company’s share in the accumulated losses of the investee. The Company resumes the application of the equity method when there are changes in its proportionate ownership in the book value of the investees, as a result of the subsequent changes in its proportionate net income of the investees less its cumulative proportionate net losses not recognized during the periods when the equity method was suspended.
The Company assesses the potential impairment of equity-method investments when there is significant difference between book value and the estimated realizable value. The book value of the investments is reduced to its estimated realizable value by recording an impairment loss charged to current operations and presenting it as a reduction from the said book value. However, any recovery of the impaired investments is recorded in current operations and should not exceed the carrying amount of the investments before impairment.
Difference of initial purchase price over the Company’s initial proportionate ownership in the net book value of the investee is amortized over the relevant period, not to exceed 20 years, using the straight-line method and the amortization is charged to current operations. An excess of the initial proportionate ownership over the purchase price is recognized as income on straight-line basis over the remaining weighted average useful life of the identifiable acquired depreciable asset or at the date of purchasing, depending on the nature of the excess, not related to the losses or expenses expected to occur in the future.
Unrealized profit arising from between the Company and the equity-method investees is eliminated considering the percentage of ownership.
Foreign currency financial statements of equity method investees are translated into Korean won using the exchange rate in effect as of the balance sheet date for assets and liabilities, and annual average exchange rate for income and expenses. Any resulting translation gain or loss is included in the capital adjustment account, a component of shareholders’ equity.
Lease
The Company accounts for lease transactions as either operating leases or capital leases, depending on the terms of the lease agreement. Lease agreements that include a bargain purchase option, resulting in the transfer of ownership at the end of the lease term, have a term longer than 75% of the estimated economic life of the leased property, or have a present value of the minimum lease payments at the beginning of the lease term more than 90% of the fair

11

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
value of the leased property, are accounted for as capital leases. Leases that do not meet these criteria are accounted for as operating leases.
Machinery and equipment acquired by the Company to be leased out under operating lease agreements are recorded at cost as operating lease assets and depreciated using the declining-balance method over their estimated useful lives. The related lease payments are recognized as revenue on an accrual basis over the lease term.
When assets are leased out under capital leases, the aggregate lease payments are recorded as capital lease receivables, net of accrued interest, as determined based on the excess of the total lease payments over the cost of the leased machinery and equipment. Accrued interest is amortized over the lease period using the effective interest method.
The Company recorded the expenses related to acquisition of lease assets from lease contract date to lease execution date as lease rentals paid in advance. The related interests and fees incurred are included in its acquisition cost.
Contingent lease represents increase or decrease in minimum lease payments, resulting from changes in terms of the lease occurring subsequent to the inception date. Such changes are recorded as income or expense in the period incurred.
The Company classifies each receivable account as normal, precautionary or doubtful, considering delinquency, based on debtor’s financial status, past experience of bad debts and industry practices.
The Company classifies its receivables into three categories and makes provisions for estimated loss using the ratio of 0.5% for collectible, 1%, 20% and 75% for doubtful, and 100% for uncollectible receivables, based on delinquency, worth of collaterals pledged, and debt repayment capacity of guarantors.
As of December 31, 2005, the Company’s receivables classified as collectible and doubtful amounted to ~~W~~184,940 million and ~~W~~2,164 million, respectively.
Allowance for doubtful accounts to the total receivables ratios are 0.5% from 1999 to 2002, 0.6% for 2003, 0.5% for 2004 and 1.7% as of December 31, 2005.
Premises and Equipment, and Related Depreciation
Premises and equipment are stated at cost, which includes acquisition cost, production cost and other costs required to prepare the asset for its intended use. It also includes the present value of the estimated cost of dismantling and removing the asset, and restoring the site after the termination of the asset’s useful life, provided it meets the criteria for recognition of provisions.
Depreciation is computed using the declining-balance method over the following estimated useful lives of the assets, except for buildings which are depreciated using the straight-line method:

	1.1.1	Estimated Useful Lives
Buildings		40 years
Computers		4 years
Vehicles		4 years
Others		4 years

12

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Routine maintenance and repairs are charged to expense as incurred. Expenditures, which enhance the value or extend the useful life of the related assets, are capitalized.
The Company assesses the potential impairment of premises and equipment when there is evidence that events or changes in circumstances have made the recovery of an asset’s carrying value unlikely. The carrying value of the asset is reduced to its estimated realizable value by recording an impairment loss charged to current operations and presenting it as a reduction from the said carrying value. However, any recovery of the impaired asset is recorded in current operations and should not exceed the carrying amount of the asset before impairment.
Intangible Assets
Intangible assets, consisting of industrial property rights, software costs and other intangible assets are stated at cost, net of accumulated amortization. Amortization is computed using the straight-line method over a period of five years.
Research and development costs are charged to current operations when incurred and are included in operating expenses. Costs incurred in developing new products or technologies, which can be clearly defined and measured, and having probable future economic benefits, are capitalized as development costs. Other development costs are charged as normal development expense in the period incurred. Capitalized development costs are amortized over their economic lives, not to exceed 20 years, using the straight-line method.
Restructuring of Debts
When the Company disposes of assets or issues stocks to redeem debts, and if the fair value of those assets or stocks is less than the book value of the debts to be redeemed, the Company recognizes the difference as gain on restructuring of debts, and recognizes the difference between the fair value and the book value of the asset as gain on disposal. In addition, the debts agreed to be converted into equity but not executed immediately, are recorded as debts for equity conversion in capital adjustments.
The value of the debt for equity conversion is determined as the fair value of the stocks to be issued and the difference between the fair value of the stocks to be issued and the book value of the debt to be redeemed is recorded as gain on debt restructuring. When the fair value of non-marketable equity securities can be measured reliably, the debt for equity conversion is recorded at the book value of the debts to be redeemed and no gain on restructuring of debts is recognized.
If debts are restructured through reduction of the principal and interest rate, the difference between the present value of the agreed future cash flow discounted by the effective interest rate and the book value of the debts is recorded as discount on the debts and gain on debt restructuring.
Impairment Loss
An impairment loss related to assets, other than marketable securities, investment securities, restructured receivables and assets for which present value discounts are applied, are included in current operations when there are declines in fair value arising from obsolescence, physical damage or significant decline in market value. Subsequent recovery is recorded as non-operating income up to the original book value of the related assets.

13

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Premiums and Discounts on Debentures
The Company accounts for the difference between the face amount and issued amount of debentures as premiums or discounts on debentures.
Premiums or discounts on debentures are amortized using the effective interest rate method over the term of the debentures and the resulting amortization is recorded as interest expense.
Convertible bonds
The Company accounts for the difference between the issue price and the present value of the convertible bond, discounted at the effective interest rate of general debentures, as consideration for convertible rights, which is credited to capital surplus. The face value of the bond is reduced by the convertible right adjustment and increased by redemption premiums.
The conversion right adjustment is amortized using the effective interest rate method over the term of the convertible bond and the resulting amortization is recorded as interest expense.
Bonds with Warrants
The Company accounts for the difference between the issue price and the present value of the bond with warrants, discounted at the effective interest rate of general debentures, as consideration for stock warrants, which is credited to capital surplus. The face value of the bond is reduced by the stock warrants adjustment and increased by redemption premiums.
The stock warrants adjustment is amortized using the effective interest rate method over the term of the convertible bond and the resulting amortization is recorded as interest expense.
Foreign Currency Translation
Monetary assets and liabilities denominated in foreign currencies are translated into Korean won at the exchange rate in effect at the balance sheet date (~~W~~1,013.0 : US$1 as of December 31, 2005, ~~W~~1,043.8 : US$1 as of December 31, 2004), and the resulting translation gains and losses are recognized in current operations.
Accrued Severance Benefits
Employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the balance sheet date. For the year ended December 31, 2005, actual payments of severance benefits amounted to ~~W~~8,359 million (2004: ~~W~~16,921 million).
Accrued severance benefits are funded at approximately 64.8% as of December 31, 2005 (2004: 63.3%), through a group severance insurance plan and are presented as a deduction from accrued severance benefits.
The Company has made deposits to the National Pension Fund in accordance with National Pension Funds Law. The use of the deposit is restricted to the payment of severance benefits. Accordingly, accrued severance benefits in the accompanying balance sheet are presented net of this deposit.

14

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Income Taxes
The Company recognizes deferred income taxes for anticipated future tax consequences resulting from temporary differences between amounts reported for financial reporting and income tax purposes. Deferred tax assets and liabilities are computed on such temporary differences by applying enacted statutory tax rates applicable to the years when such differences are expected to reverse. Deferred tax assets are recognized when it is almost certain that such deferred tax assets will be realized. The total income tax provision includes the current tax expense under applicable tax regulations and the change in the balance of deferred tax assets and liabilities during the period.
Deferred income tax assets(liabilities) for temporary differences are classified into current assets(current liabilities) or investments(non-current liabilities) according to the classification of the assets(liabilities) on balance sheet, to which the temporary differences are related. For temporary differences that are not related to the assets(liabilities) on balance sheet, the deferred income tax assets(liabilities) are classified into current or non-current assets (liabilities) according to the expected reversal date of the temporary differences.
Derivatives
All derivative instruments are accounted for at fair value with the resulting valuation gain or loss recorded as an asset or liability. If the derivative instrument is not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change. Fair value hedge accounting is applied to a derivative instrument with the purpose of hedging the exposure to changes in the fair value of an asset or a liability or a firm commitment (hedged item) that is attributable to a particular risk.
The gain or loss, both on the hedging derivative instrument and on the hedged item attributable to the hedged risk, is reflected in current operations. Cash flow hedge accounting is applied to a derivative instrument with the purpose of hedging the exposure to variability in expected future cash flows of an asset or a liability or a forecasted transaction that is attributable to a particular risk. The effective portion of the gain or loss on a derivative instrument designated as a cash flow hedge is recorded as a capital adjustment and the ineffective portion is recorded in current operations. The effective portion of the gain or loss recorded as a capital adjustment is reclassified to current operations in the same period during which the hedged forecasted transaction affects earnings. If the hedged transaction results in the acquisition of an asset or the incurrence of a liability, the gain or loss recognized as a capital adjustment is added to or deducted from the asset or the liability.
Contingent liabilities
The Company recognizes the contingent losses as a liability when contingent losses are generally probable and reasonably estimable. Such a liability is recorded at a discounted amount of expected future expenses, if the difference between the nominal value and the present value of the liability is significant. The Company provides a membership reward services and compensation services for cardholders’ losses from unauthorized charges. Estimated expenses to be incurred in relation to these services for cardholders are accounted for as liabilities in the balance sheet.
Present Value Discount
Assets and liabilities arising from long-term installment transactions are stated at present value. The resulting present value discount is amortized using the effective interest rate method over the contract term and is recorded as interest income or expense.

15

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
3. Restricted Financial Instruments
Details of restricted deposits as of December 31, 2005 and 2004, are as follows:

(in millions of Korean won)	2005		2004		Remarks
Short-term financial instruments	~~W~~	100	~~W~~	34,418	Pledged as collaterals for bank overdraft, borrowings and securitization (Notes 14, 15 and 17)

Long-term financial instruments		28		29	Deposited for checking accounts

	~~W~~	128	~~W~~	34,447

Additionally, deposits for severance benefit insurance are restricted to be used only for the payment of severance benefits to employees.
4. Investment Securities
Investment securities as of December 31, 2005 and 2004, consist of the following:

	Current				Non-Current
(in millions of Korean won)	2005		2004		2005		2004
Available-for-sale securities	~~W~~	3	~~W~~	11,006	~~W~~	50,565	~~W~~	28,034
Held-to-maturity securities		—		695,531		204,459		188,383

	~~W~~	3	~~W~~	706,537	~~W~~	255,024	~~W~~	216,417

16

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Available-for-sale securities as of December 31, 2005 and 2004, consist of the following:
Current Securities

(in millions of	Acquisition Cost				Book Value				Fair Value
Korean won)	2005		2004		2005		2004		2005		2004
Non-marketable equity securities
Credipia 2nd and others	~~W~~	3	~~W~~	6	~~W~~	3	~~W~~	6	~~W~~	3	~~W~~	6
Debt securities
Credipia 28th [1]		—		11,000		—		11,000		—		11,000

	~~W~~	3	~~W~~	11,006	~~W~~	3	~~W~~	11,006	~~W~~	3	~~W~~	11,006

[1]	Short-term financial instruments were pledged as collaterals for the repurchase agreement made with Korea Development Bank on the senior asset-backed securities which Korea Development Bank reimbursed instead of the Company. The Company purchased ~~W~~31,001 million of senior bonds which Korea Development Bank acquired from senior bondholders during the year ended December 31, 2004, and the Company was reimbursed with ~~W~~11,000 million by a special purpose company during the year ended December 31, 2005 (2004: ~~W~~21,001 million).

17

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Non-Current Securities

	Percentage of
	Ownership
	(%)	Acquisition Cost				Book Value				Fair Value
(in millions of Korean won)		2005		2004		2005		2004		2005		2004
Marketable equity securities (Listed)
Korea Mgt Consulting & Credit Rating Co.	1.3	~~W~~	360	~~W~~	360	~~W~~	930	~~W~~	672	~~W~~	930	~~W~~	672
Korea Information Service Inc.	1.0		498		498		933		938		933		938
Hynix Semiconductor Inc.	—		—		54		—		89		—		89
Huneed Technologies	—		1		1		1		—		1		—

			859		913		1,864		1,699		1,864		1,699

Non-marketable equity securities (Unlisted)
Kihyup Technology Banking Corp. [1]	3.4		1,000		1,000		1,000		1,000		1,142		1,000
MIRAE Credit Information Service corp. [3]	19.0		570		570		3,236		3,236		3,261		3,236
Global Technology Investment. Ltd. [2,3]	16.7		5,774		5,774		2,034		2,708		2,034		2,708
Korea Credit-Card Electronic-settlement Service Co., Ltd.	12.7		819		819		546		546		566		546
Korea Cyber Payment Inc. [1]	5.2		510		510		510		510		418		510
Epion Technologies Corp. [2]	3.3		500		500		69		82		69		82
Mondex Korea Co., Ltd.	0.7		150		150		—		—		—		—
VCASH Co., Ltd.	2.6		420		420		—		—		—		—
A-cash Inc.	19.7		1,976		1,976		—		—		—		—
Dizzocom Inc.	1.9		800		800		—		—		—		—
M Power sys Co., Ltd. [1]	10.0		20		20		20		20		9		20
Global Credit & Information [1]	10.0		400		400		400		400		477		400
Mybi. Co., Ltd.	0.7		300		300		—		—		69		—
Smartro Co., Ltd.	2.0		900		900		—		—		47		—
Pyunghwa Plastics Industrial Co., Ltd. [1]	0.1		2		2		2		2		2		2
MasterCard Incorporated. [1,2]	1.1		16,133		16,133		4,750		16,133		3,121		16,133
Korea Smart Card [1]	4.4		1,628		1,628		1,628		1,628		1,268		1,628
JIFA [2]	2.1		61		61		—		61		—		61
Daewoo Motor Co., Ltd. [2]	—		44		44		—		2		—		2
Korea Personal Credit Co., Ltd. [1]	9.6		4,500		—		4,500		—		4,048		—
Bad Bank Harmony Preferred shares	—		—		—		—		—		—		—
Bad Bank Harmony Deferred shares	—		—		—		—		—		—		—

			36,507		32,007		18,695		26,328		18,001		26,328

Debt securities
Korea Development Bank			6		6		6		6		6		6
Government and public bonds			—		1		—		1		—		1
Credipia 2005-3 senior Asset-backed securities			30,000		—		30,000		—		30,000		—
			30,006		7		30,006		7		30,006		7

		~~W~~	67,372	~~W~~	32,927	~~W~~	50,565	~~W~~	28,034	~~W~~	49,871	~~W~~	28,034

[1]	Acquisition costs were used for the valuation of non-marketable equity securities whose fair values could not be reasonably determined.

18

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004

2.	Since the decline in the net asset value of the investees was determined to be irrecoverable, the differences between book values and net asset values of the investees totaling ~~W~~12,466 million were recorded as impairment loss on available-for-sale securities.

[3]	The Company reclassified these investments from equity-method investment to available-for-sale securities since the Company could no longer exercise significant influence over the investees during the prior year.
Held-to-maturity securities as of December 31, 2005 and 2004, consist of the following:
Current Securities

(in millions of	Annual	Acquisition
Korean won)	Interest Rate (%)1.2	Cost				Book Value
		2005		2004		2005		2004
(ii)Asset-backed Securities
(Subordinated bonds)
Credipia 2nd	12	~~W~~	—	~~W~~	43,436	~~W~~	—	~~W~~	43,436
Credipia 37th	6~20		—		149,971		—		149,971
Credipia 39th	12		—		172,940		—		172,940
Credipia 40th	7.0~7.5		—		329,184		—		329,184
		~~W~~	—	~~W~~	695,531	~~W~~	—	~~W~~	695,531

Non-Current Securities

(in millions of	Annual	Acquisition
Korean won)	Interest Rate (%)1.1	Cost				Book Value
		2005		2004		2005		2004
(iii)Asset-backed Securities
(Subordinated bonds)
Credipia 28th	15	~~W~~	90,000	~~W~~	90,000	~~W~~	90,000	~~W~~	90,000
Credipia 35th	30		82,063		82,063		82,063		82,063
Sangroksu 1st [1]	—		154,298		154,332		32,396		16,320

		~~W~~	326,361	~~W~~	326,395	~~W~~	204,459	~~W~~	188,383

[1]	While impairment losses had been recognized prior to 2004 due to significant difference between book value and estimated realizable value, recovery of investments due to improved collectibility of securitized assets, amounting to ~~W~~16,110 million, was recorded for the year ended December 31, 2005.

19

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Total interest income from debt securities for the year ended December 31, 2005, amounts to ~~W~~33,931 million (2004: ~~W~~291,734 million). As of December 31, 2004, the asset-backed securities (subordinated bonds) with acquisition cost of ~~W~~1,022,181 million were pledged as collaterals for the Company’s borrowings.
The maturities of held-to-maturity securities as of December 31, 2005 and 2004, are as follows:

(in millions of Korean won)	2005		2004
Maturity
Due in one year or less	~~W~~	—	~~W~~	695,531
Due within one year through five years		204,459		188,383

	~~W~~	204,459	~~W~~	883,914

Changes in the gain(loss) on valuation of available-for-sale securities accounted for as capital adjustment for the years ended December 31, 2005 and 2004, are as follows:

	2005
	Beginning		Increase				Ending
(in millions of Korean won)	Balance		(Decrease)		Disposal		Balance
Korea Mgt Consulting & Credit Rating Co.	~~W~~	312	~~W~~	258	~~W~~	—	~~W~~	570
Korea Information Service Inc.		440		(4)		—		436
Hynix Semiconductor INC.		35		—		35		—
Huneed Technologies		(1)		—		—		(1)
Daewoo Motor Corp.		(42)		—		(42)		—
Global Technology Investment, Ltd.		(291)		—		(291)		—

	~~W~~	453	~~W~~	254	~~W~~	(298)	~~W~~	1,005

	2004
	Beginning		Increase				Ending
(in millions of Korean won)	Balance		(Decrease)		Disposal		Balance
Korea Mgt Consulting & Credit Rating Co.	~~W~~	163	~~W~~	149	~~W~~	—	~~W~~	312
Korea Information Service Inc.		1,383		(943)		—		440
Hynix Semiconductor INC.		(11)		46		—		35
Huneed Technologies		—		(1)		—		(1)
Daewoo Motor Sales Corp.		—		(42)		—		(42)
Korea Investment & Securities Co., Ltd.		351		—		351		—
CJ Investment & Securities Co.,Ltd.		109		—		109		—
Daehan Investment & Securities Co., Ltd.		166		—		166		—
Global Technology Investment, Ltd.		—		(291)		—		(291)

	~~W~~	2,161	~~W~~	(1,082)	~~W~~	626	~~W~~	453

20

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
5. Equity-method Investment
Equity-method investment as of December 31, 2005 and 2004, mainly consists of the following:

	Percentage of
	Ownership (%)	Acquisition Cost				Book Value
(in millions of Korean won)		2005		2004		2005		2004
High Technology Investment, Ltd.	28.6	~~W~~	3,446	~~W~~	11,410	~~W~~	2,089	~~W~~	3,530

Changes in equity-method investment for the years ended December 31, 2005 and 2004, are as follows:

	2005
							Decrease in
	Beginning		Valuation		Capital		Capital		Ending
(in millions of Korean won)	Book Value		Gain		Reduction		Adjustment		Book Value
High Technology Investment, Ltd.	~~W~~	3,530	~~W~~	980	~~W~~	(2,401)	~~W~~	(20)	~~W~~	2,089

	2004
					Decrease in
	Beginning		Valuation		Capital		Ending
(in millions of Korean won)	Book Value		Loss		Adjustment		Book Value
High Technology Investment, Ltd.	~~W~~	4,542	~~W~~	(487)	~~W~~	(525)	~~W~~	3,530

The equity method of accounting is applied based on the most recent available financial statements of the investee.
Changes in the gain(loss) on valuation of equity-method investment, which are accounted for as capital adjustment, for the years ended December 31, 2005 and 2004, are as follows:

	2005
	Beginning					Ending
(in millions of Korean won)	Balance		Decrease		Disposal	Balance
High Technology Investment, Ltd.	~~W~~	370	~~W~~	(20)	—	~~W~~	350

21

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004

	2004
	Beginning		Increase				Ending
(in millions of Korean won)	Balance		(decrease)		Disposal		Balance
High Technology Investment, Ltd.	~~W~~	895	~~W~~	(525)	~~W~~	—	~~W~~	370
Global Technology Investment, Ltd.		(291)	291			—		—

	~~W~~	604	~~W~~	(234)	~~W~~	—	~~W~~	370

The summarized financial information on the equity-method investee as of December 31, 2005 and 2004, follows:

	2005
(in millions of Korean won)	Assets		Liabilities		Sales		Net income
High Technology Investment, Ltd. [1]	~~W~~	7,315	~~W~~	4	~~W~~	60	~~W~~	3,827

	2004
(in millions of Korean won)	Assets		Liabilities		Sales		Net income
High Technology Investment, Ltd. [1]	~~W~~	12,363	~~W~~	8	~~W~~	5	~~W~~	223

[1]	Based on the financial statements as of September 30, 2005 and 2004, and for the six-month period started April 1, 2005 and 2004, since the financial statements of investee as of December 31, 2005 and 2004, were not available.
6. Credit Card Receivables
Credit card receivables as of December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004
Lump-sum purchases [1]	~~W~~	566,050	~~W~~	295,818
Installment purchases [2]		604,156		214,076
Cash advances [3]		588,625		262,760

		1,758,831		772,654
Less : Allowance for doubtful accounts (Note 8)		(103,299)		(123,211)

	~~W~~	1,655,532	~~W~~	649,443

[1]	The Company provides merchants with financing by purchasing their accounts receivable from cardholders with lump-sum payment terms and imposes service charges of a certain rate on merchants. Lump-sum payments are collected from the credit cardholders on the agreed payment date.

[2]	The Company provides merchants with financing by purchasing their accounts receivable from cardholders with installment payment terms and collects payments in installment from the credit cardholders over an agreed period ranging from two to 18 months. The Company imposes service charges on merchants for these payments and charges interest

22

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004

ranging from 10.9% to 21.9% per annum on the outstanding installment balances of credit cardholders.

[3]	The Company provides credit cardholders with cash advances, up to ~~W~~6 million per month and collects interests ranging from 9.9% to 26.9 % per annum from credit cardholders over the term of the cash advances ranging from one to 60 days and service charges approximately 0.6% of cash advances on the cardholders at the time of service.
7. Installment Receivables
In accordance with the Act for Financial Companies Specializing in Loan Business, the Company provides installment financing on purchases of products and services. As of December 31, 2005, the Company provides installment financing on purchases of durable goods, automobiles and others at annual interest rates of 15% to 23 % over an agreed period ranging from three to 36 months on durable goods, and 7.5% to 26 % over an agreed period ranging from 3 to 60 months on automobiles.
The Company collects service charges at a maximum of 1.5% from merchants. Service charges and interest from delinquent loan receivables are accounted for as installment financing income.
Certain amounts provided by merchants to the Company to ensure repayment of installment financing are accounted for as guarantee deposits received. In addition, the Company is provided with third-party guarantees or collateral for installment financing services, depending on the credit rating of debtors.
As of December 31, 2005, installment receivables amounting to ~~W~~377,403 million (2004: ~~W~~260,951 million) are pledged as collateral for the Company’s borrowings (Note 14).
8. Loans Receivable and Allowance for Doubtful Accounts
Loans receivable classified as financial assets as of December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004
Card loans [1]	~~W~~	1,140,134	~~W~~	470,538
Rewritten loans [2]		1,155,391		2,167,928
Others [3]		575,436		1,005,917

		2,870,961		3,644,383
Less : Allowance for doubtful accounts		(727,964)		(1,534,374)
Deferred supplementary revenue		(23,839)		(16,146)

	~~W~~	2,119,158	~~W~~	2,093,863

[1]	Under the terms of loan agreement made with credit cardholders, the Company provides cardholders with loans up to ~~W~~15 million with maturities ranging from two to 24 months at an annual interest rate of 9.9% to 25.8%.

[2]	Rewritten loans are delinquent receivables converted into loans, with loan period of less than six years except for credit recovery loans which have loan period of less than 10 years. The rewritten loans of the Company consist of loans that are to be repaid in equal installments without grace period after the conversion into rewritten loans and loans that are to be repaid in equal installments after a deferment of six months or one year, except

23

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004

for interest. Interest rates of the rewritten loans are determined based on the credit ratings of debtors.

[3]	Other loans consist of general loans, loans for working capital and others. It also includes the loans converted from the cash advances and others, which can be repaid with two to 48-month terms or with a monthly minimum payment of a certain ratio to the balances of the loans.
As of December 31, 2005 and 2004, loans receivable amounting to ~~W~~1,334,422 million (2004: ~~W~~1,952,523 million) are pledged as collateral for the Company’s borrowings (Note 14).
Allowance for doubtful accounts provided by the Company as of December 31, 2005 and 2004, are as follows:

	2005
							Provision
(in millions of Korean won)	Acquisition cost		Allowance		Book Value		ratio (%)
Credit card receivables	~~W~~	1,758,831	~~W~~	103,299	~~W~~	1,655,532	5.87
Installment receivables		645,254		54,721		590,533	8.48
Loans receivable		2,870,961		727,964		2,142,997	25.36
Trust assets		2,673,647		283,967		2,389,680	10.62
Others		1,398,149		25,973		1,372,176	1.86

	~~W~~	9,346,842	~~W~~	1,195,924	~~W~~	8,150,918

	2004
							Provision
(in millions of Korean won)	Acquisition cost		Allowance		Book Value		ratio (%)
Credit card receivables	~~W~~	772,654	~~W~~	123,211	~~W~~	649,443	15.95
Installment receivables		575,124		43,877		531,247	7.63
Loans receivable		3,644,383		1,534,374		2,110,009	42.10
Trust assets		2,822,356		600,044		2,222,312	21.26
Others		1,158,577		22,821		1,135,756	1.97

	~~W~~	8,973,094	~~W~~	2,324,327	~~W~~	6,648,767

9. Leases
Lease assets are mostly machinery, office equipment and medical equipment, with lease terms approximately between 18 and 120 months. The general terms of lease contracts are as follows:
The capital lease agreements are non-cancelable, and the lessee has the option to return the equipment to the Company at the end of the lease term, to renew the lease, or to purchase the equipment at a pre-determined price.
Operating leases can be cancelled under the terms of agreement and the lease term expires with the cancellation of lease agreements.
The Company has the ownership of the leased assets during the lease term and leased assets are insured against fire and other casualty losses, with the Company as the beneficiary of the

24

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
insurance benefits.
The Company determines the lease payments by adding certain margin rates to the standard interest rates on the costs used for the acquisition of leased assets.
Lease assets as of December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004

Operating lease assets	~~W~~	159,615	~~W~~	20,414
Capital lease receivables		183,031		104,661
Lease rentals paid in advance		4,072		4,730
Others		—		11

		346,718		129,816
Less : Allowance for doubtful accounts		(3,106)		(683)

	~~W~~	343,612	~~W~~	129,133

Operating lease assets as of December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004
Manufacturing	~~W~~	10,029	~~W~~	71,681
Wholesale and retail		—		188
Automobile		193,951		7,991
Others		4,913		19,229

		208,893		99,089
Less : Accumulated depreciation		(49,278)		(78,675)

	~~W~~	159,615	~~W~~	20,414

Capital lease receivables as of December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004
Total capital lease receivables	~~W~~	210,805	~~W~~	114,745
Unrealized interest income		(27,774)		(10,084)

	~~W~~	183,031	~~W~~	104,661

25

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
The annual maturities of lease receivables as of December 31, 2005, are as follows:

(in millions of Korean won)
Maturity Period	Operating Lease		Capital Lease		Total
2006.01.01~2006.12.31	~~W~~	65,351	~~W~~	93,097	~~W~~	158,448
2007.01.01~2007.12.31		59,305		55,055		114,360
2008.01.01~2008.12.31		42,772		27,210		69,982
2009.01.01~2009.12.31		2,034		17,836		19,870
2010.01.01~		—		17,607		17,607

	~~W~~	169,462	~~W~~	210,805	~~W~~	380,267

As of December 31, 2005, total lease contracts that are entered into but not yet executed amounted to ~~W~~37,606 million (2004: ~~W~~9,539 million), of which ~~W~~4,072 million (2004: ~~W~~4,730 million) was paid and accounted for as lease rentals paid in advance.
As of December 31, 2005, outstanding guarantees of ~~W~~1,571 million (2004: ~~W~~1,349 million) are provided by financial institutions to the Company in connection with lease assets.
As of December 31, 2005, lease assets amounting to ~~W~~3,995 million (2004: ~~W~~72,623 million) are pledged as collateral for the Company’s borrowings (Note 14).
10. Asset Securitization
The Company has sold some of its receivables to special purpose companies (“SPC”), pursuant to the Asset Securitization Law, with recourse. As of December 31, 2005, the outstanding balance of sold receivables excluding trust assets is ~~W~~2,937,874 million (2004: ~~W~~4,220,528 million).
Under the terms of the asset transfer agreement, the Company is liable for any unqualified receivables or the default of transferred receivables. In asset securitization through trust, transferees can demand the Company to transfer the additional assets in case the transferred assets are below the agreed minimum amount.
As prescribed by the asset transfer agreement and other contracts, SPC has the obligation of early redemption of the asset-backed securities in certain cases, such as when outstanding balance of securitized assets at the last date of settlement period is less than the agreed amount or when portfolio profitability ratio is less than primary cost ratio.
The Company has entered into an agreement with the SPCs and trust companies to provide asset management services for the transferred assets. Under the agreement, the Company provides various services such as billing for payment, collecting, and dealing with delinquencies, and receives service fees from the SPCs or trust companies.

26

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
11.	Loans Receivable
Short-term and long-term loans receivable as of December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004
Short-term loans receivable
Call loans	~~W~~	702,000	~~W~~	630,000
Special money intrust		546		—
Less : Allowance for doubtful accounts		(3,512)		(3,150)

	~~W~~	699,034	~~W~~	626,850

Long-term loans receivable
Loans to employees stock ownership plan	~~W~~	67,470	~~W~~	69,065
Less : Allowance for doubtful accounts		(17,432)		(17,266)

	~~W~~	50,038	~~W~~	51,799

12.	Premises and Equipment
Changes in premises and equipment for the years ended December 31, 2005 and 2004, are as follows:

	2005
											Construction-
(in millions of Korean won)	Land		Buildings		Computers		Vehicles		Others		in-progress		Total
Beginning balance	~~W~~	5,193	~~W~~	7,554	~~W~~	48,871	~~W~~	16	~~W~~	4,212	~~W~~	—	~~W~~	65,846
Acquisition		267		931		17,432		—		3,307		2,041		23,978
Disposal		—		—		(55)		—		(108)		—		(163)
Depreciation		—		(249)		(30,288)		(8)		(3,241)		—		(33,786)

Ending balance	~~W~~	5,460	~~W~~	8,236	~~W~~	35,960	~~W~~	8	~~W~~	4,170	~~W~~	2,041	~~W~~	55,875

Accumulated depreciation	~~W~~	—	~~W~~	2,346	~~W~~	218,185	~~W~~	74	~~W~~	51,329	~~W~~	—	~~W~~	271,934

	2004
(in millions of Korean won)	Land		Buildings		Computers		Vehicles		Others		Total
Beginning balance	~~W~~	5,286	~~W~~	7,870	~~W~~	75,268	~~W~~	116	~~W~~	7,283	~~W~~	95,823
Acquisition		—		—		23,665		—		1,499		25,164
Disposal		(93)		(74)		(759)		(58)		—		(984)
Depreciation		—		(242)		(49,303)		(42)		(4,570)		(54,157)

Ending balance	~~W~~	5,193	~~W~~	7,554	~~W~~	48,871	~~W~~	16	~~W~~	4,212	~~W~~	65,846

Accumulated depreciation	~~W~~	—	~~W~~	2,097	~~W~~	209,185	~~W~~	10	~~W~~	50,056	~~W~~	261,443

27

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
As of December 31, 2005, the value of land as determined by the local government in Korea for property tax assessment purpose, amounted to ~~W~~8,120 million (2004: ~~W~~7,029 million).

As of December 31, 2005, certain premises and equipment are insured against fire casualty losses up to approximately ~~W~~370,675 million. Cash and securities are also insured against theft.
13.	Intangible Assets
Changes in intangible assets for the the years ended December 31, 2005 and 2004, are as follows:

	2005
	Industrial		Development
(in millions of Korean won)	property		Cost		Others		Total
Beginning balance	~~W~~	154	~~W~~	28,907	~~W~~	862	~~W~~	29,923
Acquisition		—		—		—		—
Amortization		(39)		(8,574)		(176)		(8,789)

Ending balance	~~W~~	115	~~W~~	20,333	~~W~~	686	~~W~~	21,134

Accumulated amortization	~~W~~	83	~~W~~	13,964	~~W~~	191	~~W~~	14,238

	2004
	Industrial		Development
(in millions of Korean won)	property		Cost		Others		Total
Beginning balance	~~W~~	131	~~W~~	35,300	~~W~~	—	~~W~~	35,431
Acquisition		60		17,538		877		18,475
Amortization		(37)		(6,554)		(15)		(6,606)
Transfer		—		(17,377)		—		(17,377)

Ending balance	~~W~~	154	~~W~~	28,907	~~W~~	862	~~W~~	29,923

Accumulated amortization	~~W~~	43	~~W~~	5,390	~~W~~	15	~~W~~	5,448

Amortization for the years ended December 31, 2005 and 2004, are recorded as operating expense.

Details of the significant intangible asset as of December 31, 2005, follow:
(in millions of Korean won)

				Residual
Account	Description	Book value		Period
Development cost	New operating system development	~~W~~	18,187	2 years 6 months

28

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
14.	Pledged Assets
Pledged assets for the Company’s liabilities as of December 31, 2005 and 2004, are summarized as follows:

	2005
			Secured
Pledged asset	Bailout		borrowings		Total
Installment receivables	~~W~~	377,347	~~W~~	56	~~W~~	377,403
Loans receivable		1,333,472		950		1,334,422
Lease assets		—		3,995		3,995

Total	~~W~~	1,710,819	~~W~~	5,001	~~W~~	1,715,820

	2004
					Repurchase of
			Secured		asset-backed		Other
Pledged asset	Bailout		borrowings		securities		borrowings		Total
Installment receivables	~~W~~	71,391	~~W~~	189,560	~~W~~	—	~~W~~	—	~~W~~	260,951
Loans receivable		1,752,896		199,627		—		—		1,952,523
Lease assets		—		72,623		—		—		72,623
Trust assets		1,077,605		—		—		—		1,077,605
Short-term financial instruments		12,957		342		20,519		600		34,418
Held-to-maturity securities (subordinate bonds)		1,022,181		—		—		—		1,022,181

Total	~~W~~	3,937,030	~~W~~	462,152	~~W~~	20,519	~~W~~	600	~~W~~	4,420,301

Pledged assets for another party as of December 31, 2005, are as follows:
(in millions of Korean won)

Beneficiary	Assets pledged	Book value		Date of pledging	Pledgee
Korea Smart Card, Co., Ltd.	Available-for- sale securities	~~W~~	1,628	December 29, 2004	Kookmin Bank

29

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
15.	Short-term Borrowings
Short-term borrowings as of December 31, 2005 and 2004, consist of the following:

	Annual
(in millions of Korean won)	Interest rate (%)	2005		2004
Short-term borrowings

Commercial papers	4.24 ~ 5.59	~~W~~	1,353,923	~~W~~	2,625,999
Bailout (1st)	—		—		1,090,600
Bailout (2nd)	—		—		125,000
General borrowings	—		—		72,300

			1,353,923		3,913,899

Short-term debentures	4.7 ~ 5.5		1,008,700		310,000
Less: Discounts on debentures			(286)		(10)

			1,008,414		309,990

Current portion of long-term debts

Debentures in won	4.74 ~ 9.0		504,740		1,693,369
Debentures in foreign currencies of US$20,000,000 in 2004	—		—		20,876
Borrowings in won	5.5		22,918		15,125
Borrowings in foreign currencies of US$5,000,000	—		—		5,219
Borrowings in won (Secured borrowings) [1]	7.00 ~ 9.50		6,886		178,218
Bailout (1st)	5.5		1,090,600		—
Bailout (2nd)	5.5		62,500		—

			1,687,644		1,912,808
Less: Discounts on debentures			(37)		(212)
Present value discounts			—		(13)

			1,687,607		1,912,583

		~~W~~	4,049,944	~~W~~	6,136,471

[1]	As of December 31, 2005, certain financing assets are pledged as collateral for these borrowings (Notes 14).

30

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
16.	Debentures
Debentures as of December 31, 2005 and 2004, consist of the following:

		Annual
(in millions of Korean won)	Maturity	Interest rate(%)	2005		2004
Debentures
Debentures in won	2006.01.09 ~ 2008.11.29	4.74 ~ 9.0	~~W~~	1,865,940	~~W~~	2,457,609
Debentures in foreign currencies of US$20 million in 2004	—	—		—		20,876

				1,865,940		2,478,485
Less: Current maturities				(504,740)		(1,714,245)
Discounts				(1,027)		(350)

			~~W~~	1,360,173	~~W~~	763,890

Details of convertible bond as of December 31, 2005 and 2004, are as follows:

		Annual
		Interest rate
(in millions of Korean won)	Maturity	(%)	2005		2004
Non-guaranteed subordinated convertible bond	2009.01.21	3.0	~~W~~	299,670	~~W~~	299,670
Add: Redemption premium [1]				99,001		99,001
Less: Conversion right adjustment				(66,033)		(79,188)
Discounts				(2,364)		(3,018)

			~~W~~	334,274	~~W~~	316,465

[1]	The Company is scheduled to redeem the convertible bonds at 133.04% (8% of guaranteed rate of return) of the principal amount at maturity if the conversion rights have not been exercised within the conversion period.
The initial value of the convertible bonds at issuance amounted to ~~W~~300,000 million but decreased by ~~W~~330 million due to conversion in 2003.

31

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Major terms of the convertible bond are as follows:

Conversion period:	From three months after issue date to one month before redemption date

Conversion stock:	Common stock with par value of ~~W~~5,000 per share

Number of shares converted:	18,575 shares

Number of shares not converted:	147,207 shares

Adjustment of conversion price:	The conversion price is adjusted in case of stock issuances without consideration, stock dividends, or stock issuances at a price lower than the market price

Special arrangement:	In case of bankruptcy, claims to the principal of the convertible bond have a lower priority than all non-guaranteed, non-subordinated claims, and have a higher priority than claims of common and preferred stock shareholders and bondholders where special agreements inferior to convertible bonds apply.

Conversion during the fiscal year:	Regarded as converted at the beginning of the year

Conversion price as of December 31, 2005:	~~W~~2,035,704 per share
Details of bond with stock warrants as of December 31, 2005 and 2004, are as follows:

		Annual
		Interest rate
(in millions of Korean won)	Maturity	(%)	2005		2004
Bond with stock warrant	2009.02.12	3.0	~~W~~	282,665	~~W~~	282,665
Add: Redemption premium				73,015		73,015
Less: Stock warrants adjustment				(49,097)		(62,575)
Discounts				(1,902)		(2,425)

			~~W~~	304,681	~~W~~	290,680

The Company is scheduled to redeem the bond at 125.83% (7% of guaranteed rate of return) of the principal amount at maturity if the warrant has not been exercised within the exercise period.

The initial value of bond with stock warrants at issuance amounted to ~~W~~300,000 million but decreased by ~~W~~17,335 million due to exercise of the warrants in 2003.

32

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Major terms of the bond with stock warrants are as follows:

Exercise period of the warrants:	From three months after issue date to one month before redemption date

Stock to be issued:	Common stock with par value of ~~W~~5,000 per share

Payment method for stock:	Cash or bond redemption

Number of shares issued upon exercise of the warrants:	1,179,249 shares

Number of shares to be issued upon exercise of the warrants:	142,157 shares

Adjustment of exercise price:	The exercise price is adjusted in case of stock issuances without consideration, stock dividends, or stock issuances at a price lower than the market price

Special arrangement:	In case of bankruptcy, claims on the principal of the bonds with warrants have a lower priority than all non-guaranteed, non-subordinated claims, but have a higher priority than claims of common and preferred stock shareholders and bondholders where special agreements inferior to bonds with warrants apply.

Exercise of warrants during the fiscal year:	Considered as exercised at the beginning of the year

Exercise price as of December 31, 2005:	~~W~~1,988,393 per share
17.	Long-term Borrowings
Long-term borrowings as of December 31, 2005 and 2004, consist of the following:

	Annual
(in millions of Korean won)	Interest Rate (%)	2005		2004
General borrowings	5.5	~~W~~	45,836	~~W~~	15,125
Bailout(1st) [1]	5.5		1,090,600		—
Bailout(2nd)	5.5		125,000		—
Secured borrowings[2]	7.0 ~ 9.5		6,909		442,833

			1,268,345		457,958
Less: Current maturities			(1,182,904)		(193,343)

		~~W~~	85,441	~~W~~	264,615

[1]	As of December 31, 2005, certain financing assets are pledged as collaterals for these borrowings (Note 14).

[2]	As of December 31, 2005, certain financing assets are pledged as collaterals for these borrowings relating to the direct transfer of financing assets to financial institutions (Notes 3 and 14).

33

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
The annual maturities of long-term borrowings as of December 31, 2005, are as follows:
(in millions of Korean won)

			Convertible		Bonds with		Long-term
Period	Debentures		Bonds		Warrants		Borrowings		Total
2007.01.01-2007.12.31	~~W~~	931,200	~~W~~	—	~~W~~	—	~~W~~	85,441	~~W~~	1,016,641
2008.01.01-2008.12.31		430,000		—		—		—		430,000
2009.01.01-2009.12.31		—		299,670		282,665		—		582,335

	~~W~~	1,361,200	~~W~~	299,670	~~W~~	282,665	~~W~~	85,441	~~W~~	2,028,976

18.	Contingent Liabilities
The Company provides membership reward services and compensation services for cardholders’ losses from unauthorized charges. Estimated expenses to be incurred in relation to these services for cardholders are accounted for as liabilities in the balance sheet.

Changes in contingent liabilities representing membership rewards for the years ended December 31, 2005 and 2004, are as follows:

(in millions of Korean won)	2005		2004
Beginning balance	~~W~~	54,843	~~W~~	41,786
Decrease		(37,988)		(47,736)
Increase		65,036		60,793

Ending balance	~~W~~	81,891	~~W~~	54,843

19. Accrued Retirement and Severance Benefits
Changes in accrued retirement and severance benefits for the years ended December 31, 2005 and 2004, are as follows:

(in millions of Korean won)	2005		2004
Beginning balance	~~W~~	48,195	~~W~~	49,849
Payments		(8,359)		(16,921)
Provision for severance benefits		23,348		15,267

		63,184		48,195
Severance insurance deposit		(40,963)		(30,506)
Deposits with the National Pension Fund		(1,365)		(1,410)

	~~W~~	20,856	~~W~~	16,279

34

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
20.	Foreign Currency Denominated Assets
Monetary assets denominated in foreign currencies as of December 31, 2005 and 2004, other than the accounts presented in Notes 15 and 16, are as follows:
(in millions of Korean won, foreign currencies in thousands)

	Foreign Currencies		Korean won Equivalent
(b) Account	2005	2004	2005		2004
Cash and cash equivalents	US$84	US$2	~~W~~	85	~~W~~	3
	JP¥111,416	JP¥16,389		958		166
21.	Commitments and Contingencies
As of December 31, 2005 and 2004, in the normal course of business, the Company has provided seven and 14 blank notes, respectively, as collateral to creditors and guarantors.

The Company has entered into membership agreements with MasterCard International Inc. on July 28, 1988, JCB International Co., Ltd on October 1, 1997, and Visa International Service Association on December 1, 1997. In accordance with the agreements, the Company has provided card services under the name of LG Master Card, LG JCB Card and LG Visa Card.

The Company has entered into installment financing agreements with a number of manufacturers and agencies.

The Company has entered into agreements with 19 banks including Hana Bank, seven value- added network companies including Hannet Co., Ltd. and the Ministry of Information and Communication of the Republic of Korea, for credit card services.

As of December 31, 2005, the Company has bank overdraft agreements for borrowings up to ~~W~~ 624,000 million with several banks including The Korea Development Bank. In addition, the Company has agreement with Woori Bank relative to opening of letters of credit amounting to US$ 20 million, of which US$ 3.5 million has been utilized.

As of December 31, 2005, the Company has received guarantees of ~~W~~ 87,178 million from Seoul Guarantee Insurance Co., Ltd. for deposition and discharge of payment.

The Company has sold certain financing assets to SPCs pursuant to the Asset-backed Securitization Law of the Republic of Korea and is liable for any disqualification or default of transferred assets in accordance with the terms of the asset transfer agreement. Additionally, as prescribed by the asset transfer agreement and other contracts, an SPC has the right of early redemption of the asset-backed securities in certain cases, such as when the outstanding balance of securitized assets at the last date of settlement period is less than agreed amount or when portfolio profitability ratio is less than primary cost ratio (Note 10).

35

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
With respect to the certain lease contracts, the Company entered into an agreement stipulating that the provider of lease assets should repurchase those lease assets at the Company’s request in case of the cancellation of lease contracts with lessees.

With respect to the securitization of Credipia 25th and 28th, The Korea Development Bank made an agreement with each SPC and Kookmin Bank to purchase asset-backed securities. On December 23, 2003, the Company entered into a repurchase agreement, and under which it will repurchase all asset-backed securities previously purchased or repaid by The Korea Development Bank. As of December 31, 2004, ~~W~~20,519 million of financial instruments of the Company were pledged as collateral in accordance with the agreement.

As of December 31, 2005, the Company is named as a defendant or a plaintiff in various legal claims and proceedings. The Company’s management believes that, although the outcome of these cases are uncertain, their ultimate resolution will not have a material adverse impact on the Company’s operations or financial position.

The Company sold certain written-off receivables amounting to ~~W~~2,357 billion to Heemangmoa SPC for ~~W~~125 billion, including collection commission, on May 13, 2005 and recorded gains on sale of receivables amounting to ~~W~~124 billion. Further, 5,663 shares of Hanmaeum Financial Institution’s preferred stocks are pledged to guarantee against impairment of receivables sold.

On May 17, 2005, the Company entered into an incentive agreement which is effective from 2005 to 2007 with the LG Card labor union for the purpose of motivating and increasing employee productivity. Under the terms of this agreement, the Company is obligated to pay certain portion of excess profit over ordinary profit goal as an incentive. Total incentive payable for the three years is less than ~~W~~65.2 billion. Incentive for the year ended December 31, 2005, amounts to ~~W~~45.7 billion.
22.	Derivatives
The Company has entered into interest rate swap with financial institutions to hedge the fluctuation risk of future cash flows related to interest in debentures.

Interest rate swap contracts outstanding as of December 31, 2005, are as follows:
(in millions of Korean won)

Financial institution	Contract Amount		Exercise Date
Industrial Bank of Korea	~~W~~	30,000	2006.02.18
The Korea Development Bank		20,000	2007.03.29
Korea Exchange Bank		68,000	2006.02.18 ~ 2007.09.17
Barclays Bank PLC.		150,000	2006.01.23 ~ 2006.02.18
Deutsche Bank AG		20,000	2006.01.09

	~~W~~	288,000

36

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Details of the valuation of derivative instruments as of December 31, 2005, are as follows:

	Derivative		Derivative		Capital
(in millions of Korean won)	Assets		Liabilities		Adjustment
Interest rate swaps (assets)	~~W~~	1,148	~~W~~	—	~~W~~	1,148
Interest rate swaps (liabilities)		—		12,722		(12,722)

	~~W~~	1,148	~~W~~	12,722	~~W~~	(11,574)

Loss on valuation of ~~W~~415 million on interest rate swaps is expected to be charged to operations within 12 months from December 31, 2005.
23.	Capital Stock
As of December 31, 2005, the Company is authorized to issue 2 billion shares of common stock with a par value of ~~W~~5,000 per share. As of December 31, 2005, issued common stocks are 125,369,403 shares (2004: 517,117,922 shares).

Pursuant to the resolution of the creditor financial institutions committee dated January 2, 2004 and February 6, 2004, the creditor financial institutions agreed to convert ~~W~~1,908 billion of existing loans and ~~W~~1,592 billion of additional bailout loans into equity 2004. In accordance with the resolution of the Board of Directors dated January 14, 2004, ~~W~~954 billion of the debt was converted into equity on February 13, 2004, and ~~W~~667 billion difference between the book value of debts converted to equity (converted at ~~W~~1,500 per share) and the fair value of equity shares at the conversion date, was recorded as gain from debt restructuring in the statement of income. Additionally, pursuant to the resolutions of the creditor financial institutions committee on February 27, 2004 and the Board of Directors on July 13, 2004, ~~W~~2,546 billion of remaining debt was converted into equity at conversion price of ~~W~~5,000 per share on July 28, 2004.

As part of its business rehabilitation, the Company increased its capital by ~~W~~1,000 billion at issue price per share of ~~W~~5,800 on January 28, 2005, through public offering pursuant to the resolutions of the Board of Directors on December 31, 2004, and the creditor financial institutions committee on January 3, 2005. The proceeds were used to redeem ~~W~~195 billion and ~~W~~500 billion of debt, owed to the creditor financial institutions and LG Group, respectively. For the above increase in capital, the Company issued 172,414 thousand common shares.

Pursuant to the resolutions of the creditor financial institutions committee on January 3, 2005 and shareholders on February 24, 2005, the Company reduced its capital without consideration by the ratio of 81.8% on March 7, 2005. Consequently, the number of common stocks was reduced by 564,162 thousand shares and ~~W~~2,821 billion of gain from capital reduction was recorded as capital surplus. Previously, on May 8, 2004, pursuant to the resolutions of the creditor financial institutions committee on February 27, 2004 and the shareholders on April 27, 2004, the Company reduced its capital, using the reduction ratio of 97.7% without consideration. Due to this capital reduction, total number of shares decreased by 339,960 thousand and a surplus from capital reduction of ~~W~~1,700 billion was recorded.

37

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Changes in common stock for the years ended December 31, 2005 and 2004, are as follows:

	2005
				Surplus from
(in millions of	Number of	Common		capital		Discount on
Korean won)	shares	stock		reduction		stock issuance
Beginning	517,117,922	~~W~~	2,585,590	~~W~~	1,699,800	~~W~~	(247,368)
Issuance of common stock	172,413,795		862,069		—		137,931
Stock issuance cost	—		—		—		(4,449)
Capital reduction without consideration	(564,162,314)		(2,820,812)		2,820,812		—
Disposition of deficit	—		—		(1,699,800)		—

Ending	125,369,403	~~W~~	626,847	~~W~~	2,820,812	~~W~~	(113,886)

Additional paid-in-capital of ~~W~~133,482 million, excluding stock issuance costs of ~~W~~4,449 million incurred upon the issuance of new stocks with consideration on January 28, 2005, was offset against discount on stock issuance.

	2004
				Paid-in		Surplus
				capital in		from		Discount
(in millions of	Number of	Common		excess of		capital		on stock
Korean won)	shares	stock		par value		reduction		issuance
Beginning	157,197,824	~~W~~	785,989	~~W~~	437,979	~~W~~	—	~~W~~	—
Debt to equity conversion (1st series)	190,780,000		953,901		(437,979)		—		(229,751)
Stock issuance cost (1st series)	—		—		—		—		(4,824)
Capital reduction without consideration	(339,959,902)		(1,699,800)		—		1,699,800		—
Debt to equity conversion (2nd series)	509,100,000		2,545,500		—		—		—
Stock issuance cost (2nd series)	—		—		—		—		(12,793)

Ending	517,117,922	~~W~~	2,585,590	~~W~~	—	~~W~~	1,699,800	~~W~~	(247,368)

Due to debt to equity conversion (1st series), ~~W~~953,901 million of the debt was converted into equity on February 13, 2004, at ~~W~~1,500 per share and the ~~W~~667,324 million difference between the book value of debts amounting to ~~W~~953,494 million, net of discount on debentures amounting to ~~W~~407 million, and the fair value of equity shares at the conversion date amounting to ~~W~~286,170 million, was recorded as gain from debt restructuring in the statement of income.

38

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
During the prior year, of the ~~W~~667,731 million, the difference between the fair value of equity shares at the conversion date amounting to ~~W~~286,170 million and the debt conversion amounting to ~~W~~953,901 million, ~~W~~437,979 million was offset against the additional paid-in capital and the remaining balance of ~~W~~229,751 million was recorded as discount on share issuance.

Capital surplus and retained earnings used in the disposition of accumulated deficit for the years ended December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004
Legal reserve	~~W~~	—	~~W~~	41,358
Reserve for business rationalization		—		989
Reserve for research and development		—		140,000
Reserve for business development		—		385,000
Reserve for loss from investment and borrowings		—		1,099
Gain from merger		4,445		—
Surplus from capital reduction		1,699,800		—

	~~W~~	1,704,245	~~W~~	568,446

As of December 31, 2005, ~~W~~76,749 million of interest on liabilities of debt to equity conversion is recorded as capital adjustments. This interest on liabilities of debt to equity conversion will be offset against retained earnings.

Treasury stock

For the year ended December 31, 2005, the Company sold its common stocks acquired for capital reduction and recorded ~~W~~25 million as loss on disposal of treasury stocks under capital adjustment (2004: ~~W~~81 million).

24.	Stock Option

At December 21, 2005, pursuant to the resolution of shareholders, the Company granted stock options to its directors and executive officers. Details of the stock option plan are as follows:

Stock to be issued:	Common stock with par value of ~~W~~5,000 per share
Settlement method:	Cash settlement or treasury stock settlement, to be determined by board of directors when exercised
No. of stock option granted:	250,000 shares
Exercise price as of December 31, 2005:	~~W~~47,788 per share
Exercise period of stock option:	Within two years from three years after the grant date
Requirement of stock option:	Should remain in the Company’s employ for two years after the grant date
Adjustment of exercise price:	The exercise price is adjusted in case of stock issuances without consideration, stock dividends, and others

39

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Compensation cost recognized for the year ended December 31, 2005, amounted to ~~W~~68 million and future compensation cost related to stock option plan amounts to ~~W~~4,876 million.

Primary assumptions used to determine compensation cost under fair value method as follows:

A. Risk-free interest rate:	The interest rate of government bonds as of the grant date
B. Expected exercise period:	Four years from the grant date
C. Volatility of the underlying stock price:	42.28%
D. Expected dividend rate:	Nil
25.	Gain from Asset Contribution

Pursuant to the resolution of the creditor financial institutions committee dated March 3, 2004, the major individual stockholders of LG Group sold their shares in LG Investment Securities and LG Card for ~~W~~39,505 million and ~~W~~5,110 million, respectively, and contributed the total proceeds from disposal of shares of ~~W~~44,615 million to the Company on July 27, 2004. The Company recorded the amount as gain from asset contribution.

26.	Income Taxes

As the Company has no taxable income during the current and prior years, the Company did not record any income tax payable and did not recognize any deferred tax assets due to uncertainty of realization of loss carryforwards and accumulated temporary differences as of December 31, 2005 and 2004.

The income(loss) for tax purposes for the year ended December 31, 2005 and 2004, is calculated as follows:

(in millions of Korean won)	2005				2004
Income(loss) before income taxes			~~W~~	1,363,073			~~W~~	(81,600)
Add:
Temporary differences	~~W~~	1,416,122			~~W~~	2,704,018
Others		14,733		1,430,855		11,850		2,715,868

Deduct:
Temporary differences		2,339,631				2,871,926
Others		698		(2,340,329)		121,449		(2,993,375)

Income(loss) for tax purposes			~~W~~	453,714			~~W~~	(359,107)

40

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Changes in temporary differences and loss carryforwards for the years ended December 31, 2005 and 2004, are as follows:

	2005
	Beginning								Ending
(in millions of Korean won)	Balance		Adjustments[1]		Increase		Decrease		Balance
Donations	~~W~~	4,074	~~W~~	—	~~W~~	4,812	~~W~~	4,074	~~W~~	4,812
Reserve for technology development		(21,428)		—		—		(15,767)		(5,661)
Depreciation		5,767		—		—		5,754		13
Available-for-sale securities		313,375		109		325,615		313,149		325,950
Held-to-maturity securities		(126,254)		366,478		121,901		240,224		121,901
Derivatives		3,662		—		—		3,662		—
Reserve for loss from investment and loans		(1,100)		1,100		—		—		—
Accrued income		(98,989)		—		3		(98,989)		3
Provision for membership reward		52,785		—		78,927		52,785		78,927
Redemption premium on convertible bond		99,001		—		—		—		99,001
Redemption premium on bond with stock warrant		73,015		—		—		—		73,015
Conversion right adjustment		(79,188)		—		(62,033)		(79,188)		(62,033)
Stock warrant adjustment		(62,576)		—		(49,097)		(62,576)		(49,097)
Equity-method investments		8,932		(681)		1,707		8,251		1,707
Allowance for doubtful accounts		—		1,396,835		414,004		1,396,835		414,004
Loss carryforwards		5,562,160		(1,684,250)		—		453,714		3,424,196
Others		16,646		—		25,013		16,146		25,513

	~~W~~	5,749,882	~~W~~	79,591	~~W~~	860,852	~~W~~	2,238,074	~~W~~	4,452,251

[1]	Includes adjustments on the difference between audit report and tax return due to the changes after issuance of report.
As of December 31, 2005, income tax effects relevant to accumulated temporary differences and loss carryforwards are not recognized as deferred tax assets due to uncertainty of their realization.

41

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004

	2004
	Beginning						Ending
(in millions of Korean won)	Balance		Increase		Decrease		Balance
Donations	~~W~~	6,094	~~W~~	4,074	~~W~~	6,094	~~W~~	4,074
Reserve for technology development		(90,211)		—		(68,783)		(21,428)
Depreciation		11,522		—		5,755		5,767
Equity-method investments		—		8,932		—		8,932
Available-for-sale securities		4,256		309,419		300		313,375
Held-to-maturity securities		426,540		(126,254)		426,540		(126,254)
Derivatives		(580)		3,662		(580)		3,662
Reserve for loss from investment and loans		(1,100)		—		—		(1,100)
Accrued income		(107,345)		(98,989)		(107,345)		(98,989)
Withholding for reward point		32,886		52,785		32,886		52,785
Allowance for doubtful accounts		1,076,766		—		1,076,766		—
Redemption premium on convertible bond		99,001		99,001		99,001		99,001
Redemption premium on bond with stock warrant		73,015		73,015		73,015		73,015
Adjustment account for conversion right		(94,935)		(79,188)		(94,935)		(79,188)
Adjustment account for stock warrant		(74,696)		(62,576)		(74,696)		(62,576)
Loss carryforwards		4,230,742		2,043,357		711,939		5,562,160
Others		82,491		16,146		81,991		16,646

	~~W~~	5,674,446	~~W~~	2,243,384	~~W~~	2,167,948	~~W~~	5,749,882

As of December 31, 2005, temporary differences and loss carryforwards, which are not recognized as deferred tax assets, consist of the following:

(in millions of Korean won)	Amount
Accumulated temporary differences	~~W~~	1,028,055
Loss carryforwards[1]		3,424,196

	~~W~~	4,452,251

[1]	Expiring in 2008 and 2009 in accordance with the Korean Corporation Tax Law.
Income tax effects not included in current net income were not recognized as deferred tax assets due to uncertainty of its realization. They may be recognized as deferred tax assets depending on future income.

The statutory income tax rate, including resident tax surcharges, applicable to the Company for the year ended December 31, 2005, was 27.5% (2004: 29.7%). The effective tax rate of the Company was not calculated since the Company did not incur any income tax expense.

42

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
27.	Earnings (Loss) Per Share

Basic earnings per share is computed by dividing net income allocated to common stock by the weighted average number of common shares outstanding during the year. Basic ordinary income per share is computed by dividing ordinary income allocated to common stock as adjusted by extraordinary gains or losses and net of related income taxes, by the weighted average number of common shares outstanding during the year.

Basic ordinary income(loss) per share for the years ended December 31, 2005 and 2004, is calculated as follows:

(in Korean won)	2005		2004
Ordinary income(loss)	~~W~~	1,363,073,174,793	~~W~~	(793,539,262,219)
Less : Interest on liabilities from debt to equity conversion		—		(76,749,292,176)

Ordinary income(loss) allocated to common stock (A)		1,363,073,174,793		(870,288,554,395)
Weighted average number of common shares outstanding during the year (B) [1]	123,049,330 shares		41,070,163 shares

Basic ordinary income(loss) per share (A/B)	~~W~~	11,077	~~W~~	(21,190)

Basic earnings(loss) per share for the years ended December 31, 2005 and 2004, is calculated as follows:

(in Korean won)	2005		2004
Net income(loss)	~~W~~	1,363,073,174,792	~~W~~	(81,600,473,410)
Less : Interest on liabilities from debt to equity conversion		—		(76,749,292,176)

Net income(loss) allocated to common stock (A)		1,363,073,174,792		(158,349,765,586)
Weighted average number of common shares outstanding during the year (B) [1]	123,049,330 shares		41,070,163 shares

Basic earnings(loss) per share (A/B)	~~W~~	11,077	~~W~~	(3,856)

[1]	The weighted average number of common shares outstanding for the years ended December 31, 2005 and 2004, are calculated as follows:

43

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004

	2005
	Number of	Adjustment	Number of Days	Weighted Number
	Shares Issued	Rate	Outstanding	of Shares
Beginning	517,117,922	(1-0.818)	27	2,538,578,880
Debt to equity conversion	689,531,717	(1-0.818)	38	4,764,037,314
Capital reduction without consideration and acquisition of treasury stocks	125,352,135	—	25	3,133,803,375
Disposal of treasury stocks	125,369,403	—	275	34,476,585,825

Total			365	44,913,005,394

Weighted average number of common shares outstanding:

44,913,005,394 shares ÷ 365 days = 123,049,330 shares

	2004
	Number of	Adjustment	Number of Days	Weighted Number
	Shares Issued	Rate	Outstanding	of Shares
Beginning	157,197,824	(1-0.977) × (1-0.818)	43	28,317,994
Debt to equity conversion	347,977,824	(1-0.977) × (1-0.818)	85	123,913,340
Capital reduction without consideration	8,017,922	(1-0.818)	81	118,082,124
Debt to equity conversion	517,117,922	(1-0.818)	157	14,761,366,080

Total			366	15,031,679,538

Weighted average number of common shares outstanding:

15,031,679,538 shares ÷ 366 days = 41,070,163 shares

Diluted earnings per share

Diluted earnings per share and diluted ordinary income per share are similarly computed by using the weighted average number of common shares outstanding, adjusted for the effects of diluted securities such as convertible bonds. Net income and ordinary income were adjusted for expenses, net of related income taxes, on diluted securities in calculating diluted earnings and ordinary income.

Since the convertible securities outstanding for the years ended December 31, 2005 and 2004, did not have any dilutive effects, the Company did not calculate diluted ordinary income per share and diluted earnings per shares.

44

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
Details of potentially dilutive shares as of December 31, 2005, are as follows:

				Number of shares
(in millions of Korean won)	Amount		Exercise period	to be issued
Convertible bonds	~~W~~	299,670	2003.10.21 - 2008.12.21	147,207 shares
Bonds with warrants		282,665	2003.11.12 - 2009.01.12	142,157 shares
Stock options		—	2008.12.21 - 2010.12.20	250,000 shares
28.	Operating Results for the Final Interim Period

Significant operating results for the three-month periods ended December 31, 2005 and 2004, are as follows:

(in millions of Korean won, except
per share amount)	2005		2004
Operating revenue	~~W~~	698,422	~~W~~	821,947
Operating income		239,416		257,120

Net income		228,117		325,788
Basic ordinary income per share and basic earnings per shares	~~W~~	1,820	~~W~~	3,465

Diluted ordinary income per share and diluted earnings per shares	~~W~~	1,820	~~W~~	3,465

45

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
29.	Selling and Administrative Expenses

Selling and administrative expenses for the years ended December 31, 2005 and 2004, consist of the following:

(in millions of Korean won)	2005		2004
Salaries and wages	~~W~~	180,793	~~W~~	116,024
Provision for severance benefits		21,815		15,267
Other employee benefits		27,707		21,929
Travel		1,048		1,041
Communications		38,520		40,228
Utilities		13,973		15,045
Vehicles		1,734		1,121
Supplies		19,854		14,855
Taxes and dues		11,905		8,735
Rent		18,435		20,184
Depreciation		81,355		84,745
Amortization		8,789		6,607
Insurance		1,206		1,457
Repairs and maintenance		89		63
Entertainment		1,309		1,181
Advertising		26,419		19,920
Transportation		672		790
Publications		1,011		766
Service fees		376,465		399,603
Compensation for losses		4,855		3,552
Training		1,227		737
Bad debt expenses		125,259		2,580,443
Collection fees for receivables		34,492		48,890
Credit rating service fees		78,613		83,209
Miscellaneous expenses on the lease of assets		887		704
Foreign exchange loss		3,227		1,103
Loss on valuation of foreign currency		—		117
Loss on valuation of derivatives		—		4,242
Loss on derivative transactions		1,760		50,292
Other expenses		1		2

	~~W~~	1,083,420	~~W~~	3,542,852

46

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
30.	Value Added Information

Details of accounts included in computation of value added for the years ended December 31, 2005 and 2004, are as follows:

(in millions of Korean won)	2005		2004
Salaries and wages	~~W~~	180,793	~~W~~	116,024
Provision for severance benefits		21,815		15,267
Other employee benefits		27,707		21,929
Rent		18,435		20,184
Depreciation		81,355		84,745
Taxes and dues		11,905		8,735

	~~W~~	342,010	~~W~~	266,884

31.	Related Party Transactions

Significant transactions which occurred in the ordinary course of business with related companies for the years ended December 31, 2005 and 2004, and the related accounts balances outstanding as of December 31, 2005 and 2004, are summarized as follows :

	2005
	Interest		Interest
(in millions of Korean won)	income		expenses		Receivables[1]		Payables[2]
The Korea Development Bank	~~W~~	9,532	~~W~~	20,564	~~W~~	740,988	~~W~~	284,534

	2004
	Interest		Interest
(in millions of Korean won)	income		expenses		Receivables[1]		Payables[2]
The Korea Development Bank	~~W~~	11,474	~~W~~	44,853	~~W~~	730,703	~~W~~	313,705

[1]	Includes bank deposits, short-term loans receivable and accrued income.

[2]	Includes borrowings and accrued expenses.
32.	Donations

Donations for the years ended December 31, 2005 and 2004, consist of following:

(in millions of Korean won)	2005		2004
Welfare facilities	~~W~~	68	~~W~~	18
Others		77		25

	~~W~~	145	~~W~~	43

47

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
33.	Supplemental Cash Flow Information

Major transactions not involving an inflow or outflow of cash and cash equivalents for the years ended December 31, 2005 and 2004, are as follows:

(in millions of Korean won)	2005		2004
Reclassification of short-term financial instruments from long-term financial instruments	~~W~~	2,000	~~W~~	2,000
Write-off financing assets		1,532,742		5,414,652
Gain on valuation of derivatives		18,880		10,013
Loss on valuation of derivatives		1,806		228
Gain on valuation of available-for-sale securities		218		1,384
Loss on valuation of available-for-sale securities		42		323
Reclassification of advance payments on lease assets to operating lease assets		1,900		14,905
Reclassification of advance payments on lease assets to financing lease accounts receivable		65,789		33,719
Reclassification of premises and equipment to intangible assets		—		17,377
Renewal of matured bonds		964,900		10,000
Renewal of matured borrowings		1,262,548		114,150
Reclassification of bonds and borrowings to commercial papers		505,399		1,108,168
Conversion of debts to equity		—		3,499,400
Disposition of accumulated deficit		1,704,244		568,447
34.	Debt maturity extension and interest rate reduction

To aid in its financial crisis, the Company was provided with ~~W~~2,000 billion in bailout borrowings from creditor financial institutions on November 24, 2003, pledging its financial assets in return. Additional borrowings of ~~W~~1,717 billion were provided by creditor financial institutions as per their committee resolutions dated January 2, 2004 and February 6, 2004. On January 3, 2005, the creditor financial institutions resolved that the outstanding bailout borrowings of ~~W~~1,091 billion are to be repaid through a quarterly payment of ~~W~~273 billion in 2006. And other than the bailout borrowings mentioned, maturities of half of the debts maturing in 2005 were extended by a year; the other half was extended by two years.

Further, the creditor committee also resolved to provide a W1,000 billion credit line to the Company in 2005, and to lower the interest rates for debts, which are owed to LG Group and to the creditor financial institutions and whose maturities were extended, to 5.5% and below.

35.	Business Rehabilitation Plan

The Company is under a business rehabilitation plan which contains a long-term and short-term funding plan for its operating activities. The business rehabilitation plan can be altered if such long-term and short-term funding is not available. The Company’s financial statements reflect the management’s evaluation on its economic environment which can affect the Company’s financial status. However, actual results may differ from the management’s evaluation and such differences can be significant.

48

LG CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
36.	Approval of Financial Statements

The December 31, 2005 financial statements of the Company will be approved by the Board of Directors on January 24, 2006.

37.	Reclassification of Prior Year Financial Statement Presentation

Certain amounts in the financial statements as of and for the year ended December 31, 2004, have been reclassified to conform to the December 31, 2005 financial statement presentation. These reclassifications have no effect on previously reported net income or shareholder’s equity.

49

LG CARD CO., LTD.
Index
December 31, 2005 and 2004
Report on the Review of Internal Accounting Control System
To the President of
LG CARD CO., LTD.
We have reviewed the management’s report on the operations of the internal accounting control system (“IACS”) of LG CARD CO., LTD. (the “Company”) as of December 31, 2005. In accordance with Article 2-2 of the Act on External Audit for Stock Companies (the “External Audit Law”) of the Republic of Korea, the Company’s management is responsible for reporting on the design and operations of its IACS (“IACS report”). Our responsibility is to review the management’s IACS report and issue a report based on our review.
We conducted our review in accordance with Article 2-3 of the External Audit Law. Our review included inquiries of management and employees, inspection of related documents and checking of the operations of the Company’s IACS. We did not perform an audit of the Company’s IACS and accordingly, we do not express an audit opinion.
Based on our review, no material weakness in the design or operations of the Company’s IACS under Article 2-2 of the External Audit Law as of December 31, 2005, has come to our attention.
This report applies to the Company’s IACS in existence as of December 31, 2005. We did not review the Company’s IACS after December 31, 2005. This report has been prepared for Korean regulatory purposes pursuant to the External Audit Law, and may not be appropriate for other purposes or for other users.
As this report is based on Interim Guidelines on Auditors’ Review and Report on Management’s IACS Report issued by the Korean Audit Standards Committee on March 29, 2005, they apply only from that date until the date the Final Standards for Management’s IACS Report, and the Final Standards for Auditors’ Review and Report on Management’s IACS Report become effective. A review based on the final standards may have different results and accordingly, the content of any updated report may be different.
Samil PricewaterhouseCoopers
January 20, 2006

LG CARD CO., LTD.
Index
December 31, 2005 and 2004
Notice to Readers
This report is annexed in relation to the audit of the financial statements as of and for the year ended December 31, 2005, and the review of internal accounting control system pursuant to Article 2-3 of the Act on External Audit for Stock Companies of the Republic of Korea.

(Appendix 8)
LG CARD CO., LTD.
Financial Statements
December 31, 2004
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
Based on a report originally issued in Korean
The Board of Directors and Stockholders
LG Card Co., Ltd.:
We have audited the accompanying balance sheet of LG Card Co., Ltd. (the “Company”) as of December 31, 2004, and the related statements of operations, disposition of accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of and for the year ended December 31, 2003, presented herein for comparative purposes, were audited by Samil PricewaterhouseCoopers, whose report dated February 9, 2004 expressed an unqualified opinion on these statements.
We conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations, the changes in its accumulated deficit and its cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of Korea.
Without qualifying our opinion, we draw attention to the following:
As described in Note 2(a) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.
As described in Note 1 to the financial statements, as of December 31, 2004, the Company is under the joint management control by its creditor financial institutions led by Korea Development Bank in accordance with the agreement made on February 6, 2004 to implement its business rehabilitation plan.

As described in Note 1 to the financial statements, on January 15, 2004, the Company received an approval from the Fair Trade Commission of the Republic of Korea on separation from the LG Group.
As described in Note 7 to the financial statements, the outstanding balance of financing assets transferred through asset-backed securitization excluding trust assets amounted to ~~W~~4,220.5 billion as of December 31, 2004.
As described in Note 20(b) to the financial statements, due to a liquidation crisis derived from aggravation of delinquency in credit card and loan payment, the Company was provided with ~~W~~2,000 billion of bailout loans from its creditor financial institutions on November 24, 2003, pledging financing assets, and the balance of these loans due to the creditors is ~~W~~1,090.6 billion as of December 31, 2004. Additionally, pursuant to the decisions of the creditor financial institutions committee made on January 2, 2004 and February 6, 2004, the Company was provided with ~~W~~1,716.6 billion of additional bailout loans and the balance due to the creditors is ~~W~~125 billion as of December 31, 2004.
As described in Note 20(c) to the financial statements, pursuant to the decisions of the creditor financial institutions committee made on January 2, 2004 and February 6, 2004, the creditor financial institutions agreed to convert ~~W~~1,907.8 billion of existing loans and ~~W~~1,591.6 billion of additional bailout loans to equity in the year 2004. In accordance with the Board of Directors’ Meeting held on January 14, 2004, ~~W~~953.9 billion of the debt was converted to equity on February 13, 2004 and ~~W~~667.3 billion of difference between the book value of debts converted to equity (converted at ~~W~~1,500 per share) and the fair value of equity shares at the conversion date was recorded as gain from debt restructuring in the statement of income. Additionally, pursuant to the decision of the creditor financial institutions committee made on February 27, 2004 and the Board of Directors’ Meeting held on July 13, 2004, ~~W~~2,545.5 billion of remaining debt was converted to equity at conversion price of ~~W~~5,000 per share on July 28, 2004.
As described in Note 20(d) to the financial statements, in accordance with the resolution of the creditor financial institutions committee made on February 27, 2004 and extraordinary shareholders’ meeting held on April 27, 2004, the Company reduced capital on May 8, 2004 by the ratio of 97.7% without consideration.
As described in Note 27 to the financial statements, by the resolution of the creditor financial institutions committee made on March 3, 2004, the Company purchased 5,371,300 shares of LG Investment and Securities Co., Ltd. from the major individual stockholders and related parties of LG group for ~~W~~39,511 million on July 21, 2004, and sold 25,877,487 shares of LG Investment and Securities Co., Ltd. including the 5,371,300 shares to Woori Financial Group Co., Ltd. for ~~W~~293,788 million on December 24, 2004. Additionally, pursuant to the resolution, the Company received ~~W~~44,615 million without consideration from the major individual stockholders and related parties of LG Group on July 27, 2004, and recognized it as extraordinary gain.
As described in Note 29 to the financial statements, as of March 27, 2004, the Company’s shares were designated as supervised shares in Korea Exchange as the Company failed to meet the ratio of impaired capital less than 50% under the Regulation on Securities Listing of the Republic of Korea. In the event that the Company fails to increase its net asset through any measures to meet the ratio by April 30, 2005, it is possible that the Company’s shares will be delisted in Korea Exchange pursuant to the Regulation.
As described in Note 30(a) to the financial statements, for the business rehabilitations, the Company increased its capital by ~~W~~1,000 billion (172,413,795 shares, at ~~W~~5,800 per share) on January 28, 2005 through public offering and the number of common stocks increased from 517,117,922 shares to 689,531,717 shares, pursuant to the resolutions of the Board of Directors made on December 31, 2004 and the creditor financial institutions committee made on January 3, 2005, and the proceeds were used to redeem ~~W~~695.1 billion of debt owed to the creditor financial institutions.
As described in Note 30(b) to the financial statements, the Company decided to reduce its capital without any consideration by the reduction ratio of 81.8% on March 7, 2005, pursuant to the resolutions of the Board of Directors and the creditor financial institutions committee made on January 3, 2005, and decided to hold extraordinary shareholders’ meeting on February 24, 2005. According to the capital reduction, the number of common stocks will be reduced from 689,531,717 shares to 125,369,403 shares and ~~W~~2,820.8 billion of gain from capital reduction will be recorded as capital surplus.

As described in Note 30(c) to the financial statements, pursuant to the resolution of the creditor financial institutions committee made on January 3, 2005, the maturity of the outstanding bailout loans amounting to ~~W~~1,090.6 billion was extended from December 30, 2005 to December 31, 2006. In relation to the other debts owed to the creditor financial institutions other than the bailout loans mentioned above whose maturities fall within the year 2005, the maturities of 50% of the debts were extended by additional one year and the maturities of the other 50% were extended by two years. In relation with the resolution mentioned above, the Company may require ~~W~~1,000 billion credit provisions from the creditor financial institutions and demand the creditor financial institutions to purchase asset-backed securities which are to be issued to redeem the outstanding asset-backed securities whose maturities fall within the year 2005. In addition, the interest rates of the maturity-extended debts owed to LG Group were reduced by 2%.
As described in Note 30(d) to the financial statements, the Company is under the business rehabilitation plan. The Company established a short-term funding plan for operating activities and the business rehabilitation plan can be altered if such short-term funding is not available. The Company’s financial statements reflect the management’s evaluation on economic surroundings which can affect the Company’s financial status. However, actual results may differ from the management’s evaluation and such differences can be significant.
KPMG Samjong Accounting Corp.
Seoul, Korea
February 1, 2005

This report is effective as of February 1, 2005, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

LG Card Co., Ltd.
Balance Sheets
December 31, 2004 and 2003
(In millions of Won)

	2004		2003
Assets
Current assets:
Cash and cash equivalents (notes 3 and 7)	~~W~~	278,787	324,015
Short-term financial instruments (note 3)		41,918	67,074
Short-term investment in securities (note 4)		556,566	1,031,863
Short-term loans, net (note 9)		626,850	359,239
Accounts receivable, net		167,423	303,465
Accrued income, net		160,551	260,298
Other current assets (note 5)		167,710	92,342

Total current assets		1,999,805	2,438,296
Financing assets:
Credit card receivables, net (notes 6 and 12)		649,443	1,418,666
Installment financing receivables, net (notes 6 and 12)		531,247	1,141,289
Loan to credit cardholders, net (notes 6 and 12)		2,093,863	3,331,223
Lease assets, net (notes 6 and 12)		129,133	167,647
Trust assets, net (notes 7 and 12)		2,222,312	1,202,238
Venture capital investment		—	4,776

Total financing assets		5,625,998	7,265,839
Investment assets:
Long-term financial instruments (note 3)		2,530	326,618
Long-term investment in securities (notes 8 and 12)		369,918	382,960
Long-term loans, net (note 9)		51,799	67,180
Guarantee deposits		66,108	125,411
Derivatives assets (note 19)		5,376	26,790
Other investments		55	1,210

Total investment assets		495,786	930,169

Premises and equipment, net (note 10)		65,846	95,823

Intangible assets (note 11)		29,923	35,431

	~~W~~	8,217,358	10,765,558

LG Card Co., Ltd.
Balance Sheets, Continued
December 31, 2004 and 2003
(In millions of Won, except share data)

	2004		2003
Liabilities and Stockholders’ equity
Current liabilities:

Short-term debts, net (notes 12 and 13)	~~W~~	4,223,889	4,845,371
Current portion of long-term debts, net (note 13)		1,912,596	3,186,227
Accounts payable		318,740	289,921
Accrued expense		149,543	322,358
Unearned revenue		162,414	207,397
Withholdings		254,138	581,293
Other current liabilities (note 14)		59,827	77,750

Total current liabilities		7,081,147	9,510,317

Long-term debts, net (notes 5 and 12)		1,635,636	4,407,163
Derivatives liabilities (note 9)		37,686	44,618
Retirement and severance benefit, net (notes 3 and 16)		16,279	8,725
Other long-term liabilities (note 18)		16,357	7,922

Total liabilities		8,787,105	13,978,745

Stockholders’ equity:

Common stock of ~~W~~5,000 par value (note 20)		2,585,590	785,989
Authorized - 2,000,000,000 shares in 2004 and 800,000,000 shares in 2003 Issued - 517,117,922 shares in 2004 and 157,197,824 shares in 2003

Capital surplus (note 20)		1,713,485	451,665
Accumulated deficits (note 21)		(4,516,799)	(4,435,199)
Capital adjustments (note 22)		(352,023)	(15,642)

Net capital deficiencies		(569,747)	(3,213,187)

Commitments and contingencies (note 26)	~~W~~	8,217,358	10,765,558

See accompanying notes to financial statements.

LG Card Co., Ltd.
Statements of Operations
For the years ended December 31, 2004 and 2003
(In millions of Won)

	2004		2003
Operating revenues:

Income on credit card receivables	~~W~~	968,776	1,200,633
Installment financing income		124,837	390,134
Income on loans to credit cardholders		728,246	692,387
Lease income		50,556	90,570
Interest income		36,331	55,137
Securitization income		1,437,833	1,896,601
Other income		54,206	67,173

		3,400,785	4,392,635

Operating expenses:

Interest expense		736,300	1,105,120
General and administrative expenses (note 23)		3,506,204	8,622,239

		4,242,504	9,727,359

Operating loss		(841,719)	(5,334,724)

Non-operating income (expense):

Interest income		662	1,796
Valuation gain(loss) using the equity method, net		(488)	1,482
Realized gain(loss) from disposition of trading securities, net		38,277	(3,711)
Realized gain from disposition of available-for-sale securities, net		31	5,485
Gain(loss) from repayments of held-to-maturity securities, net		(105,507)	11,668
Gain(loss) from repayments of debentures, net		(1,092)	6,333
Impairment loss on available-for-sale securities		(1,616)	(3,921)
Impairment loss on held-to-maturity securities		—	(384,015)
Reversal of impairment loss on held-to-maturity securities		126,253	126,286
Gain(loss) from disposition of premises and equipment, net		84	(4,366)
Donations		(5,208)	(5,458)
Other, net		(3,216)	10,060

		48,180	(238,361)

Ordinary loss		(793,539)	(5,573,085)

LG Card Co., Ltd.
Statements of Operations, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won, except loss per share)

	2004		2003
Extraordinary gain :

Gain from asset contribution (note 27)		44,615	16,133
Gain from debt restructuring (note 20)		667,324	—

		711,939	16,133
Extraordinary loss		—	—

Loss before income taxes		(81,600)	(5,556,952)

Income tax expense (note 21)		—	(41,859)

Net loss	~~W~~	(81,600)	(5,598,811)

Ordinary loss per share in Won (note 22)	~~W~~	(3,525)	(52,440)

Net loss per share in Won (note 22)	~~W~~	(363)	(52,290)

See accompanying notes to financial statements.

LG Card Co., Ltd.
Statements of Disposition of Accumulated Deficit
For the years ended December 31, 2004 and 2003
Date of Disposition for 2004: March 28, 2005
Date of Disposition for 2003: March 23, 2004
(In millions of Won)

	2004		2003
Undisposed accumulated deficit:

Balance at beginning of year	~~W~~	(4,435,199)	595,166
Net loss		(81,600)	(5,598,811)

Balance at end of year before disposition		(4,516,799)	(5,003,645)

Disposition of accumulated deficit:

Reduction of capital surplus — gain from merger		4,445	—
Reduction of capital surplus - gain from capital reduction		1,699,800	—
Reversal of legal reserve		—	41,358
Reversal of reserve for research and development		—	140,000
Reversal of reserve for business rationalization		—	989
Reversal of reserve for business development		—	385,000
Reversal of reserve for loss from investment and loan		—	1,099

		1,704,245	568,446

Undisposed accumulated deficit to be carried over to subsequent year	~~W~~	(2,812,554)	(4,435,199)

See accompanying notes to financial statements.

LG Card Co., Ltd.
Statements of Cash Flows
For the years ended December 31, 2004 and 2003
(In millions of Won)

	2004		2003
Cash flows from operating activities:
Net loss	~~W~~	(81,600)	(5,598,811)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense		84,745	106,798
Amortization expense		6,607	2,381
Provision for retirement and severance benefit		15,267	24,126
Bad debt expense		2,580,443	7,134,351
Impairment loss on available-for-sale securities		1,616	3,921
Impairment loss on held-to-maturity securities		—	384,015
Realized loss from disposition of held-to-maturity securities		105,507	28,242
Impairment loss on intangible assets		—	10
Foreign currency related loss		(18,022)	(773)
Realized gain (loss) from disposition of trading securities, net		(38,277)	3,711
Realized gain (loss) from disposition of available-for-sale securities, net		(31)	(5,485)
Reversal of impairment loss on held-to-maturity securities		(126,253)	(126,286)
Valuation gain (loss) using the equity method, net		488	(1,482)
Gain (loss) from disposition of premises and equipment, net		(84)	4,366
Gain (loss) from disposition of other investment assets, net		166	(46)
Derivative related gain (loss), net		51,654	(1,653)
Gain from adjustment of debts		(667,324)	—
Other gain (loss), net		(162,543)	(46,783)
Increase in accounts receivable		123,224	(290,316)
Decrease (increase) in accrued income		60,265	394,750
Increase in payment in advance		(54,047)	(15,540)
Decrease (increase) in prepaid expense		(21,321)	75,436
Decrease (increase) in credit card receivables		(1,156,700)	4,463,907
Decrease in installment financing receivables		501,029	2,051,677
Decrease (increase) in loan to credit cardholders		42,942	(2,152,583)
Increase in trust assets		(386,684)	569,219
Decrease in lease assets		12,957	232,875
Decrease in deferred tax asset		—	41,859
Decrease in venture capital investment		4,738	—
Collection of written-off receivables		130,871	475,122
Increase in accounts payable		28,819	(3,543)
Increase (decrease) in advance received		(24,146)	23,257
Decrease in withholdings		(327,175)	(35,191)
Decrease in accrued expense		(172,816)	(229,027)
Increase (decrease) in unearned revenue		38,881	162,461
Increase in guarantee deposit		14,886	(1,756)
Decrease (increase) in other current liabilities		(208)	583
Payment of retirement and severance benefit		(16,921)	(23,287)
Decrease in deposit for severance benefit insurance		9,077	(10,210)
Decrease in National Pension Fund		130	459

Net cash provided by operating activities		560,160	7,640,754

LG Card Co., Ltd.
Statements of Cash Flows, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won)

	2004	2003
Cash flows from investing activities:
Cash provided by investing activities:
Decrease in short-term financial instruments	683,400	312,882
Proceeds from disposition of trading securities	293,788	2,962,810
Proceeds from disposition of available-for-sale securities	337,156	39,977
Proceeds from disposition of held-to-maturity securities	437,029	522,234
Decrease in long-term financial instruments	1,233,488	89,507
Decrease in long-term loans	19,589	11,982
Decrease in long-term accounts receivable	1,195	—
Decrease in guarantee deposits	69,678	15,635
Decrease in other investments	12	188
Proceeds from disposition of premises and equipment	1,068	45,188
Decrease in derivatives assets	14,281	—

	3,090,684	4,000,403

Cash used in investing activities:
Acquisition of trading securities	216,006	2,477,934
Increase in short-term financial instruments	656,245	365,341
Decrease in short-term loans	268,934	41,528
Acquisition of available-for-sale securities	267,504	87,159
Acquisition of held-to-maturity securities	—	975,799
Increase in guarantee deposits	10,533	35,061
Acquisition of premises and equipment	7,786	53,685
Increase in long-term financial instruments	911,400	324,584
Increase in long-term loans	—	14,180
Increase in long-term accounts receivable	—	1,094
Increase in intangible assets	17,598	34,273

	2,356,006	4,410,638

Net cash provided by (used in) investing activities	734,678	(410,235)

Cash flows from financing activities:
Cash provided by financing activities:
Issuance of short-term debentures	299,788	2,011,720
Increase in short-term borrowings	12,872,919	30,583,993
Increase in current portion of long-term debts	101,902	—
Issuance of debentures	—	1,152,440
Issuance of convertible bonds	—	296,124
Issuance of bonds with warrants	—	296,724
Increase in long-term borrowings	316,768	160,000
Issuance of common stock	—	580,570

	13,591,377	35,081,571

LG Card Co., Ltd.
Statements of Cash Flows, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won)

	2004		2003
Cash used in financing activities:

Repayments of short-term debentures		702,913	1,763,294
Repayments of short-term borrowings		11,981,274	34,282,767
Repayments of current portion of long-term debts		2,036,131	5,794,324
Repayments of debentures		—	416,504
Repayments of long-term borrowings		55,066	27,145
Payment of dividends		—	129,500
Decrease in derivatives liabilities		61,693	—
Stock issuance expenses		17,617	—
Interest expense on liabilities converted into capital stock		76,749	—
		14,931,443	42,413,534

Net cash used in financing activities		(1,340,066)	(7,331,963)

Net decrease in cash and cash equivalents		(45,228)	(101,444)

Cash and cash equivalents at beginning of year		324,015	425,459

Cash and cash equivalents at end of year	~~W~~	278,787	324,015

See accompanying notes to financial statements.

LG Card Co., Ltd.
Notes to Financial Statements
December 31, 2004 and 2003
(1)	Description of the Company

LG Card Co., Ltd. (the “Company”) was incorporated on December 17, 1985, under the name of Express Credit Card Corporation to provide credit card services. The Company merged with Goldstar Factoring Corporation on June 1, 1988 and LG Financing Corporation on January 1, 1998, and changed its name to LG Card Co., Ltd. on September 1, 2001. The Company is primarily engaged in credit card services, factoring, installment financing, leasing and other related services in accordance with the Credit Specialty Finance Law of the Republic of Korea. On April 22, 2002, the Company’s shares were listed on the Korean Stock Exchange, however, as of March 27, 2004, its shares were designated as supervised shares at Korea Stock Exchange as the Company failed to maintain 50% of minimum required impaired capital adequacy ratio under the Regulation on Securities Listing of the Republic of Korea.

As of December 31, 2004, the Company has 3.55 million of merchants, 63 branches and 19,230 thousand of credit cardholders. In addition, as of December 31, 2004, the Company’s capital stock amounts to ~~W~~2,585,590 million and its shares are mainly owned by Korea Industrial Bank and other creditor financial institutions, with 99.3% of ownership.

The Company is under the joint management control by its creditor financial institutions led by Korea Development Bank as of December 31, 2004, in accordance with the agreement made on February 6, 2004 to implement its business rehabilitation plan. Additionally, on January 15, 2004, the Company received an approval from the Fair Trade Commission of the Republic of Korea on separation from the LG Group.

The 20% of the converted stocks which are owned by creditor financial institutions are planned to be disposed of by December 31, 2005 and the remaining 80% are restricted for disposition until the termination of the sale of the Company.

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of financial statements presentation

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

(b)	Revenue recognition

The Company recognizes fees and interest income from credit cardholders on an accrual basis. However, the Company recognizes service charges and interest income from delinquent credit cardholders on a cash basis.

The Company recognizes the deferred loan acquisition costs arising from loans provided, such as handling charges using the effective interest rate method over the loan periods.

 2
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(c)	Allowance for doubtful accounts

Allowance for doubtful accounts is estimated based on characteristics of individual accounts. Analysis of collectibility for certain terms (4 years) is applied for rescheduled loans while analysis of roll-rate for certain terms (2 years) is applied for the other assets. Allowance for doubtful accounts provided by the Company as of December 31, 2004 and 2003 is as follows:

	(in millions of Won)
	2004
	Acquisition			Provision
	cost		Allowance	ratio (%)
Financing assets:
Credit card receivables	~~W~~	772,654	123,211	15.9
Installment receivables		575,124	43,877	7.6
Loans to credit cardholders		3,644,383	1,534,374	42.1
Trust assets		2,822,356	600,044	21.3
Lease receivables		129,816	683	0.5

	~~W~~	7,944,333	2,302,189	29.0

Current assets:
Short-term loans	~~W~~	630,000	3,150	0.5
Accounts receivable		168,343	920	0.5
Accrued income		161,353	802	0.5

	~~W~~	959,696	4,872	0.5

Investment assets:
Long-term loans	~~W~~	69,065	17,266	25.0

	(in millions of Won)
	2003
	Acquisition			Provision
	cost		Allowance	ratio (%)
Financing assets:
Credit card receivables	~~W~~	1,855,116	436,450	23.5
Installment receivables		1,317,093	175,804	13.3
Loans to credit cardholders		6,561,832	3,148,618	47.9
Trust assets		2,435,671	1,233,433	50.6
Lease receivables		168,599	952	0.6
Venture capital investment		4,800	24	0.5

	~~W~~	12,343,111	4,995,281	40.5

Current assets:
Short-term loans	~~W~~	361,066	1,827	0.5
Accounts receivable		304,990	1,525	0.5
Accrued income		263,033	2,735	1.0

	~~W~~	929,089	6,087	0.7

Investment assets:
Long-term loans	~~W~~	88,654	21,474	24.2

 3
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(d)	Investments in securities

Debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as investments. However, available-for-sale securities, whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable, are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

 4
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(e)	Investment securities accounted for using the equity method

Investments in affiliated companies owned 20% or more or over which the Company has significant management control are stated at an amount as determined using the equity method.

Under the equity method of accounting, the Company’s initial investment is recorded at cost and is subsequently increased to reflect the Company’s share of the investee income and reduced to reflect the Company’s share of the investee losses or dividends received. Any excess in the Company’s acquisition cost over the Company’s share of the investee’s identifiable net assets is considered as goodwill and amortized by the straight-line method over the estimated useful life. The amortization of goodwill is recorded against the equity income of affiliates. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews the goodwill amount for any impairment.

Under the equity method, the Company does not record its share of losses of affiliate companies when such losses would make the Company’s investment in such entity less than zero.

Foreign currency assets and liabilities of companies accounted for using the equity method are translated at current rate as of the balance sheet date and capital accounts at historical rate. Any differences resulting from such foreign currency translation are accounted for as unrealized gains (losses) from valuation on investment securities accounted for using the equity method, a component of capital adjustments in the stockholders’ equity.

(f)	Premises and equipment

Premises and equipment are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, while, normal maintenance and repairs are charged to expense when incurred.

The depreciation method and useful lives of tangible assets are as follows:

	Depreciation Method	Useful Lives
Buildings	Straight-line	40 years
Computer equipment	Declining-balance	4 years
Vehicles and transporting equipment	Declining-balance	4 years
Other	Declining-balance	4 years
(g)	Intangible assets

Intangible assets, which are acquired by the Company, are stated at cost, less accumulated amortization and impairment loss. Amortization of intellectual proprietary rights is computed using the straight-line method over five years. The capitalized development costs include identifiable costs incurred for development activities related to new products or technology, which are expected to have future economic benefits and are amortized over four years using the straight-line method.

 5
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(h)	Accounting for lease
a.	Lease classification

The Company accounts for and classifies its lease transactions as either the operating or capital leases, depending on the terms of the lease under Korean Lease Accounting Standards.

If a lease is substantially noncancellable and meets one or more of the criteria listed below, the present value of future minimum lease receivables is reflected as assets under capital lease. Otherwise, it is classified as an operating lease with lease receivables recognized as revenue when incurred.
–	Ownership of the leased property shall be transferred to the lessee at the end of the lease term without additional payment or for a contract price.

–	The lease has a bargain purchase option.

–	The lease term is equal to 75% or more of the estimated economic useful life of the leased property.

–	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property.
b.	Revenue recognition

In case of capital lease, the portion originated from principal is accounted for as collections of outstanding receivables and the remaining interest income is accounted for as revenue in the current period. Revenue from operating leases is recognized on a straight-line basis over the lease term.

c.	Capitalization of financing costs

Interest expense and other similar financing costs incurred in the acquisition of leased property prior to the inception date of the lease are capitalized as a cost of the leased property.

d.	Depreciation of operating lease assets

The Company applies the depreciation method used for its property and equipment to operating lease assets.

e.	Contingent lease

Contingent lease represents increase or decrease in minimum lease payments, resulting from changes occurring subsequent to the inception date of the lease in the factors (except for interest and foreign exchange rate). Such changes are recorded as income or expense in the period incurred.

 6
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(h)	Accounting for lease, continued
f.	Allowance for doubtful accounts

The Company classifies each account holders by three categories of normal, precautionary and doubtful considering delinquency, financial status, past experience of bad debts and industry practices. The Company classifies its receivables by three categories and makes provisions for estimated loss in the ratio of 0.5% of collectible, 1%, 20% and 75% of doubtful and 100% of uncollectible receivables, based on delinquency, worth of collaterals pledged and debt repayment capacity of guarantors.

As of December 31, 2004, the Company’s receivables classified as collectible and doubtful amounted to ~~W~~129,264 million and ~~W~~552 million, respectively.

Allowance for doubtful accounts to the total receivables ratios are 0.5% for 2000, 2001 and 2002, 0.6% for 2003 and 0.5% for 2004.
(i)	Impairment on assets

The Company reviews for the impairment of assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated net cash flows expected to result from the use of the asset and its disposition are less than its carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is accounted for the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(j)	Income taxes

Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

 7
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(k)	Discounts on debentures

Discount on debenture issued, which represents the difference between the face value and issuance price of debentures, is amortized using the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(l)	Convertible bonds and bonds with stock warrants

When issuing convertible bonds or bonds with stock purchase warrants, the values of the conversion rights or stock warrants shall be recognized separately.

Considerations for conversion rights or stock warrants shall be measured by deducting the present value of ordinary or straight debt securities (redemption premium is included if applicable) from the gross proceeds of the convertible bonds or bonds with stock purchase warrants received at the date of issue. However, in the case of bonds with detachable stock warrants, considerations for such warrants shall be computed based on the fair values of the two core components-straight debt securities and detachable stock warrants.

However, for convertible securities issued prior to first adopting new SKAS No. 9 are treated in accordance with the previous accounting standard and have not been restated. The Company recognizes interest expense on convertible notes and bonds with warrants as determined using the effective interest method, and amortization of redemption premium is recorded as a long-term accrued interest expense.

(m)	Retirement and severance benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

Through March 1999, under the National Pension Scheme of Korea, the Company transferred a certain portion of retirement allowances of employees to the National Pension Fund. The amount transferred will reduce the retirement and severance benefit amount to be payable to the employees when they leave the Company and is accordingly reflected in the accompanying non-consolidated financial statements as a reduction from the retirement and severance benefit liability. Since April 1999, however, a new regulation applies and such transfers to the National Pension Fund are no longer required.

(n)	Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,043.8 and ~~W~~1,197.80 to US$1, the rate of exchange on December 31, 2004 and 2003, respectively, that is permitted by the Financial Accounting Standards of the Republic of Korea. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

 8
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(o)	Liabilities for membership for credit cardholders

The Company provides a point accumulation services and compensation services for credit cardholders’ losses from unauthorized charges. Estimated expenses to be incurred in relation to these services for cardholders are accounted for as liabilities in the balance sheet.

(p)	Derivatives

Derivative instruments are presented as assets or liabilities valued principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations.

However, for derivative instruments with the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction, the hedge-effective portion of the derivative’s gain or loss is deferred as a capital adjustment, a component of stockholder’s equity. The ineffective portion of the gain or loss is charged or credited to current results of operations.

Forward foreign exchange contracts, which have been made to hedge foreign exchange receivables and payables in the future, are classified as forward foreign exchange contracts for hedging purposes. Unrealized gain or loss on forward foreign exchange contracts for hedging purposes is deferred as capital adjustment. The deferred gain or loss will be credited or charged to income when related foreign exchange receivables and payables are settled.

(q)	Contingent liabilities

Contingent losses are generally recognized as a liability when probable and reasonably estimable.

(r)	Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

9

LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(3) Deposits Restricted to Use
     Details of deposits restricted to use as of December 31, 2004 and 2003 are as follows:

				(in millions of Won)
	2004		2003	Remarks
Cash and cash equivalents	~~W~~	—	120	Pledged as collaterals for borrowings (notes 12 and 13)
Short-term financial instruments		34,418	59,740	Pledged as collaterals for bank overdraft, borrowings and securitization (notes 6, 12 and 13)
Long-term financial instruments		29	322,117	Pledged as collaterals for borrowings and deposited to banks for checking accounts (note 12)

	~~W~~	34,447	381,977

Additionally, deposit for severance benefit insurance is restricted to use with respect to the payment of severance benefits to employees.
(4) Short-term Investment in Securities
     Short-term investment in securities as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Available-for-sale securities	~~W~~	11,006	6
Held-to-maturity securities		545,560	1,031,857

	~~W~~	556,566	1,031,863

10
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(4) Short-term Investment in Securities, Continued
Details of available-for-sale and held-to-maturity securities classified as short-term investment in securities as of December 31, 2004 and 2003 are as follows:
(a) Available-for-sale securities

			(in millions of Won)
	2004				2003
	Acquisition		Fair	Book	Book
	cost		value	value	value
Equity securities:
Credipia the 2nd and other	~~W~~	6	6	6	6
Debt securities:
Asset-backed securities:
Credipia the 28th		11,000	11,000	11,000	—

	~~W~~	11,006	11,006	11,006	6

Pursuant to the repurchase agreement made with Korea Industrial Bank, for the year ended December 31, 2004, the Company purchased ~~W~~31,001 million of senior bonds which Korea Industrial Bank acquired from senior bondholders and the Company was reimbursed ~~W~~20,001 million from special purpose company.
(b) Held-to-maturity securities

				(in millions of Won)
	2004				2003
	Face		Acquisition	Book	Book
	value		cost	value	value
Asset backed securities (Subordinate bond):
Credipia the 2nd	~~W~~	43,436	43,436	43,436	—
Credipia the 7th		—	—	—	80,380
Credipia the 8th		—	—	—	57,414
Credipia the 16th		—	—	—	51,700
Credipia the 20th		—	—	—	16,383
Credipia the 21th		—	—	—	36,500
Credipia the 25th		—	—	—	36,516
Credipia the 33th		—	—	—	61,680
Credipia the 34th		—	—	—	67,192
Credipia the 36th		—	—	—	68,783
Credipia the 38th		—	—	—	65,734
Credipia the 39th		172,940	172,940	172,940	166,613
Credipia the 40th		329,184	329,184	329,184	322,962

	~~W~~	545,560	545,560	545,560	1,031,857

As of December 31, 2004, ~~W~~545,560 million (acquisition cost) of above asset-backed securities are pledged as collateral for the Company’s borrowings.

11
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(5) Other Current Assets
     Other current assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Payment in advance	~~W~~	80,484	26,437
Prepaid expenses		36,079	26,775
Prepaid income taxes		51,147	39,130

	~~W~~	167,710	92,342

(6) Financing Assets
     Details of financing assets as of December 31, 2004 and 2003 are as follows:
     (a) Credit card receivables

	(in millions of Won)
	2004		2003
Lump-sum payment	~~W~~	295,818	421,572
Installment payment		214,076	670,794
Cash advances		262,760	762,750

		772,654	1,855,116
Less: allowance for doubtful accounts		(123,211)	(436,450)

	~~W~~	649,443	1,418,666

Credit card receivables from lump-sum payments are collected from cardholders on the contracted payment date. At the time of pre-payment to merchants, a certain rate on related amounts is imposed to merchants as service charge.
Credit card receivables from installment payment are collected from cardholders over certain periods (2~12 months). The Company charges merchants a certain rate of fee upon pre-payment to merchants and collects interest on remaining installment payment from cardholders at an annual rate of 12.9% to 26.9%.
The Company provides credit cardholders with cash advances, up to ~~W~~6 million per month and collects 0.03% to 3.32 % of fees from cardholders over the term of the cash advances (1~45 days), and charges 0.6% of service charge.

12
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(6) Financing Assets, Continued
     (b) Installment financing receivables

	(in millions of Won)
	2004		2003
Installment financing receivables	~~W~~	575,124	1,317,093
Less: allowance for doubtful accounts		(43,877)	(175,804)

	~~W~~	531,247	1,141,289

In accordance with the Credit Specialization Finance Business Law of the Republic of Korea, the Company provides consumers with installment financing for the purchase of general and consumer goods, automobiles and others. As of December 31, 2004, the Company provides installment financing at an annual interest rate of 17% to 23% with maturities of 3 to 36 months on general and consumer goods and 7.5% to 25% with maturities of 12 to 60 months on automobiles, respectively.
Additionally, the Company collects service charge at a maximum rate of 3% from merchants. Service charges and interest income on delinquent receivables are recorded as installment financing income. With respect to installment financing services, the Company recorded certain amounts provided by merchants to ensure repayment of installment financing as guarantee deposits received, included in other current liabilities. In addition, the Company is provided with third-party co-guarantees or collaterals for installment financing based on each consumers credit rating.
As of December 31, 2004, ~~W~~260,951 million of installment financing receivables are pledged as collateral for the Company’s borrowings (Notes 12, 13 and 15).

13
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(6) Financing Assets, Continued
     (c) Loan to credit cardholders

	(in millions of Won)
	2004		2003
Credit card loan	~~W~~	470,538	317,341
Rescheduled loan		2,167,928	5,002,662
Other		1,005,917	1,241,829

		3,644,383	6,561,832
Less: allowance for doubtful accounts		(1,534,374)	(3,148,618)
deferred loan acquisition costs		(16,146)	(81,991)

	~~W~~	2,093,863	3,331,223

Under the terms of loan agreement made with credit cardholders, the Company provides cardholders with loans up to ~~W~~10 million with maturities of 2 to 24 months at an annual interest rate of 9.5% to 25.8%.
Rescheduled loans are delinquent receivables converted to loans with maximum maturities of six years or less. Those loans are to be repaid in equal installments either without grace period after the conversion to rescheduled loans or after grace period of six months to one year (except for interest). Interest rates on rescheduled loans are determined based on each consumers credit rating.
Other loan consists of loan converted from cash advances, working capital loan and other. Loan converted from cash advances can be repaid either over terms of 2 to 48 months or with a monthly payment of a certain ratio on loan balances.
As of December 31, 2004, ~~W~~1,952,523 million of loan to credit cardholders are pledged as collateral for the Company’s borrowings (Notes 12, 13 and 15).
     (d) Lease assets

	(in millions of Won)
	2004		2003
Operating lease assets	~~W~~	99,089	101,197
Capital lease receivables		104,661	115,823
Advance payments on lease assets		4,730	19,840
Other		15	6

		208,495	236,866
Less: accumulated depreciation		(78,679)	(68,267)
allowance for doubtful accounts		(683)	(952)

	~~W~~	129,133	167,647

14
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(6) Financing Assets, Continued
As of December 31, 2004 and 2003, operating lease assets classified by industry are as follows:

	(in millions of Won)
	2004		2003
Manufacturing	~~W~~	71,681	97,260
Retail and wholesale		188	188
Automobile		7,991	1,838
Other		19,229	1,911

	~~W~~	99,089	101,197

Capital lease receivables as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Total capital lease assets	~~W~~	114,745	130,836
Unrealized interest income		(10,084)	(15,013)

	~~W~~	104,661	115,823

The collection schedule of future lease receivables as of December 31, 2004 is as follows:

			(in millions of Won)
	Operating		Capital
	lease		lease	Total
January 1, 2005 - December 31, 2005	~~W~~	20,638	63,623	84,261
January 1, 2006 - December 31, 2006		7,147	28,963	36,110
January 1, 2007 - December 31, 2007		1,015	17,560	18,575
January 1, 2008 - December 31, 2008		249	4,545	4,794
Thereafter		—	54	54

	~~W~~	29,049	114,745	143,794

As of December 31, 2004, lease contracts, which are entered into but not yet commenced, amount to ~~W~~9,539 million, of which ~~W~~4,730 million of prepaid amount is recorded as advance payments on lease assets.
With respect to lease assets, outstanding guarantees provided by financial institutions to the Company amount to ~~W~~1,349 million, as of December 31, 2004.
As of December 31, 2004, ~~W~~72,623 million of lease assets are pledged as collateral for the Company’s borrowings (Notes 12, 13 and 15).

15
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(7)	Asset-Backed Securitization
(a)	Pursuant to the Asset-backed Securitization Law of the Republic of Korea, the Company has sold certain financing assets to Special Purpose Company (“SPC”). With respect to those securitization, the outstanding balance of transferred financing assets excluding trust assets is ~~W~~4,220,528 million as of December 31, 2004.

(b)	Under the terms of the asset transfer agreement, the Company is liable for any disqualification or default of transferred financing assets, and as for the asset-backed securitization through the trust, transferees can demand for the Company to additionally transfer assets more than minimum required amount in case that transferred assets are not qualified.

(c)	As prescribed by the asset transfer agreement and other contracts, certain SPC has obligation of early redemption of the asset-backed securities when average portfolio profitability ratio for the 3 consecutive settlement periods is less than average primary cost ratio or when outstanding balance of adjusted securitized assets is less than 119% of principal amount of senior bonds, which represents obligatory payment ratio.

(d)	The Company has entered into an agreement with the SPCs and trust companies to provide asset management services for the transferred assets. Under the agreement, the Company provides various services such as billing for payment, collecting, and dealing with delinquencies, and receives service fees from the SPCs or trust companies.

(e)	As of December 31, 2004, the Company provided ~~W~~20,519 million of short-term financial instruments to Korea Development Bank as collateral with respect to the repurchase agreement of asset-backed securities made on December 23, 2003 (notes 3 and 23), and ~~W~~1,077,605 million of its trust assets are pledged as collateral with respect to short-term debts.

16
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(8) Long-term Investment in Securities
     Long-term investment in securities as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Available-for-sale securities	~~W~~	28,034	104,134
Held-to-maturity securities		338,354	268,340
Investment securities accounted for by the equity method		3,530	10,486

	~~W~~	369,918	382,960

Details of available-for-sale, held-to-maturity securities and investment securities accounted for by the equity method classified as long-term investment in securities as of December 31, 2004 and 2003 are as follows:
(a) Available-for-sale securities

				(in millions of Won)
	2004				2003
	Acquisition		Fair	Book	Book
	cost		value	value	value
Equity securities:
Marketable securities:
Korea Ratings Corporation	~~W~~	360	672	672	524
Korea Information Service, Inc.		498	938	938	1,880
Hynix Semiconductor, Inc.		54	89	89	43
Other		45	2	2	—

		957	1,701	1,701	2,447

Non-marketable securities:
MasterCard International Incorporated		16,133	16,133	16,133	16,133
Mirae Credit Information Services Corp.		570	3,236	3,236	—
Kihyup Technology Banking Corp.		1,000	1,000	1,000	1,000
Korea Credit Card Electronic Settlement Service Co., Ltd.		819	546	546	819
Other		13,441	5,411	5,411	2,403

		31,963	26,326	26,326	20,355

		32,920	28,027	28,027	22,802

Debt securities:
Government and public bonds		1	1	1	—
Trust beneficiary certificates:
Korea Investment & Securities Co., Ltd.		—	—	—	16,051
CJ Investment & Securities Co., Ltd.		—	—	—	25,109
Daehan Investment & Securities Co., Ltd.		—	—	—	40,166
Korea Industrial Bank		6	6	6	6

		7	7	7	81,332

	~~W~~	32,927	28,034	28,034	104,134

17
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(8) Long-term Investment in Securities, Continued
     (b) Held-to-maturity securities

					(in millions of Won)
		2004				2003
		Face		Acquisition	Book	Book
	Maturity	value		cost	value	value
Asset backed securities (Subordinate bond):
Credipia the 2nd	1 year	~~W~~	—	—	—	40,136
Credipia the 28th	1 - 5 year		90,000	90,000	90,000	44,149
Credipia the 35th	1 - 5 year		82,063	82,063	82,063	43,283
Credipia the 37th	1 - 5 year		149,970	149,970	149,970	127,976
Sangroksu the 1st	1 - 5 year		154,587	154,587	16,321	12,796

		~~W~~	476,620	476,620	338,354	268,340

Interest income concerned with debt securities is ~~W~~291,734 million for the year ended December 31, 2004.
As of December 31, 2004, ~~W~~476,620 million (acquisition cost) of above asset-backed securities are pledged as collateral for the Company’s borrowings.
(c) Investment securities accounted for using the equity method

					(in millions of Won)
		2004
	Ownership	Beginning		Retained	Capital	Ending
	(%)	balance		earnings	adjustment	balance
High Technology Investment, Ltd.	28.6	~~W~~	4,542	(487)	(525)	3,530

		~~W~~	4,542	(487)	(525)	3,530

					(in millions of Won)
		2003
	Ownership	Beginning		Retained	Capital	Ending
	(%)	balance		earnings	adjustment	balance
High Technology Investment, Ltd.	28.6	~~W~~	5,514	(972)	—	4,542
Global Technology Investment, Ltd.	16.7		2,949	(212)	(29)	2,708
Mirae Credit Information Services Corp.	19.0		570	2,666	—	3,236

		~~W~~	9,033	1,482	(29)	10,486

18
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(9) Short-term and Long-term Loans
     Details of short-term and long-term loans as of December 31, 2004 and 2003 are as follows:

		(in millions of Won)
	Interest rate (%)	2004		2003
Short-term loans:		~~W~~
Loans for asset-backed securitization			—	361,066
Call loans			630,000	—

			630,000	361,066
Less: allowance for doubtful accounts			(3,150)	(1,827)

		~~W~~	626,850	359,239

Long-term loans:
Loans to employees stock ownership plan	1.0 - 2.0		69,065	88,654
Less: allowance for doubtful accounts			(17,266)	(21,474)

		~~W~~	51,799	67,180

(10) Premises and Equipment
Premises and equipment as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Land	~~W~~	5,193	5,286
Buildings		9,651	9,772
Computer equipment		258,056	264,849
Vehicles and transporting equipment		121	1,073
Other		54,268	52,956

		327,289	333,936
Less: accumulated depreciation		(261,443)	(238,113)

	~~W~~	65,846	95,823

The officially declared value of land at December 31, 2004 and 2003, as announced by the Minister of Construction and Transportation, is ~~W~~7,029 million and ~~W~~5,573 million, respectively.
As of December 31, 2004, buildings and other assets are insured against fire damage up to ~~W~~293,547 million. Additionally, the Company maintains an insurance policy on cash and securities against theft, and its vehicles are insured for comprehensive coverage.

19
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(11) Intangible Assets
Intangible assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Intellectual property	~~W~~	154	131
Development cost		28,907	35,300
Other		862	—

	~~W~~	29,923	35,431

(12)	Pledged Assets
(a) Pledged assets for the Company’s liabilities are summarized as follows.

				(in millions of Won)
			Repurchase of
		Secured	asset-backed	Other
Pledged asset	Bailout	borrowings	securities	borrowings	Total
Installment financing receivables	71,391	189,560	—	—	260,951
Credit card receivables	1,752,896	199,627	—	—	1,952,523
Lease assets	—	72,623	—	—	72,623
Trust assets	1.077,605	—	—	—	1,077,605
Short-term financial
instruments	12,957	342	20,519	600	34,418
Long-term financial
instruments	—	—	—	29	29
Subordinate bonds	1,022,181	—	—	—	1,022,181

Total	3,937,030	462,152	20,519	629	4,420,330

(b) Pledged assets for other parties are summarized as follows.

			(in millions of Won)
Beneficiary	Assets pledged	Book value	Settlement date	Pledgee
Korea Smart Card, Co., Ltd.	Available-for-sale securities	1,628	December 29, 2004	KB

20
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(13) Short-term Debts
Details of short-term debts as of December 31, 2004 and 2003 are as follows:

		(in millions of Won)
	Interest rate (%)	2004		2003
Short-term borrowings:
Bank overdrafts	7.8 – 10.5	~~W~~	—	53,389
Commercial paper	4.03 - 9.00		2,625,999	1,843,047
Bailout	7.5		1,215,600	2,000,000
General borrowings	7.5 - 7.95		72,300	90,000
Call money	3.6		—	25,000

			3,913,899	4,011,436
Short-term debentures			310,000	837,307
Less: discounts on debentures			(10)	(3,372)

			309,990	833,935

		~~W~~	4,223,889	4,845,371

Current portion of long-term debts:
Borrowings in Won	7.95	~~W~~	15,125	182,705
Borrowings in foreign currencies	LIBOR+0.5		5,219	35,934
Secured borrowings	5.6 - 11.1		178,218	929,071

			198,562	1,147,710
Debentures in Won	4.5 - 10.9		1,693,369	2,015,000
Debentures in foreign currencies	LIBOR+0.5 - 0.6		20,876	23,956

			1,714,245	2,038,956
Less: discounts on debentures			(211)	(439)

			1,714,034	2,038,517

		~~W~~	1,912,596	3,186,227

21
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(14) Other Current Liabilities

	(in millions of Won)
	Won
	2004		2003
Received in advance	~~W~~	39,547	63,040
Guaranteed deposit		17,885	12,086
VAT withholdings		33	54
Compensation for cardholder losses		500	500
Others		1,862	2,070

	~~W~~	59,827	77,750

(15) Long-term Debts
     Long-term debts as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Long-term borrowings	~~W~~	264,602	318,485
Debentures		763,890	3,510,444
Convertible bond		316,465	300,156
Bond with stock warrants		290,679	278,078

	~~W~~	1,635,636	4,407,163

     (a) Details of long-term borrowings as of December 31, 2004 and 2003 are as follows:

		(in millions of Won)
	Interest rate (%)	2004		2003
Long-term borrowings in Won:

General borrowings	7.95	~~W~~	15,125	342,705
Secured borrowings	5.6 - 11.12		442,833	1,063,814

			457,958	1,406,519

Long-term borrowings in foreign currencies	LIBOR+0.5 - 0.6		5,219	59,890

			463,177	1,466,409

Less: current portion			(198,563)	(1,147,710)
discounts on long-term borrowings			(13)	(214)

		~~W~~	264,602	318,485

As of December 31, 2004, certain financing assets of the Company are pledged as collateral for secured borrowings with respect to the direct transfer of financing assets to financial institutions.
As of December 31, 2004, financial instruments of the Company are pledged as collateral for long-term borrowings in foreign currencies.

22
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(15) Long-term Debts, Continued
Aggregate maturities of the long-term borrowings as of December 31, 2004 are as follows:

	(in millions of Won)
January 1, 2005 - December 31, 2005	~~W~~	198,562
January 1, 2006 - December 31, 2006		164,592
January 1, 2007 - December 31, 2007		100,023

	~~W~~	463,177

(b) Details of debentures as of December 31, 2004 and 2003 are as follows:

			(in millions of Won)
	Maturity	Interest rate (%)	2004		2003
Debentures:
Debentures in Won	January 2, 2005 - September 13, 2008	4.31~10.88	~~W~~	2,457,609	5,252,440
Debentures in foreign currencies	December 10, 2004 - December 10, 2005	Libor + 0.5 - 0.6		20,876	299,450

				2,478,485	5,551,890
Less: current portion				(1,714,245)	(2,038,956)
discounts				(350)	(2,490)

			~~W~~	763,890	3,510,444

Aggregate maturities of debentures net of current portion as of December 31, 2004 are as follows:

	(in millions of Won)
January 1, 2005 - December 31, 2005	~~W~~	1,714,245
January 1, 2006 - December 31, 2006		496,440
January 1, 2007 - December 31, 2007		88,000
January 1, 2008 - December 31, 2008		179,800

	~~W~~	2,478,485

23
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(15) Long-term Debts, Continued
(c) Details of convertible bond as of December 31, 2004 and 2003 are as follows:

			(in millions of Won)
	Maturity	Interest rate (%)	2004		2003
Non-guaranteed subordinated convertible bond	July 21, 2003 -January 21, 2009	3.0	~~W~~	299,670	299,670
Add: redemption premium				99,001	99,001
Less: conversion right				(79,188)	(94,935)
discounts				(3,018)	(3,580)

			~~W~~	316,465	300,156

The Company is to repay the convertible bonds at 133.04% (8% of guaranteed rate of return) of the principal amount at maturity when the conversion right has not been made within the exercise period.
The face value of the convertible bonds at issuance amounted to ~~W~~300,000 million and decreased by ~~W~~330 million due to conversion made during the year ended December 31, 2003.
Details of the terms of conversion are as follows:

Convertible period	:	From three months after issue date to one month before redemption date

Type of shares issued from conversion	:	Common stock at ~~W~~5,000

Number of shares converted	:	18,575 shares

Number of shares not converted	:	750,824 shares

Adjustment of conversion price	:	The conversion price is adjusted in cases of stock issuances without consideration, stock dividends, or stock issuances at a price lower than the market value.

Special terms	:	In case of bankruptcy, claims to the principal of the convertible bond have a lower priority than all non-guaranteed, non-subordinated claims, and have a higher priority than claims of both common and preferred shareholders and bondholders in which special terms inferior to convertible bond apply.

Conversion made during the year	:	Regarded as converted at the beginning of the year
Above convertible bond is to be paid in full upon maturity.

24
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(15) Long-term Debts, Continued
(d)	Details of bond with stock warrants as of December 31, 2004 and 2003 as follows:

	(in millions of Won)
		Interest rate
	Maturity	(%)	2004		2003
Bond with stock warrant	August 12, 2003 - February 12, 2009	3.0	~~W~~	282,665	282,665
Add: redemption premium				73,015	73,015
Less: conversion right				(62,576)	(74,696)
discounts				(2,425)	(2,906)

			~~W~~	290,679	278,078

The Company is to repay the bond at 125.83% (7% of guaranteed rate of return) of the principal amount at maturity when the warrant has not been made within the exercise period.
The face value of bond with stock warrants at issuance amounted to ~~W~~300,000 million and decreased by ~~W~~17,335 million by paying in bond in substitute for cash at the exercise of the warrants during the year ended December 31, 2003.
Details of the terms of stock warrant are as follows:

Exercise period	:	From three months after issue date to one month before redemption date

Type of shares issued from exercise of warrants	:	Common stock at ~~W~~5,000

Payment method for stock	:	Cash or bond redemption

Number of shares issued by exercise of the warrants	:	1,179,249 shares

Number of shares to be issued by exercise of the warrants	:	725,068 shares

Adjustment of exercise price	:	The exercise price is adjusted in case of stock issuances without consideration, stock dividends, or stock issuances at a price lower than the market price.

Special terms	:	In case of bankruptcy, claims to the principal of the bond with stock warrants have a lower priority than all non-guaranteed, non-subordinated claims, and have a higher priority than claims of both common and preferred shareholders and bondholders in which special terms inferior to the bond apply.

Exercise of warrants during the year	:	Regarded as exercised at the beginning of the year
Above convertible bonds is to be paid in full upon maturity.

25
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(16) Retirement and Severance Benefits
Changes in retirement and severance benefits for the current year ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Estimated balance at beginning of period	~~W~~	49,848	49,994
Payment		(16,921)	(24,271)
Provision		15,267	24,125
		48,195	49,848
Less: deposit for severance benefit insurance		(30,506)	(39,583)
contribution to National Pension Fund		(1,410)	(1,540)

	~~W~~	16,279	8,725

(17) Foreign Currency Denominated Assets and Liabilities
Details of assets and liabilities denominated in foreign currency except for what are explained in notes 13 and 15 as of December 31, 2004 and 2003 are as follows:

		(in millions of Won, and thousands of U.S. dollars and JPY)
	Foreign currency		Equivalent Won
	2004	2003	2004		2003
Assets:
Cash and cash equivalents	$2	1,559	~~W~~	3	1,916
	JPY 16,389	134		166	2
(18) Other Long-term Debts

	(in millions of Won)
	Won
	2004		2003
Guaranteed deposit on lease contract	~~W~~	14,914	5,827
Long-term receipt in advance		1,443	2,095

	~~W~~	16,357	7,922

26
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(19) Derivatives
(a)	The Company has entered into currency swap contracts with financial institutions to hedge fluctuation risk of future cash flows with respect to foreign currency and interest rate risks in debentures and lease receivables. Currency swap contracts outstanding as of December 31, 2004 are as follows:

		(in millions of Won)
		Unsettled contract
	Maturity	Buy		Sell
Korea Industrial Bank	November 3, 2000 - April 1, 2005	~~W~~	—	615
Korea Industrial Bank	June 13, 2001 - January 10, 2005		—	144
Korea Industrial Bank	December 4, 2002 - December 10, 2005		5,000	—
Korea Industrial Bank	August 2, 2002 - August 12, 2005		20,000	—

		~~W~~	25,000	759

(b)	The Company has entered into interest rate swap contracts with financial institutions to hedge the fluctuation risk of future cash flows. Interest rate swap contracts outstanding as of December 31, 2004 are as follows:

		(in millions of Won)
	Maturity	Unsettled contract
Industrial Bank of Korea	February 20, 2005 - September 13, 2008	~~W~~	469,772
Korea Industrial Bank	April 4, 2005 - April 4, 2008		147,270
KorAm Bank	March 8, 2005 - April 4, 2005		344,600
Woori Bank	February 14, 2005 - April 4, 2008		120,000
Korea Exchange Bank	September 17, 2005 - September 17, 2007		71,700
Citi Bank	March 5, 2005 - May 29, 2005		166,400
Credit Suisse First Boston	March 4, 2005 - September 3, 2005		213,197
Standard Chartered Bank	January 9, 2005 – August 29, 2008		122,230
Barclays	October 8, 2004 - February 18, 2006		160,000
Duetch Bank	January 9, 2006		20,000

		~~W~~	1,835,169

(c)	Details of valuation of derivatives as of December 31, 2004 are as follows:

	(in millions of Won)
	Derivatives		Derivatives	Capital
	assets		liabilities	adjustment
Currency swap (asset)	~~W~~	102	—	10
Currency swap (liability)		—	4,214	(527)
Interest rate swap (asset)		5,274	—	2,944
Interest rate swap (liability)		—	33,472	(31,075)

	~~W~~	5,376	37,686	(28,121)

With respect to interest rate swap, ~~W~~2,944 million of valuation gain and ~~W~~12,159 million of valuation loss are expected to be charged to the Company’s operations within 12 months from December 31, 2004.

27
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(20) Capital Stock and Capital Surplus
(a)	Capital surplus as of December 31, 2004 and 2003 consist of the following :

	(in millions of Won)
	2004		2003
Gain from merger	~~W~~	4,445	4,445
Paid-in capital in excess of par value		—	437,979
Gain from capital reduction		1,699,800	—
Conversion right		2,607	2,608
Stock warrant right		6,633	6,633

	~~W~~	1,713,485	451,665

(b)	Due to a liquidation crisis derived from aggravation of delinquency in credit card and loan payment, the Company was provided with ~~W~~2,000 billion of bailout loans from its creditor financial institutions on November 24, 2003, pledging financing assets, and the balance of these loans due to the creditors is ~~W~~1,090.6 billion as of December 31, 2004. Additionally, pursuant to the decisions of the creditor financial institutions committee made on January 2, 2004 and February 6, 2004, the Company was provided with ~~W~~1,716.6 billion of additional bailout loans and the balance due to the creditors is ~~W~~125 billion as of December 31, 2004.

(c)	Pursuant to the decisions of the creditor financial institutions committee made on January 2, 2004 and February 6, 2004, the creditor financial institutions agreed to convert ~~W~~1,907.8 billion of existing loans and ~~W~~1,591.6 billion of additional bailout loans to equity in the year 2004. In accordance with the Board of Directors’ Meeting held on January 14, 2004, ~~W~~953.9 billion of the debt was converted to equity on February 13, 2004 and ~~W~~667.3 billion of difference between the book value of debts converted to equity (converted at ~~W~~1,500 per share) and the fair value of equity shares at the conversion date was recorded as gain from debt restructuring in the statement of income. Additionally, pursuant to the decision of the creditor financial institutions committee made on February 27, 2004 and the Board of Directors’ Meeting held on July 13, 2004, ~~W~~2,545.5 billion of remaining debt was converted to equity at conversion price of ~~W~~5,000 per share on July 28, 2004.

(d)	In accordance with the resolution of the creditor financial institutions committee made on February 27, 2004 and extraordinary shareholders’ meeting held on April 27, 2004, the Company reduced capital on May 8, 2004 by the ratio of 97.7% without consideration.

28
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(20) Capital Stock and Capital Surplus, Continued
(e)	Details of changes of common stock for the year ended December 31, 2004 are as follows:

	(in millions of Won)
				Paid-in
				capital in	Gain from	Discount
	Number of	Common		excess of	capital	on stock
	shares	stock		par value	reduction	issuance
At beginning of the period	157,197,824	~~W~~	785,989	437,979	—	—
Debt to equity conversion (1st series)	190,780,000		953,901	(437,979)	—	(229,751)
Stock issuance cost related to debt for equity conversion	—		—	—	—	(4,824)
Capital reduction without consideration	(339,959,902)		(1,699,800)	—	1,699,800	—
Debt to equity conversion (2nd series)	509,100,000		2,545,500	—	—	—
Stock issuance cost related to debt for equity conversion	—		—	—	—	(12,793)

At end of the period	517,117,922	~~W~~	2,585,590	—	1,699,800	(247,368)

Through the debt to equity conversion made on February 13, 2004, ~~W~~953,901 million of debts was converted to equity. As a result, ~~W~~667,324 million of difference between ~~W~~953,494 million(after deduction of discount on debentures amounting to ~~W~~407 million), the book value of debts converted to equity and ~~W~~286,170 million, fair value of equity shares at the conversion date was recognized as gain from debt restructuring in the statement of operations.

29
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(21) Accumulated Deficit
Accumulated deficit as of December 31, 2004 and 2003 consists of the following:

	(in millions of Won)
	2004		2003
Legal reserve	~~W~~	—	41,358
Reserve for business rationalization		—	989
Reserve for research and development		—	140,000
Reserve for business development		—	385,000
Reserve for loss from investment and loans		—	1,099
Undisposed accumulated deficit		(4,516,799)	(5,003,645)

	~~W~~	(4,516,799)	(4,435,199)

(a)	Legal reserve
The Korean Commercial Code requires the Company to appropriate an amount equal to a minimum of 10% of its cash dividends as a legal reserve until such reserve equals 50% of its paid-in capital. This reserve is not available for the payment of cash dividends. Subject to the approval of the Board of Directors, it may be transferred to common stock or may be used to reduce accumulated deficit, if any.
(b)	Other Reserves
Pursuant to the Korean tax laws, the Company is allowed to claim the amount of retained earnings appropriated for reserves for technology development as deductions in its income tax return. These reserves are not available for the payment of dividends until used for the specified purpose or reversed.
Additionally, ~~W~~568,446 million of retained earnings was used to offset the Company’s accumulated deficit in accordance with the approval at general shareholders’ meeting held on March 23, 2004.
(22) Capital Adjustments
Capital adjustments as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won)
	2004		2003
Unrealized gain on available-for-sale securities, net	~~W~~	453	2,161
Unrealized gain on investment securities accounted for by the equity method, net		370	604
Valuation loss on derivatives, net		(28,648)	(18,407)
Interest on liabilities from debt for equity conversion		(76,749)	—
Discounts on stock issuance		(247,368)	—
Loss from disposition of treasury stock		(81)	—

	~~W~~	(352,023)	(15,642)

30
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(23) General and Administrative Expenses
Details of general and administrative expenses for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Salaries and wages	~~W~~	116,024	120,229
Provision for retirement and severance benefits		15,267	24,126
Employees benefits		21,929	27,518
Communication		40,228	50,887
Bad debts expense		2,580,443	7,134,351
Commission		394,438	550,362
Tax and dues		8,735	8,684
Rent		20,184	25,096
Depreciation		84,745	106,798
Amortization		6,607	2,381
Advertisement		19,920	67,982
Credit information fee		83,209	197,170
Receivables collection expense		17,407	14,991
Foreign currency related loss		1,220	3,945
Derivatives related loss		54,534	16,499
Other		41,314	271,220

	~~W~~	3,506,204	8,622,239

(24) Income Taxes
(a)	There is no income tax expense computed for the current year ended December 31 2004, since the Company has incurred a loss during the period.

31
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(24) Income Taxes, Continued
(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2004 and 2003 is as follows:

	(in millions of Won)
	Temporary difference			Permanent difference
Description	2004		2003	2004	2003
Addition:
Accrued income	~~W~~	58,684	—	—	—
Deferred loan acquisition cost		16,146	81,991	—	—
Allowance for doubtful accounts		—	1,076,766	—	—
Membership rewards		52,785	32,886	—	—
Accrued income on subordinated bond (asset-backed securities)		165,406	308,313	—	—
Investment in securities		309,419	430,461	—	—
Redemption premium on bond with stock warrants		73,015	73,015	—	—
Redemption premium on convertible bond		99,001	99,001	—	—
Adjustment account for conversion right		94,935	—	—	—
Adjustment account for stock warrant		74,696	—	—	—
Gain on prior period adjustments, net		—	—	—	1,175,655
Other		282,294	208,305	20,975	13,483

		1,226,381	2,310,738	20,975	1,189,138

Deduction:
Deferred loan related revenue		81,991	—	—	—
Reversal of impairment loss on held-to-maturity securities		126,254	—	—	—
Allowance for doubtful account in prior period		1,076,766	475,950	—	—
Impairment of held-to-maturity securities in prior period		426,540	—	—	—
Impairment of accrued income		116,745	—	—	—
Membership rewards in prior period		32,886	63,321	—	—
Interest income on subordinated bond (asset-backed securities)		266,824	224,090	—	—
Gain on liabilities adjustment		—	—	667,324	—
Gain on assets contributed		—	—	44,615	—
Redemption premium on bond with stock warrants in prior period		73,015	—	—	—
Redemption premium on convertible bond in prior period		99,001	—	—	—
Adjustment account for conversion right		79,188	94,935	—	—
Adjustment account for stock warrant		62,576	74,696	—	—
Gain on prior period adjustments, net		—	—	—	1,175,655
Other		49,021	63,757	9,326	970

		2,490,807	996,749	721,265	1,176,625

	~~W~~	(1,264,426)	1,313,989	(700,290)	12,513

32
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(24) Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Beginning				Ending	Tax
	balance		Increase	Decrease	balance	effects
Accrued income	~~W~~	(107,345)	(98,989)	(107,345)	(98,989)	(27,222)
Investment insecurities		430,796	183,165	426,840	187,121	51,458
Withholding for reward point		32,886	52,785	32,886	52,785	14,516
Allowance for doubtful accounts		1,076,766	—	1,076,766	—	—
Deferred loan acquisition cost		81,991	16,146	81,991	16,146	4,440
Redemption premium on convertible bond		99,001	99,001	99,001	99,001	27,225
Redemption premium on bond with stock warrant		73,015	73,015	73,015	73,015	20,079
Adjustment account for conversion right		(94,935)	(79,188)	(94,935)	(79,188)	(21,777)
Adjustment account for stock warrant		(74,696)	(62,576)	(74,696)	(62,576)	(17,208)
Other		(73,775)	16,668	(57,514)	407	111

		1,443,704	200,027	1,456,009	187,722	51,622
Tax loss carried forward		4,230,742	2,043,357	711,939	5,562,160	1,529,594

	~~W~~	5,674,446	2,243,384	2,167,948	5,749,882	1,581,216

	(in millions of Won)
	2003
	Beginning				Ending	Tax
	balance		Increase	Decrease	balance	effects
Accrued income	~~W~~	—	116,745	224,090	(107,345)	(31,881)
Investment insecurities		(306,850)	3,921	(733,725)	430,796	118,469
Withholding for reward point		63,321	32,886	63,321	32,886	9,044
Allowance for doubtful accounts		475,950	1,076,766	475,950	1,076,766	296,111
Deferred loan acquisition cost		—	81,991	—	81,991	22,548
Redemption premium on convertible bond		—	99,001	—	99,001	27,225
Redemption premium on bond with stock warrant		—	73,015	—	73,015	20,079
Adjustment account for conversion right		—	—	94,935	(94,935)	(26,107)
Adjustment account for stock warrant		—	—	74,696	(74,696)	(20,541)
Other		(102,706)	41,771	12,840	(73,775)	(20,288)

		129,715	1,526,096	212,107	1,443,704	394,659
Tax loss carried forward		—	4,230,742	—	4,230,742	1,163,454

	~~W~~	129,715	5,756,838	212,107	5,674,446	1,558,113

As of December 31, 2004 and 2003, the Company did not recognize the tax effect as an asset due to the uncertainty of its availability for offsetting future tax liabilities.

33
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(25) Loss Per Share
(a)	Loss per share for common stock is calculated by dividing net loss by the weighted average number of shares of common stock outstanding. Loss per share for the years ended December 31, 2004 and 2003 are computed as follows:

Ordinary loss per share in Won:

	(in millions of Won, except shares)
	2004		2003
Ordinary loss available for common stock	~~W~~	(793,539)	(5,614,944)
Weighted average number of common shares outstanding		225,100,043	107,073,277

Ordinary loss per share in Won	~~W~~	(3,525)	(52,440)

Net loss per share in Won:

	(in millions of Won, except shares)
	2004		2003
Net loss available for common stock	~~W~~	(81,600)	(5,598,811)
Weighted average number of common shares outstanding		225,100,043	107,073,277

Net loss per share in Won	~~W~~	(363)	(52,290)

Additionally, diluted loss per share is not computed because securities applicable to common shares have no dilutive effect.
(b)	Securities applicable to common shares

	(in millions of Won, except shares)
				Number of shares
	Face value		Convertible (exercisable) period	to be issued
Convertible bond	~~W~~	299,670	October 21, 2003 ~ December 21, 2008	750,824
Bond with stock warrant		282,665	November 12, 2003 ~ January 12, 2009	725,068

34
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(26) Commitments and Contingencies
(a)	As of December 31, 2004, the Company has provided 14 notes as collateral to banks and other financial institutions.

(b)	The Company has entered into membership agreements with MasterCard International Incorporated on July 28, 1988, JCB Card Co. Ltd. on October 1, 1997, and Visa International Service Association on December 1, 1997, respectively. In accordance with those agreements, the Company has provided card services under the name of LG Master Card, LG JCB Card and LG Visa Card.

(c)	The Company has entered into installment financing agreements with TriGem Computer Inc., and other manufacturers and agencies.

(d)	The Company has entered into agreements with 13 banks including Hana Bank and Ministry of Information and Communication of the Republic of Korea for credit card services.

(e)	The Company has sold its certain financing assets to SPCs pursuant to the Asset-backed Securitization Law of the Republic of Korea and it is liable for any disqualification or default of transferred assets in accordance with the terms of the asset transfer agreement. Additionally, as prescribed by the asset transfer agreement and other contracts, certain SPC has obligation of early redemption of the asset-backed securities in certain cases, such as when average portfolio profitability ratio for the 3 consecutive settlement periods is less than average primary cost ratio or when outstanding balance of adjusted securitized assets is less than 119% of principal amount of senior bonds, which represents obligatory payment ratio.

(f)	With respect to the certain lease contracts, the Company entered into an agreement stipulating that the provider of lease assets shall repurchase those lease assets at the Company’s request in case of the cancellation of lease contracts with lessees.

(g)	As of December 31, 2004, the Company is a defendant in 46 lawsuits with claims of ~~W~~24,623 million relating to collection of credit card payment and other matters, and a plaintiff in 3,937 lawsuits with claims of ~~W~~32,694 million relating to invalidity of an obligation and other matters in damages. However, the ultimate outcome of those lawsuits cannot be presently determined.

(h)	With respect to the securitization of Credipia the 25th and 28th, Korea Industrial Bank made an agreement with each SPC and Kookmin Bank to purchase of asset-backed securities. On December 23, 2003, the Company entered into a repurchase agreement, and under which it will repurchase all asset-backed securities purchased or repaid by Korea Industrial Bank. As of December 31, 2004, ~~W~~20,519 million of financial instruments of the Company are pledged as collateral in accordance with the agreement.

35
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(27) Gain from Asset Contribution
By the resolution of the creditor financial institutions committee made on March 3, 2004, the Company purchased 5,371,300 shares of LG Investment and Securities Co., Ltd. from the major individual stockholders and related parties of LG group for ~~W~~39,511 million on July 21, 2004, and sold 25,877,487 shares of LG Investment and Securities Co., Ltd. including the 5,371,300 shares to Woori Financial Group Co., Ltd. for ~~W~~293,788 million on December 24, 2004. Additionally, pursuant to the resolution, the Company received ~~W~~44,615 million without consideration from the major individual stockholders and related parties of LG Group on July 27, 2004, and recognized it extraordinary gain.
For the year ended December 31, 2003, the Company recorded ~~W~~16,133 million as a gain from asset contribution in extraordinary gain, with respect to 1,073,060 shares of common stock received from MasterCard International Incorporated.
(28) Statements of Cash Flows
Significant transactions not involving cash inflows or outflows for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Reclassification of long-term financial instruments to current maturity	~~W~~	2,000	733
Write-off financing assets		5,414,652	4,513,614
Valuation gain on derivatives		10,013	1,730
Valuation loss on derivatives		228	2,516
Unrealized gain on available-for-sale securities		1,384	818
Unrealized loss on available-for-sale securities		323	2,841
Reclassification of advance payment on lease assets to operating lease assets		14,905	25,236
Reclassification of advance payment on lease assets to financing lease accounts receivable		33,719	—
Premium on redemptions of bonds(convertible bonds, bonds with warrant)		—	172,016
Conversion of convertible bonds and exercise of stock warrants		—	17,828
Value of conversion rights		—	2,608
Value of stock warrants		—	7,039
Reclassification of tangible assets to development costs		17,377	—
Reissue of debentures due to redemption of matured debentures		10,000	—
Origination of new borrowings due to redemption of matured borrowings		114,150	—
Reclassification of debentures and borrowings to commercial papers		1,108,168	—
Conversion of short-term borrowings to capital stock		3,499,400	—
Disposition of accumulated deficits		568,447	—

36
LG Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(29) Designation as Supervised Shares and Corrective Actions
As of March 27, 2004, the Company’s shares were designated as supervised shares in Korea Exchange as the Company failed to meet the ratio of impaired capital less than 50% under the Regulation on Securities Listing of the Republic of Korea. In the event that the Company fails to increase its net asset through any measures to meet the ratio by April 30, 2005, it is possible that the Company’s shares will be delisted in Korea Exchange pursuant to the Regulation.
(30) Subsequent Events
(a) Increase in capital stock
For the business rehabilitations, the Company increased its capital by ~~W~~1,000 billion (172,413,795 shares, at ~~W~~5,800 per share) on January 28, 2005 through public offering and the number of common stocks increased from 517,117,922 shares to 689,531,717 shares, pursuant to the resolutions of the Board of Directors made on December 31, 2004 and the creditor financial institutions committee made on January 3, 2005, and the proceeds were used to redeem ~~W~~695.1 billion of debt owed to the creditor financial institutions.
(b) Capital reduction without considerations
The Company decided to reduce its capital without any consideration by the reduction ratio of 81.8% on March 7, 2005, pursuant to the resolutions of the Board of Directors and the creditor financial institutions committee made on January 3, 2005, and decided to hold extraordinary shareholders’ meeting on February 24, 2005. According to the capital reduction, the number of common stocks will be reduced from 689,531,717 shares to 125,369,403 shares and ~~W~~2,820.8 billion of gain from capital reduction will be recorded as capital surplus.
(c) Debt maturity extension and interest rate reduction
Pursuant to the resolution of the creditor financial institutions committee made on January 3, 2005, the maturity of the outstanding bailout loans amounting to ~~W~~1,090.6 billion was extended from December 30, 2005 to December 31, 2006. In relation to the other debts owed to the creditor financial institutions other than the bailout loans mentioned above whose maturities fall within the year 2005, the maturities of 50% of the debts were extended by additional one year and the maturities of the other 50% were extended by two years. In relation with the resolution mentioned above, the Company may require ~~W~~1,000 billion credit provisions from the creditor financial institutions and demand the creditor financial institutions to purchase asset-backed securities which are to be issued to redeem the outstanding asset-backed securities whose maturities fall within the year 2005. In addition, the interest rates for the maturity-extended debts owed to LG Group were reduced by 2%.
(d) Uncertainty of economic surroundings
The Company is under the business rehabilitation plan. The Company established a short-term funding plan for operating activities and the business rehabilitation plan can be altered if such short-term funding is not available. The Company’s financial statements reflect the management’s evaluation on economic surroundings which can affect the Company’s financial status. However, actual results may differ from the management’s evaluation and such differences can be significant.

(Appendix 9)
SHINHAN BANK
(FORMERLY CHOHUNG BANK)
Non-Consolidated Financial Statements
December 31, 2006 and 2005
(With Independent Auditor’s Report Thereon)

Independent Auditors’ Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholder
Shinhan Bank:
We have audited the accompanying non-consolidated balance sheets of Shinhan Bank (formerly Chohung Bank, the “Bank”) as of December 31, 2006 and 2005 and the related non-consolidated statements of income, appropriation of retained earnings (disposition of accumulated deficit) and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shinhan Bank as of December 31, 2006 and 2005, and the results of its operations, the appropriation of its retained earnings (the disposition of its accumulated deficit), and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying non-consolidated financial statements have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, nothing has come to our attention to suggest that the financial statements expressed in Korean Won have not been translated into dollars on the basis set forth in Note 2(b) to the accompanying non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in Note 2(a) to the accompanying non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are intended solely for use by those knowledgeable in Korean accounting principles and auditing standards and their application in practice.

As discussed in Note 34 to the accompanying non-consolidated financial statements, according to the split-merger agreement dated December 30, 2005 between Chohung Bank and Shinhan Card Co., Ltd. and the approval by the respective shareholders of Chohung Bank and Shinhan Card Co., Ltd. on February 15, 2006, the credit card division of Chohung Bank was merged with Shinhan Card Co., Ltd. on April 1, 2006. As consideration, Shinhan Card Co., Ltd. issued new common stock at 0.980941772 share for 1 share of Chohung Bank.
As discussed in Note 35 to the accompanying non-consolidated financial statements, on April 1, 2006, according to the merger agreement dated December 30, 2005 between Chohung Bank and Shinhan Bank and the approval by the respective shareholders of Chohung Bank and Shinhan Bank on February 15, 2006, Shinhan Bank merged with Chohung Bank (excluding the credit card division of Chohung Bank) with Chohung Bank as the surviving legal entity. In connection with the merger, Chohung Bank issued new common stock at 3.867799182 shares for 1 share of Shinhan Bank as consideration. After the merger, Chohung Bank changed its name to Shinhan Bank.
KPMG Samjong Accounting Corp.
Seoul, Korea
February 15, 2007

This report is effective as of February 15, 2007, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Non-Consolidated Balance Sheets
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2(b))
	2006		2005	2006	2005
Assets

Cash and due from banks (notes 3, 15 and 17)	~~W~~	9,012,559	3,526,654	$9,695,093	3,793,733
Securities (notes 4, 15 and 16)		23,660,184	10,644,933	25,452,006	11,451,091
Loans, net of allowance for loan losses (notes 5, 14 and 15)		112,715,269	44,648,308	121,251,365	48,029,590
Fixed assets, net of accumulated deprecation (notes 6, 16 and 17)		2,207,271	1,233,314	2,374,430	1,326,714
Other assets (notes 7 and 15)		6,611,777	6,556,317	7,112,495	7,052,837

Total assets	~~W~~	154,207,060	66,609,526	$165,885,389	71,653,965

Liabilities and Stockholder’s Equity

Liabilities:

Deposits (notes 9 and 15)	~~W~~	93,202,495	41,404,814	$100,260,860	44,540,462
Borrowings (notes 10 and 15)		14,578,285	5,788,793	15,682,320	6,227,187
Debentures (notes 11 and 15)		24,212,505	7,848,891	26,046,154	8,443,299
Retirement and severance benefits (note 12)		108,503	70,809	116,720	76,171
Other liabilities (notes 13 and 15)		12,437,904	7,669,997	13,379,843	8,250,856

Total liabilities		144,539,692	62,783,304	$155,485,897	67,537,975

Stockholder’s equity:

Common stock of ~~W~~5,000 par value (note 1)
Authorized – 2,000,000,000 shares
Issued and outstanding - 1,505,615,506 shares in 2006 719,118,429 shares in 2005		7,528,078	3,595,592	8,098,191	3,867,892
Retained earnings (Accumulated deficit) (note 18)		562,434	(865,910)	605,028	(931,486)
Capital adjustments (note 19)		1,576,856	1,096,540	1,696,273	1,179,584

Total stockholder’s equity		9,667,368	3,826,222	10,399,492	4,115,990

Commitments and contingencies (note 28)		—	—	—	—

Total liabilities and stockholder’s equity	~~W~~	154,207,060	66,609,526	$165,885,389	71,653,965

See accompanying notes to non-consolidated financial statements.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Non-Consolidated Statements of Income
Years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2(b))
	2006		2005	2006	2005
Interest and dividend income:

Interest on due from bank	~~W~~	39,596	23,618	$42,595	25,406
Interest and dividends on securities		883,596	416,011	950,511	447,516
Interest on loans		5,824,941	3,145,393	6,266,072	3,383,598
Other		62,732	37,561	67,483	40,405

Total interest and dividend income		6,810,865	3,622,583	7,326,661	3,896,925

Interest expense:

Interest on deposits		2,237,583	1,001,198	2,407,039	1,077,020
Interest on borrowings		498,888	174,811	536,670	188,049
Interest on debentures		973,832	322,507	1,047,582	346,931
Other		54,486	15,964	58,612	17,173

Total interest expense		3,764,789	1,514,480	4,049,903	1,629,173

Net interest income		3,046,076	2,108,103	3,276,758	2,267,752

Provision for loan losses		426,306	510,497	458,591	549,158

Net interest income after provision for loan losses		2,619,770	1,597,606	2,818,167	1,718,594

Non-interest income:

Fee and commission income		719,440	397,954	773,924	428,092
Unrealized gain on trading securities		531	876	571	942
Gain on sale of trading securities		34,221	13,748	36,813	14,789
Gain on sale of available-for-sale securities		430,881	201,686	463,512	216,960
Reversal of impairment loss on available-for-sale securities		308,365	13,103	331,718	14,095
Gain from equity method		59,135	21,030	63,613	22,623
Gain on sale of loans		36,504	10,357	39,268	11,141
Gain from trust management		74,847	41,739	80,515	44,900
Gain on foreign currency transactions		1,660,077	419,644	1,785,797	451,424
Gain on derivatives		3,615,104	2,796,708	3,888,881	3,008,507
Other		126,157	183,965	135,711	197,898

Total non-interest income		7,065,262	4,100,810	7,600,323	4,411,371
See accompanying notes to non-consolidated financial statements.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Non-Consolidated Statements of Income, Continued
Years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2(b))
	2006		2005	2006	2005
Non-interest expense:

Fee and commission expense		146,358	153,308	157,442	164,918
General and administrative expense (note 22)		1,894,926	1,038,908	2,038,431	1,117,585
Unrealized loss on trading securities		—	504	—	542
Loss on sale of trading securities		25,031	63,524	26,927	68,335
Loss on sale of available-for-sale securities		42,066	23,946	45,252	25,759
Impairment loss on available-for-sale securities		101,876	175,488	109,591	188,778
Loss from equity method		891	—	958	—
Loss from disposition of loans		—	737	—	793
Contribution to Credit Guarantee Fund		130,692	50,917	140,589	54,773
Loss on foreign currency transactions		1,552,983	428,057	1,670,593	460,474
Loss on derivatives		3,447,455	2,670,269	3,708,536	2,872,492
Other		399,875	396,696	430,157	426,740

Total non-interest expense		7,742,153	5,002,354	8,328,476	5,381,189

Net non-interest expense		(676,891)	(901,544)	(728,153)	(969,818)

Income before income tax expense (benefit)		1,942,879	696,062	2,090,014	748,776

Income tax expense (benefit) (note 23)		511,732	(60,443)	550,486	(65,020)

Net income	~~W~~	1,431,147	756,505	$1,539,528	813,796

Earnings per share in Won and U.S. dollars (note 24)	~~W~~	1,091	1,052	$1.17	1.13

See accompanying notes to non-consolidated financial statements.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Non-Consolidated Statements of Appropriation (Disposition)
of Retained Earnings (Accumulated Deficit)
Years ended December 31, 2006 and 2005
Date of Appropriation for 2006: March 19, 2007
Date of Disposition for 2005: March 21, 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2(b))
	2006		2005	2006	2005
Unappropriated (undisposed) retained earnings (accumulated deficit):

Balance at beginning of year	~~W~~	(901,243)	(1,644,029)	$(969,496)	(1,768,534)
Changes in retained earnings of subsidiaries		—	31	—	34
Other reserves in foreign branches		—	(13,750)	—	(14,791)
Net income		1,431,147	756,505	1,539,530	813,796

		529,904	(901,243)	570,034	(969,495)

Transfer from voluntary reserve:

Other reserve		2,796	—	3,008	—

Total		532,700	(901,243)	5,703,042	(969,498)

Appropriation of retained earnings:

Legal reserve		143,300	—	154,152	—
Discount on stock issuance		11,987	—	12,895	—
Loss from disposition of treasury stock		59,317	—	63,809	—
Voluntary reserve		986	—	1,061	—
Other reserve		15,987	—	17,198	—
Dividends (note 25)		301,123	—	323,927	—

		532,700	—	573,042	—

Undisposed accumulated deficit to be carried over to subsequent year	~~W~~	—	(901,243)	$—	(969,495)

See accompanying notes to non-consolidated financial statements.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Non-Consolidated Statements of Cash Flows
Years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2(b))
	2006		2005	2006	2005
Cash flows from operating activities:

Net income	~~W~~	1,431,147	756,505	$1,539,528	813,796

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization		166,087	94,575	178,665	101,736
Provision for loan losses		426,305	510,497	458,591	549,158
Provision for retirement and severance benefits		90,462	60,766	97,313	65,368
Unrealized gain on trading securities, net		(531)	(372)	(571)	(400)
Gain on sale of available-for-sale securities, net		(388,815)	(177,740)	(418,260)	(191,201)
Impairment loss on available-for-sale securities		101,876	175,488	109,591	188,778
Reversal of impairment loss on available-for-sale securities		(308,365)	(13,103)	(331,719)	(14,095)
Gain from equity method, net		(58,244)	(21,030)	(62,655)	(22,623)
Gain on sale of loans, net		(36,504)	(9,620)	(39,268)	(10,348)
Gain on derivatives, net		(167,649)	(126,439)	(180,345)	(136,015)
Gain on foreign currency transactions, net		(251,430)	(108,034)	(270,471)	(116,216)
Decrease in trading securities		427,449	1,880,923	459,820	2,023,368
Increase in other assets		(195,786)	(31,509)	(210,613)	(33,895)
Increase (decrease) in other liabilities		483,725	(77,288)	520,358	(83,142)
Retirement and severance benefits paid		(11,752)	(17,305)	(12,642)	(18,616)
Increase in deposit for severance benefit insurance		(57,482)	(24,453)	(61,835)	(26,305)
Other, net		143,050	50,873	153,882	54,725

Net cash provided by operating activities		1,793,543	2,922,734	1,929,369	3,144,073

Cash flows from investing activities:

Cash provided by investing activities:

Disposition of securities		14,302,231	5,521,857	15,385,361	5,940,036
Collection and sale of loans		1,735,161	456,850	1,866,568	491,448
Recovery of loans		123,000	189,416	132,315	203,761
Proceeds from disposal of fixed assets		97,521	53,401	104,906	57,445
Decrease in other assets		8,106,541	5,896,052	8,720,461	6,342,569
Dividends received		18,272	—	19,656	—

		24,382,726	12,117,576	26,229,267	13,035,259

See accompanying notes to non-consolidated financial statements.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Non-Consolidated Statements of Cash Flows, Continued
Years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Cash used in investing activities:

Purchase of securities		(13,423,266)	(5,599,041)	(14,439,830)	(6,023,065)
Loan originations		(15,970,619)	(4,121,397)	(17,180,098)	(4,433,515)
Purchases of fixed assets		(502,309)	(126,387)	(540,350)	(135,958)
Increase in other assets		(3,884,529)	(4,745,972)	(4,178,710)	(5,105,392)

		(33,780,723)	(14,592,797)	(36,338,988)	(15,697,930)

Net cash used in investing activities		(9,397,997)	(2,475,221)	(10,109,721)	(2,662,671)

Cash flows from financing activities:

Cash provided by financing activities:

Increase in deposits		8,075,654	689,381	8,687,236	741,589
Proceeds from borrowings		25,310,636	1,828,483	27,227,449	1,966,956
Proceeds from issuance of debentures		9,609,530	5,503,347	10,337,275	5,920,124
Increase in other liabilities		1,103,033	1,231,804	1,186,569	1,325,093

		44,098,853	9,253,015	47,438,529	9,953,762

Cash used in financing activities:

Decrease in deposits		—	(597,640)	—	(642,900)
Repayment of borrowings		(26,120,476)	(1,001,364)	(28,098,619)	(1,077,199)
Repayment of debentures		(5,209,393)	(4,801,650)	(5,603,909)	(5,165,287)
Debenture issue costs paid		(72,144)	—	(77,608)	—
Decrease in other liabilities		(3,920,608)	(2,524,166)	(4,217,523)	(2,715,324)

		(35,322,621)	(8,924,820)	(37,997,659)	(9,600,710)

Net cash provided by financing activities		8,776,232	328,195	9,440,870	353,052

Net increase in cash and due from banks		1,171,778	775,708	1,260,518	834,454

Net increase in cash and due from banks due to merger		4,314,127	—	4,640,842	—

Cash and due from banks at beginning of year		3,526,654	2,750,946	3,793,733	2,959,279

Cash and due from banks at end of year	~~W~~	9,012,559	3,526,654	9,695,093	3,793,733

See accompanying notes to non-consolidated financial statements.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(1)	General Description

Shinhan Bank (formerly Chohung Bank, the “Bank”) was established on October 1, 1943 through the merger of Hansung Bank, which was established on February 19, 1897, and Dongil Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations.

On June 3, 1956, the shares of Chohung Bank were listed on the Korea Stock Exchange, and Chohung Bank acquired Chungbuk Bank and Kangwon Bank on April 30, 1999 and September 11, 1999, respectively.

On August 19, 2003, Shinhan Financial Group Co., Ltd. acquired 80.04% of the total outstanding shares of Chohung Bank from the Korea Deposit Insurance Corporation and on June 22, 2004, acquired the remaining shares through a tender offer and share exchange. As a result, Chohung Bank became a wholly owned subsidiary of the Shinhan Financial Group Co., Ltd., and its stock was delisted from the Korea Stock Exchange on July 2, 2004.

On April 1, 2006, Chohung Bank spun-off the assets and liabilities of its credit card division and merged with Shinhan Bank, also a wholly owned subsidiary of the Shinhan Financial Group Co., Ltd.. Chohung Bank subsequently changed its name to Shinhan Bank. Chohung Bank issued shares as consideration for this transaction, resulting in the total number of issued and outstanding shares increasing to 1,505,615,506 shares with a par value of ~~W~~7,528,078 million as of December 31, 2006. For greater detail in respect of this transaction, please see notes 34 and 35.

As of December 31, 2006, the Bank operates through 910 domestic branches, 97 depositary offices, and 14 overseas branches.

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Presenting Financial Statements

The Bank maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended solely for use by those who are informed in Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English from the Korean language non-consolidated financial statements.

Certain information included in the Korean language non-consolidated financial statements, but not required for a fair presentation of the Bank’s financial position, results of operations or cash flows, is not presented in the accompanying non-consolidated financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Bank, and do not include the accounts of any of its subsidiaries.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~929.60 to US$1, the basic exchange rate on December 31, 2006. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Application of the Statements of Korean Financial Accounting Standards

The Bank has adopted Statements of Korea Accounting Standards (the “SKAS”) No. 18 “Investment in Joint Venture Companies”, No. 19 “Lease” and No. 20 “Related Party Disclosure”, effective from the first fiscal year beginning after December 31, 2005. Except for the adoption of the aforementioned accounting standards, accounting policies have been consistently applied for the non-consolidated financial statements as of and for the years ended December 31, 2006. As allowed by these standards, prior year balances have not been reclassified to conform to the current year presentation.

(d)	Investments in Securities

Upon acquisition, the Bank classifies certain debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading securities and such determination is reassessed at each balance sheet date. Investments in debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

All securities are initially recorded at acquisition cost plus incidental expenses determined by the individual moving average method (the specified identification method for debt securities). Trading securities are carried at fair value, with unrealized holding gains and losses included in current income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment, net of tax. Investments in equity securities that do not have readily determinable fair values are stated at cost. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

The fair value of marketable securities is determined using quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Non-marketable beneficiary certificates are recorded at the fair value using the standard trading yield rate determined by fund management companies.

A decline in market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary results in a reduction in carrying amount to fair value and the impairment loss is charged to current results of operations.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(d)	Investments in Securities, continued

The reversal of impairment loss for all investment securities, when it is objectively related to an event occurring after the recognition of impairment loss, is recognized as current income. However, the new carrying amount after the reversal of impairment cannot exceed the carrying value of the investment security that would have been measured at the date of reversal had no impairment loss been recognized.

Wholly-owned beneficiary certificates consist of deposits from banks, call loans, and securities and were recorded as available-for-sale securities. Any gain or loss from operations thereof is recorded as interest income included in interest and dividend income.
(e)	Investment Securities under Equity Method of Accounting

Investments in affiliated companies of which the Bank owns 20% or more of the voting stock or over which the Bank has significant management control are stated at an amount as determined using the equity method. Under the equity method of accounting, the Bank‘s initial investment is recognized at cost and is subsequently increased or decreased to reflect the changes in the Bank’s share of the net assets of investee. The Bank’s share of the profit or loss of the investee is recognized in the Bank’s profit or loss and other changes in the investee’s equity are recognized directly in the corresponding equity account of the Bank. If the Bank holds other investments such as preferred stock or loans issued by the investee, the Bank’s share of loss of the investee continues to be recorded until such other investments are reduced to zero.

Any excess in the Bank’s acquisition cost over the Bank’s share of the net fair value of the investee’s identifiable net assets is considered as goodwill and amortized by the straight-line method over five years. The amortization of such goodwill is recorded against the equity income (losses) of affiliates. When events or circumstances indicate that the carrying amount may not be recoverable, the Bank reviews goodwill for any impairment. Negative goodwill is the excess of fair value of the net identifiable assets acquired over the purchase price. The balance of negative goodwill is allocated to reduce proportionately to reduce the values assigned to depreciable non-monetary assets. If the allocation reduces the non-monetary assets to zero, the remainder is recognized as an extraordinary gain in the period of the acquisition. However, negative goodwill related to future losses and expenses that have been specifically identified in the purchase agreement, is recognized as income in the period these are actually incurred.

Impairment of equity method investments is considered when events or circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of investments is lower than the greater of (i) the estimated consideration to be received if the investments were disposed of as of the end of a period or (ii) the “value in use” of such investments. Value in use is estimated based on the present value of estimated future cash flows discounted at a rate representing the investee’s capital cost.

Assets and liabilities of foreign-based companies accounted for using the equity method are translated at current rate of exchange at the balance sheet date while profit and loss items in the statement of income are translated at average rate and capital accounts at historical rate. The translation gains and losses arising from the collective translation of the foreign currency financial statements of foreign-based companies are recorded on a net basis and accumulated as a capital adjustment.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(e)	Investment Securities under Equity Method of Accounting, Continued

Under the equity method of accounting, unrealized gains and losses on transactions with an investee are eliminated to the extent of the investor’s interest in the investee. However, unrealized gains and losses from a down-stream transaction with a subsidiary are eliminated in their entirely.

Investments in affiliated companies are reduced when dividends are declared by the shareholders’ meeting of the respective affiliated companies.
(f)	Allowance for Loan Losses

Prior to 2006, the Bank classified corporate loans based on the borrowers’ ability to make repayments considering the borrowers’ business operations, financial position and future cash flows (Forward Looking Criteria) as well as amounts past due and status of any bankruptcy proceedings (Historical Repayment Criteria), while household and credit card loans are classified by evaluating ability of a borrower to repay the debt. Based on the aforementioned method, the Bank classified corporate, household and credit card loans into ten credit rating categories, 1-6 (normal), 7 (precautionary), 8 (substandard), 9 (doubtful) and 10 (estimated loss), respectively. An allowance for loan losses was calculated based on each classification as follows: for corporate loans a minimum of 0.5% for normal, 2% for precautionary, 20% for substandard, 50% for doubtful and 100% for estimated loss, respectively; and for household and credit card loans a minimum of 0.75% or 1% for normal, 8% or 12% for precautionary, 20% for substandard, 55% or 60% for doubtful and 100% for estimated loss, respectively.

For household loans which were provided after September 9, 2002, which were secured by real estate and for which the ratio of loans to collateral value exceeds 60%, the Bank provided an allowance for loan losses of 1% or more and 10% or more of those classified into normal and precautionary, respectively. Additionally, for certain high-risk household and refinanced credit card loans, the Bank provided an allowance of 50% and 19% for those classified into precautionary and 100% and 95% for estimated loss, respectively.

Effective 2006, the Bank applied the following method for estimating the allowance for corporate and household including credit card loan losses as follows:

i)Expected Loss Method
The Bank estimates the allowance for corporate and household loan losses by applying the expected loss method, which analyzes factors of estimated loss based on probability of default (“PD”) and loss given default (“LGD”). This provisionary method considers both financial and non-financial factors of borrowers to assess PD and LGD. PD is determined by considering the type of borrowers, the nature of loans and delinquent days and LGD is determined by considering the type of loans and collateral. PD and LGD are calculated based on historical data for the past five years and forty three months for corporate loans, respectively, and four years and thirty two months for household loans, respectively. The allowance for loan losses is calculated using PD and LGD to estimate the potential credit exposure at default (“EAD”).

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
ii)FSS Guideline The Bank applies the FSS guidelines for corporate and household loans in accordance with the Regulations for the Supervision of Banks revised at December 28, 2006.

In detail, the Bank provides for allowance by each loan classification as follows: for corporate loan a minimum of 0.7% for normal, 7% for precautionary 20% for substandard, 55% for doubtful and 100% for estimated loss, respectively, and for household loans a minimum of 1%, 10% for precautionary, 20% for substandard, 55% for doubtful and 100% for estimated loss. Also, the Bank includes interbank loan, call loan, bills bought under repurchase agreement and deposit from banks except for Bank of Korea in estimating the allowance for loan losses classified as normal.

The Bank records the greater amount resulting from the provisioning methods described above for each loan classification. Additionally, the Bank considers the borrowers; ability to repay and the recovery value of collateral in estimating expected loss on high-risk or large volumes of loan balance.

During 2006, the Bank estimated the allowance for corporate and household loans pursuant to the Regulations for the Supervision of Banks revised, as permitted. However, financial effects from such accounting change are not determinable due to the spin-off of the credit card division of the Bank and the merger with formerly Shinhan Bank.

(g)	Interest in Joint Venture

When the Bank is an investor in jointly controlled operations, it recognizes in its non-consolidated financial statements the assets that it controls, the liabilities and expense that it incurs, and its shares of the income from the operation by joint venture.

Investments in jointly controlled entities are accounted for using the equity method.

(h)	Troubled Debts Restructuring

A loan in which the contractual terms are modified in a troubled debt restructuring program is accounted for at the present value of the expected future cash flows of the modified loan discounted at the effective interest rate of the original loan. The excess of the carrying amount over the present value of expected future cash flows is recorded as provision for loan losses in the current period. The present value discounts are recorded in allowance for loan losses and reflected as a deduction from the nominal value of the loans. The present value discounts are amortized using the effective interest method and recognized as interest income.

(i)	Deferred Loan Origination Fees

Effective January 1, 2006, certain fees associated with lending activities which meet specified criteria, are deferred and amortized over the life of the loan as an adjustment to the carrying amount of the loan using the effective yield method and recognized as interest income.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(j)		Interest Income

Interest income on bank deposits, loans and securities is recognized on an accrual basis, except for interest on loans that are past due and loans to customers who are bankrupt. Any unpaid interest previously accrued on such loans is reversed from income, and thereafter interest is recognized only to the extent payments are received. Payments on delinquent loans are first applied to delinquent interest, to normal interest, and then to the principal balance.

(k)		Fixed Assets

	i)	Property and equipment

Property and equipment are stated at cost except for assets acquired through investment in kind or donation, which are recorded at their fair value.

Depreciation is computed by the declining-balance method using rates based on the useful lives of the respective assets or using the straight-line method over the estimated useful lives of the assets as follows:

Descriptions	Depreciation method	Useful lives
Buildings	Straight-line	40~60 years
Leasehold improvements	Straight-line	5 years
Furniture, office equipment and other	Declining-balance	5 years
For property and equipment at overseas branches, the depreciation methods regulated by local regulatory authority are applied.

Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense as incurred.

When the recoverable amount of the property and equipment are substantially below the carrying amount of the assets due to obsolescence and sharp decline in its market value and others, the Bank reduces its carrying amount to the recoverable amount and the amount impaired is recognized as impairment loss.

ii)	Intangible Assets
Other intangible assets which mainly consist of software are stated at cost less accumulated amortization and impairment loss, if any. Such intangible assets are amortized using the straight-line method over five years.
iii)	When the recoverable amount of the property and equipment are substantially below the carrying amount of the assets due to obsolescence or sharp decline in its market value, the Bank reduces its carrying amount to the recoverable amount and the amount impaired is recognized as impairment loss.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(l)	Leases

Prior to 2006, the Company accounted for and classified its lease transactions as either an operating or capital lease, depending on the terms of the lease under the Statement of Korea Accounting Standards (“SKAS”). When a lease was substantially noncancellable and met one or more of the criteria listed below, it was classified as a capital lease.
–	Ownership of the leased property transfers to the lessee at the end of the lease term without additional payment or for a contract price.

–	The lessee has a bargain purchase option.

–	The lease term is equal to 75% or more of the estimated economic useful life of the leased property.

–	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property.
Otherwise, the lease was classified as an operating lease and recognized in income on a straight-line basis over the lease term.

Financing lease is recorded as the net investment in the lease asset at lease inception representing the aggregate future minimum lease payments. Lease income is recognized to approximate a level rate of return on the net investment by using the effective yield method over the lease term.

Effective January 1, 2006, the Company adopted SKAS No. 19, Leases. Under this standard, the above capital lease criteria have been amended. Specifically, the premise of a substantially noncancellable lease was removed and the criterion for a bargain purchase option has been modified to include a reasonable certainty, at the inception of the lease, that the option will be exercised. In addition, if the leased property is specialized to the extent that only the lessee can use it without any major modification, it would be considered a capital lease.

SKAS No. 19 also requires recognition of initial direct costs incurred in negotiating and arranging an operating lease as a separate asset and expensed as commission and fee in non-interest expense over the lease term on the same basis in which the lease income is recognized.
(m)	Discount on Debentures

Discount on debentures issued, which represents the difference between the face value and issuance price of debentures, is amortized using the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(n)	Retirement and Severance Benefits

Employees who have been with the Bank for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Bank. The Bank’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees’ severance insurance where the employees have a vested interest in the deposit with the insurance company in trust. The deposit for severance benefit insurance is, therefore, reflected in the accompanying non-consolidated balance sheets as a reduction of the liability for retirement and severance benefits.

Through March 1999, under the National Pension Scheme of Korea, the Bank transferred a certain portion of retirement allowances of employees to the National Pension Fund. The amount transferred reduces the retirement and severance benefit amount payable to employees when they leave the Bank and is accordingly reflected in the accompanying non-consolidated balance sheets as a reduction from the retirement and severance benefit liability. Since April 1999, however, based on the new regulation, such transfers to the National Pension Fund are no longer required.

(o)	Allowance for Unused Loan Commitments

Prior to 2006, the Bank applied the same methodology as that of allowance for loan losses in estimating the expected loss on unused loan commitments classified as normal considering the “Credit Conversion Factor"(CCF). In applying this method, loan commitments are classified reflecting credit conversion ratios, and provisions were made for unused corporate, household and credit card loan commitments a minimum of 0.5%, 0.75% and 1%, respectively.

During 2006, the Bank estimated the allowance for unused corporate and household loan commitments by each classification considering CCF. In addition, the Bank applied the FSS guidelines for unused corporate and household loan commitments in accordance with the Regulations for the Supervision of Banks revised at December 28, 2006 as follows: for unused corporate loan commitments a minimum of 0.7% for normal, 7% for precautionary, 20% for substandard, 50% for doubtful and 100% for estimated loss, respectively; and for unused household loan commitments a minimum of 1.0% for normal, 10% for precautionary, 20% for substandard, 55% for doubtful and 100% for estimated loss, respectively.

The Bank records the greater amount resulting from the provisioning methods described above by each classification as other allowances included in other liabilities with the respective changes recorded in other non-interest expense.

As of December 31, 2006, the Bank estimated the allowance for unused corporate and household loan commitments in accordance with the Regulations for the Supervision of Banks revised, as permitted. However, financial effects from the accounting change are not determinable due to the spin-off of the credit division of the Bank and the merger with formerly Shinhan Bank.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(p)	Allowance for Loss on Guarantees and Acceptances

Prior to 2006, the Bank provided an allowance for losses on guarantees and acceptances considering CCF and credit rating categories as follows: for guarantees and acceptances, a minimum of 0.5% for normal, 2% for precautionary, 20% for substandard, 95% for doubtful, 100% for estimated loss, respectively.

During 2006, the Bank estimated allowance for losses on outstanding guarantees and acceptances, contingent guarantees and acceptances and endorsed bills in accordance with the same loan classification criteria applied in estimating allowance for loan losses and recorded as other liabilities with the respective changes recorded as other non-interest expense.

As of December 31, 2006, the Bank estimated the allowance for loss on guarantees and acceptances in accordance with the Regulations for the Supervision of Banks revised, as permitted. However, financial effects from the accounting change are not determinable due to the spin-off of credit division of the Bank and the merger with formerly Shinhan Bank.

(q)	Bonds under Resale or Repurchase Agreements

Bonds purchased under resale agreements are recorded as loans and bonds sold under repurchase agreements are recorded as borrowings when the Bank purchases or sells securities under resale or repurchase agreements.

(r)	Income Taxes

Income tax on the income or loss for the year consists of the corporate income tax and resident tax surcharges currently payable, and the changes in deferred income tax assets and liabilities during the period.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner in which the carrying amount of assets and liabilities will be realized or settled, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(s)	Derivatives

Where a derivative instrument which meets certain criteria is used for hedging the exposure to changes in the fair value of a recognized asset, liability or firm commitment, it is designated as a fair value hedge. Where a derivative instrument which meets certain criteria is used for hedging the exposure to the variability of future cash flows of a forecasted transaction it is designated as a cash flow hedge.

Derivative instruments are initially recognized at fair value on the date the derivative contract is entered into and are subsequently remeasured at their fair value. Changes in the fair value of derivative instruments that are not designated as fair value or cash flow hedges are recognized immediately in the statement of income.

Changes in the fair value of derivative instruments that are designated and qualify as fair value hedges are recorded in the statement of income, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk.

The effective portion of changes in the fair value of derivative instruments that are designated and qualify as cash flow hedges are recognized in stockholder’s equity, net of tax. The gain or loss relating to the ineffective portion is recognized immediately in the statement of income. Accumulated gain or loss in stockholder’s equity is recorded in the statement of income in the periods in which the hedged item will affect profit or loss. When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the forecast transaction is ultimately recognized in the statement of income. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the statement of income.

(t)	Stock Options

The stock option program allows the Bank’s employees to acquire shares of Shinhan Financial Group Co., Ltd. for a specified price at specified times or to be compensated in cash difference between the market price and exercise price at the option of the Bank. The option exercise price is generally fixed at below the market price of the underlying shares at the date of grant. The Bank values equity-settled stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and capital adjustment over the period in which the options vest. When the options are exercised, equity is increased by the amount of the proceeds received which is equal to the exercise price. However, compensation cost for cash-settled stock options is measured using the current stock price at each period end and is recognized as an expense and a liability over the service period.

(u)	Translation of Foreign Currency Denominated Assets and Liabilities

Assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet dates, with the resulting gains and losses recognized in current results of operations. Assets and liabilities denominated in foreign currencies are translated into Korean Won at W929.60 and W1,013.0 to US$1, the basic exchange rate and the cross rates of exchange announced by the Seoul Money Brokerage Services Ltd. on December 31, 2006 and 2005, respectively. Financial statements of overseas branches are also translated into Korean Won at the above base rates on the balance sheet dates.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(v)	Accounting for Trust Accounts

The Bank accounts for trust accounts separately from its bank accounts under the Trust Business Act. The trust accounts are recorded in other liabilities at the amount of trust revenue less all expenses and trust fees payable to the Bank including the balance of guaranteed principal and minimum rate of return. Accordingly, funds transferred between a bank account and a trust account are recognized as borrowings from trust accounts in other liabilities with fees for managing the accounts recognized as non-interest income by the Bank. Furthermore, the Bank recognizes as loss in other non-interest expense any excess amount of the guaranteed principal and earnings over the trust fee income and special provision which consist of up to 25% of total trust fees or 5% of certain trust accounts..

(w)	Provision and Contingent Liabilities

Provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

(x)	Use of Estimates

The preparation of non-consolidated financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the non-consolidated financial statements and related notes to the non-consolidated financial statements. Actual results could differ from those estimates.

(y)	Cash Management Account (“CMA”)

The Bank recognizes interest income from CMA investments consisting of highly liquid investments and interest expense from CMA deposits as other interest income and other interest expense, respectively.

(z)	Reclassification

For the fiscal year ended December 31, 2005, the Bank reclassified certain fees and commission income on credit card accounts to interest income. Therefore, prior year accounts were reclassified to conform to the current year’s presentation for comparative purposes. However, such reclassifications had no effect on the previously reported prior period net income or shareholder’s equity of the Bank.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(3)	Cash and Due from Banks
     (a) Cash and due from banks as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	2006		2005
Cash on hand	~~W~~	2,711,952	1,354,877

Due from banks in Won:

Reserve deposits in the Bank of Korea		5,570,774	960,029
Other		147,443	1,020,381

		5,718,217	1,980,410

Due from banks in foreign currencies:

Demand deposits		356,692	154,789
Time deposits		157,191	35,295
Other		6,526	970

		520,409	191,054

Due from banks invested in gold		61,981	313

	~~W~~	9,012,559	3,526,654

     (b) Restricted due from banks as of December 31, 2006 and 2005 were as follows:

				(in millions of Won)
	2006		2005	Restriction
Due from banks in Won:

Reserve deposits in the Bank of Korea	~~W~~	5,570,774	960,029	Bank of Korea Act
Other		6,643	—

		5,577,417	960,029
Due from banks in foreign currencies:		371,515	33,956	Bank of Korea Act & other

	~~W~~	5,948,932	993,985

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(3) Cash and Due from Banks, Continued
     (c) The maturities of due from banks as of December 31, 2006 and 2005 were as follows:

					(in millions of Won)
	Due from banks in
			Foreign
At December 31, 2006	Won		currencies	Gold	Total
Due in 3 months	~~W~~	5,718,217	509,198	—	6,227,415
Due after 3 months through 6 months		—	7,460	—	7,460
Due after 6 months through 1 year		—	3,730	61,981	65,711
Due thereafter		—	21	—	21

	~~W~~	5,718,217	520,409	61,981	6,300,607

					(in millions of Won)
	Due from banks in
			Foreign
At December 31, 2005	Won		currencies	Gold	Total
Due in 3 months	~~W~~	1,020,381	177,625	313	1,198,319
Due after 3 months through 6 months		—	9,606	—	9,606
Due after 6 months through 1 year		—	3,823	—	3,823
Due thereafter		960,029	—	—	960,029

	~~W~~	1,980,410	191,054	313	2,171,777

(4) Securities
     Securities as of December 31, 2006 and 2005 consisted of the following:

			(in millions of Won )
	2006		2005
Trading securities	~~W~~	656,599	357,392
Available-for-sale securities		15,594,423	10,078,229
Held-to-maturity securities		7,001,883	—
Equity method investment securities		407,279	209,312

	~~W~~	23,660,184	10,644,933

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
     (a) Trading Securities
          (i) Trading securities as of December 31, 2006 and 2005 consisted of the following:

			(in millions of Won )
	2006		2005
Equity securities	~~W~~	92,034	—

Debt securities:

Government bonds		61,227	9,477
Finance debentures		282,764	59,922
Corporate bonds		39,972	59,952

		383,963	129,351
Securities in foreign currencies		13,617	23,825
Other		166,985	204,216

	~~W~~	656,599	357,392

          (ii) Details of trading equity securities as of December 31, 2006 were as follows:

				(in millions of Won)
	Ownership	Acquisition		Fair value/
	(%)	cost		book value
Samsung Electronics Co., Ltd.	0.01	~~W~~	12,539	12,260
Poongsan Corporation	1.48		10,218	10,999
Kookmin Bank	0.02		4,774	4,820
Hyundai Marine and Fire Insurance Co., Ltd.	0.39		4,163	4,130
Seoul Broadcasting System (SBS)	0.22		3,413	3,252
NCsoft Corporation	0.29		3,480	3,198
Korea Telecom (KT)	0.02		3,069	3,162
GS Holdings Co., Ltd.	0.10		3,085	3,004
Hanjin Transportation Co., Ltd.	0.72		2,826	2,812
Other	—		43,036	44,397

		~~W~~	90,603	92,034

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
          (iii) Details of trading debt securities as of December 31, 2006 and 2005 were as follows:

						(in millions of Won)
	2006
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	62,000	61,051	61,212	61,733	61,227
Finance debentures		290,000	283,152	283,470	288,225	282,764
Corporate bonds		40,000	39,941	40,162	40,164	39,972

	~~W~~	392,000	384,144	384,844	390,122	383,963

						(in millions of Won)
	2005
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	10,000	9,490	9,491	9,501	9,477
Finance debentures		60,000	59,904	59,895	60,374	59,922
Corporate bonds		60,000	59,249	59,249	60,250	59,952

	~~W~~	130,000	128,643	128,635	130,125	129,351

(*)	Debt securities are recorded at fair value by applying the lesser of two quoted bond prices at the latest trading date from the balance sheet date, provided by two bond pricing agencies.

(**)	The difference between fair value and book value is recorded as accrued income.
     (b) Available-for-Sale Securities
          (i) Available-for-sale securities as of December 31, 2006 and 2005 consisted of the following:

			(in millions of Won )
	Won
	2006		2005
Equity securities	~~W~~	4,022,165	2,404,227
Investment in private equity fund and other		87,958	1,697
Debt securities:
Government bonds		1,235,770	1,987,450
Finance debentures		3,907,389	2,440,379
Corporate bonds		3,051,278	3,173,564

		8,194,437	7,601,393
Beneficiary certificates		2,306,030	—
Securities in foreign currencies		946,864	46,460
Other		36,969	24,452

	~~W~~	15,594,423	10,078,229

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
          (ii) Details of available-for-sale equity securities as of December 31, 2006 and 2005 were as follows:

					(in millions of Won)
		2006
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Marketable stocks:

Hynix Semiconductor Inc.,	6.12	~~W~~	111,460	892,726	892,726
SK Networks Co., Ltd.	9.45		113,433	521,101	521,101
LG Card Co., Ltd. (*)	7.15		88,769	521,517	521,517
Shinhan Financial Group Co., Ltd.	1.87		108,497	338,673	338,673
Hyundai Engineering & Construction Co., Ltd. (*)	5.00		156,940	272,472	272,472
POSCO	0.85		196,124	228,547	228,547
Samsung Corporation	4.24		152,754	202,968	202,968
SK Co., Ltd. (*)	1.53		99,953	143,865	143,865
Macquarie Korea Infrastructure Fund	5.89		100,000	127,647	127,647
Daewoo Engineering & Construction Co., Ltd.(*)	1.12		100,000	110,081	110,081
Ssangyong Cement Industrial Co., Ltd. (*)	13.39		106,608	108,370	108,370
Daewoo International Corporation(*)	1.60		5,186	51,096	51,096
Other(*)	—		225,624	152,464	152,464

			1,565,348	3,671,527	3,671,527

Non-marketable stocks:

SK Networks Co., Ltd.	17.02		62,952	93,509	93,509
Daehan Housing Guarantee Insurance	1.81		20,158	48,252	48,252
Inchon Oil Refinery Co., Ltd.	1.01		6,420	29,558	29,558
Kyonggi Highway Corporation	10.00		23,900	28,842	28,842
Samsung Life Insurance Co., Ltd.	0.40		23,539	23,539	23,539
Korea Securities Finance Corporation	4.74		17,226	20,330	20,330
KGI Securities Co., Ltd.	8.76		11,260	15,187	15,187
Korea Asset Management Corporation	4.98		12,960	12,960	12,960
Daewoo Electronics Co., Ltd.	5.75		23,060	7,174	7,174
Daol Trust	7.00		700	6,567	6,567
Daedong Construction Co., Ltd.	14.89		4,794	5,885	5,885
Dongbu Asset Management Co., Ltd.	14.00		3,252	4,942	4,942
Korea Credit Bureau Co., Ltd.	9.00		4,500	4,544	4,544
C&G Partners(**)	100.00		4,302	3,682	3,682
Korea Aerospace Industries, Ltd.	9.71		4,665	2,205	2,205
Other			78,850	43,462	43,462

			302,538	350,638	350,638

		~~W~~	1,867,886	4,022,165	4,022,165

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued

(*)	An amount of ~~W~~2,529,927 million of equity securities as of December 31, 2006 was restricted for sale for certain periods.

(**)	The Bank has limited voting rights despite a 100% equity ownership in C&G Partners and thus was excluded from applying the equity method.
For marketable securities, fair value is calculated based on the final quoted share price as of the balance sheet date. For non-marketable securities, fair value is recorded based on valuation by an external credit rating agency.

					(in millions of Won)
		2005
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Marketable stocks:

Hynix Semiconductor Inc. (*)	7.09	~~W~~	122,573	1,120,422	1,120,422
Shinhan Financial Group Co., Ltd.	2.50		144,218	368,857	368,857
LG Card Co., Ltd. (*)	3.31		29,339	151,923	151,923
Ssangyong Cement Industrial Co., Ltd.(*)	13.40		95,200	142,000	142,000
Daewoo Engineering & Construction Co., Ltd.(*)	2.63		32,968	119,362	119,362
Ssangyong Co., Ltd.(*)	70.17		49,225	49,225	49,225
SK Networks Co., Ltd.(*)	3.57		41,816	86,076	86,076
Hyundai Engineering & Construction Co., Ltd.(*)	1.94		21,957	95,672	95,672
Dongbu Anam Semiconductor Inc.	1.39		9,188	9,188	9,188
Daewoo International Corporation(*)	1.60		5,186	58,241	58,241
Other(*)	—		20,846	42,501	42,501

			572,516	2,243,467	2,243,467

Non-marketable stocks:

SK Networks Co., Ltd.	6.37		32,937	44,418	44,418
Daewoo Electronics Co., Ltd.	5.44		21,428	20,414	20,414
Samsung Life Insurance Co., Ltd.	0.29		16,990	16,990	16,990
Korea Securities Finance Corporation	2.96		10,060	11,178	11,178
KGI Securities Co., Ltd.	8.76		17,373	11,259	11,259
BC Card Co., Ltd.	14.85		5,840	12,158	12,158
Other	—		42,211	44,343	44,343

			146,839	160,760	160,760

		~~W~~	719,355	2,404,227	2,404,227

(*)	An amount of ~~W~~1,903,442 million of equity securities as of December 31, 2005 was restricted for sale for certain periods.
Additionally, the investment in Ssangyong Co., Ltd. was obtained through a debt restructuring by the investee in which the loan was exchanged for equity interest and accordingly is excluded from applying the equity method.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
          (iii) Details of available-for-sale debt securities as of December 31, 2006 and 2005 were as follows:

						(in millions of Won)
	2006
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	1,261,145	1,252,422	1,223,082	1,269,164	1,235,770
Finance debentures		3,938,430	3,910,599	3,895,458	3,943,349	3,907,389
Corporate bonds		3,290,990	3,098,769	3,042,989	3,015,040	3,051,278

	~~W~~	8,490,565	8,261,790	8,161,529	8,227,553	8,194,437

						(in millions of Won)
	2005
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	2,012,269	2,050,509	1,962,847	2,014,463	1,987,450
Finance debentures		2,470,000	2,452,399	2,534,084	2,451,811	2,440,379
Corporate bonds		3,459,812	3,242,604	3,309,851	3,194,287	3,173,564

	~~W~~	7,942,081	7,745,512	7,806,782	7,660,561	7,601,393

(*)	Debt securities are recorded at fair value by applying the lesser of two quoted bond prices at the latest trading date from the balance sheet date, provided by two bond pricing agencies.

(**)	The difference between fair value and book value is recorded as accrued income.
          (iv) As of December 31, 2006 and 2005, the maturities of debt securities classified as available-for-sale were as follows:

					(in millions of Won)
	Government		Finance	Corporate
At December 31, 2006	bonds		debentures	bonds	Total
Due in 3 months	~~W~~	44,446	1,091,417	124,139	1,260,002
Due after 3 months through 6 months		40,319	795,473	137,321	973,113
Due after 6 months through 1 year		240,337	1,045,347	635,548	1,921,232
Due after 1 year through 3 years		675,718	965,466	1,923,992	3,565,176
Due thereafter		234,950	9,686	230,278	474,914

	~~W~~	1,235,770	3,907,389	3,051,278	8,194,437

					(in millions of Won)
	Government		Finance	Corporate
At December 31, 2005	bonds		debentures	bonds	Total
Due in 3 months	~~W~~	71,434	547,446	658,582	1,277,462
Due after 3 months through 6 months		32,986	49,280	191,493	273,759
Due after 6 months through 1 year		506,369	707,186	624,713	1,838,268
Due after 1 year through 3 years		767,656	1,136,467	1,176,315	3,080,438
Due thereafter		609,005	—	522,461	1,131,466

	~~W~~	1,987,450	2,440,379	3,173,564	7,601,393

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
          (v) Available-for-sale securities in foreign currencies classified by issuing country as of December 31, 2006 and 2005 were as follows:

						(in millions of Won and thousands of U.S. dollars)
	2006				2005
		Won				Won
	U.S. dollars	equivalent		Ratio (%)	U.S. dollars	equivalent		Ratio (%)
Korea	$740,171	~~W~~	688,063	72.66	$8,083	~~W~~	8,188	17.62
U.S.A.	84,725		78,760	8.32	—		—	—
U.K.	5,006		4,654	0.49	—		—	—
Hong Kong	11,378		10,577	1.12	—		—	—
India	13,117		12,194	1.29	17,123		17,345	37.33
Singapore	8,308		7,723	0.82	19,974		20,234	43.55
Ireland	80,357		74,700	7.89	—		—	—
Malaysia	4,968		4,618	0.49	—		—	—
Japan	7,187		6,681	0.71	—		—	—
Egypt	—		—	—	685		693	1.50
UAE	5,026		4,672	0.49	—		—	—
Other	58,328		54,222	5.72	—		—	—

	$1,018,571	~~W~~	946,864	100.00	$45,865	~~W~~	46,460	100.00

          (vi) Beneficiary certificates wholly-owned by the Bank
Details of the underlying assets of beneficiary certificates wholly-owned by the Bank as of December 31, 2006 were as follows:

	(in millions of Won)
Due from banks	~~W~~	74,219
Call loans		71,964
Available-for-sale equity securities		61,827
Available-for-sale debt securities		2,091,689
Other assets		46,355

	~~W~~	2,346,054

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
          (vii) Changes in Impairment Loss on Available-for-Sale Securities
Details of impairment loss and reversal of impairment loss on available-for-sale securities for the years ended December 31, 2006 and 2005 were as follows:

					(in millions of Won)
	2006			2005
	impairment		reversal	impairment	reversal
Stocks	~~W~~	18,336	96,017	33,505	332
Investment in private equity Funds and other		—	—	300	—
Debt Securities - asset backed securities		83,314	212,101	141,683	12,771
Other		226	247	—	—

	~~W~~	101,876	308,365	175,488	13,103

     (c) Held-to-Maturity Securities
          (i) Held-to-maturity securities as of December 31, 2006 and 2005 consisted of the following:

			(in millions of Won )
	2006		2005
Debt securities:

Government bonds	~~W~~	1,147,223	—
Finance debentures		4,458,219	—
Corporate bonds		1,355,077	—

		6,960,519	—
Securities in foreign currencies		41,364	—

	~~W~~	7,001,883	—

          (ii) Details of held-to-maturity debt securities as of December 31, 2006 were as follows:

						(in millions of Won)
	Face		Acquisition	Amortized	Fair value
	value		cost	cost	(*)	Book value
Government bonds	~~W~~	1,152,019	1,150,214	1,147,262	1,168,262	1,147,223
Finance debentures		4,490,000	4,457,121	4,458,219	4,525,844	4,458,219
Corporate bonds		1,350,000	1,356,484	1,354,824	1,365,246	1,355,077

	~~W~~	6,992,019	6,963,819	6,960,305	7,059,352	6,960,519

(*)	Debt securities are recorded at fair value by applying the lesser of two quoted bond prices at the latest trading date from the balance sheet date, provided by two bond pricing agencies.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
(iii)	At December 31, 2006, the maturities by remaining periods of debt securities classified as held-to maturity were as follows:

	(in millions of Won)
	Government		Finance	Corporate
	bonds		debentures	bonds	Total
Due in 3 months	~~W~~	5,880	99,923	30,011	135,814
Due after 3 months through 6 months		53,420	421,922	5,000	480,342
Due after 6 months through 1 year		92,568	1,078,157	150,178	1,320,903
Due after 1 year through 3 years		951,070	2,848,217	1,029,627	4,828,914
Due thereafter		44,285	10,000	140,261	194,546

	~~W~~	1,147,223	4,458,219	1,355,077	6,960,519

(iv)	Held-to-maturity securities in foreign currencies classified by issuing country as of December 31, 2006 and 2005 were as follows:

					(in millions of Won and thousands of U.S. dollars, except ratio)
	2006				2005
		Won				Won
	U.S. dollar	equivalent		Ratio (%)	U.S. dollar	equivalent		Ratio (%)
Korea	$37,768	~~W~~	35,109	84.88	$—	~~W~~	—	—
Japan	6,728		6,255	15.22	—		—	—

	$44,496	~~W~~	41,364	100.00	$—	~~W~~	—	—

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
(d)	Investment Securities under the Equity Method of Accounting
(i)	Details of investment securities under the equity method of accounting as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006
						Equity		Overseas
				Succession		method	Changes in	Business
	Ownership	Beginning		due to	Acquisition	income	capital	Translation	Dividends	Ending
	(%)	balance		merger	(Redemption)	(loss)	adjustments	Debit(Credit)	received	balance
Shinhan Finance Ltd.	100.00	~~W~~	—	73,508	—	8,065	(127)	(3,276)	—	78,171
Shinhan Data System Co., Ltd.	100.00		—	2,439	—	589	—	—	—	3,028
Macquarie Shinhan Infrastructure Management(*)	14.00		—	29,127	—	(859)	—	—	(27,322)	946
Daewoo Capital Corporation(*)	14.79		—	59,553	—	15,936	(29,652)	—	—	45,837
Shinhan Corporate Restructuring Fund 6th	60.00		—	2,097	(1,380)	(11)	—	—	—	706
Shinhan Corporate Restructuring Fund 7th	58.82		—	—	3,000	1,740	433	—	—	5,173
Shinhan Corporate Restructuring Fund 8th(*)	14.49		—	—	11,100	(21)	—	—	—	11,079
Shinhan National Pension Service PEF1st	26.66		4,000	4,000	28,800	402	—	—	—	37,202
SH Asset Management Co., Ltd.	79.77		62,363	—	—	13,651	(176)	—	(3,590)	72,248
Shinhan Asia Ltd.	99.99		37,315	—	—	8,940	(170)	(3,072)	—	43,013
Shinhan Bank America	100.00		62,312	—	—	3,561	18	(5,130)	—	60,761
Shinhan Bank Europe GmbH	100.00		30,662	—	—	3,986	—	585	—	35,233
Shinhan Vina Bank	50.00		12,660	—	—	2,264	—	(1,042)	—	13,882

		~~W~~	209,312	170,724	41,520	58,244	(29,674)	(11,935)	(30,912)	407,279

(*)	These invetees are accounted for under the equity method as equity ownership among the Bank, its subsidiaries and its affiliates, as a group is greater than 20% and have significant management control.
The investments in Shinhan Finance Ltd., Shinhan Data System Co.,Ltd., Macquarie Shinhan Infrastructure Management, Daewoo Capital Corporation, Shinhan Corproate Restructuring Fund 6th and the 13.33% stake in Shinhan National Pension Service PEF1st were transferred to the Bank as part of the merger described in notes 34 and 35. The following entities changed their names after the merger:

Current name	Previous name
SH Asset Management	CH Asset Management
Shinhan Asia	Chohung Asia
Shinhan Bank America	Chohung Bank America
Shinhan Bank Europe GmbH	Chohung Bank Europe GmbH
Shinhan Vina Bank	Chohung Vina Bank

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
Other than Macquarie Shinhan Infrastructure Management, SH Asset Management, Daewoo Capital and Shinhan National Pension Service PEF 1st, unaudited financial statements of all other investees were used for the equity method valuation. Additional review procedures were performed to assess the reliability of those financial statements.

							(in millions of Won)
	2005
							Overseas
					Equity	Changes in	Business	Changes in
	Ownership	Beginning		Acquisition	method	capital	Translation	retained	Ending
	(%)	balance		(Redemption)	income	adjustments	Debit(Credit)	earnings	balance
CH Asset Management	79.77	~~W~~	56,316	(3,590)	8,838	799	—	—	62,363
Chohung Asia	99.99		34,956	—	3,096	260	(1,031)	34	37,315
Chohung Bank America	100.00		58,990	—	5,256	(194)	(1,741)	1	62,312
Chohung Bank Europe GmbH	100.00		34,005	—	2,001	—	(5,344)	—	30,662
Chohung Vina Bank	50.00		11,154	—	1,839	—	(329)	(4)	12,660
Shinhan National Pension Service PEF1st	13.33		—	4,000	—	—	—	—	4,000

		~~W~~	195,421	410	21,030	865	(8,445)	31	209,312

Unaudited financial statements of Chohung Asia, Chohung Bank America, Chohung Bank Europe GmbH and Chohung Vina Bank as of December 31, 2005 were used for the equity method valuation. Additional review procedures were performed to assess the reliability of those financial statements.

(ii)	Investment securities under the equity method of accounting in foreign currencies classified by issuing country as of December 31, 2006 and 2005 were as follows:

	(in millions of Won and thousands of U.S. dollars, except ratio)
	2006			2005
		Won			Won
	U.S. dollar	equivalent	Ratio (%)	U.S. dollar	equivalent	Ratio (%)
USA	$65,363	60,761	26.30	$61,512	62,312	43.59
Germany	37,901	35,233	15.25	30,269	30,662	21.45
Hong Kong	130,359	121,183	52.45	36,836	37,315	26.10
Vietnam	14,933	13,881	6.00	12,498	12,660	8.86

	$248,556	231,058	100.00	$141,115	142,949	100.00

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(4) Securities, Continued
(iii)	Condensed financial statements of investees accounted for by the equity method as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006
	Total		Total	Stockholder’s	Net
	assets		liabilities	equity	Income (loss)
Shinhan Finance	~~W~~	79,615	1,445	78,170	10,594
Shinhan Data System		4,737	1,709	3,028	409
Macquarie Shinhan Infrastructure Management		121,041	38,551	82,490	79,508
Daewoo Capital		1,639,352	1,160,410	478,942	46,640
Shinhan National Pension Service PEF1st		139,875	370	139,505	2,159
Shinhan CRV 6th		1,201	22	1,179	(21)
Shinhan CRV 7th		8,846	51	8,795	2,958
Shinhan CRV 8th		97,719	21,264	76,455	(145)
SH Asset Management		99,028	8,467	90,561	17,112
Shinhan Asia		165,618	122,605	43,013	8,940
Shinhan Bank America		556,760	495,999	60,761	3,561
Shinhan Bank Europe GmbH		255,870	220,637	35,233	3,986
Shinhan Vina Bank		178,877	151,114	27,763	4,400

	~~W~~	3,348,539	2,222,644	1,125,895	180,101

	(in millions of Won)
	2005
	Total		Total	Stockholder’s	Net
	assets		liabilities	equity	Income (loss)
CH Asset Management	~~W~~	83,651	5,476	78,175	11,079
Chohung Asia		216,488	179,173	37,315	3,095
Chohung Bank America		467,872	405,560	62,312	5,256
Chohung Bank Europe GmbH		239,814	209,152	30,662	2,001
Chohung Vina Bank		174,820	149,335	25,485	3,498
Shinhan National Pension Service PEF1st		29,358	12	29,346	(654)

	~~W~~	1,212,003	948,708	263,295	24,275

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5) Loans
(a)	Loans outstanding as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	2006		2005
Loans in Won	~~W~~	89,603,033	35,099,538
Loans in foreign currency		7,348,077	1,476,821
Korean Won bills bought		2,744,051	118,235
Foreign currency bills bought		3,224,444	1,761,836
Payments on guarantees		14,651	14,476
Factoring receivables		157,914	126,380
Credit card accounts		—	2,282,294
Call loans		351,344	196,779
Bonds purchased under resale agreement		700,000	30,000
Domestic import usance bills		2,054,998	1,180,784
Privately placed bonds		4,687,286	857,081
Bills discounted		2,866,079	1,735,420
Loans in gold		3,236	—
Cash management account (note 31)		606,559	609,850
Finance lease receivables		17,951	47,608

		114,379,623	45,537,102

Less: allowance for loan losses		(1,627,388)	(888,794)
deferred loan origination fees		(36,966)	—

	~~W~~	112,715,269	44,648,308

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5) Loans, Continued
(b)	The maturities of loans as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
			Loans
	Loans in		in foreign
At December 31, 2006	Won		currencies	Other	Total
Due in 3 months	~~W~~	17,020,271	1,236,325	11,649,591	29,906,187
Due after 3 months through 6 months		12,164,951	1,612,323	1,595,013	15,372,287
Due after 6 months through 1 year		22,839,646	1,762,928	1,636,686	26,239,260
Due after 1 year through 3 years		13,920,570	1,952,903	2,326,418	18,199,891
Due thereafter		23,657,595	783,598	220,805	24,661,998

	~~W~~	89,603,033	7,348,077	17,428,513	114,379,623

	(in millions of Won)
			Loans
	Loans in		in foreign
At December 31, 2005	Won		currencies	Other	Total
Due in 3 months	~~W~~	8,262,809	396,118	5,337,804	13,996,731
Due after 3 months through 6 months		7,063,505	180,099	621,237	7,864,841
Due after 6 months through 1 year		10,184,735	350,033	333,032	10,867,800
Due after 1 year through 3 years		4,172,092	441,579	631,477	5,245,148
Due thereafter		5,416,397	108,992	2,037,193	7,562,582

	~~W~~	35,099,538	1,476,821	8,960,743	45,537,102

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5) Loans, Continued
(c)	Loans classified by country as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006
			Loans in
	Loans in		foreign			Ratio
	Won		currencies	Other	Total	(%)
Korea	~~W~~	89,603,033	5,506,179	17,296,714	112,405,926	98.27
Japan		—	657,284	16,535	673,819	0.59
China		—	316,333	41,254	357,587	0.31
U.S.A		—	322,187	17,212	339,399	0.30
U.K.		—	73,750	13,245	86,995	0.08
Vietnam		—	80,570	11,645	92,215	0.08
Other		—	391,774	31,908	423,682	0.37

	~~W~~	89,603,033	7,348,077	17,428,513	114,379,623	100.00

	(in millions of Won)
	2005
			Loans in
	Loans in		foreign
	Won		currencies	Other	Total	Ratio (%)
Korea	~~W~~	35,099,538	918,195	8,933,780	44,951,513	98.71
U.S.A.		—	43,881	—	43,881	0.10
U.K.		—	1,659	—	1,659	—
Japan		—	57,674	180	57,854	0.13
China		—	107,740	25,870	133,610	0.29
Indonesia		—	5,065	—	5,065	0.01
Other		—	342,607	913	343,520	0.76

	~~W~~	35,099,538	1,476,821	8,960,743	45,537,102	100.00

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5) Loans, Continued
(d)	Loans classified by industry as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006
			Loans in
	Loans in		foreign
	Won		currencies	Other	Total	Ratio (%)
Manufacturing	~~W~~	13,750,538	2,661,301	7,224,222	23,636,061	20.67
Retail and wholesale		7,353,655	868,514	1,302,579	9,524,748	8.33
Real estate and rental services		10,923,275	921,845	1,836,382	13,681,502	11.96
Construction		3,066,255	161,976	416,154	3,644,385	3.19
Lodging and restaurant		2,057,809	306,555	1,228,280	3,592,644	3.14
Financial services and insurance		864,168	283,708	2,008,568	3,156,444	2.76
Other corporate loans		3,644,348	2,144,178	1,754,775	7,543,301	6.59
Household loans		47,942,985	—	1,657,553	49,600,538	43.36

	~~W~~	89,603,033	7,348,077	17,428,513	114,379,623	100.00

	(in millions of Won)
	2005
			Loans in
	Loans in		foreign
	Won		currencies	Other	Total	Ratio (%)
Manufacturing	~~W~~	6,348,849	496,966	3,489,808	10,335,623	22.70
Retail and wholesale		2,721,096	121,670	511,351	3,354,117	7.37
Real estate and rental services		3,029,509	63,848	337,236	3,430,593	7.53
Construction		1,066,846	62,850	113,629	1,243,325	2.73
Lodging and restaurant		635,923	28,296	58,300	722,519	1.59
Financial services and insurance		437,003	265,784	1,625,107	2,327,894	5.11
Other corporate loans		2,640,070	437,407	543,019	3,620,496	7.95
Household loans		18,220,242	—	2,282,293	20,502,535	45.02

	~~W~~	35,099,538	1,476,821	8,960,743	45,537,102	100.00

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5) Loans, Continued
(e)	Restructured loans due to commencement of bankruptcy proceedings, composition proceedings or workout programs for the year ended December 31, 2006 were as follows:

	(in millions of Won)
	Workout
	Corporate		Household
	loans		loans	Total
Loan balance before restructuring(*)	~~W~~	45,101	39,497	84,598
Loan balance after restructuring		42,542	28,008	70,550

Loss resulting from restructuring	~~W~~	2,559	11,488	14,047

(*)	The troubled debt restructurings were due to modification of terms, specifically reduction in stated interest rate.
(f)	Details of loans sold for the year ended December 31, 2006 were as follows:

	(in millions of Won)
Loans sold to	Amount sold		Note
Shinhan Sprout I 2003 Korea Co., Ltd.	~~W~~	539,704	without recourse
Shinhan 7th Securitization Speciality Co. Ltd.		210,668	without recourse
Korea Asset Management Corporation		103,261	under resettlement
(g)	Scheduled collections of finance lease receivables as of December 31, 2006 were as follows:

	(in millions of Won)
	Finance lease receivables in
	Foreign
To be collected in	currencies		Won	Total
2007	~~W~~	11,000	6,193	17,193
2008		657	101	758

	~~W~~	11,657	6,294	17,951

(h)	For the years ended December 31, 2006 and 2005, allowance for loan losses changed as follows:

	(in millions of Won)
	2006		2005
Beginning balance	~~W~~	888,794	1,006,721
Write-offs		(160,636)	(571,287)
Provision for loan losses		384,466	510,497
Other(*)		514,764	(57,137)

Ending balance	~~W~~	1,627,388	888,794

(*)	This reflects the change in allowance due to merger (see notes 34 and 35), sale of loans, repurchase of loans sold, and recoveries.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5) Loans, Continued
(i)	As of December 31, 2006 and 2005, details of allowance for other accounts receivable were as follows:

	(in millions of Won)
	2006		2005
Beginning balance	~~W~~	—	—
Provision for doubtful accounts		41,840	—
Other(*)		37,502	—

Ending balance	~~W~~	79,342	—

(*)	This reflects the change in allowance for other accounts receivable due to merger (see notes 34 and 35).
(j)	As of December 31, 2006 and 2005, details of allowance for loan losses by asset credit risk classification were as follows:

		(in millions of Won)
		2006			2005
		Balance		Allowance	Balance	Allowance
Corporate loans	Normal	~~W~~	64,817,456	515,392	23,669,835	161,643
	Precautionary		1,087,181	109,226	666,939	171,470
	Substandard		293,444	95,489	153,599	35,610
	Doubtful		2,907	1,517	3,553	3,375
	Estimated loss		233,484	233,484	95,035	95,035

			66,434,472	955,108	24,588,961	467,133

Household loans	Normal		47,414,615	474,147	17,967,070	136,250
	Precautionary		171,747	17,175	92,102	30,308
	Substandard		176,613	35,323	59,220	12,054
	Doubtful		123,168	79,283	71,135	69,299
	Estimated loss		49,306	49,306	30,715	30,715

			47,935,449	655,234	18,220,242	278,626

Credit Card	Normal		—	—	2,037,006	28,998
	Precautionary		—	—	151,821	27,584
	Substandard		—	—	981	196
	Doubtful		—	—	71,270	59,264
	Estimated loss		—	—	21,216	21,216

			—	—	2,282,294	137,258

Other			91,143	79,342	—	—
Present value discount related to restructured loans			—	17,046	—	5,777

		~~W~~	114,461,064	1,706,730	45,091,497	888,794

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(5) Loans, Continued
(K)	The ratios of allowance for loan losses as of December 31, 2006, 2005 and 2004 were as follows:

	(in millions of Won)
	2006		2005	2004
Loan balances	~~W~~	114,461,064	45,091,497	42,004,300
Allowance for loan losses		1,706,730	888,794	1,006,721

Ratio (%)		1.49	1.97	2.40

(l)	Changes in deferred loan origination fees for the year ended December 31, 2006 were as follows:

	(in millions of Won)
	Beginning Balance		Increase	Decrease	Ending Balance
Deferred loan origination fees	~~W~~	—	44,807	7,841	36,966
(6)	Fixed Assets

Fixed assets as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won )
	2006		2005
Land	~~W~~	1,093,380	754,360
Buildings		802,174	435,137
Leasehold improvements		137,689	68,368
Vehicles and equipment		1,060,737	529,893
Construction in process		127,133	8,622

		3,221,113	1,796,380
Less: accumulated impairment loss		(5,453)	—
accumulated depreciation		(1,016,694)	(569,641)

		2,198,966	1,226,739

Intangible assets, net of accumulated amortization		8,305	6,575

	~~W~~	2,207,271	1,233,314

The officially declared value of land used in domestic branches at December 31, 2006 and 2005, as announced by the Minister of Construction and Transportation, was as follows:

	(in millions of Won)
	Book value			Declared value
	2006		2005	2006	2005
Land (domestic only)	~~W~~	1,111,852	754,360	1,138,307	738,114

The officially declared value, which is used for government purposes, does not represent the fair value.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(7) Other Assets
     Other assets as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	2006		2005
Security deposits paid	~~W~~	953,934	470,269
Accounts receivable, net of present value discount		3,029,568	492,397
Accrued income		826,814	228,267
Prepaid expenses		45,626	20,827
Derivative assets		1,277,006	416,563
Operating lease assets, net of accumulated depreciation and allowance for loss on disposition (note 8)		79,972	95,189
Gold bullion		7,337	1,254
Other		470,862	4,831,551

		6,691,119	6,556,317

Less: allowance for doubtful accounts		(79,342)	—

	~~W~~	6,611,777	6,556,317

(8) Operating Leases
     Future operating lease income as of December 31, 2006 was as follows:

	( in millions of Won and in thousand of USD dollars)
	Finance lease receivables in
To be collected in	foreign currencies	Won
2007	$15,175	~~W~~	14,106
2008	16,368		15,216
2009	17,655		16,412
Therafter	62,941		58,510

	$112,139	~~W~~	104,244

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(9) Deposits
     (a) Deposits as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	2006		2005
Deposits in Won:
Demand deposits	~~W~~	12,481,426	~~W~~	9,431,362
Time and savings deposits		59,285,658		25,527,757
Other		828,025		468,336

		72,595,109		35,427,455

Deposits in foreign currencies:
Demand deposits		1,424,325		452,127
Time and savings deposits		2,160,649		519,582
Other		15,671		3,743

		3,600,645		975,452
Negotiable certificates of deposit		12,966,851		2,775,188
Deposits in bills issued		3,357,410		1,632,767
Cash management account		609,835		592,308
Deposits in gold		72,645		1,644

	~~W~~	93,202,495	~~W~~	41,404,814

     (b) The maturities of deposits as of December 31, 2006 and 2005 were as follows:

					(in millions of Won)
			Deposits in	Negotiable
	Deposits in		foreign	certificates
At December 31, 2006	in Won		currencies	of deposit	Other	Total
Due in 3 months	~~W~~	15,401,474	1,691,458	4,045,761	3,486,638	24,625,331
Due after 3 months through 6 months		4,887,600	387,159	1,552,114	13,425	6,840,298
Due after 6 months through 1 year		16,560,369	307,641	4,302,650	10,779	21,181,439
Due after 1 year through 3 years		4,473,991	6,119	3,019,755	23,891	7,523,756
Due thereafter		31,271,675	1,208,268	46,571	505,157	33,031,671

	~~W~~	72,595,109	3,600,645	12,966,851	4,039,890	93,202,495

					(in millions of Won)
			Deposits in	Negotiable
	Deposits in		foreign	certificates
At December 31, 2005	Won		currencies	of deposit	Other	Total
Due in 3 months	~~W~~	7,669,307	589,256	1,552,384	1,875,583	11,686,530
Due after 3 months through 6 months		2,304,828	116,941	564,850	3,732	2,990,351
Due after 6 months through 1 year		6,989,414	82,412	656,001	2,301	7,730,128
Due after 1 year through 3 years		17,683,121	93,814	1,785	—	17,778,720
Due thereafter		780,785	93,029	168	345,103	1,219,085

	~~W~~	35,427,455	975,452	2,775,188	2,226,719	41,404,814

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(10) Borrowings
(a)	Borrowings as of December 31, 2006 and 2005 consisted of the following:

				(in millions of Won)
	2006			2005
			Interest			Interest
	Balance		rate (%)	Balance		rate (%)
Borrowings in Won
Bank of Korea	~~W~~	1,029,819	2.00~2.75	~~W~~	347,723	2.20
Other		2,028,819	1.20~5.50		837,467	1.50~4.40

		3,058,638			1,185,190

Borrowings in foreign currencies
Nostro		789,482	3.12~11.50		56,871	3.00~10.00
Refinance		492,688	5.37~5.81		359,615	4.80~5.40
Banks		2,849,347	0.63~5.55		1,751,816	0.30~5.10
Other		1,048,560	3.00~8.50		985,192	2.50~8.00

		5,180,077			3,153,494

Bonds sold with repurchase agreements
Korean currency		3,011,957	1.58~5.45		431,103	3.12~11.50
Foreign currency		1,410,232	0.50~5.45		799,453	5.37~5.81

		4,422,189			1,230,556

Bills sold		391,194	3.15~5.24		95,945	1.50~2.50
Due to the Bank of Korea in foreign currencies		122,328	0.10		—	—
Call money
Korean currency		760,300	4.05~4.55		—	—
Foreign currency		643,559	0.47~7.31		123,507	0.20~5.80
Inter-banks reconciliation funds		—	—		101	—

		1,403,859			123,608
	~~W~~	14,578,285		~~W~~	5,788,793

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(10) Borrowings, continued
(b)	The maturities of borrowings by remaining periods as of December 31, 2006 and 2005 were as follows:

				(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2006	in Won		currencies	Other	Total
Due in 3 months	~~W~~	1,395,236	2,514,561	2,862,270	6,772,067
Due after 3 months through 6 months		42,417	1,358,460	849,629	2,250,506
Due after 6 months through 1 year		72,336	860,064	2,548,163	3,480,563
Due after 1 year through 3 years		330,522	400,099	79,508	810,129
Due thereafter		1,218,127	46,893	—	1,265,020

	~~W~~	3,058,638	5,180,077	6,339,570	14,578,285

				(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2005	in Won		currencies	Other	Total
Due in 3 months	~~W~~	379,557	1,589,719	413,294	2,382,570
Due after 3 months through 6 months		37,291	751,233	168,989	957,513
Due after 6 months through 1 year		62,421	462,589	867,826	1,392,836
Due after 1 year through 3 years		273,751	293,082	—	566,833
Due thereafter		432,170	56,871	—	489,041

	~~W~~	1,185,190	3,153,494	1,450,109	5,788,793

(11) Debentures
(a)	Debentures as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	2006		2005
Debentures in Won	~~W~~	21,703,458	7,470,260
Debentures in foreign currencies		2,578,295	388,207

		24,281,753	7,858,467
Less: discounts		(69,248)	(9,576)

	~~W~~	24,212,505	7,848,891

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(11) Debentures, Continued
(b)	Details of debentures in Won as of December 31, 2006 and 2005 were as follows:

	(in millions of Won, except interest rate)
				Interest rate		Interest rate
	Maturity	2006		(%)	2005	(%)
Discount	Within 1 year	~~W~~	2,130,000	4.43~4.83	260,000	3.55~4.57
	Within 3 years		30,000	4.43~4.83	30,000	4.10
Coupon	Within 1 year		290,000	3.50~7.60	220,000	3.68~4.11
	Within 2 year		5,170,000	3.50~7.60	2,640,000	3.44~5.29
	Within 3 years		3,360,000	3.50~7.60	2,160,000	4.35~5.49
	Over 3 years		1,060,000	3.50~7.60	50,000	4.28
	Over 5 years		4,335,000	3.50~7.60	—	—
Subordinated	Over 5 years		3,988,397	5.10~7.75	1,500,000	—
	Over 5 years		3,988,397	5.10~7.75	1,500,000	7.80
Hybrid (*)	30 years		495,033	5.70~7.80	272,564	—
Other			944,004		341,700

			21,802,434		7,474,264
Gain on fair value hedge, net			(98,976)		(4,004)

		~~W~~	21,703,458		7,470,260

(*)	The details relating to hybrid bonds were summarized as follows :

(i)	Hybrid bond issued on June 28, 2003

(in millions of Won, except interest rate)
Maturity	Face amount	Interest period	Interest rate (%)	First put option date	Exercise by
June 28, 2033	~~W~~272,564	June 28, 2003- June 28, 2013	7.80	June 28, 2008	the Bank
		June 28, 2013- June 28, 2033	7.80+(7.80-yield of Treasury Bonds with maturity of 5 years)*50%

(ii)	Hybrid bond issued on October 28, 2004

(in millions of Won, except interest rate)
Maturity	Face amount	Interest period	Interest rate (%)	First put option date	Exercise by
October. 28, 2034	~~W~~222,469	October 28, 2004- October 28, 2014	5.70	October. 28, 2009	the Bank
		October 28, 2014- October 28, 2034	6.70

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(11) Debentures, Continued
(c)	Details of debentures in foreign currencies issued by the Bank as of December 31, 2006 and 2005 were as follows:

(in millions of Won, except interest rate)
2006			2005	Issue date	Maturity date	Interest rate (%)
Subordinated :
~~W~~	185,920		194,104	November 3, 2004	November 3, 2014	4.63
	185,920		194,103	November 3, 2004	November 3, 2014	4.50
	232,400		—	September 8, 2003	September 8, 2013	6.25
	46,480		—	February 24, 2004	February 24, 2014	6M Libor+189bp
	325,360		—	July 15, 2005	July 15, 2015	5.12
	278,880		—	February 28, 2006	February 28, 2016	5.75
	27,888		—	May 30, 2006	May 30, 2007	5.55

	1,282,848		388,207

Non-subordinated :
	185,920		—	August 5, 2003	August 5, 2008	3M Libor+100bp
	27,888		—	September 24, 2004	September 24, 2014	6.83
	18,592		—	September 30, 2004	September 30, 2014	6.3
	18,592		—	October 27, 2004	October 27, 2014	6.4
	46,480		—	November 5, 2004	November 5, 2007	3M Libor+35bp
	23,240		—	November 9, 2004	November 9, 2007	3M Libor+20bp
	27,888		—	November 26, 2004	November 26, 2009	4.75
	46,480		—	December 8, 2004	December 8, 2007	6M Libor+32bp
	27,888		—	December 14, 2004	December 14, 2014	5.1
	27,888		—	March 16, 2005	March 16, 2010	5.5
	46,480		—	June 15, 2005	June 15, 2007	4.0
	29,898		—	July 6, 2006	July 6, 2007	5.25
	48,462		—	July 13, 2006	July 13, 2007	3M Libor+7bp
	18,592		—	November 8, 2006	November 8, 2007	3M Libor+7.5bp
	46,480		—	November 17, 2006	November 17, 2008	3M Libor+15bp
	18,592		—	November 21, 2006	November 21, 2007	3M Libor+8bp
	18,592		—	November 22, 2006	November 22, 2008	5.3
	43,001		—	December 21, 2006	June 23, 2008	3M JPY Libor+0.125

	720,953		—

Hybrid :
	278,880(*	)	—	March 2, 2005	March 2, 2035	5.663/3M Libor+199bp
	325,360(**	)	—	September 20, 2006	September 20, 2036	6.819/ 3M Libor+252bp

	604,240		—

Gain on fair value hedge, net:
	(29,746)		—

~~W~~	2,578,295		388,207

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(11) Debentures, Continued
The Bank established a US$500,000 thousand Euro Medium Term Note Programme (the “EMTN”) arranged by Merrill Lynch International Limited and other financial institutions on November 9, 1995. On December 27, 1996, the Bank changed the EMTN to a Global Medium Term Note Programme (the “GMTN”) and increased the GMTN up to US$2,000,000 thousand. In addition, on August 4, 2004, the size of the programme was further increased to US$3,000,000 thousand pursuant to the terms of the programme and the details were as follows:

Total amount which can be issued	: US$3,000,000 thousand

Place of trading	: Singapore Stock Exchange, London Stock Exchange

Issue price	: Face value, discounted value or premium value

Maturity date and interest date	: Various depending on date of issuance

Repayment	: Lump-sum payment at maturity date

(*)	On March 2, 2005, the Bank issued US$300,000 thousand of Hybrid Tier I Securities arranged by Barclays Capital, BNP Paribas and Merrill Lynch International and the details were as follows:

			First
Maturity	Interest period	Interest rate (%)	put option date	Exercise by
March 2, 2035	March 2, 2005 - March 2, 2015	5.663	March 2, 2015	the Bank
	March 2, 2015 - March 2, 2035	3M Libor+1.99

(**)	On September 20, 2006, the Bank issued US$350,000 thousand of Hybrid Tier I Securities arranged by Barclays Capital, J.P. Morgan and Morgan Stanley and details were as follows:

			First
Maturity	Interest period	Interest rate (%)	put option date	Exercise by
Sep. 20, 2036	September 20, 2006- September 20, 2016	6.819	September 20, 2016	the Bank
	September 20, 2016- September 20, 2036	3M Libor+2.52

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(11) Debentures, Continued
     (d) The maturities of debentures by remaining period as of December 31, 2006 and 2005 were as follows:

			(in millions of Won)
	Debentures in		Debentures in
At December 31, 2006	Won		foreign currencies	Total
Due in 3 months	~~W~~	1,616,066	—	1,616,066
Due after 3 months through 6 months		1,332,010	74,368	1,406,378
Due after 6 months through 1 year		4,554,263	231,745	4,786,008
Due after 1 year through 3 years		8,010,849	321,880	8,332,729
Due thereafter		6,190,270	1,950,302	8,140,572

	~~W~~	21,703,458	2,578,295	24,281,753

			(in millions of Won)
	Debentures in		Debentures in
At December 31, 2005	Won		foreign currencies	Total
Due in 3 months	~~W~~	91,945	—	91,945
Due after 3 months through 6 months		392,908	—	392,908
Due after 6 months through 1 year		1,362,793	—	1,362,793
Due after 1 year through 3 years		5,022,614	—	5,022,614
Due thereafter		600,000	388,207	988,207

	~~W~~	7,470,260	388,207	7,858,467

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(12) Retirement and Severance Benefits
Changes in retirement and severance benefits for the years ended December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Balance at beginning of the year	~~W~~	177,848	134,413
Adjustment due to foreign currency rate		(34)	(26)
Payment		(11,752)	(17,305)
Provision		90,462	60,766
Increase due to merger		67,722	—
Benefits payable at year end		(21,052)	—

Balance at end of the year		303,194	177,848
Less: deposit for severance benefit insurance		(194,684)	(107,039)
Less: contribution to National Pension Fund		(7)	—

Net balance at end of the year	~~W~~	108,503	70,809

(13) Other Liabilities
Other liabilities as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	2006		2005
Allowances for loss on guarantees and acceptances (note 14)	~~W~~	51,675	36,501
Other allowances		332,873	271,077
Borrowings from trust accounts		1,148,427	299,784
Payable due to inter-bank settlements in foreign currency		157,257	37,740
Accounts payable		3,100,671	495,619
Accrued expenses		2,153,832	699,051
Unearned revenues		149,524	63,827
Deposits for letters of guarantee and other		128,128	51,949
Derivative liabilities (note 27)		1,303,499	461,423
Deferred tax liabilities, net (note 23)		297,926	154,187
Income taxes payable		251,184	—
Deposit held for subscription of securities		22,273	12,728
Other		3,340,635	5,086,111

	~~W~~	12,437,904	7,669,997

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(14) Guarantees and Acceptances
     (a) Guarantees and acceptances as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Guarantees and acceptances outstanding

Guarantees and acceptances in Won:
Guarantees on loan collateral	~~W~~	111,603	43,501
Guarantees on debentures		978	68
Guarantees on bills		11,500	18,798
Other		2,150,952	485,356

		2,275,033	547,723

Guarantees and acceptances in foreign currencies:

Acceptances on letters of credit		255,952	155,400
Acceptances for letters of guarantee for importers		146,472	37,681
Other		1,221,546	284,211

		1,623,970	477,292

Contingent guarantees and acceptances

Letters of credit		2,952,614	1,238,485
Other		430	214,486

		2,953,044	1,452,971

	~~W~~	6,852,047	2,477,986

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(14) Guarantees and Acceptances, Continued
(b)	Guarantees and acceptances classified by country as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	2,275,033	100.00	~~W~~	1,310,610	80.70	~~W~~	2,826,071	95.70
U.S.A.		—	—		74,207	4.57		33,235	1.12
Japan		—	—		25,683	1.58		4,738	0.16
U.K.		—	—		32,536	2.00		5,002	0.17
India		—	—		23,242	1.43		3,724	0.13
Vietnam		—	—		11,280	0.70		11,405	0.39
China		—	—		29,484	1.82		3,881	0.13
Singapore		—	—		29,999	1.85		47,452	1.61
Other		—	—		86,929	5.35		17,536	0.59

	~~W~~	2,275,033	100.00	~~W~~	1,623,970	100.00	~~W~~	2,953,044	100.00

	(in millions of Won)
	2005
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	547,723	100.00	~~W~~	462,081	96.81	~~W~~	1,426,491	98.18
U.S.A.		—	—		699	0.15		—	—
Japan		—	—		12,553	2.63		21,716	1.49
China		—	—		255	0.05		1,725	0.12
Other		—	—		1,704	0.36		3,039	0.21

	~~W~~	547,723	100.00	~~W~~	477,292	100.00	~~W~~	1,452,971	100.00

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(14) Guarantees and Acceptances, Continued
(c)	Guarantees and acceptances classified by industry as of December 31, 2006 were as follows:

	(in millions of Won)
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Manufacturing	~~W~~	635,009	27.91	~~W~~	1,163,338	71.63	~~W~~	2,008,060	68.00
Retail and wholesale		332,040	14.60		140,805	8.67		641,763	21.73
Construction		149,291	6.56		115,445	7.11		52,048	1.76
Other		1,158,693	50.93		204,382	12.59		251,173	8.51

	~~W~~	2,275,033	100.00	~~W~~	1,623,970	100.00	~~W~~	2,953,044	100.00

(d)	Guarantees and acceptances classified by consumer as of December 31, 2006 and 2005 were as follows:

(in millions of Won)
2006
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	2,275,033	100.00	~~W~~	1,623,970	100.00	~~W~~	2,953,044	100.00

(in millions of Won)
2005
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	547,723	100.00	~~W~~	477,292	100.00	~~W~~	1,452,971	100.00

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(14) Guarantees and Acceptances, Continued
(e)	As of December 31, 2006 and 2005, details of allowances for loss on guarantees and acceptances outstanding were as follows:

	(in millions of Won)
	2006
	Normal		Precautionary	Substandard	Doubtful	Estimated loss	Total
Guarantees and acceptances outstanding
Balance	~~W~~	3,744,601	152,406	225	29	1,742	3,899,003
Allowances		20,117	15,558	45	12	1,742	37,474

Ratio (%)		0.54	10.21	20.00	41.38	100.00	0.96

Contingent guarantees and acceptances
Balance	~~W~~	2,850,004	93,998	1,086	1,911	6,045	2,953,044
Allowances		4,541	3,127	116	191	6,045	14,020

Ratio (%)		0.16	3.33	10.68	9.99	100.00	0.47

Endorsed bills
Balance	~~W~~	7,279,473	—	—	—	—	7,279,473
Allowances		181	—	—	—	—	181

Ratio (%)		0.00	—	—	—	—	0.00

Total
Balance	~~W~~	13,874,078	246,404	1,311	1,940	7,787	14,131,520
Allowances		24,839	18,685	161	203	7,787	51,675

Ratio (%)		0.18	7.58	12.28	10.46	100.00	0.37

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(14) Guarantees and Acceptances, Continued

	(in millions of Won)
	2005
	Normal		Precautionary	Substandard	Doubtful	Estimated loss	Total
Guarantees and acceptances outstanding
Balance	~~W~~	874,422	150,521	10	—	62	1,025,015
Allowances		4,533	27,916	2	—	59	32,510

Ratio (%)		0.52	18.55	20.00	—	95.16	3.17

Contingent guarantees and acceptances
Balance	~~W~~	1,354,464	97,333	1,174	—	—	1,452,971
Allowances		721	2,436	51	—	—	3,208

Ratio (%)		0.05	2.50	4.34	—	—	0.22

Endorsed bills
Balance	~~W~~	5,166,317	—	—	—	—	5,166,317
Allowances		783	—	—	—	—	783

Ratio (%)		0.02	—	—	—	—	0.02

Total
Balance	~~W~~	7,395,203	247,854	1,184	—	62	7,644,303
Allowances		6,037	30,352	53	—	59	36,501

Ratio (%)		0.08	12.25	4.48	—	95.16	0.48

(f)	As of December 31, 2006, 2005 and 2004, the ratio of allowance to guarantees and acceptances and endorsed bills are as follows:

	(in millions of Won, except ratio)
	2006		2005	2004
Guarantees and acceptances and endorsed bills	~~W~~	14,131,520	7,644,303	1,011,466
Allowances for loss on guarantees and acceptances		51,675	36,501	34,436

Ratio (%)		0.37	0.48	3.40

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(15)	Foreign Currency Denominated Assets and Liabilities

Details of assets and liabilities denominated in foreign currency as of December 31, 2006 and 2005 were as follows:

	(in millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2006	2005	2006		2005
Assets:
Cash and due from banks	$796,450	266,028	~~W~~	740,380	269,488
Securities	1,326,271	210,500		1,232,903	213,234
Loans	14,222,132	4,590,566		13,220,894	4,650,242
Fixed assets and other assets	2,172,427	219		2,019,488	222

	$18,517,280	5,067,313	~~W~~	17,213,665	5,133,186

Liabilities:
Deposits	$3,873,328	962,933	~~W~~	3,600,645	975,452
Borrowings	7,913,291	4,024,140		7,356,196	4,076,454
Debentures	2,773,553	383,225		2,578,295	388,207
Other liabilities	2,531,668	381,579		2,353,439	386,540

	$17,091,840	5,751,877	~~W~~	15,888,575	5,826,653

(16)	Pledged Assets

Assets pledged as collateral as December 31, 2006 and 2005 were summarized as follows:

	(in millions of Won)
Accounts	2006		2005	Secured party
Securities	~~W~~	8,375,962	4,998,051	Bank of Korea and other
Fixed assets		9,563	9,461	Good Morning Shinhan Securities Co., Ltd. and other

	~~W~~	8,385,525	5,007,512

(17)	Insured Assets

Insured assets as of December 31, 2006 were as follows:

	(in millions of Won)
Type of insurance	Amount covered
Theft insurance covering cash	~~W~~	5,000
Property all risks policy		974,710
Key personnel indemnity insurance		30,000

	~~W~~	1,009,710

In addition, the Bank maintains vehicle insurance, medical insurance, fire insurance for its assets, and employees compensation insurance covering loss and liability arising from accidents.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(18)	Retained Earnings (Accumulated Deficit)

Retained earnings (accumulated deficit) as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won )
	2006		2005
Other reserve	~~W~~	32,530	35,333
Unappropriated retained earnings (accumulated deficit)		529,904	(901,243)

	~~W~~	562,434	(865,910)

The Bank appropriated as other reserves an amount equal to the legal reserves required for overseas branches in Japan, India and Singapore, in accordance with the Regulations of Japan, India and Singapore.

(19)	Capital Adjustments

Capital adjustments as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won )
	2006		2005
Discount on stock issuance	~~W~~	(11,987)	(1,033)
Loss from disposition of treasury stock (note 20)		(59,317)	(59,317)
Unrealized gain on available-for-sale securities		1,685,689	1,153,273
Unrealized gain on derivatives		—	337
Unrealized gain (loss) on equity method investment securities, net		(37,529)	3,280

	~~W~~	1,576,856	1,096,540

(20)	Loss from Disposition of Treasury Stock

The Bank recorded the difference between acquisition price of shares in formerly Chohung bank (66,363,126 shares at ~~W~~3,067 per share) and market price of Shinhan Financial Group Co., Ltd. shares (8,985,567 shares at ~~W~~16,050 per share) at the time of stock exchange as loss from disposition of treasury stock in capital adjustment.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(21)	Stock Options
(a)	Stock Options Granted by the Bank

The Bank grants stock options to directors and other employees upon resolution at the stockholder’s meeting. The number of stock options granted will be determined based on the relative increase of Shinhan Financial Group Co., Ltd.’s stock price over that of the banking industry and the Bank’s return on equity ratio (ROE). Details of stock options granted as of December 31, 2006 were as follows:

(in Won, except shares)
	2nd grant	3rd grant	4th grant	5th grant
Grant date	March 9, 2001	March 29, 2002	March 28, 2003	March 25, 2004
Options granted	664,000	312,000	165,090	302,350
Exercisable shares	13,951	205,296	147,425	22,350
Type of stock options	Cash-settled options	Cash-settled options	Cash-settled options	Cash-settled options
Exercise price	~~W~~ 5,000	~~W~~ 5,600 - ~~W~~5,860	~~W~~ 5,000 - ~~W~~5,260	~~W~~ 5,000
Vesting period	March 10, 2004 -	March 30, 2004 -	March 29, 2005 -	March 26, 2006 -
	March 9, 2007	March 29, 2007	March 28, 2008	March 25, 2009
     Stock compensations costs calculated as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Total stock compensation costs	~~W~~	365	340
Compensation costs recorded for the year		365	340
Compensation costs to be recorded in subsequent periods		—	—
In prior years when stock options were exercised, the Bank had the option to settle either by issuing shares (“Equity-settled stock option”) or, through payment of the difference between the market price and the exercise price in cash (“Cash-settled stock option”).

In 2005, the Bank has concluded that it would cash settle the remaining stock options. Additionally, for the fair value calculation, the Bank considered a stock exchange ratio of 0.1354 shares in Shinhan Financial Group Co., Ltd. for 1 share in the Bank as the Bank’s shares were delisted from the Korean Stock Exchange on July 2, 2004.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(21) Stock Options, Continued
(b)	Stock Options Granted by Shinhan Financial Group Co., Ltd.

When stock options are exercised, Shinhan Financial Group Co., Ltd. has the option to settle either through grant of shares or, through payment of the difference between the market price and the exercise price in cash.

If cash-settled, the difference between exercise price and the market price on exercise date is assumed by the Bank, for which the Bank recorded the related accrual and stock compensation costs. Details as of December 31, 2006 were as follows:

							(in Won, except shares)
	1st grant		2nd grant		3rd grant		4th grant		5th grant
Grant date	May 22, 2002		May 15, 2003		March 25, 2004		March 30, 2005		March 21, 2006
Options granted initially		727,500		796,700		888,300		1,871,400		2,143,800
Options granted additionally		18,638		32,165		33,300		14,827		2,036
Options forfeited or exercised		312,244		326,393		208,904		319,324		176,210

Options outstanding		433,894		502,472		712,696		1,566,903		1,969,626
Type of stock options	Cash-settled options		Cash-settled options		Cash-settled options		Cash-settled or equity-settled options		Cash-settled or equity-settled options
Exercise price	~~W~~	18,910	~~W~~	11,800	~~W~~	21,595	~~W~~	28,006	~~W~~	38,829

Vesting period	Within four years and after two years from grant date		Within four years and after two years from grant date		Within three years and after two years from grant date		Within four years and after three years from grant date		Within four years and after three years from grant date

Forfeited period	After six years from grant date		After six years from grant date		After five years from grant date		After seven years from grant date		After seven years from grant date

Assumptions used to determine the fair value of options:

Risk-free interest rate		—		—		—		4.06%		5.15%
Expected exercise period		—		—		—	5 years		5 years
Expected stock price volatility		—		—		—		17.92%		13.43%
Expected dividend yield		—		—		—		0%		0%
Expected ratios of no-exercise		—		—		—		0%		0%
Weighted average fair value		—		—		—	~~W~~	11,201	~~W~~	16,668
     Stock compensations costs calculated as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Total stock compensation costs	~~W~~	97,998	10,463
Compensation costs recorded for the year		76,292	3,345
Compensation costs to be recorded in subsequent periods		21,706	7,118

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(22)	General and Administrative Expense

Details of general and administrative expense for the years ended December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Salaries and wages	~~W~~	671,470	451,056
Provision for retirement and severance benefits		90,462	60,766
Other employee benefits		440,475	116,058
Rent		92,953	38,862
Entertainment		10,124	7,919
Depreciation		165,341	94,234
Amortization		746	341
Taxes and dues		62,970	48,422
Advertising		47,671	21,660
Other		312,714	199,590

	~~W~~	1,894,926	1,038,908

(23) Income Taxes
(a)	The Bank is subject to income taxes based on taxable income, which result in the nominal tax rate of 27.5%.

The components of income tax expense for the years ended December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Current income tax expense	~~W~~	476,908	43,203
Changes in deferred tax arising from temporary differences		245,854	333,931
Deferred tax expense adjusted to equity		(211,030)	(437,577)

Income tax expense (benefit)	~~W~~	511,732	(60,443)

(b)	The reconciliation of accounting income and taxable income for the years ended December 31, 2006 and 2005 was as follows:

	(in millions of Won)
	2006		2005
Income before income tax expense (benefit)	~~W~~	1,942,879	696,062
Changes in temporary difference		(958,591)	(1,233,060)
Changes in permanent difference		749,855	1,146,872

Taxable Income	~~W~~	1,734,143	609,874

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(23) Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2006 and 2005 were as follows:

						(in millions of Won)
	2006
	Beginning		Increase					Deferred
	balance		due to			Ending		tax asset/
	(*)		merger	Increase	Decrease	balance		liability
Deductible temporary differences:
Investment in securities	~~W~~	425,067	226,849	101,825	216,119	537,622		147,846
Retirement and severance benefits		106,709	40,624	37,807	3,249	181,891		50,020
Loss from sale of loans		169,560	—	—	169,560	—		—
Stock converted from loans		328,710	294,754	—	75,651	547,813		150,649
Other allowances		271,077	—	237,193	271,077	237,193		65,228
Allowance for losses on guarantees and acceptances		36,501	27,065	—	11,878	51,688		14,214
Loss on derivatives		437,006	475,925	1,273,791	912,931	1,273,791		350,292
Other		614,738	303,624	861,072	672,669	1,106,765		304,361

		2,389,368	1,368,841	2,511,688	2,333,134	3,936,763		1,082,610

Taxable temporary differences:

Accrued income		56,187	134,663	259,020	190,850	259,020		71,231
Equity method investment securities		62,873	74,003	59,135	30,913	165,098		45,402
Unrealized gain on securities		1,153,995	526,796	2,282,205	1,680,790	2,282,206		627,607
Deposit for severance benefit insurance		106,709	30,164	48,268	3,249	181,892		50,020
Gain on derivatives		417,728	568,416	1,352,515	986,145	1,352,514		371,941
Gain on available-for-sale securities		10,577	77,391	28,259	6,407	109,820		30,200

		1,808,069	1,411,433	4,029,402	2,898,354	4,350,550		1,196,401

	~~W~~	581,299	(42,592)	(1,517,714)	(565,220)	(413,787)		(113,791)

Temporary differences not qualified for deferred tax assets or liabilities:
Gain from equity method investment securities								(12,552)
Stock compensation costs								12,104
Other allowance								12,066
Gain on available-for-sale securities								172,517

								(184,135)

Net deferred tax liabilities							~~W~~	(297,926)

(*)	Differences resulting from the finalization of the prior year tax return are reflected in the beginning balance of the current period.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(23) Income Taxes, Continued

					(in millions of Won)
	2005
							Deferred
	Beginning				Ending		tax asset/
	balance (*)		Increase	Decrease	balance		liability
Deductible temporary differences:
Investment in securities	~~W~~	374,872	203,512	153,317	425,067		116,894
Retirement and severance benefits		80,648	27,653	1,592	106,709		29,345
Loss from sale of loans		244,560	22,300	—	266,860		73,387
Stock converted from loans		434,886	—	106,176	328,710		90,395
Allowance for loan losses		268,148	34,905	268,148	34,905		9,599
Other allowances		141,896	209,761	141,896	209,761		57,684
Allowance for losses on guarantees and acceptances		34,435	36,501	34,435	36,501		10,038
Gain on derivatives		18,701	—	18,701	—		—
Other		128,025	563,307	2,967	688,365		189,301

		1,726,171	1,097,939	727,232	2,096,878		576,643

Taxable temporary differences:
Accrued income		96,553	56,182	96,549	56,186		15,451
Investment in securities		45,403	21,060	—	66,463		18,277
Unrealized gain on securities		686,774	1,083,789	179,093	1,591,470		437,655
Retirement insurance		80,648	27,653	1,592	106,709		29,345
Gain on derivatives		398	464	398	464		128
Other		26,215	468,337	22,025	472,527		129,945

		935,991	1,657,485	299,657	2,293,819		630,801

	~~W~~	790,180	(559,546)	427,575	(196,941)		(54,158)

Net loss carry forward		478,817	—	478,817	—		—
Unrealized deferred tax assets(**)							100,029

Net deferred tax liabilities						~~W~~	(154,187)

(*)	Differences resulting from finalization of the prior year tax return are reflected in the beginning balance of the current period.

(**)	Deferred tax assets on temporary differences related to the credit card operation of the Bank was not recognized.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(23) Income Taxes, Continued
(d)	The deferred tax assets and liabilities that were directly charged or credited to capital adjustments as of December 31, 2006 and 2005 as follows:

				(in millions of Won)
	2006			2005
			Deferred Tax		Deferred Tax
	Temporary		Asset	Temporary	Asset
	difference		(Liabilities)	difference	(Liabilities)
Unrealized gain on available-for- sale securities, net	~~W~~	2,325,090	639,400	1,590,722	437,449
Unrealized loss on equity method investment securities, net		(43,892)	(12,070)	—	—
Valuation gain on derivatives		—	—	464	128
Asset revaluation		77,371	21,277	—	—

	~~W~~	2,358,570	648,607	1,591,186	437,577

(e)	The effective income tax rate for year ended December 31, 2006 was 26.34%.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(24)	Earnings Per Share

Earnings per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Earnings per share for the years ended December 31, 2006 and 2005 were computed as follows:

Ordinary income per share in Won:
(in millions of Won, except shares outstanding and ordinary income per share)

	2006		2005
Income before income tax expense (benefit)	~~W~~	1,942,879	696,062
Income tax expense (benefit)		511,732	(60,443)

Net income available for common stock		1,431,147	756,505
Weighted average number of common shares outstanding		1,311,684,720	719,118,429

Earnings per share in Won	~~W~~	1,091	1,052

(25) Dividends
(a)	Dividends for the year ended December 31, 2006 were as follow:

	(share, Won)
Total number of share issued and outstanding		1,505,615,506
Face value per share in Won	~~W~~	5,000
Dividend rate per share		4.00%

Dividend per share in Won	~~W~~	200

(b)	Payout ratios for the year ended December 31, 2006 were calculated as follows:

	(in millions of Won)
Dividends	~~W~~	301,123
Net income		1,431,147

Payout ratios		21.04%

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions
(a)	As of December 31, 2006, parent/subsidiary relationship between the Bank and other companies were as follows:

Name of company	Control relationship
Shinhan Financial Group Co., Ltd. (“SFG”)	Parent company
Shinhan Finance Ltd. (“Shinhan Finance”)	Subsidiary
Shinhan Data System Co., Ltd. (“Shinhan Data System”)	Subsidiary
Shinhan Corporate Restructuring Fund 6th (“‘Shinhan 6th CRV ”)	Subsidiary
Shinhan Corporate Restructuring Fund 7th (“‘Shinhan 7th CRV ”)	Subsidiary
SH Asset Management Co., Ltd. (“SH AMC”)	Subsidiary
Shinhan Asia Ltd. (“Shinhan Asia”)	Subsidiary
Shinhan Bank America (“Shinhan Bank America”)	Subsidiary
Shinhan Bank Europe GmbH (“Shinhan Bank Europe”)	Subsidiary
Shinhan Vina Bank (“Shinhan Vina”)	Subsidiary

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued
(b)	Significant transactions with the related parties for the years ended December 31, 2006 and 2005 were as follows:

				(in millions of Won)
	2006			2005
Related party / Account	Revenue		Expense	Revenue	Expense
Parent company:

SFG
Rent income	~~W~~	3	—	—	—
Interest expense		—	1,498	—	—

		3	1,498	—	—

Other members of SFG:

(formerly) Shinhan Bank
Interest income		—	—	100	—
Gain on derivatives		—	—	19,807	—
Rent income		—	—	19	—
Interest expense		—	—	—	141
Loss on derivatives		—	—	—	16,283
Rent expense		—	—	—	28

		—	—	19,926	16,452

Shinhan Capital Co., Ltd.
Interest income		37	—	94	—
Gain on derivatives		1,449	—	—	—
Rental income		405	—	—	—
Gain on redemption of debentures		—	—	476	—
Interest expense		—	2,895	—	—
Loss on derivatives		—	1,149	—	506

		1,891	4,044	570	506

Shinhan Card Co., Ltd.
Interest income		1,556	—	1,571	—
Commission income		70,051	—	—	—
Rental income		1,731	—	—	—
Interest expense		—	197	—	—
Commission expense		—	661	—	—

		73,338	858	1,571	—

Goodmorning Shinhan Securities Co., Ltd.
Interest income		699	—	70	—
Rental income		650	—	—	—
Commission income		—	—	21	—
Interest expense		—	249	—	185
Rent expense		—	129	—	—

		1,349	378	91	185

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued

				(in millions of Won)
	2006			2005
Related party / Account	Revenue		Expense	Revenue	Expense
SH&C Life Insurance Co., Ltd.
Commission income	~~W~~	12,487	—	26,525	—
Interest expense		—	4	—	2

		12,487	4	26,525	2

Shinhan Credit Information Co., Ltd.
Rental income		85	—	3	—
Commission expense		—	6,951	—	6,968
Interest expense		—	108	—	—

		85	7,059	3	6,968

Shinhan Life Insurance
Interest income		4,202	—	—	—
Rental income		2,052	—	—	—
Commission income		518	—	1,690	—
Gain on derivatives		376	—	—	—
Interest expense		—	940	—	14
Loss on derivatives		—	2,627	—	—
Commission expense		—	586	—	145

		7,148	4,153	1,690	159

Shinhan BNP Paribas Investment Trust Management Co., Ltd.
Commission income		406	—	—	—
Interest expense		—	138	—	52

		406	138	—	52

Jeju Bank
Interest income		127	—	—	—
Interest expense		—	5	—	16

		127	5	—	16

Shinhan Private Equity Inc.
Interest expense		—	714	—	—

Subsidiaries:

SH AMC (formerly CH AMC)
Interest income		—	—	2	—
Commission income		2	—	—	—
Interest expense		—	1,143	—	1,629

		2	1,143	2	1,629

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued

				(in millions of Won)
	2006			2005
Related party / Account	Revenue		Expense	Revenue	Expense
Shinhan Finance
Interest income	~~W~~	3,858	—	—	—
Gain on derivatives		202	—	—	—
Interest expense		—	386	—	—
Loss on derivatives		—	381	—	—

		4,060	767	—	—

Shinhan Asia (formerly Chohung Asia)
Interest income		796	—	2,451	—
Interest expense		—	8,016	—	6,240

		796	8,016	2,451	6,240

Shinhan Bank America (formerly Chohung Bank America)
Interest income		796	—	1,106	—

Shinhan Europe (formerly Chohung Europe)
Interest income		3,642	—	3,911	—
Interest expense		—	6,068	—	4,962

		3,642	6,068	3,911	4,962

Shinhan Macquarie Financial Advisory Co., Ltd.
Interest expense		—	242	—	—

Shinhan CRV 6th
Interest expense		—	1	—	—

Macquarie Shinhan Infrastructure Management Co., Ltd.
Interest expense		—	32	—	—

Shinhan Private Equity
Interest Expense		—	714	—	—

Shinhan Data System
Rental income		118	—	—	—
Interest expense		—	42	—	—
Commission expense		—	10,834	—	—

		118	10,876	—	—

	~~W~~	105,452	45,996	57,846	37,171

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued
(c)	Significant balances with the related parties as of December 31, 2006 and 2005 were as follows:

				(in millions of Won)
	2006			2005
Related party / Account	Assets		Liabilities	Assets	Liabilities
Parent company:

SFG
Deposits	~~W~~	—	2,627	—	—
Security Deposits		—	9,915	—	—
Other liabilities		—	28,847	—	3,494

		—	41,389	—	3,494

Other members of SFG:

(formerly) Shinhan Bank
Derivative assets		—	—	1,218	—
Derivative liabilities		—	—	—	394
Other liabilities		—	—	—	12,644

		—	—	1,218	13,038

Jeju Bank
Loans in foreign currency		2,885	—	—	—
Call loans in foreign currency		10,690	—	—	—
Other assets		87	—	—	—

		13,662	—	—	—

Shinhan Capital Co., Ltd.
Derivative assets		1,449	—	116	—
Deposits		—	51,260	—	—
Other liabilities		—	216	—	—
Security deposits		—	508	—	—
Derivative liabilities		—	—	—	3,524

		1,449	51,984	116	3,524

Shinhan Card Co., Ltd.
Call loans		10,800	—	—	—
Derivative assets		1,634	—	—	—
Other assets		31	—	—	—
Deposits		—	2,237	—	—
Other liabilities		—	6,574	—	—
Security deposits		—	3,306	—	—

		12,465	12,117	—	—

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued

			(in millions of Won)
	2006		2005
Related party / Account	Assets	Liabilities	Assets	Liabilities
Shinhan Credit Information Co., Ltd.
Other liabilities	—	2,645	—	661
Deposits	—	2,674	—	—
Security deposits	—	822	—	—

	—	6,141	—	661

SH&C Life Insurance Co., Ltd.
Other assets	396	—	2,719	—
Deposits in Won	—	2,020	—	532
Deposits in foreign currency	—	70	—	30

	396	2,090	2,719	562

Shinhan Life Insurance
Other assets	1,105	—	1,689	—
Derivative assets	353	—	—	—
Due from banks	—	—	36,101	—
Debentures	—	54,738	—	2,479
Deposits	—	8,070	—	952
Other liabilities	—	104,320	—	3
Security deposits	—	8,320	—	—
Derivative liabilities	—	7	—	—

	1,458	175,455	37,790	3,434

Goodmorning Shinhan Securities Co., Ltd.
Other assets	8,562	—	6	—
Deposits	—	7,866	—	2,219
Deposits for letter of credit and Others	—	—	—	3,058
Other liabilities	—	114	—	44
Security deposits	—	20,573	—	—

	8,562	28,553	6	5,321

Shinhan Private Equity Inc.
Deposits	—	2,996	—	—

Subsidiaries:
SH AMC
Deposits	—	43,052	—	30,775
Other liabilities	—	409	—	286

	—	43,461	—	31,061

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued

			(in millions of Won)
	2006		2005
Related party / Account	Assets	Liabilities	Assets	Liabilities
Shinhan BNP Paribas Investment Trust Management Co., Ltd.
Other assets	133	—	—	—
Deposits	—	4,732	—	—
Other liabilities	—	57	—	—

	133	4,789	—	—

Shinhan Data System Co., Ltd.
Deposits	—	3,311	—	—
Security deposits	—	112	—	—

	—	3,423	—	—

Shinhan Asia
Due from banks in foreign currency	14,267	—	986	—
Loans in foreign currency	28,352	—	63,819	—
Other assets	587	—	421	—
Call loans in foreign currency	19,546	—	—	—
Prepaid expense	87	—	797	—
Deposits in foreign currency	—	12	—	226
Borrowings in foreign currency	—	45,180	—	157,415
Call money	—	8,645	—	—
Other liabilities	—	564	—	957

	62,839	54,401	66,023	158,598

Shinhan Bank America
Due from banks in foreign currency	2,551	—	8,840	—
Loans in foreign currency	—	—	15,195	—

	2,551	—	24,035	—

Shinhan Bank Europe
Due from banks in foreign currency	15,718	—	4,682	—
Loans in foreign currency	47,261	—	128,569	—
Call loans in foreign currency	61,354	—	26,805	—
Borrowings in foreign currency	—	117,823	—	152,292

	124,333	117,823	160,056	152,292

Macquarie Shinhan Infrastructure Management Co., Ltd.
Deposits	—	4,324	—	—

Daewoo Capital Co., Ltd.
Deposits	—	277	—	—

Shinhan Macquarie Financial Advisory Co., Ltd.
Deposits	—	8,510	—	—
Other liabilities	—	26	—	—

	—	8,536	—	—

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued

				(in millions of Won)
	2006			2005
Related party / Account	Assets		Liabilities	Assets	Liabilities
Shinhan CRV 6th
Deposits		—	162	—	—

Shinhan CRV 8th
Deposits		—	9,404	—	—

	~~W~~	227,848	567,325	291,963	371,985

(d)	Details of compensation paid to certain employees at the management level for the year ended December 31, 2006 were as follows:

	(in millions of Won)
	Total
	compensation
Salaries	~~W~~	10,059
Retirement compensation		562
Stock compensation costs		13,645

	~~W~~	24,266

(e)	Guarantees and acceptances provided to the related parties as of December 31, 2006 and 2005 were as follows:

			(in millions of Won)
Provider	Debtor	Account	2006		2005
The Bank	Shinhan Asia	Guarantees for letter of credit	~~W~~	511	3,596
”	Shinhan Capital Co., Ltd.	Guarantees for letter of credit		3,017	—
”	Shinhan Card Co., Ltd.	Guarantees in foreign currency		465	—

			~~W~~	3,993	3,596

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(26) Related Party Transactions, Continued
(f)	Details of investment in the related parties as of December 31, 2006 were as follows:

		(in millions of Won)
Related party	Ownership (%)	Fair value		Book value
Subsidiaries:
Shinhan Finance	100.00	~~W~~	78,171	78,171
Shinhan Asia	99.99		43,013	43,013
Shinhan Data System	100.00		3,028	3,028
SH AMC	79.77		72,248	72,248
Shinhan Bank America	100.00		60,761	60,761
Shinhan Bank Europe	100.00		35,233	35,233
Shinhan 6th CRV	60.00		706	706
Shinhan 7th CRV	58.82		5,174	5,173
Shinhan 8th CRV	14.49		11,079	11,079

Equity method investees:

Daewoo Capital Co., Ltd.	14.79		70,836	45,837
Macquarie Shinhan Infrastructure Management Co., Ltd.	14.00		946	946
Shinhan Vina	50.00		13,882	13,882
Shinhan National Pension Service PEF 1st	26.67		37,202	37,202

		~~W~~	432,279	407,279

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(27) Derivatives
(a)	Details of the notional amounts of unsettled derivative instruments as of December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006
	Purpose of transactions
	Trading		Hedge	Total
Currency related:

Forwards	~~W~~	22,194,084	—	22,194,084
Swaps		14,819,698	—	14,819,698
Options bought		4,690,519	—	4,690,519
Options sold		2,906,867	—	2,906,867

		44,611,168	—	44,611,168

Interest rate related:

Futures sold		784,882	—	784,882
Futures bought		64,950	—	64,950
Options		957,982	—	957,982
Swaps		45,837,524	9,549,661	55,387,185

		47,645,338	9,549,661	57,194,999

Stock price index related:

Options bought		15,395	—	15,395
Options sold		48,413	—	48,413
Futures bought		5,417	—	5,417
Swaps		725,127	—	725,127

		794,352	—	794,352

Commodity related:
Other		35,152	—	35,152

	~~W~~	93,086,010	9,549,661	102,635,671

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(27) Derivatives, Continued

	(in millions of Won)
	2005
	Purpose of transactions
	Trading		Hedge	Total
Currency related:

Forwards	~~W~~	26,933,551	—	26,933,551
Futures		130,424	—	130,424
Swaps		4,903,201	749,620	5,652,821
Options bought		1,397,723	—	1,397,723
Options sold		1,475,300	—	1,475,300

		34,840,199	749,620	35,589,819

Interest rate related:

Futures sold		42,079	—	42,079
Swaps		10,318,173	657,800	10,975,973

		10,360,252	657,800	11,018,052

Stock price index related:

Options bought		142,494	—	142,494
Options sold		141,409	—	141,409

		283,903	—	283,903

Commodity related:
Gold indexed options bought		87,170	—	87,170
Gold indexed options sold		87,170	—	87,170
Gold swaps		157	—	157

		174,497	—	174,497

	~~W~~	45,658,851	1,407,420	47,066,271

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(27) Derivatives, Continued
(b)	Details of valuation of trading and fair value hedging derivative instruments as of December 31, 2006 and 2005 were as follows:

				(in millions of Won)
	2006
	Valuation gain (losses)				Fair value
	Trading		Hedge	Total	Assets	Liabilities
Currency related:

Forwards	~~W~~	(158,647)	—	(158,647)	232,757	393,746
Swaps		182,079	—	182,079	662,358	314,421
Options		9,440	—	9,440	32,839	64,634

		32,872	—	32,872	927,954	772,801

Interest rate related:

Swaps		(56,511)	(41,909)	(98,420)	289,626	468,445
Options		185	—	185	2,809	3,345

		(56,326)	(41,909)	(98,235)	292,435	471,790

Stock price index related:

Swaps		1,104	—	1,104	56,334	56,212
Options		(888)	—	(888)	197	2,609

		216	—	216	56,531	58,821

Other derivatives:

Commodity Swaps		27	—	—	87	87

	~~W~~	(23,211)	(41,909)	(65,147)	1,277,007	1,303,499

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(27) Derivatives, Continued

					(in millions of Won)
	2005
	Valuation gain (losses)				Fair value
	Trading		Hedge	Total	Assets	Liabilities
Currency related:
Forwards	~~W~~	22,086	—	22,086	262,981	279,060
Swaps		3,591	(8,696)	(5,105)	93,711	93,447
Options bought		(5,675)	—	(5,675)	11,703	—
Options sold		5,185	—	5,185	—	19,198

		25,187	(8,696)	16,491	368,395	391,705

Interest rate related:
Swaps		2,475	(17,036)	(14,561)	45,320	66,863

Stock price index related:
Options bought		(330)	—	(330)	2,848	—
Options sold		894	—	894	—	2,850

		564	—	564	2,848	2,850

Commodity related:
Gold swaps		(5)	—	(5)	—	5

	~~W~~	28,221	(25,732)	2,489	416,563	461,423

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(28) Commitments and Contingencies
(a)	Litigation

As of December 31, 2006, the Bank was involved in 212 pending lawsuits as a defendant (total claim amount: ~~W~~244,914million). As of December 31, 2006, the Bank recorded a provision of ~~W~~20,827million in respect to these lawsuits in other allowances included in other liabilities. The Bank’s management expects that the ultimate losses as a result of these lawsuits would not have a significant effect on the Bank’s financial position.

(b)	Commitments and endorsed bills

Details of commitments and endorsed bills as of December 31, 2006 were as follows :

	(in millions of Won)
Guarantees and acceptances outstanding	~~W~~	3,899,003
Contingent guarantees and acceptances		2,953,044
Loan commitments		65,273,051
Endorsed bills		7,279,473
(c)	Subsidy for trust accounts

As of December 31, 2006, the Bank had guaranteed repayment of principal and, in certain cases, minimum interest earnings on trust account assets under management amounting to ~~W~~3,317,837 million. The Bank recognized ~~W~~68million of subsidy for trust accounts as loss from trust management in non-interest expense for the year ended December 31, 2006. Additional losses may be recorded based upon future performance of these guaranteed trust accounts.

(d)	Credit enhancement provided to Special Purpose Companies (“SPCs”)

With respect to disposition of non-performing loans to CHB NPL 1st SPC, the Bank had provided ~~W~~90,000 million subject to recourse as credit enhancement and ~~W~~40,000 million of government and public bonds as collateral. Additionally, the Bank had provided ~~W~~16,000 million subject to recourse as credit enhancement in relation to disposition of non-performing loans to CHB NPL 2004 1st SPC.

(e)	Loans sold under repurchase agreements to Korea Asset Management Corporation

The Bank repurchased loans which were transferred to the Korea Asset Management Corporation (KAMCO) in previous periods. In addition, as of December 31, 2006, the Bank had outstanding loans, which are subject to repurchase if certain conditions are met, amounting to ~~W~~11,029 million. In relation to these outstanding loans, the Bank recorded ~~W~~268 million of provision as other allowances. However, additional gains or losses will be recorded upon repurchase of or settlement of the loans by KAMCO in accordance with the recourse provisions.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(28) Commitments and Contingencies, Continued
(f)	Credit-linked Derivatives

Details of credit-linked derivatives held by the Bank as of December 31, 2006 were as follows:

					(in millions of Won)
	Credit Guarantees Contracts Sold			Credit Guarantees Contracts Bought
	Overseas	Domestic	Total	Overseas	Domestic	Total
Credit Linked Notes	—	18,592	18,592	—	—	—
Debt Obligation+FTD CDS	9,296	—	9,296	—	—	—
Synthetic Collateralized Debt Obligation	65,072	—	65,072	—	—	—
Credit Default Swap	18,592	—	18,592	—	278,880	278,880
KTB Swap	—	765,755	765,755	—	—	—
CDS on CDO	18,592	—	18,592	—	—	—

Total	111,552	784,347	895,899	—	278,880	278,880

The Bank transfers risk of loss arising from the credit risk of the respective issuer which is guaranteed by the counterparty for a maximum amount of US$300,000 thousand through guarantees contracts bought.
With regard to guarantees contracts sold, the Bank accepts risk of loss due to the credit risk of the respective issuer and recorded ~~W~~6,721 million of allowance for guarantees sold.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(29) Statements of Cash Flows
(a)	Cash and cash equivalents as of December 31, 2006 in the non-consolidated statements of cash flows were equivalent to cash and due from banks on the non-consolidated balance sheets.

(b)	Significant transactions not involving cash inflows or outflows for the years ended December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Unrealized gain on available-for-sale securities recorded as capital adjustments	~~W~~	208,239	1,083,041
Unrealized gain (loss) on equity method investment securities recorded as capital adjustments		(44,321)	7,580
Loans converted into available-for-sale securities resulting from debt-to-equity conversion		2,366	22,057
Unrealized gain on available-for-sale securities charged with deferred tax liabilities		57,266	437,449
Loan write-offs and allowance related to loans sold		269,002	—
Increase in capital stock resulting from the merger (notes 35)		4,091,532	—
Decrease in capital stock due to the spin-off (note 34)		170,000	—

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(30) Information on Business Divisions
(a)	Business divisions

The Bank has the following business divisions as of December 31, 2006:

Functional information by business units:

Description	Area of business
Retail banking	Loans to or deposits from individual customers or households

Corporate banking	Loans to or deposits from corporations including small and medium sized companies

Treasury and investment banking group	Internal asset and liabilities management, trading of securities and derivatives, investment portfolio management and other related business/ Overseas subsidiaries and branches operations and other international business

Institutional banking group	Loans to or deposits from hospitals, airports and schools

Private banking group	Comprehensive financial asset management services

Other	Administration of bank operations
     Financial information by division:

			(in millions of Won)
	Income before
	provision for
	loan losses(*)		Loans	Securities
Retail banking	~~W~~	1,149,472	58,378,659	—
Corporate banking		504,366	32,565,703	27,800
Treasury and investment banking group		264,473	14,605,045	912,482
Institutional banking group		261,134	4,422,939	—
Private banking group		29,016	318,517	—
Other		268,325	4,088,760	22,719,902

	~~W~~	2,476,786	114,379,623	23,660,184

(b)	Financial information by geographical location

The Bank principally operates in the Republic of Korea, and its business can be divided into domestic and overseas segments. Details of the financial information by geographical market for the year ended December 31, 2006 were as follows:

			(in millions of Won)
	Domestic		Overseas	Total
Operating revenue(*)	~~W~~	12,520,597	412,840	12,933,437
Operating income(*)		1,317,081	72,402	1,389,483
Loans		112,539,800	1,839,823	114,379,623
Securities		23,016,753	643,431	23,660,184

(*)	Based on presentation in the Korean language non-consolidated financial statements.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(31) Cash Management Assets
     Cash Management Assets as of December 31, 2006 and 2005 consisted of the following:

	(in millions of Won)
	2006		2005
Bills discounted	~~W~~	435,150	485,200
Securities		171,409	124,650

	~~W~~	606,559	609,850

(32) Financial Performance
     Financial performance for the quarters ended December 31, 2006 and 2005 were as follows:
(in millions of Won, except earnings per share)

	Quarter ended		Quarter ended
	December 31, 2006		December 31, 2005
Operating revenue(*)	~~W~~	3,805,632	1,675,564
Operating income (*)		230,029	149,738
Net income		249,130	219,473
Net earnings per share in Won		143	305

(*)	Based on presentation in the Korean language non-consolidated financial statements.
(33) Value added tax
Items included in general and administrative expense necessary to calculate value added tax for the years ended December 31, 2006 and 2005 were as follows:

	(in millions of Won)
	2006		2005
Salary expense	~~W~~	671,470	451,056
Provision for retirement and severance benefit		90,462	60,766
Other employee benefits		440,475	116,058
Rent expense		92,953	38,862
Depreciation		165,341	94,234
Taxes and dues		62,970	48,422

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(34) Spin-off the Credit Card Division
According to the split-merger agreement dated December 30, 2005 between Chohung Bank and Shinhan Card Co., Ltd. and the approval by the respective shareholders of Chohung Bank and Shinhan Card Co., Ltd. on February 15, 2006, the credit card division of Chohung Bank was merged with Shinhan Card Co., Ltd. on April 1, 2006. Shinhan Card Co., Ltd. issued 41,207,856 shares of common stock in consideration (0.980941772 shares in consideration for 1 share of Chohung Bank).
The Company transferred all assets, liabilities and stockholder’s equity at book value in the amount of ~~W~~1,967,701 million, ~~W~~1,784,007 million and ~~W~~13,694 million, respectively. The details of the condensed balance sheet of the credit card division at April 1, 2006 were as follows:

	(in millions of Won)
Assets:

Available-for-sale securities	~~W~~	24,730
Credit card accounts		2,034,912
Allowance for loan losses		(124,497)
Property and equipment, net of accumulated depreciation		5,037
Other assets		27,519

	~~W~~	1,967,701

Liabilities:

Debentures	~~W~~	1,690,000
Other liabilities		94,007

		1,784,007

Stockholders’ equity:

Capital stock		210,042
Capital surplus		(40,042)
Capital adjustments		13,694

		183,694

	~~W~~	1,967,701

(35) Merger with Shinhan Bank
(a)	Merger

According to the merger agreement dated December 30, 2005 between Chohung Bank and Shinhan Bank and the approval by the respective shareholders of Chohung Bank and Shinhan Bank on February 15, 2006, Shinhan Bank merged with Chohung Bank (excluding the card division of Chohung Bank) with Chohung Bank as the surviving legal entity. In connection with the merger, Chohung Bank issued 828,505,540 shares of common stock in consideration (3.867799182 shares in consideration for 1 share of Shinhan Bank). After the merger, Chohung Bank changed its name to Shinhan Bank.

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(35) Merger with Shinhan Bank, Continued
(b)	General information of Shinhan Bank prior to the merger with Chohung Bank

Shinhan Bank was incorporated on September 15, 1981 under the General Banking Act of the Republic of Korea to engage in commercial banking and trust business. As of the merger date, April 1, 2006, the capital stock of Shinhan Bank amounted to ~~W~~1,224,034 million, it had 409 domestic and overseas branches and 162 automated teller machine locations.

The shares of Shinhan Bank were transferred in their entirety to Shinhan Financial Group Co., Ltd. on September 1, 2001 and it became a wholly-owned subsidiary of Shinhan Financial Group Co., Ltd. As a result, Shinhan Bank was delisted from the Korea Stock Exchange on September 10, 2001.

(c)	Condensed financial statements

The condensed financial statements of Chohung Bank and Shinhan Bank as of December 31, 2005 and April 1, 2006 were as follows:

Condensed balance sheets:

				(in millions of Won)
	As of December 31, 2005			As of April 1, 2006
	Formerly		Formerly	Formerly	Formerly
	Shinhan Bank		Chohung Bank	Shinhan Bank	Chohung Bank
Assets:

Cash and due from banks	~~W~~	3,286,458	3,526,654	3,861,542	2,459,202
Securities		13,289,065	10,644,933	14,021,292	10,512,399
Loans		55,191,023	44,648,308	56,189,094	44,719,073
Fixed assets		675,937	1,233,314	685,194	1,239,110
Other assets		3,199,485	6,556,317	3,686,087	9,113,240

	~~W~~	75,641,968	66,609,526	78,443,209	68,043,024

Liabilities:

Deposits	~~W~~	43,996,904	41,404,814	43,700,733	38,789,273
Borrowings		9,096,330	5,788,793	9,848,839	5,427,874
Debentures		12,327,937	7,848,891	13,652,818	8,528,879
Other liabilities		5,621,329	7,740,806	6,779,595	11,353,280

		71,042,500	62,783,304	73,981,985	64,099,306

Stockholders’ equity:

Capital stock		1,224,034	3,595,592	1,224,034	3,595,592
Capital surplus		796,531	—	796,531	—
Retained earnings		2,271,756	(865,910)	2,070,967	(669,272)
Capital adjustments		307,147	1,096,540	369,692	1,017,398

		4,599,468	3,826,222	4,461,224	3,943,718

	~~W~~	75,641,968	66,609,526	78,443,209	68,043,024

SHINHAN BANK (FORMERLY CHOHUNG BANK)
Notes to Non-Consolidated Financial Statements
December 31, 2006 and 2005
(35) Merger with Shinhan Bank, Continued
     Condensed statements of income:

				(in millions of Won)
	For the year ended December 31,			For the three-month period ended
	2005			April 1, 2006
	Formerly		Formerly	Formerly	Formerly
	Shinhan Bank		Chohung Bank	Shinhan Bank	Chohung Bank
Operating income	~~W~~	6,163,895	7,310,666	1,934,566	2,383,889
Operating expense		5,223,326	6,667,084	1,616,883	2,131,549

Net operating income		940,569	643,582	317,683	252,340
Other income		229,790	412,727	53,094	19,755
Other expense		104,381	360,247	3,752	24,078

Ordinary income		1,065,978	696,062	367,025	248,017
Extraordinary gain		—	—	—	—

Income before income taxes		1,065,978	696,062	367,025	248,017
Income tax expense (benefit)		291,556	(60,443)	138,926	47,152

Net income	~~W~~	774,422	756,505	228,099	200,865

Independent Accountants’ Review Report on Internal Accounting Control System
English translation of a Report Originally Issued in Korean
To the President of
Shinhan Bank:
We have reviewed the accompanying Report on the Operations of Internal Accounting Control System (“IACS”) of Shinhan Bank (the “Company”) as of December 31, 2006. The Company’s management is responsible for designing and maintaining effective IACS and for its assessment of the effectiveness of IACS. Our responsibility is to review management’s assessment and issue a report based on our review. In the accompanying report of management’s assessment of IACS, the Company’s management stated: “Based on the assessment of the operations of the IACS, the Bank’s IACS has been effectively designed and is operating as of December 31, 2006, in all material respects, in accordance with the U.S. COSO Framework and IACS Framework issued by the U.S. COSO and the Internal Accounting Control System Operation Committee, respectively.”
We conducted our review in accordance with IACS Review Standards. The Standard require that we plan and perform the review to obtain assurance of a level less than that of an audit as to whether Report on the Operations of Internal Accounting Control System is free of material misstatement. Our review consists principally of obtaining an understanding of the Bank’s IACS, inquiries of company personnel about the details of the report, and tracing to related documents we considered necessary in the circumstances. We have not performed an audit and, accordingly, we do not express an audit opinion.
A company’s IACS is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, however, IACS may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Based on our review, nothing has come to our attention that Report on the Operations of Internal Accounting Control System as of December 31, 2006 is not prepared in all material respects, in accordance with IACS issued by the Internal Accounting Control System Operation Committee.
This report applies to the Bank’s IACS in existence as of December 31, 2006. We did not review the Bank’s IACS subsequent to December 31, 2006. This report has been prepared for Korean regulatory purposes, pursuant to the External Audit Law, and may not be appropriate for other purposes or for other users.
KPMG Samgong Accounting Corp.
Seoul, Korea
February 15, 2007
Notice to Readers
This report is annexed in relation to the audit of the non-consolidated financial statements as of and for the year ended December 31, 2006 and the review of internal accounting control system pursuant to Article 2-3 of the Act on External Audit for Stock Companies of the Republic of Korea.

Report on the Operations of Internal Accounting Control System
To the Board of Directors and Internal Audit Committee of Shinhan Bank
and the President of Shinhan Financial Group Co., Ltd.:
I, as the Internal Accounting Control Officer (“IACO”) of Shinhan Bank, (the “Bank”), have assessed the status of the design and operations of the Bank’s internal accounting control system (“IACS”) for the year ended December 31, 2006.
The Bank’s management including IACO is responsible for the design and operations of its IACS. I, as the IACO, have assessed whether the IACS has been effectively designed and is operating to prevent and detect any error or fraud which may cause any misstatement of the financial statements, for the purpose of establishing the reliability of financial reporting and the preparation of financial statements for external purposes. I, as the IACO, applied the U.S. COSO (Committee of Sponsoring Organizations of the Treadway Commission) Framework and IACS Framework for the assessment of design and operations of the IACS.
Based on the assessment of the operations of the IACS, the Bank’s IACS has been effectively designed and is operating as of December 31, 2006, in all material respects, in accordance with the U.S. COSO Framework and IACS Framework issued by the U.S. COSO and the Internal Accounting Control System Operation Committee, respectively.
Shin, Sang Hoon, Chief Executive Officer and President
Choi, Sang Woon, Internal Accounting Control Officer
February 8, 2007
This report has been translated into English from Korean language report enclosed.

(Appendix 10)

CHOHUNG BANK
Non-Consolidated Financial Statements
December 31, 2005 and 2004
(With Independent Auditors Report Thereon)

Independent Auditors’ Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholder
Chohung Bank:
We have audited the accompanying non-consolidated balance sheets of Chohung Bank (the “Bank”) as of December 31, 2005 and 2004 and the related non-consolidated statements of income, disposition of accumulated deficits and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2005 and 2004, and the results of its operations, the change in its accumulated deficits, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying non-consolidated financial statements as of and for the years ended December 31, 2005 and 2004 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the non-consolidated financial statements expressed in Korean Won have been translated into dollars on the basis set forth in note 2(b) to the non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in note 2(a) to the non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

As discussed in Note 31 to the non-consolidated financial statements, on December 30, 2005, the Bank reached an agreement to merge Shinhan Bank with the merge ratio of 1:3.8678. Under the terms of the agreement, the merger will be consummated on April 1, 2006 and the newly merged bank will change its name to Shinhan Bank. Additionally, on December 30, 2005, the Bank entered into an agreement to spin off its credit card operation and merge with Shinhan Card Co., Ltd. Each share of the Bank will converted into 0.9809 shares of Shinhan Card Co., Ltd. on April 1, 2006.

KPMG Samjong Accounting Corp.
Seoul, Korea
February 3, 2006

This report is effective as of February 3, 2006, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

CHOHUNG BANK
Non-Consolidated Balance Sheets
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Assets
Cash and due from banks (notes 3, 14, 16 and 23)	~~W~~	3,526,654	2,750,946	$3,481,396	2,715,643
Securities (notes 4, 14, 15 and 23)		10,644,933	11,499,243	10,508,325	11,351,671
Loans (notes 5, 14 and 23)		44,648,308	41,586,846	44,075,329	41,053,155
Fixed assets (notes 6, 15 and 16)		1,233,314	1,252,573	1,217,486	1,236,499
Other assets (notes 7, 14 and 23)		6,556,317	8,299,492	6,472,179	8,192,983

	~~W~~	66,609,526	65,389,100	$65,754,715	64,549,951

Liabilities and Stockholder’s equity

Liabilities:

Deposits (notes 8, 14, and 23)	~~W~~	41,404,814	41,313,073	40,873,459	40,782,895
Borrowings (notes 9, 14 and 23)		5,788,793	5,057,559	5,714,505	4,992,654
Debentures (notes 10, 14 and 23)		7,848,891	7,115,575	7,748,165	7,024,260
Retirement and severance benefits (note 11)		70,809	51,827	69,900	51,162
Other liabilities (notes 12, 14, 23 and 26)		7,669,997	9,240,138	7,571,567	9,121,558

Total liabilities		62,783,304	62,778,172	61,977,596	61,972,529

Stockholder’s equity:

Common stock of W5,000 par value		3,595,592	3,595,592	3,549,449	3,549,449
Authorized - 2,000,000,000 shares Issued - 719,118,429 shares
Accumulated deficits (note 17)		(865,910)	(1,620,607)	(854,798)	(1,599,810)
Capital adjustments (notes 18 and 19)		1,096,540	635,943	1,082,468	627,783

Total stockholder’s equity		3,826,222	2,610,928	3,777,119	2,577,422

Commitments and contingencies (note 29)

	~~W~~	66,609,526	65,389,100	$65,754,715	64,549,951

See accompanying notes to non-consolidated financial statements.

CHOHUNG BANK
Non-Consolidated Statements of Income
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Interest and dividend income: (note 25)

Interest on due from banks	~~W~~	23,618	5,392	$23,315	5,323
Interest and dividends on securities		416,011	417,591	410,672	412,232
Interest on loans		3,145,393	3,282,438	3,105,028	3,240,314
Other		22,991	18,201	22,696	17,967

		3,608,013	3,723,622	3,561,711	3,675,836
Interest expense: (note 25)

Interest on deposits		1,001,198	1,154,628	988,349	1,139,810
Interest on borrowings		174,811	130,942	172,568	129,262
Interest on debentures		322,507	334,990	318,368	330,691
Other		15,964	28,292	15,759	27,929

		1,514,480	1,648,852	1,495,044	1,627,692

Net interest income		2,093,533	2,074,770	2,066,667	2,048,144

Provision for loan losses		510,497	1,062,446	503,946	1,048,811

Net interest income after provision for loan losses		1,583,036	1,012,324	1,562,721	999,333

Non-interest income:

Fees and commission income (note 23)		397,954	305,288	392,847	301,370
Unrealized gain on trading securities		876	3,337	865	3,294
Realized gain from disposition of trading securities		13,748	52,664	13,572	51,988
Realized gain from disposition of available-for-sale securities		201,686	31,356	199,098	30,954
Reversal of impairment loss on available-for-sale securities		13,103	147	12,935	145
Gain from equity method		21,030	14,337	20,760	14,153
Gain from disposition of loans		10,357	23,975	10,224	23,667
Gain from trust management		41,739	48,306	41,203	47,686
Gain on foreign currency transactions		419,644	345,461	414,259	341,028
Gain on derivatives		2,796,708	2,262,491	2,760,817	2,233,456
Others		183,965	175,745	181,604	173,490

		4,100,810	3,263,107	4,048,184	3,221,231

CHOHUNG BANK
Non-Consolidated Statements of Income, Continued
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Non-interest expenses:

Fees and commission expense (note 23)		153,308	136,073	151,341	134,327
General and administrative expenses (note 20)		1,038,908	960,853	1,025,575	948,522
Unrealized loss on trading securities		504	317	497	313
Realized loss from disposition of trading securities		63,524	6,558	62,709	6,474
Realized loss from disposition of available-for-sale securities		23,946	382	23,639	377
Impairment loss on available-for-sale securities		175,488	52,890	173,236	52,211
Loss from disposition of loans		737	57,140	727	56,407
Loss on foreign currency transactions		428,057	229,670	422,564	226,723
Loss from trust management		102	—	101	—
Contribution to Credit Guarantee Fund		50,917	51,840	50,264	51,175
Loss on derivatives		2,670,269	2,290,133	2,636,001	2,260,743
Others (note 11)		382,024	221,839	377,121	218,992

		4,987,784	4,007,695	4,923,775	3,956,264

Net Non-Interest loss		(886,974)	(744,588)	(875,591)	(735,033)

Ordinary income		696,062	267,736	687,130	264,300

Extraordinary gain (loss)		—	—	—	—

Earnings before income taxes		696,062	267,736	687,130	264,300

Income taxes (note 21)		(60,443)	2,498	(59,667)	2,466

Net earnings	~~W~~	756,505	265,238	$746,797	261,834

Ordinary income per share in Won and U.S. dollars (note 22)	~~W~~	1,052	369	$1.04	0.36

Net earnings per share in Won and U.S. dollars (note 22)	~~W~~	1,052	369	$1.04	0.36

See accompanying notes to non-consolidated financial statements.

CHOHUNG BANK
Non-Consolidated Statements of Disposition of Accumulated Deficits
For the years ended December 31, 2005 and 2004
Date of Disposition for 2005: March 21, 2006
Date of Disposition for 2004: March 30, 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Undisposed accumulated deficits:

Balance at beginning of year	~~W~~	(1,644,029)	(1,905,362)	$(1,622,931)	(1,880,910)
Changes in retained earnings of subsidiaries		31	2,736	31	2,701
Other reserves in foreign branches		(13,750)	(6,641)	(13,574)	(6,556)
Net income		756,505	265,238	746,797	261,834

		(901,243)	(1,644,029)	(889,677)	(1,622,931)

Disposition of accumulated deficits		—	—	—	—

Undisposed accumulated deficits deficits to be carried over to subsequent year	~~W~~	(901,243)	(1,644,029)	$(889,677)	(1,622,931)

See accompanying notes to non-consolidated financial statements.

CHOHUNG BANK
Non-Consolidated Statements of Cash Flows
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from operating activities:

Net income	~~W~~	756,505	265,238	$746,797	261,834

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization expense		94,575	96,716	93,362	95,475
Provision for loan losses		510,497	1,062,446	503,946	1,048,811
Provision for retirement and severance benefits		60,766	54,060	59,986	53,366
Unrealized gain on trading securities, net		(372)	(3,020)	(368)	(2,981)
Realized gain from disposition of available-for-sale securities, net		(177,740)	(30,974)	(175,459)	(30,577)
Impairment loss on available-for-sale securities		175,488	52,890	173,236	52,211
Reversal of impairment loss on available-for-sale securities		(13,103)	(147)	(12,935)	(145)
Gain on equity method, net		(21,030)	(14,337)	(20,760)	(14,153)
Loss (gain) from disposition of loans, net		(9,620)	33,165	(9,497)	32,740
Loss (gain) on derivatives, net		(126,439)	27,642	(124,816)	27,287
Gain from foreign currency transactions, net		(108,034)	(81,629)	(106,648)	(80,581)
Changes in assets and liabilities:
Decrease (increase) in trading securities		1,880,923	(1,110,329)	1,856,785	(1,096,080)
Decrease (increase) in other assets		(31,509)	28,891	(31,105)	28,520
Decrease in other liabilities		(77,288)	(35,336)	(76,296)	(34,882)
Retirement and severance benefits paid		(17,305)	(2,223)	(17,083)	(2,194)
Decrease in deposit for severance benefit insurance		(24,453)	(33,035)	(24,139)	(32,611)
Others, net		50,873	89,674	50,220	88,523

Net cash provided by operating activities		2,922,734	399,692	2,885,226	394,563

Cash flows from investing activities:

Cash provided by investing activities:

Decrease in securities		5,521,857	3,620,490	5,450,994	3,574,028
Decrease in loans		456,850	1,239,090	450,988	1,223,188
Collection of written-off loans		189,416	214,569	186,985	211,815
Decrease in fixed assets		53,401	15,385	52,716	15,187
Decrease in other assets		5,896,052	1,573,934	5,820,386	1,553,736

		12,117,576	6,663,468	11,962,069	6,577,954

CHOHUNG BANK
Non-Consolidated Statements of Cash Flows, Continued
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash used in investing activities:

Increase in securities		(5,599,041)	(4,135,132)	(5,527,188)	(4,082,065)
Increase in loans		(4,121,397)	(1,399,322)	(4,068,506)	(1,381,363)
Increase in fixed assets		(126,387)	(91,285)	(124,765)	(90,114)
Increase in other assets		(1,564,895)	(3,205,541)	(1,544,812)	(3,164,404)
Decrease in other liabilities		(3,181,077)	(1,442,759)	(3,140,254)	(1,424,244)

		(14,592,797)	(10,274,039)	(14,405,525)	(10,142,190)

Net cash used in investing activities		(2,475,221)	(3,610,571)	(2,443,456)	(3,564,236)

Cash flows from financing activities:

Cash provided by financing activities:

Increase in deposits		689,381	1,625,922	680,534	1,605,056
Increase in borrowings		1,828,483	3,561,624	1,805,018	3,515,917
Increase in debentures		5,503,347	4,251,881	5,432,722	4,197,316
Increase in other liabilities		1,231,804	3,373,820	1,215,996	3,330,523

		9,253,015	12,813,247	9,134,270	12,648,812

Cash used in financing activities:

Decrease in deposits		(597,640)	(342,941)	(589,970)	(338,540)
Decrease in borrowings		(1,001,364)	(4,215,883)	(988,514)	(4,161,780)
Decrease in debentures		(4,801,650)	(3,526,220)	(4,740,029)	(3,480,967)
Decrease in other liabilities		(2,524,166)	(317,016)	(2,491,774)	(312,947)

		(8,924,820)	(8,402,060)	(8,810,287)	(8,294,234)

Net cash provided by financing activities		328,195	4,411,187	323,983	4,354,578

Net increase in cash		775,708	1,200,308	765,753	1,184,905

Cash and due from banks at beginning of year		2,750,946	1,550,638	2,715,643	1,530,738

Cash and due from banks at end of year	~~W~~	3,526,654	2,750,946	$3,481,396	2,715,643

See accompanying notes to non-consolidated financial statements.

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements
December 31, 2005 and 2004
(1)	Description of the Bank

Chohung Bank (“the Bank”) was established on October 1, 1943 through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations.

On June 3, 1956, the shares of Chohung Bank were listed on the Korea Stock Exchange. The Bank acquired Chungbuk Bank and Kangwon Bank on April 30, 1999 and September 11, 1999, respectively.

On August 19, 2003, Shinhan Financial Group Co., Ltd. acquired 80.04% of the total outstanding shares in the Bank from Korea Deposit Insurance Corporation and on June 22, 2004, additionally acquired the remaining shares through a tender offer and share exchange. As a result, the Bank became a wholly owned subsidiary of the Shinhan Financial Group Co., Ltd., and the Bank’s stock was delisted from the Korea Stock Exchange as of July 2, 2004.

As of December 31, 2005, the Bank operates through 454 domestic branches, 83 depositary offices, and 4 overseas subsidiaries, additionally, capital stock of the Bank amounts to W3,595,592 million and its issued and outstanding shares are 719,118,429 shares.

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Financial Statements Presentation

The Bank maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying non-consolidated financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Bank, and do not include the accounts of any of its subsidiaries.

(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,013.00 to US$1, the basic exchange rate on December 31, 2005. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

2

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(c)	Application of the Statements of Korean Financial Accounting Standards

The Bank has adopted Statements of Korea Accounting Standards (the “SKAS”) No. 16 (“Income Taxes of Accounting”) and No. 17 (“Provision, Contingent Liabilities and Contingent Assets”), effective from the first fiscal year beginning after December 31, 2004. As a result, stockholder’s equity decreased and total liabilities increased by W437,577 million, as of December 31, 2005; however, such adoptions do not affect on net income of the Bank.

(d)	Investments in Securities

Upon acquisition, the Bank classifies certain debt and equity securities into one of the three categories: held-to-maturity, available-for-sale, or trading securities and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. All securities are initially recorded at acquisition cost plus incidental expenses determined by the individual moving average method (the specified identification method for debt securities).

Trading securities are carried at fair value, with unrealized holding gains and losses included in income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Non-marketable equity securities are stated at acquisition cost on the financial statements if the fair value of the securities is not reliably determinable. Non-marketable beneficiary certificates are recorded at the fair value using the standard trading yield rate determined by fund management companies.

(e)	Equity Method Investment Securities

Equity securities held for investment in companies in which the Bank is able to exercise significant control over the investees (pursuant to the Korean Banking Act, if the Bank holds 15 % or more of the issued shares, the Bank is considered being able to exercise significant control) are accounted for using the equity method.

Under the equity method, the Bank’s initial investment is recognized at cost and is subsequently increased or decreased to reflect the changes in the Bank’s share of the net assets of investee. The Bank’s share of the profit or loss of the investee is recognized in the investor’s profit or loss and other changes in the investee’s equity are recognized directly in equity of the Bank.

3

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
Any excess in the Bank’s acquisition cost over the Bank’s share of the net fair value of the investee’s identifiable net assets is considered as goodwill and amortized by the straight-line method over the estimated useful life. The amortization of such goodwill is recorded against the equity income (losses) of affiliates. When events or circumstances indicate that carrying amount may not be recoverable, the Bank reviews goodwill for any impairment.

Assets and liabilities of foreign-based companies accounted for using the equity method are translated at current rate of exchange at the balance sheet date while profit and loss items in the statement of income are translated at average rate and capital account at historical rate. The translation gains and losses arising from collective translation of the foreign currency financial statements of foreign-based companies are offset and the balance is accumulated as capital adjustment.

(f)	Allowance for Loan Losses

The Bank classifies its corporate loans into five categories based on borrowers’ repayment capacity and historical financial transactions records, and makes allowances for loan losses in the amount of 0.5% or more, 2% or more, 20% or more, 95% or more and 100% of those classified into normal, precautionary, sub-standard, doubtful and estimated loss, respectively. Additionally, household loans are classified by considering current financial status, including delinquency period, bankruptcies and collateral value, and allowance for loan losses for those household loans are of 0.75% or more, 8% or more, 20% or more, 55% or more and 100% of those classified into normal, precautionary, sub-standard, doubtful and estimated loss, respectively.

As for credit card loans, the Bank provides allowance for loan losses of 1% or more, 12% or more, 20% or more, 60% or more and 100% of those classified into normal, precautionary, sub-standard, doubtful and estimated loss, respectively.

In addition, in case of household loans which were made after September 9, 2002 and secured by real estate and for which the ratio of loans to collateral value exceeds 60%, the Bank makes the allowance for loan losses in the amounts of 1% or more and 10% or more of those classified into normal and precautionary.

Effective 2005, the Bank recorded the expected loss on unused loan commitments as other allowance account. Unused loan commitments are classified reflecting credit conversion factors, and an allowance is then calculated by applying 0.5% for corporate loans and 0.75% for consumer loans. Also, the Bank provides 1% of allowance for unused portion of credit card accounts with transaction records during the recent one year, after reflecting credit conversion factors (20% to 50%). As the result of new application, other allowance increased by ~~W~~107,555 million as of December 31, 2005.

(g)	Troubled Debts Restructuring

A loan of which contractual terms are modified in a troubled debt restructuring program is accounted for at present value of future cash flows in the modified contract discounted using the effective interest rate in the original contract. If the present value differs from the face value of the loans, the difference is recorded as an allowance for loan losses or provision for loan losses in the current period if additional allowances need to be provided for. The present value discounts are recorded in allowance for loan losses, which is shown as a deduction from nominal value of loans. Allowance for loan losses are amortized using the effective interest method and are recognized as interest income.

4

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(h)	Interest Income Recognition

Interest income on bank deposits, loans and securities is recognized on an accrual basis, except for interest income on loans having overdue interest and principal and loans to customers that went bankrupt.

(i)	Fixed Assets
i)	Tangible assets

Tangible assets are stated at cost, except in the case of revaluation previously made in accordance with the old Asset Revaluation Law on July 1, 1998. Significant additions or improvements extending value or useful lives of assets are capitalized, while, normal maintenance and repairs are charged to expense when incurred.

The depreciation method and useful lives of tangible assets are as follows:

Description	Depreciation Method	Useful Lives
Buildings	Straight-line	40 - 60 years
Leasehold improvements	Straight-line	Five years
Furniture, office equipment and other	Declining-balance	Five years
ii)	Intangible assets

Intangible assets are stated at cost less accumulated amortization and impairment losses, and such intangible assets are amortized using the straight-line method over certain periods within 20 years.

When the recoverable amount of the intangible assets are substantially below the carrying amount of the assets due to obsolescence and sharp decline in its market value and others, the Company reduces its carrying amount to the recoverable amount and the amount impaired is recognized as impairment loss.
(j)	Leases

The Bank accounts for and classifies its lease transactions as either an operating or capital lease, depending on the terms of the lease under Korean Lease Accounting Standards.

If a lease is substantially noncancellable and meets one or more of the criteria listed below, the present value of future minimum lease payments is reflected as an obligation under capital lease.
–	Ownership of the leased property shall be transferred to the lessee at the end of the lease term without additional payment or for a contract price.

–	The lease has a bargain purchase option.

–	The lease term is equal to 75% or more of the estimated economic useful life of the leased property.

–	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property.
Otherwise, the lease is classified as an operating lease with lease payments expensed as incurred.

5

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(k)	Discount on Debentures

Discount on debentures issued, which represents the difference between the face value and issuance price of debentures, is amortized using the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(l)	Retirement and Severance Benefits

Employees who have been with the Bank for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Bank. The Bank’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying non-consolidated balance sheets as a deduction from the liability for retirement and severance benefits.

(m)	Allowance for Guarantees and Acceptances

Until 2004, the Bank provided an allowance for losses on outstanding guarantees and acceptances classified below substandard in accordance with the same corporate loan classification criteria. However, effective 2005, the Bank provides an allowance for losses on outstanding and contingent guarantees and acceptances and endorsed bills applying “Credit Conversion Factor” in estimating the expected loss. As the result of new application, allowance for guarantees and acceptances increased by W8,309 million as of December 31, 2005.

(n)	Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(o)	Derivatives

Derivative instruments are presented as assets or liabilities valued principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations. However, for derivative instruments for the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction, the hedge-effective portion of the derivative’s gain or loss is deferred as a capital adjustment, a component of stockholder’s equity. The ineffective portion of the gain or loss is charged or credited to current results of operations.

6

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(p)	Stock Options

The employee stock option program allows the Bank’s employees to acquire shares of Shinhan Financial Group Co., Ltd. or to be compensated for the market price difference. The option exercise price is generally fixed at below the market price of underlying shares at the date of the grant. The Bank values equity-settled stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and capital adjustment over the period in which the options vest. When the options are exercised, equity is increased by the amount of the proceeds received which is equal to the exercise price. However, compensation cost for cash-settled stock options shall be measured each period based on the current stock price and is recognized as an expense and a liability over the service period.

(q)	Translation of Foreign Currency Denominated Assets and Liabilities

Assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at W1,013.00 and W1,043.80 to US$1, the rates of exchange on December 31, 2005 and 2004, respectively, as permitted by the Financial Accounting Standards. Financial statements of overseas branches are also translated into Korean Won at the above base rates on the balance sheet dates.

(r)	Provisions, Contingent Assets and Contingent Liabilities

Prior to 2005, contingent losses were generally recognized as a liability when probable and reasonably estimable. Effective January 1, 2005, the Bank adopted SKAS No. 17, Provisions, Contingent Liabilities and Contingent Assets. In accordance with the statement, provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation. As the previous policy is similar to the new standard, the adoption of this standard did not have any impact on the accompanying financial statements.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Bank settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

(s)	Use of Estimates

The preparation of non-consolidated financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the non-consolidated financial statements and related notes to the non-consolidated financial statements. Actual results could differ from those estimates.

7

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(t)	Reclassification

Effective 2005, the Bank reclassifies certain fees and commission income on credit card accounts to interest income. Additionally, gain from disposition of written-off loans which had previously been charged as a reversal of allowance for loan losses is recorded as other non-interest income. Therefore, the aforementioned accounts of the prior year were reclassified to conform to the current year’s presentation for comparative purposes; however, reclassifications had no effect on the previously reported prior period net income or shareholder’s equity of the Bank.
(3)	Cash and Due from Banks
(a)	Cash and due from bank as of December 31, 2005 and 2004 consist of the following:
(in millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Cash on hand	~~W~~	1,354,877	996,731	$1,337,490	983,940

Due from banks in Won:

Reserve deposits in the Bank of Korea		960,029	1,391,977	947,709	1,374,114
Other		1,020,381	75,657	1,007,286	74,686

		1,980,410	1,467,634	1,954,995	1,448,800

Due from banks in foreign currencies:

Demand deposits		154,789	258,975	152,803	255,652
Time deposits		35,295	26,798	34,842	26,454
Other		970	808	957	797

		191,054	286,581	188,602	282,903
Due from banks in gold		313	—	309	—

	~~W~~	3,526,654	2,750,946	$3,481,396	2,715,643

8

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(3)	Cash and Due from Banks, Continued
(b)	Restricted due from banks as of December 31, 2005 and 2004 are as follows:
(in millions of Won)

	2005		2004	Restriction
Due from banks in Won:

Reserve deposits in the Bank of Korea	~~W~~	960,029	1,391,977	General Banking Act of the
				Republic of Korea
Due from banks in foreign currencies:

Demand deposits		33,663	31,184	General Banking Act of the
				Republic of Korea
Time deposits		—	10,672	Pledged for borrowings
Other		293	501	Deposit for derivatives trading

	~~W~~	993,985	1,434,334

(c)	The maturities of the due from banks by remaining periods as of December 31, 2005 and 2004 are as follows:
(in millions of Won)

	Due from banks in
			foreign
At December 31, 2005	Won		currencies	gold	Total
Due in 3 months	~~W~~	1,020,381	177,625	313	1,198,319
Due after 3 months through 6 months		—	9,606	—	9,606
Due after 6 months through 1 year		—	3,823	—	3,823
Due thereafter		960,029	—	—	960,029

	~~W~~	1,980,410	191,054	313	2,171,777

(in millions of Won)

	Due from banks in
			foreign
At December 31, 2004	Won		currencies	Total
Due in 3 months	~~W~~	175,034	277,543	452,577
Due after 3 months through 6 months		75,000	9,038	84,038
Due after 6 months through 1 year		—	—	—
Due thereafter		1,217,600	—	1,217,600

	~~W~~	1,467,634	286,581	1,754,215

9

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4)	Securities
(a)	Securities as of December 31, 2005 and 2004 consist of the following:
(in millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Trading securities	~~W~~	357,392	2,237,944	$352,805	2,209,224
Available-for-sale securities		10,078,229	9,065,878	9,948,894	8,949,534
Equity method investment securities		209,312	195,421	206,626	192,913

	~~W~~	10,644,933	11,499,243	$10,508,325	11,351,671

(b)	Trading Securities
(i)	Trading securities as of December 31, 2005 and 2004 consist of the following:
(in millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Debt securities:
Government bonds	~~W~~	9,477	1,035,382	$9,355	1,022,095
Finance debentures		59,922	302,632	59,153	298,748
Corporate bonds		59,952	518,670	59,183	512,014

		129,351	1,856,684	127,691	1,832,857
Securities in foreign currencies		23,825	11,345	23,519	11,199
Other		204,216	369,915	201,595	365,168

	~~W~~	357,392	2,237,944	$352,805	2,209,224

(ii)	Details of trading debt securities as of December 31, 2005 and 2004 are as follows:
(in millions of Won)

	2005
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	10,000	9,490	9,491	9,501	9,477
Finance debentures		60,000	59,904	59,895	60,374	59,922
Corporate bonds		60,000	59,249	59,249	60,250	59,952

	~~W~~	130,000	128,643	128,635	130,125	129,351

10

CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4)	Securities, Continued
(in millions of Won)

	2004
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	1,020,000	1,034,385	1,034,561	1,040,831	1,035,382
Finance debentures		310,000	299,723	302,092	303,027	302,632
Corporate bonds		510,000	517,037	517,031	520,846	518,670

	~~W~~	1,840,000	1,851,145	1,853,684	1,864,704	1,856,684

(*)	Debt securities are recorded at fair value using the market yield of bonds provided by the bond credit rating and pricing associations.

(**)	The difference between fair value and book value is recorded as accrued income.
(c)	Available-for-Sale Securities
(i)	Available-for-sale securities as of December 31, 2005 and 2004 consist of the following:
(in millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Stocks	~~W~~	2,404,227	1,352,687	$2,373,373	1,335,328

Investment in special fund		1,697	2,320	1,675	2,290

Debt securities:

Government bonds		1,987,450	1,891,753	1,961,945	1,867,476
Finance debentures		2,440,379	1,440,120	2,409,061	1,421,639
Corporate bonds		3,173,564	4,317,491	3,132,837	4,262,084

		7,601,393	7,649,364	7,503,843	7,551,199
Securities in foreign currencies		46,460	30,641	45,865	30,248
Other		24,452	30,866	24,138	30,469

	~~W~~	10,078,229	9,065,878	$9,948,894	8,949,534

12
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4) Securities, Continued
(ii)	Details of available-for-sale equity securities as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
		2005
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Stocks:

Marketable stocks:

Hynix Semiconductor Inc.	7.09	~~W~~	122,573	1,120,422	1,120,422
Shinhan Financial Group Co., Ltd.	2.50		144,218	368,857	368,857
Ssangyong Cement Industrial Co., Ltd.	13.40		95,200	142,000	142,000
Ssangyong Corporation	70.17		49,225	49,225	49,225
SK Networks Co., Ltd.	3.57		41,816	86,076	86,076
Hyundai Engineering & Construction Co., Ltd.	1.94		21,957	95,672	95,672
Daewoo Engineering & Construction Co., Ltd.	2.63		32,968	119,362	119,362
Dongbu Anam Semiconductor Inc.	1.39		9,188	9,188	9,188
Daewoo International Corporation	1.60		5,186	58,241	58,241
LG Card Co., Ltd.	3.31		29,339	151,923	151,923
Other			20,846	42,501	42,501

			572,516	2,243,467	2,243,467

Non-marketable stocks:

SK Networks Co., Ltd. (Preferred shares)	6.37		32,937	44,418	44,418
Daewoo Electronics Corporation	5.44		21,428	20,414	20,414
Samsung Life Insurance Co., Ltd.	0.29		16,990	16,990	16,990
Korea Securities Finance Corporation	2.96		10,060	11,178	11,178
KGI Securities Co., Ltd.	8.76		17,373	11,259	11,259
BC Card Co., Ltd.	14.85		5,840	12,158	12,158
Other			42,211	44,343	44,343

			146,839	160,760	160,760

		~~W~~	719,355	2,404,227	2,404,227

The amount of ~~W~~1,903,442 million among the equity securities as of December 31, 2005 is restricted for sale for certain periods.

Additionally, investment in Ssangyong Corporation was acquired through conversion of loans and is excluded from the application of the equity method.

13
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4) Securities, Continued

	(in millions of Won)
		2004
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Stocks:

Marketable stocks:

Hynix Semiconductor Inc.	10.21	~~W~~	175,398	529,130	529,130
Shinhan Financial Group Co., Ltd.	2.81		144,218	210,262	210,262
Ssangyong Motors Co., Ltd.	10.10		77,883	73,201	73,201
Ssangyong Cement Industrial Co., Ltd.	11.16		54,096	43,792	43,792
Ssangyong Corporation	44.90		30,589	26,824	26,824
SK Networks Co., Ltd.	3.60		41,816	56,967	56,967
Hyundai Engineering & Construction Co., Ltd.	1.79		21,957	32,950	32,950
Daewoo Engineering & Construction Co., Ltd.	2.63		32,968	56,207	56,207
Dongbu Anam Semiconductor Inc.	2.22		16,168	13,724	13,724
Daewoo International Corporation	1.60		5,186	15,835	15,835
LG Card Co., Ltd.	4.30		27,500	88,390	88,390
Other			25,141	30,822	30,822

			652,920	1,178,104	1,178,104

Non-marketable stocks:

SK Networks Co., Ltd. (Preferred shares)	6.37		32,937	39,075	39,075
Daewoo Electronics Corporation	5.44		21,428	26,429	26,429
Samsung Life Insurance Co., Ltd.	0.29		16,990	16,990	16,990
Korea Securities Finance Corporation	2.96		10,060	10,964	10,964
KGI Securities Co., Ltd.	8.76		17,373	11,601	11,601
BC Card Co., Ltd.	14.85		5,840	10,984	10,984
Other	—		63,028	58,540	58,540

			167,656	174,583	174,583

		~~W~~	820,576	1,352,687	1,352,687

The amount of ~~W~~970,544 million among the equity securities as of December 31, 2004 is restricted for sale for certain periods.

Additionally, investment in Ssangyong Corporation was acquired through conversion of loans and is excluded from the application of the equity method.

14
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4) Securities, Continued
(iii)	Details of available-for-sale debt securities as of December 31, 2005 and 2004 are as follows:

					(in millions of Won)
	2005
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	2,012,269	2,050,509	1,962,847	2,014,463	1,987,450
Finance debentures		2,470,000	2,452,399	2,534,084	2,451,811	2,440,379
Corporate bonds		3,459,812	3,242,604	3,309,851	3,194,287	3,173,564

	~~W~~	7,942,081	7,745,512	7,806,782	7,660,561	7,601,393

					(in millions of Won)
	2004
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	1,787,546	1,831,395	1,788,448	1,922,194	1,891,753
Finance debentures		1,430,000	1,421,741	1,429,058	1,447,357	1,440,120
Corporate bonds		4,576,594	4,314,349	4,281,648	4,335,805	4,317,491

	~~W~~	7,794,140	7,567,485	7,499,154	7,705,356	7,649,364

(*)	Debt securities are recorded at fair value using the market yield of bonds provided by the bond credit rating and pricing associations.

(**)	The difference between fair value and book value is recorded as accrued income.
(iv)	As of December 31, 2005 and 2004, the maturities by remaining periods of debt securities classified as available-for-sale are as follows:

				(in millions of Won)
	Government		Finance	Corporate
At December 31, 2005	bonds		debentures	bonds	Total
Due in 3 months	~~W~~	71,434	547,446	658,582	1,277,462
Due after 3 months through 6 months		32,986	49,280	191,493	273,759
Due after 6 months through 1 year		506,369	707,186	624,713	1,838,268
Due after 1 year through 3 years		767,656	1,136,467	1,176,315	3,080,438
Due thereafter		609,005	—	522,461	1,131,466

	~~W~~	1,987,450	2,440,379	3,173,564	7,601,393

15
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4) Securities, Continued

				(in millions of Won)
	Government		Finance	Corporate
At December 31, 2004	bonds		debentures	bonds	Total
Due in 3 months	~~W~~	48,677	329,203	6,559	384,439
Due after 3 months through 6 months		5,387	100,420	29,998	135,805
Due after 6 months through 1 year		191,487	40,278	114,222	345,987
Due after 1 year through 3 years		816,261	970,219	3,163,103	4,949,583
Due thereafter		829,941	—	1,003,609	1,833,550

	~~W~~	1,891,753	1,440,120	4,317,491	7,649,364

(v)	Available-for-sale securities in foreign currencies classified by issuing country as of December 31, 2005 and 2004 are as follows:

					(in millions of Won and thousands of U.S. dollars)
	2005				2004
		Won				Won
	U.S. dollar	equivalent		Ratio (%)	U.S. dollar	equivalent		Ratio (%)
Korea	$8,083	~~W~~	8,188	17.62	$9,151	~~W~~	9,552	31.17
India	17,123		17,345	37.33	16,407		17,125	55.89
Singapore	19,974		20,234	43.55	3,112		3,249	10.60
Egypt	685		693	1.50	685		715	2.34

	$45,865	~~W~~	46,460	100.00	$29,355	~~W~~	30,641	100.00

16
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4) Securities, Continued
(d)	Equity method investment securities
(i)	Details of equity method investment securities as of December 31, 2005 and 2004 are as follows:

							(in millions of Won)
	2005
				Equity		Adjustments	Acquisition
	Ownership	Beginning		method	Capital	to retained	or	Ending
	(%)	balance		gain	adjustment	earnings	Dividends	balance
Chohung Investment Trust Management Co., Ltd.	79.77	~~W~~	56,316	8,838	799	—	(3,590)	62,363
Chohung Finance Ltd.	99.99		34,956	3,096	(771)	34	—	37,315
CHB America Bank	100.00		58,990	5,256	(1,935)	1	—	62,312
Chohung Bank (Deutschland) GmbH	100.00		34,005	2,001	(5,344)	—	—	30,662
Chohung Vina Bank	50.00		11,154	1,839	(329)	(4)	—	12,660
Shinhan National Pension Service PEF1st	13.33		—	—	—	—	4,000	4,000

		~~W~~	195,421	21,030	(7,580)	31	410	209,312

							(in millions of Won)
	2004
				Equity		Adjustments
	Ownership	Beginning		method	Capital	to retained		Ending
	(%)	balance		gain	adjustment	earnings	Dividends	balance
Chohung Investment Trust Management Co., Ltd.	79.77	~~W~~	53,661	4,988	1,257	—	(3,590)	56,316
Chohung Finance Ltd.	99.99		34,757	1,875	(4,387)	2,711	—	34,956
CHB America Bank	100.00		64,224	3,191	(8,425)	—	—	58,990
Chohung Bank (Deutschland) GmbH	100.00		33,069	2,698	(1,752)	(11)	—	34,005
Chohung Vina Bank	50.00		10,940	1,585	(1,407)	37	—	11,155

		~~W~~	196,651	14,337	(14,714)	2,737	(3,590)	195,421

Unaudited financial statements of Chohung Finance Ltd., CHB America Bank, Chohung Bank (Deutschland) GmbH and Chohung Vina Bank as of December 31, 2005 and 2004 were used for the equity method valuation. There was no material exception as a result of review, such as analysis of major accounts to assess reliability of those financial statements.

17
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(4) Securities, Continued
(ii)	Condensed financial statements of investees accounted for by the equity method as of and for the years ended December 31, 2005 and 2004 are as follows:

				(in millions of Won)
	2005
	Total		Total	Stockholder’s	Net
	assets		liabilities	equity	income
Chohung Investment Trust Management Co., Ltd.	~~W~~	83,651	5,476	78,175	11,079
Chohung Finance Ltd.		216,488	179,173	37,315	3,095
CHB America Bank		467,872	405,560	62,312	5,256
Chohung Bank (Deutschland) GmbH		239,814	209,152	30,662	2,001
Chohung Vina Bank		174,820	149,335	25,485	3,498
Shinhan National Pension Service PEF1st		29,358	12	29,346	(654)

	~~W~~	1,212,003	948,708	263,295	24,275

				(in millions of Won)
	2004
	Total		Total	Stockholder’s	Net
	assets		liabilities	equity	income
Chohung Investment Trust Management Co., Ltd.	~~W~~	71,949	1,354	70,595	5,377
Chohung Finance Ltd.		126,403	91,447	34,956	1,875
CHB America Bank		367,480	308,490	58,990	3,191
Chohung Bank (Deutschland) GmbH		238,226	204,221	34,005	2,698
Chohung Vina Bank		145,313	122,650	22,663	2,986

	~~W~~	949,371	728,162	221,209	16,127

(iii)	Equity method investment securities in foreign currencies classified by issuing country as of December 31, 2005 and 2004 are as follows:

				(in millions of Won and thousands of U.S. dollars, except ratio)
	2005				2004
		Won				Won
	U.S. dollar	equivalent		Ratio (%)	U.S. dollar	equivalent		Ratio (%)
U.S.A	$61,512	~~W~~	62,312	43.59	$56,514	~~W~~	58,990	42.41
Germany	30,269		30,662	21.45	32,578		34,005	24.45
Hong Kong	36,836		37,315	26.10	33,489		34,956	25.13
Vietnam	12,498		12,660	8.86	10,687		11,154	8.01

	$141,115	~~W~~	142,949	100.00	$133,268	~~W~~	139,105	100.00

18
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(5) Loans
(a)	Loans outstanding as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Loans in Won	~~W~~	35,099,538	32,768,905	$34,649,100	32,348,376
Loans in foreign currencies		1,476,821	1,654,109	1,457,869	1,632,882
Korean Won bills bought		118,235	166,656	116,718	164,517
Foreign currency bills bought		1,761,836	1,687,838	1,739,226	1,666,178
Payments on guarantees		14,476	11,981	14,290	11,827
Factoring receivables		126,380	116,076	124,758	114,586
Credit card loans		2,282,294	2,702,001	2,253,005	2,667,326
Call loans		196,779	198,322	194,253	195,777
Domestic import usance bills		1,180,784	1,169,083	1,165,631	1,154,080
Bonds purchased under resale agreement		30,000	—	29,615	—
Privately placed debentures		857,081	359,059	846,082	354,451
Loans to be converted into equity securities		—	11,813	—	11,661
Bills discounted		1,735,420	1,356,135	1,713,149	1,338,731
Cash management account assets		609,850	314,056	602,024	310,026
Financing lease receivables		47,608	77,533	46,997	76,538

		45,537,102	42,593,567	44,952,717	42,046,956

Less: allowance for loan losses		(888,794)	(1,006,721)	(877,388)	(993,801)

	~~W~~	44,648,308	41,586,846	$44,075,329	41,053,155

(b)	The maturities of loans by remaining periods as of December 31, 2005 and 2004 are as follows:

				(in millions of Won)
			Loans
	Loans in		in foreign
At December 31, 2005	Won		currencies	Other	Total
Due in 3 months	~~W~~	8,262,809	396,118	5,337,804	13,996,731
Due after 3 months through 6 months		7,063,505	180,099	621,237	7,864,841
Due after 6 months through 1 year		10,184,735	350,033	333,032	10,867,800
Due after 1 year through 3 years		4,172,092	441,579	631,477	5,245,148
Due thereafter		5,416,397	108,992	2,037,193	7,562,582

	~~W~~	35,099,538	1,476,821	8,960,743	45,537,102

19
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(5) Loans, Continued

				(in millions of Won)
			Loans
	Loans in		in foreign
At December 31, 2004	Won		currencies	Other	Total
Due in 3 months	~~W~~	6,332,293	591,040	3,726,047	10,649,380
Due after 3 months through 6 months		7,665,568	227,428	1,126,916	9,019,912
Due after 6 months through 1 year		11,773,063	337,697	660,108	12,770,868
Due after 1 year through 3 years		3,714,470	270,758	301,087	4,286,315
Due thereafter		3,283,511	227,186	2,356,395	5,867,092

	~~W~~	32,768,905	1,654,109	8,170,553	42,593,567

(c)	Loans classified by country as of December 31, 2005 and 2004 are as follows:

					(in millions of Won)
	2005
			Loans in foreign
	Loans in Won		currencies	Other	Total	Ratio (%)
Korea	~~W~~	35,099,538	918,195	8,933,780	44,951,513	98.71
U.S.A.		—	43,881	—	43,881	0.10
U.K.		—	1,659	—	1,659	—
Japan		—	57,674	180	57,854	0.13
China		—	107,740	25,870	133,610	0.29
Indonesia		—	5,065	—	5,065	0.01
Other		—	342,607	913	343,520	0.76

	~~W~~	35,099,538	1,476,821	8,960,743	45,537,102	100.00

					(in millions of Won)
	2004
			Loans in foreign
	Loans in Won		currencies	Other	Total	Ratio (%)
Korea	~~W~~	32,768,905	835,762	8,170,553	41,775,220	98.08
U.S.A.		—	147,820	—	147,820	0.35
Japan		—	206,002	—	206,002	0.48
China		—	169,200	—	169,200	0.40
Indonesia		—	8,450	—	8,450	0.02
Other		—	286,875	—	286,875	0.67

	~~W~~	32,768,905	1,654,109	8,170,553	42,593,567	100.00

20
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(5) Loans, Continued
(d)	Loans classified by industry as of December 31, 2005 and 2004 are as follows:

					(in millions of Won)
	2005
			Loans in
	Loans in		foreign
	Won		currencies	Other	Total	Ratio (%)
Manufacturing	~~W~~	6,348,849	496,966	3,489,808	10,335,623	22.70
Retail and wholesale		2,721,096	121,670	511,351	3,354,117	7.37
Real estate and rental services		3,029,509	63,848	337,236	3,430,593	7.53
Construction		1,066,846	62,850	113,629	1,243,325	2.73
Lodging and restaurant		635,923	28,296	58,300	722,519	1.59
Financial services and insurance		437,003	265,784	1,625,107	2,327,894	5.11
Other corporate loans		2,640,070	437,407	543,019	3,620,496	7.95
Household loans		18,220,242	—	2,282,293	20,502,535	45.02

	~~W~~	35,099,538	1,476,821	8,960,743	45,537,102	100.00

					(in millions of Won)
	2004
			Loans in
	Loans in		foreign
	Won		currencies	Other loans	Total	Ratio (%)
Manufacturing	~~W~~	7,614,106	663,852	2,311,498	10,589,456	24.86
Retail and wholesale		3,119,565	258,239	1,433,796	4,811,600	11.30
Real estate and rental services		2,451,857	640	477,076	2,929,573	6.88
Construction		1,424,651	5,755	339,100	1,769,506	4.15
Lodging and restaurant		783,752	19,998	68,945	872,695	2.05
Financial services and insurance		598,762	108,803	375,703	1,083,268	2.54
Other corporate loans		1,379,911	596,822	4,006	1,980,738	4.65
Household loans		15,396,301	—	3,160,430	18,556,731	43.57

	~~W~~	32,768,905	1,654,109	8,170,553	42,593,567	100.00

21
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(5) Loans, Continued
(e)	Restructured loans due to commencement of court receivership, composition proceedings or other business improvement programs for the years ended December 31, 2005 and 2004 are as follows:

					(in millions of Won)
	2005
	Corporate		Creditor
	restructuring		committee	Court	Business
	promotion act		receivership	receivership	composition	Work out	Total
Reduction in principal	~~W~~	—	936	37	—	—	973
Loans to be converted into equity securities		2,679	—	63	—	—	2,742
Other modification in terms		19,679	424	189	758	1,752	22,802

	~~W~~	22,358	1,360	289	758	1,752	26,517

					(in millions of Won)
	2004
	Creditor
	committee		Court	Business
	receivership		receivership	composition	Work out	Total
Reduction in principal	~~W~~	—	19,049	—	—	19,049
Loans to be converted into equity securities		—	1,813	—	—	1,813
Converted into equity securities		117,100	6,123	284	—	123,507
Other modification in terms		—	4,860	6,174	2,618	13,652

	~~W~~	117,100	31,845	6,458	2,618	158,021

(f)	For the years ended December 31, 2005 and 2004, allowance for loan losses changed as follows:

	(in millions of Won)
	2005		2004
Beginning balance	~~W~~	1,006,721	1,658,919
Written-off loans		(571,287)	(1,389,967)
Provision for loan losses		510,497	1,062,446
Other		(57,137)	(324,677)

Ending balance	~~W~~	888,794	1,006,721

22
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(5) Loans, Continued
(g)	As of December 31, 2005 and 2004, details of allowance for loan losses by asset credit risk classification are as follows:

					(in millions of Won)
		2005			2004
		Balance		Allowance	Balance	Allowance
Corporate loans	Normal	~~W~~	23,669,835	161,643	22,510,420	138,269
	Precautionary		666,939	171,470	656,018	116,428
	Substandard		153,599	35,610	226,871	75,610
	Doubtful		3,553	3,375	41,416	39,345
	Estimated loss		95,035	95,035	74,324	74,324

			24,588,961	467,133	23,509,049	443,976

Household loans	Normal		17,967,070	136,250	15,359,158	115,739
	Precautionary		92,102	30,308	132,626	10,610
	Substandard		59,220	12,054	97,404	19,481
	Doubtful		71,135	69,299	138,188	127,792
	Estimated loss		30,715	30,715	54,061	54,061

			18,220,242	278,626	15,781,437	327,683

Credit card loans	Normal		2,037,006	28,998	2,253,074	22,531
	Precautionary		151,821	27,584	250,204	30,024
	Substandard		981	196	1,672	334
	Doubtful		71,270	59,264	134,755	105,853
	Estimated loss		21,216	21,216	62,296	62,296

			2,282,294	137,258	2,702,001	221,038

Loans to be converted into equity securities			—	—	11,813	2,263
Present value discount			—	5,777	—	11,761

		~~W~~	45,091,497	888,794	42,004,300	1,006,721

(h)	The ratios of allowance for loan losses as of December 31, 2005, 2004 and 2003 are as follows:

	(in millions of Won, except ratio)
	2005		2004	2003
Loan balances	~~W~~	45,091,497	42,004,300	43,741,570
Allowance for loan losses	~~W~~	888,794	1,006,721	1,676,889

Ratio (%)		1.97	2.40	3.83

23
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(6) Fixed Assets
Fixed assets as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Land	~~W~~	754,360	787,972	$744,679	777,860
Buildings		435,137	417,249	429,553	411,894
Leasehold improvements		68,368	54,690	67,491	53,988
Furniture, office equipment and other		529,893	521,090	523,093	514,403
Construction in process		8,622	2,320	8,511	2,290

		1,796,380	1,783,321	1,773,327	1,760,435
Less: accumulated depreciation		(569,641)	(533,799)	(562,331)	(526,949)

		1,226,739	1,249,522	1,210,996	1,233,486

Intangible assets		6,575	2,878	6,490	2,842

Non-business use assets		—	173	—	171

	~~W~~	1,233,314	1,252,573	$1,217,486	1,236,499

The officially declared value of land used in domestic branches at December 31, 2005 and 2004, as announced by the Minister of Construction and Transportation, is as follows:

				(in millions of Won)
	Book value			Declared value
	2005		2004	2005	2004
Land	~~W~~	754,360	787,972	738,114	695,345
The officially declared value, which is used for government purposes, does not represent the fair value.

24
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(7) Other Assets
Other assets as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Guarantee deposits paid	~~W~~	470,269	456,358	$464,234	450,501
Accounts receivable		492,397	3,031,911	486,078	2,993,002
Accrued income		228,267	213,194	225,338	210,458
Prepaid expenses		20,827	4,390	20,560	4,334
Derivative assets		416,563	959,568	411,217	947,254
Deferred tax assets		—	179,743	—	177,436
Operating lease assets		216,098	243,782	213,325	240,654
Less: accumulated depreciation		(120,431)	(130,776)	(118,885)	(129,098)
allowance for loss on disposition of operating lease assets		(478)	(1,729)	(472)	(1,707)
Gold bullion		1,254	—	1,238	—
Other		4,831,551	3,343,051	4,769,546	3,300,149

	~~W~~	6,556,317	8,299,492	$6,472,179	8,192,983

25
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(8) Deposits
(a)	Deposits as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Deposits in Won:
Demand deposits	~~W~~	9,431,362	8,131,844	$9,310,328	8,027,487
Time and savings deposits		25,527,757	26,421,912	25,200,155	26,082,835
Installment deposits for loans granted		232,099	325,152	229,120	320,979
Installment deposits for housing loans		236,237	318,463	233,205	314,376

		35,427,455	35,197,371	34,972,808	34,745,677

Deposits in foreign currencies:
Demand deposits		452,127	468,022	446,325	462,016
Time and savings deposits		519,582	779,782	512,914	769,775
Other		3,743	19,702	3,695	19,449

		975,452	1,267,506	962,934	1,251,240

Negotiable certificates of deposit		2,775,188	3,080,773	2,739,574	3,041,237
Deposits in bills issued		1,632,767	1,444,360	1,611,813	1,425,824
Trust of cash management account (CMA)		592,308	323,063	584,707	318,917
Gold deposits		1,644	—	1,623	—

	~~W~~	41,404,814	41,313,073	$40,873,459	40,782,895

(b)	The maturities of deposits by remaining periods as of December 31, 2005 and 2004 are as follows:

					(in millions of Won)
			Deposits in	Negotiable
	Deposits in		foreign	certificates
At December 31, 2005	Won		currencies	of deposit	Other	Total
Due in 3 months	~~W~~	7,669,307	589,256	1,552,384	1,875,583	11,686,530
Due after 3 months through 6 months		2,304,828	116,941	564,850	3,732	2,990,351
Due after 6 months through 1 year		6,989,414	82,411	656,001	2,301	7,730,127
Due after 1 year through 3 years		17,683,121	93,814	1,785	—	17,778,720
Due thereafter		780,785	93,030	168	345,103	1,219,086

	~~W~~	35,427,455	975,452	2,775,188	2,226,719	41,404,814

					(in millions of Won)
			Deposits in	Negotiable
	Deposits in		foreign	certificates
At December 31, 2004	Won		currencies	of deposit	Other	Total
Due in 3 months	~~W~~	6,786,271	1,132,236	1,732,142	1,606,854	11,257,503
Due after 3 months through 6 months		2,718,954	63,278	1,140,487	5,473	3,928,192
Due after 6 months through 1 year		7,956,051	37,449	205,429	2,070	8,200,999
Due after 1 year through 3 years		2,248,509	4	2,324	—	2,250,837
Due thereafter		15,487,586	34,539	391	153,026	15,675,542

	~~W~~	35,197,371	1,267,506	3,080,773	1,767,423	41,313,073

26
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(9) Borrowings
(a)	Borrowings as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Borrowings in Won	~~W~~	1,185,190	1,399,311	$1,169,980	1,381,353
Borrowings in foreign currencies		3,153,494	2,416,763	3,113,025	2,385,748
Bonds sold with repurchase agreements		1,230,556	966,478	1,214,764	954,075
Bills sold		95,945	42,303	94,714	41,760
Due to the Bank of Korea in foreign currencies		—	93	—	92
Call money		123,608	232,611	122,022	229,626

	~~W~~	5,788,793	5,057,559	$5,714,505	4,992,654

(b)	The maturities of borrowings by remaining periods as of December 31, 2005 and 2004 are as follows:

				(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2005	in Won		currencies	Other	Total
Due in 3 months	~~W~~	379,557	1,589,719	413,294	2,382,570
Due after 3 months through 6 months		37,291	751,233	168,989	957,513
Due after 6 months through 1 year		62,421	462,589	867,826	1,392,836
Due after 1 year through 3 years		273,751	293,082	—	566,833
Due thereafter		432,170	56,871	—	489,041

	~~W~~	1,185,190	3,153,494	1,450,109	5,788,793

				(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2004	in Won		currencies	Other	Total
Due in 3 months	~~W~~	581,906	1,484,253	449,524	2,515,683
Due after 3 months through 6 months		40,192	542,072	128,651	710,915
Due after 6 months through 1 year		59,342	380,054	663,310	1,102,706
Due after 1 year through 3 years		264,159	10,384		274,543
Due thereafter		453,712	—		453,712

	~~W~~	1,399,311	2,416,763	1,241,485	5,057,559

27
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(10) Debentures
(a)	Debentures as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Debentures in Won	~~W~~	7,470,260	6,241,257	$7,374,393	6,161,162
Debentures in foreign currencies		388,207	937,004	383,225	924,979

		7,858,467	7,178,261	7,757,618	7,086,141
Less: discounts		(9,576)	(62,686)	(9,453)	(61,881)

	~~W~~	7,848,891	7,115,575	$7,748,165	7,024,260

(b)	Details of debentures in Won as of December 31, 2005 and 2004 are as follows:

				(in millions of Won, except interest rate)
	Maturity	2005		2004	Interest rate (%)
Subordinated debentures	Over 5 years	~~W~~	1,500,000	1,250,000	4.56 - 10.20
Discount debentures	Within 1 year		260,000	3,060,000	3.26 - 4.68
	Over 3 years		30,000	60,000	4.10 - 6.06
Coupon	Within 2 year		2,860,000	620,000	3.44 - 6.50
	Within 3 years		2,160,000	830,000	4.83 - 6.97
	Over 3 years		50,000	50,000	4.28
Hybrid debts (*)	30 years		272,564	272,564	7.80
Other			341,700	95,480

			7,474,264	6,238,044
Add: loss (gain) on fair value hedge			(4,004)	3,213

		~~W~~	7,470,260	6,241,257

(*)	Details of hybrid debts are as follows:

Call option	:	Exercisable after five years from the issue date upon approval of the Financial Supervisory Service (the “FSS”) of the Republic of Korea.

Annual interest rate	:	7.80% for the first 10 years from the issue date, but 7.80% plus 50% of the difference between the interest rate for five-year maturity treasury bonds and 7.8% is applied thereafter.

Terms of interest payment	:	Interest is paid quarterly.

Maturity date	:	30 years from the issue date, but the maturity can be extended by the Bank.

Other terms	:	In case that the Bank is designated as unsound financial institution or receives instructions to improve its financial conditions from the FSS, interest payment will not be made until the related problem is cleared off. Additionally, in case that the shareholder decides not to pay dividends on common shares, interest payment may be suspended.

28
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(10) Debentures, Continued
(c)	Details of debentures in foreign currencies as of December 31, 2005 and 2004 are as follows:

				(in millions of U.S. dollars)
Issue date	2005	2004	Maturity	Interest rate (%)
December 7, 1999	$—	100	January 7, 2005	6M Libor+4.95	Subordinated debentures
March 29, 2000	—	202	April 1, 2010	11.50	Subordinated debentures
March 29, 2000	—	202	April 1, 2010	11.88	Subordinated debentures
November 3, 2004	192	197	November 3, 2014	4.50	Subordinated debentures
November 3, 2004	192	197	November 3, 2014	4.63	Subordinated debentures

	$384	898

(d)	The maturities of debentures by remaining period as of December 31, 2005 and 2004 are as follows:

			(in millions of Won)
	Debentures		Debentures in
At December 31, 2005	in Won		foreign currencies	Total
Due in 3 months	~~W~~	91,945	—	91,945
Due after 3 months through 6 months		392,908	—	392,908
Due after 6 months through 1 year		1,362,793	—	1,362,793
Due after 1 year through 3 years		5,022,614	—	5,022,614
Due thereafter		600,000	388,207	988,207

	~~W~~	7,470,260	388,207	7,858,467

			(in millions of Won)
	Debentures		Debentures in
At December 31, 2004	in Won		foreign currencies	Total
Due in 3 months	~~W~~	936,098	104,380	1,040,478
Due after 3 months through 6 months		1,420,390	—	1,420,390
Due after 6 months through 1 year		1,822,130	—	1,822,130
Due after 1 year through 3 years		1,130,000	—	1,130,000
Due thereafter		932,639	832,624	1,765,263

	~~W~~	6,241,257	937,004	7,178,261

29
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(11) Retirement and Severance Benefits
Changes in retirement and severance benefits for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Estimated severance benefits liability at beginning of year	~~W~~	134,413	82,592	$132,688	81,532
Adjustment due to Foreign currency rate		(26)	(16)	(25)	(15)
Payment		(17,305)	(2,223)	(17,083)	(2,195)
Provision		60,766	54,060	59,986	53,366

Estimated severance benefits liability at end of year		177,848	134,413	175,566	132,688
Less: Deposit for severance benefit insurance		(107,039)	(82,586)	(105,666)	(81,526)

Net balance at end of year	~~W~~	70,809	51,827	$69,900	51,162

For the year ended December 31, 2005, the Bank paid ~~W~~73,512 million of early retirement benefits, which is accounted for as other non-interest expense in the statement of income.
(12) Other Liabilities
Other liabilities as of December 31, 2005 and 2004 consist of the following:

			(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Allowances for loss on guarantees and acceptances (Note 13)	~~W~~	36,501	34,436	$36,033	33,994
Other allowances		271,077	141,896	267,598	140,075
Borrowings from trust accounts		299,784	261,034	295,937	257,684
Foreign exchange remittances pending		37,740	85,770	37,256	84,669
Accounts payable		495,619	2,964,240	489,259	2,926,199
Accrued expenses		699,051	754,479	690,080	744,797
Unearned interest revenues		63,827	69,619	63,008	68,726
Deposits for letters of guarantee and other		51,949	53,689	51,282	53,000
Derivative liabilities		461,423	973,169	455,501	960,680
Deferred tax liabilities		154,187	—	152,208	—
Miscellaneous		5,098,839	3,901,806	5,033,405	3,851,734

	~~W~~	7,669,997	9,240,138	$7,571,567	9,121,558

30
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(13) Guarantees and Acceptances
(a)	Guarantees and acceptances as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005		2004
Guarantees and acceptances outstanding

Guarantees and acceptances in Won:

Guarantees on loan collateral	~~W~~	43,501	53,294
Guarantees on debentures		68	68
Guarantees on Bills		18,798	19,138
Other		485,356	444,266

		547,723	516,766

Guarantees and acceptances in foreign currencies:

Acceptances on letters of credit		155,400	176,329
Acceptances for letters of guarantee for importers		37,681	35,426
Other		284,211	282,945

		477,292	494,700

Contingent guarantees and acceptances
Letters of credit		1,238,485	1,349,863
Other		214,486	288,098

		1,452,971	1,637,961

	~~W~~	2,477,986	2,649,427

(b)	Guarantees and acceptances classified by country as of December 31, 2005 and 2004 are as follows:

							(in millions of Won)
	2005
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	547,723	100.00	~~W~~	462,081	96.81	~~W~~	1,426,491	98.18
U.S.A.		—	—		699	0.15		—	—
Japan		—	—		12,553	2.63		21,716	1.49
China		—			255	0.05		1,725	0.12
Other		—	—		1,704	0.36		3,039	0.21

	~~W~~	547,723	100.00	~~W~~	477,292	100.00	~~W~~	1,452,971	100.00

31
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(13) Guarantees and Acceptances, Continued

							(in millions of Won)
	2004
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	516,766	100.00	~~W~~	403,818	81.63	~~W~~	1,589,067	97.01
U.S.A.		—	—		39,979	8.08		13,593	0.83
Japan		—	—		10,620	2.15		8,779	0.54
U.K.		—			13,423	2.71		7,585	0.46
China		—			725	0.15		1,550	0.09
Vietnam		—			9,229	1.87		9,112	0.56
Other		—	—		16,906	3.41		8,275	0.51

	~~W~~	516,766	100.00	~~W~~	494,700	100.00	~~W~~	1,637,961	100.00

(c)	Guarantees and acceptances classified by industry as of December 31, 2005 and 2004 are as follows:

(in millions of Won)
2005
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	547,723	100.00	~~W~~	477,292	100.00	~~W~~	1,452,971	100.00
Household		—	—		—	—		—	—
Public and other		—	—		—	—		—	—

	~~W~~	547,723	100.00	~~W~~	477,292	100.00	~~W~~	1,452,971	100.00

							(in millions of Won)
	2004
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	497,566	96.28	~~W~~	493,310	99.72	~~W~~	1,619,325	98.86
Household		17,779	3.45		1,376	0.28		352	0.02
Public and other		1,421	0.27		14	—		18,284	1.12

	~~W~~	516,766	100.00	~~W~~	494,700	100.00	~~W~~	1,637,961	100.00

32
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(13)	Guarantees and Acceptances, Continued
(d)	Classification and allowance of guarantees and acceptances as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Guarantees and acceptances outstanding:

Guarantees and acceptances in Won

Balance	~~W~~	414,777	132,936	10	—	—	547,723
Allowances		2,074	25,071	2	—	—	27,147

Ratio (%)		0.50	18.86	20.00	—	—	4.95

Guarantees and acceptances in foreign currencies

Balance	~~W~~	459,645	17,585	—	—	62	477,292
Allowances		2,459	2,845	—	—	59	5,363

Ratio (%)		0.53	16.18	—	—	95.16	1.12

Contingent guarantees and acceptances:

Balance	~~W~~	1,354,464	97,333	1,174	—	—	1,452,971
Allowances		721	2,436	51	—	—	3,208

Ratio (%)		0.05	2.50	4.34	—	—	0.22

Total
Balance	~~W~~	2,228,886	247,854	1,184	—	62	2,477,986
Allowances (*)		5,254	30,352	53	—	59	35,718

Ratio (%)		0.24	12.25	4.48	—	95.16	1.44

(*)	~~W~~783 million of allowance for endorsed bills excluded.

33
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(13) Guarantees and Acceptances, Continued

	(in millions of Won)
	2004
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Guarantees and acceptances outstanding:

Guarantees and acceptances in Won

Balance	~~W~~	379,343	137,423	—	—	—	516,766
Allowances		—	26,000	—	—	—	26,000

Ratio (%)		—	18.92	—	—	—	5.03

Guarantees and acceptances in foreign currencies

Balance	~~W~~	471,095	23,605	—	—	—	494,700
Allowances		—	8,435	—	—	—	8,435

Ratio (%)		—	35.73	—	—	—	1.71

Total
Balance	~~W~~	850,438	161,028	—	—	—	1,011,466
Allowances		—	34,435	—	—	—	34,435

Ratio (%)		—	21.38	—	—	—	3.40

(e)	As of December 31, 2005 and 2004 and 2003, allowance ratios to guarantees and acceptances outstanding are as follows:

	(in millions of Won)
	2005		2004	2003
Guarantees and acceptances outstanding	~~W~~	2,477,986	1,011,466	992,400
Allowances for loss on guarantees and acceptances		35,718	34,436	54,004

Ratio (%)	~~W~~	1.44	3.40	5.44

34
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(14)	Foreign Currency Denominated Assets and Liabilities

Details of assets and liabilities denominated in foreign currency as of December 31, 2005 and 2004 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2005	2004	2005		2004
Assets:

Cash and due from banks	$266,028	351,312	~~W~~	269,488	366,700
Loans	4,590,566	4,566,428		4,650,242	4,766,439
Securities	210,500	173,492		213,234	181,091
Other assets	219	1,577,219		222	1,646,307

	$5,067,313	6,668,451	~~W~~	5,133,186	6,960,537

Liabilities:

Deposits	$962,933	1,214,319	~~W~~	975,452	1,267,506
Borrowings	4,024,140	3,293,031		4,076,454	3,437,267
Debentures	383,225	897,686		388,207	937,004
Other liabilities	381,579	1,640,535		386,540	1,712,391

	$5,751,877	7,045,571	~~W~~	5,826,653	7,354,168

(15)	Pledged Assets

Assets pledged as collateral as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
Accounts	2005		2004	Secured party
Securities	~~W~~	4,998,051	4,749,890	Pledged for borrowings, derivatives trading, repurchase agreements, issuance of asset-backed securities and other
Fixed assets		9,461	9,198	Pledged for leased property

	~~W~~	5,007,512	4,759,088

35
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(16)	Insured Assets

Insured assets as of December 31, 2005 are as follows:

	(in millions of Won)
	Amount
Type of insurance	covered
Theft insurance offered for cash	~~W~~	5,000
Comprehensive insurance covered for tangible assets		452,887
Key personnel indemnity insurance		30,000

	~~W~~	487,887

In addition, the Bank maintains vehicle insurance, medical insurance, fire insurance for its assets, and employees compensation insurance covering loss and liability arising from accidents.

(17)	Accumulated Deficits

Accumulated deficits as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Other reserve	~~W~~	35,333	23,422	$34,879	23,121
Accumulated deficits before disposition		(901,243)	(1,644,029)	(889,677)	(1,622,931)

	~~W~~	(865,910)	(1,620,607)	$(854,798)	(1,599,810)

The Bank appropriated as other reserves an amount equal to legal reserves required of overseas branches in Japan, India and Singapore, in accordance with the Regulation of Japan, India and Singapore.

(18)	Capital Adjustments

Capital adjustments as of December 31, 2005 and 2004 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Discount on stock issuance	~~W~~	(1,033)	(1,033)	$(1,020)	(1,020)
Loss from disposition of treasury stock		(59,317)	(59,317)	(58,556)	(58,555)
Unrealized gain on available-for-sale securities		1,153,273	683,754	1,138,473	674,979
Unrealized gain on equity method investment securities		3,280	10,860	3,238	10,721
Valuation gain on derivatives		337	95	333	94
Stock options (Note 19)		—	1,584	—	1,564

	~~W~~	1,096,540	635,943	$1,082,468	627,783

36
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(19)		Stock Options

	(a)	Stock options granted by the Bank

The Bank granted stock options to directors and other employees under a resolution at the stockholder’s meeting. The number of stock options granted will be determined based on the relative stock price increase rate of Shinhan Financial Group Co., Ltd. over that of the banking industry, the Bank’s non-performing loans ratio and BIS ratio. Details of stock options granted as of December 31, 2005 are as follows:

(in Won, except shares)
Stock			Exercisable
options		Shares	shares	Type of		Exercise
granted	Grant date	granted	determined	stock options	Vesting period	price
1st	March 27, 2000	969,200	211,645	Cash-settled options	March 28, 2003 - March 27, 2006	~~W~~	5,000
2nd	March 9, 2001	664,000	16,935	Cash-settled options	March 10, 2004 - March 9, 2007		5,000
3rd	March 29, 2002	312,000	205,296	Cash-settled options	March 30, 2004 - March 29, 2007		5,600
4th	March 28, 2003	165,090	147,425	Cash-settled options	March 29, 2005 - March 28, 2008		5,260
5th	March 25, 2004	302,350	Not determined	Cash-settled options	March 26, 2006 - March 25, 2009		5,000
Details of stock compensations calculated as of December 31, 2005 are as follows:

(in Won)
	Compensation costs		Compensation costs	Compensation costs
Stock options	recorded		recorded	to be recorded in
granted	in prior years		for the current year	subsequent years
1st	~~W~~	216	(103)	—
2nd		24	(24)	—
3rd		956	(956)	—
4th		243	(195)	—
5th		145	(11)	—

	~~W~~	1,584	(1,289)	—

When the stock options are exercised, the Bank had the option to settle either through grant of stocks (“Equity-settled stock option”) or, through payment of the difference between the market price and the exercise price in cash (“Cash-settled stock option”) in prior years.

In 2005, the Bank has concluded that it would settle the stock option through the price compensation type. Additionally, for fair value calculation, the Bank considered stock exchange ratio of 0.1354 share in Shinhan Financial Group Co., Ltd. to the Bank share, which share was delisted from Korean Stock Exchange on July 22, 2004.

37
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(19)		Stock Options, Continued

	(b)	Stock options granted by Shinhan Financial Group Co., Ltd.

At March 30, 2005, Shinhan Financial Group Co., Ltd. granted stock options to employees of the Bank, under the stock option plan, 300,000 options and 634,100 options were granted to executives and employees, respectively.

When the stock options are exercised, Shinhan Financial Group Co., Ltd. has the option to settle either through grant of stocks (“Equity-settled stock option”) or, through payment of the difference between the market price and the exercise price in cash (“Cash-settled stock option”).

Details of stock options granted as of December 31, 2005 are as follows:

(in Won, except shares)
	Stock options granted	Stock options granted
	to executives	to employees
Grant date	March 30, 2005	March 30, 2005
Number of options granted	300,000 options	634,100 options
Number of exercisable options	Not determined	634,100 options
Type of stock options	Stock grant or price compensation	Stock grant or price compensation
Exercise price in Won	~~W~~28,006	~~W~~28,006
Vesting period	Within four years after three years from grant date	Within four years after three years from grant date

Assumption for compensation cost calculation

Risk-free interest rate		4.07%
Vesting period	5 years
Expected stock price volatility		17.92%
Expected dividend yield		—
Expected rights expiration ratio		—
Fair value of stock option	~~W~~	11,201
With respect to these stock options, the Bank accounted for stock compensation costs and accrued expense. Details of stock compensations calculated as of December 31, 2005 are as follows:

				(in Won)
			Compensation costs	Compensation costs
Stock options	Total stock		recorded for the	to be recorded in
granted to	compensation costs		current period	subsequent years
Executives	~~W~~	3,360	650	2,170
Employees		7,103	2,695	4,408

	~~W~~	10,463	3,345	7,118

38
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(20)	General and Administrative Expenses

Details of general and administrative expenses for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2005		2004	2005	2004
Salaries and wages	~~W~~	451,056	412,350	$445,267	407,058
Provision for retirement and severance benefits		60,766	54,060	59,986	53,366
Other employee benefits		116,058	94,186	114,569	92,977
Rent		38,862	34,352	38,363	33,911
Entertainment		7,919	8,602	7,817	8,492
Depreciation		94,234	96,105	93,025	94,872
Amortization		341	611	337	603
Taxes and dues		48,422	60,054	47,800	59,283
Advertising		21,660	19,411	21,382	19,162
Other		199,590	181,122	197,029	178,798

	~~W~~	1,038,908	960,853	$1,025,575	948,522

(21) Income Taxes
(a)	The Bank is subject to income taxes based on taxable income, which result in the normal tax rate of 27.5%.

The components of income tax expense for the years ended December 31, 2005 and 2004 are as follows:

		(in millions of Won)
	2005		2004
Current income tax expense	~~W~~	43,203	2,066
Changes in deferred tax arising from temporary differences		(103,646)	432
Income tax expense added to equity		437,577	—

Income tax expense	~~W~~	(60,443)	2,498

(b)	The reconciliation of accounting income and taxable income for the years ended December 31, 2005 and 2004 is as follows:

	(in millions of Won)
	2005		2004
Net income before income tax expense	~~W~~	696,062	267,736
Changes in permanent difference		(1,233,060)	(64,818)
Changes in temporary difference		1,146,872	214,247

Taxable income	~~W~~	609,874	417,165

39
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(21)	Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005
	Beginning				Ending	Tax
	Balance (*)		Increase	Decrease	balance	effects
Deductible temporary differences:

Investment in securities	~~W~~	809,758	203,512	259,493	753,777		207,289
Retirement and severance benefits		80,648	27,653	1,592	106,709		29,345
Loss from disposition of loans		244,560	22,300	—	266,860		73,387
Allowance for loan losses		268,148	34,905	268,148	34,905		9,599
Other allowances		141,896	209,761	141,896	209,761		57,684
Allowance for guarantees and acceptances		34,435	36,501	34,435	36,501		10,038
Other		146,726	563,307	21,668	688,365		189,301

		1,726,171	1,097,939	727,232	2,096,878		576,643

Additional temporary differences:
Accrued income		96,553	56,182	96,549	56,186		15,451
Investment in securities		45,403	21,060	—	66,463		18,277
Unrealized gain on investment in securities		686,774	1,083,789	179,093	1,591,470		437,655
Retirement insurance		80,648	27,653	1,592	106,709		29,345
Other		26,613	468,801	22,423	472,991		130,073

		935,991	1,657,485	299,657	2,293,819		630,801

		790,180	(559,546)	427,575	(196,941)		(54,158)

Total tax effects							(54,158)

Unrealizable deferred tax assets (**)							100,030

Net deferred tax liabilities						~~W~~	154,187

(*)	~~W~~33,038 million of difference from tax return for 2004 was adjusted.

(**)	Deferred tax assets on temporary differences related to credit card operation to be spun off was not recognized.

40
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(21)	Income Taxes, Continued

	(in millions of Won)
	2004
	Beginning				Ending	Tax
	Balance (*)		Increase	Decrease	balance	effects
Deductible temporary differences:

Investment in securities	~~W~~	679,259	160,678	19,382	820,555		225,652
Retirement and severance benefits		49,555	31,093	—	80,648		22,178
Loss from disposition of loans		169,560	75,000	—	244,560		67,254
Allowance for loan losses		294,350	238,816	294,350	238,816		65,674
Other allowances		52,049	141,896	52,049	141,896		39,021
Allowance for guarantees and acceptances		54,004	34,435	54,004	34,435		9,470
Other		170,861	23,140	47,350	146,651		40,330

		1,469,638	705,058	467,135	1,707,561		469,579

Additional temporary differences:

Accrued income		104,061	65,152	72,660	96,553		26,552
Investment in securities		37,824	(38,786)	(46,365)	45,403		12,486
Unrealized gain on investment in securities		(3,752)	3,020	(3,752)	3,020		831
Retirement insurance		49,551	31,161	64	80,648		22,178
Other		55,210	14,731	28,995	40,946		11,260

		242,894	75,278	51,602	266,570		73,307

		1,226,744	629,780	415,533	1,440,991		396,272
Tax effects of tax loss carryforwards							131,675
Total tax effects							527,947
Unrealizable deferred tax assets							348,204

Net deferred tax assets						~~W~~	179,743

(d)	Effective income tax rate for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won, except tax rate)
	2005		2004
Net income before income tax expense	~~W~~	(60,443)	2,498
Income tax expense	~~W~~	696,062	267,736

Effective income tax rate (%)		—	0.93

41
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(22)	Earnings Per Share

Earnings per share are calculated by dividing net income by the weighted-average number of shares of common stock outstanding. Earnings per share for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won, except per share)
	2005		2004
Net income	~~W~~	756,505	265,238
Net income available for common stock	~~W~~	756,505	265,238
Weighted average number of common shares outstanding		719,118,429	719,118,429

Ordinary income per share in Won	~~W~~	1,052	369

Net earnings per share in Won	~~W~~	1,052	369

(23)	Related Party Transactions
(a)	Significant transactions with the related parties for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005			2004
Related party	Revenue		Expense	Revenue	Expense
Shinhan Bank	~~W~~	19,926	16,452	22,128	6,138
Shinhan Capital Co., Ltd.		570	506	812	4,523
Shinhan Card Co., Ltd.		1,571	—	1,049	—
Goodmorning Shinhan Securities Co., Ltd.		91	185	56	414
SH&C Life Insurance Co., Ltd.		26,525	2	12,565	—
Shinhan Credit Information Co., Ltd.		3	6,968	—	3,816
Shinhan Life Insurance Co., Ltd.		1,690	159	—	—
Jeju Bank		—	16	—	13
Shinhan BNP Paribas Investment Trust Management Co., Ltd.		—	52	—	—
e-Shinhan		—	—	—	600
Chohung Investment Trust Management Co., Ltd.		2	1,629	2	2,027
Chohung Finance Ltd.		2,451	6,240	720	2,259
CHB America Bank		1,106	—	487	—
Chohung Bank (Deutschland) GmbH		3,911	4,962	1,974	2,806
Chohung Vina Bank		—	—	—	99

	~~W~~	57,846	37,171	39,793	22,695

42
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(23)	Related Party Transactions, Continued
(b)	Significant balances with the related parties as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005			2004
Related party	Assets		Liabilities	Assets	Liabilities
Shinhan Financial Group Co., Ltd.	~~W~~	—	3,494	—	—
Shinhan Bank		1,218	13,038	8,176	24,747
Shinhan Capital Co., Ltd.		116	3,524	—	9,320
Shinhan Card Co., Ltd.		—	—	—	1
Goodmorning Shinhan Securities Co., Ltd.		6	5,321	—	9,270
SH&C Life Insurance Co., Ltd.		2,719	562	1,956	873
Shinhan Credit Information Co., Ltd.		—	661	—	435
Shinhan Life Insurance Co., Ltd.		37,790	3,434	—	—
Chohung Investment Trust Management Co., Ltd.		—	31,061	—	43,727
Chohung Finance Ltd.		66,023	158,598	44,343	91,904
CHB America Bank		24,035	—	32,797	—
Chohung Bank (Deutschland) GmbH		160,056	152,292	134,191	128,854

	~~W~~	291,963	371,985	221,463	309,131

(c)	As of December 31, 2005 and 2004, the Bank provided ~~W~~3,596 million and ~~W~~731 million of guarantees and acceptances to Chohung Finance Ltd., respectively.
(24)	Employees Benefits

As of December 31, 2005 and 2004, the Bank provide housing loans to employees, amounting to ~~W~~124,065 million and ~~W~~106,190 million, respectively.

43
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(25)	Derivatives
(a)	Details of unsettled derivative instruments as of December 31, 2005 and 2004 are as follows:

		(in millions of Won)
		2005
		Purpose of transactions
		Trading		Hedge	Total
Currency related	Forwards	~~W~~	26,933,551	—	26,933,551
	Futures		130,424		130,424
	Swaps		4,903,201	749,620	5,652,821
	Options bought		1,397,723	—	1,397,723
	Options sold		1,475,300	—	1,475,300

			34,840,199	749,620	35,589,819
Interest rate related	Futures sold		42,079	—	42,079
	Swaps		10,318,173	657,800	10,975,973

			10,360,252	657,800	11,018,052
Stock price index related	Options bought		142,494	—	142,494
	Options sold		141,409	—	141,409

			283,903	—	283,903
Commodity related	Gold indexed options bought		87,170	—	87,170
	Gold indexed options sold		87,170		87,170
	Gold swaps		157	—	157

			174,497	—	174,497

		~~W~~	45,658,851	1,407,420	47,066,271

		(in millions of Won)
		2004
		Purpose of transactions
		Trading		Hedge	Total
Currency related	Forwards	~~W~~	21,093,758	1,673,669	22,767,427
	Swaps		2,548,661	271,388	2,820,049
	Options bought		743,639	—	743,639
	Options sold		713,779	—	713,779

			25,099,837	1,945,057	27,044,894
Interest rate related	Futures sold		68,839	—	68,839
	Futures bought		167,398	—	167,398
	Swaps		5,789,184	1,638,618	7,427,802

			6,025,421	1,638,618	7,664,039
Stock price index related	Options bought		73,284	—	73,284
	Options sold		73,483	—	73,483

			146,767	—	146,767
Commodity related	Gold indexed options bought		152,711	—	152,711
	Gold indexed options sold		160,214	—	160,214

			312,925	—	312,925

		~~W~~	31,584,950	3,583,675	35,168,625

44
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(25)	Derivatives, Continued
(b)	Details of valuation on trading and hedging derivative instruments as of December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005
	Valuation gain (losses)				Fair value
	Trading		Hedge	Total	Assets	Liabilities
Currency related:

Forwards	~~W~~	22,086	—	22,086	262,981	279,060
Swaps		3,591	(8,696)	(5,105)	93,711	93,447
Options bought		(5,675)	—	(5,675)	11,703	—
Options sold		5,185	—	5,185	—	19,198

		25,187	(8,696)	16,491	368,395	391,705

Interest rate related:

Swaps		2,475	(17,036)	(14,561)	45,320	66,863

Stock price index related:

Options bought		(330)	—	(330)	2,848	—
Options sold		894	—	894	—	2,850

		564	—	564	2,848	2,850

Commodity related:

Gold swaps		(5)	—	(5)	—	5

	~~W~~	28,221	(25,732)	2,489	416,563	461,423

45
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(25)	Derivatives, Continued

	(in millions of Won)
	2004
	Valuation gain (loss)				Fair value
	Trading		Hedge	Total	Assets	Liabilities
Currency related:

Forwards	~~W~~	3,402	—	3,402	720,802	728,230
Swaps		(8,301)	(3,763)	(12,064)	148,104	161,210
Options bought		11,814	—	11,814	23,429	—
Options sold		(9,848)	—	(9,848)	—	25,122

		(2,933)	(3,763)	(6,696)	892,335	914,562

Interest rate related:

Swaps		5,070	(36,319)	(31,249)	64,122	55,493

Stock price index related:

Options bought		(13,360)	—	(13,360)	1,449	—
Options sold		12,875	—	12,875	—	1,457

		(485)	—	(485)	1,449	1,457

Commodity related:

Gold indexed options bought		(1,932)	—	(1,932)	1,662	—
Gold indexed options sold		2,514	—	2,514	—	1,657

		582	—	582	1,662	1,657

	~~W~~	2,234	(40,082)	(37,848)	959,568	973,169

46
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(26)	Commitments and Contingencies
(a)	Litigation

As of December 31, 2005, the Bank faces 131 pending legal actions as a defendant involving aggregate claims of ~~W~~147,629 million and US$491,605 thousand. In addition, the Bank has filed 462 lawsuits as a plaintiff, which are still pending, with aggregated claims of ~~W~~265,077 million.

With respect to the lawsuit that the Bank lost the first trial, ~~W~~51,134 million of claim amount are recognized in the financial statements as other allowances as of December 31, 2005, and results from outstanding lawsuits are expected to be immaterial to the financial position of the Bank; however, the Bank may be exposed to additional losses and liabilities upon the result of outstanding lawsuits.

(b)	Loans sold under repurchase agreements to Korea Asset Management Corporation

In prior periods, the Bank transferred non-performing loans to the Korea Asset Management Corporation (the “KAMCO”). As of December 31, 2005, the Bank has outstanding loans in the amount of ~~W~~11,818 million, which may be repurchased when certain conditions are met, and for these loans, the Bank has recorded ~~W~~1,569 million of other allowances, which are included in other liabilities. However, additional losses may be incurred upon repurchase or settlement of the loans by KAMCO in accordance with the recourse provisions.

(c)	Guarantees and commitments

Details of guarantees and commitments as of December 31, 2005 are as follows:

	(in millions of Won)
Guarantees and acceptances outstanding	~~W~~	1,025,015

Contingent guarantees and acceptances		1,452,971

Loan commitments

Loan commitments in Won		15,147,258
Commitments for ABS / ABC purchase		1,413,046
Commitments for short-term financing		5,573,767
Other		13,900,630

Endorsed bills		5,166,316
(d)	Credit enhancement provided to Special Purpose Companies (“SPCs”)

With respect to disposition of non-performing loans to CHB NPL 1st SPC, the Bank has provided ~~W~~90,000 million of warranty on recourse obligation for credit enhancement and ~~W~~40,000 million of government and public bonds as collateral, as of December 31, 2005. Additionally, the Bank has provided ~~W~~16,000 million of warranty on recourse obligation for credit enhancement in relation to disposition of non-performing loans to CHB NPL 2004 1st SPC, as of December 31, 2005.

47
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(26)	Commitments and Contingencies, Continued
(a)	Subsidy for trust accounts

As of December 31, 2005, the Bank guarantees repayment of principal and, in certain cases, minimum interest earnings on trust account assets amounting to ~~W~~1,297,118 million and ~~W~~10,310 million. Additional losses may be recorded based upon the results of the future operations of these guaranteed trust accounts.

(f)	Loans related to financially troubled companies

Pursuant to the agreement with Creditor Banks Committee of LG Card Co., Ltd., which has been under the joint control of creditors, the Bank converted ~~W~~10,000 million of loans into equity and provided ~~W~~13,000 million of additional capital for the year ended December 31, 2005. As of December 31, 2005, the Bank has ~~W~~72,200 million of loans made to and ~~W~~151,923 million of securities issued by LG Card Co., Ltd., and also provided ~~W~~13,718 million of allowance for losses on those loans. However, actual losses on those loans and securities may differ materially from the management’s assessment. The ultimate impact that this uncertainty will have on the financial position of the Bank at the balance sheet dates cannot presently determined and, accordingly, no provisions have been made.

As of December 31, 2005, the Bank has ~~W~~131,014 million of loans (including guarantees and acceptances outstanding) made to and ~~W~~130,494 million of securities issued by SK Networks Co., Ltd. (including its overseas subsidiaries), which has been under the joint control of creditors, and the Bank provided ~~W~~17,081 million of allowance for losses on those loans. However, actual losses on these loans and securities may differ materially from the management’s assessment. The ultimate impact that this uncertainty will have on the financial position of the Bank at the balance sheet dates cannot presently determined and, accordingly, no provisions have been made.
(27)	Statements of Cash Flows
(a)	Cash and cash equivalents as of December 31, 2005 and 2004 in the statements of cash flows are equivalent to cash and due from banks on the balance sheets.

(b)	Significant transactions not involving cash inflows or outflows for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won)
	2005		2004
Unrealized gain on available-for-sale securities	~~W~~	1,083,041	479,557

Unrealized gain on equity method investment securities		7,580	14,713

Loans converted into equity securities		10,244	50,758
Loans converted into available-for-sale securities resulting from debt-to-equity conversion		11,813	40,575
Income tax adjustments for unrealized gain (loss) on available-for-sale securities		437,449	—
Available-for-sale securities acquired in exchange for treasury stock		—	143,769
Transfer treasury stock to loss from disposition of treasury stock		—	59,317

48
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(28)	Other Information on Business Divisions
(a)	Business units

The Bank has the following business units as of December 31, 2005:

Functional information by business units:

Description	Areas of business
Retail banking group	Loans to or deposits from household
Middle market group	Loans to or deposits from small and medium enterprises
Institutional banking group	Loans to or deposits from hospitals, airport and schools
Corporate and investment banking group	Loans to or deposits from large enterprises
International division	Overseas subsidiaries operations and other international business
Other	Investment in securities, management of currencies, special business and other related business
Financial information by business units:

	(in millions of Won)
	Pre-provision
	income		Loans	Securities
Retail banking group	~~W~~	371,737	20,424,646	—
Middle market group		495,873	18,602,198	661,734
Institutional banking group		(128,245)	967,337	8,107,591
Corporate and investment banking group		376,321	200,075
International division		203,515	5,039,764	—
Other		98,333	303,082	1,875,608

	~~W~~	1,417,534	45,537,102	10,644,933

(b)	Financial information by geographical market

The Bank principally operates in the Republic of Korea, and its business is divided into domestic and overseas. Detailed financial information by geographical market for the year ended December 31, 2005 is as follows:

	(in millions of Won)
	Domestic		Overseas	Total
Operating revenue	~~W~~	7,268,294	42,372	7,310,666
Operating income		613,633	29,949	643,582
Loans		45,009,318	527,784	45,537,102
Securities		10,607,354	37,579	10,644,933

49
CHOHUNG BANK
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2005 and 2004
(29)	Financial Performance

Financial performance for the fourth quarters ended December 31, 2005 and 2004 are as follows:

	(in millions of Won, except earnings per share)
	Fourth quarter ended		Fourth quarter ended
	December 31, 2005		December 31, 2004
Operating revenue	~~W~~	1,675,564	2,727,839
Operating income		149,738	58,895
Net income		219,473	76,412
Net earnings per share in Won		305	106
(30)	Effective Date for Financial Statements

The accompanying non-consolidated financial statements are to be approved at the Board of Directors’ meeting on February 15, 2006.

(31)	Merger with Shinhan Bank and spin-off credit card operation

On December 30, 2005, the Bank reached an agreement to merge Shinhan Bank with the merge ratio of 1:3.8678. Under the terms of the agreement, the merger will be consummated on April 1, 2006 and the newly merged bank will change its name to Shinhan Bank. Additionally, on December 30, 2005, the Bank entered into an agreement to spin off its credit card operation and merge with Shinhan Card Co., Ltd. Each share of the Bank will converted into 0.9809 shares of Shinhan Card Co., Ltd. on April 1, 2006.

(Appendix 11)
CHOHUNG BANK
Non-Consolidated Financial Statements
December 31, 2004 and 2003
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholder
Chohung Bank:
We have audited the accompanying non-consolidated balance sheet of Chohung Bank (the “Bank”) as of December 31, 2004, and the related non-consolidated statements of operations, disposition of accumulated deficits and cash flows for the year then ended. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audit. The accompanying non-consolidated financial statements as of and for the year ended December 31, 2003, presented herein for comparative purposes, were audited by Anjin Deloitte LLC, whose report thereon dated January 30, 2004 expressed an unqualified opinion on those non-consolidated financial statements.
We conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2004, and the results of its operations, the changes in its accumulated deficits and its cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying non-consolidated financial statements as of and for the years ended December 31, 2004 and 2003 have been translated into United States dollars solely for the convenience of the reader and have been translated on the basis set forth in Note 2(b) to the non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in note 2(a) to the non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

As described in Note 26(f) to the non-consolidated financial statements, the Bank converted ~~W~~117,100 million of loans and ~~W~~30,000 million of corporate bonds, which had been provided to and issued by LG Card Co., Ltd., an entity that has been under control by creditor banks, into equity securities for the year ended December 31, 2004. As of December 31, 2004, the Bank had ~~W~~75,700 million of loans made to and ~~W~~88,390 million of securities issued by LG Card Co., Ltd., in both bank and trust account, and provided ~~W~~14,524 million of allowance for loan losses for those loans. However, actual losses on those loans and securities may differ materially from the management’s assessment. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Bank.
As described in Note 26(f) to the non-consolidated financial statements, as of December 31, 2004, the Bank had ~~W~~156,195 million of loans (including guarantees and acceptances outstanding) made to SK Networks Co., Ltd. (including its overseas subsidiaries), which has been under the joint control of creditors, and for those loans, the Bank provided ~~W~~18,744 million of allowance for loan losses (including allowances for loss on guarantees and acceptances). Additionally, the Bank converted ~~W~~39,975 million of loans into equity securities for the year ended December 31, 2004, and, as a result, total equity securities invested in SK Networks Co., Ltd. amounted to ~~W~~96,042 million (including preferred shares) as of December 31, 2004. Actual losses on these loans and securities may differ materially from the management’s assessment. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Bank.
As described in Note 27 to the non-consolidated financial statements, Shinhan Financial Group Co., Ltd. acquired 135,553,817 shares (18.85% of total outstanding shares) of the remaining minority shares in the Bank through a tender offer and share exchange pursuant to the resolution of Board of Directors’ Meeting held on April 12, 2004. As a result, the Bank became a wholly-owned subsidiary of Shinhan Financial Group Co., Ltd., and its stock was delisted from the Korea Stock Exchange as of July 2, 2004.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 21, 2005

This report is effective as of January 21, 2005, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Chohung Bank
Non-Consolidated Balance Sheets
December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Assets

Cash and due from banks (notes 3, 14, 16 and 23)	~~W~~	2,750,946	1,550,638	$2,635,511	1,485,570
Securities (notes 4, 14, 15 and 23)		11,499,243	9,206,062	11,016,711	8,819,756
Loans (notes 5, 14 and 23)		41,586,846	42,701,666	39,841,776	40,909,817
Fixed assets (notes 6, 14, 15 and 16)		1,252,573	1,280,655	1,200,012	1,226,916
Other assets (notes 7, 14 and 23)		8,299,492	4,486,564	7,951,228	4,298,298

	~~W~~	65,389,100	59,225,585	$62,645,238	56,740,357

Liabilities and Stockholder’s equity

Liabilities:

Deposits (notes 8, 14, and 23)	~~W~~	41,313,073	40,030,091	$39,579,491	38,350,346
Borrowings (notes 9, 14 and 23)		5,057,559	5,711,922	4,845,334	5,472,238
Debentures (notes 10, 14 and 23)		7,115,575	6,424,165	6,816,990	6,154,594
Retirement and severance benefits (note 11)		51,827	33,041	49,652	31,654
Other liabilities (notes 12, 14, 23 and 26)		9,240,138	5,090,005	8,852,403	4,876,418

Total liabilities		62,778,172	57,289,224	60,143,870	54,885,250

Stockholder’s equity:

Common stock of ~~W~~5,000 par value		3,595,592	3,595,592	3,444,714	3,444,714
Authorized - 2,000,000,000 shares
Issued - 719,118,429 shares
Accumulated deficits (note 17)		(1,620,607)	(1,890,738)	(1,552,603)	(1,811,399)
Capital adjustments (notes 18 and 19)		635,943	231,507	609,257	221,792

Total stockholder’s equity		2,610,928	1,936,361	2,501,368	1,855,107

Commitments and contingencies (note 26)

	~~W~~	65,389,100	59,225,585	$62,645,238	56,740,357

See accompanying notes to non-consolidated financial statements.

Chohung Bank
Non-Consolidated Statements of Operations
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Interest income and dividends: (note 23)

Interest on due from banks	~~W~~	5,392	5,267	$5,166	5,046
Interest and dividends on securities		417,591	520,143	400,068	498,317
Interest on loans		2,921,984	3,263,010	2,799,372	3,126,087
Other		17,965	26,644	17,211	25,526

		3,362,932	3,815,064	3,221,817	3,654,976
Interest expense: (note 23)

Interest on deposits		1,154,628	1,409,828	1,106,178	1,350,669
Interest on borrowings		130,942	170,889	125,447	163,718
Interest on debentures		334,990	386,865	320,933	370,631
Other		28,292	72,002	27,105	68,981

		1,648,852	2,039,584	1,579,663	1,953,999

Net interest income		1,714,080	1,775,480	1,642,154	1,700,977

Provision for loan losses		953,886	2,156,538	913,859	2,066,045

Net interest income (loss) after provision for loan losses		760,194	(381,058)	728,295	(365,068)

Non-interest income:

Fees and commission income (note 23)		665,978	696,004	638,032	666,798
Unrealized gain on trading securities		3,337	58	3,197	56
Realized gain from disposition of trading securities		52,664	24,411	50,454	23,387
Realized gain from disposition of available-for-sale securities		31,356	178,900	30,040	171,393
Reversal of impairment loss on available-for-sale securities		147	19,026	141	18,228
Gain from equity method		14,337	—	13,735	—
Gain from disposition of loans		23,975	1,320	22,969	1,265
Gain from trust management		48,306	46,984	46,279	45,012
Gain on foreign currency transactions		345,461	167,474	330,965	160,446
Gain on derivatives		2,262,491	561,083	2,167,552	537,539
Others		67,185	181,208	64,366	173,604

		3,515,237	1,876,468	3,367,730	1,797,728

Chohung Bank
Non-Consolidated Statements of Operations, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars, except per share data)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Non-interest expenses:

Fees and commission expense (note 23)		136,073	149,143	130,363	142,885
General and administrative expenses (note 20)		960,853	908,250	920,534	870,139
Unrealized loss on trading securities		317	4,374	304	4,190
Realized loss from disposition of trading securities		6,558	15,509	6,283	14,858
Realized loss from disposition of available-for-sale securities		382	14,037	366	13,448
Impairment loss on available-for-sale securities		52,890	232,629	50,670	222,867
Loss from equity method		—	5,306	—	5,083
Loss from disposition of loans		57,140	169,560	54,742	162,445
Contribution to Credit Guarantee Fund		51,840	53,959	49,665	51,695
Loss on foreign currency transactions		229,670	94,630	220,033	90,659
Loss on derivatives		2,290,133	539,595	2,194,034	516,952
Others		221,839	227,182	212,530	217,649

		4,007,695	2,414,174	3,839,524	2,312,870

Net Non-Interest Income (loss)		(492,458)	(537,706)	(471,794)	(515,142)

Ordinary income (loss)		267,736	(918,764)	256,501	(880,210)

Extraordinary gain (loss)		—	—	—	—

Earnings (losses) before income taxes		267,736	(918,764)	256,501	(880,210)

Income taxes (note 21)		2,498	50,176	2,393	48,071

Net earnings (losses)	~~W~~	265,238	(968,940)	$254,108	(928,281)

Ordinary income (loss) per share in Won and U.S. dollars (note 22)	~~W~~	369	(1,425)	$0.354	(1.365)

Net earnings (loss) per share in Won and U.S. dollars (note 22)	~~W~~	369	(1,425)	$0.354	(1.365)

See accompanying notes to non-consolidated financial statements.

Chohung Bank
Non-Consolidated Statements of Disposition of Accumulated Deficits
For the years ended December 31, 2004 and 2003
Date of Disposition for 2003: March 25, 2004
Date of Disposition for 2004: March 30, 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Undisposed accumulated deficits:

Balance at beginning of year	~~W~~	(1,905,362)	(931,362)	$(1,825,409)	(892,280)
Cumulative effect of accounting changes		—	(1,918)	—	(1,837)
Changes in retained earnings of subsidiaries		2,736	4	2,621	3
Transfer from other reserves		(6,641)	(3,146)	(6,362)	(3,014)
Net earnings (losses)		265,238	(968,940)	254,108	(928,281)

		(1,644,029)	(1,905,362)	(1,575,042)	(1,825,409)

Disposition of accumulated deficits		—	—	—	—

Undisposed accumulated deficits to be carried over to subsequent year	~~W~~	(1,644,029)	(1,905,362)	$(1,575,042)	(1,825,409)

See accompanying notes to non-consolidated financial statements.

Chohung Bank
Non-Consolidated Statements of Cash Flows
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash flows from operating activities:

Net earnings (losses)	~~W~~	265,238	(968,940)	$254,108	(928,281)

Adjustments to reconcile net earnings to net cash provided by operating activities:

Depreciation and amortization expense		96,716	210,994	92,657	202,141
Provision for loan losses		953,886	2,156,538	913,859	2,066,045
Provision for retirement and severance benefits		54,060	32,986	51,792	31,602
Unrealized loss (gain) on trading securities, net		(3,020)	4,316	(2,893)	4,134
Realized gain from disposition of trading securities, net		(46,106)	(8,902)	(44,171)	(8,529)
Realized gain from disposition of available-for-sale securities, net		(30,974)	(164,863)	(29,674)	(157,945)
Impairment loss on available-for-sale securities		52,890	232,629	50,670	222,867
Reversal of impairment loss on available-for-sale securities		(147)	(19,026)	(141)	(18,228)
Loss (gain) on equity method, net		(14,337)	5,306	(13,735)	5,083
Loss from disposition of loans, net		33,165	168,240	31,773	161,180
Loss (gain) on derivatives, net		27,642	(2,293)	26,482	(2,196)
Loss (gain) from foreign currency transactions, net		(81,629)	3,161	(78,204)	3,029
Decrease in other assets		28,891	142,239	27,679	136,270
Decrease in other liabilities		(35,336)	(138,583)	(33,853)	(132,768)
Retirement and severance benefits paid		(2,223)	(1,954)	(2,130)	(1,872)
Increase in deposit for severance benefit insurance		(33,035)	(17,800)	(31,649)	(17,053)
Others, net		198,234	120,128	189,916	115,088

Net cash provided by operating activities		1,463,915	1,754,176	1,402,486	1,680,567

Cash flows from investing activities:

Cash provided by investing activities:

Decrease in securities		3,620,490	2,867,439	3,468,567	2,747,116
Decrease in loans		1,239,090	—	1,187,095	—
Collection of written-off loans		214,569	—	205,565	—
Decrease in fixed assets		15,385	51,132	14,739	48,986
Decrease in other assets		1,573,934	1,180,122	1,507,889	1,130,602

		6,663,468	4,098,693	6,383,855	3,926,704

Cash used in investing activities:

Increase in securities		(5,199,355)	(129,830)	(4,981,179)	(124,382)
Increase in loans		(1,399,322)	(436,739)	(1,340,604)	(418,413)
Increase in fixed assets		(91,285)	(138,886)	(87,454)	(133,058)
Increase in other assets		(3,205,541)	(164,666)	(3,071,030)	(157,756)
Decrease in other liabilities		(1,442,759)	—	(1,382,218)	—

		(11,338,262)	(870,121)	(10,862,485)	(833,609)

Net cash provided by (used in) investing activities		(4,674,794)	3,228,572	(4,478,630)	3,093,095

Chohung Bank
Non-Consolidated Statements of Cash Flows, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash flows from financing activities:

Cash provided by financing activities:

Increase in deposits		1,625,922	153,911	1,557,696	147,453
Increase in borrowings		3,561,624	597,649	3,412,171	572,571
Increase in debentures		4,251,881	642,002	4,073,463	615,062
Increase in other liabilities		3,373,820	218,122	3,201,071	208,969
Issuance of additional shares		—	198,963	—	190,614

		12,813,247	1,810,647	12,244,401	1,734,669

Cash used in financing activities:

Decrease in deposits		(342,941)	(5,249,659)	(328,551)	(5,029,373)
Decrease in borrowings		(4,215,883)	(1,497,086)	(4,038,976)	(1,434,266)
Decrease in debentures		(3,526,220)	—	(3,378,253)	—
Decrease in other liabilities		(113,480)	(1,194,828)	(108,718)	(1,144,690)
Acquisition of treasury stock		(203,536)	—	(194,995)	—

		(8,402,060)	(7,941,573)	(8,049,493)	(7,608,329)

Net cash provided by (used in) financing activities		4,411,187	(6,130,926)	4,194,908	(5,873,660)

Net increase (decrease) in cash		1,200,308	(1,148,178)	1,118,764	(1,099,998)

Cash and due from banks at beginning of year		1,550,638	2,698,816	1,485,570	2,585,568

Cash and due from banks at end of year	~~W~~	2,750,946	1,550,638	$2,604,334	1,485,570

See accompanying notes to non-consolidated financial statements.

Chohung Bank
Notes to Non-Consolidated Financial Statements
December 31, 2004 and 2003
(1)	Description of the Bank

Chohung Bank (“the Bank”) was established on October 1, 1943 through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. On June 3, 1956, the shares of Chohung Bank were listed on the Korea Stock Exchange, and as of December 31, 2004, the Bank operates through 450 domestic branches, 83 depositary offices, and 6 overseas subsidiaries. The Bank acquired Chungbuk Bank and Kangwon Bank on April 30, 1999 and September 11, 1999, respectively.

On August 19, 2003, Shinhan Financial Group Co., Ltd. acquired 80.04% of the total outstanding shares in the Bank from Korea Deposit Insurance Corporation and on June 22, 2004, additionally acquired the remaining shares through a tender offer and share exchange. As a result, the Bank became a wholly owned subsidiary of the Shinhan Financial Group Co., Ltd., and the Bank’s stock was delisted from the Korea Stock Exchange as of July 2, 2004.

As of December 31, 2004, capital stock of the Bank amounts to ~~W~~3,595,592 million and its issued and outstanding shares are 719,118,429 shares.

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Financial Statements Presentation

The Bank maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Bank’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Bank, and do not include the accounts of any of its subsidiaries.

(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,043.80 to US$1, the basic exchange rate on December 31, 2004. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Application of the Statements of Korean Financial Accounting Standards

Effective January 1, 2004, Bank has adopted Statements of Korean Financial Accounting Standards (the “SKAS”) No. 13 “Troubled Debt Structuring”, and No. 15 “The Equity Method of Accounting”, effective from the first fiscal year beginning after December 31, 2004 with encouraged earlier application. As a result, the effect from application of those accounting standards was to decrease undisposed accumulated deficits and capital adjustments by ~~W~~13,257 million, and increase retained earnings by ~~W~~18,164 million, as of December 31, 2004.

2

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
Additionally, non-consolidated financial statements as of and for the year ended December 31, 2003, which are presented for comparative purposes, were retroactively restated, as a result, investment securities accounted for by the equity method decreased by ~~W~~2,279 million, and undisposed accumulated deficits and capital adjustments increased by ~~W~~4,907 million and ~~W~~2,628 million, respectively, as of December 31, 2003.

Except for the adoption of aforementioned accounting standards, the same accounting policies are applied for the non-consolidated financial statements both as of and for the years ended December 31, 2004 and 2003.

(d)	Investments in Securities

Upon acquisition, the Bank classifies certain debt and equity securities into one of the three categories: held-to-maturity, available-for-sale, or trading securities. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

(e)	Investment Securities Accounted for by the Equity Method

Investments in affiliated companies with the Bank’s ownership of 20% or more or over which the Bank has significant management control are stated at an amount as determined using the equity method.

Under the equity method, the Bank’s initial investment is recorded at cost and is subsequently increased to reflect the Bank’s share of the investee income and reduced to reflect the Bank’s share of the investee losses or dividends received.

In case of translating financial statements denominated in foreign currencies, where the balances are determined by the equity method, assets and liabilities are translated at current rate as of the balance sheet date and capital accounts at historical rate. Any differences resulting from such foreign currency translation are accounted for as valuation gains (losses) under the equity method, a component of capital adjustments in the stockholder’s equity.

3

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(f)	Allowance for Loan Losses

The Bank classifies its corporate loans into five categories based on borrowers’ repayment capacity and historical financial transactions records, and makes allowances for loan losses in the amount of 0.5% or more, 2% or more, 20% or more, 95% (50% in 2003) or more and 100% of those classified into normal, precautionary, sub-standard, doubtful and estimated loss, respectively. Additionally, household loans are classified by considering current financial status, including delinquency period, bankruptcies and collateral value, and allowance for loan losses for those household loans are of 0.75% or more, 8% or more, 20% or more, 55% or more and 100% of those classified into normal, precautionary, sub-standard, doubtful and estimated loss, respectively.

As for credit card loans, the Bank provides allowance for loan losses of 1% or more, 12% or more, 20% or more, 60% or more and 100% of those classified into normal, precautionary, sub-standard, doubtful and estimated loss, respectively.

In addition, in case of household loans which were made after September 9, 2002 and secured by real estate and for which the ratio of loans to collateral value exceeds 60 percent, the Bank makes the allowance for loan losses in the amounts of 1% or more and 10% or more of those classified into normal and precautionary.

Also, the Bank provides other allowance, which is included in other liabilities, in the amount of 1% of the balance after deduction of cash advances previously made from 75% of credit limit, provided that the credit card accounts have had transaction records in the latest twelve-month period.

(g)	Troubled Loans Structuring

The Bank adopted SKAS No. 13, “Troubled Debt Structuring”, effective from the first fiscal year beginning after December 31, 2003. In accordance with SKAS No. 13, a loan of which contractual terms are modified in a troubled debt structuring program is accounted for at present value of future cash flows in the modified contract discounted using the effective interest rate in the original contract. If the present value differs from the face value of the loans, the difference is recorded as an allowance for loan losses or provision for loan losses in the current period if additional allowances need to be provided for. The difference recorded as allowance for loan losses are amortized using the effective interest method and are recognized as interest income.

Unamortized present value discounts as of the beginning of the current period are reclassified into allowance for loan losses pursuant to SKAS No. 13.

(h)	Interest Income Recognition

Interest income on bank deposits, loans and securities is recognized on the accrual basis, except for interest income on loans having overdue interest and principal and loans to customers that went bankrupt.

(i)	Fixed Assets
(i)	Tangible assets

Tangible assets are stated at cost, except in the case of revaluation made in accordance with the old Asset Revaluation Law on July 1, 1998. Significant additions or improvements extending value or useful lives of assets are capitalized, while normal maintenance and repairs are charged to expense when incurred.

4

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
The depreciation method and useful lives of tangible assets are as follows:

Description	Depreciation Method	Useful Lives
Buildings purchased before January 1, 1995	Declining-balance	40 – 60 years
Buildings purchased after January 1, 1995	Straight-line
Leasehold improvements	Straight-line	Five years
Furniture, office equipment and other	Declining-balance	Five years
(ii)	Intangible assets

Intangible assets are stated at cost less accumulated amortization and impairment losses, and such intangible assets are amortized using the straight-line method over certain periods within 20 years.
(j)	Discount on Debentures

Discount on debenture issued, which represents the difference between the face value and issuance price of debentures, is amortized using the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(k)	Retirement and Severance Benefits

Employees who have been with the Bank for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Bank. The Bank’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying non-consolidated balance sheets as a deduction from the liability for retirement and severance benefits.

(l)	Allowance for Guarantees and Acceptances

The Bank provides an allowance for losses on guarantees and acceptances, which are classified as substandard, doubtful and estimated loss using the same method as that used to provide for losses on its corporate loans.

(m)	Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

5

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(n)	Derivatives

Derivative instruments are presented as assets or liabilities valued principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations.

However, for derivative instruments for the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction, the hedge-effective portion of the derivative’s gain or loss is deferred as a capital adjustment, a component of stockholder’s equity. The ineffective portion of the gain or loss is charged or credited to current results of operations.

(o)	Stock Options

The employee stock option program allows the Bank’s employees to acquire shares of the Bank based on stock grant and price compensation type. In case of stock grant type, the Bank values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options are vested. When the options are exercised, the amount of the difference between the exercise price and face value of new shares is credited to the capital adjustment account as for the new shares granted, and the amount of the difference between the exercise price and book value of treasury stock is credited to the capital adjustment account as for the treasury stock granted. In case of price compensation type, the Bank recognizes the compensation expense as an expense and a liability over the period in which the options are vested.

(p)	Translation of Foreign Currency Denominated Assets and Liabilities

Assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,043.80 and ~~W~~1,197.80 to US$1, the rates of exchange on December 31, 2004 and 2003, respectively, as permitted by the Financial Accounting Standards, except for swap funds which are translated at the specified rates in the contracts. Financial statements of overseas branches are also translated into Korean Won at the above base rates on the balance sheet dates.

(q)	Contingent Liabilities

Contingent losses are generally recognized as a liability when probable and reasonably estimable.

(r)	Use of Estimates

The preparation of non-consolidated financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the non-consolidated financial statements and related notes to the non-consolidated financial statements. Actual results could differ from those estimates.

(s)	Reclassification of Prior Year Non-Consolidated Financial Statements

Certain accounts of the non-consolidated financial statements as of and for the year ended December 31, 2003 were reclassified to conform to the current year’s presentation. These reclassifications do not result in any change to reported net earnings or stockholder’s equity.

6

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(2)	Cash and Due from Banks
(a)	Cash and due from bank as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Cash on hand	~~W~~	996,731	1,002,389	$954,906	960,327

Due from banks in Won:

Reserve deposits in the Bank of Korea		1,391,977	462,188	1,333,567	442,793
Other		75,657	1,194	72,482	1,144

		1,467,634	463,382	1,406,049	443,937

Due from banks in foreign currencies:

Demand deposits		258,975	52,625	248,108	50,417
Time deposits		26,798	31,596	25,674	30,270
Other		808	646	774	619

		286,581	84,867	274,556	81,306

	~~W~~	2,750,946	1,550,638	$2,635,511	1,485,570

(b)	Restricted due from banks as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003	Restriction
Due from banks in Won:

Reserve deposits in the Bank of Korea	~~W~~	1,391,977	462,188	General Banking Act of the Republic of Korea

Due from banks in foreign currencies:

Demand deposits		—	26,609	General Banking Act of the Republic of Korea
Time deposits		10,672	12,247	Pledged for borrowings
Other		501	646	Deposit for derivatives transactions

	~~W~~	1,403,150	501,690

7

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(3)	Cash and Due from Banks, Continued
(c)	The maturities of due from banks by remaining period as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	Due from banks in
			foreign
At December 31, 2004	Won		currencies	Total
Due in 3 months	~~W~~	175,034	277,543	452,577
Due after 3 months through 6 months		75,000	9,038	84,038
Due after 6 months through 1 year		—	—	—
Due thereafter		1,217,600	—	1,217,600

	~~W~~	1,467,634	286,581	1,754,215

	(in millions of Won)
	Due from banks in
			foreign
At December 31, 2003	Won		currencies	Total
Due in 3 months	~~W~~	—	74,178	74,178
Due after 3 months through 6 months		—	7,319	7,319
Due after 6 months through 1 year		—	3,370	3,370
Due thereafter		463,382	—	463,382

	~~W~~	463,382	84,867	548,249

(4)	Securities

Securities as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Trading securities	~~W~~	2,237,944	1,124,595	$2,144,034	1,077,404
Available-for-sale securities		9,065,878	7,884,816	8,685,456	7,553,953
Investment securities accounted for by the equity method		195,421	196,651	187,221	188,399

	~~W~~	11,499,243	9,206,062	$11,016,711	8,819,756

There are no held-to-maturity securities as of December 31, 2004 and 2003, as all amounts were reclassified into available-for-sale securities during the year ended December 31, 2003.

8

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities, Continued
(a)	Trading Securities
(i)	Trading securities as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Debt securities:

Government bonds	~~W~~	1,035,382	332,866	$991,935	318,898
Finance debentures		302,632	330,586	289,933	316,714
Corporate bonds		518,670	382,778	496,905	366,716

		1,856,684	1,046,230	1,778,773	1,002,328
Securities in foreign currencies		11,345	1,330	10,868	1,274
Other		369,915	77,035	354,393	73,802

	~~W~~	2,237,944	1,124,595	$2,144,034	1,077,404

(ii)	Details of trading debt securities as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	1,020,000	1,034,385	1,034,561	1,040,831	1,035,382
Finance debentures		310,000	299,723	302,092	303,027	302,632
Corporate bonds		510,000	517,037	517,031	520,846	518,670

	~~W~~	1,840,000	1,851,145	1,853,684	1,864,704	1,856,684

	(in millions of Won)
	2003
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	330,000	334,010	333,242	336,296	332,866
Finance debentures		340,000	329,661	331,376	331,780	330,586
Corporate bonds		370,000	382,885	381,265	383,469	382,778

	~~W~~	1,040,000	1,046,556	1,045,883	1,051,545	1,046,230

(*)	Debt securities are recorded at fair value using the market yield of bonds provided by the bond credit rating and pricing associations.

(**)	The difference between fair value and book value is recorded as accrued income.

9

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities, Continued
(b)	Available-for-Sale Securities
(i)	Available-for-sale securities as of December 31, 2004 and 2003 consist of the following:

(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Equity securities:

Stocks	~~W~~	1,352,687	767,941	$1,295,925	735,717
Investment in special fund		2,320	18,108	2,223	17,348

		1,355,007	786,049	1,298,148	753,065

Debt securities:

Government bonds		1,891,753	1,385,393	1,812,371	1,327,259
Finance debentures		1,440,120	1,587,961	1,379,690	1,521,327
Corporate bonds		4,317,491	4,027,137	4,136,321	3,858,150

		7,649,364	7,000,491	7,328,382	6,706,736

Securities in foreign currencies		30,641	63,572	29,355	60,904
Other		30,866	34,704	29,571	33,248

	~~W~~	9,065,878	7,884,816	$8,685,456	7,553,953

(ii)	Details of available-for-sale debt securities as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	1,787,546	1,831,395	1,788,448	1,922,194	1,891,753
Finance debentures		1,430,000	1,421,741	1,429,058	1,447,357	1,440,120
Corporate bonds		4,576,594	4,314,349	4,281,648	4,335,805	4,317,491

	~~W~~	7,794,140	7,567,485	7,499,154	7,705,356	7,649,364

	(in millions of Won)
	2003
	Face		Acquisition	Amortized	Fair value	Book value
	value		cost	cost	(*)	(**)
Government bonds	~~W~~	1,344,000	1,343,412	1,286,802	1,398,086	1,385,393
Finance debentures		1,609,000	1,567,227	1,584,513	1,592,419	1,587,961
Corporate bonds		4,198,678	3,977,602	4,013,413	4,041,432	4,027,137

	~~W~~	7,151,678	6,888,241	6,884,728	7,031,937	7,000,491

(*)	Debt securities are recorded at fair value using the market yield of bonds provided by the bond credit rating and pricing associations.

(**)	The difference between fair value and book value is recorded as accrued income.

10

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities, Continued
(iii)	Details of available-for-sale equity securities as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
		2004
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Stocks:

Marketable stocks:

Hynix Semiconductor Inc.	10.24	~~W~~	175,398	529,130	529,130
Shinhan Financial Group Co., Ltd.	2.91		144,218	210,262	210,262
Ssangyong Motors Co., Ltd.	10.10		77,883	73,201	73,201
Ssangyong Cement Industry Co., Ltd.	10.16		54,096	43,792	43,792
Ssangyong Corporation	45.22		30,589	26,824	26,824
SK Networks Co., Ltd.	3.60		41,816	56,967	56,967
Hyundai Engineering & Construction Co., Ltd.	3.79		21,957	32,950	32,950
Daewoo Engineering & Construction Co., Ltd.	2.66		32,968	56,207	56,207
Dongbu Anam Semiconductor Inc.	2.22		16,168	13,724	13,724
Daewoo International Corporation	4.00		5,186	15,835	15,835
LG Card Co., Ltd.	4.30		27,500	88,390	88,390
Other	—		25,141	30,822	30,822

			652,920	1,178,104	1,178,104

Non-marketable stocks:

SK Networks Co., Ltd. (Preferred shares)	0.21		32,937	39,075	39,075
Daewoo Electronics Corporation	5.44		21,428	26,429	26,429
Samsung Life Insurance Co., Ltd.	0.29		16,990	16,990	16,990
Korea Securities Finance Corporation	2.96		10,060	10,964	10,964
KGI Securities Co., Ltd.	8.76		17,373	11,601	11,601
BC Card Co., Ltd.	14.85		5,840	10,984	10,984
Other	—		63,028	58,540	58,540

			167,656	174,583	174,583

		~~W~~	820,576	1,352,687	1,352,687

Investment in special fund:

Other		~~W~~	2,600	2,320	2,320

~~W~~970,544 million of above equity securities as of December 31, 2004 is restricted for sale for certain periods.

Additionally, investment in Ssangyong Corporation was acquired through conversion of loans and is excluded from the application of the equity method.

11

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities, Continued

	(in millions of Won)
		2003
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Stocks:

Marketable stocks:

Hynix Semiconductor Inc.	10.24	~~W~~	175,398	254,346	254,346
Ssangyong Motors Co., Ltd.	10.10		77,883	125,662	125,662
Ssangyong Cement Industry Co., Ltd.	10.16		54,096	54,096	54,096
Ssangyong Corporation	45.22		30,589	30,589	30,589
SK Networks Co., Ltd.	3.12		26,820	35,939	35,939
Daewoo Engineering & Construction Co., Ltd.	2.82		10,520	24,609	24,609
Hyundai Engineering & Construction Co., Ltd.	3.79		21,957	21,957	21,957
Anam Semiconductor Inc.	4.00		16,168	19,200	19,200
Daewoo International Corporation	3.79		5,186	11,115	11,115
Other			30,015	29,156	29,156

			448,632	606,669	606,669

Non-marketable stocks:

SK Networks Co., Ltd. (Preferred shares)	0.27		23,164	26,986	26,986
Daewoo Electronics Corporation	5.44		21,429	21,429	21,429
Samsung Life Insurance Co., Ltd.	0.29		16,991	26,052	16,991
Korea Securities Finance Corporation	2.96		10,060	10,060	10,060
KGI Securities Co., Ltd.	8.76		17,374	13,041	13,041
BC Card Co., Ltd.	14.85		5,840	5,840	5,840
Other			69,534	66,925	66,925

			164,392	170,333	161,272

		~~W~~	613,024	777,002	767,941

Investment in special fund:

Stock Market Stabilization Fund		~~W~~	14,539	14,539	14,539
Other			3,569	3,569	3,569

		~~W~~	18,108	18,108	18,108

Additionally, investment in Ssangyong Corporation was acquired through conversion of loans and is excluded from the application of the equity method.

12

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities, Continued
(iv)	The maturities of available-for-sale debt securities by remaining period as of December 31, 2004 and 2003 are as follows:

				(in millions of Won)
	Government		Finance	Corporate
At December 31, 2004	bonds		debentures	bonds	Total
Due in 3 months	~~W~~	48,677	329,203	6,559	384,439
Due after 3 months through 6 months		5,387	100,420	29,998	135,805
Due after 6 months through 1 year		191,487	40,278	114,222	345,987
Due after 1 year through 3 years		816,261	970,219	3,163,103	4,949,583
Due thereafter		829,941	—	1,003,609	1,833,550

	~~W~~	1,891,753	1,440,120	4,317,491	7,649,364

				(in millions of Won)
	Government		Finance	Corporate
At December 31, 2003	bonds		debentures	bonds	Total
Due in 3 months	~~W~~	27,651	47,758	955,372	1,030,781
Due after 3 months through 6 months		16,956	73,044	251,017	341,017
Due after 6 months through 1 year		83,507	584,782	807,623	1,475,912
Due after 1 year through 3 years		802,302	832,086	1,607,943	3,242,331
Due thereafter		454,977	50,291	405,182	910,450

	~~W~~	1,385,393	1,587,961	4,027,137	7,000,491

(v)	Available-for-sale securities in foreign currencies classified by issuing country as of December 31, 2004 and 2003 are as follows:

					(in millions of Won and thousands of U.S. dollars)
	2004				2003
		Won				Won
	U. S. dollar	equivalent		Ratio (%)	U. S. dollar	equivalent		Ratio (%)
Korea	$9,151	~~W~~	9,552	31.17	$36,936	~~W~~	43,043	67.71
U.S.A	—		—	—	5,131		6,146	9.67
Hong Kong	—		—	—	8,329		9,977	15.69
India	16,407		17,125	55.89	—		—	—
Singapore	3,112		3,249	10.60	2,994		3,586	5.64
Egypt	685		715	2.34	685		820	1.29

	$29,355	~~W~~	30,641	100.00	$53,075	~~W~~	63,572	100.00

13

Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(4)	Securities, Continued
(c)	Investment Securities Accounted for by the Equity Method
(i)	Details of investment securities accounted for by the equity method as of December 31, 2004 are as follows:

	(in millions of Won)
						Retained
				Equity		earning
	Ownership	Beginning		method	Capital	(accumulated		Ending
	(%)	balance		gain	adjustment	deficits)	Dividends	balance
Chohung Investment Trust Management Co., Ltd. (*)	79.77	~~W~~	53,661	4,988	1,257	—	(3,590)	56,316
Chohung Finance Ltd. (*)	99.99		34,757	1,875	(4,387)	2,711	—	34,956
CHB America Bank (*)	100.00		64,224	3,191	(8,425)	—	—	58,990
Chohung Bank (Deutschland) GmbH (*)	100.00		33,069	2,698	(1,752)	(11)	—	34,005
Chohung Vina Bank (*)	50.00		10,940	1,585	(1,407)	37	—	11,155

		~~W~~	196,651	14,337	(14,714)	2,737	(3,590)	195,421

(*)	Based on unaudited financial statements as of December 31, 2004.
(5)	Loans
(a)	Loans outstanding as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Loans in Won	~~W~~	31,605,086	31,965,758	$30,278,871	30,624,409
Loans in foreign currencies		1,654,109	1,974,434	1,584,699	1,891,583
Bills bought in Won		1,330,475	1,599,498	1,274,646	1,532,380
Bills bought in Foreign currencies		1,687,838	1,736,303	1,617,013	1,663,444
Advance for customers		11,981	75,045	11,478	71,896
Factoring receivables		116,076	113,599	111,205	108,832
Credit card accounts		2,702,001	3,698,656	2,588,619	3,543,453
Call loans		198,322	350,955	190,000	336,228
Domestic import usance bills		1,169,083	1,190,908	1,120,026	1,140,935
Privately placed debentures		359,059	355,806	343,992	340,876
Loans to be converted into equity securities		11,813	42,388	11,317	40,609
Bills discounted		1,356,135	962,473	1,299,229	922,086
Cash management account assets		314,056	186,368	300,878	178,547
Financing lease receivables		77,533	126,364	74,280	121,062

		42,593,567	44,378,555	40,806,253	42,516,340
Less: allowance for loan losses		(1,006,721)	(1,676,889)	(964,477)	(1,606,523)

	~~W~~	41,586,846	42,701,666	$39,841,776	40,909,817

14
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(5) Loans, Continued
     (b) The maturities of loans by remaining period as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
			Loans
	Loans in		in foreign
At December 31, 2004	Won		currencies	Other	Total
Due in 3 months	~~W~~	5,346,049	591,040	4,712,291	10,649,380
Due after 3 months through 6 months		7,489,838	227,428	1,302,646	9,019,912
Due after 6 months through 1 year		11,771,782	337,697	661,389	12,770,868
Due after 1 year through 3 years		3,714,470	270,758	301,087	4,286,315
Due thereafter		3,282,947	227,186	2,356,959	5,867,092

	~~W~~	31,605,086	1,654,109	9,334,372	42,593,567

	(in millions of Won)
			Loans
	Loans in		in foreign
At December 31, 2003	Won		currencies	Other	Total
Due in 3 months	~~W~~	6,468,401	605,735	5,431,949	12,506,085
Due after 3 months through 6 months		6,509,535	214,289	1,077,797	7,801,621
Due after 6 months through 1 year		10,121,332	309,141	445,785	10,876,258
Due after 1 year through 3 years		6,332,591	388,033	254,243	6,974,867
Due thereafter		2,533,899	457,236	3,228,589	6,219,724

	~~W~~	31,965,758	1,974,434	10,438,363	44,378,555

     (c) Loans classified by country as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
			Loans in foreign
	Loans in Won		currencies	Other	Total	Ratio (%)
Korea	~~W~~	31,605,086	835,762	9,334,372	41,775,220	98.08
U.S.A.		—	147,820	—	147,820	0.35
Japan		—	206,002	—	206,002	0.48
China		—	169,200	—	169,200	0.40
Indonesia		—	8,450	—	8,450	0.02
Other		—	286,875	—	286,875	0.67

	~~W~~	31,605,086	1,654,109	9,334,372	42,593,567	100.00

	(in millions of Won)
	2003
			Loans in foreign
	Loans in Won		currencies	Other	Total	Ratio (%)
Korea	~~W~~	31,965,758	1,424,686	8,692,723	42,083,167	94.83
U.S.A.		—	297,396	288,561	585,957	1.32
U.K.		—	—	37,100	37,100	0.08
Japan		—	108,143	198,229	306,372	0.69
China		—	—	377,999	377,999	0.85
Indonesia		—	15,492	124,059	139,551	0.32
Vietnam		—	—	31,753	31,753	0.07
Ireland		—	128,717	687,939	816,656	1.84

	~~W~~	31,965,758	1,974,434	10,438,363	44,378,555	100.00

15
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(5) Loans, Continued
     (d) Loans classified by industry as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
			Loans in
	Loans in		foreign
	Won		currencies	Other loans	Total	Ratio (%)
Manufacturing	~~W~~	6,649,752	663,852	3,275,852	10,589,456	24.86
Retail and wholesale		3,009,000	258,239	1,544,361	4,811,600	11.30
Real estate and rental services		2,364,957	640	563,976	2,929,573	6.88
Construction		1,424,651	5,755	339,100	1,769,506	4.15
Lodging and restaurant		783,752	19,998	68,945	872,695	2.05
Financial services and insurance		598,762	108,803	375,703	1,083,268	2.54
Other corporate loans		992,774	596,822	6,005	1,595,601	3.75
Household loans		15,781,438	—	3,160,430	18,941,868	44.47

	~~W~~	31,605,086	1,654,109	9,334,372	42,593,567	100.00

	(in millions of Won)
	2003
			Loans in
	Loans in		foreign
	Won		currencies	Other loans	Total	Ratio (%)
Manufacturing	~~W~~	7,029,854	632,480	3,695,640	11,357,974	25.59
Retail and wholesale		3,076,331	286,594	1,715,476	5,078,401	11.44
Real estate and rental services		2,353,086	—	602,126	2,955,212	6.66
Construction		1,519,902	7,924	321,533	1,849,359	4.17
Lodging and restaurant		768,839	—	114,369	883,208	1.99
Financial services and insurance		357,391	328,307	497,870	1,183,568	2.67
Other corporate loans		1,037,124	719,129	112,403	1,868,656	4.21
Household loans		15,823,231	—	3,378,946	19,202,177	43.27

	~~W~~	31,965,758	1,974,434	10,438,363	44,378,555	100.00

16
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(5) Loans, Continued
(e)	Restructured loans due to commencement of court receivership, composition proceedings or other business improvement programs for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Creditor
	committee		Court	Business
	receivership		receivership	composition	Work out	Total
Reduction in principal	~~W~~	—	19,049	—	—	19,049
Loans to be converted into equity securities		—	1,813	—	—	1,813
Converted into equity securities		117,100	6,123	284	—	123,507
Other modification in terms		—	4,860	6,174	2,618	13,652

	~~W~~	117,100	31,845	6,458	2,618	158,021

	(in millions of Won)
	2003
	Restructuring
	promotion		Court
	Act		receivership	Total
Reduction in principal	~~W~~	—	396	396
Loans to be converted into equity securities		39,975	1,637	41,612
Converted into equity securities		177,580	23,191	200,771
Other modification in terms		161,531	116,027	277,558

	~~W~~	379,086	141,251	520,337

(f)	For the years ended December 31, 2004 and 2003, allowance for loan losses changed as follows:

	(in millions of Won)
	2004		2003
Beginning balance	~~W~~	1,676,889	1,604,619
Written-off loans		(1,389,967)	(1,780,600)
Provision for loan losses		953,886	2,156,538
Other		(234,087)	(303,668)

Ending balance	~~W~~	1,006,721	1,676,889

Pursuant to the SKAS No. 13, ~~W~~17,970 million of unamortized present value discounts as of the beginning of the current year are reclassified to allowance for loan losses.

17
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(5) Loans, Continued
(g)	As of December 31, 2004 and 2003, details of allowance for loan losses by asset credit risk classification are as follows:

	(in millions of Won)
		2004			2003
		Balance		Allowance	Balance	Allowance
Corporate loans	Normal	~~W~~	22,510,421	138,269	22,345,229	154,596
	Precautionary		656,018	116,428	925,346	197,585
	Substandard		226,871	75,610	515,846	160,626
	Doubtful		41,416	39,345	104,388	63,101
	Estimated loss		74,324	74,324	286,486	286,486

			23,509,050	443,976	24,177,295	862,394

Household loans	Normal		15,359,158	115,739	15,080,246	113,748
	Precautionary		132,626	10,610	203,241	16,259
	Substandard		97,404	19,481	135,940	27,188
	Doubtful		138,188	127,792	348,427	191,635
	Estimated loss		54,061	54,061	55,377	55,377

			15,781,437	327,683	15,823,231	404,207

Credit card loans	Normal		2,253,073	22,531	2,678,339	26,783
	Precautionary		250,204	30,024	594,498	71,340
	Substandard		1,672	334	874	175
	Doubtful		134,755	105,853	361,815	217,089
	Estimated loss		62,296	62,296	63,130	63,130

			2,702,000	221,038	3,698,656	378,517

Loans to be converted into equity securities			11,813	2,263	42,388	13,801
Present value discount			—	11,761	—	17,970

		~~W~~	42,004,300	1,006,721	43,741,570	1,676,889

(h)	The ratio of allowance for loan losses as of December 31, 2004, 2003 and 2002 are as follows:

	(in millions of Won)
	2004		2003	2002
Loan balances	~~W~~	42,004,300	43,741,570	46,093,100
Allowance for loan losses		1,006,721	1,676,889	1,625,073

Ratio (%)		2.40	3.83	3.53

18
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(6) Fixed Assets
Fixed assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Land	~~W~~	787,972	800,743	$754,907	767,142
Buildings		417,249	401,397	399,740	384,554
Leasehold improvements		54,690	50,213	52,395	48,106
Furniture, office equipment and other		521,090	514,868	499,224	493,263
Construction in process		2,320	1,242	2,223	1,190

		1,783,321	1,768,463	1,708,489	1,694,255
Less: accumulated depreciation		(533,799)	(491,787)	(511,400)	(471,151)

		1,249,522	1,276,676	1,197,089	1,223,104

Intangible assets		2,878	3,806	2,757	3,646

Non-business use assets		173	173	166	166

	~~W~~	1,252,573	1,280,655	$1,200,012	1,226,916

The officially declared value of land used in domestic branches at December 31, 2004 and 2003, as announced by the Minister of Construction and Transportation, is as follows:

	(in millions of Won)
	Book value			Declared value
	2004		2003	2004	2003
Land	~~W~~	787,972	800,743	695,345	649,357
The officially declared value, which is used for government purposes, does not represent the fair value.

19
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(7) Other Assets
     (a) Other assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Guarantee deposits paid	~~W~~	456,358	484,130	$437,208	463,815
Accounts receivable		3,031,911	429,190	2,904,686	411,180
Accrued income		213,194	242,195	204,248	232,032
Prepaid expenses		4,390	3,849	4,206	3,687
Derivative assets		959,568	155,906	919,303	149,364
Loans to trust account		—	80,400	—	77,026
Deferred tax assets		179,743	180,174	172,200	172,614
Operating lease assets		243,782	248,762	233,552	238,323
Less: accumulated depreciation		(130,776)	(120,633)	(125,289)	(115,571)
allowance for loss on disposition of operating lease assets		(1,729)	(2,209)	(1,656)	(2,116)
Other		3,343,051	2,784,800	3,202,770	2,667,944

	~~W~~	8,299,492	4,486,564	$7,951,228	4,298,298

     (b) Operating lease assets classified by type as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Machinery and equipment	~~W~~	225,125	230,105
Office equipment		18,657	18,657

	~~W~~	243,782	248,762

     (c) The collection schedule for future operating lease receivables as of December 31, 2004 is as follows:

	(in millions of Won)
	Amount
January 1, 2005 - December 31, 2005	~~W~~	16,351
January 1, 2006 - December 31, 2006		26,074
January 1, 2007 - December 31, 2007		15,839
January 1, 2008 - December 31, 2008		17,085
January 1, 2009 - December 31, 2010		18,428
Thereafter		65,698

	~~W~~	159,475

20
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(8) Deposits
     (a) Deposits as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Deposits in Won:

Demand deposits	~~W~~	8,131,844	7,836,895	$7,790,615	7,508,043
Time and savings deposits		26,421,912	26,819,229	25,313,194	25,693,839
Other		643,615	884,189	616,607	847,086

		35,197,371	35,540,313	33,720,416	34,048,968

Deposits in foreign currencies:

Demand deposits		468,022	371,802	448,383	356,200
Time and savings deposits		779,782	867,548	747,061	831,144
Other		19,702	9,151	18,875	8,767

		1,267,506	1,248,501	1,214,319	1,196,111

Negotiable certificates of deposit		3,080,773	1,900,196	2,951,497	1,820,460
Deposits in bills issued		1,444,360	1,156,501	1,383,752	1,107,972
Trust of cash management account (CMA)		323,063	184,580	309,507	176,835

	~~W~~	41,313,073	40,030,091	$39,579,491	38,350,346

     (b) The maturities of deposits by remaining period as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
			Deposits in	Negotiable
	Deposits in		foreign	certificates	Deposits in	Trust of
At December 31, 2004	Won		currencies	of deposit	bills issued	CMA	Total
Due in 3 months	~~W~~	6,786,271	1,132,236	1,732,142	1,436,817	170,037	11,257,503
Due after 3 months through 6 months		2,718,954	63,278	1,140,487	5,473	—	3,928,192
Due after 6 months through 1 year		7,956,051	37,449	205,429	2,070	—	8,200,999
Due after 1 year through 3 years		2,248,509	4	2,324	—	—	2,250,837
Due thereafter		15,487,586	34,539	391	—	153,026	15,675,542

	~~W~~	35,197,371	1,267,506	3,080,773	1,444,360	323,063	41,313,073

	(in millions of Won)
			Deposits in	Negotiable
	Deposits in		foreign	certificates	Deposits in	Trust of
At December 31, 2003	Won		currencies	of deposit	bills issued	CMA	Total
Due in 3 months	~~W~~	10,245,092	787,848	1,428,663	1,142,651	184,580	13,788,834
Due after 3 months through 6 months		2,973,849	33,719	215,769	9,742	—	3,233,079
Due after 6 months through 1 year		7,857,295	421,323	252,865	4,108	—	8,535,591
Due after 1 year through 3 years		2,469,300	5,611	1,815	—	—	2,476,726
Due thereafter		11,994,777	—	1,084	—	—	11,995,861

	~~W~~	35,540,313	1,248,501	1,900,196	1,156,501	184,580	40,030,091

21
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(9) Borrowings
     (a) Borrowings as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Borrowings in Won	~~W~~	1,399,311	1,620,099	$1,340,593	1,552,117
Borrowings in foreign currencies		2,416,763	2,672,863	2,315,351	2,560,704
Bonds sold with repurchase agreements		966,478	1,221,930	925,923	1,170,655
Bills sold		42,303	45,801	40,528	43,879
Due to the Bank of Korea in foreign currencies		93	2,739	89	2,624
Call money		232,611	148,490	222,850	142,259

	~~W~~	5,057,559	5,711,922	$4,845,334	5,472,238

     (b) The maturities of borrowings by remaining period as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2004	in Won		currencies	Other	Total
Due in 3 months	~~W~~	581,906	1,484,253	449,524	2,515,683
Due after 3 months through 6 months		40,192	542,072	128,651	710,915
Due after 6 months through 1 year		59,342	380,054	663,310	1,102,706
Due after 1 year through 3 years		264,159	10,384		274,543
Due thereafter		453,712	—		453,712

	~~W~~	1,399,311	2,416,763	1,241,485	5,057,559

	(in millions of Won)
			Borrowings
	Borrowings		in foreign
At December 31, 2003	in Won		currencies	Other	Total
Due in 3 months	~~W~~	826,240	1,346,664	1,149,179	3,322,083
Due after 3 months through 6 months		35,656	605,528	247,644	888,828
Due after 6 months through 1 year		76,311	562,018	21,928	660,257
Due after 1 year through 3 years		233,810	95,515	209	329,534
Due thereafter		448,082	63,138	—	511,220

	~~W~~	1,620,099	2,672,863	1,418,960	5,711,922

22
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(10) Debentures
     (a) Debentures as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Debentures in Won	~~W~~	6,241,257	5,842,757	$5,979,361	5,597,583
Debentures in foreign currencies		937,004	631,573	897,685	605,071

		7,178,261	6,474,330	6,877,046	6,202,654
Less: discounts		(62,686)	(50,165)	(60,056)	(48,060)

	~~W~~	7,115,575	6,424,165	$6,816,990	6,154,594

     (b) Details of debentures in Won as of December 31, 2004 and 2003 are as follows:

	(in millions of Won, except interest rate)
	Maturity	2004		2003	Interest rate (%)
Subordinated debentures	Over 5 years	~~W~~	1,250,000	1,100,000	5.46 - 10.20
Discount debentures	1 year		3,120,000	2,340,000	3.36 - 3.91
	2 years		—	60,000	5.92 - 6.06
Coupon	1 year		810,000	1,090,000	4.69 - 6.97
	2 years		530,000	810,000	3.44 - 4.83
	3 years		160,000	70,000	4.28 - 6.50
Hybrid debts (*)	30 years		272,564	272,564	7.80
Other			95,480	95,241

			6,238,044	5,837,805
Add: loss on fair value hedge			3,213	4,952

		~~W~~	6,241,257	5,842,757

(*)	Details of hybrid debts are as follows:

Call option	:	Exercisable after five years from the issue date upon approval of the Financial Supervisory Service (the “FSS”) of the Republic of Korea.

Annual interest rate	:	7.80% for the first 10 years from the issue date, but 7.80% plus 50% of the difference between the interest rate for five-year maturity treasury bonds and 7.8% is applied thereafter.

Terms of interest payment	:	Interest is paid quarterly.

Maturity date	:	30 years from the issue date, but the maturity can be extended by the Bank.

Other terms	:	In case that the Bank is designated as unsound financial institution or receives instructions to improve its financial conditions from the FSS, interest payment will not be made until the related problem is cleared off. Additionally, in case that the shareholder decides not to pay dividends on common shares, interest payment may be suspended.

23
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(10) Debentures, Continued
     (c) Details of debentures in foreign currencies as of December 31, 2004 and 2003 are as follows:

	(in millions of U.S. dollars)
Issue date	2004	2003	Maturity	Interest rate (%)
December 7, 1999	$100	100	January 7, 2005	6M Libor+4.95	Subordinated debentures
March 29, 2000	202	214	April 1, 2010	11.50	Subordinated debentures
March 29, 2000	202	214	April 1, 2010	11.88	Subordinated debentures
November 3, 2004	197	—	November 3, 2014	4.50	Subordinated debentures
November 3, 2004	197	—	November 3, 2014	4.63	Subordinated debentures

	$898	528

     (d) The maturities of debentures by remaining period as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	Debentures in		Debentures in
At December 31, 2004	Won		foreign currencies	Total
Due in 3 months	~~W~~	936,098	104,380	1,040,478
Due after 3 months through 6 months		1,420,390	—	1,420,390
Due after 6 months through 1 year		1,822,130	—	1,822,130
Due after 1 year through 3 years		1,130,000	—	1,130,000
Due thereafter		932,639	832,624	1,765,263

	~~W~~	6,241,257	937,004	7,178,261

	(in millions of Won)
	Debentures in		Debentures in
At December 31, 2003	Won		foreign currencies	Total
Due in 3 months	~~W~~	1,110,000	—	1,110,000
Due after 3 months through 6 months		1,830,000	—	1,830,000
Due after 6 months through 1 year		590,193	—	590,193
Due after 1 year through 3 years		1,090,000	119,780	1,209,780
Due thereafter		1,222,564	511,793	1,734,357

	~~W~~	5,842,757	631,573	6,474,330

24
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(11) Retirement and Severance Benefits
     Changes in retirement and severance benefits for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Estimated severance liability at beginning of year	~~W~~	82,592	51,560	$79,126	49,396
Adjustment due to foreign exchange rate		(16)	15	(15)	14
Provision		54,060	32,970	51,791	31,587
Payment		(2,223)	(1,953)	(2,129)	(1,871)

Estimated severance liability at end of year		134,413	82,592	128,773	79,126
Less: deposit for severance benefit insurance		(82,586)	(49,551)	(79,121)	(47,472)

Net balance at end of year	~~W~~	51,827	33,041	$49,652	31,654

(12) Other Liabilities
     Other liabilities as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Allowances for loss on guarantees and acceptances (Note 13)	~~W~~	34,436	54,004	$32,991	51,738
Other allowances		141,896	52,049	135,942	49,865
Borrowings from trust accounts		261,034	361,990	250,080	346,800
Foreign exchange remittances pending		85,770	53,227	82,171	50,993
Accounts payable		2,964,240	338,559	2,839,854	324,352
Accrued expenses		754,479	770,103	722,820	737,788
Unearned interest revenues		69,619	80,464	66,698	77,088
Deposits for letters of guarantee and other		53,689	66,213	51,436	63,435
Derivative liabilities		973,169	127,182	932,333	121,845
Miscellaneous		3,901,806	3,186,214	3,738,078	3,052,514

	~~W~~	9,240,138	5,090,005	$8,852,403	4,876,418

25
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(13) Guarantees and Acceptances
     (a) Guarantees and acceptances as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Guarantees and acceptances outstanding:
Guarantees and acceptances in Won:
Guarantees on financing	~~W~~	53,294	76,224
Guarantees on debentures		68	20,784
Guarantees on payments of notes		19,138	8,151
Other		444,266	411,899

		516,766	517,058

Guarantees and acceptances in foreign currencies:
Acceptances on letters of credit		176,329	163,487
Acceptances for letters of guarantee for importers		35,426	47,475
Other		282,945	264,369

		494,700	475,331

Contingent guarantees and acceptances
Letters of credit		1,349,863	1,077,717
Other		288,098	266,277

		1,637,961	1,343,994

	~~W~~	2,649,427	2,336,383

     (b) Guarantees and acceptances classified by country as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	516,766	100.00	~~W~~	403,818	81.63	~~W~~	1,589,067	97.01
U.S.A.		—	—		39,979	8.08		13,593	0.83
Japan		—	—		10,620	2.15		8,779	0.54
U.K.		—			13,423	2.71		7,585	0.46
China		—			725	0.15		1,550	0.09
Vietnam		—			9,229	1.87		9,112	0.56
Other		—	—		16,906	3.41		8,275	0.51

	~~W~~	516,766	100.00	~~W~~	494,700	100.00	~~W~~	1,637,961	100.00

26
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(13) Guarantees and Acceptances, Continued

	(in millions of Won)
	2003
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	517,058	100.00	~~W~~	292,184	61.47	~~W~~	1,302,250	96.89
U.S.A.		—	—		46,068	9.69		24,454	1.82
Japan		—	—		11,277	2.37		7,795	0.58
China		—	—		850	0.18		2,125	0.16
Vietnam		—	—		124,952	26.29		7,370	0.55

	~~W~~	517,058	100.00	~~W~~	475,331	100.00	~~W~~	1,343,994	100.00

     (c) Guarantees and acceptances classified by customer as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	497,566	96.28	~~W~~	493,310	99.72	~~W~~	1,619,325	98.86
Household		17,779	3.45		1,376	0.28		352	0.02
Public and other		1,421	0.27		14	—		18,284	1.12

	~~W~~	516,766	100.00	~~W~~	494,700	100.00	~~W~~	1,637,961	100.00

	(in millions of Won)
	2003
	Guarantees and acceptances outstanding in						Contingent guarantees
	Won			Foreign currencies			and acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	442,846	85.65	~~W~~	475,331	100.00	~~W~~	1,259,505	93.71
Household		4,725	0.91		—	—		6,208	0.46
Public and other		69,487	13.44		—	—		78,281	5.82

	~~W~~	517,058	100.00	~~W~~	475,331	100.00	~~W~~	1,343,994	99.99

27
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(13) Guarantees and Acceptances, Continued
(d)	The Bank provided allowances for loss on guarantees and acceptances outstanding under the same credit risk classifications on loans. As of December 31, 2004 and 2003, details of allowances for loss on guarantees and acceptances outstanding are as follows:

	(in millions of Won)
	2004
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Guarantees and acceptances in Won
Balance	~~W~~	379,343	137,423	—	—	—	516,766
Allowances		—	26,000	—	—	—	26,000

Ratio (%)		—	18.91	—	—	—	5.03

Guarantees and acceptances in foreign currencies
Balance	~~W~~	471,095	23,605	—	—	—	494,700
Allowances		—	8,435	—	—	—	8,435

Ratio (%)		—	35.73	—	—	—	1.71

	(in millions of Won)
	2003
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Guarantees and acceptances in Won
Balance	~~W~~	373,658	1,543	139,840	2,017	—	517,058
Allowances		—	—	27,968	1,009	—	28,977

Ratio (%)		—	—	20.00	50.00	100.00	5.60

Guarantees and acceptances in foreign currencies
Balance	~~W~~	412,711	48,733	13,887	—	—	475,331
Allowances		—	18,338	6,689	—	—	25,027

Ratio (%)		—	—	20.00	50.00	100.00	5.27

(e)	As of December 31, 2004, 2003 and 2002, allowance ratio to guarantees and acceptances outstanding is as follows:

	(in millions of Won, except ratio)
	2004		2003	2002
Guarantees and acceptances	~~W~~	1,011,466	992,400	1,237,600
Allowances for loss on guarantees and acceptances		34,436	54,004	125,923
Ratio (%)		3.40	5.44	10.17

28
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(14) Foreign Currency Denominated Assets and Liabilities
Details of assets and liabilities denominated in foreign currency as of December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2004	2003	2004		2003
Assets:
Cash and due from banks	$351,312	141,183	~~W~~	366,700	169,109
Securities	173,492	173,542		181,091	207,892
Loans	4,566,428	4,467,673		4,766,439	5,351,379
Other assets	1,577,219	180,985		1,646,307	216,784

	$6,668,451	4,963,383	~~W~~	6,960,537	5,945,164

Liabilities:
Deposits	$1,214,319	1,042,328	~~W~~	1,267,506	1,248,501
Borrowings	3,293,031	3,130,971		3,437,267	3,750,277
Debentures	897,686	527,278		937,004	631,573
Other liabilities	1,639,589	234,400		1,711,404	280,764

	$7,044,625	4,934,977	~~W~~	7,353,181	5,911,115

(15) Collateralized Assets
Assets pledged as collateral as of December 31, 2004 and 2003 are summarized as follows:

(in millions of Won)
Accounts	2004		2003	Restrictions
Securities	~~W~~	4,749,890	5,035,290	Pledged for borrowings, derivatives trading, repurchase agreements, issuance of asset-backed securities and other
Fixed assets		9,198	14,012	Pledged for leased property

	~~W~~	4,759,088	5,049,302

29
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(16) Insured Assets
Insured assets as of December 31, 2004 are as follows:

	(in millions of Won)
	Amount to
Type of insurance	be insured
Theft insurance offered for cash	~~W~~	5,000
Comprehensive insurance covered for tangible assets		465,516
Key personnel indemnity insurance		30,000

	~~W~~	500,516

In addition, the Bank maintains vehicle insurance, fire insurance for its assets and employee accident compensation insurance.
(17) Accumulated Deficits
Accumulated deficits as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Other reserve	~~W~~	23,422	14,624	$22,439	14,010
Accumulated deficits before disposition		(1,644,029)	(1,905,362)	(1,575,042)	(1,825,409)

	~~W~~	(1,620,607)	(1,890,738)	$(1,552,603)	(1,811,399)

On March 28, 2003, the Bank reduced its accumulated deficit by charging against it capital in excess of par value of ~~W~~24 million and gain from disposition of treasury stock of ~~W~~45,155 million.
(18) Capital Adjustments
Capital adjustments as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Discount on stock issuance	~~W~~	(1,033)	(1,037)	$(990)	(994)
Loss from disposition of treasury stock		(59,317)	—	(56,828)	—
Unrealized gain on available-for-sale securities		683,754	204,196	655,062	195,628
Unrealized gain on investment securities accounted for by the equity method		10,860	25,635	10,404	24,559
Valuation gain on derivatives		95	—	91	—
Stock options (Note 19)		1,584	2,713	1,518	2,599

	~~W~~	635,943	231,507	$609,257	221,792

30
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(19) Stock Options
The Bank granted stock options to directors and other managements under a resolution at the stockholder’s meeting. The number of stock options granted will be determined based on the relative stock price increase rate of the Bank over that of the banking industry, the Bank’s non-performing loans ratio and BIS ratio. Details of stock options as of December 31, 2004 are as follows:

	(in Won, except shares)
Stock			Exercisable	Type of
options		Shares	shares	stock		Exercise
granted	Grant date	granted	determined	options	Exercisable period	price
1st	March 27, 2000	969,200	211,645	Stock grant	March 28, 2003 - March 27, 2006	~~W~~	5,000
2nd	March 9, 2001	664,000	16,935	Stock grant	March 10, 2004 - March 9, 2007		5,000
3rd	March 29, 2002	312,000	205,296	Stock grant	March 30, 2004 - March 29, 2007		5,000
4th	March 28, 2003	165,090	Not determined	Stock grant	March 29, 2005 - March 28, 2008		5,000
5th	March 25, 2004	340,000	Not determined	Stock grant	March 26, 2006 - March 25, 2009		5,000
The compensation cost for the stock options is calculated using the Black-Scholes fair value method under the following assumptions:

				(in Won)
				Weighted average
Stock options	Risk-free	Expected	Expected stock	fair value
granted	interest rate (%)	exercise period	price volatility (%)	at grant date
1st	9.07	Four and half years	81	~~W~~	5,000
2nd	5.99	Four and half years	95		5,000
3rd	6.39	Three and half years	93		5,860
4th	4.68	Three and half years	83		5,000
5th	4.42	Three and half years	70		5,000
Changes in stock compensation costs for the year ended December 31, 2004 are as follows:

					(in millions of Won)
			Compensation costs	Compensation costs	Compensation costs
Stock options	Total stock		recorded	recorded	to be recorded
granted	compensation costs		for prior periods	for the period	in subsequent periods
1st	~~W~~	989	216	—	—
2nd		912	912	(888)	—
3rd		1,451	1,415	(459)	—
4th		243	170	73	—
5th		349	—	145	204

	~~W~~	3,944	2,713	(1,129)	204

31
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(20) General and Administrative Expenses
Details of general and administrative expenses for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Salaries and wages	~~W~~	412,350	338,026	$395,047	323,842
Provision for retirement and severance benefits		54,060	32,986	51,792	31,602
Other employee benefits		94,186	81,381	90,234	77,966
Rent		34,352	31,415	32,911	30,097
Entertainment		8,602	7,499	8,241	7,184
Depreciation		96,105	98,312	92,072	94,187
Amortization		611	112,682	585	107,954
Taxes and dues		60,054	39,161	57,534	37,518
Advertising		19,411	9,204	18,596	8,818
Other		181,122	157,584	173,522	150,971

	~~W~~	960,853	908,250	$920,534	870,139

(21) Income Taxes
(a)	The Bank is subject to income taxes based on taxable earnings, which result in the normal tax rate of 29.7%.

The Korean government reduced the corporate income tax rate beginning in 2005. Specifically, effective from January 1, 2005, the income tax rate will be reduced from 29.7% to 27.5%.

The components of income taxes for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Current income tax expense	~~W~~	2,066	3,283

Deferred income tax expense:

Temporary differences		432	36,109
Tax loss carryforwards		—	10,784

	~~W~~	2,498	50,176

32
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(21) Income Taxes, Continued
(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2004 and 2003 is as follows:

				(in millions of Won)
	Temporary difference			Permanent difference
Description	2004		2003	2004	2003
Additions:
Accrued income	~~W~~	72,660	150,003	—	—
Loans		107,935	294,995	—	—
Investment in securities		35,196	—	—	—
Provision for loan loss		238,816	—	—	—
Impairment loss on securities		52,890	232,629	—	—
Unrealized gain on securities		1,314	—	33,026	—
Realized gain on securities		566	—	—	—
Retirement and severance benefit		31,093	—	—	—
Allowance for guarantees and acceptances		34,435	54,004	—	—
Gain on derivatives		47,350	58,946	—	—
Gain from disposition of loans		75,000	—	—	—
Other		150,335	237,216	3,083	21,873

		847,590	1,027,793	36,109	21,873

Deductions:

Accrued income		65,152	69,922	—	—
Loans		10,154	13,898	—	—
Investment in securities		47,363	—	—	—
Provision for loan loss		294,350	388,134	—	—
Impairment loss on securities		9,229	204,559	—	—
Unrealized gain on securities		3,337	—	35,196	—
Realized gain on securities		4,318	—	—	—
Reversal of allowance for guarantees and acceptances		54,004	125,923	—	—
Gain on derivatives transactions		36,254	28,724	—	—
Other		109,182	73,554	65,731	5,944

		633,343	904,714	100,927	5,944

	~~W~~	214,247	123,079	(64,818)	15,929

33
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(21) Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2004 and 2003 are as follows:

					(in millions of Won)
	2004
	Beginning				Ending
	balance		Increase	Decrease	balance	Tax effects
Deductible temporary differences:

Investment in securities	~~W~~	337,104	107,935	10,154	434,885		119,594
Retirement and severance benefits		49,555	31,093	—	80,648		22,178
Allowance for loan losses		296,559	240,545	296,559	240,545		66,150
Allowance for guarantees and acceptances		54,004	34,435	54,004	34,435		9,470
Impairment loss on securities		342,154	52,742	9,228	385,668		106,059
Loss from disposition of loans		169,560	75,000	—	244,560		67,254
Gain on derivatives transactions		36,276	18,732	36,276	18,732		5,151
Other		184,426	144,575	60,914	268,087		73,724

		1,469,638	705,057	467,135	1,707,560		469,580

Additional temporary differences:

Accrued income		104,061	65,152	72,660	96,553		26,552
Investment in securities		37,824	(38,786)	(46,365)	45,403		12,486
Unrealized gain on investment in securities		(3,752)	3,020	(3,752)	3,020		831
Gain on derivatives transactions		28,724	14,731	28,724	14,731		4,051
Other		76,037	31,161	335	106,863		29,387

		242,894	75,278	51,602	266,570		73,307

		1,226,744	629,779	415,533	1,440,990		396,273

Tax effects of tax loss carryforwards		926,065	—	447,248	478,817		131,675

Total tax effects							527,948

Unrealizable deferred tax assets							348,204

Net deferred tax assets						~~W~~	179,743

34
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(21) Income Taxes, Continued

					(in millions of Won)
	2003
	Beginning				Ending
	balance		Increase	Decrease	balance	Tax effects
Deductible temporary differences:

Investment in securities	~~W~~	272,568	78,434	13,898	337,104		92,704
Retirement and severance benefits		30,936	18,619	—	49,555		13,628
Allowance for loan losses		390,318	296,559	390,318	296,559		81,554
Allowance for guarantees and acceptances		125,923	54,004	125,923	54,004		14,851
Impairment loss on securities		—	342,154	—	342,154		94,092
Loss from disposition of loans		—	169,560	—	169,560		46,629
Gain on derivatives transactions		57,898	525	22,147	36,276		9,976
Other		160,712	53,954	30,240	184,426		50,717

		1,038,355	1,013,809	582,526	1,469,638		404,151

Additional temporary differences:

Accrued income		184,142	69,922	150,003	104,061		28,617
Investment in securities		74,586	—	37,760	36,826		10,127
Unrealized gain on investment in securities		11,733	(4,332)	10,155	(2,754)		274
Gain on derivatives transactions		58,946	28,724	58,946	28,724		7,899
Other		58,820	19,131	1,914	76,037		20,911

		388,227	113,445	258,778	242,894		67,828

		650,128	900,364	323,748	1,226,744		336,323

Tax effects of tax loss carryforwards		165,171	766,055	—	931,226		256,087

Total tax effects							592,410

Unrealizable deferred tax assets							412,236

Net deferred tax assets						~~W~~	180,174

(d) Effective tax rate for the year ended December 31, 2004 is as follows:

	(in millions of Won, except tax rate)
Income taxes	~~W~~	2,498
Earnings before income taxes		267,736

Effective income tax rate (%)		0.93

35
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(22) Earnings Per Share
(a)	Earnings per share

Earnings per common share is calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. Earnings per share for the years ended December 31, 2004 and 2003 are computed as follows:

Ordinary income per share:

	(in millions of Won, except per share)
	2004		2003
Ordinary income (loss)	~~W~~	267,736	(918,764)
Income taxes		2,498	50,176

Ordinary income (loss) available for common stock		265,238	(968,940)
Weighted average number of common shares outstanding		719,118,429	679,775,963

Ordinary income (loss) per share in Won	~~W~~	369	(1,425)

Net earnings per share:

	(in millions of Won, except per share)
	2004		2003
Ordinary income (loss) available for common stock	~~W~~	265,238	(968,940)
Weighted average number of common shares outstanding		719,118,429	679,775,963

Ordinary income (loss) per share in Won	~~W~~	369	(1,425)

(b)	Diluted earnings per share

Stock options had no dillutive effects, with their exercisable prices being higher than the average market price of common shares for the year ended December 31, 2003.

(c)	Securities applicable to common shares

			(in Won, except shares)
		Exercise	Number of shares
	Convertible period	price	to be issued
Stock options granted 1st	March 28, 2003 - March 27, 2006	5,000	211,645
Stock options granted 2nd	March 10, 2004 - March 9, 2007	5,000	16,935
Stock options granted 3rd	March 30, 2004 - March 29, 2007	5,860	205,296
Stock options granted 5th	March 29, 2005 - March 28, 2008	5,000	165,090
Stock options granted 6th	March 26, 2006 - March 25, 2009	5,000	340,000

			938,966

36
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(23) Related Party Transactions
(a)	Significant transactions with the related parties for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
Related party	Account	2004		2003
Shinhan Bank	Interest income	~~W~~	316	996
”	Gain on derivatives		21,649	139
”	Rental income		163	—
”	Interest expense		54	—
”	Loss on derivatives		6,025	1,838
”	Rental expense		59	—
Shinhan Capital Co., Ltd.	Interest income		80	5
”	Gain on derivatives		732	—
”	Interest expense		642	690
”	Loss on derivatives		3,881	—
Shinhan Card Co., Ltd.	Interest income		1,041	—
”	Fees and commission income		8	—
Goodmorning Shinhan Securities Co., Ltd.	Interest income		44	26
”	Fees and commission income		12	—
”	Interest expense		414	136
SH&C Life Insurance Co., Ltd.	Fees and commission income		12,565	746
Shinhan Credit Information Co., Ltd.	Fees and commission expense		3,816	—
Jeju Bank	Interest expense		13	1
e-shinhan Bank	Fees and commission expense		600	—
Chohung Investment Trust Management Co., Ltd.	Interest income		2	1
”	Interest expense		2,027	2,902
Chohung Finance Ltd.	Interest income		720	162
”	Interest expense		2,259	404
CHB America Bank	Interest income		487	17
”	Interest expense		—	—
Chohung Bank (Deutschland) GmbH	Interest income		1,974	1,970
”	Interest expense		2,806	3,814
Chohung Vina Bank	Interest income		—	38
”	Interest expense		99	618

37
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(23) Related Party Transactions, Continued
(b)	Significant balances with the related parties as of December 31, 2004 and 2003 are as follows:

	(in millions of Won)
Related party	Account	2004		2003
Shinhan Bank	Securities	~~W~~	—	96,515
”	Derivatives assets		8,176	4,324
Shinhan Capital Co., Ltd.	Loans		—	392
SH&C Life Insurance Co., Ltd.	Other assets		1,956	—
”	Deposits		873	—
Chohung Finance Ltd.	Due from banks		963	651
”	Loans		42,796	61,088
”	Other assets		584	—
CHB America Bank	Due from banks		1,483	1,067
”	Loans		31,314	17,967
Chohung Bank (Deutschland) GmbH	Due from banks		—	1,197
”	Loans		134,191	107,576

		~~W~~	221,463	290,777

Shinhan Bank	Other liabilities	~~W~~	—	123,854
”	Debentures		21,332	8,854
”	Derivatives liabilities		3,415	797
Shinhan Capital Co., Ltd.	Other liabilities		150	173
”	Derivatives liabilities		5,743	—
Shinhan Card Co., Ltd.	Deposits		1	—
Shinhan Credit Information Co., Ltd.			435	—
Goodmorning Shinhan Securities Co., Ltd.	Deposits		7,195	2,011
”	Other liabilities		2,075	8
Chohung Investment Trust Management Co., Ltd.	Deposits		43,346	50,397
”	Other liabilities		381	1,199
Chohung Finance Ltd.	Deposits		272	79
”	Borrowings		91,456	91,575
”	Other liabilities		176	—
Chohung Bank (Deutschland) GmbH	Borrowings		128,854	105,539
Chohung Vina Bank	Borrowings		—	16,769

		~~W~~	309,131	401,255

(c)	As of December 31, 2004 and 2003, the Bank provided ~~W~~731 million and ~~W~~240 million of guarantees and acceptances to Chohung Finance Ltd., respectively.
(24) Employees Benefits
As of December 31, 2004 and 2003, the Bank provide housing loans to employees, amounting to ~~W~~106,640 million and ~~W~~106,190 million, respectively.

38
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(25) Derivatives
(a) Details of unsettled derivative instruments as of December 31, 2004 and 2003 are as follows:

		(in millions of Won)
		2004
		Purpose of transactions
		Trading		Hedge	Total
Currency related	Forwards	~~W~~	21,093,758	1,673,669	22,767,427
	Swaps		2,548,661	271,388	2,820,049
	Options bought		743,639	—	743,639
	Options sold		713,779	—	713,779

			25,099,837	1,945,057	27,044,894

Interest rate related	Futures sold		68,839	—	68,839
	Futures bought		167,398	—	167,398
	Swaps		5,789,184	1,638,618	7,427,802

			6,025,421	1,638,618	7,664,039

Stock price index related	Options bought		73,284	—	73,284
	Options sold		73,483	—	73,483

			146,767	—	146,767

Other			312,925	—	312,925

		~~W~~	31,584,950	3,583,675	35,168,625

		(in millions of Won)
		2003
		Purpose of transactions
		Trading		Hedge	Total
Currency related	Forwards	~~W~~	8,341,309	191,766	8,533,075
	Swaps		1,149,577	—	1,149,577

			9,490,886	191,766	9,682,652

Interest rate related	Futures		16,292	—	16,292
	Swaps		4,411,196	722,087	5,133,283

			4,427,488	722,087	5,149,575

Stock price index related	Options bought		8,300	111,231	119,531
	Options sold		118,386	—	118,386

			126,686	111,231	237,917

		~~W~~	14,045,060	1,025,084	15,070,144

39
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(25) Derivatives, Continued
(b) Valuation on derivative instruments as of December 31, 2004 and 2003 are as follows:

			(in millions of Won)
	2004
	Valuation gain (loss)				Fair value
	Trading		Hedge	Total	Assets	Liabilities
Currency related:

Forwards	~~W~~	3,402	—	3,402	720,802	728,230
Swaps		(8,301)	(3,763)	(12,064)	148,104	161,210
Options bought		11,814	—	11,814	23,429	—
Options sold		(9,848)	—	(9,848)	—	25,122

		(2,933)	(3,763)	(6,696)	892,335	914,562

Interest rate related:

Swaps		5,070	(36,319)	(31,249)	64,122	55,493

Stock price index related:

Options bought		(13,360)	—	(13,360)	1,449	—
Options sold		12,875	—	12,875	—	1,457

		(485)	—	(485)	1,449	1,457

Other		582	—	582	1,662	1,657

	~~W~~	2,234	(40,082)	(37,848)	959,568	973,169

			(in millions of Won)
	2003
	Valuation gain (loss)
	Trading		Hedge	Total	Fair value
Currency related:

Forwards	~~W~~	(1,911)	(1,531)	(3,442)	(11,042)
Swaps		3,004	—	3,004	(1,079)

		1,093	(1,531)	(438)	(12,121)

Interest rate related:

Swaps		2,081	(22,561)	(20,480)	40,539

Stock price index related:

Options bought		(16)	10,667	10,651	17,630
Options sold		(9,787)	—	(9,787)	(17,324)

		(9,803)	10,667	864	306

	~~W~~	(6,629)	(13,425)	(20,054)	28,724

40
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(26) Commitments and Contingencies
(a)	Litigation

As of December 31, 2004 and 2003, 123 (~~W~~86,901million and $466,984 thousand) and 91 (~~W~~134,322 million and $441,605 thousand) pending lawsuits are charged against the Bank, and the Bank has also filed 487 (~~W~~211,362 million) and 602 (~~W~~272,988 million) lawsuits as a plaintiff, which are still in the process, respectively. For the legal actions in which the Bank lost at the first trial, the Bank has recorded ~~W~~24,900 million as other allowances, which are included in other liabilities. The Bank’s management expects that the ultimate liability and losses which might arise as a result of these lawsuits would not materially affect the Bank’s financial position. However, additional losses may be incurred depending on the ultimate outcome of the lawsuits.

(b)	Loans sold under repurchase agreements to Korea Asset Management Corporation

In prior periods, the Bank transferred non-performing loans to the Korea Asset Management Corporation (the “KAMCO”). As of December 31, 2004, the Bank has outstanding loans in the amount of ~~W~~14,226 million, which may be repurchased when certain conditions are met, and for these loans, the Bank has recorded ~~W~~5,806 million of other allowances, which are included in other liabilities. However, additional losses may be incurred upon repurchase or settlement of the loans by KAMCO in accordance with the recourse provisions.

(c)	Guarantees and commitments

Details of commitments and contingent liabilities as of December 31, 2004 are as follows:

	(in millions of Won)
Guarantees and acceptances outstanding	~~W~~	1,011,466
Contingent guarantees and acceptances		1,637,961
Commitments		489,378
Endorsed bills		5,057,571
(d)	Credit enhancement provided to Special Purpose Companies (“SPCs”)

With respect to disposition of non-performing loans to CHB NPL 1st SPC, the Bank has provided ~~W~~90,000 million of warranty on recourse obligation for credit enhancement and ~~W~~40,000 million of government and public bonds as collateral, as of December 31, 2004. Additionally, the Bank has provided ~~W~~16,000 million of warranty on recourse obligation for credit enhancement in relation to disposition of non-performing loans to CHB NPL 2004 1st SPC, as of December 31, 2004.

(e)	Subsidy for trust accounts

As of December 31, 2004, the Bank guarantees repayment of principal and, in certain cases, minimum interest earnings on trust account assets amounting to ~~W~~1,379,389 million. Additional losses may be recorded based upon the results of the future operations of these guaranteed trust accounts.

41
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(26) Commitments and Contingencies, Continued
(f)	Loans related to financially troubled companies

The Bank converted ~~W~~117,100 million of loans and ~~W~~30,000 million of corporate bonds, which had been provided to and issued by LG Card Co., Ltd., an entity that has been under control by creditor banks, into equity securities for the year ended December 31, 2004. As of December 31, 2004, the Bank had ~~W~~75,700 million of loans made to and ~~W~~88,390 million of securities issued by LG Card Co., Ltd., in both bank and trust account, and provided ~~W~~14,524 million of allowance for loan losses for those loans. However, actual losses on those loans and securities may differ materially from the management’s assessment. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Bank.

As of December 31, 2004, the Bank had ~~W~~156,195 million of loans (including guarantees and acceptances outstanding) made to SK Networks Co., Ltd. (including its overseas subsidiaries), which has been under the joint control of creditors, and for those loans, the Bank provided ~~W~~18,744 million of allowance for loan losses (including allowances for loss on guarantees and acceptances). Additionally, the Bank converted ~~W~~39,975 million of loans into equity securities for the year ended December 31, 2004, and, as a result, total equity securities invested in SK Networks Co., Ltd. amounted to ~~W~~96,042 million (including preferred shares) as of December 31, 2004. Actual losses on these loans and securities may differ materially from the management’s assessment. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Bank.
(27) Change in Shareholder of the Bank
Shinhan Financial Group Co., Ltd. acquired 135,553,817 shares (18.85% of total outstanding shares) of the remaining minority shares in the Bank through a tender offer and share exchange pursuant to the resolution of Board of Directors’ Meeting held on April 12, 2004. As a result, the Bank became a wholly-owned subsidiary of Shinhan Financial Group Co., Ltd., and its stock was delisted from the Korea Stock Exchange as of July 2, 2004.
(28) Statements of Cash Flows
(a)	Cash and cash equivalents in the statements of cash flows are the same as cash and due from banks on the balance sheet.

(b)	Significant transactions not involving cash inflows or outflows for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003
Unrealized gain on available-for-sale securities recorded as capital adjustments	~~W~~	479,557	411,929
Exchange of treasury stock for available-for-sale securities		143,769	—
Loss from disposition of treasury stock		59,767	—
Transfer of held-to-maturity securities to available-for-sale securities		—	7,118,254
Unrealized gain on investment securities accounted for by the equity method recorded as capital adjustments		14,713	—
Transfer of loans to equity securities		50,758	511,626
Transfer of loans to available-for-sale securities		40,575	—

42
Chohung Bank
Notes to Non-Consolidated Financial Statements, Continued
December 31, 2004 and 2003
(29) Information on Business Units
(a)	Business units

The Bank has the following business units as of December 31, 2004:

Functional information by business units:

Description	Areas of business
Retail banking group	Loans to or deposits from household
Middle market group	Loans to or deposits from small and medium enterprises
Corporate and investment banking group	Loans to or deposits from large enterprises
International division	Overseas subsidiaries operations and other international business
Other	Investment in securities, management of currencies, special business and other related business
Financial information by business units:

	(in millions of Won)
	Pre-provision
	income		Loans	Securities
Retail banking group	~~W~~	618,766	23,458,833	—
Middle market group		69,389	10,107,141	—
Corporate and investment banking group		110,677	5,176,283	161,251
International division		13,151	821,849	23,513
Other		539,950	3,029,461	11,314,479

	~~W~~	1,351,933	42,593,567	11,499,243

(b) Financial information by geographical market
The Bank principally operates in the Republic of Korea, and its business is divided into domestic and overseas. Detailed financial information by geographical market for the year ended December 31, 2004 is as follows:

	(in millions of Won)
	Domestic		Overseas	Total
Operating revenue	~~W~~	6,732,219	45,542	6,782,761
Operating income		305,252	17,602	322,854
Loans		41,822,964	770,603	42,593,567
Securities		11,475,730	23,513	11,499,243

(Appendix 12)

SHINHAN CARD CO., LTD.
Financial Statements
December 31, 2006 and 2005
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
Based on a report originally issued in Korean
The Board of Directors and Stockholder
Shinhan Card Co., Ltd.:
We have audited the accompanying balance sheets of Shinhan Card Co., Ltd. (the “Company”) as of December 31, 2006 and 2005, and the related statements of income, appropriation of retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinhan Card Co., Ltd. as of December 31, 2006 and 2005, and the results of its operations, the appropriation of its retained earnings, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying financial statements as of and for the years ended December 31, 2006 and 2005, have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the financial statements expressed in Korean Won have been translated into dollars on the basis set forth in Note 2 of the accompanying financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in Note 1(b) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are intended solely for use by those knowledgeable in Korean accounting principles and auditing standards and their application in practice.

As discussed in Note 14 to the financial statements, the Company had business transactions with Shinhan Financial Group Co., Ltd., the parent, and other related parties and had balances due from and to the related parties in relation to the transactions as of December 31, 2006 and 2005.
As discussed in Note 21 to the financial statements, the Company merged the credit card division of Chohung Bank on April 1, 2006 under the merger agreement dated December 30, 2005 between the Company and Chohung Bank. As a result of the merger, the Company’s total assets, total liabilities and stockholder’s equity increased by ~~W~~1,967,701 million, ~~W~~1,784,007 million, and ~~W~~183,694 million, respectively.

KPMG Samjong Accounting Corp.
Seoul, Korea
February 1, 2007

This report is effective as of February 1, 2007, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Shinhan Card Co., Ltd.
Balance Sheets
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Assets

Current assets:

Cash and cash equivalents (note 14)	~~W~~	2,336	5,864	$2,513	6,308
Short-term financial instruments (notes 3, 9 and 14)		650	—	699	—
Accounts receivable (note 14)		702	249	755	268
Accrued interest income		17,777	5,164	19,123	5,555
Prepaid expenses		4,553	2,843	4,899	3,058
Payment in advance		11,886	11,881	12,786	12,781
Deferred tax asset (note 17)		7,565	—	8,138	—
Other current assets		1	1	1	1

Total current assets		45,470	26,002	48,914	27,971

Credit card assets (notes 4, 5 and 14)		3,336,412	1,479,532	3,589,083	1,591,579

Long-term financial instruments (notes 3, 9 and 14)		567	11	610	12
Available-for-sale securities (notes 6 and 9)		27,165	414	29,223	445
Security deposits paid (note 14)		26,768	14,560	28,795	15,663
Long-term loans to employees		198	119	213	128
Deferred tax asset, net (note 17)		78,847	—	84,818	—
Derivative assets (notes 14 and 20)		91	—	98	—

		133,636	15,104	143,757	16,248

Premises and equipment, net (note 7)		28,248	10,586	30,387	11,388

Intangible assets, net (note 8)		14,649	1,066	15,758	1,147

Total assets	~~W~~	3,558,415	1,532,290	$3,827,899	1,648,333

See accompanying notes to the financial statements.

Shinhan Card Co., Ltd.
Balance Sheets, Continued
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Liabilities and Stockholder’s Equity

Liabilities:

Current liabilities:
Short-term borrowings (note 14)	~~W~~	160,800	275,500	$172,977	296,364
Short-term debentures (note 11)		—	29,981	—	32,252
Current portion of long-term debts (notes 11, 12 and 14)		780,000	550,000	839,071	591,652
Accounts payable		105,714	61,802	113,720	66,482
Other current liabilities (notes 10 and 14)		94,207	25,914	101,342	27,876

Total current liabilities		1,140,721	943,197	1,227,110	1,014,626

Long-term borrowings (notes 12 and 14)		400,000	200,000	430,293	215,146
Long-term debentures (note 11)		1,282,369	149,562	1,379,485	160,889
Retirement and severance benefits (note 13)		2,308	1,565	2,483	1,684
Guarantee deposits		3,194	2,218	3,436	2,386
Long-term accrued expenses (note 14)		4,364	1,152	4,694	1,239
Derivative liabilities (notes 14 and 20)		2,381	—	2,561	—
Allowance of reward on credit card use		45,812	16,897	49,281	18,177
Other allowances on unused credit		42,259	—	45,459	—

Total liabilities		2,923,408	1,314,591	3,144,802	1,414,147

Stockholder’s equity:

Common stock of W5,000 par value		358,886	152,847	386,065	164,422
Authorized - 100,000,000 shares Issued and outstanding– 71,777,256 shares in 2006 and 30,569,400 shares in 2005
Capital surplus		58,070	94,109	62,468	101,237
Retained earnings (accumulated deficit)		202,835	(29,257)	218,196	(31,473)
Capital adjustments		15,216	—	16,368	—

Total stockholder’s equity		635,007	217,699	683,097	234,186

Commitments and contingencies (note 15)

Total liabilities and stockholder’s equity	~~W~~	3,558,415	1,532,290	$3,827,899	1,648,333

See accompanying notes to the financial statements.

Shinhan Card Co., Ltd.
Statements of Income
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Operating revenue:

Income on credit card assets (note 14)	~~W~~	734,181	302,138	$789,782	325,019
Securitization income		84,538	104,248	90,940	112,143
Interest income (note 14)		197	4	212	4
Other (note 14)		12,972	10,681	13,954	11,490

Total operating revenue		831,888	417,071	894,888	448,656

Operating expense:

Expense on credit card assets (note 14)		311,782	151,923	335,394	163,428
Interest expense (note 14)		117,391	62,127	126,281	66,832
Bad debt expense		92,021	86,177	98,990	92,703
General and administrative expenses (notes 14 and 16)		117,697	56,455	126,610	60,730
Other expenses		191	219	206	236

Total operating expense		639,082	356,901	687,481	383,929

Operating income		192,806	60,170	207,407	64,727

Non-operating income (expense):

Foreign currency transaction loss, net		(124)	(87)	(133)	(94)
Foreign currency translation gain, net		2,381	—	2,561	—
Gain(loss) on disposition of credit card assets, net		(5,479)	1,919	(5,894)	2,065
Impairment on available-for-sale securities (note 6)		(339)	(1,262)	(365)	(1,358)
Valuation losses on derivatives (notes 14 and 20)		(2,381)	—	(2,561)	—
Donations		(3,334)	(2,667)	(3,586)	(2,869)
Other, net		728	343	783	369

Total non-operating expense		(8,548)	(1,754)	(9,195)	(1,887)

Income before income tax expense		184,258	58,416	198,212	62,840

Income taxes (benefit) (note 17)		(47,834)	4,175	(51,457)	4,491

Net income	~~W~~	232,092	54,241	$249,669	58,349

Earnings per share in Won and U.S. dollars (note 18)	~~W~~	3,767	1,774	$4.05	1.91

See accompanying notes to the financial statements.

Shinhan Card Co., Ltd.
Statements of Appropriation (Disposition) of Retained Earnings (Accumulated Deficit)
For the years ended December 31, 2006 and 2005
Date of Appropriation for 2006: March 19, 2007
Date of Disposition for 2005: March 21, 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Unappropriated (undisposed) retained earnings (accumulated deficit)

Balance at beginning of year	~~W~~	(29,257)	(83,498)	$(31,473)	(89,821)
Net income		232,092	54,241	249,669	58,349

Balance at end of year before appropriation		202,835	(29,257)	218,196	(31,472)

Appropriation of retained earnings		157,911	—	169,870	—

Unappropriated (undisposed) retained earnings (accumulated deficit) to be carried over to subsequent year	~~W~~	44,924	(29,257)	$48,326	(31,472)

See accompanying notes to the financial statements.

Shinhan Card Co., Ltd.
Statements of Cash Flows
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Cash flows from operating activities:

Net income	~~W~~	232,092	54,241	$249,669	58,349

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Bad debt expense		92,021	86,177	98,990	92,703
Depreciation		10,475	5,267	11,268	5,666
Provision for retirement and severance benefits		2,118	1,877	2,278	2,019
Deferred income tax asset benefit		(92,184)	—	(99,166)	—
Increase (decrease) in accounts receivable		(298)	863	(321)	928
Increase in accrued interest income		(1,164)	(728)	(1,251)	(783)
Increase in prepaid expenses		(1,709)	(57)	(1,838)	(61)
Decrease (increase) in payment in advance		6,541	(5,332)	7,036	(5,736)
Increase in other current assets		—	4	—	5
Increase in credit card assets		(37,345)	(141,933)	(40,173)	(152,682)
Increase in accounts payable		14,525	18,384	15,625	19,776
Increase in other current liabilities		76,512	16,676	82,306	17,939
Increase in guarantee deposits		976	314	1,050	338
Increase in long-term accrued expenses		3,212	808	3,455	869
Payment of retirement and severance benefits		(1,375)	(2,479)	(1,479)	(2,667)
Other, net		760	337	818	363

Net cash provided by operating activities		305,157	34,419	328,267	37,026

Cash flows from investing activities:

Cash inflows from investing activities:
Proceeds from disposition of available-for-sale securities		687	27	739	29
Proceeds from disposition of premises and equipment		—	27	—	29
Receipt of security deposits paid		16,392	4,166	17,633	4,481
Proceeds from disposition of intangible assets		—	62	—	67
Decrease in other current assets		—	2,000	—	2,152

Cash outflows from investing activities:
Purchase of available-for-sale securities		—	63	—	68
Purchase of short-term financial instruments		650	—	699	—
Purchase of long-term financial instruments		556	—	598	—
Origination of long-term loans to employees		80	120	86	129
Payment of security deposits		16,168	1,128	17,392	1,213
Acquisition of premises and equipment		23,099	6,365	24,849	6,847
Acquisition of intangible assets		15,426	496	16,594	534

Net cash used in investing activities		(38,900)	(1,890)	(41,846)	(2,033)

See accompanying notes to the financial statements.

Shinhan Card Co., Ltd.
Statements of Cash Flows, Continued
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Cash flows from financing activities:

Cash provided by financing activities:
Proceeds from short-term borrowings		—	478,000	—	514,200
Proceeds from short-term debentures		—	30,000	—	32,272
Proceeds from long-term borrowings		250,000	100,000	268,932	107,573
Proceeds from long-term debentures		174,915	149,466	188,162	160,785

Cash used in financing activities:
Repayments of short-term borrowings		114,700	385,000	123,386	414,157
Repayments of short-term debentures		30,000	—	32,272	—
Repayments of current portion of long-term borrowings		550,000	400,000	591,652	430,293

Net cash used in financing activities		(269,785)	(27,534)	(290,216)	(29,620)

Net increase (decrease) in cash and cash equivalents		(3,528)	4,995	(3,795)	5,373

Cash and cash equivalents at beginning of year		5,864	869	6,308	935

Cash and cash equivalents at end of year	~~W~~	2,336	5,864	$2,513	6,308

See accompanying notes to the financial statements.

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements
(a)	Organization and Description of Business

Shinhan Card Co., Ltd. (“the Company”) was established as a wholly-owned subsidiary of Shinhan Financial Group Co., Ltd. (the “Parent”) on June 1, 2002, under the Credit Specialized Finance Business Law, through the spin-off of the credit card division of Shinhan Bank, a wholly-owned subsidiary of the Parent. The Company is engaged principally in credit card services, factoring, consumer loans and installment financing. As of December 31, 2006, the Company holds 3.11 million merchants in its network, has 7.16 million credit and check card holders and its capital stock amounts to ~~W~~358,886 million.

(b)	Basis of Presenting Financial Statements

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended solely for use by those who are informed in Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

Effective January 1, 2006, the Company adopted Statements of Korea Accounting Standards No. 20 Related Party Disclosures.

(c)	Cash Equivalents

The Company considers short-term financial instruments with maturities of three months or less at the acquisition date to be cash equivalents.

(d)	Financial Instruments

Short-term financial instruments are instruments handled by financial institutions which are held for short-term cash management purposes, maturing within one year. Such investments may include time deposits, installment savings deposits and restricted bank deposits.

(e)	Revenue Recognition

The Company recognizes the revenue on an accrual basis, except for annual fees from card holders and interest income on overdue accounts.

2

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(f)	Allowance for Doubtful Accounts

Allowance for doubtful accounts is provided based on 1.5%, 15%, 20%, 60% and 100% of credit card assets classified as normal, precautionary, sub-standard, doubtful and estimated loss, respectively, as determined by management considering the respective credit loss. Effective January 1, 2006, the Company changed the rate of allowance for doubtful accounts for those classified in the normal and precautionary categories from 1% and 12%, respectively and as a result, allowance for doubtful accounts as of December 31, 2006 increased by ~~W~~21,717 million. Additionally, for the unused credit on cash advances classified as normal, the Company provides allowance for doubtful accounts at the minimum rate of 0.5% on 75% of the unused cash advance credit limit. In addition, the Company recognized ~~W~~38,453 million of allowance for the unused credit limit transferred in the course of merger of the credit card division of Chohung Bank as other allowances.

Allowance for doubtful accounts provided by the Company as of December 31, 2006 and 2005 are summarized as follows.

	2006
	Credit card assets
	Credit card		Cash		Trust
	receivables		advances	Card loans	assets	Other	Total
Balances	~~W~~	2,046,342	617,367	526,891	320,429	30,987	3,542,016
Allowance for doubtful accounts		60,984	22,253	64,125	21,492	424	169,278
Ratio of allowance for doubtful account		2.98%	3.60%	12.17%	6.71%	1.37%	4.78%

	2005
	Credit card assets
	Credit card		Cash		Trust
	receivables		advances	Card loans	assets	Other	Total
Balances	~~W~~	848,750	129,851	255,730	314,359	17,732	1,566,422
Allowance for doubtful accounts		31,055	3,707	11,267	21,053	319	67,401
Ratio of allowance for doubtful account		3.66%	2.85%	4.41%	6.70%	1.80%	4.30%
(g)	Investments in Securities

Debt and equity securities are classified into one of the three categories, held-to-maturity, available-for-sale, or trading securities, at the time of acquisition and such determination is reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

3

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(g)	Investments in Securities, Continued

Trading securities are carried at fair value, with unrealized holding gains and losses included in current income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment, net of tax. Investments in equity securities that do not have readily determinable fair values are stated at cost. Investments in debt securities that are classified as held-to-maturity are reported at amortized cost at the balance sheet date and such amortization recorded as interest income.

The fair value of marketable securities is determined using quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by accredited credit rating agencies in the Republic of Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as long-term investments. However, available-for-sale securities whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

A decline in market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary results in a reduction in carrying amount with the impairment loss charged to current results of operations.

(h)	Premises and Equipment

Premises and equipment are stated at cost net of accumulated depreciation. Significant additions or improvements extending value or useful lives of assets are capitalized, while normal maintenance and repairs are charged to expense when incurred.

Depreciation is computed using rates based on the useful lives of the respective assets and depreciation method as follows:

	Depreciation Method	Useful Lives
Furniture and fixtures	Accelerated depreciation method	2~5 years
Vehicles	Accelerated depreciation method	5 years
Equipment and other	Straight-line method	5 years
(i)	Intangible Assets

Intangible assets, which mainly consist of software, acquired by the Company are stated at cost less accumulated amortization and impairment losses, if any. Intangible assets are amortized using the straight-line method over a reasonable period, generally 5 years, based on the nature of the asset.

When the recoverable amount of the intangible assets are substantially below the carrying amount of the assets due to obsolescence and sharp decline in its market value, the Company reduces its carrying amount to the recoverable amount and recognizes an impairment loss.

4

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(j)	Income Taxes

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner in which the carrying amount of assets and liabilities will be realized or settled, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred tax assets and liabilities are classified as current or non-current based on the classification of the related asset or liability for financial reporting or the expected reversal date of the temporary difference for those with no related asset or liability such as loss carryforwards and tax credit carryforwards. The deferred tax amounts are presented as a net current asset or liability and a net non-current asset or liability.

Deferred taxes are recognized on the temporary differences related to unrealized gains and losses on available-for-sale securities that are reported as a separate component of capital adjustments.

(k)	Impairment on assets

The Company reviews for impairment of assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated net cash flows expected to result from the use of the asset and its disposition are less than its carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(l)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current pay rates and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance benefits trust where the employees have a vested interest in the deposit with the bank in trust. The deposit for severance benefits held in trust is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

(m)	Provision, Contingent Assets and Contingent Liabilities

Provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event; (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation; and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, a provision is recorded at the present value of the expenditures expected to be required to settle the obligation.

5

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(m)	Provision, Contingent Assets and Contingent Liabilities, Continued

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

(n)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and related notes to the financial statements. Actual results could differ from those estimates.

(o)	Allowance for Reward on Credit Card Use

With regard to the reward on credit card use provided by the Company to facilitate credit card usage, the Company recorded expected future expenses as allowance based on historical experience of the Company and the credit card industry.

(p)	Derivatives

Derivative instruments are recorded either as assets or liabilities measured principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations.

However, for derivative instruments for the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction which are designated and qualify as a cash flow hedge, changes in fair value are recognized directly in equity to the extent that the hedge is effective. To the extent that the hedge is ineffective, changes in fair value are immediately recognized in current operations. Amounts accumulated in equity will be adjusted to the related asset or liability resulting from the forecasted transaction, or adjusted to income when the forecasted transaction affects the statement of income.

If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, then hedge accounting is discontinued prospectively. The cumulative gain or loss existing in equity at that time remains in equity and is recognized when the forecasted transaction is ultimately recognized in the statement of income. When a forecasted transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the statement of income..
(2)	Basis of Translating Financial Statements

The accompanying financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~929.60 to US$1, the basic exchange rate on December 31, 2006. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

6

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(3)	Restricted Deposits

As of December 31, 2006 and 2005, short-term and long-term financial instruments which are restricted in use are as follows:

	2006		2005
Short-term financial instruments (*1)	~~W~~	650	—
Long-term financial instruments (*2)		567	11

	~~W~~	1,217	11

(*1)	As of December 31, 2006, ~~W~~650 million of time deposits is pledged to Shinhan Bank as collateral in relation to short-term borrowings (see note 14).

(*2)	As of December 31, 2006, ~~W~~556 million of time deposits is pledged to Shinhan Bank as collateral in relation to Badbank Heemang Moah Securitization Specialty Co., Ltd.. Additionally, ~~W~~11 million of deposits is provided as security deposit in relation to bank overdraft as of December 31, 2006 and 2005, respectively.
(4)	Credit Card Assets
(a)	Credit card assets as of December 31, 2006 and 2005 consist of the following:

	2006		2005
Credit card receivables	~~W~~	2,046,342	848,750
Less: allowance for doubtful accounts		(60,984)	(31,055)

		1,985,358	817,695

Cash advances		617,367	129,851
Less: allowance for doubtful accounts		(22,253)	(3,707)

		595,114	126,144

Card loans		526,891	255,730
Less: allowance for doubtful accounts		(64,125)	(11,267)
Less: deferred loan origination fees		(5,763)	(2,076)

		457,003	242,387

Trust assets		320,429	314,359
Less: allowance for doubtful accounts		(21,492)	(21,053)

		298,937	293,306

	~~W~~	3,336,412	1,479,532

7

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Credit Card Assets, Continued
Credit card receivables from cardholders are collected either lump sum or on an installment basis. Lump sum payments are collected monthly on the respective contracted payment date and installment payments are collected over a period ranging from 2~24 months. The Company collects interest on outstanding future installment payments from cardholders at a rate ranging from 10.8~18.8% per annum in proportion to the installment period.
The Company charges a 1.5%~4.5% fee upon pre-payment to merchants and records as income on credit card assets.
Credit card receivables from revolving purchases are collected monthly from cardholders at a rate of 5%~100% as determined by the respective revolving settlement agreement. The Company collects fees at 17% per annum from cardholders.
The Company provides cardholders with cash advances based on the credit rating of each cardholder, bearing interest at 9.84%~26.84% per annum.
The Company provides cardholders with card loans with maturities of 3 to 24 months bearing 0.5%~4% of fees and 9.8%~17.8% of annual interest recorded as income on credit card assets. The Company recognizes direct fees received in originating loans as deferred loan origination fees and amortizes it over the maturity of the relevant loan.
(b)	The maturities of card loans outstanding as of December 31, 2006 are as follows:

January 1, 2007~December 31, 2007	~~W~~	269,209
January 1, 2008~December 31, 2008		202,486
January 1, 2009~December 31, 2009		18,218
January 1, 2010~December 31, 2010		447
Thereafter		36,531

	~~W~~	526,891

(5)	Asset Securitization
The Company sold a portion of its credit card assets to special purpose companies (“SPC”) or trust companies, pursuant to the Asset Backed Securitization Law under the Republic of Korea. With respect to certain securitizations, the outstanding balances of the class II subordinated beneficiary certificates, in the amount of ~~W~~320,429 million as of December 31, 2006 is recorded as trust assets included in credit card assets. As of December 31, 2006, uncollected principal of sold credit card assets except for trust assets is ~~W~~792,098 million. Under the terms of the asset transfer agreements, the Company is liable for any transferred credit card assets that are not of a certain credit quality or in default.
Additionally, the Company has entered into an agreement to service the transferred credit card assets, with the respective SPC or trust companies. Under the servicing agreement, the Company provides billing, collection and management of delinquent assets, and receives service fees from the SPC or trust companies.

  8
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(6)	Available-for-Sale Securities

Details of available-for-sale securities as of December 31, 2006 and 2005 are as follows:
a. Equity securities

2006
	Acquisition		Net asset	Book
Investee	cost		or fair value	value
Hanmaeum Financing	~~W~~	291	—	—
Korea Smart Card (*1)		1,625	26	26
BC Card Co., Ltd.		5,841	26,863	26,863
Master Card		44	275	275
Sang Rok Soo 1st Securitization Specialty Co., Ltd (*2)		1	1	1

	~~W~~	7,802	27,165	27,165

2005
	Acquisition		Net asset	Book
Investee	cost		or fair value	value
Hanmaeum Financing	~~W~~	331	—	—
Korea Smart Card (*1)		1,625	365	365
Master Card		49	49	49

	~~W~~	2,005	414	414

(*1)	Impairment losses in the amount of ~~W~~339 million and ~~W~~1,260 million were recognized as of December 31, 2006 and 2005, respectively, as the recoverable amounts were less than the book value and the decline in the value were anticipated to be other than temporary.

(*2)	Non-marketable securities whose fair value cannot be estimated are recorded at acquisition cost. The Company did not observe any events or changes in circumstances that would have had a significant adverse effect on the fair value of the investment.

  9
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(6)	Available-for-Sale Securities, Continued
b. Debt securities
Debt securities as of December 31, 2006 and 2005 consist of the following:

	2006
			Acquisition		Fair value
	Investee	Maturity	cost		(book value)
Asset backed securities	Sang Rok Soo 1st Securitization
(Subordinated bonds)	Specialty Co., Ltd (*)	October 29, 2011	~~W~~	175,729	—

Asset backed securities	Shinhan Fun & Joy 2nd
(Subordinated bonds)	Securitization Specialty Co., Ltd.	November 27, 2008		8,900	—

			~~W~~	184,629	—

(*)	The Company acquired ~~W~~169,418 million from the merger of the credit card division of Chohung Bank as of April 1, 2006. (see note 21)

	2005
			Acquisition		Fair value
	Investee	Maturity	cost		(book value)
Asset backed securities	Sang Rok Soo 1st Securitization
(Subordinated bonds)	Specialty Co., Ltd	October 29, 2011	~~W~~	6,234	—

Asset backed securities	Shinhan Fun & Joy 2nd
(Subordinated bonds)	Securitization Specialty Co., Ltd.	November 27, 2008		8,900	—

			~~W~~	15,134	—

(7)	Premises and Equipment

Premises and equipment as of December 31, 2006 and 2005 consist of the following:

	2006		2005
Furniture and fixture	~~W~~	90,514	32,289
Vehicles		61	61
Equipment and other		5,469	1,693

Less: accumulated depreciation		(67,796)	(23,457)

	~~W~~	28,248	10,586

10
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(8)	Intangible Assets

Changes in intangible assets for the years ended December 31, 2006 and 2005 are as follows:

	2006		2005
Beginning balance	~~W~~	1,066	843
Acquisition		15,426	496
Amortization		(1,843)	(211)
Disposal		—	(62)

Ending balance	~~W~~	14,649	1,066

(9)	Pledged Assets

Assets pledged as collateral as of December 31, 2006 are summarized as follows:

Pledged Assets	Collateral Amount		Secured Party
Available-for-sale securities	~~W~~	26	Kookmin Bank and others
Short-term financial instruments		650	Shinhan Bank
			Badbank Heemang Moah
Long-term financial instruments		556	Securitization Specialty Co., Ltd.

	~~W~~	1,232

(10)	Other Current Liabilities

Other current liabilities as of December 31, 2006 and 2005 consist of the following:

	2006		2005
Accrued expense	~~W~~	47,398	20,253
Unearned revenue		905	1,138
Withholdings		1,554	348
Income tax payables		44,350	4,175

	~~W~~	94,207	25,914

11
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(11)	Debentures

Details of debentures as of December 31, 2006 and 2005 are as follows:

		Interest rate
	Maturity	(%)	2006		2005
Short-term debentures:
Debentures in Won	March 23, 2006	4.21	~~W~~	—	30,000
Less: discounts on debentures				—	(19)

			~~W~~	—	29,981

		Interest rate
	Maturity	(%)	2006		2005
Long-term debentures:

	November 18, 2008-
Debentures in Won	December 9, 2009	Floating	~~W~~	150,000	150,000
”	April 28, 2007-
	Jun 23, 2009	3.78-5.16		1,770,000	—
	July 27, 2009-
Debentures in foreign currency	August 4, 2009	5.00-5.13		93,224	—

Less: current portion				(730,000)	—
discounts on debentures				(855)	(438)

			~~W~~	1,282,369	149,562

The principals are scheduled to be redeemed at maturity and the yields are to be paid on a monthly, quarterly or semi-annual basis.

(12)	Long-Term Borrowings

Long-term borrowings as of December 31, 2006 and 2005 are summarized as follows:

		Interest rate
Lender	Maturity	(%)	2006		2005
	March 18, 2007-
Shinhan Financial Group Co., Ltd.	April 24, 2009	4.49-6.28	~~W~~	450,000	750,000

Less: current portion				(50,000)	(550,000)

			~~W~~	400,000	200,000

The principals are scheduled to be redeemed at maturity and the interest is paid on a monthly, quarterly or semi-annual basis.

12
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(13)	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended December 31, 2006 and 2005 are as follows:

	2006		2005
Estimated balance at beginning of year	~~W~~	3,903	2,166
Payment		(200)	(140)
Provision		2,118	1,877

Estimated balance at end of year		5,821	3,903
Less : deposit for severance benefit insurance		(3,513)	(2,338)

	~~W~~	2,308	1,565

(14)	Related Party Transactions
     (a) Details of parent and subsidiary relationships as of December 31, 2006 are as follows:

Related Party	Relationship
Shinhan Financial Group Co., Ltd.	Parent company

13
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(14)	Related Party Transactions, Continued
(b)	Significant transactions which occurred in the normal course of business with related companies for the years ended December 31, 2006 and 2005 are summarized as follows:

Related party	Transaction	2006		2005
Shinhan Financial Group Co., Ltd.	Interest expense	~~W~~	32,103	52,710
Shinhan Bank	Interest income		197	2
”	Income on credit card assets		755	307
”	Expense on credit card assets		80,384	35,864
”	Interest expense		1,922	3,046
”	General and administration expense		1,948	929
”	Valuation losses on derivatives		1,676	—
Jeju Bank	Interest income		3	—
”	Income on credit card assets		335	276
Goodmorning Shinhan Securities Co., Ltd.	Interest income		4	—
”	Income on credit card assets		—	1
”	Expense on credit card assets		106	350
”	General and administration expenses		435	313
Shinhan Life Insurance Co., Ltd.	Income on credit card assets		363	—
”	Other operating revenues		3,484	—
”	Expense on credit card assets		51	—
SH&C Life Insurance Co., Ltd.	Income on credit card assets		420	344
”	Other operating revenue		4,603	4,558
Shinhan Credit Information Co., Ltd.	Expense on credit card assets		12,888	7,451
Shinhan Data System Co., Ltd.	Income on credit card assets		24	16
”	Expenses on credit card assets		—	6
”	General and administration expenses		615	670

14
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(14) Related Party Transactions, Continued

Related party	Transaction	2006		2005
e-Shinhan Co., Ltd.	Income on credit card assets		—	7
”	General and administration expenses		—	103
Shinhan Capital Co., Ltd.	Expenses on credit card assets		—	1

		~~W~~	142,316	106,954

(c)	Accounts balance

Significant balances with the related parties as of December 31, 2006 and 2005 are as follows:

Related party	Account	2006		2005
	Assets:
Shinhan Financial Group Co., Ltd.	Credit card assets	~~W~~	209	309
Shinhan Bank	Credit card assets		6,574	6,578
”	Cash and cash equivalents		1,029	5,078
”	Short-term financial Instruments		650	—
”	Long-term financial instruments		559	3
”	Security deposits paid		3,306	1,189
”	Deposits for severance benefit insurance		3,513	2,338
”	Derivative assets		42	—
Goodmorning Shinhan Securities Co., Ltd.	Credit card assets		824	691
”	Security deposits paid		5,911	4,635
SH&C Life Insurance Co., Ltd.	Credit card assets		60	100
”	Accounts receivable		394	408
Shinhan Capital Co., Ltd.	Credit card assets		52	42
Shinhan Life Insurance Co., Ltd.	Credit card assets		1,717	1,016
Shinhan BNP Paribas Investment Trust Management Co. Ltd.	Credit card assets		66	55
Shinhan Credit Information Co., Ltd.	Credit card assets		81	64
Shinhan Data System Co., Ltd.	Credit card assets		17	12

		~~W~~	25,004	22,518

15
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(14) Related Party Transactions, Continued

Related party	Account	2006		2005
	Liabilities:
Shinhan Financial Group Co., Ltd.	Long-term borrowings	~~W~~	400,000	200,000
”	Current portion of long-term debts		50,000	550,000
”	Accrued expenses (Other current liabilities)		3,285	4,336
”	Long-term accrued expenses		2,043	758
Shinhan Bank	Accrued expenses (Other current liabilities)		31	6,578
”	Short-term borrowings		10,800	35,500
”	Derivative liabilities		1,676	—
Goodmorning Shinhan Securities Co., Ltd.	Accounts payable (Other current liabilities)		111	63
Shinhan Credit Information Co., Ltd.	Accrued expenses (Other current liabilities)		1,410	—

		~~W~~	469,356	797,235

(15)	Commitments and Contingencies
(a)	The Company was established through the spin-off from Shinhan Bank’s credit card division and it provides joint liability to Shinhan Bank’s creditors before the spin-off in accordance with the Commercial Act Article 530-9 of the Republic of Korea.

(b)	The Company entered into an agreement with Shinhan Bank for assistance in its credit card operations. Under the agreement, significant business of the Company is carried out at the branches of Shinhan Bank and the Company pays service charges to Shinhan Bank and recognizes it as expense on credit card assets.

(c)	As of December 31, 2006, the Company has pending lawsuits as defendant with total claims of ~~W~~109 million and pending lawsuits as plaintiff seeking damages of ~~W~~6,077 million. However, no provision has been recorded as the ultimate outcome of such lawsuits cannot be presently determined.

(d)	Under the terms of the asset transfer agreement, the Company is liable for any transferred credit card assets that are not of a certain credit quality or in default. Additionally, the Company has entered into an agreement to manage the transferred credit card assets, with the SPC or Trust Companies. Under the agreement, the Company provides services such as billing for payment, receipts and management of delinquent loans, and receives service fees from the SPC or Trust Companies.

16
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(16)	General and Administrative Expense

General and administrative expenses for the years ended December 31, 2006 and 2005 are as follows:

	2006		2005
Salaries and wages	~~W~~	35,888	18,902
Provision for retirement and severance benefits		2,118	1,877
Other employee benefits		6,626	3,546
Rent		6,754	3,097
Fees and commissions		30,954	13,644
Depreciation		10,475	5,267
Amortization		1,843	211
Entertainment		839	456
Taxes and dues		3,151	1,801
Advertising		12,066	4,207
Other		6,983	3,447

	~~W~~	117,697	56,455

(17)	Income Taxes
(a)	The Company is subject to income taxes based on taxable earnings, which results in the cumulative standard tax rate of 27.5%. The components of income taxes for the years ended December 31, 2006 and 2005 are as follows:

	2006		2005
Current income taxes	~~W~~	44,350	4,175
Changes in deferred tax due to temporary differences		(86,412)	—
Deferred tax reflected in stockholder’s equity		(5,772)	—

Total income taxes (benefit)	~~W~~	(47,834)	4,175

(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2006 and 2005 are as follows:

	2006		2005
Income before income tax expense	~~W~~	184,258	58,416
Increase (decrease) on temporary differences		(23,837)	6,952
Increase on permanent differences		1,853	1,545

Taxable income	~~W~~	162,274	66,913

17
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(17) Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences for the years ended December 31, 2006 and 2005 are as follows

	2006
			Increase
			(decrease)				Tax effects
	Beginning		due to					Non-
	balance		merger	Decrease	Increase	Ending balance	Current	current
Deductible (additional) temporary differences:
Reward points expense	~~W~~	16,897	20,244	37,141	45,812	45,812	—	12,598

Advance payment		—	—	—	12,502	12,502	—	3,438
Impairment loss on available-for-sale securities		16,725	169,498	44	339	186,518	—	51,293
Allowance for retirement and severance benefits		2,342	—	90	1,241	3,493	—	961
Allowance for doubtful accounts		—	82,061	82,061	21,749	21,749	5,981	—
Dividend income		8,946	—	—	6,143	15,089	—	4,149
Long-term accrued expenses		1,152	—	24	3,236	4,364	—	1,200
Depreciation		—	—	—	5	5	—	1
Accrued expenses		261	—	261	—	—	—	—
Amortization		2	—	—	25	27	—	7
Write-offs of credit card assets		—	—	—	77	77	—	21
Deferred loan origination fees		2,076	—	2,076	5,763	5,763	1,584	—
Other allowances		—	39,086	39,086	43,310	43,310	—	11,911
Derivative liabilities		—	—	—	264	264	—	73
Available-for-sale securities		—	(18,888)	—	(2,365)	(21,253)	—	(5,845)
Deposits for severance benefit insurance		(2,338)	—	(90)	(1,244)	(3,492)	—	(960)

	~~W~~	46,063	292,001	160,693	136,857	314,228	7,565	78,847

18
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(17) Income Taxes,_Continued

	2005
	Beginning				Ending
	Balance		Decrease	Increase	balance	Tax effects
Deductible (additional) temporary differences:
Reward points expense	~~W~~	10,316	10,316	16,897	16,897	4,647
Impairment loss on securities		15,463	—	1,262	16,725	4,600
Allowance for retirement and severance benefits		1,300	—	1,042	2,342	644
Allowance for doubtful accounts		7,737	7,737	—	—	—
Dividend income		2,219	—	6,727	8,946	2,460
Long-term accrued expenses		—	—	1,152	1,152	317
Accrued expenses		—	—	261	261	72
Amortization		—	—	2	2	1
Deposits for severance benefits		—	—	(2,338)	(2,338)	(643)

		37,035	18,053	25,005	43,987	12,098
Tax loss carryforwards		51,051	51,051	—	—	—

	~~W~~	88,086	69,104	25,005	43,987	12,098

As of December 31, 2005, tax effects on temporary differences and tax loss carryforwards was not recognized due to uncertainty of realization.

(d)	The effective tax rates, after adjustments for certain differences between amounts reported for financial accounting and income tax purposes, were approximately — % and 7.15 % in 2006 and 2005, respectively.
(18)	Earnings Per Share

Earnings per common share are calculated by dividing net income by the weighted average number of shares of common stock outstanding. Earnings per share for the years ended December 31, 2006 and 2005 are computed as follows:

	2006		2005
Net income	~~W~~	232,092	54,241
Weighted average number of common shares outstanding		61,616,415	30,569,400

Earnings per share in Won	~~W~~	3,767	1,774

19
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(19)	Stock Options

Shinhan Financial Group Co., Ltd., granted compensatory stock options to key employees and directors of the Company. The Company assumes the difference between the exercise price and the market price on the date of exercise in cash and recognizes related compensation costs included in general and administrative expenses and long-term accrued expenses over the periods in which the options vest. When an employee or director with stock purchase options retires or deceases, the stock options become null and void by a resolution of the board of directors. Details of stock options in effects as of December 31, 2006 are as follows:

Grant date	May 22, 2002		May 15, 2003		March 25, 2004		March 30, 2005		March 21, 2006
Shares granted and outstanding		4,919 shares		9,967 shares		73,928 shares	59,800 shares		134,300 shares
Type of stock options		Price compensation		Price compensation		Price compensation	Stock grant or price compensation		Stock grant or price compensation
Exercise price in Won	~~W~~	18,910	~~W~~	11,800	~~W~~	21,595	~~W~~	28,006	~~W~~	38,829
Exercise period		Within 4 years after		Within 4 years after		Within 3 years after	Within 4 years after		Within 4 years after
		2 years from grant		2 years from grant		2 years from grant	3 years from grant		3 years from grant
		date		date		date	date		date
Maturity		6 years after grant		6 years after grant		5 years after grant	7 years after grant		7 years after grant
		date		date		date	date		date
Expense recognized up to current period		~~W~~137 million		~~W~~349 million		~~W~~1,836 million	~~W~~1,078 million		~~W~~965 million
Expense to be recognized in subsequent periods		—		—		—	~~W~~131 million		~~W~~1,211 million
Assumption for compensation cost calculation
Risk-free interest rate		—		—		—		4.07%		5.15%
Expected exercise period		—		—		—	5 years		5 years
Expected stock price volatility		—		—		—		17.92%		13.43%
Expected dividend yield ratio		—		—		—		0%		0%
Expected rights expiration ratio		—		—		—		0%		0%
Fair value of stock option in Won		—		—		—	~~W~~	11,201	~~W~~	16,668
(20)	Derivatives

As of December 31, 2006, the Company entered into currency and interest swap contracts with Shinhan Bank and Nonghyup to hedge the exposure to the variability of cash flows related to its foreign currency debentures. Under the currency and interest swap contracts, the Company receives floating interest in US dollars and pays fixed interest in Korean Won at each interest payment date which will ultimately settle at a specified exchange rate at maturity. The Company recognized realized derivative loss of ~~W~~2,381 million for the year ended as of December 31, 2006. Interest expenses were reduced by the realized gain on derivatives and unrealized valuation loss of ~~W~~192 million was recognized as capital adjustments, net of tax.

20
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(21)	Merger
a.	The Company merged the credit card division of former Chohung Bank on April 1, 2006 under the merger agreement dated December 30, 2005 between the Company and Chohung Bank. The Company issued 0.980941772 of the Company share in exchange for 1 share of Chohung Bank to Shinhan Financial Group Co., Ltd., a shareholder of Chohung Bank. As a result, the Company’s total number of shares and common stock increased by 41,207,856 shares and ~~W~~206,039 million, respectively.

The Company recorded assets, liabilities and stockholder’s equity at book value in the amount of ~~W~~1,967,701 million, ~~W~~1,784,007 million and ~~W~~13,694 million of the credit card division of Chohung Bank. The difference between transferred net asset and increased stockholder’s equity, ~~W~~ 36,039 million was charged against capital surplus.

b.	Condensed balance sheets of the Company and the credit card division of Chohung Bank as of December 31, 2005 and March 31, 2006 and statements of operations for the year ended December 31, 2005 and for the three-month period ended March 31, 2006 of the Company are as follows.
Balance sheets

	December 31, 2005		March 31, 2006
				Credit card division
Account	The Company		The Company	of Chohung Bank
Current assets	~~W~~	26,002	23,879	18,323
Credit card assets		1,479,532	1,400,028	1,907,178
Non-current assets		26,756	32,394	42,200

Total assets	~~W~~	1,532,290	1,456,301	1,967,701

Current liabilities	~~W~~	960,094	736,315	88,813
Non-current liabilities		354,497	485,782	1,695,194

Total liabilities		1,314,591	1,222,097	1,784,007
Stockholder’s equity		217,699	234,204	183,694

Total liabilities and stockholder’s equity	~~W~~	1,532,290	1,456,301	1,967,701

     Statements of income

	The Company
Account	December 31, 2005		March 31, 2006
Operating revenues	~~W~~	417,071	107,174
Operating expenses		356,901	82,635

Operating income		60,170	24,539
Non-operating income		2,586	389
Non-operating expense		4,340	848

Ordinary income		58,416	24,080
Income before income tax expense		58,416	24,080
Income tax expense		4,175	7,574

Net income	~~W~~	54,241	16,506

21
Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(22)	Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the years ended December 31, 2006 and 2005 are summarized as follows:

	2006		2005
Write-off of credit card assets	~~W~~	180,956	117,694
Increase in assets due to the merger		1,967,701	—
Increase in liabilities due to the merger		1,784,007	—
Increase in unrealizable valuation gains on available-for-sale securities due to the merger		13,694	—
Other		13,404	—
(23)	Financial Performance

Financial performance for the quarters ended December 31, 2006 and 2005 are as follows:

	2006		2005
Operating revenue	~~W~~	246,139	110,110
Operating income		42,573	8,649
Net income		45,033	794
Earnings per share in Won		627	26

(Appendix 13)
SHINHAN CARD CO., LTD.
Financial Statements
December 31, 2005 and 2004
(With Independent Auditors’ Report Thereon)

KPMG Samjong Accounting Corp.
10th Floor, Star Tower, 737 Yeoksam-dong	Tel. 82-2-2112-0100
Gangnam-gu, Seoul 135-984	Fax. 82-2-2112-0101
Republic of Korea	www.kr.kpmg.com
Independent Auditors’ Report
Based on a report originally issued in Korean
The Board of Directors and Stockholders
Shinhan Card Co., Ltd.:
We have audited the accompanying balance sheets of Shinhan Card Co., Ltd. (the “Company”) as of December 31, 2005 and 2004, and the related statements of income, disposition of accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates used by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations, the disposition of its accumulated deficit, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying financial statements as of and for the years ended December 31, 2005 and 2004, have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the financial statements expressed in Korean Won have been translated into dollars on the basis set forth in Note 2 to the financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in Note 1(b) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

KPMG Samjong Accounting Corp., a corporation established under Korean law, is a member of KPMG International, a Swiss association.

As discussed in Note 14 to the financial statements, the Company had business transactions with Shinhan Financial Group Co., Ltd. and other related parties and had balances due from and to the related parties in relation to the transactions as of December 31, 2005.
As discussed in Note 22 to the financial statements, on December 30, 2005, the Company reached an agreement to merge the credit card division of Chohung Bank in accordance with the resolution of board of directors’ meeting. Under the terms of the agreement, the merger will be consummated on April 1, 2006.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 13, 2006

This report is effective as of January 13, 2006, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

SHINHAN CARD CO., LTD.
Balance Sheets
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Assets

Current assets:

Cash and cash equivalents (note 14)	~~W~~	5,864	869	$5,788	858
Accounts receivable (note 14)		249	1,228	245	1,212
Accrued interest income		5,164	4,443	5,098	4,386
Prepaid expense		2,843	2,786	2,807	2,750
Payment in advance (note 14)		11,881	6,574	11,729	6,490
Other current assets		1	4	1	4

Total current assets		26,002	15,904	25,668	15,700

Credit card assets (notes 4, 5 and 14)		1,479,532	1,427,838	1,460,545	1,409,514

Investments:

Long-term financial instruments (note 3)		11	11	11	11
Available-for-sale securities (notes 6 and 10)		414	1,643	409	1,622
Guarantee deposits paid (note 14)		14,560	14,174	14,373	13,992
Long-term loans		119	—	118	—

		15,104	15,828	14,911	15,625
Premises and equipment (note 7)		10,586	9,512	10,450	9,390

Intangible assets (note 8)		1,066	843	1,052	832

Total assets	~~W~~	1,532,290	1,469,925	$1,512,626	1,451,061

SHINHAN CARD CO., LTD.
Balance Sheets, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Liabilities and Stockholder’s equity

Liabilities:

Current liabilities:

Short-term borrowings (note 14)	~~W~~	275,500	182,500	$271,965	180,158
Short-term debentures (note 11)		29,981	—	29,596	—
Current portion of long-term debts (notes 11, 12 and 14)		550,000	400,000	542,942	394,867
Other current liabilities (notes 9 and 14)		104,613	69,553	103,270	68,660

Total current liabilities		960,094	652,053	947,773	643,685

Long-term borrowings (notes 12 and 14)		200,000	650,000	197,433	641,658
Long-term debentures (note 11)		149,562	—	147,643	—
Retirement and severance benefit (note 13)		1,565	2,166	1,545	2,138
Guarantee deposits		2,218	1,904	2,190	1,880
Long-term accrued expenses (note 14)		1,152	344	1,137	340

Total liabilities		1,314,591	1,306,467	1,297,721	1,289,701

Stockholder’s equity:

Common stock of ~~W~~5,000 par value		152,847	152,847	150,885	150,885
Authorized - 100,000,000 shares
Issued - 30,569,400 shares
Capital surplus		94,109	94,109	92,902	92,901
Accumulated deficit		(29,257)	(83,498)	(28,882)	(82,426)

Total stockholder’s equity		217,699	163,458	214,905	161,360

Commitments and contingencies (note 15)

Total liabilities and stockholder’s equity	~~W~~	1,532,290	1,469,925	$1,512,626	1,451,061

See accompanying notes to financial statements.

SHINHAN CARD CO., LTD.
Statements of Income
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Operating revenues:

Income on credit card assets (note 14)	~~W~~	302,138	276,438	$298,261	272,890
Securitization income		104,248	139,080	102,910	137,295
Interest income (note 14)		4	1,000	4	987
Other (note 14)		10,681	7,311	10,544	7,218

		417,071	423,829	411,719	418,390

Operating expenses:

Expense on credit card assets (note 14)		151,923	117,435	149,973	115,928
Interest expense (note 14)		62,127	76,731	61,330	75,746
Bad debt expense		86,177	175,799	85,071	173,543
General and administrative expenses (notes 14 and 16)		56,455	47,410	55,731	46,801
Other expenses		219	32	216	32

		356,901	417,407	352,321	412,050

Operating income		60,170	6,422	59,398	6,340

Non-operating income (expense):

Gain (loss) on foreign currency transactions, net		(87)	151	(86)	148
Gain on disposition of credit card assets		1,922	—	1,897	—
Impairment on available-for-sale securities		(1,262)	(329)	(1,246)	(325)
Donations		(2,667)	(109)	(2,633)	(108)
Other		340	(313)	336	(308)

		(1,754)	(600)	(1,732)	(592)

Income before income taxes		58,416	5,822	57,666	5,747

Income tax expense (note 17)		4,175	—	4,121	—

Net income	~~W~~	54,241	5,822	$53,545	5,747

Ordinary income and net earnings per share in Won and U.S. dollars (note 18)	~~W~~	1,774	190	$1.750	0.188

See accompanying notes to financial statements.

SHINHAN CARD CO., LTD.
Statements of Disposition of Accumulated Deficit
For the years ended December 31, 2005 and 2004
Date of Disposition for 2006: March 21, 2006
Date of Disposition for 2005: March 30, 2005
(In millions of Won and thousands of U.S. dollars)

	Won		U.S. dollars (note 2)
	2005	2004	2005	2004
Undisposed accumulated deficit

Balance at beginning of year	83,498	89,320	82,426	88,173
Net income	(54,241)	(5,822)	(53,545)	(5,747)

Balance at end of year before disposition	29,257	83,498	28,882	82,426

Disposition of accumulated deficit	—	—	—	—

Undisposed accumulated deficit to be carried over to subsequent year	29,257	83,498	28,882	82,426

See accompanying notes to financial statements.

SHINHAN CARD CO., LTD.
Statements of Cash Flows
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from operating activities:

Net income	~~W~~	54,241	5,822	$53,545	5,747

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Bad debt expense		86,177	175,799	85,071	173,543
Depreciation		5,267	5,334	5,199	5,266
Provision for retirement and severance benefit		1,877	1,066	1,853	1,052
Decrease (increase) in accrued interest income		(728)	1,238	(719)	1,222
Decrease (increase) in card assets		(141,933)	137,537	(140,112)	135,772
Increase in other current assets		(4,522)	(2,394)	(4,464)	(2,363)
Decrease in other current liabilities		35,060	28,826	34,610	28,456
Increase in other long-term liabilities		1,122	1,795	1,108	1,772
Payment of severance benefits		(2,479)	(101)	(2,447)	(100)
Other, net		337	(936)	333	(924)

Net cash provided by operating activities		34,419	353,986	33,977	349,443

Cash flows from investing activities:

Cash inflows from investing activities:

Decrease in other current assets		2,000	1,500	1,974	1,481
Proceeds from disposition of available-for-sale securities		27	—	27	—
Proceeds from disposition of premises and equipment		27	133	27	131
Decrease in guarantee deposits paid		4,166	528	4,113	521
Decrease in intangible assets		62	—	61	—

		6,282	2,161	6,201	2,133

Cash outflows from investing activities:

Purchase of available-for-sale securities		63	2,829	62	2,793
Increase in long-term loans		120	—	118	—
Increase in guarantee deposits paid		1,128	2,362	1,114	2,332
Increase in premises and equipment		6,365	4,855	6,283	4,793
Increase in intangible assets		496	—	490	—

		8,172	10,046	8,067	9,917

Net cash used in investing activities		(1,890)	(7,885)	(1,866)	(7,784)

SHINHAN CARD CO., LTD.
Statements of Cash Flows, Continued
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from financing activities:

Cash provided by financing activities:

Increase in short-term borrowings		478,000	344,000	471,866	339,585
Increase in short-term debentures		30,000	—	29,615	—
Increase in long-term borrowings		100,000	—	98,717	—
Increase in debentures		149,466	—	147,548	—

		757,466	344,000	747,745	339,585

Cash used in financing activities:

Repayments of short-term borrowings		385,000	429,682	380,059	424,168
Repayments of short-term debentures		—	50,000	—	49,358
Repayments of current portion of debentures		400,000	210,000	394,867	207,305

		785,000	689,682	774,926	680,831

Net cash used in financing activities		(27,534)	(345,682)	(27,181)	(341,246)

Net increase in cash and cash equivalents		4,995	419	4,931	414

Cash and cash equivalents at beginning of year		869	450	858	444

Cash and cash equivalents at end of year	~~W~~	5,864	869	$5,788	858

See accompanying notes to financial statements.

SHINHAN CARD CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements
(a)	Organization and Description of Business

Shinhan Card Co., Ltd. (“the Company”) was established as a subsidiary of Shinhan Financial Group Co., Ltd. on June 1, 2002, under the Credit Specialized Finance Business Law, through the spin-off of the credit card division of Shinhan Bank. The Company is engaged principally in credit card services, factoring, consumer loans and installment financing. As of December 31, 2005, the Company holds 2.93 million of franchise accounts, has 3.47 million of credit card holders and its capital stock amounts to W152,847 million.

(b)	Basis of Presenting Financial Statements

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

The Company adopted Statements of Korea Accounting Standards (“SKAS”) No. 16 (“Income Taxes”), No. 17 (“Provisions, Contingent Liabilities, and Contingent Assets”), effective from the first fiscal year beginning after December 31, 2004. Except for the adoption of aforementioned accounting standards, the same accounting policies have been applied for the financial statements as of and for the year ended December 31, 2004.

(c)	Revenue Recognition

The company recognizes the revenue on an accrual basis, except for fees and commissions and interest income on overdue accounts.

(d)	Allowance for Doubtful Accounts

Allowance for doubtful accounts is provided based on the results of loan classification. Based on the classification, the Company made allowance for doubtful accounts in the amount of 1%, 12%, 20%, 60% and 100% of those classified in category normal, precautionary, sub-standard, doubtful and estimated loss, respectively. Additionally, for the unused credit on cash advances classified as normal, the Company provides allowance for doubtful accounts in the rate of more than 0.5% of amount, after deducting used cash advances from 75% of unused credit on cash advances.

 2
SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(d)	Allowance for Doubtful Accounts, Continued

Allowance for doubtful accounts provided by the Company as of December 31, 2005 and 2004 are summarized as follows.

(In millions of Won)
	2005
	Credit card assets
	Credit card		Cash		Trust
	receivables		advances	Card loans	assets	Other	Total
Balances	~~W~~	848,750	129,851	255,731	314,359	17,732	1,566,423
Allowance for doubtful accounts		31,055	3,706	11,267	21,053	319	67,400
Ratio		3.66%	2.85%	4.41%	6.70%	1.80%	4.30%

(In millions of Won)
	2004
	Credit card assets
	Credit card		Cash		Trust
	receivables		advances	Card loans	assets	Other	Total
Balances	~~W~~	497,737	104,951	234,226	663,879	14,415	1,515,208
Allowance for doubtful accounts		37,145	3,811	6,705	24,362	2,170	74,193
Ratio		7.46%	3.63%	2.86%	3.67%	15.05%	4.90%
(e)	Investments in Securities

Debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

3

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(e)	Investments in Securities, Continued

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as long-term investments. However, available-for-sale securities whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

(f)	Premises and Equipment

Premises and equipment are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, while, normal maintenance and repairs are charged to expense when incurred.

The depreciation method and useful lives of tangible assets are as follows:

	Depreciation Method	Useful Lives
Furniture and fixtures	Accelerated depreciation method	two ~ five years
Vehicles	Accelerated depreciation method	five years
Equipment and other	Straight-line method	five years
(g)	Income Taxes

Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet dates.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

4

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(h)	Impairment on assets

The Company reviews for the impairment of assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated net cash flows expected to result from the use of the asset and its disposition are less than its carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is accounted for the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(i)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance benefits trust where the employees have a vested interest in the deposit with the bank in trust. The deposit for severance benefits held in trust is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

(j)	Provision

Provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. The Company recognizes the reimbursement as a separate asset when it is virtually certain that reimbursement will be received if the Company settles the obligation. In such cases, the expense relating to a provision is presented net of the amount recognized for a reimbursement.

(k)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.
(2)	Basis of Translating Financial Statements
The financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,013.00 to US$1, the basic exchange rate on December 31, 2005. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.
(3)	Restricted Deposits

As of December 31, 2005 and 2004, long-term financial instruments of ~~W~~11 million are restricted for guarantee deposits on bank accounts.

5

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(4)	Credit Card Assets
(a)	Credit card assets as of December 31, 2005 and 2004 consist of the following:

(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2005		2004	2005	2004
Credit card receivables	~~W~~	848,750	497,737	$837,858	491,349
Less:allowance for doubtful accounts		(31,055)	(37,145)	(30,656)	(36,668)

		817,695	460,592	807,202	454,681
Cash advances		129,851	104,951	128,185	103,604
Less:allowance for doubtful accounts		(3,707)	(3,811)	(3,659)	(3,762)

		126,144	101,140	124,526	99,842

Card loans		255,730	234,226	252,448	231,220
Less:allowance for doubtful accounts		(11,267)	(6,705)	(11,122)	(6,619)
Less: deferred loan origination fees		(2,076)	(932)	(2,049)	(920)

		242,387	226,589	239,277	223,681

Trust Accounts		314,359	663,879	310,325	655,359
Less:allowance for doubtful accounts		(21,053)	(24,362)	(20,783)	(24,049)

		293,306	639,517	289,542	631,310

	~~W~~	1,479,532	1,427,838	$1,460,547	1,409,514

Credit card receivables from lump sum payments are collected from cardholders on the contracted payment date. At the time of pre-payment to franchises, a fee of 1.5 ~ 4.5% of the related amounts is imposed to franchises and recognized as income on credit card assets.
Credit card receivables from installment payment are collected from cardholders over certain period (2 ~ 24 months). The Company charges franchises 1.5 ~ 4.5% of fees upon pre-payment to franchises as income on credit card assets, and collects interest on remaining installment payment from cardholders at the certain rate 11 ~ 18.8% per annum in proportion to installment period.
Credit card receivables from revolving purchases are collected monthly from cardholders at the certain rate (5%, 10%, 20%, 30% or 50%) as determined by revolving settlement agreement. The Company imposes fees at 17% per annum to cardholders and charges franchises 1.5 ~ 4.5% of fees upon pre-payment to franchises.
The Company provides cardholders with cash advances, up to certain limits as determined upon credit rating of each cardholder, bearing 9.84 ~ 26.84% of fees per annum.

6

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(4)	Credit Card Assets, Continued
The Company provides cardholders with card loans with maturities of three to 24 months bearing 0.5 ~ 4% of fees and 9.8 ~ 21.8% of annual interest and it recorded as fees and Commissions and interest income, respectively.

(b)	The maturities of card loans outstanding as of December 31, 2005 are as follows:

(in millions of Won)
	Won
January 1, 2006 ~ December 31, 2006	~~W~~	169,196
January 1, 2007 ~ December 31, 2007		48,287
January 1, 2008 ~ December 31, 2008		23,833
January 1, 2009 ~ December 31, 2009		558
Thereafter		13,856

	~~W~~	255,730

(5)	Asset Securitization
The Company sold a portion of its credit card assets to Special Purpose Companies (“SPC”), pursuant to the Asset Backed Securitization Law under the Republic of Korea. With respect to those securitization, the outstanding balances of the class II beneficiary certificates, which is recorded as trust accounts, is ~~W~~314,359 million as of December 31, 2005. Uncollected principal of sold credit card assets except for trust assets is ~~W~~813,333 million. Under the terms of the asset transfer agreement, the Company is liable for any unqualified and default of transferred credit card assets.

Additionally, the Company has entered into an agreement to manage the transferred credit card assets, with the SPC or Trust Companies. Under the agreement, the Company provides services such as billing for payment, receipts and management of delinquent loans, and receives service fees from the SPC or Trust Companies.

7

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(6)	Securities

Details of available-for-sale securities as of December 31, 2005 and 2004 are as follows:
a.	Equity securities

(in millions of Won)
	2005
		Acquisition		Net asset	Book
	Investee	cost		or fair value	value
Preferred stock (*)	Hanmaeum Financing	~~W~~	331	—	—
Common stock (**)	Korea Smart Card		1,625	365	365
Common stock (***)	Master Card		49	49	49

		~~W~~	2,005	414	414

(*)	The Company recorded impairment loss of ~~W~~2 million in 2005.

(**)	The Company recorded impairment loss of ~~W~~1,260 million in 2005.

(***)	Acquisition cost is applied for the book value because fair value is not available.

(in millions of Won)
	2004
		Acquisition		Net asset	Book
	Investee	cost		or fair value	value
Preferred stock (*)	Hanmaeum Financing	~~W~~	329	—	—
Subordinate stock	Hanmaeum Financing		7,737	—	—
Common stock (**)	Korea Smart Card		1,643	1,643	1,643

		~~W~~	9,709	1,643	1,643

(*)	The Company recorded impairment loss of ~~W~~329 million in 2004.

(**)	Acquisition cost is applied for the book value because fair value is not available.
b. Debt securities
Debt securities as of December 31, 2005 and 2004 consist of the following:

		Acquisition		Fair value
	Investee	cost		(book value)
Asset backed securities (Subordinated bonds)	Sang Rok Soo 1st Securitization Specialty Co., Ltd	~~W~~	6,234	—
Asset backed securities (Subordinated bonds)	Shinhan Fun & Joy 2nd Securitization Specialty Co., Ltd.		8,900	—

		~~W~~	15,134	—

(*)	The Company recognized ~~W~~15,134 million of impairment loss on these securities prior to 2004.

8

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(7) Premises and Equipment
Premises and equipment as of December 31, 2005 and 2004 consist of the following:

(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2005		2004	2005	2004
Furniture and fixture	~~W~~	32,289	26,332	$31,875	25,994
Vehicles		61	—	60	—
Equipment and other		1,693	1,373	1,671	1,355

Less: accumulated depreciation		(23,457)	(18,193)	(23,156)	(17,960)

	~~W~~	10,586	9,512	$10,450	9,390

(8) Intangible Assets
Changes in intangible assets for the years ended December 31, 2005 and 2004 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2005		2004	2005	2004
Beginning balance	~~W~~	843	—	$832	—
Increase		496	857	490	846
Amortization		(211)	(14)	(208)	(14)
Decrease		(62)	—	(61)	—

Ending balance	~~W~~	1,066	843	$1,052	832

(9) Other Current Liabilities
Other current liabilities as of December 31, 2005 and 2004 consist of the following:

(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2005		2004	2005	2004
Accounts payable	~~W~~	61,802	43,418	$61,009	42,861
Accrued expense		20,253	15,155	19,993	14,961
Unearned revenue		1,138	29	1,123	29
Withholdings		348	635	344	627
Income taxes payable		4,175	—	4,121	—
Allowance of reward on credit card use		16,897	10,316	16,680	10,184

	~~W~~	104,613	69,553	$103,270	68,660

9

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(10) Pledged Assets
Assets pledged as collateral as of December 31, 2005 are summarized as follows:

(in millions of Won)
Pledged Assets	Collateral Amount	Secured Party
Available-for-sale equity securities	365	Kookmin Bank etc.
(11) Debentures
Details of debentures as of December 31, 2005 and 2004 are as follows:

(in millions of Won and thousands of U.S. dollars)
		Won			U.S. dollars
	Interest rate (%)	2005		2004	2005	2004
Short-term debentures:
Coupon bonds	4.21	~~W~~	30,000	—	$29,615	—

Less: discounts on debentures			(19)	—	(19)

		~~W~~	29,981	—	$29,596	—

Long-term debentures:
Coupon bonds		~~W~~	150,000	—	$148,075	—

Less: discounts on debentures			(438)	—	(432)	—

		~~W~~	149,562	—	$147,643	—

10

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(12) Long-Term Borrowings
Long-term borrowings as of December 31, 2005 and 2004 are summarized as follows:

(in millions of Won and thousands of U.S. dollars)
		Won			U.S. dollars
Lender	Interest rate (%)	2005		2004	2005	2004
Shinhan Financial Group Co., Ltd.	4.49~6.28	~~W~~	750,000	1,050,000	$740,375	1,036,525

Less: current portion			(550,000)	(400,000)	(542,942)	(394,867)

		~~W~~	200,000	650,000	$197,433	641,658

(13) Retirement and Severance Benefits
Changes in retirement and severance benefits for the years ended December 31, 2005 and 2004 are as follows:

(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2005		2004	2005	2004
Estimated balance at beginning of period	~~W~~	2,166	1,202	$2,138	1,187
Payment		(140)	(102)	(138)	(101)
Provision		1,877	1,066	1,853	1,052

Estimated balance at ending of the period		3,903	2,166	3,853	2,138
Less: deposit for severance benefit insurance		2,338	—	2,308	—

	~~W~~	1,565	2,166	$1,545	2,138

11

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(14) Related Party Transactions
(a) Details of transactions
Significant transactions with the related parties for the years ended December 31, 2005 and 2004 are as follows:

(in millions of Won)
Account	Related party	2005		2004
Revenue:
Interest income	Shinhan Bank	~~W~~	2	69
Income on credit card assets	”		307	87
Non-operating income	”		—	7
Income on credit card assets	Shinhan Credit Information, Inc.		—	230
Non-operating income	”		—	6
Income on credit card assets	Goodmorning Shinhan Securities Co., Ltd.		1	34
Income on credit card assets	SH&C Life Insurance Co., Ltd.		344	237
Other operating income	”		4,558	3,743
Income on credit card assets	Shinhan Eun System Co.		16	15
Income on credit card assets	e-Shinhan		7	3
Income on credit card assets	Jeju Bank		276	182

		~~W~~	5,511	4,613

Expense:
Expense on credit card assets	Shinhan Bank	~~W~~	35,864	35,509
Interest expense	”		1,475	3,463
General and administration expense	”		929	825
Interest expense	Shinhan Financial Group Co., Ltd.		52,710	63,146
Expense on credit card assets	Goodmorning Shinhan Securities Co., Ltd.		350	417
Interest expense	”		—	1
General and administration expense	”		313	448
Expenses on credit card assets	Shinhan Credit Information Co., Ltd.		7,451	8,523
Expenses on credit card assets	Shinhan Capital Co., Ltd.		1	—
Expenses on credit card assets	e-Shinhan		—	6
General and administration expense	e-Shinhan		103	—
Interest expense	Chohung Bank		1,571	1,046
Expenses on credit card assets	Shinhan Eun System Co.		6	—
General and administration expense	Shinhan Eun System Co.		670	763

		~~W~~	101,443	114,147

12

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(14) Related Party Transactions, Continued
(b) Accounts balance
Significant balances with the related parties as of December 31, 2005 and 2004 are as follows:

(in millions of Won)
Account	Related party	2005		2004
Assets:
Credit card assets	Shinhan Bank	~~W~~	6,578	1,639
Cash and cash equivalents	”		5,078	425
Long-term financial instruments	”		3	3
Guarantee deposits paid	”		1,189	1,189
Deposits for everance benefits	”		2,338	—
Credit card assets	Shinhan Financial Group Co., Ltd.		309	177
Cash and cash equivalents	Chohung Bank		—	1
Credit card assets	e-Shinhan Co., Ltd.		—	5
Credit card assets	Shinhan Credit Information Co., Ltd.		64	54
Credit card assets	Goodmorning Shinhan Securities Co., Ltd.		691	1,027
Guarantee deposits paid	”		4,635	4,635
Credit card assets	SH&C Life Insurance Co., Ltd.		100	108
Accounts receivable	”		408	323
Credit card assets	Shinhan Capital Co., Ltd.		42	39
Credit card assets	Shinhan Data System Co.		12	9
Payment in advance	”		—	123
Credit card assets	Shinhan BNP Paribas Investment Trust Management Co. Ltd.		55	37
Credit card assets	Shinhan Life Insurance Co., Ltd.		1,016	—

		~~W~~	22,518	9,794

Liabilities:
Accrued expenses (Other current liabilities)	Shinhan Bank	~~W~~	6,578	1
Short-term borrowings	”		35,500	7,500
Long-term borrowings	Shinhan Financial Group Co., Ltd.		200,000	650,000
Current portion of long-term debts	”		550,000	400,000
Accrued expenses (Other current liabilities)	”		4,336	6,392
Long-term accrued expenses	”		758	344
Accounts payable (Other current liabilities)	Goodmorning Shinhan Securities Co., Ltd.		63	—

		~~W~~	797,235	1,064,237

13

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(15) Commitments and Contingencies
(a)	The Company was established through the spin-off of the Shinhan Bank’s credit card division and it provides surety for liabilities of Shinhan Bank before the spin-off in accordance with the Commercial Act Article 530-9 of the Republic of Korea.

(b)	The Company has entered into an agreement with Shinhan Bank for credit card operating assistance. Under the agreement, significant business of the Company is carried out by the branches of Shinhan Bank and the Company pays service charges to Shinhan Bank.

(c)	As of December 31, 2005, the Company has two pending lawsuits as a defendant in total amount of ~~W~~52million and two pending lawsuits as a plaintiff in total amount of ~~W~~540 million. However, the ultimate outcome of such lawsuits cannot be presently determined.

(d)	Under the terms of the asset transfer agreement, the Company is liable for any unqualified and default of transferred credit card assets. Additionally, the Company has entered into an agreement to manage the transferred credit card assets, with the SPC or Trust Companies. Under the agreement, the Company provides services such as billing for payment, receipts and management of delinquent loans, and receives service fees from the SPC or Trust Companies.
(16) General and Administrative Expense
General and administrative expenses for the years ended December 31, 2005 and 2004 are as follows:

(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2005		2004	2005	2004
Salaries and wages	~~W~~	18,902	15,385	$18,659	15,188
Provision for retirement and severance benefits		1,877	1,066	1,853	1,052
Other employees benefits		3,546	1,859	3,500	1,835
Rent		3,097	2,525	3,057	2,493
Fees and commission		13,644	12,732	13,469	12,569
Depreciation		5,267	5,334	5,199	5,266
Amortization		211	14	208	14
Entertainment		456	556	450	549
Taxes and dues		1,801	1,018	1,778	1,005
Advertising		4,207	3,082	4,153	3,042
Other		3,447	3,839	3,403	3,790

	~~W~~	56,455	47,410	$55,731	46,802

14

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(17) Income Taxes
(a)	The Company is subject to income taxes based on taxable earnings, which results in the normal tax rate of 27.5%. The components of income taxes for the years ended December 31, 2005 and 2004 are as follows:

(in millions of Won)
	2005		2004
Current income taxes	~~W~~	4,175	—
Deferred taxes		—	—

	~~W~~	4,175	—

(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2005 and 2004 are as follows:

(in millions of Won)
	2005		2004
Income before income taxes	~~W~~	58,416	5,822
Increase on non-temporary differences		1,545	564
Increase on temporary differences		6,952	18,293

Taxable income	~~W~~	66,913	24,679

(c)	Changes in significant accumulated temporary differences for the years ended December 31, 2005 and 2004 are as follows:

(In millions of Won)
	2005
	Beginning				Ending
	Balance		Decrease	Increase	balance	Tax effects
Deductible temporary differences:
Reward points expense	~~W~~	10,316	10,316	16,897	16,897	4,647
Impairment loss on securities		15,463	—	1,262	16,725	4,600
Allowance for retirement and severance benefits		1,300	—	1,042	2,342	644
Allowance for doubtful accounts		7,737	7,737	—	—	—
Dividend income		2,219	—	6,727	8,946	2,460
Long-term accrued expenses		—	—	1,152	1,152	317
Accrued expenses		—	—	261	261	72
Amortization		—	—	2	2	1
Deposits for severance benefits		—	—	(2,338)	(2,338)	(643)

		37,035	18,053	25,005	43,987	12,098

Tax loss carryforward		51,051	51,051	—	—	—

	~~W~~	88,086	69,104	25,005	43,987	12,098

As of December 31, 2005, tax effects on temporary differences and tax loss carryforward are not recognized due to uncertainty of realization.

15

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(17) Income Taxes, Continued

(In millions of Won)
	2004
	Beginning				Ending
	Balance		Decrease	Increase	balance	Tax effects
Deductible temporary differences:
Reward points expense	~~W~~	2,887	2,887	10,316	10,316	2,837
Impairment loss on securities		15,134	—	329	15,463	4,252
Allowance for retirement and severance benefits		721	—	579	1,300	357
Allowance for doubtful accounts		—	—	7,737	7,737	2,128
Dividend income		—	—	2,219	2,219	610

		18,742	2,887	21,180	37,035	10,184

Tax loss carryforward		75,837	24,786	—	51,051	14,039

	~~W~~	94,579	27,673	21,179	88,086	24,223

As of December 31, 2004, tax effects on temporary differences and tax loss carryforward are not recognized due to uncertainty of realization.
(18) Earnings Per Share
Earnings per common share are calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. Earnings per share for the years ended December 31, 2005 and 2004 are computed as follows:

(in millions of Won and thousands of U.S. dollars, except for shares data)
	Won			U.S. dollars
	2005		2004	2005	2004
Ordinary income and net earnings	~~W~~	54,241	5,822	$53,545	5,747
Weighted average number of common shares outstanding		30,569,400	30,569,400	30,569,400	30,569,400

Ordinary income and net earnings per share in Won and U.S. dollars	~~W~~	1,774	190	$1.750	0.188

16

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(19) Stock Options
The Company granted compensatory stock options, entitled by Shinhan Financial Group Co., Ltd., to key employees of the Company. The Company assumes the difference between the exercise price and the market price on the date of exercise in cash and recognizes related compensation costs stock compensation costs included in general and administrative expense and long-term accrued expense over the periods in which the options vest. Details of stock options in effects as of December 31, 2005 are as follows:

Grant date	May 22, 2002		May 15, 2003		March 25, 2004		March 30, 2005
Stock option granted and outstanding	4,919 shares		9,967 shares		73,928 shares		59,800 shares

Type of stock options	Cash settlement		Cash settlement		Stock grant or cash settlement		Stock grant or cash settlement

Exercise price in Won	~~W~~	18,910	~~W~~	11,800	~~W~~	21,595	~~W~~	28,006

Exercise period	Within 4 years after 2 years from grant date		Within 4 years after 2 years from grant date		Within 3 years after 2 years from grant date		Within 4 years after 3 years from grant date

Maturity	6 years after grant date		6 years after grant date		5 years after grant date		7 years after grant date

Expense recognized up to current period in Won	~~W~~	106,771,814	~~W~~	287,209,072	~~W~~	504,245,353	~~W~~	254,173,487
Expense to be recognized in subsequent periods in Won		—		—	~~W~~	64,686,807	~~W~~	415,669,994
Assumption for compensation cost calculation
Risk-free interest rate		—		—		4.39%		4.07%
Expected exercise period		—		—	3.5 years		5 years
Expected stock price volatility		—		—		19.85%		17.92%
Expected dividend yield ratio		—		—		0%		0%
Expected rights expiration ratio		—		—		0%		0%
Fair value of stock option in Won		—		—	~~W~~	7,696	~~W~~	11,201
(20) Financial Performance
Financial performance for the quarters ended December 31, 2005 and 2004 are as follows:

	2005		2004
Operating revenue	~~W~~	110,110	105,504
Operating income		8,649	7,353
Net income		794	7,114
Net earnings per share (in Won)		26	232

17

SHINHAN CARD CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(21) Effective Date for Financial Statements
The accompanying financial statements were approved at the Board of Directors’ meeting on February 7, 2006.
(22) Merge Agreement
The Company reached an agreement to merge the credit card division of Chohung Bank in accordance with the resolution of board of directors’ meeting. Under the terms of the agreement, the merger will be consummated on April 1, 2006.

Internal Accounting Control System Review Report
English translation of a Report Originally Issued in Korean
Representative Director
Shinhan Card Co., Ltd.:
We have reviewed the report of management’s assessment of internal accounting control system (“IACS”) of Shinhan Card Co., Ltd. (the “Company”) as of December 31, 2005. In accordance with Article 2-2 of the Act on External Audit for Stock Companies (the “External Audit Law”) of the Republic of Korea, the Company’s management is responsible for assessing the design and operating effectiveness of its IACS. Our responsibility is to review management’s assessment and issue a report based on our review.
We conducted our review in accordance with Article 2-3 of the External Audit Law. Our review included inquiries of management and employees, inspection of related documents and evaluation of the operating effectiveness of the Company’s IACS. We did not perform an audit of the Company’s IACS and accordingly, we do not express an audit opinion.
As this report is based on Interim Guidelines on Auditors’ Review and Report on Management’s Assessment of IACS, issued by the Korean Audit Standards Committee on March 29, 2005, it applies only from that date until the date the Final Standard for Management’s Assessment of IACS and Final Standard for Auditors’ Review and Report on Management Assessment of IACS become effective. A review performed based on the final standards may have different results and accordingly, the content of our report may be different.
Based on our review, no material weakness in the design or operating effectiveness of the Company’s IACS under Article 2-2 of the External Audit Law as of December 31, 2005 has come to our attention.
This report applies to the Company’s IACS in existence as of December 31, 2005. We did not review the Company’s IACS subsequent to December 31, 2005. This report has been prepared for Korean regulatory purposes, pursuant to the External Audit Law, and may not be appropriate for other purposes or for other users.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 13, 2006
Notice to Readers
This report is annexed in relation to the audit of the financial statements as of December 31, 2005 and the review of internal accounting control system pursuant to Article 2-3 of the Act on External Audit for Stock Companies of the Republic of Korea.

kpmg
(Appendix 14)
SHINHAN CARD CO., LTD.
Financial Statements
December 31, 2004 and 2003
(With Independent Auditors’ Report Thereon)

kpmg

KPMG Samjong Accounting Corp.

P.O.Box	Star Tower 10th Fl.,	Tel 82-2-2112-0100
Kangnam 1989	737 Yeoksam-dong, Kangnam-ku	Fax 82-2-2112-0101
	Seoul 135 – 984	www.kr.kpmg.com
Republic of Korea
Independent Auditors’ Report
Based on a report originally issued in Korean
The Board of Directors and Stockholders
Shinhan Card Co., Ltd.
We have audited the accompanying balance sheets of Shinhan Card Co., Ltd. (the “Company”) as of December 31, 2004 and 2003, and the related statements of operations, disposition of accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates used by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinhan Card Co., Ltd. as of December 31, 2004 and 2003, and the results of its operations, the changes in its accumulated deficit, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
Without qualifying our opinion, we draw attention to the following:
As described in Note 2(a) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

As discussed in Note 14 to the financial statements, the Company recorded ~~W~~1,057,500 million of borrowings from Shinhan Financial Group Co., Ltd. and other related parties as of December 31, 2004, and with respect to these borrowings, interest expense incurred for the current year amounted to ~~W~~67,656 million. Additionally, amounts of other receivables and payables from and to related parties as of December 31, 2004 were ~~W~~9,974 million and ~~W~~6,737 million, respectively, and in relation to these transactions, the Company recorded ~~W~~4,613 million of revenue and ~~W~~46,491 million of expense for the current year.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 19, 2005

This report is effective as of January 19, 2005, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Shinhan Card Co., Ltd.
Balance Sheets
December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Assets

Current assets:

Cash and cash equivalents (note 14)	~~W~~	869	450	$833	431
Accounts receivable (note 14)		1,228	447	1,176	428
Accrued income, net of allowance for doubtful accounts of ~~W~~45 million in 2004 and ~~W~~56 million in 2003		4,443	5,682	4,257	5,444
Prepaid expense (note 14)		2,786	6,939	2,669	6,648
Payment in advance		6,574	803	6,298	769
Other current assets (note 4)		4	1,511	4	1,448

Total current assets		15,904	15,832	15,237	15,168

Credit card assets (notes 5, 6 and 14)		1,427,838	1,739,937	1,367,923	1,666,925

Investments:

Long-term financial instruments (note 3)		11	11	11	11
Available-for-sale securities (note 7)		1,643	—	1,574	—
Guarantee deposits paid (note 14)		14,174	12,338	13,579	11,820

		15,828	12,349	15,164	11,831

Premises and equipment (note 8)		9,512	10,073	9,113	9,650

Intangible assets (note 9)		843	—	807	—

Total assets	~~W~~	1,469,925	1,778,191	$1,408,244	1,703,574

Liabilities and Stockholder’s equity

Liabilities:

Current liabilities:

Short-term borrowings (note 14)	~~W~~	182,500	268,182	$174,842	256,929
Short-term debentures (note 11)		—	49,994	—	47,896
Current portion of long-term debts (notes 11, 12 and 14)		400,000	209,997	383,215	201,185
Other current liabilities (notes 10 and 14)		69,553	40,726	66,635	39,017

Total current liabilities		652,053	568,899	624,692	545,027

Long-term borrowings (notes 12 and 14)		650,000	1,050,000	622,724	1,005,940
Retirement and severance benefit (note 13)		2,166	1,202	2,075	1,151
Guarantee deposits		1,904	300	1,824	287
Long-term Accrued Expenses (note 14)		344	154	330	148

Total liabilities		1,306,467	1,620,555	1,251,645	1,552,553

Shinhan Card Co., Ltd.
Balance Sheets, Continued
December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Stockholder’s equity:

Common stock of ~~W~~5,000 par value	~~W~~	152,847	152,847	$146,433	146,433
Authorized - 100,000,000 shares
Issued - 30,569,400 shares
Capital surplus		94,109	94,109	90,160	90,160
Accumulated deficit		(83,498)	(89,320)	(79,994)	(85,572)

Total stockholder’s equity		163,458	157,636	156,599	151,021

Commitments and contingencies (note 15)

Total liabilities and stockholder’s equity	~~W~~	1,469,925	1,778,191	$1,408,244	1,703,574

See accompanying notes to financial statements.

Shinhan Card Co., Ltd.
Statements of Operations
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Operating revenues:

Income on credit card assets (note 14)	~~W~~	276,438	392,996	$264,838	376,505
Securitization income		139,080	38,442	133,244	36,829
Interest income (note 14)		1,000	71	958	68
Other (note 14)		7,311	354	7,004	339

		423,829	431,863	406,044	413,741
Operating expenses:

Expense on credit card assets (note 14)		117,435	118,806	112,507	113,821
Interest expense (note 14)		76,731	109,824	73,511	105,216
Bad debt expense		175,799	235,936	168,422	226,036
General and administrative expenses (notes 14 and 16)		47,410	41,979	45,421	40,217
Other expenses		32	61	31	58

		417,407	506,606	399,892	485,348

Operating income (loss)		6,422	(74,743)	6,152	(71,607)

Non-operating income (expense):

Gain (loss) on foreign currency transactions, net		151	11	144	11
Impaired loss on available-for-sale securities		(329)	(15,134)	(315)	(14,499)
Other		(422)	(197)	(404)	(189)

		(600)	(15,320)	(575)	(14,677)

Earnings before income taxes		5,822	(90,063)	5,577	(86,284)

Income tax benefits (note 17)		—	(239)	—	(229)

Net earning (loss)	~~W~~	5,822	(89,824)	$5,577	(86,055)

Ordinary income (loss) and net earning (loss) per share in Won and U.S. dollars (note 18)	~~W~~	190	(2,938)	$0.182	(2.815)

See accompanying notes to financial statements.

Shinhan Card Co., Ltd.
Statements of Disposition of Accumulated Deficit
For the years ended December 31, 2004 and 2003
Date of Disposition for 2004: March 30, 2005
Date of Disposition for 2003: March 25, 2004
(In millions of Won)

	Won		U.S. dollars (note 2)
	2004	2003	2004	2003
Undisposed accumulated deficit

Balance at beginning of year	(89,320)	504	(85,572)	483
Net income (loss)	5,822	(89,824)	5,578	(86,055)

Balance at end of year before disposition	(83,498)	(89,320)	(79,994)	(85,572)

Disposition of accumulated deficit	—	—	—	—

Undisposed accumulated deficit
To be carried over to subsequent year	(83,498)	(89,320)	(79,994)	(85,572)

See accompanying notes to financial statements.

Shinhan Card Co., Ltd.
Statements of Cash Flows
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash flows from operating activities:

Net earning (loss)	~~W~~	5,822	(89,824)	$5,578	(86,055)

Adjustments to reconcile net earning (loss) to net cash provided by (used in) operating activities:

Bad debt expense		175,799	235,936	168,422	226,035
Depreciation expense		5,334	6,505	5,110	6,232
Amortization expense		14	—	14	—
Impaired loss on available-for-sale securities		329	15,134	315	14,499
Provision for retirement and severance benefit		1,066	1,248	1,021	1,195
Decrease (increase) in accrued income		1,238	4,436	1,186	4,250
Decrease (increase) in advances on credit card		(31,380)	425,966	(30,063)	408,092
Decrease in cash service		86,546	594,968	82,914	570,002
Decrease in card loans		65,185	124,474	62,450	119,251
Decrease (increase) in trust accounts		17,186	(682,841)	16,465	(654,188)
Increase in payment in advance		(5,773)	(740)	(5,531)	(709)
Decrease (increase) in other current assets		3,379	(1,931)	3,237	(1,850)
Increase (decrease) in accounts payable		18,057	(18,830)	17,299	(18,040)
Increase in accrued expense		11,379	9,186	10,902	8,801
Increase (decrease) in unearned revenue		15	(1,661)	14	(1,591)
Increase (decrease) in other long-term liabilities		1,170	713	1,121	683
Payment of severance benefits		(101)	(47)	(97)	(45)
Other, net		(1,279)	10,276	(1,225)	9,845

Net cash provided by operating activities		353,986	632,968	339,132	606,407

Cash flows from investing activities:

Cash inflows from investing activities:

Decrease in short-term loans		1,500	—	1,437	—
Proceeds from disposition of available-for-sale securities		—	1	—	1
Proceeds from disposition of premises and equipment		133	—	127	—
Decrease in guarantee deposits		528	366	506	351

		2,161	367	2,070	352

Cash outflows from investing activities:

Purchase of available-for-sale securities		2,829	15,134	2,710	14,499
Increase in short-term loans		—	1,500	—	1,437
Increase in guarantee deposits		2,362	4,771	2,263	4,571
Increase in premises and equipment		4,759	5,581	4,559	5,347
Increase in other tangible assets		96	290	92	278

		10,046	27,276	9,624	26,132

Net cash used in investing activities		(7,885)	(26,909)	(7,554)	(25,780)

Shinhan Card Co., Ltd.
Statements of Cash Flows, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash flows from financing activities:

Cash provided by financing activities:

Increase in short-term borrowings		344,000	2,693,682	329,565	2,580,650
Increase in short-term debentures		—	49,948	—	47,852
Increase in long-term borrowings		—	850,000	—	814,332

		344,000	3,593,630	329,565	3,442,834

Cash used in financing activities:

Repayments of short-term borrowings		429,682	2,839,243	411,652	2,720,102
Repayments of short-term debentures		50,000	1,230,000	47,902	1,178,387
Repayments of current portion of debentures		210,000	130,000	201,188	124,545

		689,682	4,199,243	660,742	4,023,034

Net cash used in financing activities		(345,682)	(605,613)	(331,177)	(580,200)

Net increase in cash and cash equivalents		419	446	401	427

Cash and cash equivalents at beginning of year		450	4	432	4

Cash and cash equivalents at end of year	~~W~~	869	450	$833	431

See accompanying notes to financial statements.

Shinhan Card Co., Ltd.
Notes to Financial Statements
December 31, 2004 and 2003
(1)	Description of the Company

Shinhan Card Co., Ltd. (“the Company”) was established as a subsidiary of Shinhan Financial Group Co., Ltd. on June 1, 2002, under the Credit Specialized Finance Business Law, through the split-off of the credit card division of Shinhan Bank. The Company is engaged principally in credit card services, factoring, consumer loans and installment financing. As of December 31, 2004, the Company holds 2.51 million of franchise accounts, has 3 million of credit card holders and its capital stock amounts to ~~W~~152,847 million.

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies
(a)	Basis of Financial Statements Presentation

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

(b)	Basis of Financial Statements Translation

The financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,043.80 to US$1, the basic exchange rate on December 31, 2004. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Revenue Recognition

The company recognizes the revenue on an accrual basis, except for fees and commissions and interest income on overdue accounts.

  2
Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(d)	Allowance for Doubtful Accounts

Allowance for doubtful accounts is provided based on the results of loan classification. Based on the classification, the Company made allowance for doubtful accounts in the amount of 1%, 12%, 20%, 60% and 100% of those classified in category normal, precautionary, sub-standard, doubtful and estimated loss, respectively. Additionally, for the unused credit on cash advances classified as normal, the Company provides allowance for doubtful accounts in the rate of more than 0.5% of amount, after deducting used cash advances from 75% of unused credit on cash advances.

Allowance for doubtful accounts provided by the Company as of December 31, 2004 and 2003 are summarized as follows.

						(In millions of Won)
	2004
	Credit card assets
	Credit card		Cash		Trust
	receivables		advances	Card loans	assets	Other	Total
Balances	~~W~~	497,737	104,951	234,226	663,879	14,415	1,515,208
Allowance for doubtful accounts		37,145	3,811	6,705	24,362	2,170	74,193
Ratio (%)		7.46%	3.63%	2.86%	3.67%	15.05%	4.90%

						(In millions of Won)
	2003
	Credit card assets
	Credit card		Cash		Trust
	receivables		advances	Card loans	assets	Other	Total
Balances	~~W~~	586,825	260,274	327,351	682,841	10,628	1,867,919
Allowance for doubtful accounts		55,767	18,875	17,672	24,097	2,197	118,608
Ratio (%)		9.50%	7.25%	5.40%	3.53%	20.67%	6.35%

3

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(e)	Investments in Securities

Debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as long-term investments. However, available-for-sale securities whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

(f)	Premises and Equipment

Premises and equipment are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, while, normal maintenance and repairs are charged to expense when incurred.

The depreciation method and useful lives of tangible assets are as follows:

	Depreciation Method	Useful Lives
Furniture and fixtures	Accelerated depreciation	2~5 years
method
Office equipment and other	Straight-line method	5 years

4

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued
(g)	Income Taxes

Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(h)	Impairment on assets

The Company reviews for the impairment of assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated net cash flows expected to result from the use of the asset and its disposition are less than its carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is accounted for the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(i)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets.

(j)	Contingent Liabilities

Contingent losses are generally recognized as a liability when probable and reasonably estimable.

(k)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.
(3)	Restricted Deposits

As of December 31, 2004 and 2003, long-term financial instruments of ~~W~~11 million are restricted for guarantee deposits on bank accounts.

 5
Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(4)	Other Current Assets

Other current assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2004		2003	2004	2003
Short-term loans	~~W~~	2,000	3,500	$1,916	3,353
Less: allowance for doubtful accounts		(2,000)	(2,000)	(1,916)	(1,916)

		—	1,500	—	1,437
Others		4	11	4	11

	~~W~~	4	1,511	$4	1,448

(5)	Credit Card Assets
(a)	Credit card assets as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2004		2003	2004	2003
Credit card receivables	~~W~~	497,737	586,826	$476,851	562,201
Less:allowance for doubtful accounts		(37,145)	(55,767)	(35,586)	(53,427)

		460,592	531,058	441,265	508,774

Cash advances		104,951	260,274	100,547	249,352
Less:allowance for doubtful accounts		(3,811)	(18,875)	(3,651)	(18,083)

		101,140	241,399	96,896	231,269

Card loans		234,226	327,351	224,398	313,615
Less:allowance for doubtful accounts		(6,705)	(17,672)	(6,424)	(16,931)
Less: deferred loan origination fees		(932)	(943)	(893)	(903)

		226,589	308,736	217,081	295,781

Trust Accounts		663,879	682,841	636,021	654,188
Less:allowance for doubtful accounts		(24,362)	(24,097)	(23,340)	(23,086)

		639,517	658,744	612,681	631,102

	~~W~~	1,427,838	1,739,937	$1,367,923	1,666,926

Credit card receivables from lump sum payments are collected from cardholders on the contracted payment date. At the time of pre-payment to franchises, a fee of 1.5~4.5% of the related amounts is imposed to franchises.

6

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(5)	Credit Card Assets, Continued
Credit card receivables from installment payment are collected from cardholders over certain period (2~24 months). The Company charges franchises 1.5~4.5% of fees upon pre-payment to franchises and collects interest on remaining installment payment from cardholders at 11~18.8% per annum.

Credit card receivables from revolving purchases are collected monthly from cardholders at 5~50% as determined by revolving agreement. The Company imposes fees at 17% per annum to cardholders and charges franchises 1.5~4.5% of fees upon pre-payment to franchises.

The Company provides cardholders with cash advances, up to certain limits as determined upon credit rating of each cardholder, bearing 11.8~26.95% of fees per annum.

The Company provides cardholders with card loans with maturities of 3 to 24 months bearing 0.5~4% of fees and 9.8~21.8% of annual interest and it recorded as fees and commissions and interest income, respectively.

(b)	The maturities of card loans outstanding as of December 31, 2004 are as follows:

	(in millions of Won)
	Won
January 1, 2005 ~ December 31, 2005	~~W~~	214,790
January 1, 2006 ~ December 31, 2006		6,855
January 1, 2007 ~ December 31, 2007		9,044
January 1, 2008 ~ December 31, 2008		1,566
Thereafter		1,971

	~~W~~	234,226

(6)	Asset Securitization

The Company sold a portion of its credit card assets to Special Purpose Companies (“SPC”), pursuant to the Asset Securitization Law under the Republic of Korea for the year ended December 31, 2003. With respect to those securitization, the outstanding balances of the class II beneficiary certificates, which is recorded as trust accounts, as of December 31, 2004 are ~~W~~663,879 million. Uncollected principle of sold credit card assets except for trust assets is ~~W~~975,295 million. Under the terms of the asset transfer agreement, the Company is liable for any unqualified and default of transferred credit card assets.

Additionally, the Company has entered into an agreement to manage the transferred credit card assets, with the SPC or Trust Companies. Under the agreement, the Company provides services such as billing for payment, receipts and management of delinquent loans, and receives service fees from the SPC or Trust Companies.

7

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(7)	Securities
(a)	Equity securities

Equity securities as of December 31, 2004 consist of the following:

	(in millions of Won)
		Acquisition		Net asset	Book	Unrealized
	Investee	cost		or fair value	value	gain (loss)
Preferred stock (*)	Hanmaeum Financing		329	—	—	—
Subordinate stock	Hanmaeum Financing		7,737	—	—	—
Common stock (**)	Korea Smart Card		1,643	1,643	1,643	—

		~~W~~	9,709	1,643	1,643	—

(*)	The Company recorded impairment loss of ~~W~~329 million in 2004.

(**)	Acquisition cost is applied for the book value because fair value is not available.
(b)	Debt securities

Debt securities as of December 31, 2004 consist of the following:

	(in millions of Won)
		Acquisition		Fair value	Unrealized
	Investee	cost		(book value)	gain (loss)
Asset backed securities	Sang Rok Soo 1st Securitization
Subordinated bonds (*)	Specialty Co., Ltd		6,234	—	—

Asset backed securities	Shinhan Fun & Joy 2nd Securitization
Subordinated bonds (*)	Specialty Co., Ltd.		8,900	—	—

		~~W~~	15,134	—	—

(*)	The Company recognized ~~W~~15,134 million of impairment loss on these securities in 2003.
(8)	Premises and Equipment

Premises and equipment as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2004		2003	2004	2003
Furniture and fixture	~~W~~	26,332	21,910	$25,227	20,991
Equipments and other		1,373	1,277	1,316	1,223

Less: accumulated depreciation		(18,193)	(13,114)	(17,430)	(12,564)

	~~W~~	9,512	10,073	$9,113	9,650

8

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(9)	Intangible Assets

Details of intangible assets as of December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2004		2003	2004	2003
Beginning balance		—	—	—	—
Increase		857	—	820	—
Amortization		(14)	—	(13)	—

Ending balance	~~W~~	843	—	$807	—

(10)	Other Current Liabilities

Other current liabilities as of December 31, 2004 and 2003 consist of the following:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2004		2003	2004	2003
Accounts payable	~~W~~	43,418	25,361	$41,597	24,297
Accrued expense		25,471	14,091	24,402	13,500
Unearned revenue		29	14	28	13
Withholdings		635	1,260	608	1,207

	~~W~~	69,553	40,726	$66,635	39,017

(11)	Debentures

Details of debentures as of December 31, 2004 and 2003 are as follows:

		(in millions of Won and thousands of U.S. dollars)
		Won			U.S. dollars
	Interest rate (%)	2004		2003	2004	2003
Short-term debentures:
Coupon bonds	5.12	~~W~~	—	50,000	$—	47,902

Less: discounts on debentures			—	(6)	—	(6)

		~~W~~	—	49,994	$—	47,896

Current portion of debentures
Coupon bonds	6.43~7.15	~~W~~	—	210,000	$383,215	201,188

Less: discounts on debentures			—	(3)	—	(3)

		~~W~~	—	209,997	$383,215	201,185

9

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(12)	Long-Term Borrowings
(a)	Long-term borrowings as of December 31, 2004 and 2003 are summarized as follows:

		(in millions of Won and thousands of U.S. dollars)
		Won			U.S. dollars
Lender	Interest rate (%)	2004		2003	2004	2003
Shinhan Financial Group Co., Ltd.	4.95~6.28	~~W~~	1,050,000	1,050,000	$1,005,940	1,005,940

Less: current portion			(400,000)	—	(383,215)	—

		~~W~~	650,000	1,050,000	$622,725	1,005,940

(b)	Maturities of the Company’s long-term borrowings as of December 31, 2004 are as follows:

	(in millions of Won)
	Won
2005	~~W~~	400,000
2006		550,000
2009		100,000

	~~W~~	1,050,000

(13)	Retirement and Severance Benefits

Changes in retirement and severance benefits for years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2004		2003	2004	2003
Estimated balance at beginning of period	~~W~~	1,202	—	$1,152	—
Payment		(102)	(46)	(98)	(44)
Provision		1,066	1,248	1,021	1,195

Estimated balance at ending of the period	~~W~~	2,166	1,202	$2,075	1,151

10

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(14)	Related Party Transactions
(c)	Details of transactions

Significant transactions with the related parties for the years ended December 31, 2004 and 2003 are as follows:

		(in millions of Won)
Account	Related party	2004		2003
Revenue:
Interest income	Shinhan Bank	~~W~~	69	7
Income on credit card assets	„		87	29
Non-operating income	„		7	—
Income on credit card assets	Shinhan Credit Information, Inc.		230	—
Non-operating income	„		6	—
Income on credit card assets	Goodmorning Shinhan Securities Co., Ltd.		34	—
Income on credit card assets	SH&C Life Insurance Co., Ltd.		237	—
Other operating income	„		3,743	338
Income on credit card assets	Shinhan Eun System Co.		15	—
Income on credit card assets	e-Shinhan		3	—
Income on credit card assets	Jeju Bank		182	—

		~~W~~	4,613	374

Expense:
Expense on credit card assets	Shinhan Bank	~~W~~	35,509	57,941
Interest expense	„		3,463	4,449
General and administration expense	„		825	859
Interest expense	Shinhan Financial Group Co., Ltd.		63,146	54,006
Expense on credit card assets	Goodmorning Shinhan Securities Co., Ltd.		417	—
Interest expense	„		1	—
General and administration expense	„		448	242
Expenses on credit card assets	Shinhan Credit Information Co., Ltd.		8,523	9,538
Expenses on credit card assets	e-Shinhan		6	22
Interest expense	Chohung Bank		1,046	—
General and administration expense	Shinhan Eun System Co.		763	—

		~~W~~	114,147	127,057

11

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(14)	Related Party Transactions, Continued
(d)	Accounts balance

Significant balances with the related parties as of December 31, 2004 and 2003 are as follows:

		(in millions of Won)
Account	Related party	2004		2003
Assets:
Credit card assets	Shinhan Bank	~~W~~	1,639	—
Cash and cash equivalents	„		425	100
Guarantee deposits for checking accounts	„		3	3
Guarantee deposits	„		1,189	1,189
Credit card assets	Shinhan Financial Group Co., Ltd.		177	—
Prepaid expenses	„		—	906
Cash and cash equivalents	Chohung Bank		1	—
Credit card assets	e-Shinhan Co., Ltd.		5	—
Credit card assets	Shinhan Credit Information Co., Ltd.		54	—
Credit card assets	Goodmorning Shinhan Securities Co., Ltd.		1,027	—
Guarantee deposits paid	„		4,635	4,635
Credit card assets	SH&C Life Insurance Co., Ltd.		108	—
Accounts receivable	„		323	338
Credit card assets	Shinhan Capital Co., Ltd.		39	—
Credit card assets	Shinhan Eun System Co.		9	—
Payment in advance	„		123	—
Credit card assets	Shinhan BNP Paribas Investment Trust Management Co. Ltd.		37	—

		~~W~~	9,794	7,171

Liabilities:
Accrued expenses	Shinhan Bank	~~W~~	1	—
Accounts payable	„		—	84
Short-term borrowings			7,500	28,500
Short-term borrowings	Shinhan Financial Group Co., Ltd.		—	50,000
Long-term borrowings	„		650,000	1,050,000
Current maturities of long-term debts	„		400,000	—
Accrued expenses	„		6,392	6,387
Long-term accrued expenses	„		344	154
Accounts payable	Shinhan Credit Information Co., Ltd.		—	892

		~~W~~	1,064,237	1,136,017

12

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(15)	Commitments and Contingencies
(a)	The Company was established through the split-off of the Shinhan Bank’s credit card division and it provides surety for liabilities of Shinhan Bank before spin-off in accordance with the Commercial Act Article 530-9 of the Republic of Korea.

(b)	The Company has entered into an agreement with Shinhan Bank for credit card operating assistance. Under the agreement, significant business of the Company is carried out by the branches of Shinhan Bank and the Company pays service charges to Shinhan Bank.

(c)	As of December 31, 2004, the Company has five pending lawsuits as a defendant in total amount of ~~W~~86,531 thousand and three pending lawsuits as a plaintiff in total amount of ~~W~~58,192 thousand. However, the ultimate outcome of such lawsuits cannot be presently determined.

(d)	Under the terms of the asset transfer agreement, the Company is liable for any unqualified and default of transferred credit card assets. Additionally, the Company has entered into an agreement to manage the transferred credit card assets, with the SPC or Trust Companies. Under the agreement, the Company provides services such as billing for payment, receipts and management of delinquent loans, and receives service fees from the SPC or Trust Companies.
(16)	General and Administrative Expense

General and administrative expenses for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars
	2004		2003	2004	2003
Salaries and wages	~~W~~	15,385	12,430	$14,740	11,908
Provision for retirement and severance benefits		1,066	1,248	1,021	1,196
Other employees benefits		1,859	1,496	1,781	1,433
Rent		2,525	2,548	2,419	2,441
Fees and commission		12,732	9,378	12,198	8,984
Depreciation		5,334	6,505	5,110	6,232
Entertainment		556	356	533	341
Taxes and dues		1,018	807	975	773
Advertising		3,082	3,647	2,953	3,494
Other		3,853	3,564	3,691	3,415

	~~W~~	47,410	41,979	$45,421	40,217

13

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(17)	Income Taxes
(a)	The Company is subject to income taxes based on taxable earnings, which results in the normal tax rate of 29.7%.

The Korean government reduced the corporate income tax rate beginning in 2005. Specifically, effective from January 1, 2005, the income tax rate will be reduced from 29.7% to 27.5%.

The components of income taxes for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	2004		2003	2004	2003
Current income taxes	~~W~~	—	—	—	—
Deferred taxes:
Changes in cumulative temporary differences		—	—	—	(239)
Changes in tax loss carry forwards		—	—	—	—

	~~W~~	—	—	—	(239)

(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2004 and 2003 are as follows:

	(in millions of Won)
	Temporary			Permanent
	difference			difference
	2004		2003	2004	2003
Addition:
Impairment on securities	~~W~~	329	15,134	—	—
Entertainment expense in excess of tax limit		—	—	374	169
Reward point expense		10,316	2,887	—
Stock compensation expense		—	—	190	154
Allowance for doubtful accounts		7,737	—	—	—
Dividend income		2,219	—	—	—
Allowance for retirement and severance benefits		579	768	—
Not-deductible donation		—	—	—	1

		21,180	18,789	564	324

Deduction:
Income tax expense		—	—	—	239
Allowance for retirement and severance benefits		—	47	—	—
Reward point expense in prior year		2,887	1,988	—	—

		2,887	2,035	—	239

	~~W~~	18,293	16,754	564	85

14

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(17)	Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences for the years ended December 31, 2004 and 2003 are as follows:

	(In millions of Won)
	2004
						Deferred
						Income tax
	Beginning				Ending	assets
	Balance		Decrease	Increase	balance	(liabilities)
Deductible temporary differences:
Reward points expense	~~W~~	2,887	2,887	10,316	10,316	2,837
Impairment loss on securities		15,134	—	329	15,463	4,252
Allowance for retirement and severance benefits		721	—	579	1,300	357
Allowance for doubtful accounts		—	—	7,737	7,737	2,128
Dividend income		—	—	2,219	2,219	610

		18,742	2,887	21,180	37,035	10,184
Tax loss carryforward		75,837	24,786	—	51,051	14,039

	~~W~~	94,579	27,673	21,179	88,086	24,223

As of December 31, 2004, tax effects on temporary differences and tax loss carryforward are not recognized due to uncertainty of realization.

	(In millions of Won)
	2003
						Deferred
						Income tax
	Beginning				Ending	assets
	balance		Decrease	Increase	balance	(liabilities)
Deductible temporary differences:
Reward points expense	~~W~~	1,988	1,988	2,887	2,887	857
Impairment loss on securities		—	—	15,134	15,134	4,495
Allowance for retirement and severance benefits		—	47	768	721	214

		1,988	2,035	18,789	18,742	5,566
Tax loss carryforward		2,882		72,955	75,837	22,524

	~~W~~	4,870	2,035	91,744	94,579	28,090

15

Shinhan Card Co., Ltd.
Notes to Financial Statements, Continued
December 31, 2004 and 2003
(18)	Earnings(losses) Per Share

Earnings (losses) per common share are calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. Earnings (losses) per share for the years ended December 31, 2004 and 2003 are computed as follows:

	(in millions of Won and thousands of U.S. dollars, except for shares outstanding data)
	2004		2003	2004	2003
Ordinary income and net earning in Won	~~W~~	5,822	(89,824)	$5,578	(86,055)
Weighted average number of common shares outstanding		30,569,400	30,569,400	30,569,400	29,286,645

Ordinary income and net earnings (losses) per share in Won	~~W~~	190	(2,938)	$0.182	(2.815)

(19)	Stock Options

The Company granted compensatory stock options, entitled by Shinhan Financial Group Co., Ltd., to key employees of the Company. The Company assumes the difference between the exercise price and the market price on the date of exercise in cash and recognizes related compensation costs stock compensation costs included in general and administrative expense and long-term accrued expense over the periods in which the options vest. Details of stock options in effects as of December 31, 2004 are as follows:

	(Won)
Grant date	May 22, 2002		May 15, 2003		March 25, 2004
Shares granted and outstanding	5,000 shares		26,850 shares		70,875 shares
Type of stock options	Price compensation		Stock grant or price compensation		Stock grant or price compensation
Exercise price in Won	~~W~~	18,910	~~W~~	11,800	~~W~~	21,595
Exercise period	Within 4 years after		Within 4 years after		Within 3 years after
	2 years from grant date		2 years from grant date		2 years from grant date
Maturity	6 years after grant date		6 years after grant date		5 years after grant date
Expense recognized up to current period	~~W~~	(21,485,033)	~~W~~	654,801	~~W~~	210,703,062
Expense to be recognized in subsequent periods	~~W~~	284,067	~~W~~	249,103,390	~~W~~	403,418,602
Assumption for compensation cost calculation
Risk-free interest rate		—		4.25%		4.39%
Expected exercise period		—	4 years		3.5 years
Expected stock price volatility		—		22.11%		19.85%
Expected dividend yield ratio		—		0%		0%
Expected rights expiration ratio		—		0%		0%
Fair value of stock option		—	~~W~~	5,292	~~W~~	7,696

(Appendix 15)
SHINHAN CAPITAL CO., LTD.
Financial Statements
December 31, 2006 and 2005
(With Independent Auditors’ Report Thereon)

KPMG Samjong Accounting Corp.

10th Floor, Star Tower, 737 Yeoksam-dong	Tel. 82-2-2112-0100

Gangnam-gu, Seoul 135-984	Fax. 82-2-2112-0101

Republic of Korea	www.kr.kpmg.com
Independent Auditors’ Report
Based on a report originally issued in Korean
The Board of Directors and Stockholder
Shinhan Capital Co., Ltd.:
We have audited the accompanying balance sheets of Shinhan Capital Co., Ltd. (the “Company”) as of December 31, 2006 and 2005, and the related statements of income, appropriation of retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shinhan Capital Co., Ltd. as of December 31, 2006 and 2005, and the results of its operations, the appropriation of its retained earnings, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying financial statements as of and for the years ended December 31, 2006 and 2005, have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the financial statements expressed in Korean Won have been translated into dollars on the basis set forth in note 2 to the financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in note 1(b) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are intended solely for use by those knowledgeable in Korean accounting principles and auditing standards and their application in practice.

As described in note 20 to the financial statements, the Company had transactions with Shinhan Financial Group Co., Ltd., the parent, and other related parties for the year ended December 31, 2006. Revenues were earned, expenses incurred, and assets and liabilities have been recorded, in relation to these transactions.
KPMG Samjong Accounting Corp.
Seoul, Korea
February 2, 2007

This report is effective as of February 2, 2007, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Shinhan Capital Co., Ltd.
Balance Sheets
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Assets

Current assets:

Cash and cash equivalents (notes 18 and 20)	~~W~~	20,659	20,544	$22,225	22,100
Short-term financial instruments (notes 3, 18 and 20)		49,399	94,842	53,141	102,025
Lease assets (notes 7, 8, 11 and 18)		162,640	208,942	174,957	224,766
Short-term investment in securities (note 4)		35,371	5,660	38,050	6,089
Deferred tax assets, net (note 25)		2,172	1,523	2,337	1,638
Short-term loans		—	135	—	145
Derivative assets (notes 19 and 20)		45	3,523	48	3,790
Other current assets (notes 5 and 20)		36,603	19,694	39,373	21,186

		306,889	354,863	330,131	381,739
Finance assets, net (notes 6, 8 and 18)		1,199,232	588,254	1,290,051	632,804
Lease assets, net (notes 7, 8, 11 and 18)		260,384	314,959	280,103	338,811
Long-term financial instruments (notes 3 and 20)		3	3	3	3
Long-term investment in securities (note 4)		166,624	125,963	179,243	135,503
Premise and equipment, net (notes 10 and 12)		1,035	651	1,113	700
Other assets (notes 9, 18 and 20)		14,328	16,136	15,412	17,356

	~~W~~	1,948,495	1,400,829	$2,096,056	1,506,916

Liabilities and Stockholder’s Equity

Current liabilities:

Short-term borrowings (notes 18 and 20)	~~W~~	248,592	127,180	$267,417	136,812
Current portion of long-term liabilities (notes 14, 15, 17, 18 and 20)		441,090	235,460	474,493	253,292
Derivative liabilities (notes 19 and 20)		1,513	170	1,628	183
Other current liabilities (notes 13 and 20)		43,290	32,656	46,568	35,127

		734,485	395,466	790,106	425,414

Debentures (notes 14 and 18)		337,647	250,231	363,217	269,181
Long-term borrowings (notes 15, 18 and 20)		613,583	491,551	660,051	528,777
Accrual for retirement and severance benefits (notes 16 and 20)		351	334	378	360
Deferred tax liabilities, net (note 25)		1,563	2,511	1,681	2,701
Other liabilities (notes 17, 18, 20 and 23)		75,908	111,802	81,657	120,269

Total liabilities		1,763,537	1,251,895	1,897,090	1,346,702
See accompanying notes to the financial statements.

Shinhan Capital Co., Ltd.
Balance Sheets, Continued
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Stockholder’s equity:

Common stock of ~~W~~5,000 par value
Authorized – 24,000,000 shares
Issued – 16,000,000 shares
Outstanding – 12,250,000 shares (note 27)	~~W~~	80,000	80,000	$86,059	86,059
Retained earnings (note 21)		95,622	62,650	102,864	67,395
Capital adjustments (note 22)		9,336	6,284	10,043	6,760

Total stockholder’s equity		184,958	148,934	198,966	160,214

Commitments and contingencies (note 30)

Total liabilities and stockholder’s equity	~~W~~	1,948,495	1,400,829	$2,096,056	1,506,916

See accompanying notes to the financial statements.

Shinhan Capital Co., Ltd.
Statements of Income
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Operating revenue:

Operating lease income	~~W~~	24,595	36,047	$26,459	38,777
Financing lease income		29,145	39,857	31,353	42,874
Re-lease income		54	1,395	58	1,501
Gain on sale of lease assets		3,834	4,056	4,124	4,363
Interest income (note 20)		9,548	6,085	10,271	6,546
Gain on sale of available-for-sale securities		2,448	28,732	2,633	30,908
Sub-lease income		21,491	33,693	23,119	36,245
Interest on loans		68,177	45,885	73,341	49,360
Foreign currency transaction gain		9,293	9,504	9,997	10,224
Foreign currency translation gain		21,436	8,280	23,059	8,907
Gain on derivatives transactions (note 20)		1,020	586	1,097	630
Valuation gain on derivatives (notes 19 and 20)		—	834	—	897
Gain on equity method investments		1,498	138	1,611	148
Valuation gains on long-term borrowings		—	850	—	914
Dividends		481	35	517	38
Other		6,594	6,462	7,093	6,951

Total operating revenue		199,614	222,439	214,732	239,283

Operating expense:

Depreciation on operating lease assets		22,010	34,448	23,677	37,057
Bad debt expense		8,625	7,804	9,278	8,395
Interest expense (note 20)		66,129	54,528	71,136	58,657
Fees and commission (note 20)		606	204	652	219
Lease expense		18,876	31,018	20,305	33,367
Insurance expense on lease		108	166	116	179
Loss on sale of lease assets		2,967	5,968	3,192	6,420
Foreign currency transaction loss		7,095	9,653	7,632	10,384
Foreign currency translation loss		22,799	6,305	24,526	6,782
Loss on derivative transactions (note 20)		301	2,774	324	2,984
Valuation loss on derivatives (notes 19 and 20)		1,513	904	1,628	972
Loss on equity method investments		287	—	309	—
General and administrative expense (notes 20 and 24)		13,002	11,114	13,987	11,956
Other		1,465	1,700	1,576	1,829

Total operating expense		165,783	166,586	178,338	179,201

Operating income		33,831	55,853	36,394	60,082
See accompanying notes to the financial statements.

Shinhan Capital Co., Ltd.
Statements of Income, Continued
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Non-operating income (expense):

Gain (loss) on disposal of premise and equipment, net	~~W~~	6	5	$6	5
Gain (loss) on sale of available-for-sale securities, net		7,137	(33)	7,677	(35)
Loss on impairment of available-for-sale securities, net		—	(154)	—	(166)
loss on sale of held-to-maturity securities, net		—	(107)	—	(115)
Gain on equity method investments		12,963	—	13,945	—
Donation (note 31)		(1,090)	(1,902)	(1,173)	(2,045)
Additional income taxes (note 30)		—	(3,481)	—	(3,745)
Dividends		5,424	1,845	5,835	1,985
Other, net		4,300	299	4,626	322

		28,740	(3,528)	30,916	(3,794)

Income before income taxes		62,571	52,325	67,310	56,288

Income taxes (note 25)		14,287	15,583	15,369	16,763

Net income	~~W~~	48,284	36,742	$51,941	39,525

Earnings per share in Won and U.S. dollars (note 26)	~~W~~	3,942	2,793	$4.24	3.00

See accompanying notes to the financial statements.

Shinhan Capital Co., Ltd.
Statements of Appropriation of Retained Earnings
For the years ended December 31, 2006 and 2005
Date of Appropriation for 2006: March 19, 2007
Date of Appropriation for 2005: March 20, 2006
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Unappropriated retained earnings:

Balance at beginning of year	~~W~~	19,974	—	$21,487	—
Net income		48,284	36,742	51,941	39,525

Balance at end of year before appropriation		68,258	36,742	73,428	39,525

Transfer from voluntary reserves:

Reserve for investments loss		—	76	—	82

Unappropriated retained earnings available for appropriation		68,258	36,818	73,428	39,607

Appropriation of retained earnings:

Legal reserve (note 21)		1,531	1,531	1,647	1,647
Dividends (note 28)		15,313	15,313	16,473	16,473

		16,844	16,844	18,120	18,120

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	51,414	19,974	$55,308	21,487

See accompanying notes to the financial statements.

Shinhan Capital Co., Ltd.
Statements of Cash Flows
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Cash flows from operating activities:

Net income	~~W~~	48,284	36,742	$51,941	39,525

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation on operating lease assets		22,010	34,448	23,677	37,057
Depreciation on premise and equipment		321	245	345	264
Bad debt expense		8,625	7,804	9,278	8,395
Provision for retirement and severance benefits		562	422	605	454
Stock compensation cost		2,473	2,306	2,660	2,481
Gain on sale of available-for-sale securities, net		(9,585)	(28,699)	(10,311)	(30,872)
Loss on impairment of available-for-sale securities, net		—	154	—	166
Valuation loss on derivatives, net		1,513	70	1,628	75
Loss (gain) on foreign currency translation, net		1,363	(1,975)	1,466	(2,125)
Gain on disposal of premise and equipment, net		(6)	(5)	(6)	(5)
Loss (gain) on sale of lease assets, net		(867)	1,912	(933)	2,057
Loss on sale of held-to-maturity securities, net		—	107	—	115
Gain on equity method investment, net		(14,174)	(138)	(15,247)	(148)
Deferred tax expense (benefit)		(2,753)	114	(2,962)	122
Other, net		48	—	52	—
Interest expense — discounts on debentures		705	457	758	492
Amortization of deferred loan origination fees		(3,380)	(6,002)	(3,636)	(6,457)
Valuation loss (gain) on long-term borrowings		—	(850)	—	(914)
Changes in assets and liabilities:
Increase in other current assets		(16,660)	(1,384)	(17,921)	(1,490)
Decrease in other assets		—	291	—	312
Increase in other current liabilities		10,566	3,100	11,366	3,334
Payment of retirement and severance benefits		(182)	(18)	(196)	(19)
Increase in other liabilities		4,688	80,450	5,043	86,542
Increase in deposits for severance benefits		(363)	(614)	(390)	(661)

Net cash provided by operating activities		53,188	128,937	57,217	138,700

See accompanying notes to the financial statements.

Shinhan Capital Co., Ltd.
Statements of Cash Flows, Continued
For the years ended December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Cash flows from investing activities:
Cash provided by investing activities:
Decrease in short-term financial instruments	~~W~~	39,275	42,552	$42,249	45,775
Proceeds from sale of investment in securities		58,795	75,453	63,248	81,167
Collection of finance assets		2,979,825	1,259,127	3,205,492	1,354,483
Collection of lease assets		381,183	439,548	410,051	472,836
Decrease in other assets		1,848	9,299	1,988	10,003
Decrease in derivative assets		3,524	3,549	3,791	3,818
Proceeds from sale of premise and equipment		66	23	71	25

Cash used in investing activities:
Purchase of short-term financial instruments		—	(74,261)	—	(79,885)
Increase in call loans, net		—	(135)	—	(145)
Purchase of investment in securities		(106,388)	(93,722)	(114,445)	(100,820)
Finance assets originations		(3,602,506)	(1,427,431)	(3,875,329)	(1,535,532)
Lease assets originations		(305,822)	(323,483)	(328,982)	(347,981)
Increase in other assets		(791)	(15,335)	(851)	(16,496)
Purchase of premise and equipment		(765)	(170)	(823)	(183)
Decrease in derivative liabilities		(170)	(734)	(183)	(790)

Net cash used in investing activities		(551,926)	(105,720)	(593,723)	(113,725)

Cash flows from financing activities:
Cash provided by financing activities:
Proceeds from short-term borrowings	~~W~~	122,034	796,591	$131,276	856,918
Issuance of debentures		295,720	193,389	318,115	208,035
Proceeds from long-term borrowings		365,459	206,464	393,136	222,100

Cash used in financing activities:
Repayment of short-term borrowings		—	(786,570)	—	(846,138)
Repayment of current portion of long-term debts		(235,460)	(438,225)	(253,292)	(471,412)
Issuance costs on debentures paid		(856)	(1,040)	(921)	(1,119)
Repayment of long-term borrowings		(32,731)	—	(35,210)	—
Dividends paid		(15,313)	—	(16,473)	—
Purchase of treasury stock		—	(12,000)	—	(12,909)

Net cash provided by (used in) financing activities		498,853	(41,391)	536,631	(44,525)

Net increase (decrease) in cash and cash equivalents		115	(18,174)	125	(19,550)

Cash and cash equivalents at beginning of year		20,544	38,718	22,100	41,650

Cash and cash equivalents at end of year	~~W~~	20,659	20,544	$22,225	22,100

See accompanying notes to the financial statements.

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements
(a)	Organization and Description of Business

Shinhan Capital Co., Ltd. (the “Company”) was incorporated on April 19, 1991 as a specialized leasing company under the Credit Specialty Finance Law of the Republic of Korea to engage in the leasing business related to equipment and machinery such as ships and printing equipment. The Company changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital Co., Ltd.. The Company has since then diversified its business by advancing into corporate restructuring, automobile installment financing, real estate project financing and social overhead capital investment areas. As of December 31, 2006 Shinhan Financial Group Co., Ltd. owns 100% shares of the Company.

(b)	Basis of Presenting Financial Statements

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended solely for use by those who are informed in Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English with certain expanded descriptions from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

Effective January 1, 2006, the Company adopted the Statements of Korea Accounting Standards No. 19 Leases and No. 20 Related Party Disclosure. As allowed by these standards, prior year balances have not been restated to conform to current year presentation.

(c)	Cash Equivalents

The Company considers short-term financial instruments with maturities of three months or less at the acquisition date to be cash equivalents.

(d)	Financial Instruments

Short-term financial instruments are financial instruments handled by financial institutions which are held for short-term cash management purposes or will mature within one year, including time deposits, installment savings deposits, restricted bank deposits. These financial instruments with maturities greater than one year are recorded as long-term financial instruments.

(e)	Investments in Securities

Upon acquisition, the Company classifies debt and equity securities into one of the three categories: held-to-maturity, available-for-sale, or trading securities and such determination is reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

2

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(e)	Investments in Securities, Continued

Trading securities are carried at fair value, with unrealized holding gains and losses included in current income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment, net of tax. Investments in equity securities that do not have readily determinable fair values are stated at cost. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

The fair value of marketable securities is determined using quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by accredited credit rating agencies in the Republic of Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as long-term investments. However, available-for-sale securities whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

A decline in market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other-than-temporary results in a reduction in carrying amount to fair value with the impairment loss recorded in current results of operations.

(f)	Investment Securities under the Equity Method of Accounting

Investments in affiliated companies of which the Company owns 20% or more of the voting stock or over which the Company has significant management control are stated at an amount as determined using the equity method. Under the equity method of accounting, the Company’s initial investment is recognized at cost and is subsequently increased or decreased to reflect the changes in the Company’s share of the net assets of the investee. The Company’s share of the profit or loss of the investee is recognized in the Company’s profit or loss and other changes in the investee’s equity are recognized directly in the corresponding equity account of the Company. If the Company holds other investments such as preferred stock or loans issued by the investee, the Company’s share of loss of the investee continues to be recorded until such other investments are reduced to zero.

Any excess in the Company’s acquisition cost over the Company’s share of the net fair value of the investee’s identifiable net assets is considered goodwill and amortized by the straight-line method over the estimated useful life. The amortization of such goodwill is recorded against the equity income (losses) of affiliates. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

Investments in affiliated companies are reduced when dividends are declared at the shareholders’ meeting of the respective affiliated companies.

(g)	Deferred Loan Origination Fee

Fees associated with origination of loans are deferred and recognized based on the effective yield method over the life of the loan as an adjustment to the loan balance and interest income.

3

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(h)	Allowance for Doubtful Accounts

An allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection using a migration model, based upon loan classifications for past certain periods.

(i)	Leases and Rentals

Prior to 2006, the Company accounted for and classified its lease transactions as either an operating or capital lease, depending on the terms of the lease under the Statement of Korea Accounting Standards (“SKAS”). When a lease was substantially noncancellable and met one or more of the criteria listed below, it was classified as a capital lease.
-	Ownership of the leased property transfers to the lessee at the end of the lease term without additional payment or for a contract price.

-	The lessee has a bargain purchase option.

-	The lease term is equal to 75% or more of the estimated economic useful life of the leased property.

-	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property.
Otherwise, the lease was classified as an operating lease and recognized in income on a straight-line basis over the lease term.

Financing lease is recorded as the net investment in the lease asset at lease inception representing the aggregate future minimum lease payments. Lease income is recognized to approximate a level rate of return on the net investment by using the effective yield method over the lease term.

Effective January 1, 2006, the Company adopted SKAS No. 19, Leases. Under this standard, the above capital lease criteria have been amended. Specifically, the premise of a substantially noncancellable lease was removed and the criterion for a bargain purchase option has been modified to include a reasonable certainty, at the inception of the lease, that the option will be exercised. In addition, if the leased property is specialized to the extent that only the lessee can use it without any major modification, it would be considered a capital lease.

SFAS No. 19 also requires recognition of initial direct costs incurred in negotiating and arranging an operating lease as a separate asset and expensed as commission and fee in operating expense over the lease term on the same basis in which the lease income is recognized.

(j)	Premise and Equipment

Premise and equipment are stated at cost net of accumulated depreciation. However, assets acquired through exchange, investment in kind or donation, are recorded at their fair value upon acquisition.

Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense as incurred.

Depreciation is computed by the straight-line method over five years, except vehicles with estimated useful lives of four years.

4

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(k)	Discount (Premium) on Debentures

Discount (premium) on debentures issued, which represents the difference between the face value and issuance price of debentures, is amortized (accreted) using the effective interest method over the life of the debentures. The amount amortized (accreted) is included in interest expense.

(l)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current salary rates and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance benefits trust where the employees have a vested interest in the deposit with the bank in trust. The deposit for severance benefits held in trust is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

(m)	Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. As permitted by the Financial Accounting Standards, monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~929.60 and ~~W~~1,013.00 to US$1 and ~~W~~781.83 and ~~W~~859.90 to JPY100, the rates of exchange on December 31, 2006 and 2005, respectively.

Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

(n)	Derivatives

Where a derivative instrument which meets certain criteria is used for hedging the exposure to changes in the fair value of a recognized asset, liability or firm commitment, it is designated as a fair value hedge. Where a derivative instrument which meets certain criteria is used for hedging the exposure to the variability of future cash flows of a forecasted transaction, it is designated as a cash flow hedge.

Derivative instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at their fair value. Changes in the fair value of derivative instruments that are not designated as fair value or cash flow hedges are recognized immediately in the statement of income.

Changes in the fair value of derivative instruments that are designated and qualify as fair value hedges are recorded in the statements of income, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk.

The effective portion of changes in the fair value of derivative instruments that are designated and qualify as cash flow hedges are recognized in stockholders’ equity, net of tax. The gain or loss relating to the ineffective portion is recognized immediately in the consolidated statements of income. Accumulated gain or loss in stockholders’ equity is recorded in the income statement in the periods in which the hedged item will affect profit or loss.

5

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(o)	Stock Options

Shinhan Financial Group Co., Ltd., the parent,,granted compensatory stock options to employees of the Company.

The Company assumes any gain or loss between the exercise price and the market price on the date of exercise in cash and recognizes related compensation expense as stock compensation costs included in general and administrative expense and long-term accrued expense over the period in which the options vest.

(p)	Provisions, Contingent Liabilities and Contingent Assets

Provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event; (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation; and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, a provision is recorded at the present value of the expenditures expected to be required to settle the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

(q)	Revenue recognition

Interest income, operating lease income, and commission fees on finance receivables and operating leased assets are recognized when earned, based on the terms of the underlying finance and lease agreements. Finance lease income is recognized to approximate a level rate of return on the net investment by using the effective yield method over the lease term.

The Company places finance and lease assets on non-accrual when payment of principal or interest on such assets become past due. Any accrued and unpaid interest is reversed and accounted for on the cash basis.

(r)	Income Taxes

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The amount of deferred tax provided is based on the expected manner in which the carrying amount of assets and liabilities will be realized or settled, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred tax assets and liabilities are classified as current or non-current based on the classification of the related asset or liability for financial reporting or the expected reversal date of the temporary difference for those with no related asset or liability such as loss carryforwards and tax credit carryforwards. The deferred tax amounts are presented as a net current asset or liability and a net non-current asset or liability.

Deferred taxes are recognized on the temporary differences related to unrealized gains and losses on available-for-sale securities that are reported as a separate component of capital adjustments.

6

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(s)	Earnings Per Share

Earnings per common share are calculated by dividing net income by the weighted-average number of shares of common stock outstanding during each period.

(t)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and related notes to financial statements. Actual results could differ from those estimates.
(2)	Basis of Translating Financial Statements
The accompanying financial statements are expressed in Korean Won and have been translated into U.S. dollars at the rate of ~~W~~929.60 to US$1, the basic exchange rate on December 31, 2006, solely for the convenience of the reader. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(3)	Restricted Financial Instruments

Financial instruments which are restricted in use for payment of employees’ retirement and severance benefits or expenditures for certain business purposes as of December 31, 2006 and 2005 are as follows:

	2006		2005	Restriction
Short-term financial instruments	~~W~~	49,399	79,842	Pledged for lease payments
“		—	35	Pledged for corporate credit card
Long-term financial instruments		3	3	Deposits for checking accounts
Deposit for severance benefits		977	614	Deposits for employees’ retirement and severance benefits

	~~W~~	50,379	80,494

(4)	Investments in Securities

Investment in securities as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Short-term investment in securities:

Available-for-sale	~~W~~	35,371	5,660	$38,050	6,089

Long-term investment in securities:

Available-for-sale:
Equity securities		126,668	79,873	136,261	85,922
Debt securities		12,767	42,501	13,734	45,720

Total available-for-sale securities		139,435	122,374	149,995	131,642
Investments in affiliates		27,189	3,589	29,248	3,861

Total long-term investment in securities		166,624	125,963	179,243	135,503

Total investment in securities	~~W~~	201,995	131,623	$217,293	141,592

7

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(a)	Short-term investments in securities
(i)	Available-for-sale securities

Details of available-for-sale securities classified as current assets as of December 31, 2006 and 2005 are as follows:

	2006
	Cost		Fair value	Book value
Government bonds	~~W~~	12	12	12
Asset backed securities (note 11)		34,961	35,359	35,359

	~~W~~	34,973	35,371	35,371

The Company has pledged ~~W~~ 9,074 million of asset-backed securities as collateral.

	2005
	Cost		Fair value	Book value
Government bonds	~~W~~	4	4	4
Corporate bonds		5,562	5,656	5,656

	~~W~~	5,566	5,660	5,660

(b)	Long-term investments in securities
(i)	Available-for-sale securities

Details of available-for-sale securities classified as long-term assets as of December 31, 2006 and 2005 are as follows:

a. Marketable equity securities recorded at fair value

	2006
	Acquisition
Description	cost		Fair value	Book value
Hynix Semiconductor. Inc.	~~W~~	1,097	3,401	3,401
Kumho Papertec. Inc.		652	917	917
MK ELECTRON Co., Ltd.		7,835	7,682	7,682
Korea Highway Investment Fund		30,000	38,385	38,385
EN PAPER MFG Co.,Ltd		1,478	1,270	1,270
Seoul City Gas Co., Ltd.		2,946	3,190	3,190
Daewoo Engineering & Construction Co., Ltd.		20,000	22,016	22,016
Huchems Fine Chemical Corporation		7,904	4,724	4,724

	~~W~~	71,912	81,585	81,585

8

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, continued

a. Marketable equity securities recorded at fair value, continued

	2005
	Acquisition
Description	cost		Fair value	Book value
Hynix Semiconductor. Inc.	~~W~~	1,097	3,763	3,763
Kumho Papertec. Inc.		652	853	853
MK ELECTRON Co., Ltd.		7,800	11,778	11,778
Korea Highway Investment Fund		30,000	30,882	30,882
GLOVIS Co., Ltd.		131	370	370
Basichouse Co.,Ltd.		25	35	35
Bioneer Co., Ltd.		1	1	1
Bumwoo eng Co., Ltd.		57	65	65
WOOJIN ACT Co., Ltd.		23	23	23
INNOCHIPS Co., Ltd.		35	48	48

	~~W~~	39,821	47,818	47,818

b. Non-marketable equity securities recorded at cost

	2006
	Acquisition
Description	cost		Fair value	Book value
Daeil Industrial Co., Ltd.	~~W~~	56	56	56
KTIC 13th Corporate Restructuring Fund		1,200	1,200	1,200
CFAG Triple Win Corporate Restructuring Fund		500	500	500
KTB 19th Corporate Restructuring Fund		1,500	1,500	1,500
CORE FINANCE GROUP CO., LTD.		503	503	503
MIC2001-4 Fund		280	280	280
Hungkuk Highclass Private Fund D-1		4,000	4,000	4,000
Mico C&C Co., Ltd.		1,000	1,000	1,000
Global Star Korea Fund		140	140	140
HUNIX Co., Ltd.		27	8	8
Greater China Fund		965	965	965
Bogo MS Co., Ltd.		300	300	300
MB METAL Co., Ltd.		4,500	4,500	4,500
Newcore Co., Ltd.		7	7	7
Daewoo Electronics Co., Ltd.		20	5	5
Hungkuk Highclass Private Fund No.1		2,000	2,037	2,037
Macquarie Korea Opportunities Fund		12,152	13,831	13,831
Korea Vietnam15-1Oil Overseas Resources Development Fund		5,108	5,017	5,017

9

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, continued
b.	Non-marketable equity securities recorded at cost, continued

	2006
	Acquisition
Description	cost		Fair value	Book value
Kia Motors Corporation Subscription Rights	~~W~~	272	348	348
Seoul Art Private Fund No.1		1,000	1,028	1,028
Morning Bridge Asset Management Co., Ltd.		15	15	15
Morning Bridge Co., Ltd.		250	250	250
Asia Credit Information Co.,Ltd.		250	250	250
3S C&F Co., Ltd.		100	100	100
Lake Park Co., Ltd.		1,288	1,288	1,288
Lake Park AMC Co., Ltd.		48	48	48
Onnuri SPC Co., Ltd.		310	310	310
Taepyungyang SPC Co., Ltd.		310	310	310
KSIM Co., Ltd.		85	85	85
Korea Money Broker Co., Ltd.		10	10	10
IBK Private Equity Fund No.3		1,250	1,250	1,250
Hankook Dong-in Investment Development Partnership		1,900	1,900	1,900
Shinhan Infra Portfolio Fund (SIPF)		347	347	347
NPS 06 - 3 CoreFG 1 Corporate Restructuring Fund.		300	300	300
Investment in venture companies
Secui.Com Corporation		500	500	500
Kenviteck, Inc.		400	95	95
Interconstec Co., Ltd.		300	300	300
Moreens Co., Ltd.		500	500	500

		1,700	1,395	1,395

	~~W~~	43,693	45,083	45,083

(*)	The Company recognized an impairment loss for the remaining carrying amount of Real Telecom Co., Ltd. for the year ended December 31, 2005.

10

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, continued
b.	Non-marketable equity securities recorded at cost, continued

	2005
	Acquisition
Description	cost		Fair value	Book value
Daeil Industrial Co., Ltd.	~~W~~	56	56	56
KDBC 3rd Corporate Restructuring Fund		4,000	4,000	4,000
CFAG 11th Corporate Restructuring Fund		2,000	2,000	2,000
MIC2001-4 Fund		520	520	520
Randex Limited Co., Ltd.		40	40	40
YCC 1st Material Investment Fund		3,500	3,500	3,500
KTB 18th Corporate Restructuring fund		5,000	5,000	5,000
Shin Young Metal ind. Co., Ltd.		1,000	1,000	1,000
Feel Max Co.,Ltd.		3,000	3,000	3,000
Global C&C Investment Co., Ltd.		5	5	5
Mico C&C Co., Ltd.		1,000	1,000	1,000
FG 10 Private Equity Fund		5,000	5,000	5,000
Global Star Korea Fund		75	75	75
SUNJIN METAL Co., Ltd.		4,500	4,500	4,500
Newcore Co., Ltd.		7	7	7
Daewoo Electronics Co., Ltd.		20	20	20
Morning Bridge Asset Management Co., Ltd.		15	15	15
Morning Bridge Co., Ltd.		250	250	250
Asia Credit Information Co.,Ltd.		250	250	250
3S C&F Co., Ltd.		100	100	100
KSIM Co., Ltd.		85	85	85
Korea Money Broker Co., Ltd.		10	10	10
Macquarie Shinhan Infrastructure Management Co.,Ltd. (*)		177	177	177
Macquarie Korea Opportunities Fund		50	50	50
Real Telecom Co.,Ltd. (*)		2,437	—	—
Investment in venture companies
Secui.Com Corporation		500	500	500
Kenviteck, Inc.		400	95	95
Interconstec Co., Ltd.		300	300	300
Moreens Co., Ltd.		500	500	500

		1,700	1,395	1,395

	~~W~~	34,797	32,055	32,055

(*)	For the year ended December 31, 2005, the Company recorded an impairment loss of ~~W~~157 million on Real Telecom Co., Ltd. and reversed an impairment loss of ~~W~~3 million previously recognized on Macquarie Shinhan Infrastructure Management Co., Ltd.

11

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, continued
c.	Debt securities

	2006
	Cost		Fair value	Book value
Government bonds	~~W~~	27	27	27
Corporate bonds		2,003	2,593	2,593
Asset backed securities		10,000	10,147	10,147

	~~W~~	12,030	12,767	12,767

	2005
	Cost		Fair value	Book value
Government bonds	~~W~~	40	40	40
Corporate bonds		4,372	4,876	4,876
Asset backed securities		37,500	37,585	37,585

	~~W~~	41,912	42,501	42,501

Maturities of debt securities classified as available-for-sale at December 31, 2006 are as follows.

	2006
	Amortized cost		Fair value
Available-for-sale:
Due within one year	~~W~~	34,973	35,371
Due after one year through five years		12,030	12,767

	~~W~~	47,003	48,138

d. Changes in unrealized holding gain (loss)

	2006
	Equity securities		Debt securities
Beginning balance	~~W~~	5,798	495
Realization by disposal		(1,106)	(472)
Increase in unrealized gain		4,478	926
Deferred tax effect		(927)	(126)

Ending balance	~~W~~	8,243	823

12

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(ii)	Investments in affiliates

a.	Investments in affiliated companies accounted for using the equity method as of December 31, 2006 and 2005 are as follows:

		2006
	Percentage of			Net	Book
Company	ownership	Cost		assets	value
Shinhan 3rd Corporate Restructuring Fund (*1)	19%	~~W~~	1,900	2,422	2,422
CFAG 8th Corporate Restructuring Fund	20%		544	533	533
KTB18th Corporate Restructuring Fund	47%		5,000	4,832	4,832
Shinhan 6th Corporate Restructuring Fund	20%		240	236	236
Macquarie Shinhan Infrastructure Management Co.,Ltd. (*2)	15%		177	1,619	1,619
YCC 1st Material Investment Fund	24%		3,500	3,547	3,547
Shinhan 5th Corporate Restructuring Fund	45%		450	356	356
Nawoo 2nd Corporate Restructuring Fund	25%		2,000	2,074	2,074
Shinhan 7th Corporate Restructuring Fund	29%		1,500	2,587	2,587
Shinhan 8th Corporate Restructuring Fund (*1)	12%		9,000	8,983	8,983

		~~W~~	24,311	27,189	27,189

(*1)	The Company has significant management control over the investee.

(*2)	Shinhan Bank, an affiliate of the Company, can impose influence over management through election of investee’s directors and officers.

		2005
	Percentage of			Net	Book
Company	ownership	Cost		assets	value
Shinhan 3rd Corporate Restructuring Fund (*)	19%	~~W~~	3,040	3,052	3,052
CFAG 8th Corporate Restructuring Fund	20%		544	537	537

		~~W~~	3,584	3,589	3,589

(*)	The Company has significant management control over the investee.

13

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(ii)	Investments in affiliates, continued

b.	Changes in balance of investments in affiliated companies accounted for using the equity method as of December 31, 2006 and 2005 are as follows:

	2006
			Adjustment to
			Equity		Acquisition
	Beginning		method	Capital	and	Ending
Affiliate	balance		gain(loss)	adjustment	Dividend	balance
Shinhan 3rd Corporate Restructuring Fund	~~W~~	3,052	315	194	(1,139)	2,422
CFAG 8th Corporate Restructuring Fund		537	(4)	—	—	533
KTB18th Corporate Restructuring Fund		—	(168)	—	5,000	4,832
Shinhan 6th Corporate Restructuring Fund		—	(4)	—	240	236
Macquarie Shinhan Infrastructure Management Co.,Ltd.		—	12,963	(6)	(11,338)	1,619
YCC 1st Material Investment Fund		—	47	—	3,500	3,547
Shinhan 5th Corporate Restructuring Fund		—	(94)	—	450	356
Nawoo 2nd Corporate Restructuring Fund		—	266	—	1,808	2,027
Shinhan 7th Corporate Restructuring Fund		—	870	217	1,500	2,587
Shinhan 8th Corporate Restructuring Fund		—	(17)	—	9,000	8,983

	~~W~~	3,589	14,174	405	9,021	27,189

	2005
			Adjustment to
			Equity		Acquisition
	Beginning		method	Capital	and	Ending
Affiliate	balance		gain	adjustment	Dividend	balance
Shinhan 3rd Corporate Restructuring Fund	~~W~~	3,040	138	(12)	(114)	3,052
CFAG 8th Corporate Restructuring Fund		544	—	—	(7)	537

	~~W~~	3,584	138	(12)	(121)	3,589

14

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(ii)	Investments in affiliates, continued

c.	Summarized financial information of affiliates as of December 31, 2006 and 2005 is as follows:

	2006
	Total		Total	Operating	Net
Affiliate	assets		liabilities	income	income
Shinhan 3rd Corporate Restructuring Fund	~~W~~	13,.398	650	2,000	1,660
CFAG 8th Corporate Restructuring Fund		2,704	38	—	(18)
KTB18th Corporate Restructuring Fund		10,438	193	6	(356)
Shinhan 6th Corporate Restructuring Fund		1,201	23	3	(21)
Macquarie Shinhan Infrastructure Management Co.,Ltd.		60,591	47,864	145,430	87,736
YCC 1st Material Investment Fund		14,966	272	375	194
Shinhan 5th Corporate Restructuring Fund		854	63	24	(209)
Nawoo 2rd Corporate Restructuring Fund		8,347	51	1,238	1,064
Shinhan 7th Corporate Restructuring Fund		8,846	51	3,009	2,958
Shinhan 8th Corporate Restructuring Fund		97,719	21,264	—	145

	~~W~~	219,064	70,469	152,085	93,153

	2005
	Total		Total	Operating	Net
Affiliate	assets		liabilities	income	income
Shinhan 3rd Corporate Restructuring Fund	~~W~~	16,383	320	994	722
CFAG 8th Corporate Restructuring Fund		2,706	22	75	(2)

	~~W~~	19,089	342	1,069	720

15

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(5)	Other Current Assets

Other current assets as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Accounts receivable	~~W~~	22,520	16,454	$24,225	17,700
Less: allowance for doubtful accounts		(7,494)	(10,137)	(8,062)	(10,905)

Net accounts receivable		15,026	6,317	16,163	6,795

Accrued income		7,823	9,068	8,415	9,755
Advance payment		812	603	873	649
Prepaid expense		12,942	3,706	13,922	3,987

	~~W~~	36,603	19,694	$39,373	21,186

(6)	Finance Assets

Finance assets as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2005	2005
Factoring receivables	~~W~~	85	324	$91	349
Less: allowance for doubtful accounts		(1)	(2)	(1)	(2)

		84	322	90	347

Loans		1,200,655	588,067	1,291,722	632,603
Less: allowance for doubtful accounts		(12,369)	(6,230)	(13,306)	(6,702)
deferred loan origination fees		(7,952)	(4,762)	(8,554)	(5,123)

		1,180,334	577,075	1,269,722	620,778
Installment financing receivables		11,364	11,034	12,225	11,870
Less: allowance for doubtful accounts		(150)	(177)	(162)	(190)

		11,214	10,857	12,063	11,680
Loans for venture companies		7,650	—	8,229	—
Less: allowance for doubtful accounts		(50)	—	(54)	—

		7,600	—	8,175	—

	~~W~~	1,199,232	588,254	$1,290,051	632,804

16

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(7)	Lease Assets
(a)	Lease assets as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Operating lease assets	~~W~~	82,046	117,103	$88,259	125,971
Less: accumulated depreciation		(48,876)	(58,234)	(52,577)	(62,644)

		33,170	58,869	35,682	63,327
Financing leases		382,837	477,742	411,830	513,923
Less: allowance for doubtful accounts		(11,276)	(13,826)	(12,130)	(14,873)

		371,561	463,916	399,700	499,050
Advance payments on leases		18,201	1,116	19,579	1,200

Operating lease related initial direct costs		92	—	99	—

	~~W~~	423,024	523,901	$455,060	563,577

(b)	Details of operating leases classified by industry as of December 31, 2006 and 2005 are as follows:

Industry		2006		2005
A.	Mining	~~W~~	1,182	2,008
B.	Manufacturing
	Groceries		553	601
	Textures		1,322	3,877
	Papers and publishing		1,766	11,092
	Chemistry, oil, coal, rubber		1,352	2,459
	Non-metal mining		36	64
	Raw metal		622	249
	Machineries		10,283	17,217
	Other		7,682	10,263

			23,616	45,822

C.	Electronic and gas		1,298	1,492
D.	Construction		4,464	5,902
E.	Retail		9,498	13,232
F.	Transportation and warehouse		3,343	3,107
G.	Financial companies		202	322
H.	Medical service		9,018	12,691
I.	Public and self-employed		29,425	32,527

		~~W~~	82,046	117,103

17
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(7)	Lease Assets, Continued
(c)	The collection schedule for lease receivables as of December 31, 2006 is as follows:

	2006
	Operating		Financing
	lease assets		leases	Total
January 1, 2007~ December 31, 2007	~~W~~	14,689	183,633	198,322
January 1, 2008~ December 31, 2011		7,594	219,919	227,513
Thereafter		—	21,466	21,466

		22,283	425,018	447,301
Unrealized interest income on financing leases		—	(42,181)	(42,181)

	~~W~~	22,283	382,837	405,120

(8)	Allowance for Doubtful Accounts
(a)	Details of allowance for doubtful accounts as of December 31, 2006 and 2005 are as follows:

	2006
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Finance assets:
Factoring receivables	~~W~~	85	—	—	—	—	85
Operating loans		1,167,663	31,380	1,612	—	—	1,200,655
Loans for venture companies		7,650	—	—	—	—	7,650
Installment financing receivables		11,147	143	—	—	74	11,364

Lease assets: (*) Financing leases		386,138	3,500	2,165	1,386	6,329	399,518

Current and non-current accounts receivable		13,327	689	6,855	160	1,531	22,562

Other		779	5	1	—	1	786

Total	~~W~~	1,586,789	35,717	10,633	1,546	7,935	1,642,620

Allowance	~~W~~	9,997	4,140	7,949	1,319	7,935	31,340

(*)       Advance payments of financing leases are included.

18
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(8)	Allowance for Doubtful Accounts, Continued

	2005
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Finance assets:
Factoring receivables	~~W~~	324	—	—	—	—	324
Operating loans		584,342	—	3,003	—	722	588,067
Installment financing receivables		10,919	18	—	—	97	11,034

Lease assets: (*)
Financing leases		463,797	4,275	1,549	2,166	6,921	478,708

Current and non-current Accounts receivable		5,376	635	1,519	1,091	7,875	16,496

Other		565	7	—	1	—	573

	~~W~~	1,065,323	4,935	6,071	3,258	15,615	1,095,202

Allowance	~~W~~	7,034	828	3,800	3,095	15,615	30,372

(*)       Advance payments of financing leases are included.
(b)	For the last five years, the ratio of allowance for doubtful accounts in comparison with total receivables is as follows:

	2006		2005	2004	2003	2002
Total receivables	~~W~~	1,642,620	1,095,202	1,134,568	1,025,975	872,630
Allowance for doubtful accounts		31,340	30,372	27,021	17,901	26,562

Allowance/receivables		1.91%	2.77%	2.38%	1.74%	3.04%

(c)	Recoveries during the year ended December 31, 2006 and 2005 amounted to ~~W~~948 and ~~W~~1,095 million, respectively.
(9)	Other Assets
Other assets as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Long-term loans to employees	~~W~~	—	2	$—	2
Long-term accounts receivable		42	42	45	45
Security deposits paid		10,190	11,744	10,961	12,632
Membership		4,096	3,848	4,406	4,139
Other		—	500	—	538

	~~W~~	14,328	16,136	$15,412	17,356

19
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(10)	Premise and Equipment
Changes in premise and equipment for the years ended December 31, 2006 and 2005 are as follows:

	2006
	Beginning		Acquisition			Ending
	balance		cost	Disposals	Depreciation	balance
Furniture and fixtures	~~W~~	61	378	—	68	371
Vehicles		105	194	60	65	174
Office equipment		485	193	—	188	490

	~~W~~	651	765	60	321	1,035

	2005
	Beginning		Acquisition			Ending
	balance		cost	Disposals	Depreciation	balance
Furniture and fixtures	~~W~~	92	—	—	31	61
Vehicles		84	81	12	48	105
Office equipment		568	89	6	166	485

	~~W~~	744	170	18	245	651

(11)	Pledged Assets and Guarantees Provided by Others
(a)	Assets pledged as collateral related to borrowings as of December 31, 2006 are as follows:

		2006
				Collateralized
Pledgee	Assets	Book value		amount	Type of borrowings
Shinhan Bank	Financing leases	~~W~~	18,918	13,944	Guarantee for payments
				10,000	Short-term borrowing

		~~W~~	18,918	23,944

In addition, the Company has deposited ~~W~~9,074 million of asset-backed securities, which are classified as available-for-sale securities, to Samsung Futures Co., Ltd. and Woori Futures Co., Ltd. with respect to currency futures trading.
(b)	Guarantees provided by Shinhan Bank on behalf of the Company as of December 31, 2006 amounted to ~~W~~13,944 million with respect to issuance of letter of credit.
(12)	Insured Assets
As of December 31, 2006, furniture and fixtures were insured against fire damage up to ~~W~~528 million, and vehicles are covered by comprehensive insurance policies. In addition, the Company has directors’ insurance to cover losses incurred by wrongful acts of directors.

20
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(13)	Other Current Liabilities
Other current liabilities as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Accounts payable	~~W~~	742	1,067	$798	1,148
Income taxes payable		11,906	13,761	12,808	14,803
Advance receipts		4,654	2,844	5,006	3,059
Withholdings		6,652	1,255	7,156	1,350
Accrued expense		9,151	8,310	9,844	8,9,38
Unearned revenue		10,185	5,419	10,956	5,829

	~~W~~	43,290	32,656	$46,568	35,127

(14)	Debentures
(a)	Local currency debentures as of December 31, 2006 and 2005 consist of the following:

Non-guaranteed			Interest
debentures series	Issuance date	Maturity date	rate (%)	2006		2005
160	February 26, 2003	February 26, 2006	5.54	~~W~~	—	20,000
164	April 23, 2004	April 23, 2006	6.30		—	40,000
165-2	June 23, 2004	June 23, 2006	5.60		—	15,000
166-1	July 23, 2004	January 23, 2007	5.70		10,000	10,000
166-2	July 23, 2004	July 23, 2007	5.90		10,000	10,000
167	August 26, 2004	August 26, 2007	5.50		30,000	30,000
168	April 25, 2005	April 25, 2007	4.27		30,000	30,000
169	June 23, 2005	December 23, 2007	4.38		20,000	20,000
170	July 20, 2005	July 20, 2007	4.52		20,000	20,000
171	September 26, 2005	March 26, 2008	5.18		20,000	20,000
172	December 07, 2005	December 07, 2006	5.09		—	20,000
173	April 5, 2006	April 5, 2008	5.44		30,000	—
174	April 28, 2006	April 28, 2007	5.30		10,000	—
175	May 23, 2006	November 23, 2007	4.71		20,000	—
177	September 15, 2006	September 15, 2008	4.90		30,000	—
178	October 25, 2006	October 25, 2009	4.89		40,000	—
179	November 13, 2006	November 13, 2008	4.84		20,000	—
180	December 07, 2006	December 07, 2007	4.92		20,000	—
181-1	December 21, 2006	December 21, 2008	4.98		10,000	—
181-2	December 21, 2006	December 21, 2009	5.10		20,000	—
181-3	December 21, 2006	December 21, 2009	5.06		20,000	—

					360,000	235,000
Less: current portion					(170,000)	(95,000)
discounts on debentures issued					(366)	(344)

				~~W~~	189,634	139,656

21
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(14)	Debentures, Continued
(b)	Foreign currency debentures as of December 31, 2006 and 2005 consist of the following

Classification of			Interest
debentures	Issuance date	Maturity date	rate (%)	2006		2005
Floating Rate Notes	September 8, 2004	September 8, 2007	LIBOR+1.2	~~W~~	27,888	30,390
”	April 8, 2005	April 8, 2008	LIBOR+0.9		27,888	30,390
”	November 23, 2005	November 23, 2008	LIBOR+0.7		46,480	50,650
”	May 10, 2006	May 10, 2009	LIBOR+0.5		46,480	—
”	June 30, 2006	June 30, 2009	LIBOR+0.56		27,888	—

					176,624	111,430
Less: current portion					(27,888)	—
discounts on debentures issued					(723)	(855)

				~~W~~	148,013	110,575

(c)	Aggregate maturities of the Company’s debentures as of December 31, 2006 are as follows:

	2006
	Local currency		Foreign currency
Year ending December 31,	debentures		debentures	Total
2007	~~W~~	170,000	27,888	197,888
2008		110,000	74,368	184,368
2009		80,000	74,368	154,368

	~~W~~	360,000	176,624	536,624

(15)	Long-term Borrowings
Long-term borrowings as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Local currency borrowings	~~W~~	440,000	400,772	$473,322	431,123
Foreign currency borrowings		173,583	90,779	186,729	97,654

	~~W~~	613,583	491,551	$660,051	528,777

22
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(15)	Long-term Borrowings, Continued
(a)	Details of borrowings as of December 31, 2006 and 2005 are as follows:

	Annual
Lender	interest rate (%)	2006		2005
Local currency borrowings:

Ministry of Information and Communication	5.00~6.25	~~W~~	—	4,044
Shinhan Financial Group Co., Ltd.	4.33~8.12		500,000	500,000
Korea Exchange Bank	5.02~5.04		70,000	—
Woori Bank	5.02		30,000	—

			600,000	504,044
Less: current portion			(160,000)	(103,154)
Less: valuation gain on long-term borrowings			—	(118)

		~~W~~	440,000	400,772

Foreign currency borrowings:

Shinhan Financial Group Co., Ltd.	LIBOR+0.38~0.90		65,072	70,910
Industrial and Commercial Bank of China	LIBOR+0.70~0.80		18,592	15,195
Sumitomo Mitsui Banking Corporation	LIBOR+0.35		46,480	—
Mizuho Corporate Bank	LIBOR+0.30		37,184	—
Development Bank	LIBOR+0.45		18,592	—
SMBC	LIBOR+0.30		27,888	—
BBCHP(TAIKOON)	LIBOR+0.75		2,850	4,674

			216,658	90,779
Less: current portion			(43,075)	—

		~~W~~	173,583	90,779

(b)	Aggregate maturities of the Company’s long-term borrowings as of December 31, 2006 are as follows:

	2006
	Local currency		Foreign currency
Year ending December 31,	borrowings		borrowings	Total
2007	~~W~~	160,000	43,075	203,075
2008		170,000	15,225	185,225
2009		160,000	158,358	318,358
Thereafter		110,000	—	110,000

	~~W~~	600,000	216,658	816,658

23
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(16)	Retirement and Severance Benefits
Changes in retirement and severance benefits for the years ended December 31, 2006 and 2005 are summarized as follows:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Estimated accrual at beginning of year	~~W~~	948	544	$1,020	586
Provision for retirement and severance benefits		562	422	605	454
Payments		182	18	196	19

Estimated accrual at end of year		1,328	948	1,429	1,021
Less: deposit for severance benefits (note 3)		977	614	1,051	661

Net balance at end of year	~~W~~	351	334	$378	360

(17)	Other Liabilities
Other long-term liabilities as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Security deposits received on lease contracts (*)	~~W~~	70,600	108,390	$75,947	116,598
Long-term advance receipts		136	592	146	637
Long-term accrued expense (note 23)		5,172	2,820	5,564	3,034

	~~W~~	75,908	111,802	$81,657	120,269

(*)	The Company requires lessees to deposit without interest certain amount of the acquisition cost as collateral to ensure leases or rental payments and returns the deposits upon termination of lease.

   24
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars and thousands of JPY)
(18)	Assets and Liabilities Denominated in Foreign Currency

Details of assets and liabilities denominated in foreign currencies as of December 31, 2006 and 2005 are as follows:

	Foreign currency		Equivalent Won
	2006	2005	2006		2005
Assets:

Cash and cash equivalents	$1,257	141	~~W~~	1,169	143
Short-term financial instruments	53,140	78,817		49,399	79,842
Finance assets	187,865	78,142		174,639	79,158
Lease assets	128,868	148,304		119,796	150,232
Other assets-security deposits paid	10,023	10,925		9,317	11,067

Total assets	$381,153	361,329	~~W~~	354,320	320,442

Liabilities:

Short-term borrowings	$20,000	70,000	~~W~~	18,592	70,910
Current portion of long-term debts	76,240	131		70,873	133
”	¥—	161,000		—	1,384
Long-term borrowings	$186,729	89,614		173,583	90,779
Debentures	159,222	109,156		148,013	110,575
Security deposits received on lease contracts	40,108	50,808		37,284	51,468

Total liabilities	$482,299	319,709	~~W~~	448,345	323,865
	¥—	161,000		—	1,384

25

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(19)	Derivatives

Details of derivative instruments as of December 31, 2006 and 2005 are as follows:

		2006
		Notional		Fair value		Valuation
	Purpose of transactions	amount		Assets	Liabilities	gain (loss)
Currency futures	Trading	~~W~~	19,057	—	—	—
Currency forward	”		18,592	—	19	(19)
Currency swap (*)	Hedging		55,776	45	1,494	(1,494)

		~~W~~	93,425	45	1,513	(1,513)

(*)	The hedged items are long-term borrowing and debenture and the Company is hedging the changes in the cash flow of the hedged item using these currency swaps which qualifies and recorded as a cash flow hedge.

		2005
				Fair value		Valuation
	Purpose of transactions	Notional amount		Assets	Liabilities	gain (loss)
Currency swap	Trading	~~W~~	26,312	3,523	—	834
Currency futures	”		9,601	—	—	—
Currency forward	”		20,260	—	53	(54)
Interest rate swap (*)	Hedging		30,000	—	117	(850)

		~~W~~	86,173	3,523	170	(70)

(*)	The hedged item is a long-term borrowing and the Company is hedging changes in the fair value of the hedged item using this interest rate swap which qualifies and recorded as a fair value hedge.

26

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(20)	Related Party Transactions
(a)	Details of parent and subsidiary relationships as of December 31, 2006 are as follows:

Related Party	Relationship

Shinhan Financial Group Co., Ltd.	Parent company
(b)	Significant transactions which occurred in the normal course of business with related parties for the years ended December 31, 2006 and 2005 are summarized as follows:

Related party	Transaction	2006		2005
Shinhan Bank	Interest income	~~W~~	3,935	3,300
”	Gain on derivatives transactions		1,020	1,420
”	Interest expense		46	1,297
”	Loss on derivatives transaction		1,494	850
”	General and administrative expense		489	336
”	Loss on sale of held-to-maturity		—	476
	securities
Shinhan Card Co., Ltd.	Other		—	1
Shinhan Financial Group Co., Ltd.	Interest expense		31,263	32,636
”	General and administrative expense		—	—
Shinhan Credit Information Co., Ltd.	Fees and commission		54	80

		~~W~~	38,301	40,396

27

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(20) Related Party Transactions, Continued
(c)	Significant balances with the related parties as of December 31, 2006 and 2005 are as follows:

Related party	Account	2006		2005
	Assets:

Shinhan Bank	Cash and cash equivalents	~~W~~	1,858	143
”	Short-term financial instruments		49,399	79,842
”	Other current assets		216	370
”	Long-term financial instruments		3	3
”	Other assets		508	292
”	Deposit for severance benefits		977	—
”	Derivative assets		45	3,523

		~~W~~	53,006	84,173

	Liabilities:

Shinhan Bank	Short-term borrowings	~~W~~	—	1,271
”	Derivative liabilities		1,494	116

			1,494	1,387

Shinhan Financial Group Co., Ltd.	Current portion of long-term debts		197,184	100,000
”	Other current liabilities		2,990	3,160
”	Long-term borrowings		367,888	470,910
”	Other liabilities		1,102	562

			569,164	574,632

Shinhan Finance Limited	Long-term borrowings		2,850	4,674
Shinhan Card Co., Ltd.	Other current liabilities		52	42

		~~W~~	573,560	580,735

(d)	The Company is provided with ~~W~~13,944 million and ~~W~~2,703 million of payment guarantees by Shinhan Bank, as of December 31, 2006 and 2005, respectively.

(e)	As of December 31, 2006, the Company provides Shinhan Bank with financing lease assets as collateral related to borrowings which amounts to ~~W~~18,918 million.

28

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(21)	Retained Earnings

Retained earnings as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Legal reserve	~~W~~	4,511	2,979	$4,853	3,205
Reserve for business rationalization		204	204	219	219
Reserve for investment loss		—	76	—	82
Voluntary reserve		22,649	22,649	24,364	24,364
Unappropriated retained earnings		68,258	36,742	73,428	39,525

	~~W~~	95,622	62,650	$102,864	67,395

(a)	Legal reserve

The Korean Commercial Act requires the Company to appropriate as legal reserve an amount equal to at least 10% of cash dividends for each accounting period until the reserve equals 50% of stated capital. This reserve is not available for payment of cash dividends. However, subject to stockholder’s approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(b)	Reserve for business rationalization

Under the Special Tax Treatment Control Law, investment tax credits were allowed for certain investments. The Company was, however, required to appropriate from retained earnings the amount of tax benefits obtained and transfer such amount into a reserve for business rationalization.

Effective December 11, 2002, the Company is no longer required to establish a reserve for business rationalization despite tax benefits received for certain investments, and consequently the existing balance is now regarded as a voluntary reserve.

(c)	Reserve for investment loss

The Company appropriates its retained earnings to reserve for loss on investment in venture capital companies for the purpose of income tax benefits allowed by the Tax Reduction and Exemption Control Law of Korea. This reserve may be used to offset actual loss on the investment or transferred to voluntary reserve after certain periods for cash dividends.

29

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(22)	Capital Adjustments

Capital adjustments as of December 31, 2006 and 2005 consist of the following:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Unrealized gain on available-for-sale securities (note 4)	~~W~~	9,066	6,293	$9,753	6,770
Unrealized gain on equity method securities		290	—	312	—
Unrealized loss on equity method securities		(5)	(9)	(5)	(10)
Valuation losses on derivatives		(15)	—	(16)	—

	~~W~~	9,336	6,284	$10,043	6,760

(23)	Stock Options

Shinhan Financial Group Co., Ltd. granted stock options to employees of the Company and any gain or loss resulting from the difference between exercise price and the market price on exercise date would be assumed by the Company. With respect to these stock options, the Company accounted for stock compensation costs and long-term accrued expense as of December 31, 2006 as follows:

	Grant date
	May 22,		May 15,		March 25,			March 30,		March 21,
	2002		2003		2004			2005		2006
Shares granted		37,338		46,878		56,176		65,249		70,400
Options forfeited or exercised		10,745		6,333		1,000		—		—

Options outstanding		26,593		40,545		55,176		65,249		70,400

Type of stock options	Cash-settled options		Cash-settled options		Cash-settled options			Cash-settled or equity-settled options		Cash-settled or equity-settled options

Exercise price in Won	~~W~~	18,910	~~W~~	11,800	~~W~~	21,595	~~W~~	28,006	~~W~~	38,829

Exercise period	Within four years after two years from grant date		Within four years after two years from grant date		Within three years after two years from grant date			Within four years after three years from grant date		Within four years after three years from grant date

Compensation costs recognized in current period	~~W~~230 million		~~W~~288 million		~~W~~1,029 million			~~W~~466 million		~~W~~459 million

Compensation costs to be recorded in subsequent years		—		—		—		~~W~~74 million		~~W~~714 million

30
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(24)	General and Administrative Expenses

Details of general and administrative expenses for the years ended December 31, 2006 and 2005 are as follows:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Salary and wages	~~W~~	7,917	7,079	$8,518	7,615
Provision for retirement and severance benefits		562	422	605	454
Other employees benefits		1,745	1,238	1,877	1,332
Fees and commission		518	496	557	534
Depreciation		321	245	345	264
Rent		555	401	597	431
Tax and dues		213	176	229	189
Advertising		183	233	197	251
Other		988	824	1,062	886

	~~W~~	13,002	11,114	$13,987	11,956

(25) Income Taxes
(a)	The components of income taxes expense for the years ended December 31, 2006 and 2005 are as follows:

	Won			U.S. dollars (note 2)
	2006		2005	2006	2005
Current	~~W~~	17,040	15,470	$18,331	16,642
Deferred:
Tax effects of cumulative temporary differences		(1,597)	2,497	(1,718)	2,686
Tax effects reflected on capital		(1,156)	(2,384)	(1,244)	(2,565)

	~~W~~	14,287	15,583	$15,369	16,763

31
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(25) Income Taxes, Continued
(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2006 and 2005 are as follows:

				Other than
	Temporary			temporary
Description	difference			difference
	2006		2005	2006	2005
Addition:

Accrued income recorded in prior year	~~W~~	237	311	—	—
Difference of operating lease income in prior year		2	25	—	—
Depreciation		6,662	272	—	—
Reversal of foreign currency adjustments gain		—	875	—	—
Deposits for severance benefits		65	—	—	—
Amount in excess of tax limit for allowance for doubtful accounts		—	5,724	—	—
Estimated income tax payments		—	—	—	3,481
Unrealized gain on available-for-sale securities		—	—	3,825	8,680
Deferred loan origination fees		7,952	—	—	—
Discounts on debentures issued		—	19	—	—
Operating leases		98	—	—	—
Impairment loss on available-for-sale securities		—	157	—	—
Valuation gains on long-term borrowings in prior year		118	—	—	—
Amount in excess of tax limit for retirement and severance benefits		228	105	—	—
Compensation expenses associated with stock options		2,352	2,227	—	—
Deferred tax assets		3,524	2,715	—	—
Deferred tax liabilities		40	170	—	—
Valuation loss on foreign currency exchange		—	—	—	24
Entertainment expenses in excess of tax limit		—	—	86	57
Reserve for losses on investments		—	76	—	—
Losses from equity method investment securities		304	—	—	—
Equity securities accounted for by the equity method		—	12	405	—
Unearned revenues		570	—	—	—

		22,152	12,688	4,316	12,242

32
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(25) Income Taxes, Continued

				Other than
	Temporary			temporary
Description	difference			difference
	2006		2005	2006	2005
Deduction:

Amortization of foreign currency adjustments loss		—	(1,452)	—	—
Difference of operating lease income in prior year		—	(2)	—	—
Operating lease in prior year		(263)	—	—	—
Accrued income		(536)	(237)	—	—
Initial direct costs related to operating leases		(276)	—	—	—
Realized losses on available-for sale securities in prior year		(1,180)	(479)	—	—
Unrealized losses for available-for-sale securities		(3,825)	(47)	—	—
Deposits for severance benefits		(293)	(569)	—	(12)
Unrealized loss on equity method securities		(405)	—	—	—
Provision for allowance for loss on sales of operating lease assets		—	(1)	—	—
Unrealized losses available-for-sale securities		—	(8,680)	—	—
Derivative liabilities		(170)	—	—	—
Valuation losses on derivatives		—	—	(21)	—
Discounts (debentures in foreign currency)		(44)	(22)	—	—
Gain on valuation of long-term borrowings		—	(850)	—	—
Income tax reimbursement		—	—	(4,341)	(296)
Operating lease assets		—	—	—	—
Depreciation on operating leases		(1,495)	(2,619)	—	—
Dividend income		—	—	(3,453)	(3)
Gain from equity method investment securities		(2,772)	(17)	—	—
Amount in excess of tax limit for allowance for doubtful accounts in prior year		(5,724)	(5,794)	—	—
Donation not paid in prior year		—	(1,000)	—	—

		(16,983)	(21,769)	(7,815)	(311)

	~~W~~	5,169	(9,081)	(3,499)	11,931

33
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(25) Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences for the years ended December 31, 2006 and 2005 are as follows:

	2006
	Beginning				Ending	Tax
	balance		Decrease	Increase	balance	effects
Temporary differences:

Derivative liabilities	~~W~~	170	170	40	40	11
Stock compensation expense		2,820	—	2,352	5,172	1,421
Excess of limit on allowance for retirement and severance benefits		5,764	5,724	—	40	11
Excess of limit on provision for retirement and severance benefits		569	—	228	797	219
Discount on subordinated bonds		44	44	—	—	—
Convertible bond		787	—	—	787	216
Unearned revenues		—	—	570	570	156
Operating leases		—	—	98	98	27
Deferred loan origination fees		—	—	7,952	7,952	2,187
Tax on stock trading		—	—	10	10	3
Valuation loss on long-term borrowings		(118)	(118)	—	—	—
Retirement and severance benefits		(569)	(65)	(293)	(797)	(219)
Accrued interest revenue		(237)	(237)	(536)	(536)	(147)
Available-for-sale securities		(449)	1,180	(3,825)	(5,454)	(1,501)
Initial direct costs		—	—	(276)	(276)	(76)
Difference of operating lease income in prior year		(1)	(1)	—	—	—
Derivative assets		(3,524)	(3,524)	—	—	—
Equity gains (losses) on investments		(6)	—	(2,873)	(2,879)	(687)
Depreciation		(8,844)	(6,662)	(1,495)	(3,677)	(1,012)

	~~W~~	(3,594)	(3,489)	1,952	1,847	609

34
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(25) Income Taxes, Continued

	2005
	Beginning				Ending	Tax
	balance		Decrease	Increase	balance	effects
Temporary differences:

Allowance for disposition of lease assets	~~W~~	1	1	—	—	—
Foreign currency adjustments loss		1,452	1,452	—	—	—
Derivative liabilities		—	—	170	170	47
Stock compensation expense		593	—	2,227	2,820	776
Excess of limit on allowance for doubtful accounts		5,834	5,794	5,724	5,764	1,586
Excess of limit on allowance for retirement and severance		463	—	106	569	157
Discounts (debentures in foreign currency)		47	22	19	44	13
Receivable convertible to equity securities		787	—	—	787	217
Valuation loss on long-term borrowings		732	850	—	(118)	(33)
Donation not paid		1,000	1000	—	—	—
Deposits for severance benefits		—	—	(569)	(569)	(157)
Accrued interest revenue		(311)	(311)	(237)	(237)	(67)
Available-for-sale securities		8,600	526	(8,523)	(449)	(124)
Foreign currency adjustments gain		(875)	(875)	—	—	—
Lease expenses		(24)	(25)	(2)	(1)	—
Derivative assets		(6,239)	(2,715)	—	(3,524)	(970)
Reserve for losses on investments		(76)	(76)	—	—	—
Equity gains (losses) on investments		—	—	(6)	(6)	(1)
Depreciation on operating leases		(6,497)	(272)	(2,619)	(8,844)	(2,432)

	~~W~~	5,487	5,371	(3,710)	(3,594)	(988)

35
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)
(25) Income Taxes, Continued
(d)	Effective tax rates after adjustments for certain differences between amounts reported for financial accounting and income tax purposes for the years ended December 31, 2006 and 2005 are as follows:

	Won			U.S. dollars (Note 2)
	2006		2005	2006	2005
Income taxes	~~W~~	14,287	15,583	15,369	16,763
Income before income taxes		62,571	52,325	67,310	56,288

Effective income tax rate (%)		22.83%	29.78%	22.83%	29.78%

(26)	Earnings Per Share

Earnings per common share are calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. Ordinary income and net income per share for the years ended December 31, 2006 and 2005 are as follows:

	2006		2005
Net income in Won	~~W~~	48,284,018,864	36,741,766,899
Weighted average number of common shares outstanding		12,250,000	13,154,110

Earnings per share in Won	~~W~~	3,942	2,793

(27)	Retirement of Treasury Stock

Pursuant to the special resolution of the general shareholder’ meeting held on March 30, 2005, the Company decided to purchase 3,750,000 shares of its own common shares at ~~W~~12,000 million (~~W~~3,200 per share) and immediately retired those common shares. As a result, total face value of outstanding shares in the amount of ~~W~~61,250 million differs from the amount recorded in paid-in capital.
(28) Dividends
(a)	Dividends for the years ended December 31, 2006 and 2005 are calculated as follows:

	2006		2005
Shares available for dividends (in share)		12,250,000	12,250,000
Par value per share (in Won)	~~W~~	5,000	5,000
Dividend rate per share (%)		25	25

Dividends	~~W~~	15,313	15,313

(b)	Payout ratio for years ended December 31, 2006 and 2005 are calculated as follows:

	2006		2005
Dividends	~~W~~	15,313	15,313
Net income		48,284	36,742

Payout ratios (%)		31.71	41.68

36
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(29)	Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the years ended December 31, 2006 and 2005 are as follows:

	2006		2005
Reclassification of advance payments on financing leases	~~W~~	966	15,255
Reclassification of advance payments on operating lease assets		150	397
Current accounts receivable write-offs		8,605	5,548
Increase in capital adjustment from valuation gain on available-for-sale securities		3,825	7,558
Deferred tax effect from valuation gain on available-for-sale securities		1,052	2,387
Decrease in capital adjustment from valuation loss on equity method investments		405	12
Deferred tax effect from valuation loss on equity method investments		111	3
(30) Commitments and Contingencies
(a)	Operating lease contracts

For the year ended December 31, 2006, the Company rented property for the purpose of commencing sub-lease arrangements. Lease receivable and payments arising from this transaction are recorded on a gross basis as sub-lease income and lease expense. The sub-lease contracts will terminate in 2013 and the total amount of sub-lease income and lease expense to be recognized during the remaining lease term is $52,587 thousand and $47,937 thousand, respectively. No assets and liabilities are recorded in the accompanying balance sheets in relation to this transaction, and those sub- lease income may be affected by the credit status of each lessee.

(b)	Additional income taxes assessed

Resulting from the tax audit for the period from April 1, 1999 to December 31, 2003 by the Korea National Tax Service (the “NTS”), the Company was assessed additional income taxes in failing to issue invoices for operating lease income during the period under inspection. The NTS provided notice of additional income tax payments of ~~W~~3,481 million which the Company paid and recorded as non-operating expense in the accompanying statement of income for the year ended December 31, 2005. The Company appealed to the National Tax Tribunal and the case is in progress as of December 31, 2006.
(31)	Employee Welfare and Donations

For the welfare of its employees, the Company maintains a refectory, an infirmary and other employee benefit programs. The amount of welfare spending for the years ended December 31, 2006 and 2005 are ~~W~~1,745 million and ~~W~~1,238 million, respectively.

The Company donated ~~W~~1,090 million and ~~W~~1,902 million to a welfare fund for employees and others for the years ended December 31, 2006 and 2005, respectively.

37
Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005
(In millions of Won)
(32)	Financial Performance

Financial performance for the quarters ended December 31, 2006 and 2005 are as follows:

	2006		2005
Operating revenue	~~W~~	51,681	72,673
Operating income		4,407	26,197
Net income		5,156	17,019
Net earnings per share (in Won)		421	1,389
(33)	Change in Accounting Estimate

The Company reduced the estimated useful lives of vehicles included in operating lease assets from five years to four years as of December 31, 2005. As a result of this change in accounting estimate, depreciation expense increased by ~~W~~4,433 million while operating income and income before income taxes decreased by ~~W~~4,433 million and net income decreased by ~~W~~3,214 million for the year as compared to the amounts which would have been reported using the useful life of five years.

Internal Accounting Control System Review Report
English translation of a Report Originally Issued in Korean
To the President of
Shinhan Capital Co., Ltd.:
We have reviewed Report on the Operations of Internal Accounting Control System (“IACS”) of Shinhan Capital Co., Ltd. (the “Company”) as of December 31, 2006. In accordance with Article 2-2 of the Act on External Audit for Stock Companies (the “External Audit Law”) of the Republic of Korea, the Company’s management is responsible for assessing the design and operation of its IACS. Our responsibility is to review management’s assessment and issue a report based on our review.
We conducted our review in accordance with Article 2-3 of the External Audit Law. Our review included inquiries of management and employees, inspection of related documents and checking up on the operating status of the Company’s IACS. We did not perform an audit of the Company’s IACS and accordingly, we do not express an audit opinion.
Based on our review, no material weakness in the design or operation of the Company’s IACS under Article 2-2 of the External Audit Law as of December 31, 2006 has come to our attention.
This report applies to the Company’s IACS in existence as of December 31, 2006. We did not review the Company’s IACS subsequent to December 31, 2006. This report has been prepared for Korean regulatory purposes, pursuant to the External Audit Law, and may not be appropriate for other purposes or for other users.
As this report is based on Interim Guidelines on Auditors’ Review and Report on Management’s Assessment of IACS, issued by the Korean Audit Standards Committee on March 29, 2005, it applies only from that date until the date the IACS Framework and IACS Review Standards become effective. A review performed based on the final standards may have different results and accordingly, the content of our report may be different.
KPMG Samjong Accounting Corp.
Seoul, Korea
February 2, 2007
Notice to Readers
This report is annexed in relation to the audit of the financial statements as of and for the year ended December 31, 2006 and the review of internal accounting control system pursuant to Article 2-3 of the Act on External Audit for Stock Companies of the Republic of Korea.

(Appendix 16)
          SHINHAN CAPITAL CO., LTD.
          Financial Statements
          December 31, 2005 and 2004
          (With Independent Auditors’ Report Thereon)

KPMG Samjong Accounting Corp.
10th Floor, Star Tower, 737 Yeoksam-dong	Tel. 82-2-2112-0100
Gangnam-gu, Seoul 135-984	Fax. 82-2-2112-0101
Republic of Korea	www.kr.kpmg.com
Independent Auditors’ Report
Based on a report originally issued in Korean
The Board of Directors and Stockholder
Shinhan Capital Co., Ltd.:
We have audited the accompanying balance sheets of Shinhan Capital Co., Ltd. (the “Company”) as of December 31, 2005 and 2004, and the related statements of income, appropriation of retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates used by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations, the appropriation of its retained earnings, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying financial statements as of and for the years ended December 31, 2005 and 2004, have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the financial statements expressed in Korean Won have been translated into dollars on the basis set forth in Note 2 to the financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in Note 1(b) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

KPMG Samjong Accounting Corp., a corporation established under Korean law, is a member of KPMG International, a Swiss association.

As described in Note 20 to the financial statements, the Company had transactions with Shinhan Financial Group Co., Ltd. and other related parties for the year ended December 31, 2005. Revenues and expenses had incurred, and assets and liabilities have been recorded, in relation to the above transactions.
As described in Note 33 to the financial statements, the Company changed the estimated useful lives used to compute depreciation on vehicles including operating lease assets from five years to four years. As a result of this change in accounting estimate, depreciation expense increased by ~~W~~4,433 million while operating income and ordinary income decreased by ~~W~~4,433 million and net income decreased by ~~W~~ 3,214 million for the year ended December 31, 2005, as compared to the amounts which would have been reported using the previous useful lives.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 19, 2006

This report is effective as of January 19, 2006, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

SHINHAN CAPITAL CO., LTD.
Balance Sheets
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Assets

Current assets:

Cash and cash equivalents (notes 18 and 20)	~~W~~	20,544	38,718	$20,280	38,221
Short-term financial instruments (notes 3, 18 and 20)		94,842	64,684	93,626	63,854
Short-term investment in securities (note 4)		5,660	3,128	5,587	3,088
Deferred tax assets (note 25)		1,523	—	1,503	—
Short-term loans		135	—	133	—
Derivative assets (note 19)		3,523	6,238	3,478	6,158
Other current assets (notes 5 and 20)		19,694	23,896	19,441	23,589

		145,921	136,664	144,048	134,910
Finance assets (notes 6, 8 and 18)		588,254	419,340	580,705	413,959
Lease assets (notes 7, 8, 11, 18 and 20)		523,901	677,725	517,178	669,028
Long-term financial instruments (notes 3 and 20)		3	3	3	3
Long-term investment in securities (notes 4 and 20)		125,963	74,420	124,346	73,465
Premise and equipment, net (notes 10 and 12)		651	744	643	734
Deferred tax assets (note 25)		—	1,509	—	1,490
Other assets (notes 9 and 20)		16,136	10,524	15,929	10,389

	~~W~~	1,400,829	1,320,929	$1,382,852	1,303,978

Liabilities and Stockholder’s equity

Current liabilities:

Short-term borrowings (notes 18 and 20)	~~W~~	127,180	118,303	$125,548	116,785
Current portion of long-term debts (notes 14, 15, 18 and 20)		235,460	318,774	232,438	314,683
Derivative liabilities (notes 19 and 20)		170	—	168	—
Other current liabilities (notes 13 and 20)		32,656	29,557	32,237	29,178

		395,466	466,634	390,391	460,646

Debentures (notes 14 and 18)		250,231	155,639	247,020	153,642
Long-term borrowings (notes 15, 18 and 20)		491,551	445,653	485,243	439,934
Accrual for retirement and severance benefits (note 16)		334	544	330	537
Deferred tax liabilities (note 25)		2,511	—	2,479	—
Other liabilities (notes 17 and 20)		111,802	133,112	110,367	131,404

Total liabilities		1,251,895	1,201,582	1,235,830	1,186,163

SHINHAN CAPITAL CO., LTD.
Balance Sheets, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Stockholder’s equity:
Common stock of ~~W~~5,000 par value
Authorized — 24,000,000 shares
Issued — 16,000,000 shares	~~W~~	80,000	80,000	$78,973	78,973
Retained earnings (note 21)		62,650	37,908	61,846	37,421
Capital adjustments (note 22)		6,284	1,439	6,203	1,421

Total stockholder’s equity		148,934	119,347	147,022	117,815

Commitments and contingencies (note 30)

	~~W~~	1,400,829	1,320,929	$1,382,852	1,303,978

See accompanying notes to financial statements.

SHINHAN CAPITAL CO., LTD.
Statements of Income
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Operating revenue:

Operating lease income	~~W~~	36,047	50,527	$35,584	49,879
Financing lease income		39,857	47,219	39,346	46,613
Re-lease income		1,395	1,942	1,377	1,917
Gain on sale of lease assets		4,056	4,567	4,004	4,508
Interest income (note 20)		6,085	4,935	6,007	4,872
Gain on sale of available-for-sale securities		28,732	—	28,363	—
Gain on sale of loans		—	3,341	—	3,298
Sub-lease income		33,693	18,184	33,261	17,951
Interest on loans		45,885	30,567	45,296	30,175
Foreign currency transaction gain		9,504	6,372	9,382	6,290
Foreign currency translation gain		8,280	36,472	8,174	36,004
Reversal of deferred gain on foreign currency translation related to operating leases		—	228	—	225
Gain on derivatives transactions (notes 20)		586	6,909	578	6,820
Valuation gain on derivatives (notes 19 and 20)		834	4,724	823	4,663
Gain on equity method		138	—	136	—
Valuation gains on long-term borrowings		850	—	839	—
Dividends		35	—	35	—
Other		6,462	5,085	6,379	5,020

		222,439	221,072	219,584	218,235

Operating expense:

Depreciation on operating lease assets		34,448	39,803	34,006	39,292
Bad debt expense		7,804	12,418	7,704	12,259
Interest expense (note 20)		54,528	54,125	53,828	53,430
Sub-lease expense(note 20)		—	24	—	24
Fees and commission (note 20)		204	261	201	258
Lease expense		31,018	15,862	30,620	15,658
Insurance expense on lease		166	172	164	170
Loss on sale of lease assets		5,968	3,354	5,891	3,311
Foreign currency transaction loss		9,653	7,700	9,529	7,601
Foreign currency translation loss		6,305	42,860	6,224	42,310
Amortization of deferred loss on foreign currency translation related to operating leases		—	379	—	374
Loss on derivative transactions (note 20)		2,774	587	2,738	579
Valuation loss on derivatives (notes 19 and 20)		904	—	892	—
Valuation loss on long-term borrowings		—	732	—	723
General and administrative expense (notes 20 and 24)		11,114	7,333	10,971	7,239
Other		1,700	2,154	1,678	2,126

		166,586	187,764	164,446	185,354

Operating income		55,853	33,308	55,138	32,881

SHINHAN CAPITAL CO., LTD.
Statements of Income, Continued
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Non-operating income (expense):

Gain (loss) on disposal of Premise and equipment, net	~~W~~	5	(2)	$5	(2)
Gain (loss) on sale of available-for-sale securities, net		(33)	486	(33)	480
Loss on impairment of investments in securities, net		(154)	(379)	(152)	(374)
Gain (loss) on sale of held-to-maturity securities, net		(107)	—	(106)	—
Donation(note 31)		(1,902)	(1,563)	(1,878)	(1,543)
Additional income taxes (note 30)		(3,481)	—	(3,436)	—
Dividends		1,845	808	1,821	798
Other, net		299	80	295	78

		(3,528)	(570)	(3,484)	(563)

Income before income taxes		52,325	32,738	51,654	32,318

Income taxes (note 25)		15,583	9,682	15,383	9,558

Net income	~~W~~	36,742	23,056	$36,271	22,760

Ordinary and net earnings per share in Won and U.S. dollars (note 26)	~~W~~	2,793	1,441	$2,757	1,423

See accompanying notes to financial statements.

SHINHAN CAPITAL CO., LTD.
Statements of Appropriation of Retained Earnings
For the years ended December 31, 2005 and 2004
Date of Appropriation for 2005: March 20, 2006
Date of Appropriation for 2004: March 30, 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Unappropriated retained earnings:

Balance at beginning of year	~~W~~	—	93	$—	92
Net income		36,742	23,056	36,270	22,760

Balance at end of year before appropriation		36,742	23,149	36,270	22,852

Transfer from voluntary reserves:

Reserve for loss on investments		76	—	75	—

Unappropriated retained earnings available for appropriation		36,818	23,149	36,345	22,852

Appropriation of retained earnings:

Legal reserve		1,531	—	1,511	—
Voluntary reserve		—	11,149	—	11,006
Retirement of treasury stock (note 27)		—	12,000	—	11,846
Dividends (note 28)		15,313	—	15,117	—

		16,844	23,149	16,628	22,852

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	19,974	—	$19,717	—

See accompanying notes to financial statements.

SHINHAN CAPITAL CO., LTD.
Statements of Cash Flows
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from operating activities:

Net income	~~W~~	36,742	23,056	$36,270	22,760
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation on operating lease assets		34,448	39,803	34,006	39,292
Depreciation on premise and equipment		245	203	242	200
Bad debt expense		7,804	12,418	7,704	12,259
Provision for retirement and severance benefits		422	336	417	332
Stock compensation, net		2,306	(31)	2,277	(31)
Gain on sale of available-for-sale securities, net		(28,699)	(486)	(28,331)	(480)
Loss on impairment of available-for-sale securities, net		154	379	152	374
Valuation loss (gain) on derivatives, net		70	(4,724)	69	(4,663)
Loss (gain) on foreign currency translation, net		(1,975)	6,388	(1,950)	6,306
Loss (gain) on sale of premise and equipment, net		(5)	2	(5)	2
Loss (gain) on sale of lease assets		1,912	(1,213)	1,887	(1,197)
Loss (gain) on sale of held-to-maturity securities, net		107	—	106	—
Gain on sale of loans		—	(3,341)	—	(3,298)
Gain on equity method		(138)	—	(136)	—
Other, net		—	(67)	—	(67)
Interest expense — discounts on debentures		457	229	451	226
Interest income — reversal of present value discounts		(6,002)	(2,073)	(5,925)	(2,046)
Valuation loss (gain) on long-term borrowings		(850)	732	(839)	723
Amortization of deferred loss on foreign currency translation related to operating leases, net		—	151	—	149
Changes in assets and liabilities:
Increase in other current assets		(1,384)	(6,436)	(1,366)	(6,353)
Decrease in other assets		291	95	287	94
Decrease (increase) in deferred tax assets		(14)	5,536	(14)	5,465
Increase (decrease) in other current liabilities		3,100	15,307	3,060	15,111
Payment of retirement and severance benefits		(18)	(20)	(18)	(20)
Increase in other liabilities		80,450	48,827	79,418	48,200
Increase in deferred tax liabilities		128	—	126	—
Increase in deposits for severance benefits		(614)	—	(606)	—

Net cash provided by operating activities		128,937	135,071	127,282	133,338

SHINHAN CAPITAL CO., LTD.
Statements of Cash Flows, Continued
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from investing activities:

Cash provided by investing activities:

Decrease in short-term financial instruments	~~W~~	42,552	25,340	$42,006	25,015
Proceeds from sale of investment in securities		75,453	13,137	74,485	12,968
Decrease in loans		1,259,127	353,058	1,242,96	348,527
Decrease in lease assets		439,548	415,668	433,907	410,334
Decrease in other assets		9,299	6,703	9,180	6,617
Decrease in derivative assets		3,549	427	3,503	422
Proceeds from sale of premise and equipment		23	2	23	2

		1,829,551	814,335	1,806,072	803,885

Cash used in investing activities:

Increase in short-term financial instruments		(74,261)	(48,774)	(73,308)	(48,148)
Increase in short-term loans		(135)	—	(133)	—
Purchase of investment in securities		(93,722)	(39,196)	(92,519)	(38,693)
Increase in loans		(1,427,431)	(552,751)	(1,409,112)	(545,657)
Increase in lease assets		(323,483)	(384,240)	(319,332)	(379,310)
Increase in other assets		(15,335)	(6,307)	(15,138)	(6,226)
Purchase of premise and equipment		(170)	(169)	(168)	(167)
Decrease in derivative liabilities		(734)	(97)	(725)	(96)

		(1,935,271)	(1,031,534)	(1,910,435)	(1,018,297)

Net cash used in investing activities		(105,720)	(217,199)	(104,363)	(214,412)

SHINHAN CAPITAL CO., LTD.
Statements of Cash Flows, Continued
For the years ended December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Cash flows from financing activities:

Cash provided by financing activities:

Proceeds from short-term borrowings	~~W~~	796,591	120,537	$786,368	118,990
Issuance of debentures		193,389	149,905	190,907	147,981
Proceeds from long-term borrowings		206,464	182,665	203,814	180,321
Increase in other long-term liabilities		—	11,264	—	11,119

		1,196,444	464,371	1,181,089	458,411

Cash used in financing activities:

Repayment of short-term borrowings		(786,570)	(95,934)	(776,476)	(94,703)
Repayment of current portion of long-term debts		(438,225)	(227,289)	(432,601)	(224,372)
Issuance costs on debentures paid		(1,040)	(835)	(1,027)	(824)
Repayment of long-term borrowings		—	(19,016)	—	(18,772)
Dividends paid		(12,000)	(8,000)	(11,846)	(7,897)

		(1,237,835)	(351,074)	(1,221,950)	(346,568)

Net cash provided by (used in) financing activities		(41,391)	113,297	(40,860)	111,843

Net increase (decrease) in cash and cash equivalents		(18,174)	31,169	(17,941)	30,769

Cash and cash equivalents at beginning of year		38,718	7,549	38,221	7,452

Cash and cash equivalents at end of year	~~W~~	20,544	38,718	$20,280	38,221

See accompanying notes to financial statements.

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements
(a)	Organization and Description of Business

Shinhan Capital Co., Ltd. (the “Company”) was incorporated on April 19, 1991 as a specialized leasing company under the Credit Specialty Finance Law of the Republic of Korea to engage in the leasing business. The Company changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital Co., Ltd. As of December 31, 2005 Shinhan Financial Group Co., Ltd. owns 100% shares of the Company.

(b)	Basis of Presenting Financial Statements

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English with certain expanded descriptions from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

Effective January 1, 2005, the Company adopted the Statements of Korea Accounting Standards No. 15 Investments in Associates, No.16 Income Taxes and No.17 Provisions, Contingent Liabilities and Contingent Assets. Certain accounts of the prior year’s financial statements were reclassified to conform to the current year’s presentation. These reclassifications did not result in any change to reported net income or stockholder’s equity.

The effect of applying the Statements of Korea Accounting Standards No.16 Income Taxes, was to decrease capital adjustments and increase deferred tax liabilities by ~~W~~2,384 million, respectively and did not result in any change to reported net income.

(c)	Financial Instruments

Short-term financial instruments are financial instruments handled by financial institutions which are held for short-term cash management purposes or will mature within one year, including time deposits, installment savings deposits, restricted bank deposits.

(d)	Cash Equivalents

The Company considers short-term financial instruments with maturities of three months or less at the acquisition date to be cash equivalents.

2

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(e)	Investments in Securities

Upon acquisition, the Company classifies certain debt and equity securities into one of the three categories: held-to-maturity, available-for-sale, or trading securities and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as long-term investments. However, available-for-sale securities whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

(f)	Investment Securities under the Equity Method of Accounting

Investments in affiliated companies owned 20% or more of the voting stock of an investee or over which the Company has significant management control are stated at an amount as determined using the equity method.

Under the equity method of accounting, the Company’s initial investment is recognized at cost and is subsequently increased or decreased to reflect the changes in Company’s share of the net assets of investee. The Company’s share of the profit or loss of the investee is recognized in the investor’s profit or loss and other changes in the investee’s equity are recognized directly in equity of the Company.

Any excess in the Company’s acquisition cost over the Company’s share of the net fair value of the investee’s identifiable net assets is considered as goodwill and amortized by the straight-line method over the estimated useful life. The amortization of such goodwill is recorded against the equity income (losses) of affiliates. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

(g)	Allowance for Doubtful Accounts

An allowance for doubtful accounts is estimated based on an analysis of individual accounts and past experience of collection using a migration model, based upon loan classifications for past certain terms.

3

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(h)	Accounting for Leases and Rentals
(i)	Classification of leases

The Company accounts for and classifies its lease transactions as either operating or financing leases, depending on the terms of the lease under Korean Lease Accounting Standards. If a lease is substantially noncancellable and meets one or more of the criteria listed below, the present value of future minimum lease receivables is reflected as assets under capital lease. Otherwise,the lease is classified as an operating lease with lease receivables recognized as revenue when incurred.
a.	Ownership of the leased property shall be transferred to the lessee at the end of the lease term without additional payment or for a contract price.

b.	The lease has a bargain purchase option.

c.	The lease term is equal to 75% or more of the estimated economic useful life of the leased property.

d.	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property.
(ii)	Revenue recognition

In case of financing leases, the portion originated from principal is accounted for as collections of outstanding receivables and the remaining interest income is accounted for as revenue in the current period. Revenue from operating leases is recognized on a straight-line basis over the lease term.

(iii)	Capitalization of financing charges

Interest expense and other similar financing charges incurred in the acquisition of leased property prior to the inception date of the lease are capitalized as a cost of the leased property.

(iv)	Depreciation of assets for operating leases

Depreciation of assets for operating leases is computed using the straight-line method over the economic useful lives (or lease terms if contracted before April 1, 1998).

(v)	Advance payments on financing lease receivables and operating lease assets

All costs and charges incurred in connection with acquiring lease assets by inception date of the lease are recorded as advance payments on operating leases or financing leases.

(vi)	Contingent rental

The increases and decreases in lease payment, which result from changes occurring subsequent to the inception date of the lease in the factors (except for interest and foreign exchange rate) on which lease payment are based. Such changes are reported as income or expense in the period incurred.

4

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(i)	Premise and equipment

Premise and equipment are stated at cost. Depreciation is computed by the straight-line method over five years. Significant additions or improvements extending value or useful lives of assets are capitalized, while normal maintenance and repairs are charged to expense when incurred.

(j)	Impairment on Assets

The Company reviews for the impairment of assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated net cash flows expected to result from the use of the asset and its disposition are less than its carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is accounted for the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(k)	Income Taxes

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Prior to January 1, 2005, all deferred tax assets and liabilities were recorded as non-current. Effective January 1, 2005, the Company adopted Statement of Korea Accounting Standards (“SKAS”) No. 16, Income Taxes. In accordance with the statement, deferred tax assets and liabilities are classified as current or non-current based on the classification of the related asset or liability for financial reporting or the expected reversal date of the temporary difference. The deferred tax amounts are presented as a net current asset or liability and a net non-current asset or liability. However, deferred income tax assets and liabilities as of December 31, 2004 were not reclassified based on the transitional clause of SKAS No. 16.

(l)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance benefits trust where the employees have a vested interest in the deposit with the bank in trust. The deposit for severance benefits held in trust is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

5

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1) Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(m)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. As permitted by the Financial Accounting Standards, monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,013.00 and ~~W~~1,043.80 to US$1 and ~~W~~860.04 and ~~W~~1,012.07 to JPY100, the rate of exchange on December 31, 2005 and 2004, respectively.

Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

(n)	Derivatives

Derivative instruments are presented as assets and liabilities valued principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations.

However, for derivative instruments with the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction, the hedge-effective portion of the derivative’s gain or loss is deferred as a capital adjustment, a component of stockholder’s equity. The deferred gain or loss will be adjusted to income when the forecasted transaction, or adjusted to income when the forecasted transaction affects income statement. The ineffective portion of the gain or loss is charged or credited to current results of operations.

Forward foreign exchange contracts, which have been made to hedge foreign exchange receivables and payables in the future, are classified as forward foreign exchange contracts for hedging purposes. Unrealized gain or loss on forward foreign exchange contracts for hedging purposes are deferred as capital adjustment. The deferred gain or loss will be credited or charged to income when related foreign exchange receivables and payables are settled.

(o)	Stock Options

The Company granted compensatory stock options of Shinhan Financial Group Co., Ltd. to employees of the Company.

The Company assumes the difference between the exercise price and the market price on the date of exercise in cash and recognizes related compensation expense as stock compensation costs included in general and administrative expense and long-term accrued expense over the period in which the options vest.

6

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(p)	Provisions, Contingent Liabilities and Contingent Assets

Prior to 2005, contingent losses were generally recognized as a liability when probable and reasonably estimable. Effective January 1, 2005, the Company adopted SKAS No. 17, Provisions, Contingent Liabilities and Contingent Assets. In accordance with the statement, provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation. As the previous policy is similar to the new standard, the adoption of this standard did not have any impact on the accompanying financial statements.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

(q)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

(r)	Earnings Per Share

Earnings per common share are calculated by dividing net income by the weighted-average number of shares of common stock outstanding during each period.

7

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(2)	Basis of Translating Financial Statements

The financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,013.00 to US$1, the basic exchange rate on December 31, 2005. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(3)	Restricted Financial Instruments

Restricted financial instruments as of December 31, 2005 and 2004 are as follows:

	2005		2004	Restriction
Short-term financial instruments	~~W~~	79,842	64,649	Pledged for lease payments
Short-term financial instruments		—	35	Pledged for credit card-corporate
Long-term financial instruments		3	3	Deposits for checking accounts
Deposit for severance benefits		614	—	Deposits for employees’ retirement and severance benefits

	~~W~~	80,459	64,687

(4)	Investments in Securities

Investment in securities as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Short-term investment in securities:

Available-for-sale	~~W~~	5,660	—	$5,587	—
Held-to-maturity		—	3,128	—	3,088

		5,660	3,128	5,587	3,088

Long-term investment in securities:

Available-for-sale		122,374	51,308	120,803	50,650
Held-to-maturity		—	23,112	—	22,815
Investments in affiliates		3,589	—	3,543	—

		125,963	74,420	124,346	73,465

	~~W~~	131,623	77,548	$129,933	76,553

8

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(4)	Investments in Securities, Continued
(a)	Short-term investments in securities
(i)	Available-for-sale securities

Details of available-for-sale securities classified as current assets as of December 31, 2005 are as follows:

	2005
	Cost		Fair value	Book value
Government bonds	~~W~~	4	4	4
Corporate bonds		5,562	5,656	5,656

	~~W~~	5,566	5,660	5,660

(ii)	Held-to-maturity securities

Details of held-to-maturity securities classified as current assets as of December 31, 2004 are as follows:

	2004
	Face value		Discounts	Book value
Government bonds	~~W~~	1	—	1
Corporate bonds		3,131	4	3,127
Asset backed securities (subordinated bonds)		1,000	—	—

	~~W~~	4,132	4	3,128

9

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities
(i)	Available-for-sale securities

Details of available-for-sale securities classified as long-term assets as of December 31, 2005 and 2004 are as follows:
a.	Marketable securities recorded at fair value

	2005
	Acquisition
Description	cost		Fair value	Book value
Hynix Semiconductor. Inc.	~~W~~	1,097	3,763	3,763
Kumho Papertec. Inc.		652	853	853
MK ELECTRON Co., Ltd.		7,800	11,778	11,778
Korea Highway Investment Fund		30,000	30,882	30,882
GLOVIS Co., Ltd.		131	370	370
Basichouse Co.,Ltd.		25	35	35
Bioneer Co., Ltd.		1	1	1
Bumwoo eng Co., Ltd.		57	65	65
WOOJIN ACT Co., Ltd.		23	23	23
INNOCHIPS Co., Ltd.		35	48	48

	~~W~~	39,821	47,818	47,818

	2004
	Acquisition
Description	cost		Fair value	Book value
Samyang Foods Co., Ltd.	~~W~~	2,121	3,378	3,378
Korea Highway Investment Fund		18,353	18,852	18,852
Shinho Paper Mfg. Co., Ltd.		3,000	1,990	1,990

	~~W~~	23,474	24,220	24,220

10

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, Continued
b.	Non-marketable securities recorded at cost

	2005
	Acquisition
Description	cost		Fair value	Book value
Daeil Industrial Co., Ltd.	~~W~~	56	56	56
KDBC 3rd Corporate Restructuring Fund		4,000	4,000	4,000
CFAG 11th Corporate Restructuring Fund		2,000	2,000	2,000
MIC2001-4 Fund		520	520	520
Randex Limited Co., Ltd.		40	40	40
YCC 1st Material Investment Fund		3,500	3,500	3,500
KTB 18th Corporate Restructuring fund		5,000	5,000	5,000
Shin Young Metal ind. Co., Ltd.		1,000	1,000	1,000
Feel Max Co., Ltd.		3,000	3,000	3,000
Global C&C Investment Co., Ltd.		5	5	5
Mico C&C Co., Ltd.		1,000	1,000	1,000
FG 10 Private Equity Fund		5,000	5,000	5,000
Global Star Korea Fund		75	75	75
SUNJIN METAL Co., Ltd.		4,500	4,500	4,500
Newcore Co., Ltd.		7	7	7
Daewoo Electronics Co., Ltd.		20	20	20
Morning Bridge Asset Management Co., Ltd.		15	15	15
Morning Bridge Co., Ltd.		250	250	250
Asia Credit Information Co., Ltd.		250	250	250
3S C&F Co., Ltd.		100	100	100
KSIM Co., Ltd.		85	85	85
Korea Money Broker Co., Ltd.		10	10	10
Macquarie Shinhan Infrastructure Management Co., Ltd. (*)		177	177	177
Macquarie Korea Opportunities Fund		50	50	50
Real Telecom Co., Ltd. (*)		2,437	—	—
Investment in venture companies
Secui.Com Corporation		500	500	500
Kenviteck, Inc.		400	95	95
Interconstec Co., Ltd.		300	300	300
Moreens Co., Ltd.		500	500	500

		1,700	1,395	1,395

	~~W~~	34,797	32,055	32,055

(*)	For the year ended December 31, 2005, for the stock of the Real Telecom Co., Ltd. and Macquarie Shinhan Infrastructure Management Co., Ltd., ~~W~~157 million of impairment loss and ~~W~~3 million of reversal of impairment loss are recorded, repectively.

11

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, Continued
b.	Non-marketable securities recorded at cost, Continued

	2004
	Acquisition
Description	cost		Fair value	Book value
Asia Credit Information Co., Ltd.	~~W~~	250	250	250
Korea Money Broker Co., Ltd.		10	10	10
Daewoo Electronics Co., Ltd.		20	20	20
Global C&C Investment Co., Ltd.		5	5	5
Feel Max Co., Ltd.		3,000	3,000	3,000
Shinhan 1st Corporate Restructuring Fund		60	60	60
KSIM Co., Ltd.		85	85	85
Newwave 2nd Corporate Restructuring Fund		730	730	730
Newcore Co., Ltd.		7	7	7
Eagonliving Co., Ltd.		1,020	1,020	1,020
Shinhan 3rd Corporate Restructuring Fund		3,800	3,800	3,800
KDBC 3rd Corporate Restructuring Fund		4,000	4,000	4,000
Real Telecom Co., Ltd. (*)		2,437	157	157
Platinum Media Co., Ltd. (*)		500	24	24
Macquarie Shinhan Infrastructure Management Co., Ltd. (*)		3	—	—
Investment in venture companies
Secui.Com Corporation		500	500	500
Kenviteck, Inc.		400	95	95
Interconstec Co., Ltd.		300	300	300

		1,200	895	895

	~~W~~	17,127	14,063	14,063

(*)	For the year ended December 31, 2004, for the stock of the Real Telecom Co., Ltd., Platinum Media Co., Ltd. and Macquarie Shinhan Infrastructure Management Co., Ltd., ~~W~~356 million, ~~W~~20 million and ~~W~~3 million of impairment loss are recorded, respectively.

12

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, Continued
c.	Debt securities

	2005
	Cost		Fair value	Book value
Government bonds	~~W~~	40	40	40
Corporate bonds		4,372	4,876	4,876
Asset backed securities		37,500	37,585	37,585

	~~W~~	41,912	42,501	42,501

	2004
	Cost		Fair value	Book value
Corporate bonds	~~W~~	12,401	13,025	13,025

Maturities of debt securities classified as available-for-sale at December 31, 2005 are as follows.

	2005
	Amortized cost		Fair value
Available-for-sale:
Due after one year through five years	~~W~~	41,912	42,501

13

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(i)	Available-for-sale securities, Continued
d.	Changes in unrealized holding gain (loss)

	2005
	Equity securities		Debt securities
Beginning balance	~~W~~	746	693
Realization by disposal		(247)	(70)
Realization by write-off		—	—
Other increase in unrealized holding gain		5,299	(128)

Ending balance	~~W~~	5,798	495

(ii)	Held-to-maturity securities

Details of held-to-maturity securities classified as long-term assets as of December 31, 2004 are as follows:

	2004
	Face value		Premiums	Book value
Government bonds	~~W~~	39	—	39
Corporate bonds		22,233	840	23,073

	~~W~~	22,272	840	23,112

14

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(4)	Investments in Securities, Continued
(b)	Long-term investments in securities, Continued
(iii)	Investments in affiliates
a.	Investments in affiliated companies accounted for using the equity method as of December 31, 2005 are as follows:

		2005
	Percentage of				Book
Company	ownership	Cost		Net assets	value
Shinhan 3rd Corporate Restructuring fund (*)	19%	~~W~~	3,040	3,052	3,052
CFAG 8th Corporate Restructuring Fund	20%		544	537	537

		~~W~~	3,584	3,589	3,589

(*)	The Company has significant management control on the invested company.
b.	Changes in balance of investments in affiliated companies accounted for using the equity method as of December 31, 2005 are as follows:

	2005
			Adjustment to
	Acquisition		Net	Capital		Ending
Affiliate	cost		income	adjustment	Dividend	balance
Shinhan 3rd Corporate Restructuring fund	~~W~~	3,040	138	(12)	(114)	3,052
CFAG 8th Corporate Restructuring Fund		544	—	—	(7)	537

	~~W~~	3,584	138	(12)	(121)	3,589

c.	Summarized financial information of affiliates as of December 31, 2005 is as follows:

	2005
	Total		Total	Operating	Net
Affiliate	assets		liabilities	income	income
Shinhan 3rd Corporate Restructuring Fund	~~W~~	16,383	320	994	722
CFAG 8th Corporate Restructuring Fund		2,706	22	75	(2)

	~~W~~	19,089	342	1,069	720

15

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(5)	Other Current Assets

Other current assets as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Accounts receivable	~~W~~	16,454	15,393	$16,243	15,195
Less: allowance for doubtful accounts		(10,137)	(9,004)	(10,007)	(8,889)

		6,317	6,389	6,236	6,306

Accrued income		9,068	10,985	8,952	10,844
Advance payment		603	567	595	560
Prepaid expense		3,706	5,955	3,658	5,879

	~~W~~	19,694	23,896	$19,441	23,589

(6)	Finance Assets

Finance assets as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Factoring receivables	~~W~~	324	1,052	$320	1,038
Less: allowance for doubtful accounts		(2)	(5)	(2)	(5)

		322	1,047	318	1,034

Operating loans		588,067	402,884	580,520	397,714
Less: allowance for doubtful accounts		(6,230)	(2,016)	(6,150)	(1,990)
deferred loan acquisition costs		(4,762)	(3,222)	(4,701)	(3,181)

		577,075	397,646	569,669	392,543
Installment financing receivables		11,034	21,048	10,892	20,778
Less: allowance for doubtful accounts		(177)	(401)	(174)	(396)

		10,857	20,647	10,718	20,382

	~~W~~	588,254	419,340	$580,705	413,959

(7)	Lease Assets
(a)	Lease assets as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Operating lease assets	~~W~~	117,103	169,423	$115,600	167,249
Less: accumulated depreciation		(58,234)	(82,268)	(57,486)	(81,212)
allowance for loss from sales		—	(1)	—	(1)

		58,869	87,154	58,114	86,036

Financing leases		477,742	589,397	471,611	581,833
Less: allowance for doubtful accounts		(13,826)	(15,595)	(13,649)	(15,395)

		463,916	573,802	457,962	566,438

Advance payments on financing leases		966	16,222	954	16,014
Advance payments on operating lease assets		150	547	148	540

	~~W~~	523,901	677,725	$517,178	669,028

16

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(7)	Lease Assets, Continued
(b)	Details of operating leases classified by industry as of December 31, 2005 and 2004 are as follows:

Industry		2005		2004
A.	Mining	~~W~~	2,008	4,058
B.	Manufacturing
	Groceries		601	522
	Textures		3,877	4,566
	Papers and publishing		11,092	13,588
	Chemistry, oil, coal, rubber		2,459	8,864
	Non-metal mining		64	269
	Raw metal		249	249
	Machineries		17,217	17,514
	Other		10,263	9,483

			45,822	55,055

C.	Electronic and gas		1,492	1,719
D.	Construction		5,902	8,579
E.	Retail		13,232	13,094
F.	Transportation and warehouse		3,107	23,113
G.	Financial companies		322	403
H.	Medical service		12,691	18,380
I.	Public and self-employed		32,527	45,002

		~~W~~	117,103	169,423

(c)	The collection schedule for lease receivables as of December 31, 2005 is as follows:

	2005
	Operating		Financing
Year ended December 31,	lease assets		leases	Total
2006	~~W~~	27,139	237,599	264,738
2007		13,669	153,226	166,895
2008		3,924	85,442	89,366
2009		90	31,911	32,001
2010		—	13,906	13,906
Thereafter		—	565	565

		44,822	522,649	567,471
Unearned interest on financing leases		—	44,907	44,907

	~~W~~	44,822	477,742	522,564

17

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(8)	Allowance for Doubtful Accounts
(a)	Details of allowance for doubtful accounts as of December 31, 2005 and 2004 are as follows:

	2005
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Finance assets:
Factoring receivables	~~W~~	324	—	—	—	—	324
Operating loans		584,342	—	3,003	—	722	588,067
Installment financing receivables		10,919	18	—	—	97	11,034

Lease assets: (*)
Financing leases		463,797	4,275	1,549	2,166	6,921	478,708

Accounts receivable		5,376	635	1,519	1,091	7,875	16,496
Other		565	7	—	1	—	573

	~~W~~	1,065,323	4,935	6,071	3,258	15,615	1,095,202

Allowance	~~W~~	7,034	828	3,800	3,095	15,615	30,372

(*)	Advance payments of financing leases are included.

	2004
						Estimated
	Normal		Precautionary	Substandard	Doubtful	loss	Total
Finance assets:
Factoring receivables	~~W~~	1,052	—	—	—	—	1,052
Operating loans		402,884	—	—	—	—	402,884
Installment financing receivables		20,576	274	—	9	189	21,048

Lease assets: (*)
Financing leases		584,025	5,567	10,079	3,740	2,208	605,619
Operating lease assets		86,975	74	—	34	618	87,701

Accounts receivable		5,076	967	486	6,155	3,042	15,726
Other		478	18	—	30	12	538

	~~W~~	1,101,066	6,900	10,565	9,968	6,069	1,134,568

Allowance	~~W~~	6,234	1,001	4,776	8,941	6,069	27,021

(*)	Advance payments of financing leases are included.
(b)	For the last five years, the ratio of allowance for doubtful accounts in comparison with total receivables is as follows:

	2005		2004	2003	2002	2001
Total receivables	~~W~~	1,095,202	1,134,568	1,025,975	872,630	801,552
Allowance for doubtful accounts		30,372	27,021	17,901	26,562	89,435

Allowance/receivables		2.77%	2.38%	1.74%	3.04%	11.16%

(c)	Collection of written-off receivables during the year ended December 31, 2005 amounts to ~~W~~1,095 million.

18

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(9)	Other Assets

Other assets as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Long-term loans to employees	~~W~~	2	20	$2	20
Long-term accounts receivable		42	333	41	329
Guarantee deposits paid		11,744	6,431	11,593	6,348
Membership		3,848	3,740	3,799	3,692
Other		500	—	494	—

	~~W~~	16,136	10,524	$15,929	10,389

(10)	Premise and Equipment

Changes in premise and equipment for the years ended December 31, 2005 and 2004 are as follows:

	2005
	Beginning		Acquisition			Ending
	balance		cost	Disposals	Depreciation	balance
Furniture and fixtures	~~W~~	92	—	—	31	61
Vehicles		84	81	12	48	105
Office equipment		568	89	6	166	485

	~~W~~	744	170	18	245	651

	2004
	Beginning		Acquisition			Ending
	balance		cost	Disposals	Depreciation	balance
Furniture and fixtures	~~W~~	125	—	—	33	92
Vehicles		115	—	—	31	84
Office equipment		542	169	4	139	568

	~~W~~	782	169	4	203	744

(11)	Pledged Assets and Guarantees Provided by Others

(a)	Assets pledged as collateral related to borrowings as of December 31, 2005 are as follows:

		2005
				Collateralized
Pledgee	Assets	Book value		amount	Type of borrowings
Shinhan Bank	Financing leases	~~W~~	38,333	2,703	Payment guarantees
				10,000	Borrowings

		~~W~~	38,333	12,703

In addition, the Company has deposited ~~W~~1,981 million of asset-backed securities, which are classified as available-for-sale securities, to Samsung Futures Co., Ltd. with respect to currency futures trading.

(b)	The guarantees provided by Shinhan Bank for the Company as of December 31, 2005 amounts to ~~W~~2,703 million with respect to issuance of letter of credit.

19

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(12)	Insured Assets

As of December 31, 2005, furniture and fixtures were insured against fire damage up to ~~W~~568 million, and vehicles are covered by comprehensive insurance policies. In addition, the Company has directors’ insurance to cover losses incurred by directors’ wrongful acts.

(13)	Other Current Liabilities

Other current liabilities as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Accounts payable	~~W~~	1,067	6,020	$1,053	5,943
Income taxes payable		13,761	3,199	13,585	3,157
Advance receipts		2,844	1,972	2,808	1,947
Withholdings		1,255	3,448	1,239	3,404
Accrued expense		8,310	7,572	8,203	7,475
Unearned revenue		5,419	7,346	5,349	7,252

	~~W~~	32,656	29,557	$32,237	29,178

(14)	Debentures
(a)	Local currency debentures as of December 31, 2005 and 2004 consist of the following:

Non-guaranteed			Interest
debentures series	Issuance date	Maturity date	rate (%)	2005		2004
159	November 4, 2002	November 4, 2005	6.21	~~W~~	—	10,000
160	February 26, 2004	February 26, 2006	5.54		20,000	20,000
163-1	August 28, 2004	August 28, 2005	6.80		40,000	40,000
164	April 23, 2005	April 23, 2006	6.30		—	20,000
165-1	June 23, 2005	December 23, 2005	5.50		—	10,000
165-2	June 23, 2005	June 23, 2006	5.60		15,000	15,000
166-1	July 23, 2005	January 23, 2007	5.70		10,000	10,000
166-2	July 23, 2005	July 23, 2007	5.90		10,000	10,000
167	August 26, 2005	August 26, 2007	5.50		30,000	30,000
168	April 25, 2005	April 25, 2007	4.27		30,000	—
169	June 23, 2005	December 23, 2007	4.38		20,000	—
170	July 20, 2005	July 20, 2007	4.52		20,000	—
171	September 26, 2005	March 26, 2008	5.18		20,000	—
172	December 7, 2005	December 7, 2006	5.09		20,000	—

					235,000	165,000
Less: current portion					(95,000)	(40,000)
discounts on debentures issuance					(344)	(295)

				~~W~~	139,656	124,705

20

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(14)	Debentures, Continued
(b)	Foreign currency debentures as of December 31, 2005 and 2004 consist of the following

Classification of			Interest
debentures	Issuance date	Maturity date	rate (%)	2005		2004
Floating Rate Notes	September 8, 2005	September 8, 2007	LIBOR+1.2	~~W~~	30,390	31,314
”	April 8, 2005	April 8, 2008	LIBOR+0.9		30,390	—
”	November 23, 2005	November 23, 2008	LIBOR+0.7		50,650	—

					111,430	31,314
Less: discounts on debentures issuance					(855)	(380)

				~~W~~	110,575	30,934

(c)	Aggregate maturities of the Company’s debentures as of December 31, 2005 are as follows:

	2005
	Local currency		Foreign currency
Year ended December 31,	debentures		debentures	Total
2006	~~W~~	95,000	—	95,000
2007		100,000	30,390	130,390
2008		40,000	81,040	121,040

	~~W~~	235,000	111,430	346,430

(15)	Long-term Borrowings

Long-term borrowings as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Local currency borrowings	~~W~~	400,772	334,776	$395,629	330,480
Foreign currency borrowings		90,779	110,877	89,614	109,454

	~~W~~	491,551	445,653	$485,243	439,934

21

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(15)	Long-term Borrowings, Continued
(a)	Details of borrowings as of December 31, 2005 and 2004 are as follows:

	Annual
Lender	interest rate (%)	2005		2004
Local currency borrowings:

Ministry of Information and Communication	5.00~6.25	~~W~~	4,044	11,503
Shinhan Financial Group Co., Ltd.	4.33~8.12		500,000	500,000

			504,044	511,503
Less: current portion			103,154	177,459
Less: Valuation gain (loss) on long-term borrowings			118	(732)

		~~W~~	400,772	334,776

Foreign currency borrowings:

Woori Bank	LIBOR+0.41~0.50	~~W~~	—	430
Shinhan Bank	LIBOR+1.30		—	31,314
Shinhan Financial Group Co., Ltd.	LIBOR+0.90~1.14		70,910	135,609
Industrial and Commercial Bank of China	LIBOR+0.80~0.98		15,195	—
BBCHP	LIBOR+1.55		—	7,827
BBCHP(TAIKOON)	LIBOR+0.75		4,674	—

			90,779	175,180
Less: current portion			—	64,303

		~~W~~	90,779	110,877

(b)	Aggregate maturities of the Company’s long-term borrowings as of December 31, 2005 are as follows:

	2005
	Local currency		Foreign currency
Year ended December 31,	borrowings		borrowings	Total
2006	~~W~~	103,154	—	103,154
2007		140,890	80,649	221,539
2008		150,000	10,130	160,130
Thereafter		110,000	—	110,000

	~~W~~	504,044	90,779	594,823

22

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(16)	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended December 31, 2005 and 2004 are summarized as follows:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Estimated severance accrual at beginning of year	~~W~~	544	228	$537	225
Provision for retirement and severance benefits		422	336	417	332
Payments		18	20	18	20

Estimated severance accrual at end of year		948	544	936	537
Less: deposit for severance benefit (note 3)		614	—	606	—

Net balance at end of year	~~W~~	334	544	$330	537

(17)	Other Liabilities

Other long-term liabilities as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Guarantee deposit received on lease contracts (*)	~~W~~	108,390	131,991	$106,999	130,297
Long-term advance receipts		592	529	584	522
Long-term accrued expense		2,820	592	2,784	585

	~~W~~	111,802	133,112	$110,367	131,404

(*)	The Company requires lessees to deposit certain amount of the acquisition cost as collateral to ensure leases or rental payments without interest and returns those deposits upon termination of lease or rental terms.

23

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won, thousands of U.S. dollars and thousands of Japanese Yen)
(18)	Assets and Liabilities Denominated in Foreign Currency

Details of assets and liabilities denominated in foreign currencies as of December 31, 2005 and 2004 are as follows:

	Foreign currency		Equivalent Won
	2005	2004	2005		2004
Assets:

Cash and cash equivalents	$141	6,170	~~W~~	143	6,440
Short-term financial instruments	78,817	61,936		79,842	64,649
Held-to-maturity securities	—	25,101		—	26,201
Accounts receivable	—	1,000		—	1,044
Finance assets	78,142	76,730		79,158	80,091
Lease assets	148,304	126,033		150,232	131,553
Guarantee deposits paid	10,925	5,512		11,067	5,753

	$361,329	302,482	~~W~~	320,442	315,731

Liabilities:

Short-term borrowings	$70,000	20,000	~~W~~	70,910	20,876
Current portion of long-term debts	131	61,935		133	64,648
„	¥161,000	856,000		1,384	8,663
Long-term borrowings	$89,614	106,224		90,779	110,877
Debentures	109,156	29,636		110,575	30,934
Guarantee deposit received on lease contracts	50,808	49,270		51,468	51,428

	$319,709	267,065	~~W~~	323,865	278,763

	¥161,000	856,000	~~W~~	1,384	8,663

24

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(19)	Derivatives

Details of derivative instruments as of December 31, 2005 and 2004 are as follows:

		2005
		Unsettled		Fair value		Valuation
	Purpose of transactions	amount		Assets	Liabilities	gain (loss)
Currency swap	Trading	~~W~~	26,312	3,523	—	834
Currency futures	„		9,601	—	—	—
Currency futures	„		20,260	—	53	(54)
Interest rate swap (*)	Hedging		30,000	—	117	(850)

		~~W~~	86,173	3,523	170	(70)

		2004
		Unsettled		Fair value		Valuation
	Purpose of transactions	amount		Assets	Liabilities	gain
Currency swap	Trading	~~W~~	37,550	5,500	—	3,992
Interest rate swap (*)	Hedging		30,000	738	—	732

		~~W~~	67,550	6,238	—	4,724

(*)	The hedged item which is applied to fair-value hedge accounting is a long-term borrowing and the Company is hedging changes in the fair value of the hedged item using this interest rate swap. According to applying to fair value hedge accounting, the valuation gain (loss) on the long-term borrowing in the statements of income.

25

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(20) Related Party Transactions
(a)	Significant transactions which occurred in the normal course of business with related parties for the years ended December 31, 2005 and 2004 are summarized as follows:

Account	Related party	2005		2004
Revenue:

Interest income	Shinhan Bank	~~W~~	3,300	1,463
Gain on derivatives transactions	„		366	2,216

			3,666	3,679
Interest income	Chohung Bank		—	642
Valuation gain on derivatives	„		834	—
Gain on derivatives transaction	„		220	459

			1,054	1,101
Other	Shinhan Card Co., Ltd.		1	—

		~~W~~	4,721	4,780

Expense:

Interest expense	Shinhan Bank	~~W~~	1,203	2,529
Loss on derivatives transaction	„		—	587
General and administrative expense	„		336	309

			1,539	3,425
Interest expense	Chohung Bank		94	78
Sub-lease expense	„		—	1
Loss on sale of held-to-maturity securities	„		476	—
Valuation loss on derivatives	„		850	732

			1,420	811
Interest expense	Shinhan Financial Group Co., Ltd.		32,636	39,041
General and administrative expense	„		—	309

			32,636	39,350
Fees and commission	Shinhan Credit Information Co., Ltd.		80	112

		~~W~~	35,675	43,698

26

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(20) Related Party Transactions, Continued
(b)	Significant balances with the related parties as of December 31, 2005 and 2004 are as follows:

Account	Related party	2005		2004
Assets:

Cash and cash equivalents	Shinhan Bank	~~W~~	143	978
Short-term financial instruments	„		79,842	71,124
Other current assets	„		370	3,001
Long-term financial instruments	„		3	3
Other assets	„		292	292

			80,650	75,398
Long-term investment in securities	Chohung Bank		—	5,743
Other current assets	„		3,523	3,577

			3,523	9,320

		~~W~~	84,173	84,718

Liabilities:

Short-term borrowings	Shinhan Bank	~~W~~	1,271	20,876
Other current liabilities	„		—	310
Current portion of long-term borrowings	„		—	31,314

			1,271	52,500
Derivative liabilities	Chohung Bank		116	—
Current portion of long-term debts	Shinhan Financial Group Co., Ltd.		100,000	232,543
Other current liabilities	„		3,160	4,294
Long-term borrowings	„		470,910	433,066
Other liabilities	„		562	398

			574,632	670,301
Long-term borrowings	Shinhan Finance Limited		4,674	7,827
Other current liabilities	Shinhan Card Co., Ltd.		42	—
Other current liabilities	Shinhan Credit Information Co., Ltd.		—	1

		~~W~~	580,735	730,629

(c)	The Company is provided ~~W~~2,703 million and ~~W~~13,601 million of payment guarantees by Shinhan Bank, as of December 31, 2005 and 2004, respectively.

(d)	As of December 31, 2005, the Company provides Shinhan Bank with financing lease assets as collateral related to borrowings which amounts to ~~W~~38,333 million.

(e)	The Company has loans provided to employees for housing and stock purchase plan, amounting to ~~W~~2 million and ~~W~~20 million, as of December 31, 2005 and 2004, respectively.

27

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(21) Retained Earnings
Retained earnings as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Legal reserve	~~W~~	2,979	2,979	$2,941	2,941
Reserve for business rationalization		204	204	201	201
Reserve for investment loss		76	76	75	75
Voluntary reserve		22,649	11,500	22,359	11,352
Unappropriated retained earnings		36,742	23,149	36,270	22,852

	~~W~~	62,650	37,908	$61,846	37,421

(a)	Legal reserve

The Korean Commercial Act requires the Company to appropriate as legal reserve an amount equal to at least 10% of cash dividends for each accounting period until the reserve equals 50% of stated capital. This reserve is not available for payment of cash dividends. However, subject to stockholder’s approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(b)	Reserve for business rationalization

Under the Special Tax Treatment Control Law, investment tax credit was allowed for certain investments. The Company was, however, required to appropriate from retained earnings the amount of tax benefits obtained and transfer such amount into a reserve for business rationalization.

Effective December 11, 2002, the Company is no longer required to establish a reserve for business rationalization despite tax benefits received for certain investments, and consequently the existing balance is now regarded as a voluntary reserve.

(c)	Reserve for investment loss

The Company appropriates its retained earnings for reserve for loss on investment in venture capital companies for the purpose of income tax benefits allowed by the Tax Reduction and Exemption Control Law of Korea. This reserve may be used to offset an actual loss on the investment or transferred to voluntary reserve after certain periods for cash dividends.

28

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(22)	Capital Adjustments

Capital adjustments as of December 31, 2005 and 2004 consist of the following:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Unrealized gain on available-for-sale securities (note 4)	~~W~~	6,293	1,439	$6,212	1,421
Valuation loss on equity method		(9)	—	(9)	—

	~~W~~	6,284	1,439	$6,203	1,421

(23)	Stock Options

Shinhan Financial Group Co., Ltd. granted its stock options to employees of the Company and the differences between exercise price and the market price on exercise date would be assumed by the Company. With respect to these stock options, the Company accounted for stock compensation costs and long-term accrued expense as of December 31, 2005 and details are as follows:

Grant date
	May 22, 2002	May 15, 2003	March 25, 2004	March 30, 2005
Shares granted	48,083 shares	52,813 shares	56,600 shares	75,000 shares

Type of stock options	Price compensation	Price compensation	Stock issuance or price compensation	Stock issuance or price compensation

Exercise price in Won	~~W~~18,910	~~W~~11,800	~~W~~21,595	~~W~~28,006

Exercise period	Within four years after two years from grant date	Within four years after two years from grant date	Within three years after two years from grant date	Within four years after three years from grant date

Compensation costs recorded for the year	~~W~~680 million	~~W~~1,233 million	~~W~~217 million	~~W~~176 million

Compensation costs to be recorded in subsequent years	—	—	~~W~~50 million	~~W~~289 million

29

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won and thousands of U.S. dollars)
(24)	General and Administrative Expenses

Details of general and administrative expenses for the years ended December 31, 2005 and 2004 are as follows:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Salary and wages	~~W~~	7,079	3,899	$6,988	3,849
Provision for retirement and severance benefits		422	336	417	332
Other employees benefits		1,238	955	1,222	943
Fees and commission		496	492	490	486
Depreciation		245	203	242	200
Rent		401	398	396	393
Tax and dues		176	131	174	129
Advertising		233	226	230	223
Other		824	693	812	684

	~~W~~	11,114	7,333	$10,971	7,239

(25)	Income Taxes
(a)	The components of income taxes expense for the years ended December 31, 2005 and 2004 are as follows:

	Won			U.S. dollars (note 2)
	2005		2004	2005	2004
Current	~~W~~	15,470	4,146	$15,271	4,093
Deferred:
Tax effects of cumulative temporary differences		2,497	5,536	2,465	5,465
Tax effects reflected on capital		(2,384)	—	(2,353)	—

	~~W~~	15,583	9,682	$15,383	9,558

30

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(25)	Income Taxes, Continued
(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2005 and 2004 are as follows:

				Other than
	Temporary			temporary
	difference			difference
Description	2005		2004	2005	2004
Addition:

Accrued income recorded in prior year	~~W~~	311	19	—	—
Difference of operating lease income in prior year		25	109	—	—
Reversal of foreign currency adjustments gain		875	1,774	—	—
Amount in excess of tax limit for allowance for doubtful accounts		5,724	5,794	—	—
Estimated income taxes payment		—	—	3,481	—
Impairment loss on available-for-sale securities		—	379	8,680	—
Amortization of deferred foreign currency translation loss		—	126	—	—
Amount in excess of tax limit for retirement and severance benefits		105	326	—	—
Compensation expenses associated with stock option		2,227	—	—	—
Accrued contributions		—	1,000	—	—
Valuation loss on long-term borrowings		—	732	—	—
Receivable convertible to equity securities		—	787	—	—
Deferred tax assets		2,715	—	—	—
Deferred tax liabilities		170	—	—	—
Entertainment expenses in excess of tax limit		—	—	57	66
Other		536	278	24	6

		12,688	11,324	12,242	72

Deduction:

Amortization of foreign currency adjustments loss		(1,452)	(1,037)	—	—
Difference of operating lease		(2)	(64)	—	—
Accrued income		(237)	(311)	—	—
Provision for allowance for loss on sales of operating lease assets		(1)	(2)	—	—
Available-for-sale securities		(8,680)	—	—	—
Valuation gain on derivatives		—	(4,297)	—	—
Reversal of deferred foreign currency translation gain		—	(150)	—	—
Gain on valuation of long-term borrowings		(850)	—	—	—
Income taxes reimbursement		—	—	(296)	—
Operating lease assets		—	(15,713)	—	—
Depreciation on operating leases		(2,619)	(6,497)	—	—
Amount in excess of tax limit for allowance for doubtful accounts in prior year		(5,794)	(1,768)	—	—
Donation unpaid in prior year		(1,000)	—	—	—
Other		(1,134)	(130)	(15)	(46)

		(21,769)	(29,969)	(311)	(46)

	~~W~~	(9,081)	(18,645)	11,931	26

31

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(25)	Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences for the years ended December 31, 2005 and 2004 are as follows:

	2005
	Beginning				Ending	Tax
	balance		Increase	Decrease	balance	effects
Temporary differences:

Depreciation on operating leases	~~W~~	(6,497)	(2,619)	(272)	(8,844)	(2,432)
Foreign currency adjustments loss		1,452	—	1,452	—	—
Impairment of available-for-sale securities		8,553	157	479	8,231	2,265
Excess of limit on allowance for doubtful accounts		5,794	5,724	5,794	5,724	1,575
Receivable convertible to equity securities		787	—	—	787	217
Excess of limit on allowance for severance		463	106	—	569	157
Stock compensation expense		593	2,227	—	2,820	776
Accrued interest revenue		(311)	(237)	(311)	(237)	(67)
Donation unpaid		1,000	—	1,000	—	—
Valuation loss on long-term borrowings		732	—	850	(118)	(33)
Foreign currency adjustments gain		(875)	—	(875)	—	—
Available-for-sale securities		—	(8,680)	—	(8,680)	(2,389)
Derivative assets		(6,239)	—	(2,715)	(3,524)	(970)
Other		35	(388)	(31)	(322)	(87)

	~~W~~	5,487	(3,710)	5,371	(3,594)	(988)

	2004
	Beginning				Ending	Tax
	balance		Increase	Decrease	balance	effects
Temporary differences:

Operating lease assets	~~W~~	15,713	—	15,713	—	—
Available-for-sale securities		8,174	379	—	8,553	2,352
Foreign currency adjustments loss		2,488	—	1,036	1,452	400
Allowance for doubtful accounts		1,808	5,794	1,768	5,834	1,604
Foreign currency adjustments gain		(2,649)	—	(1,774)	(875)	(241)
Unrealized gain on trading securities		(3,952)	—	(3,952)	—	—
Unrealized loss on trading securities		3,772	—	3,772	—	—
Valuation gain on derivatives		(1,942)	(4,297)	—	(6,239)	(1,715)
Valuation loss on derivatives		97	—	97	—	—
Accrued contributions		—	1,000	—	1,000	275
Valuation loss on long-term borrowings		—	732	—	732	201
Receivable convertible to equity securities		—	787	—	787	216
Depreciation on operating leases		—	(6,497)	—	(6,497)	(1,786)
Other		623	87	(30)	740	123

	~~W~~	24,132	(2,015)	16,630	5,370	1,509

As of December 31, 2005 and 2004, tax effect of temporary differences and tax loss carry forwards is expected to exceed deductible temporary differences and recognized as future taxable income.

32

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won, except for earnins per share)
(25)	Income Taxes, Continued
(d)	Effective tax rates after adjustments for certain differences between amounts reported for financial accounting and income tax purposes for the years ended December 31, 2005 and 2004 are as follows:

	2005		2004
Earnings before income taxes	~~W~~	15,583	32,738
Income taxes		52,325	9,682

Effective tax rate (%)		29.78	29.58

(26)	Earnings Per Share

Earnings per common share are calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. Ordinary income and net income per share for the years ended December 31, 2005 and 2004 are as follows:

	2005		2004
Ordinary income and net income available for common stock (in Won)	~~W~~	36,741,766,899	23,055,532,068
Weighted average number of common shares outstanding (in shares)		13,154,110	16,000,000

Ordinary and net earnings per share (in Won)	~~W~~	2,793	1,441

(27)	Retirement of Treasury Stock

Pursuant to the special resolution of the general shareholder’ meeting held on March 30, 2005, the Company decided to purchase 3,750,000 shares of its own common shares at ~~W~~12,000 million (~~W~~3,200 per share) and immediately retired those common shares. As a consequence, total face value of issued shares amounts (except for the retired shares) to ~~W~~61,250 million, and differs from paid-in capital.

(28)	Dividends
(a)	Dividends for the years ended December 31, 2005 and 2004 are calculated as follows:

	2005		2004
Shares available for dividends (in share)		12,250,000	16,000,000
Stock price per share (in Won)	~~W~~	5,000	5,000
Dividend rate per share (%)		25	—

Dividends	~~W~~	15,313	—

(b)	Payout ratio for years ended December 31, 2005 and 2004 are calculated as follows:

	2005		2004
Dividends	~~W~~	15,313	—
Net earnings		36,742	23,056

Payout ratios (%)	~~W~~	41.68	—

33

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(29)	Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the years ended December 31, 2005 and 2004 are as follows:

	2005		2004
Reclassification of advance payments on financing leases	~~W~~	15,255	215,224
Reclassification of advance payments on operating lease assets		397	9,670
Accounts receivable written-off		5,548	3,776
Reclassification of available-for-sale securities on held-to-maturity securities		—	25,443
Increase in capital adjustment from valuation gain on available-for-sale securities		7,558	—
Deferred tax effect from valuation gain on available-for-sale securities		2,387	—
Decrease in capital adjustment from valuation loss on equity method		12	—
Deferred tax effect from valuation loss on equity method		3	—
(30)	Commitments and Contingencies
(a)	Operating lease contracts

For the year ended December 31, 2005, the Company rented lease property as a lessee for the purpose of commencement of operating leases as a lessor. Lease receivable and payments arising from this transaction are recorded as operating lease income and lease expense. Through the year 2013, the total amount of operating lease income and lease expenses would be $83,074 thousand and $76,364 thousand, respectively. No assets and liabilities recorded on the balance sheet in relation to this transaction, and those operating lease income may be affected by credit status of each lessee.

(b)	Additional income taxes assessed

Resulting from the tax audit for the period from April 1, 1999 to December 31, 2003 by the Korea National Tax Service (the “NTS”), the Company was assessed additional income taxes on the failure in duty to issue the invoices of operating lease fees for the period. The NTS noticed in advance ~~W~~ 3,481 million of determined income taxes to be paid and the Company paid it and accrued additional income taxes as non-operating expense in the statement of income for the year ended December 31, 2005. The Company appealed to the National Tax Tribunal against such taxes and the case is now in progress.
(31)	Employee Welfare and Contributions to Society

For employee welfare, the Company maintains a refectory, an infirmary and other employee benefits program. The amounts of welfare spending for the years ended December 31, 2005 and 2004 are ~~W~~1,238 million and ~~W~~955 million, respectively.

The Company donated ~~W~~1,902 million and ~~W~~1,563 million to contributions to welfare fund for employees and others for the years ended December 31, 2005 and 2004, respectively.

34

SHINHAN CAPITAL CO., LTD.
Notes to Financial Statements, Continued
December 31, 2005 and 2004
(In millions of Won)
(32)	Financial Performance

Financial performance for the quarters ended December 31, 2005 and 2004 are as follows:

	2005		2004
Operating revenue	~~W~~	72,673	77,542
Operating income		26,197	6,924
Net income		17,019	4,369
Net earnings per share (in Won)		1,389	273
(33)	Change in Accounting Estimation

The Company changed the estimated useful lives used to compute depreciation on vehicles including operating lease assets from five years to four years. As a result of this change in accounting estimate, depreciation expense increased by ~~W~~4,433 million while operating income and ordinary income decreased by ~~W~~4,433 million and net income decreased by ~~W~~ 3,214 million for the year ended December 31, 2005, as compared to the amounts which would have been reported using the previous useful lives.

(34)	Effective Date for Financial Statements

The accompanying financial statements were approved at the Board of Directors’ meeting on February 3, 2006.

Internal Accounting Control System Review Report
English translation of a Report Originally Issued in Korean
Representative Director
Shinhan Capital Co., Ltd.:
We have reviewed the report of management’s assessment of internal accounting control system (“IACS”) of Shinhan Capital Co., Ltd. (the “Company”) as of December 31, 2005. In accordance with Article 2-2 of the Act on External Audit for Stock Companies (the “External Audit Law”) of the Republic of Korea, the Company’s management is responsible for assessing the design and operating effectiveness of its IACS. Our responsibility is to review management’s assessment and issue a report based on our review.
We conducted our review in accordance with Article 2-3 of the External Audit Law. Our review included inquiries of management and employees, inspection of related documents and evaluation of the operating effectiveness of the Company’s IACS. We did not perform an audit of the Company’s IACS and accordingly, we do not express an audit opinion.
As this report is based on Interim Guidelines on Auditors’ Review and Report on Management’s Assessment of IACS, issued by the Korean Audit Standards Committee on March 29, 2005, it applies only from that date until the date the Final Standard for Management’s Assessment of IACS and Final Standard for Auditors’ Review and Report on Management Assessment of IACS become effective. A review performed based on the final standards may have different results and accordingly, the content of our report may be different.
Based on our review, no material weakness in the design or operating effectiveness of the Company’s IACS under Article 2-2 of the External Audit Law as of December 31, 2005 has come to our attention.
This report applies to the Company’s IACS in existence as of December 31, 2005. We did not review the Company’s IACS subsequent to December 31, 2005. This report has been prepared for Korean regulatory purposes, pursuant to the External Audit Law, and may not be appropriate for other purposes or for other users.
KPMG Samjong Accounting Corp.
Seoul, Korea
January 19, 2006
Notice to Readers
This report is annexed in relation to the audit of the financial statements as of December 31, 2005 and the review of internal accounting control system pursuant to Article 2-3 of the Act on External Audit for Stock Companies of the Republic of Korea.

(Appendix 17)
SHINHAN CAPITAL CO., LTD.
Financial Statements
December 31, 2004 and 2003
(With Independent Auditors’ Report Thereon)

KPMG Samjong Accounting Corp.
P. O. Box	Star Tower 10th fl.,	Tel. 82-2-2112-0100
KangNam 1989	737 YeokSamDong, KangNam-gu	Fax. 82-2-2112-0101
	Republic of Korea	www.kr.kpmg.com
Independent Auditors’ Report
Based on a report originally issued in Korean
The Board of Directors and Stockholder
Shinhan Capital Co., Ltd.:
We have audited the accompanying balance sheets of Shinhan Capital Co., Ltd. (the “Company”) as of December 31, 2004 and 2003, and the related statements of income, appropriation of retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the auditing standards generally accepted in Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates used by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations, the changes in its retained earnings, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying financial statements as of and for the years ended December 31, 2004 and 2003, have been translated into United States dollars solely for the convenience of the reader and on the basis set forth in Note 2 to the financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in Note 1(b) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

KPMG Samjong Accounting Corp., a corporation established under Korean law, is a member of KPMG International, a Swiss association.

As discussed in Note 20 to the financial statements, the Company recorded ~~W~~4,780 million of revenue earned from and ~~W~~43,698 million of expense incurred to Shinhan Financial Group Co., Ltd. and other related parties for the year ended December 31, 2004, and amounts of receivables from and payables to related parties as of December 31, 2004 are ~~W~~84,718 million and ~~W~~731,361 million, respectively. Additionally, the Company is provided ~~W~~13,601 million of payment guarantees by Shinhan Bank and provides ~~W~~82,786 million as collateral related to borrowings to Shinhan Bank as of December 31, 2004.
As discussed in Note 33 to the financial statements, we audited the Company’s financial statements for the year ended December 31, 2004 and issued an audit report on March 16, 2005. Appropriation of voluntary reserve of ~~W~~23,000 million in the audit report issued on March 16, 2005 was replaced by appropriation of voluntary reserve of ~~W~~11,149 million and retirement of treasury stock of ~~W~~12,000 million. As a result, we reissued this audit report to reflect those adjustments.
KPMG Samjong Accounting Corp.
Seoul, Korea
March 30, 2005

This report is effective as of March 30, 2005, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.
Shinhan Capital Co., Ltd.

Balance Sheets
December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Assets
Current assets:
Cash and cash equivalents (notes 18 and 20)	~~W~~	38,718	7,549	$37,093	7,232
Short-term financial instruments (notes 3, 18 and 20)		64,684	50,680	61,970	48,553
Short-term investments in securities (notes 4 and 20)		3,128	2,916	2,997	2,794
Other current assets (notes 5, 8, 18 and 20)		30,134	23,919	28,870	22,915

		136,664	85,064	130,929	81,495

Loans (notes 6, 8 and 18)		419,340	226,400	401,744	216,900
Lease assets (notes 7, 8, 11 and 18)		677,725	771,062	649,286	738,707
Investments in venture companies (note 4)		895	895	857	857

Investments:
Long-term financial instruments (notes 3, 18 and 20)		3	3	3	3
Long-term investments in securities (notes 4, 18 and 20)		73,525	50,576	70,440	48,454
Deferred tax assets (note 25)		1,509	7,045	1,446	6,749
Other investments (notes 9, 18 and 20)		10,524	12,080	10,082	11,573

		85,561	69,704	81,971	66,779

Premise and equipment (notes 10 and 12)		744	782	713	749

	~~W~~	1,320,929	1,153,907	$1,265,500	1,105,487

Liabilities and Stockholder’s equity

Current liabilities:

Short-term borrowings (notes 18 and 20)		118,303	95,934	113,339	91,908
Income taxes payable		3,199	1,024	3,065	981
Current portion of long-term debts (notes 18 and 20)		318,774	227,225	305,398	217,690
Other current liabilities (notes 13, 18 and 20)		26,358	13,328	25,252	12,769

		466,634	337,511	447,053	323,348

Debentures (notes 14, 18 and 20)		155,639	49,877	149,108	47,784
Long-term borrowings (notes 15, 18 and 20)		445,653	546,967	426,952	524,015
Retirement and severance benefits (note 16)		544	228	521	218
Other long-term liabilities (notes 17, 18 and 20)		133,112	117,100	127,526	112,186

Total liabilities		1,201,582	1,051,683	1,151,161	1,007,552

Shinhan Capital Co., Ltd.
Balance Sheets, Continued
December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Stockholder’s equity:

Common stock of ~~W~~5,000 par value		80,000	80,000	76,643	76,643
Authorized - 24,000,000 shares
Issued - 16,000,000 shares
Retained earnings (note 21)		37,908	22,852	36,317	21,893
Capital adjustments (note 22)		1,439	(628)	1,379	(601)

Total stockholder’s equity		119,347	102,224	114,339	97,935

Commitments and contingencies (note 29)	~~W~~	1,320,929	1,153,907	$1,265,500	1,105,487

See accompanying notes to financial statements.

Shinhan Capital Co., Ltd.
Statements of Income
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Operating revenue:

Operating lease income	~~W~~	50,527	48,550	$48,407	46,513
Financing lease income		47,219	50,699	45,238	48,572
Re-lease income		1,942	2,888	1,861	2,767
Gain on sale of lease assets		4,567	4,075	4,375	3,904
Interest income (note 20)		4,935	3,204	4,728	3,070
Gain on sale of trading securities		—	371	—	355
Gain on sale of loans		3,341	—	3,201	—
Sub-lease income		18,184	5,738	17,421	5,497
Interest on loans		30,567	16,790	29,284	16,085
Foreign currency transaction gain		6,372	2,816	6,105	2,698
Foreign currency translation gain		36,472	822	34,942	787
Reversal of deferred gain on foreign currency translation related to operating leases		228	1,155	218	1,107
Gain on derivatives transactions (notes 19 and 20)		6,909	3,570	6,619	3,420
Valuation gain on derivatives (note 20)		4,724	—	4,524	—
Other		5,085	4,677	4,872	4,481

		221,072	145,355	211,795	139,256

Operating expense:

Depreciation on operating leases		39,803	35,165	38,133	33,689
Bad debt expense		12,418	7,454	11,897	7,141
Interest expense (note 20)		54,125	47,871	51,854	45,862
Sub-lease expense		24	394	23	378
Fees and commission (note 20)		261	210	250	201
Lease expense		15,862	5,020	15,196	4,809
Insurance expense on lease		172	190	165	182
Loss on sale of lease assets		3,354	4,401	3,213	4,216
Foreign currency transaction loss		7,700	2,421	7,377	2,320
Foreign currency translation loss		42,860	445	41,062	426
Amortization of deferred loss on foreign currency translation related to operating leases		379	1,792	363	1,717
Loss on derivative transactions (note 20)		587	1,909	562	1,829
Valuation loss on derivatives (notes 19 and 20)		—	145	—	139
Valuation loss on long-term borrowings (notes 19)		732	—	701	—
General and administrative expense (notes 20, 24 and 30)		7,333	6,826	7,025	6,540
Other		2,154	1,841	2,064	1,764

		187,764	116,084	179,885	111,213

Operating income		33,308	29,271	31,910	28,043

Shinhan Capital Co., Ltd.
Statements of Income, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Non-operating income (expense):

Loss on sale of Premise and equipment, net		(2)	(5)	(2)	(5)
Gain (loss) on sale of available-for-sale securities, net		486	(3,107)	466	(2,977)
Loss on impairment of investments in securities		(379)	(3,265)	(363)	(3,128)
Other, net		(675)	(329)	(647)	(315)

		(570)	(6,706)	(546)	(6,425)

Income before income taxes		32,738	22,565	31,364	21,618

Income taxes (note 25)		9,682	6,810	9,276	6,524

Net income	~~W~~	23,056	15,755	$22,089	15,094

Ordinary and net earnings per share in Won and U.S. dollars (note 26)	~~W~~	1,441	985	$1.38	0.94

See accompanying notes to financial statements.

Shinhan Capital Co., Ltd.
Statements of Appropriation of Retained Earnings
For the years ended December 31, 2004 and 2003
Date of Appropriation for 2004: March 30, 2005
Date of Appropriation for 2003: March 25, 2004
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Unappropriated retained earnings:

Balance at beginning of year	~~W~~	93	264	$89	253
Net income		23,056	15,755	22,089	15,094

Balance at end of year before appropriation		23,149	16,019	22,178	15,347

Transfer from voluntary reserves:

Reserve for losses on investments		—	374	—	358

Unappropriated retained earnings available for appropriation		23,149	16,393	22,178	15,705

Appropriation of retained earnings:

Legal reserve		—	800	—	767
Voluntary reserve (note 33)		11,149	7,500	10,681	7,185
Retirement of treasury stock (note 33)		12,000	—	11,497	—
Dividends (note 27)		—	8,000	—	7,664

		23,149	16,300	22,178	15,616

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	—	93	$—	89

See accompanying notes to financial statements.

Shinhan Capital Co., Ltd.
Statements of Cash Flows
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash flows from operating activities:

Net income	~~W~~	23,056	15,755	$22,089	15,094
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation		40,006	35,352	38,327	33,869
Bad debt expense		12,418	7,454	11,897	7,141
Provision for retirement and severance benefits		336	228	322	219
Stock compensation costs, net		(31)	433	(30)	415
Gain on sale of trading securities, net		—	(371)	—	(355)
Gain (loss) on sale of available-for-sale securities, net		(486)	3,107	(466)	2,977
Loss on impairment of investments in securities		379	3,265	363	3,128
Valuation gain (loss) on derivatives, net		(4,724)	145	(4,526)	139
Loss on foreign currency translation, net		6,388	97	6,120	93
Gain (loss) on sale of lease assets, net		(1,213)	326	(1,162)	312
Loss on sale of premise and equipment, net		2	5	2	5
Gain on sale of loans		(3,341)	—	(3,201)	—
Other, net		(1,028)	405	(985)	388
Changes in assets and liabilities:
Increase in other current assets		(6,436)	(3,973)	(6,166)	(3,806)
Decrease in deferred tax assets		5,536	5,415	5,304	5,188
Decrease in other investments		95	63	91	60
Increase in income taxes payable		2,175	1,024	2,084	981
Increase (decrease) in other current liabilities		13,132	(919)	12,581	(880)
Retirement and severance benefits paid		(20)	—	(19)	—
Increase in other long-term liabilities		48,827	58,694	46,778	56,231

Net cash provided by operating activities		135,071	126,505	129,403	121,197

Cash flows from investing activities:

Cash provided by investing activities:

Decrease in short-term financial instruments		25,340	3,971	24,277	3,804
Proceeds from sale of investments in securities		13,137	42,386	12,586	40,608
Decrease in loans		353,058	177,399	338,243	169,955
Decrease in lease assets		415,668	202,181	398,226	193,697
Decrease in other assets		7,130	522	6,831	500
Proceeds from sale of premise and equipment		2	138	2	132

		814,335	426,597	780,164	408,696

Shinhan Capital Co., Ltd.
Statements of Cash Flows, Continued
For the years ended December 31, 2004 and 2003
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2004		2003	2004	2003
Cash used in investing activities:

Increase in short-term financial instruments		(48,774)	(39,033)	(46,727)	(37,395)
Purchase of investment in securities		(39,196)	(41,821)	(37,551)	(40,066)
Increase in loans		(552,751)	(268,256)	(529,556)	(257,000)
Increase in lease assets		(384,240)	(308,226)	(368,116)	(295,292)
Increase in other investments		(6,307)	(6,288)	(6,042)	(6,024)
Purchase of premise and equipment		(169)	(680)	(162)	(652)
Decrease in other current liabilities		(97)	(43)	(93)	(41)

		(1,031,534)	(664,347)	(988,249)	(636,470)

Net cash used in investing activities		(217,199)	(237,750)	(208,085)	(227,774)

Cash flows from financing activities:

Cash provided by financing activities:

Proceeds from short-term borrowings		120,537	379,902	115,479	363,960
Issuance of debentures		149,905	85,000	143,615	81,433
Proceeds from long-term borrowings		182,665	400,290	175,000	383,493
Increase in other long-term liabilities		11,264	7,589	10,791	7,271

		464,371	872,781	444,885	836,157

Cash used in financing activities:

Repayment of short-term borrowings		(95,934)	(437,000)	(91,908)	(418,663)
Repayment of current portion of long-term debts		(227,289)	(109,976)	(217,751)	(105,361)
Issuance costs on debentures paid		(835)	(241)	(800)	(231)
Repayment of long-term borrowings		(19,016)	(207,532)	(18,218)	(198,823)
Decrease in other long-term liabilities		—	(286)	—	(274)
Dividends paid		(8,000)	—	(7,664)	—

		(351,074)	(755,035)	(336,342)	(723,352)

Net cash provided by financing activities		113,297	117,746	108,543	112,805

Net increase in cash and cash equivalents		31,169	6,501	29,861	6,228
Cash and cash equivalents at beginning of year		7,549	1,048	7,232	1,004

Cash and cash equivalents at end of year	~~W~~	38,718	7,549	$37,093	7,232

See accompanying notes to financial statements.

Shinhan Capital Co., Ltd.
Notes to Financial Statements
December 31, 2004 and 2003
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements
(a)	Organization and Description of Business

Shinhan Capital Co., Ltd. (the “Company”) was incorporated on April 19, 1991 as a specialized leasing company under the Credit Specialty Finance Law of the Republic of Korea to engage in the leasing business. The Company changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital Co., Ltd.

On September 1, 2001, the Company became a subsidiary of Shinhan Financial Group Co., Ltd. through stock transfer, and its capital stock as of December 31, 2004 amounts to ~~W~~80,000 million.

(b)	Basis of Presenting Financial Statements

The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.
Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

(c)	Financial Instruments

Short-term financial instruments are financial instruments handled by financial institutions which are held for short-term cash management purposes or will mature within one year, including time deposits, installment savings deposits, restricted bank deposits.

(d)	Investments in Securities

Upon acquisition, the Company classifies certain debt and equity securities into one of the three categories: held-to-maturity, available-for-sale, or trading securities. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in income. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

 2
Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(e)	Investments in Securities, Continued

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as long-term investments. However, available-for-sale securities whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

(f)	Allowance for Doubtful Accounts

An allowance for doubtful accounts is estimated based on an analysis accounts and past experience of collection. The allowance for doubtful accounts is computed at specified percentages based on the results of lease and other receivable classification in category 0.5%~1% (normal), over 1% (precautionary), over 20% (sub-standard), over 75% (doubtful) and 100% (estimated loss), respectively.

(g)	Accounting for Leases and Rentals
a.	Classification of leases

The Company accounts for and classifies its lease transactions as either operating or financing leases, depending on the terms of the lease under Korean Lease Accounting Standards.
If a lease is substantially noncancellable and meets one or more of the criteria listed below, the present value of future minimum lease receivables is reflected as assets under capital lease. Otherwise,the lease is classified as an operating lease with lease receivables recognized as revenue when incurred.
i)	Ownership of the leased property shall be transferred to the lessee at the end of the lease term without additional payment or for a contract price.

ii)	The lease has a bargain purchase option.

iii)	The lease term is equal to 75% or more of the estimated economic useful life of the leased property.

iv)	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property.
b.	Revenue recognition

In case of financing leases, the portion originated from principal is accounted for as collections of outstanding receivables and the remaining interest income is accounted for as revenue in the current period. Revenue from operating leases is recognized on a straight-line basis over the lease term.

c.	Capitalization of financing charges

Interest expense and other similar financing charges incurred in the acquisition of leased property prior to the inception date of the lease are capitalized as a cost of the leased property.

d.	Depreciation of assets for operating leases

Depreciation of assets for operating leases is computed using the straight-line method over the economic useful lives (or lease terms if contracted before April 1, 1998).

 3
Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
e.	Advance payments on financing lease receivables and operating lease assets

All costs and charges incurred in connection with acquiring lease assets by inception date of the lease are recorded as advance payments on operating leases or financing leases.

f.	Contingent rental

The increases and decreases in lease payment, which result from changes occurring subsequent to the inception date of the lease in the factors (except for interest and foreign exchange rate) on which lease payment are based. Such changes are reported as income or expense in the period incurred.
(h)	Premise and equipment

Premise and equipment are stated at cost. Depreciation is computed by the straight-line method over five years. Significant additions or improvements extending value or useful lives of assets are capitalized, while normal maintenance and repairs are charged to expense when incurred.

(i)	Impairment on Assets

The Company reviews for the impairment of assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated net cash flows expected to result from the use of the asset and its disposition are less than its carrying amount. If such assets are considered to be impaired, the impairment loss to be recognized is accounted for the amount by which the carrying amount of the assets exceeds the fair value of the assets.

(j)	Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(k)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets.

4

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(l)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. As permitted by the Financial Accounting Standards, monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,043.80 and ~~W~~1,197.80 to US$1, ~~W~~1,012.07 and ~~W~~1,119.60 to JPY100, the rate of exchange on December 31, 2004 and 2003, respectively. While, in case of lease contracts commenced before March 31, 1998, where the acquisition of operating lease property is financed by foreign currency borrowings and the risk of fluctuation of the exchange rate can be hedged through a lease denominated in a foreign currency, any gain or loss on foreign currency translation incurred from such foreign currency borrowings is deferred and recognized as a gain or loss when the related lease are recognized as revenue.

Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

(m)	Derivatives

Derivative instruments are presented as assets and liabilities valued principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations.

However, for derivative instruments with the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction, the hedge-effective portion of the derivative’s gain or loss is deferred as a capital adjustment, a component of stockholder’s equity. The deferred gain or loss will be adjusted to income when the forecasted transaction, or adjusted to income when the forecasted transaction affects income statement. The ineffective portion of the gain or loss is charged or credited to current results of operations.

Forward foreign exchange contracts, which have been made to hedge foreign exchange receivables and payables in the future, are classified as forward foreign exchange contracts for hedging purposes. Unrealized gain or loss on forward foreign exchange contracts for hedging purposes are deferred as capital adjustment. The deferred gain or loss will be credited or charged to income when related foreign exchange receivables and payables are settled.

(n)	Stock Options

The Company granted compensatory stock options of Shinhan Financial Group Co., Ltd. to employees of the Company.

The Company assumes the difference between the exercise price and the market price on the date of exercise in cash and recognizes related compensation expense as stock compensation costs included in general and administrative expense and long-term accrued expense over the period in which the options vest.

(o)	Contingent Liabilities

Contingent losses are generally recognized as a liability when probable and reasonably estimable.

(p)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

5

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(2)	Basis of Translating Financial statements

The financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,043.80 to US$1, the basic exchange rate on December 31, 2004. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(3)	Restricted Financial Instruments

Restricted financial instruments as of December 31, 2004 and 2003 are as follows:

	2004		2003	Restriction
Short-term financial instruments	~~W~~	64,649	50,680	Pledged for lease payments
Short-term financial instruments		35	—	Pledged for credit card-corporate
Long-term financial instruments		3	3	Deposits for checking accounts

	~~W~~	64,687	50,683

(4)	Investments in Securities(including Investment in Venture Companies)

Investment in securities as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Short-term investment in securities:
Available-for-sale	~~W~~	—	2,885	$—	2,764
Held-to-maturity		3,128	31	2,997	30

		3,128	2,916	2,997	2,794

Long-term investment in securities:
Available-for-sale		50,413	50,532	48,298	48,412
Held-to-maturity		23,112	44	22,142	42

		73,525	50,576	70,440	48,454

Investment in venture companies:
Available-for-sale		895	895	857	857

	~~W~~	77,548	54,387	$74,294	52,105

(a)	Short-term investments in securities
(i)	Available-for-sale securities

Available-for-sale securities classified as current assets as of December 31, 2003 solely consist of debt securities and details are as follows:

	2003
	Amortized		Fair value	Unrealized
	cost		(book value)	loss
Asset backed securities (subordinated bonds)	~~W~~	2,000	2,000	—
Corporate bonds		1,030	885	(145)

	~~W~~	3,030	2,885	(145)

6

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(4)	Investments in Securities (including Investment in Venture Companies), Continued
(ii)	Held-to-maturity securities

Details of held-to-maturity securities classified as current assets as of December 31, 2004 and 2003 are as follows:

	2004
			Present value
	Face value		discounts	Book value
Government bonds	~~W~~	1	—	1
Corporate bonds		3,131	4	3,127
Asset backed securities (subordinated bonds)		1,000	—	—

	~~W~~	4,132	4	3,128

	2003
			Present value
	Face value		discounts	Book value
Government bonds	~~W~~	32	1	31
Asset backed securities (subordinated bonds) (*)		1,000	—	—

	~~W~~	1,032	1	31

(*)	For the year ended December 31, 2003, ~~W~~1,000 million of impairment loss is recorded.

7

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(4)	Investments in Securities (including Investment in Venture Companies), Continued
(b)	Long-term investments in securities
(i)	Available-for-sale securities

Details of available-for-sale securities classified as long-term assets as of December 31, 2004 and 2003 are as follows:

Equity securities:

	2004
			Fair value		Unrealized
	Acquisition		(net asset	Book	holding
Description	cost		value)	value	gain (loss)
Samyang Foods Co., Ltd.	~~W~~	2,121	3,378	3,378	1,247
Real Telecom Co., Ltd. (*) (formerly Intec Telecom Co., Ltd.)		2,437	157	157	—
Korea Highway Investment Fund		18,353	18,852	18,852	499
Asia Credit Information Co., Ltd. (**)		500	424	250	—
Platinum Media Co., Ltd. (*)		500	24	24	—
Macquarie Shinhan Infrastructure Management Co., Ltd. (*)		3	—	—	—
Korea Money Broker Co., Ltd. (**)		10	39	10	—
Daewoo Electronics Co., Ltd. (**)		20	19	20	—
Global C&C Investment Co., Ltd. (**)		5	5	5	—
Feel Max Co., Ltd. (**)		3,000	3,393	3,000	—
Shinhan 1st Corporate Restructuring fund (**)		60	60	60	—
KSIM Co., Ltd. (**)		85	85	85	—
Newwave 2nd Corporate Restructuring fund(**)		730	730	730	—
Newcore Co., Ltd. (**)		7	7	7	—
Eagonliving Co., Ltd. (**)		1,020	1,020	1,020	—
Shinhan 3rd Corporate Restructuring fund (**)		3,800	3,800	3,800	—
KDBC 3rd Corporate Restructuring fund (**)		4,000	4,000	4,000	—
Shinho Paper Mfg. Co., Ltd.		3,000	1,990	1,990	(1,010)

	~~W~~	39,651	37,983	37,388	746

(*)	For the year ended December 31, 2004, ~~W~~379 million of impairment loss is recorded.

(**)	Non-marketable securities are recorded at acquisition cost.

8

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(4)	Investments in securities (including Investment in Venture Companies), Continued

	2003
			Fair value
	Acquisition		(net asset	Book	Unrealized
Description	cost		value)	value	gain (loss)
Samyang Foods Co., Ltd.	~~W~~	2,121	2,025	2,025	(96)
Real Telecom Co., Ltd. (*) (formerly Intec Telecom Co., Ltd.)		2,437	513	513	—
Korea Highway Investment Fund		7,840	7,921	7,921	81
Asia Credit Information Co., Ltd. (**)		500	206	250	—
Platinum Media Co., Ltd. (*)		500	44	44	—
Macquarie Shinhan Infrastructure Management Co., Ltd. (**)		3	(11)	3	—
Korea Money Broker Co., Ltd. (**)		10	39	10	—
Daewoo Electronics Co., Ltd. (**)		20	15	20	—
Global C&C Investment Co., Ltd. (**)		5	5	5	—
Feel Max Co., Ltd. (**)		3,000	3,311	3,000	—
Shinhan 1st Corporate Restructuring fund (**)		60	60	60	—
KSIM Co., Ltd. (**)		85	85	85	—

	~~W~~	16,581	14,213	13,936	(15)

(*)	For the year ended December 31, 2003, ~~W~~1,960 million of impairment loss is recorded.

(**)	Non-marketable securities are recorded at acquisition cost.
Debt securities:

	2004
	Amortized		Fair value	Unrealized
	cost		(book value)	gain (loss)
Corporate bonds	~~W~~	12,401	13,025	624

	2003
	Amortized	Fair value	Unrealized
	cost	(book value)	gain (loss)
Corporate bonds	~~W~~37,063	36,596	(468)

(ii)	Held-to-maturity Securities

Details of held-to-maturity securities classified as long-term assets as of December 31, 2004 and 2003 are as follows:

	2004
	Face		Present value
	value		premiums	Book value
Government bonds		39	—	39
Corporate bonds		22,233	840	23,073

	~~W~~	22,272	840	23,112

	2003
			Present value
	Face value		discounts	Book value
Government bonds	~~W~~	44	—	44

9

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(4)	Investments in Securities (including investment in venture companies), Continued
(c)	Investment in venture companies

Details of investment in venture companies as of December 31, 2004 and 2003 are as follows:

	2004
			Fair value
	Acquisition		(net asset	Book	Unrealized
Description	cost		value)	value	gain (loss)
Kenviteck, Inc.	~~W~~	400	95	95	—
Secui.Com Corporation (*)		500	72	500	—
Interconstec Co., Ltd. (*)		300	147	300	—

	~~W~~	1,200	253	895	—

(*)	Non-marketable securities are recorded at acquisition cost.

	2003
			Fair value
	Acquisition		(net asset	Book	Unrealized
Description	cost		value)	value	gain (loss)
Kenviteck, Inc. (*)	~~W~~	400	95	95	—
Secui.Com Corporation (**)		500	61	500	—
Interconstec Co., Ltd. (**)		300	109	300	—

	~~W~~	1,200	265	895	—

(*)	For the year ended December 31, 2003, ~~W~~ 305 million of impairment loss is included.

(**)	Non-marketable securities are recorded at acquisition cost.
(d)	Maturities of debt securities

Maturities of debt securities classified as available-for-sale and held-to-maturity at December 31, 2004 are as follows.

	Amortized cost		Fair value
Available-for-sale:
Due before one year	~~W~~	—	—
Due after one year through five years		7,483	8,107
Due after five years through ten years		4,918	4,918

		12,401	13,025

Held-to-maturity:
Due before one year	~~W~~	4,128	3,128
Due after one year through five years		8,641	8,641
Due after five years through ten years		14,471	14,471

		27,240	26,240

10

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(5)	Other Current Assets

Other current assets as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Accounts receivable	~~W~~	15,393	15,681	$14,747	15,023
Less: allowance for doubtful accounts		(9,004)	(6,899)	(8,626)	(6,610)

		6,389	8,782	6,121	8,413

Accrued income		10,985	11,437	10,524	10,957
Advance payment		567	556	543	533
Prepaid expense		5,955	1,203	5,705	1,153
Derivatives assets (Note 19)		6,238	1,941	5,976	1,860

	~~W~~	30,134	23,919	$28,870	22,915

(6)	Loans

Loans as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Factoring receivables	~~W~~	1,052	611	$1,008	585
Less: allowance for doubtful accounts		(5)	(3)	(5)	(3)

		1,047	608	1,003	582

Operating loans		402,884	205,889	385,978	197,250
Less: allowance for doubtful accounts		(2,016)	(1,832)	(1,931)	(1,755)
deferred loan acquisition costs		(3,222)	(1,035)	(3,087)	(992)

		397,646	203,022	380,960	194,503

Installment financing receivables		21,048	23,116	20,165	22,146
Less: allowance for doubtful accounts		(401)	(346)	(384)	(331)

		20,647	22,770	19,781	21,815

	~~W~~	419,340	226,400	$401,744	216,900

(7)	Lease Assets
(a)	Lease assets as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Operating lease assets	~~W~~	169,423	157,032	$162,314	150,443
Less: accumulated depreciation		(82,268)	(61,742)	(78,816)	(59,151)
allowance for loss from sales		(1)	(2)	(1)	(2)

		87,154	95,288	83,497	91,290

Financing leases		589,397	671,277	564,665	643,109
Less: allowance for doubtful accounts		(15,595)	(8,819)	(14,941)	(8,449)

		573,802	662,458	549,724	634,660

Advance payments on financing leases		16,222	12,625	15,541	12,095
Advance payments on operating lease assets		547	691	524	662

	~~W~~	677,725	771,062	$649,286	738,707

11

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(7) Lease Assets, Continued
(b)	Details of operating leases classified by industry as of December 31, 2004 and 2003 are as follows:

Industry	2004		2003
A. Mining	~~W~~	4,058	4,343
B. Manufacturing a. Groceries		522	485
b. Textures		4,566	3,429
c. Papers and publishing		13,588	12,644
d. Chemistry, oil, coal, rubber		8,864	19,230
e. Non-metal mining		269	241
f. Raw metal		249	138
g. Machineries		17,514	14,826
h. Other		9,483	5,618

		55,055	56,611
C. Electronic and gas		1,719	6,569
D. Construction		8,579	6,962
E. Retail		13,094	8,669
F. Transportation and warehouse		23,113	20,619
G. Financial companies		403	681
H. Medical service		18,380	15,748
I. Public and self-employed		45,002	36,830
		169,423	157,032
Less: accumulated depreciation		(82,268)	(61,742)
allowance for disposition losses on operating lease assets		(1)	(2)

	~~W~~	87,154	95,288

(c)	The collection schedule for lease receivables as of December 31, 2004 is as follows:

	Operating		Financing
Year ended December 31,	lease assets		leases	Total
2005	~~W~~	38,401	281,347	319,748
2006		21,956	196,104	218,060
2007		8,162	105,421	113,583
2008		683	46,773	47,456
2009		—	17,778	17,778
Thereafter		—	4,170	4,170

		69,202	651,593	720,795
Unearned interest on financing leases		—	62,196	62,196

	~~W~~	69,202	589,397	658,599

12

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(8)	Allowance for Doubtful Accounts
(a)	Details of allowance for doubtful accounts as of December 31, 2004 and 2003 are as follows:

	2004
	Normal		Precautionary	Substandard	Doubtful	Estimated loss	Total
Loans:
Factoring receivables	~~W~~	1,052	—	—	—	—	1,052
Operating loans		402,884	—	—	—	—	402,884
Installment financing receivables		20,576	274	—	9	189	21,048

Lease assets: (*)
Financing leases		584,025	5,567	10,079	3,740	2,208	605,619
Operating lease assets		86,975	74	—	34	618	87,701
Other assets		5,554	985	486	6,185	3,054	16,264

	~~W~~	1,101,066	6,900	10,565	9,968	6,069	1,134,568

Applicable ratio (%)		0.5 ~ 1	Over 1	Over 20	Over 75	100
Allowance	~~W~~	6,235	1,001	4,776	8,941	6,069	27,022

(*)	Advance payments are included.

	2003
	Normal		Precautionary	Substandard	Doubtful	Estimated loss	Total
Loans:
Factoring receivables	~~W~~	611	—	—	—	—	611
Operating loans		191,996	13,893	—	—	—	205,889
Installment financing receivables		22,265	600	—	222	29	23,116

Lease assets: (*)
Financing leases		661,138	5,977	14,907	950	930	683,902
Operating lease assets		95,335	325	—	192	129	95,981
Other assets		4,745	1,015	5,432	1,850	3,434	16,476

	~~W~~	976,090	21,810	20,339	3,214	4,522	1,025,975

Applicable ratio (%)		0.5 ~ 1	Over 1	Over 20	Over 75	100
Allowance	~~W~~	4,912	1,212	4,845	2,410	4,522	17,901

(*)	Advance payments are included.
(b)	For last 5 years, the ratio of allowance for doubtful accounts in comparison with total receivables is as follows:

	2004		2003	2002	2001	2000
Total receivables	~~W~~	1,134,568	1,025,975	872,630	801,552	736,065
Allowance for doubtful accounts		27,022	17,901	26,562	89,435	48,346

Allowance/receivables		2.38%	1.74%	3.04%	11.16%	6.57%

(*)	Allowance for loss from sales of operating lease assets is included.
(c)	Collection in FY2004 of written-off receivables prior to FY2004 amounts to ~~W~~384 million.

13

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(9)	Other Investments

Other investments as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Long-term loans to employees	~~W~~	20	526	$19	504
Guarantee deposits paid		6,431	6,669	6,161	6,389
Membership		3,740	4,078	3,583	3,907
Long-term accounts receivable		333	428	319	410
Deferred foreign currency translation losses on operating lease assets		—	379	—	363

	~~W~~	10,524	12,080	$10,082	11,573

(10)	Premise and Equipment

Premise and equipment and related accumulated depreciation as of December 31, 2004 and 2003 are summarized as follows:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Furniture and fixtures	~~W~~	424	424	$406	406
Vehicles		154	154	148	147
Office equipment		1,004	1,224	962	1,173

		1,582	1,802	1,516	1,726
Less: accumulated depreciation		(838)	(1,020)	(803)	(977)

	~~W~~	744	782	$713	749

(11)	Pledged Assets and Guarantees Provided by Others
(a)	Assets pledged as collateral related to borrowings as of December 31, 2004 are as follows:

		2004
		Book		Collateralized	Type of
Pledgee	Assets	value		amount	borrowings
Shinhan Bank	Lease assets (financing leases)	~~W~~	25,151	13,601	Payment guarantees
”	"		57,635	52,190	Borrowings

		~~W~~	82,786	65,791

Additionally, the Company has deposited ~~W~~7,507 million of non-guaranteed debt securities, which are classified as available-for-sale securities, to Samsung Futures Co., Ltd. with respect to currency futures trading.

(b)	The guarantees provided by Kyongnam Bank for the Company as of December 31, 2004 amounts to ~~W~~679 million with respect to issuance of letter of credit.

14

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(12)	Insured assets

As of December 31, 2004, furniture and fixtures were insured against fire damage up to ~~W~~568 million, and vehicles are covered by comprehensive insurance policies. In addition, the Company has directors’ insurance to cover losses incurred by directors’ wrongful acts.

(13)	Other Current Liabilities

Other current liabilities as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Accounts payable	~~W~~	6,020	88	$5,767	84
Advance receipts		1,972	2,229	1,889	2,136
Withholdings		3,448	3,477	3,303	3,331
Accrued expense		7,572	5,886	7,254	5,639
Unearned revenue		7,346	1,551	7,038	1,486
Derivatives liabilities		—	97	—	93

	~~W~~	26,358	13,328	$25,252	12,769

(14)	Debentures
(a)	Local currency debentures as of December 31, 2004 and 2003 consist of the following:

Non-guaranteed			Interest
debentures series	Issuance date	Maturity date	rate (%)	2004		2003
158	August 17, 2001	August 17, 2004	6.85	~~W~~	—	20,000
159	November 4, 2002	November 4, 2005	6.21		10,000	10,000
160	February 26, 2003	February 26, 2006	5.54		20,000	20,000
161	February 27, 2003	March 24, 2004	5.70		—	10,000
162	August 16, 2003	August 16, 2004	6.40		—	25,000
163-1	August 28, 2003	August 28, 2005	6.80		20,000	20,000
163-2	August 28, 2003	August 28, 2004	6.25		—	10,000
164	April 23, 2004	April 23, 2006	6.30		40,000	—
165-1	June 23, 2004	December 23, 2005	5.50		10,000	—
165-2	June 23, 2004	June 23, 2006	5.60		15,000	—
166-1	July 23, 2004	January 23, 2007	5.70		10,000	—
166-2	July 23, 2004	July 23, 2007	5.90		10,000	—
167	August 26, 2004	August 26, 2007	5.50		30,000	—

					165,000	115,000
Less: current portion					(40,000)	(65,000)
discounts on debentures issuance					(295)	(123)

				~~W~~	124,705	49,877

15

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(14)	Debentures, Continued
(b)	Foreign currency debentures as of December 31, 2004 and 2003 consist of the following

Classification of			Interest
debentures	Issuance date	Maturity date	rate (%)	2004		2003
Floating Rate Notes	September 8, 2004	September 8, 2007	LIBOR+1.2	~~W~~	31,314	—
					31,314	—

Less: current portion					—	—
discounts on debentures issuance					(380)	—

				~~W~~	30,934	—

(c)	Aggregate maturities of the Company’s debentures as of December 31, 2004 are as follows:

	Local currency		Foreign currency
Year ended December 31,	debentures		debentures	Total
2005	~~W~~	40,000	—	40,000
2006		75,000	—	75,000
2007		50,000	31,314	81,314

	~~W~~	165,000	31,314	196,314

(15)	Long-term Borrowings

Long-term borrowings as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Local currency borrowings	~~W~~	334,776	429,787	$320,728	411,752
Foreign currency borrowings		110,877	117,180	106,224	112,263

	~~W~~	445,653	546,967	$426,952	524,015

16

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(15)	Long-term Borrowings, Continued
(a)	Details of borrowings as of December 31, 2004 and 2003 are as follows:

	Annual
Lender	interest rate (%)	2004		2003
Local currency borrowings:
Ministry of Information and Communication	5.00~6.25	~~W~~	11,503	20,487
Bridge Securities Co., Ltd.	5.17		—	10,000
Good Morning Shinhan Securities Co., Ltd.	4.51		—	10,000
Shinhan Financial Group Co., Ltd.	4.83~8.12		500,000	497,200
Shinhan Bank	5.67~7.50		—	24,188

			511,503	561,875
Less: current portion			(177,459)	(132,088)
Added: Valuation loss on long-term borrowings			732	—

		~~W~~	334,776	429,787

Foreign currency borrowings:
Woori Bank	LIBOR+0.41~0.50	~~W~~	430	7,957
Shinhan Bank	LIBOR+1.30		31,314	—
Shinhan Financial Group Co., Ltd.	LIBOR+0.80~1.20		135,609	107,705
BBCHP	LIBOR+1.55		7,827	10,393

			175,180	126,055
Less: current portion			(64,303)	(8,875)

		~~W~~	110,877	117,180

(b)	Aggregate maturities of the Company’s long-term borrowings as of December 31, 2004 are as follows:

	Local currency		Foreign currency
Year ended December 31,	borrowings		borrowings	Total
2005	~~W~~	177,459	64,303	241,762
2006		104,044	64,066	168,110
2007		110,000	43,308	153,308
2008		50,000	1,683	51,683
Thereafter		70,000	1,820	71,820

	~~W~~	511,503	175,180	686,683

(16)	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended December 31, 2004 and 2003 are summarized as follows:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Estimated severance liability at beginning of year	~~W~~	228	—	$218	—
Provision for retirement and severance benefits		336	228	322	218
Payments		20	—	19	—

Estimated severance liability at end of year	~~W~~	544	228	$521	218

17

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won, thousands of U.S. dollars and thousands of Japanese Yen)
(17)	Other Long-term Liabilities

Other long-term liabilities as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Long-term accounts payable	~~W~~	—	1,319	$—	1,264
Guarantee deposit received on lease contracts (*)		131,991	114,241	126,452	109,447
Long-term advance receipts		529	688	507	659
Deferred foreign currency translation gains on operating lease		—	228	—	218
Long-term accrued expense		592	624	567	598

	~~W~~	133,112	117,100	$127,526	112,186

(*)	The Company requires lessees to deposit certain amount of the acquisition cost as collateral to ensure leases or rental payments without interest and returns those deposits upon termination of lease or rental terms.
(18)	Assets and Liabilities Denominated in Foreign Currency

Details of assets and liabilities denominated in foreign currencies as of December 31, 2004 and 2003 are as follows:

	Foreign currency		Equivalent Won
	2004	2003	2004		2003
Assets:

Cash and cash equivalents	$6,170	854	~~W~~	6,440	1,023
Short-term financial instruments	61,936	42,311		64,649	50,680
Short-term investment in securities	2,996	739		3,127	885
Other current assets	1,000	—		1,044	—
Loans	76,730	31,299		80,091	37,490
Lease assets	126,033	133,523		131,553	159,933
Long-term investment in securities	22,105	24,883		23,074	29,805
Other investments	5,512	5,002		5,753	5,992

	$302,482	238,611	~~W~~	315,731	285,808

Liabilities:

Short-term borrowings	$20,000	30,000	~~W~~	20,876	35,934
Current portion of long-term debts	61,935	10,053		64,648	12,041
“	¥856,000	689,000		8,663	7,714
Other current liabilities	$—	189		—	226
Long-term borrowings	106,224	97,829		110,877	117,180
Debentures	29,636	—		30,934	—
Other long-term liabilities	49,270	35,991		51,428	43,111
“	¥—	80,000		—	896

	$267,065	174,062	~~W~~	278,763	208,492
	¥856,000	769,000	~~W~~	8,663	8,610

18

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(19)	Derivatives

Details of derivative instruments as of December 31, 2004 and 2003 are as follows:

		2004
		Unsettled		Fair value		Valuation
	Purpose of transactions	amount		Assets	Liabilities	gain
Currency futures	Trading	~~W~~	37,550	5,500	—	3,992
Interest rate swap(*)	Hedging			738	—	732

		~~W~~	37,550	6,238	—	4,724

(*)	The hedged item which is applied to fair-value hedge accounting is a long-term borrowing. And the Company is hedging changes in the fair value of the hedged item using this interest rate swap. According to applying to fair value hedge accounting, the valuation loss on the long-term borrowing in the income statement amounts to ~~W~~732 million.

		2003
				Fair value		Valuation
	Purpose of transactions	Unsettled amount		Assets	Liabilities	gain (losses)
Currency futures	Trading	~~W~~	25,387	—	—	—
Currency swap	“		23,956	1,941	—	(58)
Interest rate swap	“		20,000	—	97	(87)

		~~W~~	69,343	1,941	97	(145)

(20)	Related Party Transactions
(a)	Significant transactions which occurred in the normal course of business with related parties for the years ended December 31, 2004 and 2003 are summarized as follows:

Account	Related party	2004		2003
Revenue:
Interest income	Shinhan Bank	~~W~~	1,463	436
Gain on derivatives	„		2,216	—

			3,679	436
Interest income	Chohung Bank		642	690
Gain on derivatives	„		459	—

			1,101	690

		~~W~~	4,780	1,126

19

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(20)	Related Party Transactions, Continued

Account	Related party	2004		2003
Expense:

Interest expense	Shinhan Bank	~~W~~	2,529	3,137
Loss on derivatives	„		587	1,527
General and administrative expense	„		309	309

			3,425	4,973
Interest expense	Chohung Bank		5	5
Sub-lease expense	„		1	—
Loss on derivatives	„		732	—

			811	5
Interest expense	Shinhan Financial Group Co., Ltd.		39,041	29,734
General and administrative expense	„		309	—

			39,350	29,734
Fees and commission	Shinhan Credit Information Co., Ltd.		112	—

		~~W~~	43,698	34,773

(b)	Significant balances with the related parties as of December 31, 2004 and 2003 are as follows:

Account	Related party	2004		2003
Assets:

Cash and cash equivalents	Shinhan Bank	~~W~~	978	7,549
Short-term financial instruments	„		71,124	50,680
Other current assets	„		3,001	2,049
Long-term financial instruments	„		3	3
Other investments	„		292	292

			75,398	60,573
Long-term investment in securities	Chohung Bank		5,743	6,714
Other current assets	„		3,577	173

			9,320	6,887
Other current assets	Shinhan Financial Group Co., Ltd.		—	773

		~~W~~	84,718	68,233

20

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(20) Related Party Transactions, Continued

Account	Related party	2004		2003
Liabilities:

Short-term borrowings	Shinhan Bank	~~W~~	20,876	35,934
Current portion of long-term debts	„		—	14,029
Other current liabilities	„		310	233
Debentures	„		—	10,000
Long-term borrowings	„		31,314	15,969

			52,500	76,165
Current portion of long-term debts	Chohung Bank		—	392
Other current liabilities	„		732	1

			732	393
Short-term borrowings	Shinhan Financial Group Co., Ltd.		—	40,000
Current portion of long-term debts	„		232,543	97,200
Other current liabilities	„		4,294	4,456
Long-term borrowings	„		433,066	507,705
Other long-term liabilities	„		398	624

			670,301	649,985

Long-term borrowings	Shinhan Finance Limited		7,827	10,393
Other current liabilities	Shinhan Credit Information Co., Ltd.		1	—

		~~W~~	731,361	736,936

(c)	The Company is provided ~~W~~13,601 million and ~~W~~30,547 million of guarantees by Shinhan Bank with respect to issuance of letter of credit, as of December 31, 2004 and 2003, respectively.

(d)	As of December 31, 2004, the Company provides Shinhan Bank with financing lease assets as collateral related to borrowings which amounts to ~~W~~82,786 million.

(e)	The Company has loans provided to employees for housing and stock purchase plan, amounting to ~~W~~20 million and ~~W~~526 million, as of December 31, 2004 and 2003, respectively.
(21)	Retained Earnings

Retained earnings as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Legal reserve	~~W~~	2,979	2,179	$2,854	2,088
Reserve for business rationalization		204	204	195	195
Reserve for investment loss		76	450	37	431
Voluntary reserve		11,500	4,000	11,017	3,832
Unappropriated retained earnings		23,149	16,019	22,178	15,347

	~~W~~	37,908	22,852	$36,317	21,893

21

Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(21)	Retained Earnings, Continued
(a)	Legal reserve

The Korean Commercial Act requires the Company to appropriate as legal reserve an amount equal to at least 10% of cash dividends for each accounting period until the reserve equals 50% of stated capital. This reserve is not available for payment of cash dividends. However, subject to stockholder’s approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.
(b)	Reserve for business rationalization

Under the Special Tax Treatment Control Law, investment tax credit was allowed for certain investments. The Company was, however, required to appropriate from retained earnings the amount of tax benefits obtained and transfer such amount into a reserve for business rationalization.

Effective December 11, 2002, the Company is no longer required to establish a reserve for business rationalization despite tax benefits received for certain investments, and consequently the existing balance is now regarded as a voluntary reserve.

(c)	Reserve for investment loss

The Company appropriates its retained earnings for reserve for loss on investment in venture capital companies for the purpose of income tax benefits allowed by the Tax Reduction and Exemption Control Law of Korea. This reserve may be used to offset an actual loss on the investment or transferred to voluntary reserve after certain periods for cash dividends.
(d)	According to shareholder’s approval on May 22, 2002, retained earnings amounting to ~~W~~22,955 million were appropriated to reduce an accumulated deficit.
(22)	Capital Adjustments

Capital adjustments as of December 31, 2004 and 2003 consist of the following:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Unrealized gain (loss) on available-for-sale securities	~~W~~	1,439	(628)	$1,379	(601)
(23)	Stock Options

Shinhan Financial Group Co., Ltd. granted its stock options to employees of the Company and the differences between exercise price and the market price on exercise date would be assumed by the Company. With respect to these stock options, the Company accounted for stock compensation costs and long-term accrued expense as of December 31, 2004 and details are as follows:

Grant date
	March 25, 2004	May 15, 2003	May 22, 2002
Shares granted	56,000 shares	47,009 shares	64,772 shares
Type of stock options	Price compensation	Price compensation	Price compensation
Exercise price in Won	~~W~~21,595	~~W~~11,800	~~W~~18,910
Exercise period	Within 3 years after 2 years from grant date	Within 4 years after 2 years from grant date	Within 4 years after 2 years from grant date
Compensation costs recorded for the year	~~W~~168 million	~~W~~140 million	~~W~~(344) million
Compensation costs to be recorded in subsequent years	~~W~~267 million	~~W~~44 million	—

22
Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won and thousands of U.S. dollars)
(24) General and Administrative Expenses
     Details of general and administrative expenses for the years ended December 31, 2004 and 2003 are as follows:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Salary and wages	~~W~~	3,899	3,696	$3,735	3,085
Provision for retirement and severance benefits		336	228	322	191
Other employees benefits		955	753	915	628
Fees and commission		492	557	471	465
Depreciation		203	187	194	156
Rent		398	340	381	284
Tax and dues		131	101	126	84
Advertising		226	275	217	230
Other		693	659	664	576

	~~W~~	7,333	6,826	$7,025	5,699

(25) Income Taxes
(a)	The components of income taxes expense for the years ended December 31, 2004 and 2003 are as follows:

	Won			U.S. dollars (Note 2)
	2004		2003	2004	2003
Current	~~W~~	4,146	1,411	$3,972	1,352
Deferred:
Tax effects of cumulative temporary differences		5,536	2,528	5,304	2,422
Tax effects of tax loss carry forwards		—	2,872	—	2,751

		5,536	5,400	5,304	5,173

	~~W~~	9,682	6,811	$9,276	6,525

23
Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(25) Income Taxes, Continued
(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2004 and 2003 are as follows:

	Temporary			Permanent
	difference			difference
Description	2004		2003	2004	2003
Addition:

Accrued income recorded in prior year	~~W~~	19	342	—	—
Difference of operating lease income in prior year		109	555	—	—
Reversal of foreign currency adjustments gain		1,774	1,652	—	—
Amount in excess of tax limit for allowance for doubtful accounts		5,794	1,768	—	—
Unrealized loss on trading securities		—	87	—	—
Impairment loss on available-for-sale securities		379	—	—	—
Amortization of deferred foreign currency translation loss		126	599	—	—
Amount in excess of tax limit for retirement and severance benefits		326	137	—	—
Compensation expenses associated with stock option		—	624	—	—
Accrued contributions		1,000	—	—	—
Valuation loss on long-term borrowings		732	—	—	—
Receivable convertible to equity securities		787	—	—	—
Entertainment expenses in excess of tax limit		—	—	66	96
Other		278	104	6	195

		11,324	5,868	72	291

Deduction:

Amortization of foreign currency adjustments loss		(1,037)	(4,621)	—	—
Difference of operating lease		(64)	(69)	—	—
Accrued income		(311)	(19)	—	—
Provision for allowance for loss on sales of operating lease assets		(2)	(147)	—	—
Available-for-sale securities		—	(2,057)	—	—
Valuation gain on derivatives		(4,297)	—	—	—
Reversal of deferred foreign currency translation gain		(150)	(758)	—	—
Unrealized loss on trading securities recorded in prior year		—	(552)	—	—
Operating lease assets		(15,713)	(5,682)	—	—
Depreciation on operating leases		(6,497)	—	—	—
Amount in excess of tax limit for allowance for doubtful accounts in prior year		(1,768)	—	—	—
Other		(130)	(59)	(46)	(190)

		(29,969)	(13,964)	(46)	(190)

	~~W~~	(18,645)	(8,096)	26	101

24
Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(25) Income Taxes, Continued
(c)	Changes in significant accumulated temporary differences for the years ended December 31, 2004 and 2003 are as follows:

	2004
	Beginning				Ending	Tax
	balance		Increase	Decrease	balance	effects
Temporary differences:

Operating lease assets	~~W~~	15,713	—	15,713	—	—
Available-for-sale securities		8,174	379	—	8,553	2,352
Foreign currency adjustments loss		2,488	—	1,036	1,452	400
Allowance for doubtful accounts		1,808	5,794	1,768	5,834	1,604
Foreign currency adjustments gain		(2,649)	—	(1,774)	(875)	(241)
Unrealized gain on trading securities		(3,952)	—	(3,952)	—	—
Unrealized loss on trading securities		3,772	—	3,772	—	—
Valuation gain on derivatives		(1,942)	(4,297)	—	(6,239)	(1,715)
Valuation loss on derivatives		97	—	97	—	—
Accrued contributions		—	1,000	—	1,000	275
Valuation loss on long-term borrowings		—	732	—	732	201
Receivable convertible to equity securities		—	787	—	787	216
Depreciation on operating leases		—	(6,497)	—	(6,497)	(1,786)
Other		623	87	(30)	623	185

	~~W~~	24,132	(2,015)	16,630	5,487	1,509

	2003
	Beginning				Ending	Tax
	balance		Increase	Decrease	balance	effects
Temporary differences:

Operating lease assets	~~W~~	21,395	—	5,682	15,713	4,667
Available-for-sale securities		10,231	—	2,057	8,174	2,248
Foreign currency adjustments loss		7,109	—	4,621	2,488	716
Allowance for doubtful accounts		40	1,768	—	1,808	536
Foreign currency adjustments gain		(4,301)	—	(1,652)	(2,649)	(748)
Unrealized gain on trading securities		(4,039)	—	(87)	(3,952)	(1,087)
Unrealized loss on trading securities		4,324	—	552	3,772	1,042
Valuation gain on derivatives		(2,000)	58	—	(1,942)	(543)
Valuation loss on derivatives		53	44	—	97	29
Other		(584)	667	(540)	623	185

		32,228	2,537	10,633	24,132	7,045

Tax loss carryforwards		9,669	—	9,669	—	—

	~~W~~	41,897	2,537	20,302	24,132	7,045

As of December 31, 2004 and 2003, tax effect of temporary differences and tax loss carry forwards is expected to exceed deductible temporary differences and recognized as future taxable income.

25
Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won, except for earnins per share)
(25) Income Taxes, Continued
(d)	Effective tax rates after adjustments for certain differences between amounts reported for financial accounting and income tax purposes for the years ended December 31, 2004 and 2003 are as follows:

	2004		2003
Earnings before income taxes	~~W~~	32,738	22,565
Income taxes		9,682	6,810

Effective tax rate (%)		29.58	30.18

(26) Earnings Per Share
Earnings per common share is calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. Ordinary income and net income per share for the years ended December 31, 2004 and 2003 are as follows:

	2004		2003
Ordinary income and net income available for common stock (in Won)	~~W~~	23,055,532,068	15,754,735,704
Weighted average number of common shares outstanding (in shares)		16,000,000	16,000,000

Ordinary and net earnings per share (in Won)	~~W~~	1,441	985

(27) Dividends
(a)	Dividends for the years ended December 31, 2004 and 2003 are calculated as follows:

	2004		2003
Shares available for dividends (in share)		16,000,000	16,000,000
Stock price per share (in Won)	~~W~~	5,000	5,000
Dividend rate per share (%)		—	10%

Dividends	~~W~~	—	8,000

(b)	Payout ratio for years ended December 31, 2004 and 2003 are calculated as follows:

	2004		2003
Dividends	~~W~~	—	8,000
Net earnings		23,056	15,755

Payout ratios (%)	~~W~~	—	50.78

(28) Statements of Cash Flows
Significant transactions not involving cash inflows or outflows for the years ended December 31, 2004 and 2003 are as follows:

	2004		2003
Reclassification of advance payments on financing leases	~~W~~	215,224	250,857
Reclassification of advance payments on operating lease assets		9,670	12,455
Accounts receivable written-off		3,776	12,446
Reclassification of available-for-sale securities on held-to-maturity securites		25,443	—

26
Shinhan Capital Co., Ltd.
Notes to Financial Statements, Continued
(In millions of Won)
(29) Commitments and Contingencies
(a)	Operating lease contracts
For the year ended December 31, 2004, the Company rented lease property as a lessee for the purpose of commencement of operating leases as a lessor. Lease receivable and payments arising from this transaction are recorded as operating lease income and lease expense. Through the year 2009, the total amount of operating lease income and lease expenses would be $74,845 thousand and $69,450 thousand, respectively. No assets and liabilities recorded on the balance sheet in relation to this transaction, and those operating lease income may be affected by credit status of each lessee.
(30) Employee Welfare and Contributions to Society
For employee welfare, the Company maintains a refectory, an infirmary and other employees benefits program. The amounts of welfare spending for the years ended December 31, 2004 and 2003 are ~~W~~701 million and ~~W~~565 million, respectively.
The Company donated ~~W~~1,561 million and ~~W~~525 million to contributions to welfare fund for employees and others for the years ended December 31, 2004 and 2003, respectively.
(31) Financial Performance
Financial performance for the quarters ended December 31, 2004 and 2003 are as follows:

	Quarter ended		Quarter ended
	December 31, 2004		December 31, 2003
Operating revenue	~~W~~	77,542	28,535
Operating income		6,924	7,273
Net income		4,369	3,246
Net earnings per share (in Won)		273	204
(32) Effective Date for Financial Statements
The accompanying financial statements were approved at the Board of Stockholders’ meeting on March 30, 2005.
(33)	Reissuance of Audit Report
We audited the Company’s financial statements for the year ended December 31, 2004 and issued an audit report on March 16, 2005. Appropriation of voluntary reserve of ~~W~~23,000 million in the audit report issued on March 16, 2005 was replaced by appropriation of voluntary reserve of ~~W~~11,149 million and retirement of treasury stock of ~~W~~12,000 million. As a result, we reissued this audit report to reflect those adjustments.

(Appendix 18)
Good Morning Shinhan Securities. Co, Ltd
Non-consolidated Balance Sheets
As of March 31, 2007 and March 31, 2006

	(In millions of KRW)
	As of March 31, 2007	As of March 31, 2006
Assets
Current Assets	5,124,701	3,338,276
Cash and bank deposits	14,539	14,190
Deposits	724,999	760,935
Short-term securities	2,547,410	1,153,948
Hybrid securities	719,896	836,322
Options purchased	1,350
Loans	901,197	374,702
Other current assets	223,479	205,014
Allowance for credit loss-current assets	-8,170	-6,835
Non-Current Assets	335,756	320,961
Long-term securities	59,180	38,622
Investment assets	82,290	80,229
Tangible fixed assets	174,241	178,375
Other non-current assets	20,046	23,735
Total assets	5,460,457	3,659,237

Liabilities
Current liabilities	4,088,488	2,792,698
Call money	385,700
Short-term borrowings	60,000	195,250
Bonds sold under reverse resale agreement	1,058,339	417,066
Customers’ deposits	850,254	772,649
Securities sold	273,043	111,528
Hybrid securities sold	1,239,022	1,110,254
Options sold	755
Other current liabilities	221,374	185,950
Long-term liabilities	202,588	86,033
Reserve for severance and retirement benefits	2,605	2,775
Other long-term liabilities	199,983	83,257
Total liabilities	4,291,076	2,878,731

Stockholders’ equity
Capital stock	1,096,998	796,998
Common Stock	1,077,882	777,882
Preferred Stock	19,117	19,117
Capital surplus	15	15
Retained earnings	92,912	101,481
Capital adjustments	-20,544	-117,988
Total stockholders’ equity	1,169,381	780,506

Total liabilities and stockholders’ equity	5,460,457	3,659,237

Good Morning Shinhan Securities. Co, Ltd
Non-consolidated Income Statements
For the year ended on March 31, 2007 and March 31, 2006

	(In millions of KRW except per share data)
	For the year	For the year
	ended March 31, 2007	ended March 31, 2006
Operating income	1,414,085	937,762
Commissions received	324,884	366,275
Interest income	129,164	96,114
Dividends income	6,526	4,409
Distribution income	365	248
Gain on sales of trading securities	91,861	81,026
Gain on valuation of trading securities	14,737	6,686
Gain on transactions of hybrid securities	76,783	141,684
Gain on valuation of trading securities sold	3451	100
Gain on transactions of hybrid securities sold	454,662	85,630
Gain on valuation of reserve for claims of customer’s deposits	3,698	3,877
Gain on derivatives transactions	307,956	148,190
Other operating income		3,524
Operating expenses	1,299,553	801,044
Commissions expenses	48,215	53,690
Interest expenses	48,973	29,965
Loss on sales of trading securities	102,021	30,254
Loss on valuation of trading securities	17,404	3,109
Loss on hybrid securities transactions	57,893	31,637
Loss on valuation of trading securities sold	3376	1398
Loss on transaction of hybrid securities sold	348,090	162,078
Loss on derivatives transactions	392,004	225,564
Loss on sales of loans receivable	317
General and administrative expenses	281,261	263,349
Operating income	114,532	136,718
Non-operating income	25,254	13,823
Gain on disposition of tangible assets	108	1
Rental income	11,403	9,108
Gain on disposition of available-for-sale securities	11449	1,861
Reversal of impaired loss on available-for- sale securities		686
Gain on equity method valuation	525	755
Gain on foreign currency transactions	11
Gain on foreign currency translations	895	450
Others	863	962
Non-operating expenses	4,644	10,131
Loss on disposition of tangible assets	25	16
Loss on sales of available-for-sale securities	20	371
Impaired loss on available-for-sale securities		4612
Loss on valuation using equity method of accounting
Loss on foreign currency transactions	16
Loss on foreign exchanges transactions	841	452
Donations	349	3901
Others	3,394	779
Ordinary income	135,142	140,410
Net income before income tax expenses	135,142	140,410
Income tax expenses	42,253	38,929
Net income	92,888	101,481

(Appendix 19)
Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Financial Statements
March 31, 2006 and 2005
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
Based on a report originally issued in Korean
To the Board of Directors and Stockholder
Good Morning Shinhan Securities Co., Ltd.:
We have audited the accompanying non-consolidated balance sheets of Good Morning Shinhan Securities Co., Ltd. (the “Company”) as of March 31, 2006 and 2005, and the related statements of income, appropriation of retained earnings and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.
We conducted our audits in accordance with the auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2006 and 2005, and the results of its operations, the appropriation of its retained earnings, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.
The accompanying non-consolidated financial statements as of and for the years ended March 31, 2006 and 2005 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the non-consolidated financial statements expressed in Korean Won have been translated into dollars on the basis set forth in note (1)(c) to the non-consolidated financial statements.
Without qualifying our opinion, we draw attention to the following:
As discussed in Note (1)(b) to the financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.
KPMG Samjong Accounting Corp.
Seoul, Korea
April 21, 2006

This report is effective as of April 21, 2006, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Balance Sheets
March 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Assets

Current assets:
Cash on hand and bank deposits (notes 2, 21, and 26)	~~W~~	14,190	15,998	$14,540	16,393
Deposits segregated under the regulation (note 3)		760,935	766,345	779,726	785,270
Short-term investments in securities (notes 4 and 21)		1,153,948	916,697	1,182,444	939,335
Hybrid securities bought (note 5)		836,322	630,722	856,975	646,298
Loans, net (note 6)		372,957	149,433	382,166	153,123
Derivative assets (note 31)		105,349	679	107,951	696
Other current assets (notes 7, 21 and 26)		94,575	78,952	96,911	80,903

Total current assets		3,338,276	2,558,826	3,420,713	2,622,018

Long-term investments in securities (notes 8 and 26)		38,622	43,608	39,576	44,685
Investments, net (note 9)		80,113	80,913	82,091	82,912
Property and equipment, net (notes 10, 11 and 20)		178,375	181,382	182,780	185,861
Intangible assets (notes 12 and 20)		7,558	9,914	7,745	10,159
Other assets, net (note 13)		16,293	12,585	16,696	12,894

Total assets	~~W~~	3,659,237	2,887,228	$3,749,601	2,958,529

Liabilities and Stockholder’s equity

Current liabilities:
Call money	~~W~~	—	46,000	$—	47,136
Short-term borrowings (note 14)		195,250	90,000	200,072	92,223
Bonds sold with repurchase agreements		417,066	198,838	427,366	203,748
Deposits from customers (note 21)		772,650	819,910	791,731	840,158
Securities sold		111,528	8,061	114,282	8,260
Hybrid securities issued (note 15)		1,110,254	868,239	1,137,672	889,680
Current portion of long-term debt (note 17)		—	1,000	—	1,025
Derivative liabilities (note 31)		17,546	141	17,979	145
Other current liabilities (notes 16 and 26)		168,404	92,888	172,561	95,181

Total current liabilities		2,792,698	2,125,077	2,861,663	2,177,556

Subordinated borrowings (notes 18 and 26)		70,000	70,000	71,729	71,729
Other liabilities		13,257	—	13,584	—
Retirement and severance benefits (note 19)		2,776	2,185	2,845	2,238

Total liabilities		2,878,731	2,197,262	2,949,821	2,251,523

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Balance Sheets, Continued
March 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Stockholder’s equity:
Capital stock of ~~W~~5,000 par value	~~W~~	796,998	796,998	$816,680	816,680
Authorized:
Common stock 450,000,000 shares
Preferred stock 150,000,000 shares
Issued:
Common stock 155,576,350 shares
Preferred stock 3,823,314 shares
Capital surplus (note 22)		15	15	15	15
Retained earnings (note 23)		101,481	30,311	103,987	31,060
Capital adjustments (note 24)		(117,988)	(137,358)	(120,902)	(140,749)

Total stockholder’s equity		780,506	689,966	799,780	707,006

Commitments and contingencies (note 30)		—	—	—	—

Total liabilities and stockholder’s equity	~~W~~	3,659,237	2,887,228	$3,749,601	2,958,529

See accompanying notes to non-consolidated financial statements.

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Statements of Income
Years ended March 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Operating revenues:
Commission income (note 26)	~~W~~	366,275	239,428	$375,319	245,342
Interest income (note 26)		96,114	76,254	98,487	78,136
Dividend income		4,409	4,675	4,518	4,790
Distribution income		248	725	254	743
Gain on sale of trading securities		81,026	50,250	83,027	51,491
Unrealized gain on trading securities		6,686	9,436	6,852	9,668
Unrealized gain on securities sold		100	309	102	317
Gain related to hybrid securities		141,684	64,705	145,183	66,303
Gain related to hybrid securities sold		85,630	68,415	87,744	70,105
Gain on deposits segregated under the regulation		3,877	3,731	3,973	3,823
Gain on derivatives transactions		148,189	108,469	151,848	111,147
Other		3,524	—	3,611	—

		937,762	626,397	960,918	641,865

Operating expenses:
Commission expense(note 26)		53,690	43,086	55,016	44,151
Interest expense (note 26)		29,965	25,783	30,704	26,419
Loss on sale of trading securities		30,254	43,699	31,000	44,778
Unrealized loss on trading securities		3,109	5,904	3,186	6,049
Loss related to hybrid securities		31,637	34,586	32,418	35,440
Unrealized loss on securities sold		1,398	53	1,433	54
Loss related to hybrid securities sold		162,078	85,883	166,080	88,004
Loss on derivatives transactions		225,564	106,262	231,134	108,886
General and administrative expenses (note 27)		263,349	238,834	269,855	244,731

		801,044	584,090	820,826	598,512

Operating income		136,718	42,307	140,092	43,353

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Statements of Income, Continued
Years ended March 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars, except ordinary income and earnings per share)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Non-operating income (expense):
Loss from sale of property and equipment, net	~~W~~	(15)	(25)	$(15)	(26)
Realized gain from sale of available-for-sale securities, net		1,490	3	1,527	3
Impairment loss on available-for-sale securities		(4,612)	(1,581)	(4,726)	(1,620)
Reversal of impairment loss on available-for-sale securities		686	1,638	703	1,678
Loss from foreign currency transactions, net		—	(15)	—	(15)
Loss from foreign currency translation, net		(2)	(5)	(2)	(5)
Gain from valuation of investment securities accounted for by equity method, net		755	1,125	774	1,153
Rental income		9,108	7,539	9,333	7,725
Donation (note 33)		(3,901)	(375)	(3,997)	(384)
Other, net		183	(13,546)	188	(13,881)

		3,692	(5,242)	3,785	(5,372)

Income before income taxes		140,410	37,065	143,877	37,981

Income taxes (note 28)		38,929	6,754	39,890	6,921

Net income	~~W~~	101,481	30,311	$103,987	31,060

Ordinary income and earnings per share in Won and U.S. dollars (note 29)	~~W~~	652	195	$0.67	0.20

See accompanying notes to non-consolidated financial statements.

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Statements of Appropriation of Retained Earnings
Years ended March 31, 2006 and 2005
Date of Appropriation for 2006: May 30, 2006
Date of Appropriation for 2005: May 31, 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Unappropriated retained earnings:

Balance at the beginning of year	~~W~~	—	—	$—	—
Net income		101,481	30,311	103,987	31,060

		101,481	30,311	103,987	31,060

Unappropriated retained earnings available for appropriation		101,481	30,311	103,987	31,060

Appropriation of retained earnings:

Reserve for loss on futures transactions		24	—	25	—
Discount on stock issuance		101,457	30,311	103,962	31,060

		101,481	30,311	103,987	31,060

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	—	—	$—	—

See accompanying notes to non-consolidated financial statements

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Statements of Cash Flows
Years ended March 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Cash flows from operating activities:

Net income	~~W~~	101,481	30,311	$103,987	31,060

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense		10,109	9,979	10,359	10,225
Amortization expense		4,763	5,480	4,881	5,615
Reversal of allowance for doubtful accounts		(3,524)	—	(3,611)	—
Gain from foreign currency translation, net		(332)	5	(340)	5
Unrealized gain on trading securities, net		(3,577)	(3,532)	(3,666)	(3,619)
Unrealized gain on hybrid securities, net		(50,537)	(9,989)	(51,785)	(10,236)
Unrealized loss (gain) on securities sold, net		1,298	(256)	1,331	(263)
Unrealized loss on hybrid securities sold, net		(14,816)	(16,706)	(15,182)	(17,119)
Gain on deposits segregated under the regulation		(3,877)	(3,731)	(3,973)	(3,823)
Unrealized loss (gain) in derivatives assets		4,833	(261)	4,952	(267)
Provision for retirement and severance benefits		11,090	9,603	11,364	9,840
Loss from sale of property and equipment, net		15	25	15	26
Loss from disposition of available-for-sale securities		(1,490)	(3)	(1,527)	(3)
Impairment loss on available-for-sale securities		4,612	1,581	4,726	1,620
Gain from valuation of investment securities accounted for by equity method, net		(755)	(1,125)	(774)	(1,153)
Reversal of impairment loss on available-for-sale securities		(686)	(1,638)	(703)	(1,678)
Increase (decrease) in other current assets, net		(17,878)	13,679	(18,320)	14,017
Increase (decrease) in other current liabilities, net		61,514	4,622	63,033	4,736
Decrease (increase) in trading securities		(230,170)	(351,412)	(235,854)	(360,090)
Retirement and severance benefits paid		(9,295)	(10,418)	(9,525)	(10,675)
Others, net		(2,529)	8,941	(2,590)	9,161

Net cash used in operating activities		(139,751)	(314,845)	(143,202)	(322,621)

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Statements of Cash Flows, Continued
Years ended March 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Cash flows from investing activities:
Cash provided by investing activities:
Decrease in bank deposits	~~W~~	3,462	14,846	$3,548	15,213
Decrease in deposits segregated under the regulation		9,287	—	9,516	—
Decrease in loans		82,579	115,204	84,618	118,049
Decrease in available-for-sale securities		5,350	3,038	5,482	3,113
Decrease in investments		16,736	14,521	17,149	14,879
Decrease in property and equipment		1	820	1	840
Decrease in options purchased		391	—	401	—
Increase in options sold		—	113	—	116
Decrease in derivatives assets		—	32,135	—	32,929
Increase in derivatives liabilities		14,444	—	14,801	—
Decrease in other assets		7,580	3,536	7,767	3,623
Increase in other current liabilities		11,679	9,744	11,968	9,985

		151,509	193,957	155,251	198,747

Cash used in investing activities:
Increase in bank deposits		—	4,000	—	4,099
Increase in deposits segregated under the regulation		—	31,529	—	32,308
Increase in hybrid securities		155,062	382,002	158,891	391,436
Increase in options purchased		—	438	—	449
Increase in call loans		23,000	—	23,568	—
Increase in loans		284,096	24,427	291,112	25,030
Increase in derivatives assets		106,828	—	109,466	—
Increase in available-for-sale securities		362	10,445	371	10,703
Increase in investments		15,639	17,325	16,026	17,753
Increase in property and equipment		7,119	9,972	7,295	10,218
Increase in intangible assets		2,409	3,552	2,468	3,640
Increase in other assets		2,699	3,751	2,765	3,843
Decrease in options sold		105	—	108	—
Decrease in derivatives liabilities		—	624	—	639
Decrease in other current liabilities		1,335	814	1,368	834

		598,654	488,879	613,438	500,952

Net cash used in investing activities		(447,145)	(294,922)	(458,187)	(302,205)

Good Morning Shinhan Securities Co., Ltd.
Non-Consolidated Statements of Cash Flows, Continued
Years ended March 31, 2006 and 2005
(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 1)
	2006		2005	2006	2005
Cash flows from financing activities:

Cash provided by financing activities:
Increase in call money	~~W~~	—	46,000	$—	47,135
Increase in short-term borrowings		4,892,630	4,570,850	5,013,454	4,683,728
Increase in bonds sold with repurchase agreement		218,228	23,445	223,617	24,024
Increase in subordinated borrowing		—	70,000	—	71,729
Increase in deposits from customers		—	154,440	—	158,254
Increase in securities sold		102,169	—	104,692	—
Increase in hybrid securities sold		256,831	418,572	263,173	428,909
Sale of Treasury Stock		—	2,622	—	2,687

		5,469,858	5,285,929	5,604,936	5,416,466

Cash used in financing activities:
Decrease in short-term call money		46,000	—	47,136	—
Decrease in short-term borrowings		4,787,380	4,510,850	4,905,605	4,622,246
Decrease in deposits from customers		46,928	—	48,087	—
Decrease in securities sold		—	6,464	—	6,624
Repayment of current portion of long-term debts		1,000	—	1,025	—
Redemption of debenture		—	160,000	—	163,951

		4,881,308	4,677,314	5,001,853	4,792,821

Net cash provided by financing activities		588,550	608,615	603,083	623,645

Net increase (decrease) in cash and cash equivalents		1,654	(1,152)	1,694	(1,181)

Cash and cash equivalents at beginning of the year		1,766	2,918	1,810	2,990

Cash and cash equivalents at end of the year (note 32)	~~W~~	3,420	1,766	$3,504	1,809

See accompanying notes to non-consolidated financial statements.

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements
March 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements
(a)	Organization and Description of Business

Good Morning Shinhan Securities Co., Ltd. (the “Company”) was established on April 2, 1973 under the name of HyoSeong Securities Co., Ltd. to engage in securities trading, underwriting and brokerage services. The Company changed its name to Ssangyong Investment & Securities Co., Ltd. in 1983 and to Good Morning Securities Co., Ltd. in 1999. On July 31, 2002, the Company merged with Shinhan Securities Co., Ltd., which was one of the subsidiaries of Shinhan Financial Group Co., Ltd., and changed its name to Good Morning Shinhan Securities Co., Limited.

Shinhan Financial Group Co., Ltd., the largest shareholder, acquired all of the rest of the shares in the Company through a tender offer and share exchange on December 23, 2004. As a result, the Company became a wholly-owned subsidiary of Shinhan Financial Group Co., Ltd., and its stock was delisted from the Korea Exchange on January 5, 2005.

The Company operates through 77 branches as of March 31, 2006.

(b)	Basis of Presenting Financial Statements

The Company maintains its official accounting records in Korean won and prepares statutory financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying financial statements have been condensed, restructured and translated into English with certain expanded descriptions from the Korean language financial statements.

Certain information included in the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, results of operations or cash flows, is not presented in the accompanying financial statements.

The accompanying financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

The Company adopted Statements of Korea Accounting Standards (“SKAS”) No. 15 “Investment in Associates”, No. 16 “Income Taxes” and No. 17 “Provisions, Contingent Liabilities, and Contingent Assets”, effective from the first fiscal year beginning after December 31, 2004. Certain accounts of prior year’s financial statements were reclassified to conform to the current year’s presentation. These reclassifications did not result in any change to reported net income or stockholder’s equity.

(c)	Basis of Translating Financial Statements

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~ 975.90 to US $1, the basic exchange rate on March 31, 2006. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

2

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(d)	Investments in Securities

Upon acquisition the company classifies certain debt and equity securities into one of the three categories: held-to-maturity, available-for-sale or trading securities and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity securities that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Trading securities are classified as current assets, whereas available-for-sale securities and held-to-maturity securities are classified as long-term investments. However, available-for-sale securities whose maturity dates are due within one year from the balance sheet date or whose likelihood of being disposed of within one year from the balance sheet date is probable are classified as current assets. Likewise, held-to-maturity securities whose maturity dates are due within one year from the balance sheet date are classified as current assets.

3

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(e)	Investment Securities under the Equity Method of Accounting

Investments in affiliated companies of which the Company owns 20% or more of the voting stock or over which the Company has significant management control are stated at an amount as determined using the equity method. Under the equity method of accounting, the Company’s initial investment is recognized at cost and is subsequently increased or decreased to reflect the changes in Company’s share of the net assets of investee. The Company’s share of the profit or loss of the investee is recognized in the investor’s profit or loss and other changes in the investee’s equity are recognized directly in equity of the Company.

Any excess in the Company’s acquisition cost over the Company’s share of the net fair value of the investee’s identifiable net assets is considered as goodwill and amortized by the straight-line method over the estimated useful life. The amortization of such goodwill is recorded against the equity income (losses) of affiliates. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

Assets and liabilities of foreign-based companies accounted for using the equity method are translated at current rate of exchange at the balance sheet date while profit and loss items in the statement of income are translated at average rate and capital account at historical rate. The translation gains and losses arising from collective translation of the foreign currency financial statements of foreign-based companies are offset and the balance is accumulated as capital adjustment.

Prior to April 1, 2005, in accordance with Korean GAAP, the Company did not record its share of losses of investee when such losses would make the Company’s investment in such entity less than zero. Effective April 1, 2005, the Company adopted Statement of Korea Accounting Standards (“SKAS”) No. 15, Investments in Associates. Under this standard, if the Company holds other investments such as preferred stock or loans issued by the investee, the Company’s share of loss of the investee continues to be recorded until such other investments are reduced to zero.

(f)	Hybrid Securities

Equity-linked securities purchased or issued are presented as a combination of interest-bearing debt securities with a series of option contracts. The embedded option contracts should not be separated from debt securities, and the liability components and the equity conversion options of securities are recorded at the fair value with unrealized holding gains and losses reported in the current operations. Additionally, in relation to the equity-linked securities issued, premium paid at the issue date should be separated from these instruments and accounted for as commission income.

(g)	Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts on outstanding loans (brokers’ loans and sort-term loans) and other receivables (accrued income, accounts receivable from customers, long-term loans, advances for customers and dishonored bonds) at the end of the year based on the collectibility of individual receivables and in accordance with the Regulation on Supervision of Securities Business. These standards require that all loans be classified as normal, precautionary, sub-standard, doubtful, or estimated loss based on a number of factors, including the financial position of the borrower, the repayment ability of the borrower and past-due history. An allowance for doubtful accounts is then calculated, as of the balance sheet date, on the loan balances using the prescribed percentages of 0.5%, 2%, 20%, 75% and 100%, respectively.

4

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(h)	Property and Equipment

Property and equipment are stated at cost, except in the case of revaluation made in accordance with the old Asset Revaluation Law. Significant additions or improvements extending useful lives of assets are capitalized. However, normal maintenance and repairs are charged to expense as incurred.

The depreciation method and useful lives of property and equipment are as follows:

Description	Depreciation method	Useful lives
Buildings	Straight-line	40~60 years
Vehicles	”	4 years
Furniture and fixtures	”	4 years
Office equipment and other	”	15 years
(i)	Intangible Assets

Intangible assets, which are acquired by the Company, are stated at cost less accumulated amortization and impairment losses. Such intangible assets are amortized using the straight-line method over a reasonable period based on the nature of the asset, four years for the computer software and five years for other intangible assets.

(j)	Bonds Sold (Purchased) with Repurchase (Resale) Agreements

Bonds purchased with resale agreements are recorded as a current asset and bonds sold with repurchase agreements are recorded as a current liability when the Company purchases or sells securities under resale or repurchase agreements.

(k)	Securities Sold

Marketable securities borrowed from the Korea Securities Depository are not presented as securities sold in the balance sheets. When the borrowed securities are sold, the market value of such securities at the time of sale is recorded as a current liability. Differences between the market value at the time of sale and the market value at the time of the borrowing are accounted for as unrealized gains (losses) on those securities in current operations.

(l)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a reduction of the liability for retirement and severance benefits.

Through March 1999, under the National Pension Scheme of Korea, the Company transferred a certain portion of retirement allowances of employees to the National Pension Fund. The amount transferred will reduce the retirement and severance benefit amount to be payable to the employees when they leave the Company and is accordingly reflected in the accompanying financial statements as a reduction of the retirement and severance benefit liability. However, due to a new regulation applied since April 1999, such transfers to the National Pension Fund have no longer been required.

5

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(m)	Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains or losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~975.90 and ~~W~~1,013.00 to US$ 1, the rates of exchange on March 31, 2006 and 2005, respectively. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

Foreign currency assets and liabilities of foreign-based operations and companies accounted for using the equity method are translated at current rate of exchange at the balance sheet date while profit and loss items in the statement of earnings are translated at average rate and capital account at historical rate. The translation gains and losses arising from collective translation of the foreign currency financial statements of foreign-based operations are accounted for on a net basis and the balance is accumulated as capital adjustment.

(n)	Derivatives

Derivative instruments are presented as assets or liabilities valued principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations.

However, for derivative instruments for the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction, the hedge-effective portion of the derivative’s gain or loss is deferred as a capital adjustment, a component of stockholder’s equity. The deferred gain or loss will be adjusted to the related asset or liability resulted from the forecasted transaction, or adjusted to income when the forecasted transaction affects income statement. The ineffective portion of the gain or loss is charged or credited to current results of operations.

(o)	Stock Options

The stock option program allows the Company’s employees to acquire a specified number of shares of the Company for a specified price at specified times. The option exercise price is generally fixed at below the market price of underlying shares at the date of the grant. The Company values equity-settled options based upon an opinion pricing model under the fair value method and recognizes this value as an expense and capital adjustment over the period in which the options vest. When the options are exercised, equity is increased by the amount of the proceeds received which is equal to the exercise price. However, compensation cost for cash-settled stock options shall be measured each period based on the current stock price and is recognized as an expense and a liability over the service period.

(p)	Provisions, Contingent Assets and Contingent Liabilities

Prior to April 1, 2005, contingent losses were generally recognized as a liability when probable and reasonably estimable. Effective April 1, 2005, the Company adopted SKAS No. 17, Provisions, Contingent Liabilities and Contingent Assets. In accordance with the statement, provisions are recognized when all of the following are met: (1) an entity has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation. As the previous policy is similar to the new standard, the adoption of this standard did not have any impact on the accompanying financial statements.

6

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(1)	Summary of Significant Accounting Policies and Basis of Presenting Financial Statements, Continued
(p)	Provisions, Contingent Assets and Contingent Liabilities, continued

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

(q)	Reclassification

The Company reclassified financial statement account of the year ended March 31, 2005 according to financial statement of the year ended March 31, 2006. Such reclassification does not have any effect on stockholder’s equity or net income reported for the year ended March 31, 2005.

(r)	Revenue Recognition

Gains and losses from securities transactions and commission fees relating to brokerage are recorded on the trade date. Interest income on loans is recognized on an accrual basis; however, interest income on delinquent and dishonored loans, other than those subject to security deposits and guaranteed by financial institutions, is recognized on a cash basis.

(s)	Income Taxes

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Prior to April 1, 2005, all deferred tax assets and liabilities were recorded as non-current. Effective April 1, 2005, the Company adopted Statement of Korea Accounting Standards (“SKAS”) No. 16, Income Taxes. In accordance with the statement, deferred tax assets and liabilities are classified as current or non-current based on the classification of the related asset or liability for financial reporting or the expected reversal date of the temporary difference. The deferred tax amounts are presented as a net current asset or liability and a net non-current asset or liability. However, deferred income tax assets and liabilities as of March 31, 2005 were not reclassified based on the transitional clause of SKAS No. 16.

Also, prior to April 1, 2005, deferred taxes were not recognized for temporary differences related to unrealized gains and losses on investment securities. However, effective January 1, 2005, deferred taxes are recognized on the temporary differences related to unrealized gains and losses on investment securities that are reported as a separate component of capital adjustments.

(t)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

7

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(2)	Cash on Hand and Bank Deposits

Cash on hand and bank deposits as of March 31, 2006 and 2005 consist of the following:

	(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Checking accounts	~~W~~	559	410	$573	420
Deposits in foreign currencies		826	446	846	457
Demand deposits		2,035	910	2,085	932
Time deposits (*)		9,270	10,232	9,499	10,485
Others		1,500	4,000	1,537	4,099

	~~W~~	14,190	15,998	$14,540	16,393

(*)	As of March 31, 2006 and 2005, ~~W~~2,270 million and ~~W~~2,232 million of time deposits were pledged to Franklin Templeton Investment Trust Management Co., Ltd. as collateral in relation to the sales of beneficiary certificates, respectively. Additionally, ~~W~~2,000 million of time deposits is pledged to Shinhan Bank as collateral in relation to bank overdraft as of March 31, 2006 and 2005, respectively, and ~~W~~2,000 million of time deposits is pledged to Chohung Bank as collateral in relation to bank overdraft as of March 31, 2006. As of March 31, 2005, the company provided ~~W~~1,000 million of time deposits to Shinhan Card as collaterals for corporate credit card use.
(3)	Deposits Segregated under the Regulation

Deposits segregated under the regulation as of March 31, 2006 and 2005 are as follows:

	(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Subscription deposits (*)	~~W~~	5,258	—	$5,388	—
Due from financial institutions for customers’ accounts (*)		678,277	766,331	695,027	785,256
Guarantee deposits for futures and options trading		77,400	14	79,311	14

	~~W~~	760,935	766,345	$779,726	785,270

(*)	Pursuant to the Regulation on the Securities Industry related to the Korean Securities and Exchange Law, the Company is required to deposit certain portions of customers’ deposits with the Korean Securities Finance Corporation (“KSFC”) for the repayment of the customers’ deposits and those amounts may not be pledged as collateral.

8

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(4)	Short-term Investments in Securities

Short-term investment securities as of March 31, 2006 and 2005 consist of the following:

	(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Trading securities:
Stocks	~~W~~	338,237	214,053	$346,590	219,339
Government and public bonds		662,364	634,014	678,721	649,671
Corporate bonds		121,962	40,009	124,974	40,997
Beneficiary certificates		3,461	5,494	3,546	5,630
Securities in foreign currencies		—	708	—	725
Negotiable commercial papers		2,000	—	2,049	—

		1,128,024	894,278	1,155,880	916,362

Available-for-sale securities:
Beneficiary certificates		25,924	22,419	26,564	22,973

	~~W~~	1,153,948	916,697	$1,182,444	939,335

(a)	Trading securities
(i)	Equity securities

	(In millions of Won)
	2006				2005
	Acquisition		Fair	Book	Book
	cost		value	value	value
Stocks	~~W~~	334,973	338,237	338,237	214,053
(ii)	Debt securities

	(In millions of Won)
	2006					2005
	Face		Acquisition	Fair	Book	Book
	value		cost	value(*)	value	Value
Government and public bonds	~~W~~	676,156	662,531	662,364	662,364	634,014
Corporate bonds		121,648	121,555	121,962	121,962	40,009

	~~W~~	797,804	784,086	784,326	784,326	674,023

(*)	Debt securities are recorded at fair value using the market yield of bonds provided by Korea Investors Service, Inc. and National Information & Credit Evaluation, Inc.
(iii)	Beneficiary certificates

	(In millions of Won)
	2006				2005
	Acquisition		Fair	Book	Book
	cost		value	value	value
Unsold beneficiary certificates	~~W~~	3,389	3,461	3,461	5,494

9

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(4)	Short-term Investments in Securities, Continued
(iv)	Securities in foreign currencies

	(In millions of Won)
	2006				2005
	Acquisition		Fair	Book	Book
	cost		value	value	value
Stocks	~~W~~	—	—	—	708
(v)	Negotiable commercial papers

	(In millions of Won)
	2006				2005
	Acquisition		Fair	Book	Book
	cost		value	value	value
CP	~~W~~	1,999	2,000	2,000	—
(b)	Available-for-sale securities

	(In millions of Won)
	2006				2005
	Acquisition		Fair	Book	Book
	cost		value	value	value
Unsold beneficiary certificates	~~W~~	18,248	25,924	25,924	22,419
Changes in unrealized holding gain for the years ended March 31, 2006 and 2005 are as follows:

	(In millions of Won)
	2006		2005
Beginning balance	~~W~~	3,524	2,760
Realized loss from sale of securities		(775)	(125)
Changes in other unrealized gain		4,927	889
Effect of deferred tax		(2,111)	—

Ending balance	~~W~~	5,565	3,524

(5)	Hybrid Securities Bought

Details of hybrid securities bought as of March 31, 2006 and 2005 are as follows:

	(In millions of Won)
	2006
	Face		Acquisition	Book	Unrealized
	value		cost	value	gain
Equity-linked securities	~~W~~	761,934	778,650	823,472	44,822
Securities with stock warrants		259,915	7,135	12,850	5,715

	~~W~~	1,021,849	785,785	836,322	50,537

	(In millions of Won)
	2005
	Face		Acquisition	Book	Unrealized
	value		cost	value	gain (loss)
Equity-linked securities	~~W~~	575,853	610,349	621,067	10,718
Securities with stock warrants		230,574	10,384	9,655	(729)

	~~W~~	806,427	620,733	630,722	9,989

10

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(6)	Loans
(a)	Loans outstanding as of March 31, 2006 and 2005 consist of the following:

	(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Call Loans	~~W~~	23,000	—	$23,568	—
Brokers’ loans		306,902	150,174	314,481	153,883
Less: allowance for doubtful accounts		(1,521)	(751)	(1,559)	(770)

		328,381	149,423	336,490	153,113

Short-term loans		—	10	—	10

Other		44,800	10	45,906	10
Less: allowance for doubtful accounts		(224)	(10)	(230)	(10)

		44,576	—	45,676	—

	~~W~~	372,957	149,433	$382,166	153,123

The Company extends loans to its customers from funds borrowed from KSFC or from its own funds and requires customers to provide cash or securities as collateral, equivalent to 170% of loan balance.

(b)	As of March 31, 2006 and 2005, details of allowance for doubtful accounts are as follows:

	(In millions of Won)
	2006
	Book			Precau-	Sub-		Estimated
	value		Normal	tionary	standard	Doubtful	loss	Allowance
Loans:
Brokers’ loans	~~W~~	306,902	306,902	—	—	—	—	1,521
Other loans		44,800	44,800	—	—	—	—	224

Other current assets:
Accounts receivables		79,596	76,468	—	—	68	3,060	3,494
Accrued income		9,117	7,559	—	—	2	1,556	1,595

Investments:
Long-term loans		12,057	12,001	—	—	—	56	116

Other assets:
Advances payments on acceptances and guarantees		16,617	—	—	333	—	16,284	16,350
Dishonored bonds		5,584	—	—	—	—	5,584	5,584

		474,673	447,730	—	333	70	26,540	28,884

Allowance	~~W~~	28,884	2,225	—	67	52	26,540

11
Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(6) Loans, Continued

	(In millions of Won)
	2005
	Book			Precau	Sub-		Estimated
	value		Normal	tionary	standard	Doubtful	Loss	Allowance
Loans:
Brokers’ loans	~~W~~	150,174	150,174	—	—	—	—	751
Short-term loans		10	10	—	—	—	—	—
Other loans		10	—	—	—	—	10	10

Other current assets:
Accounts receivables		58,694	56,620	—	—	—	2,074	2,357
Accrued income		11,705	9,770	—	—	—	1,935	1,984

Investments:
Long-term loans		14,333	13,897	—	—	—	436	506

Other assets:
Advances payments on acceptances and guarantees		18,011	—	—	460	—	17,551	17,643
Dishonored bonds		8,279	—	—	—	2,158	6,121	7,740

		261,216	230,471	—	460	2,158	28,127	30,991

Allowance	~~W~~	30,991	1,153	—	92	1,619	28,127

(7) Other Current Assets
     Other current assets as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Accounts receivables from customers	~~W~~	79,596	58,694	$81,561	60,144
Less: allowance for doubtful accounts		(3,494)	(2,357)	(3,580)	(2,415)

		76,102	56,337	77,981	57,729
Accrued income		9,117	11,705	9,342	11,994
Less: allowance for doubtful accounts		(1,595)	(1,984)	(1,634)	(2,033)

		7,522	9,721	7,708	9,961
Advance payments		7,006	5,071	7,179	5,196
Prepaid expenses		2,351	2,488	2,409	2,549
Prepaid income taxes		—	4,256	—	4,361
Other		1,594	1,079	1,634	1,107

	~~W~~	94,575	78,952	$96,911	80,903

12

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(8) Long-term Investments in Securities
     Long-term investment in securities as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Available-for-sale securities:
Stocks	~~W~~	26,954	22,333	$27,620	22,885
Investments in partnership		206	9,490	211	9,724

		27,160	31,823	27,831	32,609

Investment securities accounted for by the equity method		11,462	11,785	11,745	12,076

	~~W~~	38,622	43,608	$39,576	44,685

(a) Available-for-sale securities
     (i) Equity securities

					(In millions of Won)
	2006					2005
	Ownership	Acquisition		Fair	Book	Book
	percentage	cost		value	value	value
Stocks:

Marketable stocks

Saehan Co., Ltd.	0.15	~~W~~	1,841	930	930	474
Shinhan Financial Group Co., Ltd.	0.06		7,111	8,860	8,860	—

			8,952	9,790	9,790	474

Non-marketable stocks

Korea Securities Computer Co., Ltd.	0.16		44	44	44	44
Korea Securities Finance Co., Ltd.	3.39		11,573	11,573	11,573	11,573 11,573
Korea Securities Depository	1.60		843	843	843	843
Kihyup Technology Banking Corp.	1.72		500	500	500	500
Korea Exchange	3.16		3,072	3,072	3,072	3,072
Hanwha Investment Trust Management Co., Ltd.	—		—	—	—	1,350
Korea Money Broker Co., Ltd.	1.00		100	100	100	100
Midas International Asset Management	4.29		301	301	301	301
I Investment Trust	3.16		500	500	500	500
Shinhan Life Insurance Co., Ltd.	—		—	—	—	1,638
Other			1,164	231	231	1,938

			18,097	17,164	17,164	21,859

		~~W~~	27,049	26,954	26,954	22,333

Investment in partnership :

Securities Market Stabilization Fund	10.30		4,612	—	—	9,489
Other			207	206	206	1

		~~W~~	4,819	206	206	9,490

13

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(8) Long-term Investments in Securities, Continued
(ii)	Changes in unrealized holding gain

Changes in unrealized holding gain for the years ended March 31, 2006 and 2005 are as follows:

	(In millions of Won)
	2006		2005
Beginning balance	~~W~~	3,510	2,878
Realized gain from sale of securities		—	—
Impairment loss		(4,877)	—
Changes in other unrealized gains		6,992	632
Effect of deferred tax		(1,547)	—

Ending balance	~~W~~	4,078	3,510

(b) Investment securities accounted for by the equity method
(i)	Details of investment securities in subsidiaries and affiliates accounted for by the equity method as of March 31, 2006 and 2005 are as follows:

					(In millions of Won)
		2006
				Equity
	Ownership	Beginning		method	Other	Ending
Subsidiary	percentage (%)	balance		gain	changes	balance
Good Morning Shinhan Securities USA Inc.	100	~~W~~	4,590	223	(225)	4,588
Good Morning Shinhan Securities Europe Limited	100		7,195	532	(853)	6,874

		~~W~~	11,785	755	(1,078)	11,462

					(In millions of Won)
		2005
				Equity
	Ownership	Beginning		method	Other	Ending
Subsidiary	percentage (%)	balance		gain (loss)	changes	balance
Good Morning Shinhan Securities USA Inc.	100	~~W~~	4,612	536	(558)	4,590
Good Morning Shinhan Securities Europe Limited	100		7,268	589	(662)	7,195

		~~W~~	11,880	1,125	(1,220)	11,785

14

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(9)	Investments

Investments as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Long-term bank deposits	~~W~~	58	58	$59	59
Long-term loans		12,057	14,333	12,355	14,687
Less: allowance for doubtful accounts		(116)	(506)	(119)	(518)

		11,999	13,885	12,295	14,228
Guarantee deposits paid		62,439	60,839	63,981	62,341
Other		5,675	6,189	5,815	6,343

	~~W~~	80,113	80,913	$82,091	82,912

As of March 31, 2006 and 2005, the above long-term bank deposits consist solely of guarantee deposits for checking accounts and are restricted in use.
(10)	Property and Equipment

Property and equipment as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Land	~~W~~	43,251	43,251	$44,319	44,319
Buildings		162,641	162,529	166,657	166,543
Vehicles		144	34	148	35
Furniture and fixtures		69,639	65,894	71,359	67,521
Office equipment and other		9	9	9	9

		275,684	271,717	282,492	278,427
Less: accumulated depreciation		(97,309)	(90,335)	(99,712)	(92,566)

	~~W~~	178,375	181,382	$182,780	185,861

The officially declared values of the building sites of domestic branches at March 31, 2006 and 2005 , as announced by the Minister of Construction and Transportation, are as follows:

				(In millions of Won)
	Book value			Declared value
	2006		2005	2006	2005
Land	~~W~~	43,251	43,251	50,590	49,503
The officially declared value, which is used for government purposes, does not represent the fair value.
As of March 31, 2006, the Company has pledged land and buildings with an aggregate book value of ~~W~~167,148 million and collateralized amount of ~~W~~110,963 million to Shinhan Bank and others as collateral for its borrowings.

15

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(11)	Insured Assets

Details of insured assets as of March 31, 2006 are as follows:

		(In millions of Won)
Type of insurance	Assets insured	Book value		Amount insured
Comprehensive insurance	Buildings	~~W~~	119,972	222,459
	Furniture and fixtures		15,054	83,406

		~~W~~	135,026	305,865

In addition, the Company maintains key employees’ indemnity insurance and other insurance policies covering loss and liability arising from accidents.
(12)	Intangible Assets

Intangible assets as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Computer software	~~W~~	7,533	9,778	$7,719	10,019
Other		25	136	26	140
	~~W~~	7,558	9,914	$7,745	10,159

(13)	Other Assets

Other assets as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Advances Payments on Acceptances and Guarantees	~~W~~	16,617	18,011	$17,027	18,455
Less: allowance for doubtful accounts		(16,350)	(17,643)	(16,754)	(18,079)

		267	368	273	376
Collective fund for default losses (*)		9,199	6,724	9,427	6,890
Dishonored bonds		5,584	8,279	5,722	8,483
Less: allowance for doubtful accounts		(5,584)	(7,740)	(5,722)	(7,931)

		—	539	—	552
Deferred tax assets (note 28)		6,827	4,954	6,996	5,076

	~~W~~	16,293	12,585	$16,696	12,894

(*)	In accordance with the provisions of the Korean Securities and Exchange Law, related laws and working rule, the Company has deposited special reserves with the Korea Exchange for any potential losses on unsettled trading.

16

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(14)	Short-term Borrowings

Short-term borrowings as of March 31, 2006 and 2005 are as follows:

				(In millions of Won and thousands of U.S. dollars)
	Interest	Won			U.S. dollars (Note 1)
	rate (%)	2006		2005	2006	2005
Borrowings from:
Korean Securities Finance Corporation	3.00~4.51	~~W~~	95,250	70,000	$97,602	71,729
Korea Money Broker Co., Ltd.	4.50~4.51		100,000	20,000	102,470	20,494

		~~W~~	195,250	90,000	$200,072	92,223

(15)	Hybrid Securities Issued

Details of hybrid securities issued as of March 31, 2006 and 2005 are as follows:

					(In millions of Won)
	2006
	Number of			Issue	Book	Unrealized
	securities issued	Face value		amount (*)	value	gain
Equity-linked securities	1,065,169,459	~~W~~	1,065,169	1,014,046	1,000,040	14,006
Securities with stock warrants	117,261,267		1,149,481	111,025	110,214	810

	1,182,430,726	~~W~~	2,214,650	1,125,071	1,110,254	14,816

	(In millions of Won)
	2005
	Number of			Issue	Book	Unrealized
	securities issued	Face value		amount (*)	value	gain
Equity-linked securities	880,629,227	~~W~~	880,629	877,597	861,246	16,351
Securities with stock warrants	1,109,859		133,833	7,348	6,993	355

	881,739,086	~~W~~	1,014,462	884,945	868,239	16,706

(*)	Premium at the date of issue is not included.

17

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(16)	Other Current Liabilities

Other current liabilities as of March 31, 2006 and 2005 are as follows:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Accrued income taxes	~~W~~	15,037	—	$15,408	—
Dividends payable		716	717	734	735
Accounts payable		36,057	5,378	36,947	5,511
Accrued expenses		41,684	35,278	42,713	36,149
Securities loaned		55	167	56	171
Guarantee deposits received		5,946	4,256	6,092	4,361
Taxes withheld		8,929	7,717	9,150	7,908
Rental deposits received		42,562	33,795	43,613	34,630
Unearned revenues		78	40	80	41
Deferred income tax liabilities		15,095	—	15,468	—
Other		2,245	5,540	2,300	5,675

	~~W~~	168,404	92,888	$172,561	95,181

(17)	Debentures Issued

Debentures issued as of March 31, 2006 and 2005 consist of the following:

	(In millions of Won)
		Interest
	Maturity	rate (%)	2006	2005
16th publicly placed debenture	July 11, 2003~	6.20	—	1,000
(Current portion)	July 11, 2005
The above debenture issued to Hyundai Marine & Fire Insurance Co., Ltd., was redeemed at the maturity date.
(18)	Subordinated Borrowings

Subordinated borrowings as of March 31, 2006 and 2005 consist of the following:

	(In millions of Won)
		Interest rate
	Maturity	(%)	2006		2005
Subordinated borrowings	January 31, 2005~	5.25	~~W~~	70,000	70,000
	July 31, 2010
The principal is scheduled to be redeemed at maturity and the yields are to be paid on quarterly basis.

18

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(19)	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended March 31, 2006 and 2005 are as follows:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Estimated balance at beginning of the year	~~W~~	6,091	6,906	$6,242	7,076
Payment		(9,295)	(10,418)	(9,525)	(10,675)
Provision		11,090	9,603	11,364	9,840

Estimated balance at end of the year		7,886	6,091	8,081	6,241
Less: Deposit for severance benefit insurance		(5,077)	(3,873)	(5,202)	(3,969)
Contribution to National Pension Fund		(33)	(33)	(34)	(34)

Net balance at end of the year	~~W~~	2,776	2,185	$2,845	2,238

(20)	Sale-Leaseback Transactions

During the year ended March 31, 2004, the Company disposed of certain computer equipment and software, included in property and equipment and intangible assets, respectively, to Macquarie Capital Korea Co., Ltd., for ~~W~~47,000 million under the terms of a sale-leaseback transaction.

Future minimum lease payments as of March 31, 2006 and 2005 are as follows:

(In millions of Won)
Annual lease payment
April 1, 2006 ~ June, 30, 2006	~~W~~	4,050
(21)	Foreign Currency Denominated Assets and Liabilities

Assets and Liabilities denominated in foreign currency as of March 31, 2006 and 2005 consist of the following:

		(In millions of Won and thousands of U.S. dollars)
	Foreign currency		Won equivalent
	2006	2005	2006		2005
Bank deposits	$846	436	~~W~~	826	425
Trading securities	—	691		—	674
Advance payments	94	—		92	—
Deposits from customers	919	—		897	—

19

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(22)	Capital Surplus

The Company reduced its capital by the ratio of 1:0.9 as of December 24, 2002, in accordance with a resolution of a shareholders’ meeting. As a result, the Company recorded ~~W~~15 million of net gain from the capital reduction as a capital surplus.

(23)	Retained Earnings

Retained earnings as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Unappropriated retained earnings	~~W~~	101,481	30,311	$103,987	31,060
(24)	Capital Adjustments

Capital adjustments as of March 31, 2006 and 2005 consist of the following:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Discount on stock issuance	~~W~~	(117,453)	(147,764)	$(120,354)	(151,413)
Loss on reissuance of treasury stock		(11,962)	(11,962)	(12,257)	(12,257)
Stock options (note 25)		—	12,472	—	12,780
Unrealized gain on available-for-sale securities (notes 4 and 8)		9,643	7,034	9,881	7,208
Unrealized gain on investment securities accounted for by the equity method		1,784	2,862	1,828	2,933

	~~W~~	(117,988)	(137,358)	$(120,902)	(140,749)

Discount on stock issuance is to be amortized over three years using the straight-line method through appropriation of retained earnings.

20

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(25)	Stock Options
(a)	Stock options granted by the Company

In accordance with a special resolution of a shareholder’s meeting, the Company granted stock purchase options to certain employees and directors, and details of stock options granted as of March 31, 2006 are as follows:

						(In Won)
Stock options		Number of		Exercise price		Compensation
granted	Grant date	stock	Exercisable period	per stock		cost per stock
1st	February 4, 1999	2,588,355	February 4, 2002	~~W~~	7,640	1,254
			~February 3, 2009
2nd	February 4, 1999	1,434,510	February 4, 2002		7,085	1,707
			~February 3, 2009
3rd	December 17, 1999	1,980,000	December 17, 2002		7,590	1,042
			~December 16, 2007
4th	May 27, 2000	405,000	May 27, 2003 ~		5,000	—
			May 26, 2008
5th	May 26, 2001	1,260,000	May 26, 2004 ~		5,850	1,147
			May 25, 2009
6th	January 31, 2002	90,000	January 31, 2005		6,040	664
			~January 30, 2010
7th	May 25, 2002	540,000	May 25, 2004 ~		6,370	2,025
			May 24, 2012
8th	June 27, 2002	348,777	May 26, 2003 ~		5,000	1,081
			May 25, 2006
9th	June 27, 2002	343,383	May 27, 2004 ~		5,837	589
			May 26, 2007
10th	May 30, 2003	215,000	May 30, 2005 ~		5,000	78
			May 29, 2009
11th	May 28, 2004	633,000	May 29, 2006 ~		5,000	1,701
			May 28, 2009
The compensation cost relative to the stock option series 1 through 10 is calculated using the minimum value method while the stock option series 11 is calculated using the Black-Scholes fair value method. This cost is recognized as a component of general and administrative expenses in the amount of ~~W~~ 246 million and ~~W~~108 million for the years ended March 31, 2006 and 2005, respectively.
If the Company had adopted the fair value method, the following assumptions would have been used:

					(In Won)
Stock options	Risk-free	Expected	Expected stock	Expected dividend	Fair value
granted	interest rate (%)	exercisable period	price volatility (%)	yield (%)	at grant date
1st	7.00	3 years	116.87	—	~~W~~	7,490
2nd	7.00	3 years	116.87	—		7,490
3rd	8.89	3 years	137.35	—		6,920
4th	8.99	3 years	137.82	—		3,175
5th	6.42	3 years	118.09	—		6,000
6th	6.03	3 years	86.35	—		5,730
7th	6.87	6 years	101.94	—		6,300
8th	5.73	1.5 years	84.82	—		5,680
9th	5.62	2.5 years	94.38	—		5,680
10th	4.10	4 years	67.00	—		4,335
11th	4.23	3.5 years	60.70	—		3,140

21

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(25)	Stock Options, Continued

If certain employees and directors who are granted stock purchase option retire or die, this stock option go out existence by a resolution of the board of directors. The company had granted the employees the right to choose between shares based compensation or cash based compensation but in accordance with a special resolution of the board of directors in July 1, 2005 the compensation method was concluded to be the cash based compensation.

(b)	Stock options granted by Shinhan Financial Group Co., Ltd.

Shinhan Financial Group Co., Ltd. granted stock purchase options to certain employees and directors, and details of stock options granted as of March 31, 2006 are as follows:

					(In Won)
	Number of		Exercise price		Compensation
Grant date	stock	Exercisable period	per stock		cost per stock
March 30, 2005	241,800	March 30, 2008 ~March 29, 2012	~~W~~	28,006	11,201
The compensation cost relative to the stock option is calculated using the Black-Scholes fair value method. This cost is recognized as a component of general and administrative expenses in the amount of ~~W~~ 1,067 million for year ended March 31, 2006 and will be ~~W~~ 2,133 million for the period thereafter.
Assumptions the Company had adopted are as follows:

				(In Won)
Risk-free	Expected	Expected stock	Expected dividend	Fair value
interest rate (%)	exercisable period	price volatility (%)	yield (%)	at grant date
4.07	2 years	17.92	—	~~W~~	26,900

22

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(26)	Related Party Transactions
(a)	Significant transactions with related parties for the years ended March 31, 2006 and 2005 are as follows:

	(In millions of Won)
	Related party	2006		2005
Revenue earned:
Commissions income	Good Morning Securities USA Inc.	~~W~~	4,010	4,725
Commissions income	Good Morning Securities Europe Ltd.		1,976	2,384
Commissions income	Shinhan Card Co., Ltd.		370	587
Commissions income	SH&C Life Insurance		3	18
Commissions income	Shinhan Life Insurance Co., Ltd.		5	—
Interest income	Shinhan Bank		266	204
Interest income	Chohung Bank		185	1,123
Rent	Shinhan Bank		335	377
Rent	Shinhan Card Co., Ltd.		323	367
Rent	Shinhan Life Insurance Co., Ltd.		13	—
Rent	Shinhan BNP ITMC Co., Ltd.		215	51

		~~W~~	7,701	9,836

Expenses incurred:
Commissions expense	Good Morning Securities USA Inc.	~~W~~	2,721	3,195
Commissions expense	Good Morning Securities Europe Limited		1,340	1,624
Commissions expense	Shinhan Credit Information Co., Ltd.		27	47
Commissions expense	Shinhan Card Co., Ltd.		—	1,066
Commissions expense	Shinhan Life Insurance Co., Ltd.		14	—
Interest expense	Shinhan Bank		98	1,731
Interest expense	Chohung Bank		88	107
Interest expense	Shinhan Financial Group Co., Ltd.		4,298	4,539
Rent	Shinhan Bank		412	—
Rent	Chohung Bank		22	4
Other	Shinhan Bank		263	313

		~~W~~	9,283	12,626

23

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(26)	Related Party Transactions, Continued
(b)	Significant account balances with related parties as of March 31, 2006 and 2005 are as follows:

	(In millions of Won)
	Related party	2006		2005
Assets:
Bank deposits	Shinhan Bank	~~W~~	6,624	5,828
”	Chohung Bank		2,172	56,609
Receivables	Shinhan Bank		86	—
”	Chohung Bank		62	—
	Shinhan Life Insurance Co., Ltd.		1	—
Other current assets	Shinhan Bank		12,311	8,052
”	Chohung Bank		3,057	2,075
”	Shinhan Life Insurance Co., Ltd.		2,561	—

		~~W~~	26,874	72,564

Liabilities:
Subordinated borrowings	Shinhan Financial Group Co., Ltd.	~~W~~	70,000	70,000
Other current liabilities	Good Morning Securities USA Inc.		791	1,061
”	Good Morning Securities Europe		508	397
	Limited
”	Shinhan Bank		11,337	5,223
	Chohung Bank		3,063	—
”	Shinhan Financial Group Co., Ltd.		2,735	623
”	Shinhan Card Co., Ltd.		5,241	5,234
”	Shinhan BNP ITMC Co., Ltd.		3,496	3,496
”	Shinhan Life Insurance Co., Ltd.		173	—

		~~W~~	97,344	86,034

(c)	Details of equity securities issued by related parties as of March 31, 2006 and 2005 are as follows:

	(In millions of Won)
	2006
	Ownership	Acquisition		Fair	Book
Subsidiary	percentage	cost		value	value
Good Morning Shinhan Securities USA Inc.	100	~~W~~	3,342	4,588	4,588
Good Morning Shinhan Securities Europe Limited	100		9,669	6,874	6,874

		~~W~~	13,011	11,462	11,462

	(In millions of Won)
	2005
	Ownership	Acquisition		Fair	Book
Subsidiary	percentage	cost		value	value
Good Morning Shinhan Securities USA Inc.	100	~~W~~	3,342	4,590	4,590
Good Morning Shinhan Securities Europe Limited	100		9,669	7,195	7,195

		~~W~~	13,011	11,785	11,785

24

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(27)	General and Administrative Expenses

General and administrative expenses for the years ended March 31, 2006 and 2005 consist of the following:

				(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Salaries and wages	~~W~~	140,559	107,028	$144,030	109,671
Provision for retirement and severance benefits		11,090	9,603	11,364	9,840
Other employees benefits		21,969	25,772	22,512	26,408
Depreciation		10,109	9,979	10,359	10,225
Amortization		4,763	5,480	4,881	5,615
Bad debts		—	1,162	—	1,191
Advertising		3,237	5,201	3,317	5,329
Rent		5,948	6,515	6,095	6,676
Commissions		3,494	4,001	3,580	4,100
Computer system operation		28,677	31,876	29,385	32,663
Tax and dues		8,733	6,640	8,949	6,804
Other		24,770	25,577	25,383	26,209

	~~W~~	263,349	238,834	$269,855	244,731

(28)	Income Taxes
(a)	The components of income tax expense for the years ended March 31, 2006 and 2005 are as follows:

			(In millions of Won and thousands of U.S. dollars)
	Won			U.S. dollars (Note 1)
	2006		2005	2006	2005
Current income tax	~~W~~	29,365	—	30,090	—
Deferred income tax on temporary differences		8,417	10,872	8,624	11,141
Changes in deferred income tax asset loss due to carryforwards		4,805	(4,118)	4,924	(4,220)
Income tax expense recognized directly in capital account		(3,658)	—	(3,748)	—

Income tax expense	~~W~~	38,929	6,754	39,890	6,921

25

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(28)	Income Taxes, Continued
(b)	The differences between income before income taxes and taxable income for the years ended March 31, 2006 and 2005 are as follows:

	(In millions of Won)
	2006		2005
Income before tax	~~W~~	140,410	37,065
Non-temporary difference		8,463	(10,969)
Temporary difference		(32,440)	(42,568)

Taxable income	~~W~~	116,433	(16,472)

(c)	Changes in significant accumulated temporary differences and tax effects for the years ended March 31, 2006 and 2005 are as follows:

					(In millions of Won)
	Beginning			2006	Ending	Tax
	balance		Decrease	Increase	balance	effect
Deductible temporary differences:
Allowance for doubtful accounts	~~W~~	698	698	452	452	124
Trading securities		5,904	5,904	3,109	3,109	855
Available-for-sale securities		28,507	1,873	—	26,634	7,324
Securities sold		53	53	1,398	1,398	385
OTC derivatives		—	—	27,046	27,046	7,438
Derivatives		162	162	11,842	11,842	3,256
Hybrid securities sold		32,385	32,385	59,909	59,909	16,475
Accrued expenses		8,351	8,351	6,423	6,423	1,766
Hybrid securities		22,146	22,146	25,829	25,829	7,103
Other		14,752	3,491	610	11,871	2,349

		112,958	75,063	136,618	174,513	47,075

Taxable temporary differences:
Accrued income		(5,939)	(5,939)	(3,480)	(3,480)	(957)
Derivatives		(6,437)	(6,437)	(181)	(181)	(49)
Trading securities		(9,435)	(9,435)	(6,686)	(6,686)	(1,839)
Hybrid securities sold		(49,090)	(49,090)	(74,725)	(74,725)	(20,549)
Deposit for severance benefit insurance		(4,107)	(486)	—	(3,621)	(996)
Hybrid securities		(32,136)	(32,136)	(76,366)	(76,366)	(21,001)
OTC derivatives		(301)	(301)	(22,212)	(22,212)	(6,108)
Available-for-sale securities		—	—	(13,301)	(13,301)	(3,658)
Securities sold		(309)	(309)	(100)	(100)	(28)
Other		(3,436)	(1,078)	—	(2,358)	(158)

		(111,190)	(105,211)	(197,051)	(203,030)	(55,343)

Net deferred tax assets	~~W~~	1,768	(30,148)	(60,433)	(28,517)	(8,268)

The Company recognized the tax effects as an asset because the future taxable income would exceed the future deductible temporary differences.

26

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(28)	Income Taxes, Continued
(d)	Pursuant to the Statements of Korea Accounting Standards No. 16 “Income taxes”, effective the first fiscal year beginning after December 31, 2004, the Company recorded to stockholder’s equity the tax effects resulting from temporary differences of capital accounts.

(e)	The details of deferred tax assets and deferred tax liabilities based on temporary differences as of March 31, 2006 are as follows:

				(In millions of Won)
	Temporary		Deferred tax assets (liabilities)
	differences		Current	Non-current
Future deductible temporary differences:
Allowance for doubtful accounts	~~W~~	452	—	124
Trading securities		3,109	855	—
Available-for-sale securities		26,634	—	7,324
Securities sold		1,398	385	—
OTC derivatives		27,046	7,438	—
Derivatives		11,842	3,256	—
Hybrid securities sold		59,909	16,475	—
Accrued expenses		6,423	1,766	—
Hybrid securities		25,829	7,103	—
Other		11,871	168	2,181

		174,513	37,446	9,629

Future taxable temporary differences:
Accrued income		(3,480)	(856)	(101)
Derivatives		(181)	(49)	—
Trading securities		(6,686)	(1,839)	—
Hybrid securities sold		(74,725)	(20,549)	—
Deposit for severance benefit insurance		(3,621)	—	(996)
Hybrid securities		(76,366)	(21,001)	—
OTC derivatives		(22,212)	(6,108)	—
Available-for-sale securities		(13,301)	(2,111)	(1,547)
Securities sold		(100)	(28)	—
Other		(2,358)	—	(158)

		(203,030)	(52,541)	(2,802)

	~~W~~	(28,517)	(15,095)	6,827

(f)	Effective tax rates as of March 31, 2006 and 2005 are as follows:

			(In millions of Won and thousands of U.S. dollars
			Won	U.S. dollars (Note 1)
	2006		2005	2006	2005
Income taxes	~~W~~	38,929	6,754	$39,890	6,921
Income before income taxes		140,410	37,065	143,877	37,981

Effective income tax rate (%)		27.73%	18.22%	27.73%	18.22%

27

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(29)	Earnings Per Share
(a)	Ordinary income and net earnings per share

Earnings per common share is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Earnings per common share for the years ended March 31, 2006 and 2005 are computed as follows:

	Ordinary income in Won			Net income in Won
	2006		2005	2006	2005
Ordinary income and net income in Won	~~W~~	101,480,860,388	30,311,303,031	101,480,860,388	30,311,303,031
Weighted average number of common shares outstanding		155,571,555	155,571,555	155,571,555	155,571,555

Ordinary income and net income per share in Won	~~W~~	652	195	652	195

(30)	Commitments and Contingencies
(a)	As of March 31, 2006, the Company committed with four banks, including Chohung Bank, for overdraft accounts with aggregate limit of ~~W~~12,000 million and with 12 banks, including Shinhan Bank, for daily revolving accounts with aggregate limit of ~~W~~279,000 million.

(b)	As of March 31, 2006, the Company provided three notes with ~~W~~925 million of face value to financial institutions as collateral for office rental obligations.

(c)	As of March 31, 2006, the Company is involved as a defendant in 14 pending lawsuits with claims aggregating ~~W~~4,242 million. The ultimate outcome of such pending litigation cannot presently be determined.

(d)	During the year ended March 31, 2006, the Company acted as a broker for project financing between the borrowers (Human & Future Inc. and Summitcamp Corp.) and the lender(Korea Exchange Bank). In case that the construction business which is progressed by the borrowers is not approved by official government by the expiration date in July 2006, the Company is supposed to undertake the loan which amounts to ~~W~~40 billion from the lender.

(e)	As of March 31, 2006, the Company made a contract with Franklin Templeton Investment Trust Management Co., Ltd. to guarantee against the contingent losses that may result from the beneficiary certificates that include guaranteed bonds issued by financially troubled companies, such as the DAEWOO Group and its affiliates. In addition, the Company’s time deposit of ~~W~~2,270 million was pledged as collateral to Franklin Templeton Investment Trust Management Co., Ltd..

28

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(31)	Derivatives

Details of unsettled derivative instruments for trading purposes as of March 31, 2006 are as follows:

				(In millions of Won)
		Unsettled		Valuation
		amount		gain (loss)
Interest rate related	Futures	~~W~~	18,367	19

Currency related	Forwards		6,298	—

Stock price index related	Futures		301,002	(11,681)
	Options bought		222	(1)
	Options sold		448	2

			301,672	(11,680)

Stock related	Options bought		1,193,725	1,343
	Options sold		1,262,041	(357)

			2,455,766	986

Other	Options bought		15,580	2,607
	Options sold		15,580	(1,901)

			31,160	706

		~~W~~	2,813,263	(9,969)

(32)	Statements of Cash Flows
(a)	Cash in the statements of cash flows consists of cash and cash equivalents comprising the following as of March 31, 2006 and 2005:

	(In millions of Won)
	2006		2005
Demand deposits	~~W~~	2,035	910
Checking accounts		559	410
Deposits in foreign currencies		826	446

	~~W~~	3,420	1,766

(b)	Significant transactions not involving cash inflows or outflows for the years ended March 31, 2006 are as follows:

	(In millions of Won)
	2006
Dishonored bonds offset against allowance for doubtful accounts	~~W~~	4,515
Increase in unrealized gain on available-for-sale securities		6,267
Tax effect in unrealized gain on available-for-sale securities		3,658
Decrease in unrealized gain on investment securities accounted for by the equity method		1,078
Discount on stock issuance written off		30,311
Stock options accounted for capital adjustments transferred to other liabilities		12,472

29

Good Morning Shinhan Securities Co., Ltd.
Notes to Non-Consolidated Financial Statements, Continued
March 31, 2006 and 2005
(33)	Employee Welfare and Contributions to Society

For employee welfare, the Company maintains a refectory, an infirmary and other employee benefits and additionally, Company has donated to scholarship funds and others amounting to ~~W~~3,901 million for the year ended March 31, 2006.

Internal Accounting Control System Review Report
English translation of a Report Originally Issued in Korean
Representative
Good Morning Shinhan Securities Co., Ltd.:
We have reviewed the report of management’s assessment of internal accounting control system (“IACS”) of Good Morning Shinhan Securities Co., Ltd. (the “Company”) as of March 31, 2006. In accordance with Article 2-2 of the Act on External Audit for Stock Companies (the “External Audit Law”) of the Republic of Korea, the company’s management is responsible for assessing the design and operation of its IACS. Our responsibility is to review management’s assessment and to issue a report based on our review.
We conducted our review in accordance with Article 2-3 of the External Audit Law. Our review included inquiries of management and employees, inspection of related documents and checking up on the operating status of the Company’s IACS. We did not perform an audit of the Company’s IACS and accordingly, we do not express an audit opinion.
Based on our review, no material weaknesses in the design or operation of the Company’s IACS under Article 2-2 of the External Audit Law as of March 31, 2006 has come to our attention.
This report applies to the Company’s IACS in existence as of March 31, 2006. We did not review the Company’s IACS subsequent to March 31, 2006. This report has been prepared for Korean regulatory purposes, pursuant to the External Audit Law, and may not be appropriate for other purposes or for other users.
As this report is based on Interim Guidelines on Auditors’ Review and Report on Management’s Assessment of IACS, issued by the Korean Audit Standards Committee on March 29, 2005, it applies only from that date until the date the Final Standard for Management’s Assessment of IACS and Final Standard for Auditors’ Review and Report on Management Assessment of IACS become effective. A review performed based on the final standards may have different results and accordingly, the content of our report may be different.
KPMG Samjong Accounting Corp.
Seoul, Korea
April 21, 2006
Notice to Readers
This report is annexed in relation to the audit of the financial statements as of March 31, 2006 and the review of internal accounting control system pursuant to Article 2-3 of the Act on External Audit for Stock Companies of the Republic of Korea.

(Appendix 20)
Good Morning Shinhan Securities. Co, Ltd
Non-consolidated Balance Sheets
As of March 31, 2005 and March 31, 2004

	(In millions of KRW)
	As of March 31, 2005	As of March 31, 2004
Assets
Current Assets	2,558,826	1,913,789
Cash and bank deposits	15,998	28,001
Deposits	766,345	731,084
Short-term securities	916,697	550,580
Hybrid securities	630,722	270,742
Options purchased	392	—
Loans	150,194	240,972
Other current assets	83,580	97,584
Allowance for credit loss-current assets	-5,102	-5,174
Non-current Assets	328,402	337,660
Long-term securities	43,608	46,012
Investment assets	81,419	78,615
Tangible fixed assets	181,382	182,234
Other non-current assets	21,993	30,799
Total assets	2,887,228	2,251,449

Liabilities
Current liabilities	2,125,077	1,432,026
Call money	46,000	—
Short-term borrowings	90,000	30,000
Bonds sold under reverse resale agreement	198,838	175,394
Customers’ deposits	819,910	665,469
Securities sold	8,061	14,781
Hybrid securities sold	868,239	466,373
Options sold	107	—
Other current liabilities	93,922	80,009
Long-term liabilities	72,185	163,252
Debentures	—	31,000
Reserve for severance and retirement benefits	2,185	2,252
Other long-term liabilities	70,000	130,000
Total liabilities	2,197,262	1,595,278

Stockholders’ equity
Capital stock	796,998	796,998
Common Stock	777,882	777,882
Preferred Stock	19,116	19,116
Capital surplus	15	15
Retained earnings	30,311	90,549
Capital adjustments	-137,358	-231,391
Total stockholders’ equity	689,966	656,171

Total liabilities and stockholders’ equity	2,887,228	2,251,449

Good Morning Shinhan Securities. Co, Ltd
Non-consolidated Income Statements
For the year ended on March 31, 2005 and March 31, 2004

	(In millions of KRW except per share data)
	For the year	For the year
	ended March 31, 2005	ended March 31, 2004
Operating income	626,397	685,477
Commissions received	239,428	278,018
Interest income	76,254	75,130
Dividends income	4,675	8,156
Distribution income	725	2,016
Gain on sales of trading securities	50,250	82,821
Gain on valuation of trading securities	9,436	3,996
Gain on transactions of hybrid securities	64,705	70,865
Gain on valuation of trading securities sold	309	300
Gain on transactions of hybrid securities sold	68,415	5,869
Gain on valuation of reserve for claims of customer’s deposits	3,731	3,643
Gain on derivatives transactions	108,469	154,663
Operating expenses	584,090	631,497
Commissions expenses	43,086	43,616
Interest expenses	25,783	33,402
Loss on sales of trading securities	43,699	62,054
Loss on valuation of trading securities	5,904	4,948
Loss on hybrid securities transactions	34,586	2,432
Loss on valuation of trading securities sold	53	107
Loss on transaction of hybrid securities sold	85,883	80,611
Loss on derivatives transactions	106,262	132,627
General and administrative expenses	238,834	271,700
Operating income	42,307	53,980
Non-operating income	10,932	53,040
Gain on disposition of tangible assets	19	28,521
Rental income	7,539	6,087
Gain on disposition of available-for-sale securities	3	7,016
Reversal of impaired loss on available-for- sale securities	1,638	—
Gain on equity method valuation	1,125	—
Gain on foreign currency transactions	109	592
Gain on foreign currency translations	38	123
Others	461	10,701
Non-operating expenses	16,174	10,279
Loss on disposition of tangible assets	44	1,158
Impaired loss on available-for-sale securities	1,581	1
Loss on valuation using equity method of accounting	—	772
Loss on foreign currency transactions	124	104
Loss on foreign exchanges transactions	43	32
Donations	375	336
Others	14,007	7,876
Ordinary income	37,065	96,741
Extraordinary gain	—	—
Extraordinary loss	—	2
Net income before income tax expenses	37,065	96,739
Income tax expenses	6,754	16,084
Net income	30,311	80,655

Net Income per share of Common Stock (KRW)
Ordianry Income	195	518
Net income	195	518

(Appendix 21)
Shinhan Life. Co, Ltd
Non-consolidated Balance Sheets
As of March 31, 2007 and March 31, 2006

		(KRW)
	As of March 31, 2007	As of March 31, 2006
Assets

Cash and Deposits	489,809,045,739	420,870,099,174
Cash and Deposits	486,138,188,888	416,834,807,609
Deposits for Futures and Options Transaction	2,563,764,266	4,018,959,968
Other Deposits	1,107,092,585	16,331,597
Securities	2,734,352,909,501	2,276,283,426,108
Trading Securities	165,210,790,808	385,608,328,127
Available-for-sale Securities	1,925,285,464,516	1,888,296,781,585
Held-to-maturity Securities	636,969,418,180	—
Equity Securities by the Equity Method	6,887,235,997	2,378,316,396
Loans	1,593,333,654,736	1,298,055,161,643
Call Loans	—	3,900,030,864
Policy Loans	635,291,986,614	526,453,779,082
Loan Secured by Securities	—	10,000,000,000
Loan Secured by Real Estate	436,660,505,056	516,716,246,711
Unsecured Loans	489,506,271,011	212,513,968,876
Loan Secured by Third Party Guarantee	1,784,662,292	2,767,511,898
Other Loans	48,795,749,428	41,240,601,875
Fixed Assets	19,795,882,649	16,188,695,196
Other Assets	948,715,914,356	845,866,622,128
Separate Account Assets	699,112,688,676	441,334,955,102
Total Assets	6,485,120,095,657	5,298,598,959,351

Liabilities
Policy Reserve	5,117,847,548,361	4,235,773,753,959
Premium Reserve	4,865,441,406,727	4,029,997,929,767
Unearned Premium Reserve	3,000,167,107	3,013,477,045
Reserve for Outstanding Claims	227,588,639,661	181,731,461,804
Reserve for Participating Policyholder’s Dividends	22,819,225,741	21,992,146,073
Policyholder DividendReserve Fund	109,003,171	109,003,171
Policy Reserve Adjustment	6,626,021,684	5,624,470,665
Gains on Valuation of Available-for-sale Securities	6,564,427,606	5,617,361,896
Unrealized Gain on Equity Securitiesby the Equity Method	61,594,078	7,108,769
Other Liabilities	196,657,246,534	260,901,088,231
Separate Account Liabilities	699,112,688,676	441,334,955,102
Total Liabilities	6,020,243,505,255	4,943,634,267,957

Shareholders’ Equity
Capital Stock	200,000,000,000	200,000,000,000
Capital Surplus	19,088,380	19,088,380
Retained Earnings	242,494,773,549	139,208,417,582
Capital Adjustment	22,362,728,473	15,737,185,432
Total Shareholders’ Equity	464,876,590,402	354,964,691,394

Total Liabilities and Shareholders’ Equity	6,485,120,095,657	5,298,598,959,351

Shinhan Life. Co, Ltd
Non-consolidated Income Statements
For the year ended on March 31, 2007 and March 31, 2006

				(Unit: KRW)
	For the year		For the year
	ended March 31, 2007		ended March 31, 2006
Operating Income		2,406,188,806,422		2,124,566,640,471
Premium Income	1,883,524,740,909		1,675,871,304,348
Reinsurance Income	125,133,322,335		121,299,953,514
Interest Income	235,612,029,327		187,387,283,374
Dividend Income	8,088,468,166		6,766,669,143
Commission Income	5,067,083,520		5,814,582,674
Gains on Sale of Trading Securities	5,855,328,268		5,367,132,218
Gains on Valuation of Trading Securities	4,965,211,461		2,329,072,372
Separate Account Commission Received	21,659,022,882		4,059,662,657
Separate Account Income	116,283,599,554		115,670,980,171
Operating Expenses & Claims		2,253,333,557,653		1,992,164,257,556
Increase in Policy Reserve	882,073,794,402		782,961,831,925
Claims Paid	695,956,958,764		617,459,339,938
Reinsurance Expenses	125,799,755,196		122,286,353,352
Interest Expenses	1,236,348,976		3,555,994,961
Losses on Sale of Trading Securities	76,020,171		170,643,879
Losses on Valuation of Trading Securities	—		263,443,940
Operating Expenses	473,538,544,405		428,787,064,791
Amortization of Deferred Acquisition Cost	286,425,273,154		226,236,013,508
Investment Administrative Expenses	12,050,773,768		10,856,007,580
Depreciation Expenses	5,300,377,773		4,872,784,565
Amortization of Intangible Assets	1,697,215,237		1,162,912,737
Bad Debt Expenses	3,187,203,835		1,259,388,910
Discount Expenses	1,050,649,126		1,308,388,502
Separate Account Commission Paid	1,690,423,874		929,319,233
Separate Account Expenses	116,283,599,554		115,670,980,171
Other Operating Losses	156,627,454		174,118,263
Net Operating Income		152,855,248,769		132,402,382,915
Non-Operating Income		26,266,626,218		43,577,465,935
Non-Operating Expenses		10,821,780,689		35,847,186,082
Ordinary Income		168,300,094,298		140,132,662,768
Income Tax Expense		44,712,896,713		38,228,733,891
Net Income for the Year		123,587,197,585		101,903,928,877

(Appendix 22)
Shinhan Credit Information. Co, Ltd
Balance Sheets
As of March 31, 2007 and December 31, 2006

	(In KRW)
	As of March 31, 2007	As of Dec. 31, 2006
Assets
Current assets	9,564,998,007	9,678,550,092
Cash and cash equivalents	4,465,504,980	1,551,761,553
Short-term financial instruments	3,229,342,801	2,537,486,670
Accrued income	94,649,976	3,225,588,829
Trade receivables	1,683,146,713	59,165,753
Advance payments	5,689,300	2,230,419,605
Prepaid expenses	4,993,725	2,061,750
Prepaid Value added taxes	—	22,758,441
Deferred income tax assets	81,670,512	49,307,491
Non-current assets	4,426,010,780	3,693,613,470
Long-term financial instruments	39,977,802	30,000,000
Tangible assets	316,329,056	291,470,287
Office equipment, net	228,296,708	227,812,261
Leasehold improvements, net	88,032,348	63,658,026
Intangible Assets	204,304,143	229,596,954
Other non-current assets	3,865,399,779	3,142,546,229
Deferred income tax assets	157,681,509	148,018,359
Guarantee Deposits	3,259,088,800	2,545,898,400
Other Guarantee	3,500,000	3,500,000
Telephone Subscription Deposit	4,114,000	4,114,000
Others	441,015,470	441,015,470
Total assets	13,991,008,787	13,372,163,562

Liabilities
Current liabilities	2,544,868,246	2,518,729,853
Accounts payable	1,159,523,791	1,454,868,450
Withholdings	147,376,338	184,926,654
Value added taxes withheld	11,270,944	60,944,585
Advances from customers	24,145,060	14,390,691
Income taxes payable	764,968,914	522,142,268
Accrued expenses	437,583,199	281,457,205
Long-term liabilities	648,506,790	597,892,196
Reserve for Retirement and Severance Benefits	214,627,100	149,109,046
Allowance for Indemnity	192,692,811	197,444,517
Long-term Accrued Expenses	241,186,879	251,338,633
Total liabilities	3,193,375,036	3,116,622,049

Stockholders’ equity
Capital stock	3,000,000,000	3,000,000,000
Common stock	3,000,000,000	3,000,000,000
Reetained earnings	7,797,633,751	7,255,541,513
Legal Reserve	180,000,000	180,000,000
Retained Earnings before Appropriation	7,617,633,751	7,075,541,513
Total stockholders’ equity	10,797,633,751	10,255,541,513

Total liabilities and stockholders’ equity	13,991,008,787	13,372,163,562

Shinhan Credit Information. Co, Ltd
Income statement
For the Quarter ended March 31, 2007 and March 31, 2006

	(In KRW)
	For the Quarter ended	For the Quarter ended
	March 31, 2007	March 31, 2006
Operating Revenue	6,581,588,895	5,856,565,006
Commission and Fees	6,184,109,608	5,419,347,364
Credit Investigation fees	396,025,851	436,031,642
Others	1,453,436	1,186,000
Operating Expenses	5,930,552,974	5,293,937,752
Fees and Commission	3,859,752,047	3,304,522,270
Salaries	991,442,013	873,400,819
Retirement allowance	67,562,056	51,656,434
Other employee benefits	85,090,090	96,753,623
Transportation	3,931,230	6,348,250
Entertainment	11,556,602	6,962,200
Communication Expenses	303,568,696	261,228,037
Utility Expense	2,551,090	1,674,510
Tax and Dues	66,764,010	66,023,650
Depreciation	66,093,603	83,002,520
Rent	137,808,218	112,075,133
Repair and Maintenace	8,427,957	10,255,400
Insurance	610,690	2,610,710
Maintenace for Vehicles	8,771,000	7,890,300
Transport Charges	1,871,500	2,778,600
Training and Education	39,803,175	30,595,781
Printing	10,707,691	10,649,677
Conferrence	10,248,785	13,205,176
Stationery	1,372,240	3,956,781
Office Supplies	24,852,340	23,483,132
Fees expenses	108,618,825	114,104,701
Advertising Expenses	132,000	172,072
Maintenace for Buildings	91,804,305	142,843,010
Amortization	27,212,811	27,207,212
Provision of Allowance for Indemnity	—	40,538,163
Operating IncomeLoss	651,035,921	562,627,254
Non Operating Income	93,077,287	74,283,843
Interest Income	79,033,448	71,563,788
Gains on Disposition of Fixed Assets	1,965,000	—
Reversal of Allowance for Indemnity	4,751,706	—
Miscellaneous Revenues	7,327,133	2,720,055
Non Operating Expense	1,535	189,605
Income before Income Taxes	744,111,673	636,721,492
Tax expenses	202,019,435	168,648,677
Net profits for the period	542,092,238	468,072,815

(Appendix 23)
Shinhan Private Equity Co, Ltd
Non-consolidated Balance Sheets
As of Dec. 31, 2006 and Dec. 31, 2005

		(KRW)
	As of Dec. 31, 2006	As of Dec. 31, 2005
ASSETS
CURRENT ASSETS	3,005,052,593	7,162,673,563
Cash and cash equivalents	995,897,509	6,967,603,119
Short-term financial instruments	2,000,000,000	—
Prepaid expenses	2,879,693	2,605,266
Accounts receivable	660,884	—
Accrued income	5,614,507	15,168,272
Deferred tax assets	—	177,296,906
FIXED ASSETS	7,808,209,522	1,740,446,506
Investment assets	7,635,744,642	1,498,505,542
Tangible assets	168,837,541	236,752,655
Intangible assets	3,627,339	5,188,309
TOTAL ASSETS	10,813,262,115	8,903,120,069

LIABILITIES
CURRENT LIABILITIES	249,783,290	74,212,248
Accounts payable	49,855,346	70,290,748
Withholdings	20,774,924	3,921,500
Income tax payable	179,153,020	—
FIXED LIABILITIES	69,502,885	10,560,012
Reserve for severance and retirement benefits	48,806,429	10,560,012
Deferred tax liabilities	20,696,456	—
TOTAL LIABILITIES	319,286,175	84,772,260

STOCKHOLDER’S EQUITY
CAPITAL STOCK	10,000,000,000	10,000,000,000
ACCUMULATED EARNINGS(DEFICIT)	493,975,940	(-)1,181,652,191
TOTAL STOCKHOLDER’S EQUITY	10,493,975,940	8,818,347,809

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	10,813,262,115	8,903,120,069

Shinhan Private Equity Co, Ltd
Non-consolidated Income Statements
For the year ended on Dec. 31, 2007 and Dec. 31, 2006

				(Unit: KRW)
	For the year		For the year
	ended Dec. 31, 2006		ended Dec 31, 2005
Operating revenue		3,729,236,300		821,917,808
Commissions	3,000,000,000		821,917,808
Valuation gain on equity method	729,236,300		—
Operating expenses		1,906,186,581		1,883,278,379
Valuation loss on equity method	—		653,976,458
Selling and administrative expenses	1,906,186,581		1,229,301,921
Salary	984,097,019		657,431,026
Severance benefit	112,440,225		26,551,957
Other benefits for employees	86,039,261		66,211,048
Travel expenses	5,758,968		3,333,450
Entertainment	85,802,813		60,413,483
Communication expenses	13,145,921		9,615,530
Utility expense	—		22,040
Tax and dues	1,140,480		1,160,500
Depreciation	70,581,674		60,815,696
Rental expenses	238,390,232		175,992,659
Insurance premium	2,430,858		8,872,990
Vehicles maintenance expenses	16,848,796		11,467,028
Freight expenses	1,248,500		789,000
Training expenses	3,860,000		480,000
Publication expenses	3,351,630		2,879,860
Conference expenses	34,160,551		25,444,963
Office supplies expenses	6,071,990		4,252,390
Service fees	27,628,610		57,771,855
Advertising expenses	1,294,700		550,000
Amortization of intangible assets	1,560,970		709,527
Service expenses	203,852,328		50,968,469
Marketing	6,481,055		3,568,450
Operating Income(loss)		1,823,049,719		(-)1,061,360,571
Non operating income		248,934,741		149,058,599
Non-operating expenses		—		555,543
Ordinary Income(losses)		2,071,984,460		(-)912,857,515
Income taxes expense(benefit)		396,356,329		(-)177,296,906
Net income(loss) for the Period		1,675,628,131		(-)735,560,609